    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 3, 1998


                                                      REGISTRATION NO. 333-52117
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------


                         PRE-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                           --------------------------

               AMERICA FIRST REAL ESTATE INVESTMENT COMPANY, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                          6513                  47-0810842
       (State or other           (Primary Standard Industrial   (I.R.S. Employer
jurisdiction of organization)       Classification Number)       Identification
                                                                      No.)


                         SUITE 400, 1004 FARNAM STREET
                             OMAHA, NEBRASKA 68102
                                 (402) 444-1630
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)



                                 PAUL L. ABBOTT
                         SUITE 400, 1004 FARNAM STREET
                             OMAHA, NEBRASKA 68102
                                 (402) 444-1630
 (Name, address, including zip code, and telephone number, including area code, of agent for service)


                           --------------------------

                                WITH COPIES TO:
                              PAUL E. BELITZ, ESQ.
                              BRIAN V. CAID, ESQ.
                                   Kutak Rock
                          717 17th Street, Suite 2900
                             Denver, Colorado 80202

                           --------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE AND AFTER CONDITIONS IN THE MERGER AGREEMENT HAVE BEEN SATISFIED.

                           --------------------------

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /


    If this Form is post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /


                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

               AMERICA FIRST REAL ESTATE INVESTMENT COMPANY, INC.
                             CROSS REFERENCE SHEET
   FURNISHED PURSUANT TO ITEM 1 OF FORM S-4 AND ITEM 501(b) OF REGULATION S-K

                                                                                        CAPTION IN OR PART OF
                            ITEM OF S-4                                       PROSPECTUS/CONSENT SOLICITATION STATEMENT
--------------------------------------------------------------------  ---------------------------------------------------------
A.         Information about the Transaction

                  1.  Forepart of Registration Statement and Outside
                        Front Cover Page of Prospectus..............  Front Cover Page of the Registration Statement; Outside
                                                                        Front Cover Page of the Prospectus/ Consent
                                                                        Solicitation Statement

                  2.  Inside Front and Outside Back Cover Pages of
                        Prospectus..................................  Inside Front Cover Page of the Prospectus/Consent
                                                                        Solicitation Statement; Available Information; Outside
                                                                        Back Cover Page of the Prospectus/ Consent Solicitation
                                                                        Statement

                  3.  Risk Factors, Ratio of Earnings to Fixed
                        Charges and Other Information...............  Summary; Risk Factors; Selected Financial Data of the
                                                                        Partnerships; Voting

                  4.  Terms of the Transaction......................  Summary; Risk Factors; The Transaction; The Company;
                                                                        Description of Capital Stock; Federal Income Tax
                                                                        Consequences

                  5.  Pro Forma Financial Information...............  Pro Forma Financial Information

                  6.  Material Contacts of the Partnerships Being
                        Acquired....................................  The Transaction; The Partnerships

                  7.  Additional Information Required for Reoffering
                        by Persons and Parties Deemed to be
                        Underwriters................................                              *

                  8.  Interest of Named Experts and Counsel.........                              *

                  9.  Disclosure of Commission Position on
                        Indemnification for Securities Act
                        Liabilities.................................                              *

B.         Information about the Registrant

                 10.  Information with Respect to S-3 Registrants...                              *

                 11.  Incorporation of Certain Information by
                        Reference...................................                              *

                 12.  Information with Respect to S-2 or S-3
                        Registrants.................................                              *

                 13.  Incorporation of Certain Information by
                        Reference...................................                              *

                 14.  Information with Respect to Registrants Other
                        than S-3 or S-2 Registrants.................  Available Information; Summary; Risk Factors; The
                                                                        Transaction; The Company; Federal Income Tax
                                                                        Consequences

                                                                                        CAPTION IN OR PART OF
                            ITEM OF S-4                                       PROSPECTUS/CONSENT SOLICITATION STATEMENT
--------------------------------------------------------------------  ---------------------------------------------------------
C.         Information about the Partnerships Being Merged

                 15.  Information with Respect to S-3
                        Partnerships................................                              *

                 16.  Information with Respect to S-2 or S-3
                        Partnerships................................                              *

                 17.  Information with Respect to Partnerships other
                        than S-3 or S-2 Partnerships................  Available Information; Summary; Benefits of, and
                                                                        Background and Reasons for, the Transaction; The
                                                                        Transaction; The Partnerships; Selected Financial Data
                                                                        of the Partnerships; see Index to Financial Statements

D.         Voting and Management Information

                 18.  Information if Proxies, Consents or
                        Authorizations are to be Solicited..........  Available Information; Summary; The Transaction; The
                                                                        Company; Voting

                 19.  Information if Proxies, Consents or
                        Authorizations are not to be Solicited or in
                        an Exchange Offer...........................                              *

                             SUBJECT TO COMPLETION



                             DATED NOVEMBER 3, 1998

THIS PROSPECTUS AND THE INFORMATION CONTAINED HEREIN ARE SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                       CONSENT SOLICITATION STATEMENT OF
                CAPITAL SOURCE L.P. AND CAPITAL SOURCE II L.P.-A

                            ------------------------

               THIS CONSENT SOLICITATION STATEMENT ALSO SERVES AS
      THE PROSPECTUS OF AMERICA FIRST REAL ESTATE INVESTMENT COMPANY, INC.

                      3,354,887 SHARES OF COMMON STOCK AND
      VARIABLE RATE JUNIOR NOTES CALLABLE ON OR AFTER THE DATE OF ISSUANCE


    This Prospectus/Consent Solicitation Statement relates to the proposed merger (the "Transaction") of Capital Source L.P., a Delaware limited partnership ("Cap Source I"), and Capital Source II L.P.-A, a Delaware limited partnership ("Cap Source II", and together with Cap Source I, the "Partnerships"), and the general partners of the Partnerships (the "General Partners"), with and into America First Real Estate Investment Company, Inc., a newly organized Delaware corporation (the "Company"). As a result of the Transaction, the Company will distribute securities to the Partnerships and the owners of the General Partners in exchange for the assets of the Partnerships and the General Partners, and the separate existence of the Partnerships will cease. After the Transaction, the Company's primary business objective will be to make real estate investments through the direct acquisition, rehabilitation, development, financing and management of real property, including the acquisition of equity securities of entities engaged in similar real estate businesses.


    The holders (the "Investors") of beneficial assignment certificates representing assigned limited partnership interests in the Partnerships (the "Units") are being asked to approve the Transaction as described in this Prospectus/Consent Solicitation Statement. Upon completion of the Transaction, Investors will receive, at their election and subject to certain limitations, either shares of the Company's $.001 par value common stock (the "Shares") or the Company's Variable Rate Junior Notes Callable On or After the Date of Issuance (the "Notes"). See "THE NOTES--Notes--INTEREST" for the interest rate calculation for the Notes. The common stock of the Company (the "Common Stock") will be listed on the New York Stock Exchange ("NYSE"), subject to official notice of issuance.

    Consummation of the Transaction is subject to certain conditions and will not occur unless, among other things: (i) both Partnerships participate in the Transaction, and (ii) Investors who vote against the Transaction ("Dissenting Investors") do not elect to receive more than the maximum amount of Notes issuable in connection with the Transaction. Participation in the Transaction requires the approval of a majority in interest of Investors in each Partnership. The maximum amount of Notes that may be issued in the Transaction (the "Maximum Note Limitation") is $40.0 million. The Company may, at its option, pay cash in lieu of issuing Notes.


    THIS TRANSACTION INVOLVES MATERIAL RISKS THAT SHOULD BE CONSIDERED BY THE INVESTORS. SEE "RISK FACTORS" BEGINNING ON PAGE 23. IN PARTICULAR, INVESTORS SHOULD CONSIDER THE FOLLOWING:



  - The Common Stock may trade at prices substantially below the estimated liquidation value of the Company's assets and the $25 per Share price arbitrarily determined for the sole purpose of allocating the Shares in the Transaction. A public market for the Notes is not expected to develop. If the Notes are sold, they may sell at prices substantially below their issuance price.



  - The general partners of the Partnerships (the "General Partners") initiated and participated in the structuring of the Transaction and have certain conflicts of interest with respect to its completion. In particular, the owners of the General Partners will receive an aggregate of 33,549 Shares, which could have an approximate value of $838,725 based on an assumed value of $25 per Share. In addition, the Company's advisor (the "Advisor"), a subsidiary of the entity that controls the General Partners, will be entitled to receive management fees from the Company following the Transaction.


  - The Transaction involves a fundamental change in the nature of the Investors' investment. If the Transaction is completed, Investors will not receive a return on their investment in the form of liquidation proceeds through sales of Partnership assets. Instead, Investors who receive Shares ("Shareholders") will be able to liquidate their investments only by selling their Shares on the NYSE or in private transactions. An Investor's share of liquidation proceeds could be higher than the amount realized from the sale of the Company's Shares or payments on the Notes.


  - There can be no guarantee with respect to the level of the Company's future cash dividends, and regardless of the initial level of such dividends, they could decline so that some Shareholders would receive lower distributions than they received from the Partnership prior to the Transaction.



  - The Company is newly formed and has no operating history.



  - The investment strategy and operating policies of the Company will be materially different from those of the Partnerships and may be modified or altered by the Board of Directors of the Company without the consent of the Shareholders.



  - Dissenting Investors are not entitled to any appraisal or other dissenters' rights under Delaware law and none will be offered in the Transaction.

                                                   (CONTINUED ON FOLLOWING PAGE)


        THIS SOLICITATION OF CONSENTS EXPIRES AT 5:00 P.M., EASTERN TIME
                     ON            , 1999, UNLESS EXTENDED.

                            ------------------------


THE DATE OF THE PROSPECTUS/CONSENT SOLICITATION STATEMENT IS NOVEMBER   , 1998.

(COVER PAGE CONTINUED)


  - There are alternatives to the Transaction. By approving the Transaction, Investors will effectively preclude the pursuit of certain alternatives.


  - The external management structure of the Company creates certain conflicts of interest. In particular, the Advisor may also manage other entities with similar investment objectives to those of the Company.

  - To the extent Notes are issued, the Partnerships will be required to recognize taxable gain which would be allocated to all Investors in proportion to their ownership of Units.

  - The Company intends to use debt financing to increase its real estate asset portfolio. An increase in debt may increase the possibility of default on the Company's obligations, which could adversely affect the Company's earnings and its ability to pay expected dividends to Shareholders.

  - Approval of a majority in interest of the Investors in a Partnership with respect to the Transaction will bind all Investors in that Partnership, including Dissenting Investors and Investors who abstained from voting with respect to the Transaction.

  - Investors who receive Notes ("Noteholders") will not hold an equity interest in the Company and therefore will not be able to participate in the Company's growth or benefit from any increases in the value of the Shares. The Notes will be unsecured obligations of the Company and may be redeemed prior to maturity at the Company's option.

See "GLOSSARY" for definitions of certain key terms used in this Prospectus/Consent Solicitation Statement.


    This Prospectus/Consent Solicitation Statement is being furnished to Investors in connection with the solicitation of consents by the General Partners. Approval by a majority in interest of the Investors of each Partnership is required for the Partnership to approve the Transaction. The
established record date for voting the Units is           , 1998 (the "Record
Date"). In order to be valid, the enclosed form of consent (the "Consent Card")
must be received by           by 5:00 p.m. Eastern Time on            , 1998.
INVESTORS ARE URGED TO COMPLETE, DATE AND SIGN THE CONSENT CARD AND RETURN IT IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. This Prospectus/Consent Solicitation Statement and the accompanying Consent Card are first being mailed to Investors
on or about            , 1998.


  THE GENERAL PARTNERS RECOMMEND THAT ALL INVESTORS VOTE "YES" IN FAVOR OF THE
                                  TRANSACTION.
                            ------------------------
NEITHER THIS TRANSACTION NOR THESE SECURITIES HAVE BEEN APPROVED OR DISAPPROVED
 BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
    NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
     COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THIS TRANSACTION OR
       THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS/ CONSENT SOLICITATION
          STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.
                            ------------------------


ALL QUESTIONS AND INQUIRIES SHOULD BE DIRECTED TO AMERICA FIRST INVESTOR SERVICES DEPARTMENT, 1004 FARNAM STREET, SUITE 400, OMAHA, NEBRASKA 68102, OR CALL (800) 239-8787 AND SELECT OPTION 2.

                             AVAILABLE INFORMATION

    The Partnerships are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy and information statements and other information with the Securities and Exchange Commission (the "SEC" or "Commission"). In addition, the Company has filed with the Commission a Registration Statement on Form S-4 of which this Prospectus/Consent Solicitation Statement forms a part (including all amendments, exhibits, annexes and schedules thereto, the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations promulgated thereunder, with respect to the Shares and Notes offered pursuant to this Prospectus/Consent Solicitation Statement. This Prospectus/ Consent Solicitation Statement, which is part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and financial schedules thereto. For further information with respect to the Partnerships and the Company, reference is made to the reports of the Partnerships filed under the Exchange Act and the Company's Registration Statement and such exhibits and schedules, copies of which may be examined without charge or obtained upon payment of prescribed fees at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission at 7 World Trade Center, New York, New York 10048 and Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Commission maintains a site in the World Wide Web at http://www.sec.gov that contains reports, proxy and other information statements and other information regarding registrants that file electronically with the Commission, including the electronic filings of the Partnerships and the Company.

    Statements contained in this Prospectus/Consent Solicitation Statement as to the contents of any contract, agreement or other document are not necessarily complete, and in each instance, reference is made to the copy of such contract, agreement or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The information in this Prospectus/Consent Solicitation Statement concerning the Company, Cap Source I and Cap Source II has been furnished by the Company, Cap Source I and Cap Source II, respectively. For further information with respect to the Company, the Partnerships and the Shares and Notes offered hereby, reference is made to the Registration Statement.


    A separate supplement to this Prospectus/Consent Solicitation Statement has been prepared for each Partnership and will be delivered to each Investor of the Partnership covered thereby. Upon receipt of a written request by an Investor or representative so designated in writing, the General Partners of the Investor's Partnership will send a copy of any supplement without charge. All requests should be directed to America First Investor Services Department, 1004 Farnam Street, Suite 400, Omaha, Nebraska 68102.


    Upon consummation of the Transaction, the Company will be required to file reports and other information with the Commission pursuant to the Exchange Act. Shareholders and Noteholders will receive annual reports containing audited financial statements with a report thereon by the Company's independent public accountants, and quarterly reports containing unaudited financial information for each of the first three quarters of each fiscal year. If the Transaction is not consummated, the Partnerships will continue to file reports and other information with the Commission as required by law.

                               TABLE OF CONTENTS


                                                                                                               PAGE
                                                                                                             ---------
SUMMARY....................................................................................................          3
  The Transaction..........................................................................................          3
  Summary Risk Factors.....................................................................................          4
  Benefits of the Transaction..............................................................................          6
  Fairness.................................................................................................          7
  Fairness Opinion.........................................................................................          7
  Bringdown Fairness Opinion...............................................................................          7
  The Special Committee....................................................................................          8
  Recommendation of the General Partners and the Special Committee; Fairness
    Determination..........................................................................................          8
  Appraisals...............................................................................................          8
  Contacts Regarding Fairness Opinions, Valuations and Other Reports.......................................          9
  The Shares...............................................................................................          9
  The Notes................................................................................................          9
  Voting Procedures........................................................................................          9
  Communicating With Other Investors.......................................................................         10
  No Dissenters' Rights....................................................................................         10
  The Company..............................................................................................         11
  The Advisor..............................................................................................         12
  Background and Reasons for the Transaction...............................................................         12
  Exchange Value...........................................................................................         13
  Consideration of Alternatives............................................................................         13
  Conflicts of Interest and Benefits to Insiders...........................................................         15
  Compensation, Reimbursements and Distributions to the General Partners...................................         16
  Dividend Policy..........................................................................................         17
  Federal Income Tax Consequences..........................................................................         17
  Accounting Treatment.....................................................................................         17
  Ratio of Earnings to Fixed Charges.......................................................................         18
  Organizational Structure.................................................................................         18
  Comparison of Units and Shares...........................................................................         22
RISK FACTORS...............................................................................................         23
  Risks Associated with the Transaction....................................................................         23
    No Prior Market for the Shares; Market Price May Decrease After the Transaction........................         23
    No Prior Market for the Notes; Price May Decrease After the Transaction................................         23
    Conflicts of Interest of the General Partners..........................................................         23
    Fundamental Change in the Nature of Investment.........................................................         23
    Possible Lower Distributions...........................................................................         24
    Lack of Operating History..............................................................................         24
    Significant Change in Business Operations..............................................................         24
    No Dissenters' Rights..................................................................................         24
    Possible Alternatives to the Transaction Will Not Be Pursued...........................................         24
    Conflicts of Interest Created by External Management Structure.........................................         25
    Federal Income Tax Consequences........................................................................         25
    A Majority in Interest Will Bind All Investors in Each Partnership.....................................         25
    Notes are Unsecured Obligations of the Company.........................................................         25
    Contingent or Undisclosed Liabilities..................................................................         25
    Investors Who Elect to Receive Notes Could Receive Shares..............................................         25

                                                                                                               PAGE
                                                                                                             ---------
  Risks Associated with the Company's Business.............................................................         26
    Leveraging Strategy....................................................................................         26
    No Assurance of Successful Implementation of New Business Plan.........................................         26
    Real Estate Investments................................................................................         26
    Investments in Assets Located Outside the United States................................................         27
    Dependence on Available Investments....................................................................         27
    Competition............................................................................................         27
    Illiquidity of Real Estate.............................................................................         27
    Unspecified Acquisitions...............................................................................         27
    Investment Strategy of the Company.....................................................................         27
    Title Defects..........................................................................................         28
    Environmental Laws May Impose Additional Liability.....................................................         28
    Board of Directors May Change Policies Without Shareholder Approval....................................         28
    Registration Under the Investment Company Act..........................................................         28
    Potential Liability Under the Americans With Disabilities Act..........................................         28
  Regulatory and Legislative Risks.........................................................................         28
BENEFITS OF, AND BACKGROUND AND REASONS FOR, THE TRANSACTION...............................................         29
  History of the Partnerships..............................................................................         29
  The Decision to Pursue the Transaction...................................................................         31
  Preparation for and Chronology of Events Leading to the Transaction......................................         32
  Alternatives Considered..................................................................................         36
  Reasons for, and Benefits of, the Transaction............................................................         38
  Consequences if Transaction Not Completed................................................................         39
THE TRANSACTION............................................................................................         39
  General..................................................................................................         39
  Terms of the Merger Agreement............................................................................         40
  Issuance of Shares and Notes of the Company..............................................................         40
  No Fractional Shares.....................................................................................         41
  Fractional Notes.........................................................................................         41
  Transaction Expenses.....................................................................................         41
  Accounting Treatment.....................................................................................         42
  Regulatory Matters.......................................................................................         42
  The Special Committee....................................................................................         42
  Recommendation of the General Partners and the Special Committee.........................................         44
  Amendments to Partnership Agreements.....................................................................         44
  Effect of the Transaction on Dissenting Investors........................................................         44
  Effective Time...........................................................................................         44
  Conflicts of Interest and Benefits to Insiders...........................................................         44
FAIRNESS...................................................................................................         45
  Belief as to Fairness....................................................................................         45
  Material Factors Underlying Belief as to Fairness........................................................         45
  Certain Alternatives to the Transaction..................................................................         48
  Comparison of Certain Alternatives to the Transaction....................................................         50
  The General Partners' Analysis for the Transaction.......................................................         53
FAIRNESS OPINION AND APPRAISALS............................................................................         53
  Fairness Opinion.........................................................................................         53
  Bringdown Fairness Opinion...............................................................................         57
  Appraisals...............................................................................................         58
  Compensation and Material Relationships..................................................................         62
EXCHANGE VALUES............................................................................................         62

                                                                                                               PAGE
                                                                                                             ---------
COMPARISON OF LIMITED PARTNERSHIP AND CORPORATE STRUCTURE..................................................         65
  Form of Organization.....................................................................................         65
  Business.................................................................................................         65
  Duration of Existence....................................................................................         66
  Investment Objectives and Policies.......................................................................         66
  Borrowing Policies.......................................................................................         67
  Management...............................................................................................         67
  Fees and Expenses........................................................................................         68
  Voting Rights............................................................................................         69
  Anti-Takeover Provisions.................................................................................         70
  Review of Investor Lists.................................................................................         70
  Nature of Investment.....................................................................................         71
  Potential Dilution of Payments Rights....................................................................         72
  Expected Distributions and Payments......................................................................         72
  Liquidity and Transferability............................................................................         73
  Taxation of Taxable Investors............................................................................         73
THE COMPANY................................................................................................         74
  Overview.................................................................................................         74
  The Advisor..............................................................................................         75
  Investment Strategy......................................................................................         76
  Financing Strategies.....................................................................................         77
  ConAm Agreement..........................................................................................         77
  Risk Control.............................................................................................         78
  Affiliated REIT..........................................................................................         78
  Operating Restrictions...................................................................................         78
  Dividend Policy..........................................................................................         79
  Policy with Respect to Certain Activities................................................................         79
  Legal Proceedings........................................................................................         79
MANAGEMENT OF THE COMPANY..................................................................................         80
  Directors and Executive Officers of the Company..........................................................         80
  Board of Directors Compensation..........................................................................         83
  Committees of the Directors..............................................................................         83
  Compensation of Executive Officers.......................................................................         84
  Stock Option Plan........................................................................................         84
  Limitation of Directors' Liability.......................................................................         85
  Indemnification..........................................................................................         85
  The Advisor..............................................................................................         86
PRIOR PARTNERSHIPS.........................................................................................         88
VOTING.....................................................................................................         90
  Solicitation by the General Partners.....................................................................         90
  Voting Procedures........................................................................................         91
  Record Date and Outstanding Units........................................................................         92
  Solicitation of Votes; Solicitation Expenses.............................................................         92
  Revocability of Consent..................................................................................         92
  Communicating With Other Investors.......................................................................         93
  No Right of Appraisal....................................................................................         93
FIDUCIARY RESPONSIBILITIES.................................................................................         93
PRO FORMA FINANCIAL INFORMATION............................................................................         94
THE PARTNERSHIPS...........................................................................................        111
  Cap Source I.............................................................................................        111

                                                                                                               PAGE
                                                                                                             ---------
  Cap Source II............................................................................................        114
SECONDARY MARKET AND OWNERSHIP OF PARTNERSHIP UNITS........................................................        116
  Sale Prices of Units.....................................................................................        116
  Unitholders..............................................................................................        120
  Partnership Distributions................................................................................        120
  Third Party Tender Offers................................................................................        121
SELECTED FINANCIAL DATA OF THE PARTNERSHIPS................................................................        123
DESCRIPTION OF CAPITAL STOCK...............................................................................        126
  General..................................................................................................        126
  Common Stock.............................................................................................        126
  Preferred Stock..........................................................................................        127
  Shares Eligible for Future Sale..........................................................................        128
THE NOTES..................................................................................................        128
  General..................................................................................................        128
  Allocation of Notes......................................................................................        128
  Notes....................................................................................................        129
CERTAIN PROVISIONS OF THE COMPANY'S CERTIFICATE OF INCORPORATION AND BYLAWS................................        132
FEDERAL INCOME TAX CONSEQUENCES............................................................................        134
  General..................................................................................................        134
  Opinions of Counsel......................................................................................        135
  Certain Tax Differences Between the Ownership of Units and the Shares....................................        135
  Tax Treatment of the Transaction.........................................................................        135
  Taxation of the Company..................................................................................        138
  Taxation of Shareholders.................................................................................        138
  Taxation of Non-U.S. Shareholders........................................................................        139
  Tax Issues Associated with Notes.........................................................................        141
  Considerations for Tax-Exempt Shareholders...............................................................        143
  General Partner Liabilities..............................................................................        143
  Termination of Trade Processing..........................................................................        143
EMPLOYEE RETIREMENT INCOME SECURITY ACT....................................................................        144
INDEPENDENT PUBLIC ACCOUNTANTS.............................................................................        145
LEGAL MATTERS..............................................................................................        145
GLOSSARY...................................................................................................        146
INDEX TO FINANCIAL STATEMENTS..............................................................................       FS-1

                                                  LIST OF APPENDICES

APPENDIX A--Form of Agreement and Plan of Merger...........................................................        A-1
APPENDIX B--Fairness Opinion...............................................................................        B-1
APPENDIX C--Bringdown Fairness Opinion.....................................................................        C-1
APPENDIX D--Prior Partnerships Performance Tables..........................................................        D-1


FINANCIAL STATEMENTS--The Financial Statements of the Partnerships are included in a separate volume to this Prospectus/Consent Solicitation Statement. Such Financial Statements constitute an integral part of this Prospectus/Consent Solicitation Statement and should be reviewed in conjunction with this material and the accompanying Prospectus Supplement.

                                    SUMMARY

    THE FOLLOWING SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS/CONSENT SOLICITATION STATEMENT AND THE APPENDICES AND SUPPLEMENTS HERETO. SEE "GLOSSARY" FOR CERTAIN CAPITALIZED TERMS USED IN THIS PROSPECTUS/ CONSENT SOLICITATION STATEMENT.

THE TRANSACTION


    This Prospectus/Consent Solicitation Statement relates to the proposed merger (the "Transaction") of Capital Source L.P., a Delaware limited partnership ("Cap Source I"), and Capital Source II L.P.-A, a Delaware limited partnership ("Cap Source II," and together with Cap Source I, the "Partnerships"), and the general partners of the Partnerships (the "General Partners"), with and into America First Real Estate Investment Company, Inc., a newly organized Delaware corporation (the "Company"). The Company was organized to implement a new growth-oriented business strategy for the Partnerships upon completion of the Transaction. The Transaction is being proposed in accordance with an Agreement and Plan of Merger among the Partnerships, the General Partners and the Company (the "Merger Agreement"). The form of the Merger Agreement is attached to this Prospectus/Consent Solicitation Statement as Appendix A. In connection with the Transaction, the Company will distribute the securities described below to the Partnerships and the owners of the General Partners in exchange for the assets of the Partnerships and the General Partners. The Partnerships in turn will distribute the securities to their respective holders (the "Investors") of beneficial assignment certificates representing assigned limited partner interests in the Partnerships (the "Units") based upon the number of Units held by each Investor, and to the owners of the General Partners in exchange for the transfer of the General Partners' assets to the Company pursuant to the Merger Agreement. Upon completion of the Transaction, the separate existence of the Partnerships will cease.



    Investors are being asked to approve the Transaction as described in this Prospectus/Consent Solicitation Statement. Upon completion of the Transaction, Investors will receive, at their election and subject to certain limitations, shares of the Company's $.001 par value common stock (the "Shares") or the Company's Variable Rate Junior Notes Callable On or After the Date of Issuance (the "Notes"). Investors who vote "NO" against the Transaction ("Dissenting Investors") will receive, at their election, either Shares or Notes in connection with the transaction. The Company may, at its option, pay cash in lieu of issuing Notes. See "THE NOTES." The owners of the General Partners will receive 33,549 shares in connection with the Transaction. The common stock of the Company (the "Common Stock") will be listed on the New York Stock Exchange ("NYSE"), subject to official notice of issuance, under the symbol "AFE."


    The General Partners are Insured Mortgage Equities, Inc. and America First Capital Source I, L.L.C. (together, the "Cap Source I General Partners"), and Insured Mortgage Equities II L.P. and America First Capital Source II, L.L.C. (together, the "Cap Source II General Partners"). The Transaction is being proposed by the General Partners in an effort to increase the value of the investments held by the Investors while offering substantially enhanced liquidity. To achieve these objectives, the General Partners are proposing to restructure the business of the Partnerships by merging the Partnerships and the General Partners with and into the Company in accordance with the Merger Agreement. After the Transaction, the Company's primary business objective will be to provide Investors who receive Shares ("Shareholders") with long term after-tax returns that are greater than those available from real estate investment trusts ("REITs") and other similar publicly traded real estate companies. The Company expects to achieve this objective by investing in assets and using investment and management strategies not generally permitted to or used by REITs. Such strategies may include investing in real estate operating companies, in underperforming real estate assets such as office buildings and apartment complexes with the objective of renovating and repositioning them to increase values, and in underperforming markets and foreign markets that the Company expects will show significant improvement. See "THE COMPANY." There can be no assurance, however, that any or all of the Company's business objectives will be met, or if met, will result in returns greater than those available from REITs.



    The Transaction is subject to certain conditions and will not occur unless, among other things: (i) both Partnerships participate in the Transaction, and
(ii) Dissenting Investors do not elect to receive more than the maximum amount of Notes issuable in connection with the Transaction. Participation in the Transaction requires approval of a majority in interest of Investors in each Partnership. The maximum amount of Notes that may be issued in the Transaction (the "Maximum Note Limitation") is $40.0 million. If the Transaction is not consummated, the Partnerships will continue to operate as separate legal entities with their own assets and liabilities, and their respective investment objectives, policies and restrictions will not change.



    To comply with the rules and regulations of the SEC governing the Transaction and to facilitate the Transaction the General Partners amended the limited partnership agreements of the Partnerships (the "Partnership Agreements") to allow a record date to be set and notice of the consent to be given up to 120 days prior to the time at which the consent of the Investors is being solicited and to provide for the exchange of Units for Shares based solely on the books and records of the Partnership. For a detailed description of these amendments (the "Amendments"), see "THE TRANSACTION--Amendments to Partnership Agreements." Investors voting "YES" in favor of the Transaction will be deemed to have voted in favor of ratifying the Amendments and any other actions taken by the General Partners to facilitate the Transaction.


SUMMARY RISK FACTORS

    The following is a summary of the potential disadvantages, adverse consequences and risks of the Transaction. This summary is qualified in its entirety by the more detailed discussion in the section entitled "RISK FACTORS" contained in this Prospectus/Consent Solicitation Statement.


    - There is substantial uncertainty as to the prices at which the Common Stock will trade after the Transaction. The price of the Shares may decrease after the Transaction due to the potentially large number of Shares that may be sold immediately by Shareholders. Thus, the Common Stock may trade at prices substantially below the estimated liquidation value of the Company's assets and the $25 per Share price arbitrarily determined for the sole purpose of allocating the Shares in the Transaction.


    - A public market for the Notes is not expected to develop. If the Notes are sold, they may sell at prices substantially below their issuance price. Investors who receive Notes ("Noteholders") are likely to receive the full face amount of the Notes only if they hold the Notes to maturity, which is approximately eight years after the Transaction, or if the Company repays or refinances the Notes at or prior to maturity.


    - The General Partners initiated and participated in the structuring of the Transaction and have certain conflicts of interests with respect to its completion. The owners of the General Partners will receive certain economic benefits as a result of the Transaction, including an aggregate of 33,549 shares, which could have an approximate value of $838,725 based on an assumed value of $25 per Share. In addition, the Company's advisor (the "Advisor"), a subsidiary of American First Companies L.L.C. ("America First Companies"), which controls the General Partners, will be entitled to receive management fees from the Company following the Transaction. See "THE TRANSACTION--Conflicts of Interest and Benefits to Insiders" and "MANAGEMENT OF THE COMPANY--The Advisor."


    - The Transaction involves a fundamental change in the nature of the Investors' investment from an investment in a finite-life entity in which Investors will receive a distribution upon liquidation based on the net proceeds from the sale of the entity's assets, to an investment in an infinite-life entity in which Shareholders will be able to liquidate their investments only by selling their Shares on the NYSE or in private transactions. Retaining the finite life feature of the Partnerships would allow

      Investors eventually to receive liquidation proceeds from the disposition of the Partnership assets, and an Investor's share of these proceeds could be higher than the amount realized from the sale of the Company's Shares or payments on the Notes.

    - There can be no guarantee with respect to the level of the Company's future dividends, and regardless of the initial level of such dividends, they could decline in the future so that some Shareholders would receive dividends that are lower than the distributions they received as Investors prior to the Transaction. The Company may also reinvest cash generated by the sale of existing assets or from operations to acquire additional assets, potentially causing cash dividends to be lower than the distributions made by the Partnerships in certain cases.

    - The Company has only recently been organized and has no operating history. As a result, there can be no assurance that any of the Company's planned future activities will be successful.

    - There is a material difference between the investment strategies and operating policies of the Partnerships and those of the Company. The Company's investment objectives will be to identify and pursue growth-oriented real estate investments, which will create a greater degree of risk for Investors than the investments of the Partnerships. The Company's investment strategies and operating policies are determined by, and may be modified or altered by, the Board of Directors of the Company (the "Board of Directors") without the consent of the Shareholders.

    - Dissenting Investors are not entitled to receive cash based on an appraisal of their Units or other dissenters' rights under Delaware law, and no such rights will be afforded by the Partnerships. Dissenting Investors will only have the right to exchange their Units for Notes if they so elect, subject to certain limitations. See "THE NOTES."

    - There are alternatives to the Transaction. By approving the Transaction, Investors will effectively preclude the pursuit of certain alternatives. See "BENEFITS OF, AND BACKGROUND AND REASONS FOR, THE
      TRANSACTION--Alternatives Considered."

    - The external management structure of the Company creates certain conflicts of interest. In particular, the Company's advisor may also manage other entities with similar investments, objectives and goals, and may be required to resolve conflicts between the entities it manages from time to time.


    - To the extent Notes are issued, the Partnerships will be required to recognize gain and include such gain in income. Each Investor, regardless of whether such Investor chooses Shares or Notes, would be allocated a portion of such gain based on his ownership of Units. In the event the maximum amount of Notes are chosen, the resulting gain would be approximately $26,000,000 for both Partnerships. The maximum potential gain for Cap Source I and Cap Source II is approximately $5.12 per Unit and $2.20 per Unit, respectively.


    - The Company intends to use debt financing to increase its real estate asset portfolio. Although the Notes will be issued under an indenture (the "Indenture") which creates certain debt limitations, the Company's organizational documents do not limit the amount of debt the Company may incur. The Company may therefore be more leveraged than either of the Partnerships. The Company's use of debt financing may increase the possibility of default on the Company's obligations, which could adversely affect the Company's earnings and its ability to pay expected dividends to Shareholders.

    - Approval of the Transaction by Investors holding a majority of outstanding Units of a Partnership may cause the Partnership to be merged with and into the Company, and such approval will bind all Investors in such Partnership, including Dissenting Investors and Investors who abstained from voting with respect to the Transaction.

    - The Notes, which will be prepayable at any time, are unsecured obligations of the Company and, as a practical matter, will be junior to all other debt of the Company. The Notes will bear interest at a variable rate that may be lower than rates on other variable rate debt instruments that may be perceived as having comparable or lower risks than the Notes. Noteholders will not hold an equity interest in the Company and therefore will not be able to participate in the Company's growth or benefit from any increases in the value of the Shares.

    - The Company may be liable for unknown, undisclosed or contingent liabilities of the Partnerships, which could adversely affect the liquidity of the Company and its ability to pay expected dividends to Shareholders.

    - If Dissenting Investors elect to receive Notes in excess of the Maximum Note Limitation, the Transaction will not be consummated. If this does not occur, but the total amount of Notes allocable to all Investors who elect to receive Notes exceeds the Maximum Note Limitation, Notes will be allocated first to Dissenting Investors who elected to receive Notes and then, on a pro rata basis, to Investors who abstained from voting or who voted "YES" in favor of the Transaction ("Consenting Investors"). Thus, an Investor could choose Notes but receive Shares instead. To be assured of receiving Notes, an Investor must vote "NO" with respect to the Transaction and elect to receive Notes.

BENEFITS OF THE TRANSACTION

    The following is a summary of the principal benefits of the Transaction. This summary is qualified in its entirety by the more detailed discussion in the section titled "BENEFITS OF, AND BACKGROUND AND REASONS FOR, THE TRANSACTION" contained in this Prospectus/Consent Solicitation Statement:

    - The Transaction creates the potential for substantially enhanced liquidity of investment due to conversion of limited partnership interests into publicly traded Shares of the Company. There is no established public trading market for the Units, and secondary sales activity for the Units has been limited and sporadic at prices which the General Partners believe are generally below fair value. The Transaction offers Shareholders liquidity through the public trading expected to result from the listing of the Common Stock on the NYSE.

    - The Company will be afforded significant growth and profit opportunities due to new real estate investments. The Company will expand the investment objectives and policies of the Partnerships and will have the potential for enhanced access to and flexibility in obtaining additional equity and debt financing. In particular, the Company will have the ability to fund future portfolio growth through the issuance of additional publicly traded securities and the raising of funds from borrowing under secured and unsecured debt obligations.


    - If the Transaction is completed, affiliates of the Cap Source I General Partners have agreed to permanently waive amounts which may be payable to such affiliates by certain Operating Partnerships (as defined herein) pursuant to the terms of the respective partnership agreements of such Operating Partnerships. As of June 30, 1998, such amounts total $3,416,295.


    - By combining the Partnerships into a single ownership entity, the Transaction will create an investment portfolio larger and more diversified than the portfolio of an individual Partnership. The diversification of assets to be held by the Company is expected to limit the effect of adverse developments and reduce Shareholder risks associated with investments concentrated in any particular asset type. The increased size and the resulting combination of operations spreads the risk of the investment over a broader group of assets and reduces the dependence of Investors' investment upon the performance of any particular asset or group of assets.

    - The Transaction will provide a capital and operating structure that will allow the Company to respond more efficiently to, and to anticipate the occurrence of, changing conditions in the U.S. equity markets, thereby potentially reducing the adverse effects of such changes.

    - The Transaction will result in simplified federal and state tax reporting for Investors. Shareholders and Noteholders will receive Form 1099 rather than the more complicated Schedule K-1 and will no longer be subject to state tax withholding or be required to file individual state tax returns (other than in their state of residence) solely as a result of an investment in the Company.

    For a discussion of the potential benefits of the alternatives to the Transaction and the reasons such alternatives were rejected by the General Partners, see "BENEFITS OF, AND BACKGROUND AND REASONS FOR, THE TRANSACTION--Alternatives Considered," below, and "FAIRNESS--Comparison of Alternatives to the Transaction." The Transaction will require Investors to forego certain alternatives to the Transaction.

FAIRNESS


    The General Partners reasonably believe the terms of the Transaction are fair as a whole, to each of the Partnerships and to the Investors in each of the Partnerships. The General Partners have based their determination as to the fairness of the Transaction on the following material factors: (i) the process of arm's-length negotiation of the terms and conditions of the Transaction, with a committee (the "Special Committee") representing the interests of the Partnerships and Investors; (ii) the opportunity for each Investor to object to the Transaction and the requirement that the Transaction be approved by Investors holding a majority in interest in each of the Partnerships' outstanding Units; (iii) the form and amount of consideration offered to the Investors; (iv) the method of allocating the Shares and Notes among the Partnerships and the General Partners in the Transaction and the Exchange Values used in connection with this allocation (the "Exchange Values"); (v) the fairness opinion dated May 7, 1998 (the "Fairness Opinion"), and written
confirmatory opinion dated            , 1998 (the "Bringdown Fairness Opinion"),
rendered by Sutro & Co., Inc. ("Sutro & Co."); (vi) the independent appraisals (the "Appraisals") prepared by Valuation Research Corporation ("Valuation Research"), which were used in part in the determination of the Exchange Values;
(vii) the lack of material differences with respect to the assets of the Partnerships and the consistent valuation methodology applied to the assets; and
(viii) the fact that all Investors, including Dissenting Investors, will be given the opportunity to elect to receive Notes, subject to certain limitations. For a more detailed discussion of the General Partners' belief as to the fairness of the Transaction, see "FAIRNESS."


FAIRNESS OPINION

    The Special Committee retained Sutro & Co. to render the Fairness Opinion as to the fairness, from a financial point of view, of the Transaction. Based on the analysis described under "FAIRNESS OPINION AND APPRAISALS--Fairness Opinion," and subject to the assumptions, limitations and qualifications noted in the Fairness Opinion, Sutro & Co. concluded that the aggregate consideration to be received by the Investors and General Partners, collectively, the allocation of such consideration among the Investors and General Partners, and the principal allocation of the Notes, in the Transaction, is fair to the Investors and the General Partners from a financial point of view.

    The full text of the Fairness Opinion and the assumptions and qualifications made, matters considered and limitations imposed on the review and analysis, is set forth at Appendix B attached hereto and should be read in its entirety.

BRINGDOWN FAIRNESS OPINION

    Sutro & Co. subsequently delivered its Bringdown Fairness Opinion, that the Transaction continues to be fair from a financial point of view. The full text of the Bringdown Fairness Opinion, which contains a description of the assumptions and qualifications made, matters considered and limitations imposed on the review and analysis, is set forth in Appendix C and should be read in its entirety. See "FAIRNESS OPINION AND APPRAISALS--Bringdown Fairness Opinion."

THE SPECIAL COMMITTEE



    The General Partners arranged for the organization of the Special Committee to represent the interests of the Partnerships and Investors in negotiating the terms and conditions of the Transaction and the Advisory Agreement. The Special Committee also negotiated the fees to be paid to America First Real Estate Advisors LLC, a Delaware limited liability company (the "Advisor") under the Advisory Agreement following the Transaction. The Exchange Values were initially determined by the General Partners and subsequently reviewed and approved by the Special Committee. The Special Committee concluded that the terms of the Transaction are fair as a whole, to the Partnerships and to the Investors in each of the Partnerships. The Special Committee was retained without conditions or restrictions.



    The members of the Special Committee are Messrs. Martin A. Massengale and George J. Kubat. Since the organization of the Special Committee, it has met in person on four occasions and has had seven additional telephonic meetings and numerous other telephone conferences for the purpose of considering the proposed Transaction. As part of its analysis of the Transaction, the Special Committee engaged its own legal counsel and engaged Sutro & Co. to render the Fairness Opinion with regard to the Transaction. See "FAIRNESS OPINION AND APPRAISALS."



    The two members of the Special Committee serve as directors on the board of managers of America First Companies. America First Companies is a privately held limited liability company that controls the General Partners. The two members of the Special Committee are independent members of the board of managers of America First Companies for purposes of meeting the independent director requirement of the national securities exchanges where securities of other companies sponsored by affiliates of the General Partners are traded. The two members of the Special Committee do not own an equity interest in America First Companies or the General Partners, nor will they receive any interest in the Company or the Advisor. The two members will not be employed by, or serve as a director of the Advisor or the Company following the Transaction. The compensation for the Special Committee is a fixed amount of $15,000 per member, plus reimbursement of expenses, and not contingent upon the outcome of the Transaction. Therefore, the General Partners have not retained an unaffiliated representative to act on behalf of the Investors. The Company believes that the affiliation of the members of the Special Committee with America First Companies does not materially and adversely affect their ability to act as representatives for the interests of the Investors. If the General Partners had retained an unaffiliated party to represent the interests of the Investors, those representatives might have been able to negotiate a more favorable fee structure for the Advisor and better terms for the Transaction on behalf of the Investors.


RECOMMENDATION OF THE GENERAL PARTNERS AND THE SPECIAL COMMITTEE; FAIRNESS
  DETERMINATION


    The General Partners, together with the Special Committee, have determined that the Transaction is in the best interests of the Investors and that it is fair to the Partnerships, to the Investors in each of the Partnerships and as a whole. Accordingly, the General Partners have approved the Transaction and the Merger Agreement, and the General Partners and the Special Committee recommend that Investors vote "YES" in favor of the Transaction and the adoption of the Merger Agreement. The General Partners believe the Transaction is the most attractive alternative for providing Investors with the possibility of increasing the value of their investments while offering substantially enhanced liquidity. The Special Committee was not engaged to determine whether the Transaction is the most attractive alternative to the Investors. See "THE TRANSACTION--Recommendation of the General Partners and the Special Committee" and "FAIRNESS."


APPRAISALS

    In connection with the Transaction, Valuation Research, an independent full service appraisal firm, rendered its opinion as to the fair market value of the real estate held by the Operating Partnerships (the "Properties"). In its appraisal of the Properties, Valuation Research considered the cost approach, the direct sales comparison approach and the income approach to market value, and relied upon the income approach as its primary appraisal technique, using the direct sales comparison approach as a basis for checking the reasonableness of the results obtained using the income approach. See "FAIRNESS OPINION AND APPRAISALS--Appraisals."

CONTACTS REGARDING FAIRNESS OPINIONS, VALUATIONS AND OTHER REPORTS

    In addition to Sutro & Co., the Special Committee conducted interviews with three other firms regarding the possibility of advising the Special Committee with respect to the Transaction and issuing a fairness opinion for the Transaction. The three other firms were Valuation Research, J.C. Bradford & Co. and Schroders. The Special Committee selected Sutro & Co. over these firms based on Sutro & Co.'s experience in similar transactions and its research capabilities, reputation, resources and more competitive fee structure. Prior to organizing the Special Committee, representatives of the General Partners contacted Robert A. Stanger & Co., Inc. regarding a fairness opinion for the Transaction. The representatives of the General Partners did not pursue these discussions after it was decided that the Special Committee would select the fairness opinion provider. Other than Valuation Research and Robert A. Stanger & Co., Inc., the General Partners did not make any other contacts with outside parties regarding the valuation of the Properties or other Partnership assets or commission any other report with respect to the Transaction. See "BENEFITS OF, AND BACKGROUND AND REASONS FOR, THE TRANSACTION--Preparation for and Chronology of Events Leading to the Transaction."

THE SHARES


    In connection with the Transaction, the Company will issue to the Partnerships and the owners of the General Partners up to an aggregate of 3,354,887 Shares. Of these Shares, the owners of the General Partners will receive an aggregate of 33,549 Shares in exchange for transferring the General Partners' assets to the Company in connection with the Transaction. The total number of Shares allocated to the Partnerships and the owners of the General Partners was based upon the Exchange Value for each Partnership and was derived by dividing such Exchange Value by $25, an arbitrary price per Share chosen by the General Partners for the sole purpose of allocating the Shares.


THE NOTES

    All Investors, including Dissenting Investors, will be given the opportunity to elect to receive Notes instead of Shares, subject to the limitations discussed below. The Notes will be Variable Rate Junior Notes Callable On or After the Date of Issuance and will be unsecured obligations of the Company. The Company may issue additional senior debt, which may be secured, in compliance with the covenants of the Notes for the issuance of senior debt.

    The Notes will bear interest at a floating rate equal to 120% of the annual applicable federal rate for debt instruments with a term of not over three years as determined under the Internal Revenue Code of 1986, as amended (the "Code") and applicable regulations thereunder. The interest rate on the Notes will be
adjusted and paid annually. The Notes will mature on          , 2006 and are
subject to optional redemption by the Company at any time. This optional redemption may prevent the sale of the Notes at a premium and limit the term the Notes will be outstanding. See "THE NOTES."

    The Company may, at its option, pay cash in lieu of issuing the Notes. If the Company elects to pay cash to Investors otherwise entitled to receive Notes, it will pay such Investors an amount equal to the principal amount of Notes such Investors would have received plus interest accrued to the date of payment at a rate determined as set forth above.

    The total amount of Notes to be issued is subject to the Maximum Note Limitation, which is equal to $40.0 million. See "THE NOTES."

VOTING PROCEDURES

    Each Investor is being asked by the General Partners to consider the following elections with respect to the Transaction:

    "YES," I approve of my Partnership's participation in the Transaction.

    or

    "NO," I do not approve of my Partnership's participation in the Transaction.

Investors may also abstain from voting.

    Each Unit entitles the holder thereof to one vote. An Investor will receive Shares unless the Investor elects to receive Notes. An Investor may elect to receive Notes regardless of whether he votes "YES" or "NO" with respect to the Transaction. An otherwise valid consent card will be deemed to grant consent to the Transaction if it is not marked "NO" or to abstain. See "VOTING."


    The General Partners will not hold a meeting of the Investors to consider the Transaction, but instead are seeking the written consent of the Investors as provided in Article X of the Partnership Agreements. Only Investors holding
Units of record at the close of business on           , 1998 (the "Record Date")
will be entitled to vote with respect to the Transaction. A consent card (the "Consent Card") is included with this Prospectus/Consent Solicitation Statement and Investors are asked to complete, date and sign the Consent Card and return
it to           in the enclosed envelope as soon as possible. In order to be
valid, consents must be received by           by 5:00 p.m. Eastern Time on
         , 1998, unless such date is extended by the General Partners in their sole discretion (the "Approval Date"). See "VOTING."


    An Investor who does not wish to approve his Partnership's participation in the Transaction may either (i) vote "NO" or (ii) abstain from voting. An Investor who votes "NO" will receive Shares if the Transaction is completed, unless such Investor elects to receive Notes as indicated on the Consent Card. An Investor who abstains from voting with respect to the Transaction by indicating his abstention on the Consent Card will also receive Shares if the Transaction is completed, unless such Investor elects to receive Notes as indicated on the Consent Card. An Investor who does not return the Consent Card will receive Shares if the Transaction is completed. Investors may withdraw or revoke their consent at any time prior to the Approval Date. See "VOTING--Revocability of Consent."


    Investors who sign and return the Consent Card without indicating a vote will be deemed to have voted "YES" in favor of the Transaction. Such Investors and Investors voting "YES" in favor of the Transaction will also be deemed to have voted in favor of ratifying the Amendments and any other actions taken by the General Partners to facilitate the Transaction. For a description of the Amendments see "THE TRANSACTION--Amendments to Partnership Agreements."


    THE GENERAL PARTNERS BELIEVE THAT THE TERMS OF THE TRANSACTION ARE FAIR AND IN THE BEST INTERESTS OF THE PARTNERSHIPS AND THE INVESTORS AND RECOMMEND THAT INVESTORS VOTE "YES" IN FAVOR OF THE TRANSACTION.

COMMUNICATING WITH OTHER INVESTORS


    Under Rule 14a-7 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), each Partnership, upon written request from an Investor, will deliver to such Investor (i) a statement of the approximate number of Investors of the Partnership and (ii) the estimated cost of mailing proxy materials or similar communications to the Investors of such Partnership. In addition, under such rule, an Investor has the right, at his or her option, to have his or her Partnership (i) mail (at the Investor's expense) any such materials which the Investor desires to deliver to the other Investors of the Partnership in connection with the Transaction or (ii) to have the Partnership deliver, within five business days of the receipt of the request, a reasonably current list of the names and addresses of the Investors of the Partnership as of the Record Date. The Partnerships may require a requesting Investor to pay the reasonable cost of duplicating and mailing such Investor list. Any such requests should be sent to America First Investor Services Department, 1004 Farnam Street, Suite 400, Omaha, Nebraska, 68102.


NO DISSENTERS' RIGHTS

    Dissenting Investors are not entitled to receive cash based on an appraisal of their Units or other dissenters' or appraisal rights under the Partnership Agreements or Delaware law, nor will such rights be provided by the Partnerships or the Company. Dissenting Investors do, however, have the right to elect to exchange their Units for Notes rather than Shares. If a Dissenting Investor votes against the Transaction but does not elect to receive Notes, the Dissenting Investor will receive Shares. See "VOTING--No Right of Appraisal."

THE COMPANY

    The Company was organized under the laws of the State of Delaware on February 5, 1998, to facilitate the Transaction. As a result of the Transaction, the Company will acquire the assets and liabilities of the Partnerships and General Partners.

    Following the Transaction, the Company's primary business objective will be to provide Shareholders with long term after-tax returns that are greater than those available from REITs and other similar publicly traded real estate companies. The Company expects to achieve this objective by investing in assets and using investment and management strategies not generally permitted to or employed by REITs. There can be no assurance, however, that the Company's business objectives will be met.

    In furtherance of its business objectives, the Company intends to focus initially on investments in four distinct aspects of the real estate business. The Company will seek to acquire underperforming real estate assets such as office, residential and other commercial properties and attempt to improve their value by renovation, redevelopment, and/or releasing and by acquiring over time groups of similar assets that have a value as a portfolio greater than their individual values. The Company will also seek investments in real estate operating companies. Such operating companies include brokers, developers, partnerships and general partners thereof which own real estate, and other similar companies. In addition, the Company plans to consider investments in foreign or foreign-controlled real estate. The Company will also maintain ownership in the Operating Partnerships and plans to conduct a detailed evaluation of each of the Properties in order to determine the best strategy to maximize their value to the Company.

    The Company's investment strategy will be funded initially from available cash and short-term investments and from borrowing against the mortgage-backed securities (the "GNMA Certificates") guaranteed as to principal and interest by the United States Government National Mortgage Association ("GNMA") and first mortgage loans on multifamily housing properties (the "FHA Loans") insured as to principal and interest by the United States Federal Housing Authority (the "FHA"), which the Company will acquire from the Partnerships in connection with the Transaction. The Company also plans to seek additional sources of financing, both debt and equity, to further its business objectives and investment strategies.

    The Company currently does not intend to qualify as a REIT under the Code. Consequently, the Company will have the flexibility to respond quickly to opportunities without the structural limitations imposed by the Code on REITs and to operate, when deemed advantageous by management, on a more highly leveraged basis than most REITs. By not qualifying as a REIT under the Code (which would require the Company to distribute each year at least 95% of its net taxable income, excluding capital gains), the Company will have the ability to retain cash flow generated from operations, to retain proceeds from sales of properties for reinvestment and to sell properties without the substantial income tax penalties which may be imposed on REITs from certain prohibited transactions.

    In addition, the Company differs from real estate opportunity funds that are typically structured as private partnerships. Such private partnerships typically have a finite life which limits their ability to grow and may limit their ability to maximize value. Furthermore, investment in such private partnerships are generally limited to large, institutional investors. Unlike investors in such private partnerships, the Company's Shareholders are expected to have enhanced liquidity through their ability to sell or margin their Shares. However, unlike private partnerships and in most cases REITs, the Company will be subject to corporate level taxation.

    The Company will enter into an advisory agreement (the "Advisory Agreement") with the Advisor to manage the assets held by the Company and to provide other services to the Company. See "MANAGEMENT OF THE COMPANY--The Advisor" below. The principal executive offices of the Company are located at 1004 Farnam Street, Suite 400, Omaha, Nebraska 68102, and its telephone number is (402) 444-1630.


THE ADVISOR


    Under the terms of the Advisory Agreement, the Advisor will manage the investments of the Company, formulate investment criteria, represent the Company in connection with the acquisition and disposition of real estate assets, recommend strategies to improve the performance of the Company's investments, administer the day-to-day operation of the Company, communicate with and maintain relations with the investors of the Company, and perform such other services as set forth in the Advisory Agreement and as directed from time-to-time by the Board of Directors. An external advisor is being used by the Company in place of full time employees. The General Partners believe that the Company is not of sufficient size to economically employ on a full time basis all necessary management or employees with the requisite expertise for managing the Company's assets. In addition, the General Partners believe that the Advisor will be able to manage the Company's investments at a lower initial cost than employing the necessary employees on a full time basis. These beliefs are based upon an analysis conducted by the General Partners comparing estimated future costs of employing a full time staff to an estimate of the fees that will be payable to the Advisor during the initial years of operations of the Company. For a detailed description of the estimated future fees payable to the Advisor and an estimate of the cost of employing the necessary full time staff to manage the Company see "THE COMPANY--The Advisor."



    The Advisory Agreement will have an initial term of three years (subject to earlier termination as provided therein), and will automatically renew for one year terms unless written notice of termination is delivered 180 days prior to the expiration of any term. The Advisor will bear all costs of providing services to the Company, except for the costs of services provided by third parties, and certain limited office expenses and travel expenses on behalf of the Company. Pursuant to the terms of the Advisory Agreement, the Advisor will receive compensation (the "Advisor Fees") in the form of an Acquisition Fee, an Asset Management Fee and an Incentive Fee on New Assets, as more particularly described under "MANAGEMENT OF THE COMPANY--The Advisor--THE ADVISORY AGREEMENT." The Advisor Fees were negotiated with the Advisor by the Special Committee. The Company may engage affiliates of the Advisor to provide other services if approved by, and upon the terms approved by, the Independent Directors (as defined herein) of the Company. See "MANAGEMENT OF THE COMPANY." The Advisor is indirectly owned by America First Companies, an affiliate of the General Partners. In addition, Michael B. Yanney, Paul L. Abbott, Gary Thompson, George H. Krauss, John H. Cassidy and Helen L. Poorman are all directors and/ or officers of the Company and directors and/or officers of the Advisor. See "MANAGEMENT OF THE COMPANY--Directors and Executive Officers of the Company" and "--Directors and Executive Officers of the Advisor."


BACKGROUND AND REASONS FOR THE TRANSACTION

    Cap Source I was formed in 1985 and Cap Source II was formed in 1986. Both Partnerships were formed to make debt and equity investments in multifamily rental complexes (the "Complexes"). The Partnerships were organized and sponsored by persons not affiliated with the Company, the Advisor or their affiliates. The current General Partners acquired ownership of the General Partner entities in 1991 and 1997.

    The General Partners have proposed the Transaction in an effort to, among other things, increase the value of the investments held by the Investors while offering substantially enhanced liquidity, provide a capital and operating structure that will be able to respond more efficiently to changing conditions in the U.S. equity markets, and simplify federal and state tax reporting for Investors. To achieve these objectives, the General Partners are proposing to restructure the business of the Partnerships by merging them with and into Company, which will pursue new business objectives and will list its Common Stock on the NYSE. See "THE COMPANY" and "BENEFITS OF, AND BACKGROUND AND REASONS FOR, THE TRANSACTION."

EXCHANGE VALUE


    Investors will receive Shares or Notes based upon the exchange values (the "Exchange Values") set forth in the table below. In connection with the Transaction, the owners of the General Partners will receive an aggregate of 33,549 Shares, or approximately 1% of all Shares outstanding following the completion of the Transaction assuming no Notes are issued, in exchange for all of their tangible and intangible assets. Approximately 88% of the Partnerships' combined assets are in the form of (i) cash, (ii) the GNMA Certificates, which are collateralized by first mortgage loans on multifamily housing properties, and (iii) the FHA Loans. The Exchange Values, which were initially determined by the General Partners and subsequently reviewed and approved by the Special Committee, are based on (i) the principal amount of GNMA Certificates and the FHA Loans as set forth in the Partnerships' audited financial statements for the period ended December 31, 1997, (ii) the value of the Partnerships' limited partnership interests in the Operating Partnerships, and (iii) the market value of the Partnerships' remaining net assets as set forth in the Partnerships' audited financial statements for the period ended December 31, 1997. The fair market value of the real estate held by the Operating Partnerships, as determined by Valuation Research, was the value assigned to such real estate for the purpose of determining the Exchange Value. For a more detailed description of how the Exchange Value was determined, see "EXCHANGE VALUES."


    The following table sets forth the Exchange Values attributable to the Partnerships for purposes of the Transaction.

                                 EXCHANGE VALUE

                                                                      EXCHANGE VALUE PER $1,000
                                                  TOTAL EXCHANGE         ORIGINAL INVESTMENT
PARTNERSHIP                                            VALUE               BY INVESTORS(1)
----------------------------------------------  -------------------  ---------------------------
Cap Source I..................................     $  50,991,970              $     748
Cap Source II.................................        32,880,190                    406
                                                -------------------
  Total.......................................     $  83,872,160
                                                -------------------
                                                -------------------

------------------------

(1) Since the initial investment by Investors, per $1,000 original investment, the Cap Source I Investors have received a return of capital of $83 and the Cap Source II Investors have received a return of capital of $381.

CONSIDERATION OF ALTERNATIVES

    In addition to the proposed Transaction, the General Partners considered the following options: (i) continued management of the Partnerships as currently structured, (ii) listing the Units of each Partnership on a national securities exchange or automated quotation system; (iii) merging the Partnerships into a single publicly traded partnership and listing the resulting partnership interests on a national securities exchange or automated quotation system; (iv) merging the Partnerships together to form a single REIT; (v) qualifying each Partnership as an individual REIT; and (vi) liquidating the Partnerships through entire portfolio sales or sales of individual properties. For the reasons set forth under "BENEFITS OF, AND BACKGROUND AND REASONS FOR, THE TRANSACTION--Alternatives Considered," the General Partners rejected each of the alternatives in favor of the Transaction.

    CONTINUATION OF THE PARTNERSHIPS. An alternative to the Transaction would be to continue each of the Partnerships in accordance with its respective existing business plan and the Partnership Agreements. Continuing the Partnerships without change would have the following benefits: (i) each Partnership would remain a separate entity, with its own assets and liabilities, and would remain under an obligation to pursue its original investment objectives, consistent with the Partnership Agreement; (ii) the Partnership's performance would not be affected by the performance of the other Partnership, including the investment objectives, interests and intentions of the Investors in the other Partnership; (iii) the Partnerships would not incur any expenses in connection with the Transaction; (iv) the Partnerships would avoid the risks inherent in the Transaction; and (v) the Partnerships would continue their tax advantaged status and not be subject to federal income tax. See "RISK FACTORS."

    However, maintaining the Partnerships as separate entities would have the following disadvantages, among others: (i) illiquidity of investment on a current basis due to the lack of a large and established secondary market; (ii) inability to raise new capital or make new investments, thus limiting growth of the Partnerships' capital to that inherent in the existing Partnership investments; (iii) less flexibility and control in actively managing the portfolio; (iv) duplication among the Partnerships in reporting, filing and other costly administrative services; (v) continued complicated tax filings for Investors; and (vi) the declining value of the mortgage investments due to amortization and subsequent distribution of such amounts.

    LISTING THE PARTNERSHIP UNITS. Another alternative to the Transaction would be to list the Units of each Partnership on a national securities exchange or an automated quotation system in an attempt to increase the liquidity of the Units. However, the General Partners believe that limited partnership units generally do not trade well on such exchanges or automated quotation systems and that meaningful liquidity would not be achieved. Furthermore, the General Partners believe that the market tends to view common stock more favorably than limited partnership units and that pursuing this alternative would substantially diminish the Partnerships' ability to grow compared to the Transaction. As a publicly traded company with a base of assets greater than a single Partnership, the Company expects to be able to issue additional debt and equity securities with greater ease and on more attractive terms than would be available to a Partnership individually. The General Partners therefore concluded that the potential negatives of this alternative outweigh any advantages it may have over the Transaction.

    MERGER RESULTING IN A SINGLE PUBLICLY TRADED LIMITED PARTNERSHIP. Instead of participating in the Transaction, the Partnerships could be merged together to form a single publicly traded limited partnership with the partnership units of the new partnership listed on a national securities exchange or quoted on an automated quotation system. For the reasons discussed above with respect to listing the Units of each individual Partnership, the General Partners determined that this alternative is less advantageous to the Investors than the Transaction.

    SINGLE REIT. The General Partners considered merging the two Partnerships into a single entity which would elect REIT status but determined that it was a less attractive alternative to the Transaction. The General Partners concluded that the resulting REIT would be too small in terms of total capitalization to compete with existing REITs having similar investment objectives. Specifically, the initial capitalization of the new company would be less than $85 million, in contrast to over 85 publicly traded REITS with total current capitalization in excess of $500 million each, placing the new company at a significant disadvantage. For example, many investment opportunities available to the competition would be foreclosed to the new company because of its small size and resulting difficulty in attracting capital at competitive pricing. As such, growth prospects would be constrained by the new company's unfavorable competitive position. Furthermore, due to restrictions in the Code relating to distributions of net taxable income and limitations on sales of assets, as a REIT, the new company would not be able to pursue the business plan described herein which involves the ability to retain cash flow for investment purposes and to sell assets regularly after the achievement of goals set for those assets.

    INDIVIDUAL REIT. The General Partners considered converting each Partnership into an individual REIT, but determined that it was a less attractive alternative than the Transaction for the same reasons discussed above for the single REIT alternative. The issues cited above as reasons for the lack of attractiveness of a new company as a single REIT would be magnified when applied to each Partnership as an individual REIT due to the significantly smaller size of each Partnership as a stand alone entity.

    LIQUIDATION. Although the investment objectives and policies of the Partnerships do not contemplate the commencement of the liquidation of the Partnerships at any specific time, the General Partners assessed the possibility of commencing the orderly liquidation of the Partnerships and distributing the net proceeds from such liquidation to the Investors and General Partners. The General Partners concluded that liquidation would be costly and time-consuming and would not be as beneficial to Investors as the Transaction.

    The General Partners determined that an attempt to liquidate the Partnerships' investments at the current time would likely result in the Investors not achieving the full potential benefits from an investment in the Partnerships. They concluded that liquidation would not be the best option to realize the optimum return on an investment in the Partnerships because although the Partnerships' investments in mortgage loans could likely be sold at or slightly above their face value, most of the Partnerships equity positions in the Operating Partnerships are not attractive to buyers due to restrictions in the various partnership documents. Liquidation of most of the equity positions would require either (i) a protracted period of negotiations with the various general partners of the Operating Partnerships which could potentially create both substantial transaction costs and additional costs to the Partnerships of continuing operations during the negotiation period, and/or (ii) the Partnerships' accepting substantial discounts in value. In addition, there may be additional costs associated with representations, warranties, and indemnifications that purchasers generally require and which may result in additional escrow costs and a delay in final distributions to Investors. Furthermore, the liquidation of the Partnerships would involve certain transaction costs, such as legal fees and various other closing costs, which would further reduce the amount of net proceeds available for distribution.

    On the other hand, in a liquidation of the Partnerships, Investors would benefit by avoiding the risks of continuing their ownership of the Partnerships and those associated with the Transaction. Liquidation would provide for the final liquidation of the Investors' investments and a likely substantial distribution of cash equal to net liquidation proceeds, though not in an amount that would allow Investors to realize their original investment. In addition, the Investors would have the potential to reinvest the net proceeds received in the liquidation in similar or different investments.

CONFLICTS OF INTERESTS AND BENEFITS TO INSIDERS

    The General Partners have participated in the initiation and structuring of the Transaction and are expected to receive certain benefits as a result of its completion. First, in connection with the Transaction, the General Partners will receive an aggregate of 33,549 Shares in exchange for their assets. These Shares could have an approximate value of $838,725 based on an assumed value of $25 per Share. In addition, the Advisor, a subsidiary of America First Companies, which is the entity that controls the General Partners, will serve as the advisor to the Company and will be entitled to receive management fees from the Company pursuant to the Advisory Agreement. See "MANAGEMENT OF THE COMPANY--The Advisor." Further, Michael B. Yanney, who is a member and manager of America First Companies, will also serve as Chairman of the Board of the Company and the Advisor. As such, he will be entitled to receive stock options under the Company's 1998 Stock Option Plan. See "MANAGEMENT OF THE COMPANY--Compensation of Executive Officers" and "THE TRANSACTION--Conflicts of Interests and Benefits to Insiders."

COMPENSATION, REIMBURSEMENTS AND DISTRIBUTIONS TO THE GENERAL PARTNERS

    The following table sets forth the cash distributions, fees and reimbursements the General Partners currently receive from the Partnerships and the fees that the Advisor, an Affiliate of the General Partners, would have received from the Company had the Transaction occurred prior to the periods indicated.

                          COMPARISON OF COMPENSATION,
                      REIMBURSEMENTS AND DISTRIBUTIONS TO
                                GENERAL PARTNERS

                                                                                  1995        1996        1997
                                                                               ----------  ----------  ----------
ACTUAL AMOUNTS PAID TO GENERAL PARTNERS

  Capital Source I
-----------------------------------------------------------------------------
    1% Share of Cash Distributions(1)........................................  $   34,424  $   34,424  $   34,424
    Asset Management and Partnership Administrative Fee(2)...................           0           0           0
    Reimbursements(3)........................................................     138,857     193,822     240,759
                                                                               ----------  ----------  ----------
      Subtotal...............................................................  $  173,281  $  228,246  $  275,183
                                                                               ----------  ----------  ----------

  Capital Source II
-----------------------------------------------------------------------------
    1% Share of Cash Distributions(1)........................................  $   32,818  $   32,818  $   32,818
    Asset Management and Partnership Administrative Fee(4)...................     166,000     166,000     166,000
    Reimbursements(3)........................................................     128,754     165,424     211,845
                                                                               ----------  ----------  ----------
      Subtotal...............................................................  $  327,572  $  364,242  $  410,663
                                                                               ----------  ----------  ----------
    Total....................................................................  $  500,853  $  592,488  $  685,846
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------

COMPANY--FEES PAYABLE TO THE ADVISOR
  Acquisition Fee(5).........................................................  $        0  $        0  $        0
  Asset Management Fee(6)....................................................     431,790     429,968     433,014
  Incentive Fee(7)...........................................................           0           0           0
                                                                               ----------  ----------  ----------
    Total....................................................................  $  431,790  $  429,968  $  433,014
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------

------------------------

(1) The respective Partnership Agreements provide that 1% of cash available for distribution will be allocated to the General Partners.

(2) The General Partners are entitled to receive an asset management and partnership administrative fee equal to 0.5% of invested assets per annum, payable only during such years that an 8% return has been paid to investors on a noncumulative basis. Any unpaid amounts will accrue and be payable only after a 13% annual return to investors has been paid on a cumulative basis and the investors have received the return of their capital contributions.

(3) The General Partners are paid or reimbursed for certain costs and expenses incurred in connection with the operation of the Partnership. The increase in historical reimbursements to the General Partners from 1995 to 1997 is primarily the result of an increase in salaries and related expenses. Starting in 1996, additional management time was incurred in exploring various options available to the Partnerships to improve total returns. The pro forma compensation to the Advisor does not reflect this increase because the Advisor's fees are based on asset values, not specific reimbursements. For a description of the fee structure of the Advisor, see "MANAGEMENT OF THE COMPANY--The Advisor--THE ADVISORY AGREEMENT."

(4) The General Partners are entitled to receive an asset management and partnership administrative fee equal to 0.5% of invested assets per annum, the first $50,000 of which shall be paid each year with the balance payable only during such years that a 6.5% annual return has been paid to investors on a noncumulative basis. An additional fee of 0.5% of invested assets will be paid in those years that an 11.5% annual return has been paid to investors on a cumulative basis. Any unpaid amounts will accrue and be payable only after an 11.5% annual return to investors has been paid on a cumulative basis and the investors have received the return of their capital contributions.

(5) No acquisition fees would have been paid because no new assets were purchased or permitted to be purchased in the years 1995 to 1997.

(6) Calculated based on the Advisor fees described in more detail under "MANAGEMENT OF THE COMPANY--The Advisor".

(7) No incentive fee would have been paid because no new assets were owned which would have qualified for such a fee if sold.

DIVIDEND POLICY


    The Company intends to pay regular quarterly dividends to its Shareholders, beginning with the first full fiscal quarter following the completion of the Transaction, subject to the discretion of, and in amounts determined by, the Board of Directors. The Company intends to distribute substantially all of its net cash flow from operations, after giving effect to any reasonable reserves, as dividends with respect to the Company's first four complete quarters of operations. In addition, the Company intends to distribute with respect to the first two complete quarters of operations an amount which is the greater of (i) substantially all of its net cash flow from operations as described above, or
(ii) the cash distributions which would have been distributed to Cap Source I investors if the Transaction had not occurred and distributions were made at the same quarterly rates as were made in 1997 for the Cap Source I Partnership, or
(iii) cash distributions which would have been distributed to Cap Source II investors if the Transaction had not occurred and distributions were made at the current monthly rate for Cap Source II, which rate has been reduced for the distribution for the month of August 1998, payable in October 1998. For a description of the historical distributions for the Partnerships see "SECONDARY MARKET AND OWNERSHIP OF PARTNERSHIP UNITS--Partnership Distributions." The Company anticipates that the amount resulting from the application of (ii) and
(iii) above will be $.42 per share per quarter.


FEDERAL INCOME TAX CONSEQUENCES

    The Company will not recognize any gain or loss as a result of the Transaction. In addition, the Partnerships will not recognize gain as a result of the Transaction except to the extent of the fair market value of any Notes received in the Transaction subject to the assumptions and other matters discussed in this Prospectus/Consent Solicitation Statement under "FEDERAL INCOME TAX CONSEQUENCES-- Tax Treatment of the Transaction." The Company will be characterized as a corporation for federal income tax purposes. Therefore, the Company's income and gains are subject to federal corporate income taxation and do not pass through to the Shareholders. In addition, all items of losses, deductions and credits must be used to offset the Company's income and thus are not passed through to the Shareholders. See "FEDERAL INCOME TAX CONSEQUENCES--Taxation of the Company." Distributions by the Company to Shareholders will generally be characterized as dividends and taken into account by Shareholders as ordinary income. Dividends by the Company will be treated as portfolio income to the Shareholders and, thus, will not be available to offset passive losses from any other source. See "FEDERAL INCOME TAX CONSEQUENCES--Taxation of Shareholders."

    Dividends by the Company will not constitute unrelated business taxable income to tax-exempt Shareholders unless Shares are "debt-financed property." Shares will generally be deemed "debt-financed property" in the hands of a tax-exempt Shareholder if such Shares are subject to debt. See "FEDERAL INCOME TAX CONSEQUENCES--Considerations for Tax-Exempt Shareholders."

ACCOUNTING TREATMENT

    The Transaction will be accounted for using the purchase method of accounting in accordance with generally accepted accounting principles ("GAAP"). Cap Source I will be deemed to be the acquirer of Cap Source II under the purchase method because its Unitholders will be allocated the largest number of

Shares. Accordingly, the Transaction will result, for financial accounting purposes, in the effective purchase by Cap Source I of all of the Units of Cap Source II. As the surviving entity for financial accounting purposes, the assets and liabilities of Cap Source I will be recorded by the Company at their historical cost and the assets and liabilities of Cap Source II will be recorded at their estimated fair values. In addition, Cap Source I will be deemed to acquire the assets of the General Partners, which will be accounted for using the purchase method of accounting.



RATIO OF EARNINGS TO FIXED CHARGES



    The ratio of earnings to fixed charges for Cap Source I and Cap Source II was not applicable for the last five fiscal years ending December 31, 1997, and the 6 months ended June 30, 1998, because Cap Source I and Cap Source II had no fixed charges for these periods.


ORGANIZATIONAL STRUCTURE

    The following diagrams set forth the current organizational structure of the Partnerships.

Chart depicting the organizational structure of Cap Source I before the Transaction, including the General Partners.

Chart depicting the organizational structure of Cap Source II before the Transaction, including the General Partners.

    The following diagram sets forth the organizational structure of the Company after the Transaction. The total number and percent of Shares refer to the Shares issued in connection with the Transaction assuming no Notes are issued.

Chart depicting the organizational structure of the Company after completion of the Transaction, including the Advisor.


*The Shareholders are the various limited partners who own a 30.6% equity interest in Insured Mortgage Equities II L.P.
**The Company will own 100% of the equity interests in these Operating Partnerships, 98.99% as limited partner, 1% as the owner of the general partner and .01% as the owner of the special limited partner.
***The Company will own 99% of the equity interests in these Operating Partnerships, 98.99% as limited partner and .01% as the owner of the special limited partner.

COMPARISON OF UNITS AND SHARES

    The following is a summary of certain attributes of the ownership of Units and the ownership of Shares. The following descriptions are qualified in their entirety by reference to the Company's Second Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") and Bylaws (the "Bylaws," and together with the Certificate of Incorporation, the "Organizational Documents") and to each Partnership's Partnership Agreement. The descriptions are summaries and do not purport to be complete discussions of these matters. Investors are encouraged to review carefully the more detailed comparison regarding the Units, the Shares and the Notes discussed in "COMPARISON OF LIMITED PARTNERSHIP AND CORPORATE STRUCTURE" and this Prospectus/Consent Solicitation Statement for additional comparisons.

            CHARACTERISTICS                            INVESTORS                          SHAREHOLDERS
----------------------------------------  -----------------------------------  -----------------------------------
Business                                  -Equity and debt investments in      -Equity and debt investments in
                                            multifamily rental complexes         real estate and real estate
                                                                                 related activities

Liquidity                                 -Illiquid - no established market    -Traded on NYSE
                                          -Transfers are subject to            -Freely transferable
                                            limitations

Property Portfolio                        -Static portfolio                    -Investment flexibility
                                                                               -More diversification and ability
                                                                                 to grow
                                                                               -Larger portfolio

Duration                                  -40 to 49 years from formation       -Perpetual

Federal Taxation                          -The Partnerships are not subject    -The Company is subject to federal
                                            to federal tax                       tax as a C corporation

State Tax Withholding                     -Some states require withholding on  -Generally, no withholding partnership distributions

Tax Characterization of Income            -Passive income                      -Portfolio income

Tax Reporting                             -Schedule K-1, generally mailed by   -Form 1099-DIV must be mailed by
                                            March 15 of each year                January 31 of each year

Borrowing                                 -New borrowing generally not         -Generally permitted
                                            permitted

Management                                -Vested in two General Partners      -Vested in Board of Directors
                                                                                 elected by Shareholders

Voting                                    -Voting is based on Investor's       -One vote per Share
                                            ownership interest in a
                                            Partnership; voting is generally
                                            permitted only for significant
                                            actions

                                  RISK FACTORS

    The Transaction involves certain risks and other adverse factors. Each material risk relating to the Company and the Transaction is described below. Investors should read this entire Prospectus/Consent Solicitation Statement, including all appendices and supplements hereto, and consider carefully the following factors in evaluating the Transaction, the Company and its business before completing the accompanying Consent Card. The risks described below are materially the same for the Investors of each of the Partnerships.

RISKS ASSOCIATED WITH THE TRANSACTION


    NO PRIOR MARKET FOR THE SHARES; MARKET PRICE MAY DECREASE AFTER THE TRANSACTION. Prior to the Transaction, there has been no public market for the Shares, and there can be no assurance that an active trading market will develop or be sustained. There is substantial uncertainty as to the prices at which the Shares will trade, and the possibility exists that the trading price of the Shares may be lower than the proportionate Exchange Value estimated for each Share. The price of the Shares, which was arbitrarily determined for the sole purpose of allocating the Shares in the Transaction, may decrease after the Transaction due to the potentially large number of Shares that may be sold immediately by Investors who elect to receive Shares. The market value of the Shares could also be substantially affected by numerous factors such as: governmental regulatory action; changes in tax laws; the market's perception of the Company and its ability to maintain or increase dividend levels; the size of the Company in terms of assets and market capitalization; the degree to which the management's interests are perceived to be aligned with the interests of Shareholders; the degree to which leverage is used in the Company's capital structure; the historical performance of the Partnerships; external factors such as market interest rates and conditions of the mortgage investment and stock markets; and technical factors relating to the supply and demand for Shares.


    NO PRIOR MARKET FOR THE NOTES; PRICE MAY DECREASE AFTER THE
TRANSACTION. The Notes will not be listed on a national securities exchange or quoted on an automated quotation system. Therefore, the Company does not expect that an orderly and active trading market for the Notes will develop, and there is substantial uncertainty as to the prices at which the Notes will trade following the Transaction. Since the Notes may be redeemed at any time by the Company without premium for an amount equal to the outstanding principal balance thereon plus accrued interest, the Notes may never trade at a premium. Noteholders are likely to receive the full face amount of the Notes only if they hold the Notes to maturity, which is eight years after the Transaction, unless the Notes are redeemed earlier by the Company. See "THE NOTES--Notes." There can be no guaranty, however, that the Company will not default on the Notes prior to maturity.


    CONFLICTS OF INTEREST OF THE GENERAL PARTNERS. The General Partners initiated and participated in the structuring of the Transaction and have certain conflicts of interest with respect to its completion. The owners of the General Partners will receive certain economic benefits as a result of the Transaction, including an aggregate of 33,549 Shares, or approximately 1% of the Shares outstanding upon completion of the Transaction assuming no Notes are issued. These Shares could have an approximate value of $838,725 based on an assumed value of $25 per Share. In addition, the Advisor will be entitled to receive management fees from the Company following the Transaction pursuant to the Advisory Agreement. The Advisor is a subsidiary of America First Companies, the entity that controls the General Partners. Further, Michael B. Yanney, who is a member and manager of America First Companies, will also serve as the Chairman of the Board of the Company and the Advisor. As such, he will be entitled to receive stock options under the Company's 1998 Stock Option Plan. See "THE TRANSACTION--Conflicts of Interest and Benefits to Insiders."


    FUNDAMENTAL CHANGE IN NATURE OF INVESTMENT. Investors who become Shareholders or Noteholders will have fundamentally changed the nature of their investment, and their rights will be different from their rights as Investors of a Partnership. Each Partnership was formed as a finite-life entity with certain characteristics, including: (i) Investors who expected to receive regular cash distributions from the Partnership's cash flow and special distributions upon liquidation of the Partnership's investments; (ii) any net proceeds from the sale or other disposition of any Partnership assets would be distributed to Investors to the extent such proceeds exceed the Partnership's other cash requirements, rather than reinvested; and (iii) upon liquidation, the Investors would realize the market value of the Partnerships' investments, less expenses of liquidation and liquidation fees, if any, payable to the General Partners.

    By contrast, the Company has no specific intention to liquidate or to sell a substantial amount of property, and it plans to continue operations indefinitely. If the Transaction is completed, Shareholders will not receive liquidation proceeds through property sales but may liquidate their investment by selling their Shares on the NYSE or in private transactions. In this regard, the market value of the Common Stock may never reflect the full fair market value of the Company's assets and, consequently, Shareholders may not realize the full fair market value of such assets by selling their Shares at prices which will be determined by trading on the NYSE. Noteholders will not hold an equity interest in the Company and therefore will not be able to participate in the Company's growth or benefit from any increases in the value of the Shares. See "COMPARISON OF LIMITED PARTNERSHIP AND CORPORATE STRUCTURE."

    POSSIBLE LOWER DISTRIBUTIONS. There is no guarantee with respect to the level of the Company's future cash dividends. Regardless of the initial level of such dividends, they could decline in the future to a level at which some Shareholders would receive dividends lower than the distributions they received as Investors prior to the Transaction. The Company may also reinvest cash generated by the sale of existing assets or from operations to acquire additional assets, potentially causing cash dividends to be lower than the distributions made by the Partnerships in certain cases. See "THE COMPANY--Dividend Policy."

    LACK OF OPERATING HISTORY. The Company is newly organized and has no operating history. The Company's results of operations, financial condition and liquidity depend, to a material extent, on the ability of the Company to obtain long term after-tax returns that are greater than those available from REITs and other similar publicly traded real estate companies. Therefore, the failure to invest in real estate investments generating such returns will have a material adverse effect upon the Company's results of operations and financial condition. There can be no assurance that any of the Company's business objectives or planned future activities will be successful.

    SIGNIFICANT CHANGE IN BUSINESS OPERATIONS. The investment strategy of the Company will be materially different from that of the Partnerships. The investment strategy of the Partnerships was to originate, acquire, hold, sell, dispose of and otherwise deal with insured mortgages on multifamily rental housing complexes and to acquire, hold, sell, dispose of and otherwise deal with limited partnership interests in the Operating Partnerships which construct and operate multifamily rental housing complexes. The Company's investment strategies may include investing in real estate operating companies, underperforming real estate assets such as office buildings and apartment complexes with the objective of renovating and repositioning them to increase values, and underperforming markets and foreign markets that the Company expects will show significant improvement. The Company expects to make both equity and debt investments, both directly and by the purchase of partnership interests and other securities of issuers owning such assets. There can be no assurance that the Company will be able to achieve its investment strategy as a result of the change in business. These investments will have substantially higher risk than the current assets of the Partnerships.

    NO DISSENTERS' RIGHTS. Under Delaware law, Investors will have no appraisal, dissenters' or similar rights in connection with the Transaction, and no such rights will be afforded by the Partnerships of the Company. Therefore, Investors will not be entitled to receive cash payment for the fair value of their Units if they do not vote in favor of the Transaction and the Transaction is approved and consummated.

    POSSIBLE ALTERNATIVES TO THE TRANSACTION WILL NOT BE PURSUED. Alternatives to the Transaction include (i) continued management of the Partnerships as currently structured, (ii) listing the Units of each Partnership on a national securities exchange or automated quotation system; (iii) merging the Partnerships into a single publicly traded partnership and listing the partnership units on a national securities exchange or automated quotation system; (iv) merging the Partnerships together to form a single REIT;

(v) qualifying each Partnership as an individual REIT; and (vi) liquidating the Partnerships through entire portfolio sales or sales of individual properties. While the consummation of the Transaction does not preclude the Company from electing REIT status in the future, it does effectively preclude the pursuit of the other alternatives listed above.

    CONFLICTS OF INTEREST CREATED BY EXTERNAL MANAGEMENT STRUCTURE. The Company will be managed externally by the Advisor. This external management structure has certain conflicts of interest. In particular, the Advisor may manage other entities with investments, investment objectives and business goals similar to those of the Company. The Advisor may be required from time to time to resolve conflicts between the different entities it manages and the investment choices it makes for each entity. Also, the Advisor may make investments for the Company in other entities managed by the Advisor.


    FEDERAL INCOME TAX CONSEQUENCES. To the extent the Company issues Notes in connection with the Transaction, the Partnerships will be required to recognize gain. In the event the maximum amount of Notes are chosen, the resulting gain would be approximately $26,000,000 for both Partnerships. The maximum potential gain for Cap Source I is approximately $5.12 per Unit and the maximum potential gain for Cap Source II is approximately $2.20 per Unit. To the extent such gain is allocable to property which produces passive income, it may be used to offset suspended passive activity losses. In general, such gain will be determined by allocating the value of the Notes among the assets of each Partnership on the basis of their relative fair market values. The amount of gain recognized will not exceed the amount of value of the Notes allocable to each asset. The character of any recognized gain would be the same as would be the case if each Partnership had sold its assets. Each Investor would be required to include in income a share of such gain even if such Investor did not vote in favor of the Transaction and/or did not choose Notes. The Company does not expect to distribute cash to Investors which would correspond to the income recognized as a result of the issuance of the Notes.



    A MAJORITY IN INTEREST WILL BIND ALL INVESTORS IN EACH PARTNERSHIP. Under the Partnership Agreements and the requirements of the Delaware Revised Uniform Limited Partnership Act (the "Delaware Partnership Law"), a Partnership may participate in the Transaction if its general partners and a majority in interest of its Investors consent to the Transaction. If the Transaction is approved by such majority, all Investors in that Partnership will be bound by the decision of the majority, including Dissenting Investors and Investors who abstained from voting with respect to the Transaction.


    NOTES ARE UNSECURED OBLIGATIONS OF THE COMPANY. The Notes, which will be prepayable at any time, are junior unsecured obligations of the Company and, as a practical matter, will be junior to all other debt (other than trade payables) of the Company. The Notes will bear interest at a variable rate that may be lower than rates on other variable rate debt instruments that may be perceived as having comparable or lower risks than the Notes. In addition, there is no guarantee that the Company will not default on the Notes. See "THE NOTES."

    CONTINGENT OR UNDISCLOSED LIABILITIES. Under the Merger Agreement, the Company will, as of the effective date of the Transaction (the "Effective Date"), acquire all assets and liabilities of the Partnerships and General Partners. Each of the Partnerships will deliver to the Company financial statements for such entity disclosing all known material liabilities and reserves, if any, set aside for contingent liabilities as of the Effective Date. The General Partners will represent and warrant that, to the best of their knowledge, the financial statements fairly present the financial position of each Partnership, as if there is no liability or obligation to be set forth or reserved against in the financial statements based upon generally accepted accounting principles. The accuracy and completeness of these representations are conditions to the closing of the Transaction and if, on or prior to the Effective Date, these representations and warranties are shown to be inaccurate, there may be adjustments to the consideration paid by the Company or the Company may elect not to proceed to close the Transaction.

    INVESTORS WHO ELECT TO RECEIVE NOTES COULD RECEIVE SHARES. If Dissenting Investors elect to receive Notes in excess of the Maximum Note Limitation, the Transaction will not be consummated. If this does not occur, and the total amount of Notes allocable to all Investors electing to receive Notes would exceed the

Maximum Note Limitation, then Notes will be allocated among those who elected to receive Notes, based on how they voted with respect to the Transaction, in the following order of priority: first to Dissenting Investors who elected to receive Notes and then, on a pro rata basis, to Investors who mark "ABSTAIN" on their Consent Card and Consenting Investors. Thus, it is possible that a Consenting Investor who elects to receive Notes may receive Shares instead of Notes. In order to be assured of receiving Notes, an Investor must vote "NO" with respect to the Transaction and elect to receive Notes. See "THE NOTES-- Allocation of Notes."

RISKS ASSOCIATED WITH THE COMPANY'S BUSINESS

    LEVERAGING STRATEGY. The Company will employ a strategy to increase the size of its real estate asset portfolio by bank borrowing or other credit arrangements used to finance the acquisition of growth-oriented real estate investments. Therefore, such assets may not be available to the Shareholders in the event of the liquidation of the Company except to the extent that the market value thereof exceeds the amounts due to creditors. The Organizational Documents of the Company do not limit the amount of debt the Company can incur.

    Substantial leverage incurred by the Company will be subject to the following risks: (a) the Company could lose its interests in assets given as collateral for secured borrowing if the required principal and interest payments are not made when due; (b) the Company's cash flow from operations may not be sufficient to retire these obligations as they mature, making it necessary for the Company to either refinance these obligations prior to maturity or to raise additional debt and/or equity for the Company or dispose of some of the Company's assets to retire the obligations, which could have an adverse effect on the amount of funds available for dividends to Shareholders; (c) no assurance can be given as to the availability, or the terms and conditions, of any financing needed by the Company to refinance borrowing; and (d) debt incurred by the Company may be at interest rates that adjust based on prevailing market interest rates, and an increase in the prevailing market interest rates would adversely affect the Company's earnings and could reduce the amount of funds available for dividends to Shareholders.

    NO ASSURANCE OF SUCCESSFUL IMPLEMENTATION OF NEW BUSINESS PLAN. The profitability of the Company depends on the successful development and implementation of the Company's new business plan. To achieve its objective, the Company will need to develop effective investment and operating policies and strategies in connection with the implementation of its business plan. There can be no assurance that the Company will be successful in developing the necessary investment and operating policies or that it will be able to effectively implement its business plan.

    REAL ESTATE INVESTMENTS. The ultimate performance of the Company's proposed investments under its new business plan will be subject to the varying degrees of risk generally incident to the ownership and operation of the underlying real property. The ultimate value of the Company's security in the underlying real property depends upon the owners' ability to operate the real property in a manner sufficient to maintain or increase revenues in excess of operating expenses and debt service or, in the case of real property leased to a single lessee, the ability of the lessee to make rental payments. Revenues may be adversely affected by adverse changes in national economic conditions, adverse changes in local market conditions due to changes in general or local economic conditions and neighborhood characteristics, competition from other properties offering the same or similar services, changes in interest rates and in the availability, cost and terms of mortgage funds, the impact of present or future environmental legislation and compliance with environmental laws, the ongoing need for capital improvements (particularly in older structures), changes in real estate tax rates and other operating expenses, adverse changes in governmental rules and fiscal policies, civil unrest, acts of God, including earthquakes, hurricanes and other natural disasters (which may result in uninsured losses), acts of war, adverse changes in zoning laws, and other factors which are beyond the control of the real property owners and the Company. In the event that any of the properties underlying the Company's investments experience any of the foregoing events or occurrences, the value of and return on such investments would be negatively impacted.

    INVESTMENTS IN ASSETS LOCATED OUTSIDE THE UNITED STATES. The Company may make investments outside the United States. These investments may have substantially greater risks than investments in the United States. These risks include uncertain or unknown local and regional market conditions, differences in governmental regulation, differences in laws relating to the ownership and operation of real estate and changes in the value of the local currency in relationship to the value of the United States dollar. Other risks include application of local tax laws relating to investment by foreign investors.

    DEPENDENCE ON AVAILABLE INVESTMENTS. The results of the Company's future operations under the new business plan will be dependent upon the availability of, as well as management's ability to identify, complete and realize, real estate investment opportunities. It may take considerable time for the Company to find and consummate appropriate investments. In general, the availability of desirable investment opportunities and the results of the Company's operations will be affected by the level and volatility of interest rates, by conditions in the financial markets, and general economic conditions. No assurances can be given that the Company will be successful in finding and then acquiring economically desirable assets or that the assets, once acquired, will maintain their economic desirability.

    COMPETITION. The Company is engaged in a highly competitive business. The Company will be competing for investments with many recent entrants into the business, including numerous public and private real estate investment vehicles, including financial institutions (such as mortgage banks, pension funds and REITs) and other institutional investors, as well as individuals. In addition, the Company's competitors may seek to establish relationships with the financial institutions and other firms from whom the Company intends to purchase such assets. Many of the Company's anticipated competitors are significantly larger than the Company, have established operating histories and procedures, may have access to greater capital and other resources, may have management personnel with more experience than the officers of the Company, and may have other advantages over the Company in conducting certain businesses and providing certain services.

    ILLIQUIDITY OF REAL ESTATE. Real estate investments are relatively illiquid. Such illiquidity limits the ability of the Company to vary its portfolio of proposed and current investments in response to changes in economic and other conditions. Illiquidity may result from the absence of an established market for investments as well as the legal or contractual restrictions on their resale by the Company. In addition, illiquidity may result from the decline in value of a property securing an investment by the Company. No assurances can be given that the fair market value of any of the real property serving as security will not decrease in the future leaving the Company's investment under-collateralized or not collateralized at all. It would be difficult to sell an under-collateralized investment, and if the Company needed to do so, assuming it were even able to do so given its typically subordinated lien position, it is likely that such investment would be sold at a loss.

    UNSPECIFIED ACQUISITIONS. Any decision to pursue real estate acquisition opportunities will be in the discretion of the Company's management and may be consummated without prior notice or Shareholder approval. In such instances, Shareholders will be relying on the Company's management to assess the relative benefits and risks associated with any such acquisition.


    INVESTMENT STRATEGY OF THE COMPANY. As discussed under "THE COMPANY--Investment Strategy," the Company intends to focus initially in aspects of the real estate business which have particular risks. These aspects include
(i) underperforming commercial properties, (ii) real estate operating companies and (iii) foreign or foreign-controlled real estate. Underperforming commercial properties are subject to risks associated with the redevelopment and leasing of these properties. These risks include a lack of or limited cash flow from operations of the properties during redevelopment, unanticipated redevelopment costs and delays in leasing and commercial activities. Real estate operating companies are subject to risks associated with the ownership of a company involved in various real estate activities. These risks include the inability of the Company to exercise control over all activities of the operating company, reliance upon management of the operating company and the ability of the operating company to make appropriate investments in the future. Foreign or foreign-controlled real estate risks are described under "--Investments in Assets Located Outside the United States," above.

    TITLE DEFECTS. At the time the Properties were developed or acquired by the Operating Partnerships, each of the Operating Partnerships obtained title insurance policies under which a successor in interest by operation of law to the Operating Partnerships will become the insured under such policies. The General Partners are generally not aware of any exceptions to title that may have been created by third parties during the Operating Partnerships' ownership of the Properties. Management of the Company has no actual knowledge of any actions or liens of third parties which would have a material adverse effect upon the Transaction or the financial condition of the Company.

    ENVIRONMENTAL LAWS MAY IMPOSE ADDITIONAL LIABILITY. Under various federal, state, and local environmental laws, ordinances, and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under, or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. In addition, the presence of hazardous or toxic substances, or the failure to properly remediate such property, may adversely affect the owner's ability to borrow using such real property as collateral. Certain environmental laws impose liability for release of asbestos-containing materials ("ACMs") into the air, and third parties may seek recovery from owners or operators of real properties for personal injury associated with ACMs. In connection with the ownership (direct or indirect), operation, management, and development of real properties, the Company may be liable for removal or remediation costs, as well as certain other potential costs which could relate to such hazardous or toxic substances or ACMs (including governmental fines and injuries to persons and property).

    BOARD OF DIRECTORS MAY CHANGE POLICIES WITHOUT SHAREHOLDER APPROVAL. The Company's operating and financial policies, including its policies with respect to acquisitions, growth, operations, indebtedness, capitalization and dividends, will be determined by the Board of Directors. Although it has no present intention to amend or revise these or other policies as described herein, the Board of Directors generally may do so, from time to time, without Shareholder approval. Accordingly, Shareholders will have little direct control over changes in the Company's policies. Changes in the Company's policies could adversely affect the Company's financial condition and results of operations.

    REGISTRATION UNDER THE INVESTMENT COMPANY ACT. The Company at all times intends to conduct its business so as not to become regulated as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Investment Company Act exempts entities that are "primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate" ("Qualifying Interests"). Under current interpretation of the staff of the Securities and Exchange Commission (the "SEC" or "Commission"), in order to quality for this exemption, the Company must maintain at least 55% of its assets directly in Qualifying Interests. If the Company fails to qualify for exemption from registration as an investment company, its use of leverage would be substantially reduced, and it would be unable to conduct its business as described herein. Such a failure to qualify could have a material adverse effect on the Company.

    POTENTIAL LIABILITY UNDER THE AMERICANS WITH DISABILITIES ACT. All of the Properties were required to be in compliance with the Americans With Disabilities Act (the "ADA"). The ADA generally requires that places of public accommodation be made accessible to people with disabilities to the extent readily achievable. Compliance with the ADA requirements could require removal of access barriers, and non-compliance could result in imposition of fines by the federal government, an award of damages to private litigants and/or a court order to remove access barriers. Because of the limited history of the ADA, the impact of its application to the Company's properties, including the extent and timing of required renovations, is uncertain. Consequently, the Company will be required to cover the costs associated with such compliance, if any, with funds from operations, established reserves or bank borrowings.

REGULATORY AND LEGISLATIVE RISKS

    The Company's business is subject to numerous federal, state and consumer laws and regulations, which among other things: (a) require the Company to obtain and maintain certain licenses, certifications, registrations and qualifications; (b) require the Company to post a bond in certain states; (c) limit the interest rates, fees and other charges the Company is allowed to charge; (d) limit or prescribe certain other terms and conditions of the Company's contracts; and (e) require the Company to provide specified disclosures.

    The Company's business is subject to regulation, supervision and licensing by the federal, state and local government authorities and is subject to various laws and judicial administrative decisions imposing requirements and restrictions on a substantial portion of its operations. Failure to comply with these requirements can cause the termination or suspension of certain rights of recision for mortgage loans, class action law suits and administrative enforcement actions. Although the Company believes that it has systems and procedures to facilitate compliance with these requirements and believes that it is in compliance with all material aspects with applicable local, state and federal laws, rules and regulations, there can be no assurance that more restrictive laws, regulations or rules will not be adopted in the future that could make compliance more difficult or expensive.

          BENEFITS OF, AND BACKGROUND AND REASONS FOR, THE TRANSACTION

HISTORY OF THE PARTNERSHIPS

    FORMATION. Cap Source I was formed in 1985, and Cap Source II was formed 1986. Both Partnerships were formed to make debt and equity investments in multifamily rental complexes (the "Complexes"). The Partnerships' combined debt and equity investments are intended to provide Investors with regular distribution of cash derived from principal and interest payments on insured mortgages, as well as the benefits of ownership of the Complexes, including any tax losses and income from operations.

    CAP SOURCE I GENERAL PARTNERS' MANAGEMENT OF CAP SOURCE I. Cap Source I's original general partners were TIG Insured Mortgage Equities Inc. (the "TIG General Partner") and Hutton Insured Mortgage Equities Inc. (the "Hutton General Partner"). All of the issued and outstanding stock of the TIG General Partner was purchased by TIG I Holdings, Inc. ("TIG Holdings") pursuant to a stock purchase agreement dated June 10, 1991. Thereafter, TIG Holdings merged into the TIG General Partner with the TIG General Partner being the surviving corporation. The TIG General Partner subsequently changed its name to America First Capital Source I, Inc. All of the issued and outstanding capital stock of America First Capital Source I, Inc. was transferred to America First Companies as of March 1, 1994. America First Capital Source I, Inc. was subsequently converted from a Delaware corporation to a Delaware limited liability company and changed its name to America First Capital Source I, L.L.C.

    Lehman Brothers, Inc. ("Lehman"), the successor to E.F. Hutton & Co., acquired all of the interests in the Hutton General Partner. The Hutton General Partner changed its name to Insured Mortgage Equities Inc. Subsequently, on May 16, 1997, Lehman sold all of the shares of capital stock of Insured Mortgage Equities Inc. to America First Companies.

    Thus, Insured Mortgage Equities Inc. and America First Capital Source I, L.L.C. are the current Cap Source I General Partners. The Cap Source I General Partners are both wholly owned by America First Companies.

    Pursuant to the Cap Source I Partnership Agreement, the Cap Source I General Partners manage Cap Source I and are entitled to receive management fees and certain reimbursements from Cap Source I and 1% of distributions from Cap Source I.

    CAP SOURCE II GENERAL PARTNERS' MANAGEMENT OF CAP SOURCE II. Cap Source II's original general partners were TIG Insured Mortgage Equities II Inc. (the "TIG II General Partner") and Hutton Insured Mortgage Equities II L.P. (the "Hutton II General Partner"). All of the issued and outstanding stock of the TIG II General Partner was purchased by TIG II Holdings, Inc. ("TIG II Holdings") pursuant to a stock purchase agreement dated June 10, 1991. Thereafter, TIG II Holdings merged into the TIG II General Partner with the TIG II General Partner being the surviving corporation. The TIG II General Partner subsequently changed its name to America First Capital Source II, Inc. All of the issued and outstanding capital stock of America First Capital Source II, Inc. was transferred to America First Companies as of March 1, 1994.

America First Capital Source II, Inc. was subsequently converted from a Delaware corporation to a Delaware limited liability company and changed its name to America First Capital Source II, L.L.C.

    The sole general partner of the Hutton II General Partner was CS Housing II Inc. Lehman, the successor to E.F. Hutton & Co., acquired all of the interests in CS Housing II Inc. The Hutton II General Partner changed its name to Insured Mortgage Equities II L.P. Subsequently, on May 16, 1997, Lehman sold all of the shares of capital stock of CS Housing II Inc. to America First Companies.

    Thus, Insured Mortgage Equities II L.P. and America First Capital Source II, L.L.C. are the current Cap Source II General Partners. The Cap Source II General Partners are both controlled by America First Companies. America First Companies owns 100% of America First Capital Source II L.L.C. and owns 100% of CS Housing II Inc., the sole general partner of Insured Mortgage Equities II L.P.

    Pursuant to the Cap Source II Partnership Agreement, the Cap Source II General Partners manage Cap Source II and are entitled to receive management fees from Cap Source II and 1% of distributions from Cap Source II.


    HISTORICAL INFORMATION AND ACHIEVEMENT OF OBJECTIVES. Cap Source I and Cap Source II have paid quarterly distributions at the same level since March 31, 1993, and June 30, 1993, respectively. As of June 30, 1998, Cap Source I has distributed to its Investors an aggregate of approximately $55,350,973, and Cap Source II has distributed to its Investors an aggregate of approximately $56,792,429. Cap Source II has been making a portion of its distributions to Investors from reserves. As a result, Cap Source II's reserves have been substantially decreased. Therefore, the General Partners have reduced the monthly distribution rate to $.45 per unit on an annual basis, beginning with the distribution for the month of August 1998, which distribution is payable in October 1998.



    The table set forth below provides a comparison of the capital raised and distributions made by the Partnerships as of June 30, 1998:


               HISTORICAL INFORMATION CONCERNING THE PARTNERSHIPS


                                                                                   DATE OF
                                               DISTRIBUTIONS   DISTRIBUTIONS TO     LAST
                                                TO INVESTORS     INVESTORS IN     ADMISSION
                               TOTAL INVESTOR     THROUGH            MOST        OF ORIGINAL
PARTNERSHIP                    CAPITAL RAISED     6/30/98       RECENT QUARTER    INVESTORS
-----------------------------  --------------  --------------  ----------------  -----------
Cap Source I.................  $   67,484,440  $   55,350,973    $    851,991      5/13/86
Cap Source II................      62,372,621(1)     56,792,429        812,247     1/04/88
                               --------------  --------------  ----------------
  Total......................  $  129,857,061  $  112,143,402    $  1,664,238
                               --------------  --------------  ----------------
                               --------------  --------------  ----------------


------------------------

(1) Total capital contributions for Cap Source II were $80,222,020, of which $62,372,621 was invested in accordance with the Partnership's original investment objectives, and the remaining $17,849,399 was returned to Investors as a return of capital.

    To the best knowledge of the General Partners, 100% of the net proceeds of the original offerings of Cap Source I was invested in accordance with the Partnership's original investment objectives. To the best knowledge of the General Partners, 77.75% of the net proceeds of the original offerings of Cap Source II was invested in accordance with the Partnership's original investment objectives.

    The following information sets forth the original objectives of Cap Source I and Cap Source II and the extent to which the General Partners believe such objectives have been met.

    CAP SOURCE I.  The original investment objectives of Cap Source I are to:
(a) achieve long-term capital appreciation through increases in the value of Cap Source I's equity investments in the Cap Source I Operating Partnerships (as defined below); (b) provide quarterly cash distributions to Cap Source I Investors; (c) provide Cap Source I Investors with federal income tax deductions that may offset, in part, taxable cash distributions subsequent to two years after the initial closing on Cap Source I Units purchased by Cap Source I Investors; (d) provide the potential for increases in cash distributions from income from the Cap Source I Operating Partnerships and sale of the Complexes; and (e) preserve and protect Cap

Source I's capital. Cap Source I originally intended to qualify its Units for quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") within 24 to 36 months after it commenced operations in order to make the Units freely transferable. However, at a Special Meeting of Investors on May 17, 1990, an amendment to the Cap Source I Partnership Agreement was approved to only allow limited transferability of Units to preserve the tax status of the Partnership as a partnership under the Code and avoid being designated as a "publicly traded partnership." Based upon the original capital raised from the Cap Source I Investors of $67,484,440, distributions of $55,350,973 as of June 30, 1998, and a net asset value of $50,991,970, the Cap Source I General Partners believe that objectives (b), (c) and (e) above were substantially met and objectives (a) and (d) were not met.


    The Cap Source I Operating Partnerships are Bluff Ridge Associates Limited Partnership, Waters Edge Limited Partnership, Interstate Limited Partnership (a/k/a Highland Park), Cypress Landings II, Ltd. (a/k/a Misty Springs), Oyster Cove Limited Partnership (a/k/a Waterman's Crossing), Fox Hollow, Ltd. and Ponds at Georgetown Limited Partnership (the "Cap Source I Operating Partnerships").


    CAP SOURCE II.  The original investment objectives of Cap Source II are to:
(a) preserve and protect Cap Source II's capital by investing in Federally Insured Mortgages and Cap Source II Operating Partnership interests; (b) provide quarterly cash distributions to Cap Source II Investors from income from Federally Insured Mortgages; and (c) achieve increasing current income and long-term capital appreciation through increases in the income from Cap Source II's equity investments in the Cap Source II Operating Partnerships (as defined below). Originally, there was a fourth investment objective which was to make the Cap Source II Units freely transferable 24 to 36 months after the Partnership commenced operations by qualifying the Units for quotation on NASDAQ. However, at a Special Meeting of Cap Source II Investors on December 17, 1990, amendments to the Cap Source II Partnership Agreement were approved to allow limited transferability of Units to preserve the tax status of the Partnership as a partnership under the Code and avoid being designated as a "publicly traded partnership." Based upon the original capital raised from the Cap Source II Investors of $62,372,621 (net of capital returned), distributions of $56,792,429 as of June 30, 1998, and a net asset value of $32,880,190, the Cap Source II General Partners believe that objective (a) and (b) above were substantially met and that objective (c) above was not met.


    The Cap Source II Operating Partnerships are Crane's Landing Partners, Ltd., Delta Crossing Limited Partnership, Centrum Monticello Limited Partnership and Ponds at Georgetown Limited Partnership (the "Cap Source II Operating Partnerships," and together with the Cap Source I Operating Partnerships, the "Operating Partnerships").

    The following table sets forth, with respect to each Partnership, the age of the Partnership relative to the original term of the Partnership as set forth in the applicable Partnership Agreement:

                         LEGAL LIFE OF THE PARTNERSHIPS

                                                 COMMENCED         LEGAL        ORIGINAL        REMAINING
                                                OPERATIONS      TERMINATION     DURATION          LIFE
PARTNERSHIP                                      (MO./YR.)       (MO./YR.)       (YEARS)         (YEARS)
--------------------------------------------  ---------------  -------------  -------------  ---------------
Cap Source I................................       8/85            12/30           45              32
Cap Source II...............................       8/86            12/35           49              37

THE DECISION TO PURSUE THE TRANSACTION

    As the General Partners reviewed the original investment objectives of the Partnerships and began to explore options to increase the value of the investments made by Investors in the Partnerships, the General Partners concluded that the Partnerships had failed to achieve two of their original investment objectives, namely liquidity and growth.

    The General Partners have been concerned about the lack of meaningful liquidity available for Investors in the Partnerships. The lack of a formal secondary market for the Units limits the ability of Investors to increase or decrease their investment in the Partnerships in response to changing personal circumstances or the performance of the Partnerships. This concern has recently increased as unrelated third parties have made tender offers and other offers to purchase the Units at prices which the General

Partners believe do not fairly represent the underlying value of the Units. Liquidity was further decreased by the suspension of trading of partnership interests on the Chicago Partnership Board by action of the SEC. The General Partners concluded that it was in the best interest of Investors to develop a transaction which would provide substantially better liquidity and will permit Investors the opportunity to increase or decrease their individual investment at prices more directly related to their underlying value.

    The operations of the Partnerships were adversely affected in their early years by weaknesses in the real estate markets throughout the United States. This adversely impacted the operating results of the Partnerships' real estate investments and led to decreases in distributions to Investors. However, in recent years, the real estate markets nationwide have generally improved, in some cases significantly, and the General Partners have been concerned with the failure of those national trends to translate into improved operating results for the Partnerships, and hence increased distributions to their Investors. In analyzing this situation, the General Partners decided that there were two primary reasons for the lack of improvement in the operations of the Partnerships. First, the Partnerships' portfolios have been fixed since original acquisition. Therefore, the Partnerships have been unable to acquire new investments irrespective of potential investment return, have been unable to trade poorly performing assets for assets with better profit potential, and have been unable to increase the overall size of their portfolios to take advantage of improving markets. Second, the majority of the Partnerships' assets are fixed income GNMA securities or FHA insured loans, which by their nature do not participate in improvements in the real estate markets. Consequently, the General Partners decided that the best way to improve total returns to the Investors was to develop a transaction that would broaden the investment limitations of the current Partnerships so as to allow more flexibility in the type of assets acquired and their investment management and to allow overall portfolio growth as market conditions warrant.

    The General Partners evaluated a number of alternative transactions to achieve these objectives. Each of these alternatives appeared to have some advantages and disadvantages, and might be in the best interest of some Investors but not others. The General Partners consequently concluded that on balance the proposed Transaction was the best of the alternatives for the Investors of each Partnership and as a whole.

PREPARATION FOR AND CHRONOLOGY OF EVENTS LEADING TO THE TRANSACTION

    The events leading to the Transaction may be divided into two general phases, which overlapped somewhat: (a) general investigation and consideration of alternate transactions; and (b) events directly leading to the structuring and implementation of the Transaction.

    GENERAL INVESTIGATION AND CONSIDERATION OF ALTERNATE TRANSACTIONS. Since assuming management of each of the Partnerships, the General Partners have been evaluating each Partnership's business prospects, especially with respect to the feasibility of providing liquidity to the Investors and increasing distributions to Investors. As the General Partners reviewed the original investment objectives of the Partnerships and began to explore options, the General Partners concluded that the Partnerships had failed to achieve two of their original investment objectives, which were liquidity and growth. The General Partners thus began to explore options such as the Transaction and certain alternatives to the Transaction. See "--The Decision to Pursue the Transaction" above.

    STRUCTURING AND IMPLEMENTATION OF THE TRANSACTION. In September 1997, representatives of the General Partners contacted the law firm of Kutak Rock in Omaha, Nebraska and Denver, Colorado to discuss legal issues relating to the Transaction. On September 12, 1997, representatives of the General Partners initiated a conference call with representatives of Kutak Rock in Denver, and representatives of the law firm of Skadden, Arps, Slate, Meagher & Flom ("Skadden Arps") in New York, New York to discuss preliminary issues relating to the Transaction and the preparation of a preliminary discussion draft of a prospectus/ consent solicitation statement and a registration statement on Form S-4 (the "Registration Statement"). During the conference call representatives of the General Partners authorized Kutak Rock to begin preparing the preliminary discussion draft of the Registration Statement and related documents describing the Transaction as a merger of the Partnerships into a publicly traded limited partnership. In September, 1997, representatives of the General Partners signed a formal engagement letter retaining Kutak Rock to perform the legal services in connection with the Transaction. Another conference call with the same parties was held on September 29, 1997, to discuss tax issues and other matters potentially relating to the Transaction.

    In September, 1997, representatives of the General Partners contacted representatives of Sutro & Co. in Los Angeles regarding the possibility of Sutro & Co. rendering a fairness opinion in connection with the Transaction. Representatives of the General Partners also contacted representatives of Robert
A. Stanger & Co., Inc. in New Jersey regarding valuations and fairness opinions for the Transaction.

    On October 4, 1997, Kutak Rock circulated a preliminary discussion draft of the Registration Statement to representatives of the General Partners. On October 8 and 9, 1997, a meeting was held in the offices of Skadden Arps in New York to discuss the draft and other preliminary issues relating to the Transaction. In attendance were representatives of the General Partners, Kutak Rock, Skadden Arps, E&Y Kenneth Leventhal Real Estate Group and a representative of a national investment banking firm. At the time, the possibility of forming the Company as various different types of entities was discussed. During these discussions, the alternative of a merger of the Partnerships into a publicly traded limited partnership was discussed further. However, it was determined that limited partnership units do not trade well on securities exchanges, that the market tends to view common stock more favorably than limited partnerships units and that pursuing this alternative would substantially diminish the Partnerships' ability to grow, making this alternative less advantageous to Investors.

    In October, 1997, representatives of the General Partners contacted Valuation Research regarding the possibility of Valuation Research rendering valuations and fairness opinions in connection with the Transaction. In November, 1997, Valuation Research was retained to provide the Appraisals of the real estate of the Operating Partnerships in which the Partnerships have limited partner interests.

    At various times during the month of October, representatives of the General Partners contacted representatives of Kutak Rock by telephone to discuss legal issues relating to the Transaction and the disclosure in the Registration Statement.

    In November, 1997, the Transaction was selected as the most favorable alternative considered by the General Partners.

    In November, 1997, representatives of America First Companies contacted George J. Kubat, Mariann Byerwalter and Martin A. Massengale to see if they would be willing to serve on the Special Committee. All three agreed to serve on the Special Committee. Ms. Byerwalter subsequently resigned from the Special Committee because of a potential conflict of interest. See "THE TRANSACTION--The Special Committee"


    On December 15, 1997, the Special Committee met in Denver, Colorado at the offices of Kutak Rock for an organizational meeting to review the outline of the proposed Transaction and to interview law firms to represent the Special Committee. At the meeting the Special Committee selected Holland & Hart LLP to serve as counsel to the Special Committee. At this meeting, the Special Committee also interviewed Valuation Research as a potential advisor to the Special Committee and as a potential fairness opinion provider with respect to the Transaction. Valuation Research was also interviewed with respect to the Appraisals it had already been retained to conduct. At this meeting, representatives of America First described to the Special Committee the background relating to the Transaction, the goals and purposes of the Transaction, the alternative transactions that had been considered by America First, and some preliminary information regarding the Company.



    At a meeting of the Special Committee held in Denver, Colorado on January 19, 1998, Sutro & Co., J.C. Bradford & Co. and Schroders were each interviewed as potential advisors to the Special Committee and as potential providers of a fairness opinion with respect to the Transaction. At the meeting, Sutro & Co. was selected by the Special Committee to serve as the fairness opinion provider and as an advisor to the Special Committee, in large part based on Sutro & Co.'s experience in similar transactions, its research capabilities, resources and more competitive fee structure. Sutro & Co. was also selected because of its reputation in connection with companies involved in real estate activities and real estate assets.

    At a meeting of the Special Committee held February 6, 1998 in San Francisco, Ms. Byerwalter resigned from the Special Committee as a result of a potential conflict of interest resulting from a separate and distinct transaction sponsored by America First Companies. The remaining members of the Special Committee then retained Sutro & Co. to render the Fairness Opinion in connection with the Transaction. Sutro & Co. then made a presentation discussing the current status, business strategy and future business plan and goals of the Partnerships, alternatives to the Transaction, an analysis of a pro forma trading range of the Common Stock of the Company, an analysis of proposed management contracts and an analysis of the Fairness Opinion to be issued by Sutro & Co.



    At a meeting of the Special Committee held in Denver, Colorado on March 5, 1998, Sutro & Co. made a presentation regarding a preliminary analysis of the Transaction. At this meeting, Sutro & Co. distributed a written outline of their presentation. This written outline contained information relating to four major topics: (i) the Exchange Values and Exchange Value percentage allocation analysis, (ii) common stock pro forma estimated trading valuation for the Company, (iii) peer groups for the Company, and (iv) an analysis of proposed management contracts. The first section contained charts reviewing the Appraisals rendered by Valuation Research, charts comparing the estimated liquidation value versus a going concern value, a chart projecting 1998 property level income statements for the Partnerships, a chart projecting 1998 income statements for the Company and charts reviewing the Exchange Values and the allocation of the Exchange Values between the Partnerships. The second section contained charts reviewing the pro forma estimated initial trading valuation and future trading valuation for the Company. The third section contained charts comparing the Company to a peer group of multi-family equity REITs and charts comparing the Company to a peer group of real estate development companies. The third section also contained a description of the real estate development companies included in the peer group. The fourth section contained a chart comparing estimated future fees payable under the Advisory Agreement to the historical compensation paid to the General Partners. The Special Committee, together with the representatives from Sutro & Co., discussed a number of matters, including potential alternatives to the Transaction, and an analysis of fees payable under the proposed Advisory Agreement compared to fees payable under management agreements for other real estate companies.



    At a telephonic meeting of the Special Committee held on March 12, 1998, the Special Committee discussed the proposed Advisory Agreement and asked Sutro & Co. for some additional analysis regarding the fees and termination provisions of the Advisory Agreement.



    At a telephonic meeting of the Special Committee held on April 3, 1998, the Special Committee received a report from Sutro & Co. regarding the terms of the Advisory Agreement, and discussed certain proposed changes to the Advisory Agreement.



    At a telephonic meeting of the Special Committee held on April 9, 1998, the Special Committee discussed the status of the negotiations concerning the Advisory Agreement and received additional information from Sutro & Co. concerning management agreements involving other real estate companies.



    At a telephonic meeting of the Special Committee held on April 29, 1998, the Special Committee discussed the status of the Advisory Agreement, and the negotiations relating thereto. In addition, the Special Committee reviewed a number of substantive and procedural factors relating to the Transaction that would be taken into account when the Special Committee ultimately considered the fairness of the Transaction.



    At a telephonic meeting of the Special Committee held on May 4, 1998, the members of the Special Committee discussed the status of negotiations relating to the Advisory Agreement, and the status of the Transaction. The Special Committee then reviewed and discussed the draft Fairness Opinion. The Special Committee then reviewed a number of substantive and procedural factors relating to the Transaction that it had considered, including, without limitation, the following:



    - the Fairness Opinion of Sutro & Co., the methodology used by Sutro & Co. to prepare the Fairness Opinion, and each of the substantive factors considered by Sutro & Co.



    - the Appraisals conducted by Valuation Research, and the reasons why the Appraisals were believed to be satisfactory for purposes of the Special Committee's analysis

    - the method used to determine the Exchange Values used in the Transaction



    - the proposed business plan of the Company



    - a comparison of the advantages and disadvantages of the Transaction compared to a variety of alternative transactions, including the status quo



    - the projected costs of termination and liquidation of the Partnerships



    - the likely pro forma trading range for shares of the Company following the Transaction



    - the terms of the proposed Advisory Agreement



    - the terms of the Notes



    - the likely federal income tax effects of the Transaction on Investors



    - the experience of the proposed management of the Company



    - the current and historical financial condition and results of operations of the Partnerships



    - the projected financial condition, results of operations, prospects and objectives of the Partnerships and the Company, as well as risks in the real estate industry under then-current economic and market conditions



    - the nature and background of the Investors



    - the historical performance of the publicly traded Units



    - the thinly traded, illiquid nature of the publicly traded Units



    - the impact of the Transaction on the Partnerships' loan documents and other contractual arrangements



    - the application of the Partnership Agreements to the Transaction



    - the timing and likelihood of consummation of the Transaction



    - the ability of Investors to elect to receive Notes in the Transaction



    - the fact that the Transaction will require the approval of a majority in interest of the Investors



    - other procedural factors, including the fact that information was provided on a continual basis to the Special Committee and its advisors, the fact that the Special Committee played an active role in negotiations and in the decision-making process, the fact that the Special Committee carefully considered the Transaction having a full awareness of its duties, and the fact that the Special Committee used its financial advisor on an ongoing basis.



    In light of all of these factors, the Special Committee concluded that the Transaction was fair as a whole to, and in the best interests of, the Investors, and recommended that the General Partners and the Investors approve the Transaction.



    At a telephonic meeting of the Special Committee held on May 5, 1998, the members of the Special Committee reviewed a number of issues relating to the Indenture.



    Between December 15, 1997 and May 5, 1998, the Special Committee participated in numerous telephone conversations, many of which included representatives from Holland & Hart LLP and/or Sutro & Co., in which various issues raised during meetings of the Special Committee were discussed further.


    The Board of Managers of America First Companies met on May 5, 1998 to consider and approve the Transaction. At the May 5, 1998 meeting, the Special Committee summarized the actions it had taken in connection with the proposed Transaction, the conclusions it had reached regarding the fairness of the Transaction and the recommendations it had made to the General Partners and to the Investors that the Transaction be approved. Following a discussion of these matters, the Board of Managers approved the Transaction.

    On May 7, 1998, the Company filed the Registration Statement on Form S-4 with the Commission.


    On July 21, 1998 the Company filed with the Commission Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 in response to comments issued by the Commission with respect to the Registration Statement.



    At a telephonic meeting of the Special Committee held on September 23, 1998, the members of the Special Committee received a report from Sutro & Co. regarding a draft bring-down fairness opinion that Sutro & Co. had prepared. In addition, the Special Committee reviewed each of the factors considered at the May 4, 1998 meeting of the Special Committee, and determined that there had not been any changes in those factors that impacted the Special Committee's previous conclusion about the fairness of the Transaction. The Special Committee also discussed and approved of several changes that had been proposed to the Partnership Agreements and to the form of Merger Agreement.



    On November 3, 1998 the Company filed with the Commission Pre-Effective Amendment No. 2 to the Registration Statement on Form S-4 in response to comments issued by the Commission with respect to the Registration Statement.


ALTERNATIVES CONSIDERED

    Before deciding to recommend the Transaction, the General Partners considered alternatives to the proposed Transaction in an effort to achieve maximum Investor return and substantially enhanced liquidity. The alternatives were also considered by the Special Committee in connection with its review of the fairness of the Transaction. In addition to the proposed Transaction, the General Partners and the Special Committee each considered the following options: (i) continued management of the Partnerships as currently structured,
(ii) listing the Units of each Partnership on a national securities exchange or automated quotation system; (iii) merging the Partnerships into a single publicly traded partnership and listing the resulting partnership interests on a national securities exchange or automated quotation system; (iv) merging the Partnerships together to form a single REIT; (v) qualifying each Partnership as an individual REIT; and (vi) liquidating the Partnerships through entire portfolio sales or sales of individual properties. For a quantitative comparison of the alternatives to the Transaction, see "FAIRNESS."

    CONTINUATION OF PARTNERSHIPS. An alternative to the Transaction would be to continue each of the Partnerships in accordance with its existing business plan. If the Partnerships were to continue in their current form, they would remain separate legal entities governed by their respective Partnership Agreements, with their own assets and liabilities. Investors in favor of this option should consider voting against the Transaction. Continuing the Partnerships without change has a number of benefits, including the following:

    - each Partnership would remain a separate entity, with its own assets, liabilities and original investment objectives, consistent with the guidelines, restrictions and safeguards in its Partnership Agreement;

    - there would be no change in the nature of the Investors' investments or relative voting rights, and the Partnership's performance would not be affected by the performance of the other Partnership, including the investment objectives, interests and intentions of the Investors in the other Partnership;

    - the Partnerships would not incur any expenses in connection with the Transaction;

    - the Partnerships would avoid the risks inherent in the Transaction; and

    - the Partnerships would continue their tax advantaged status and not be subject to federal income tax.

    Maintaining the Partnerships as separate entities may have the following potentially negative results when compared with the benefits the General Partners believe may be derived from the Transaction:

    - illiquidity of investment on a current basis due to the lack of a large and established secondary market;

    - inability to raise new capital or make new investments, thus limiting growth of the Partnerships' capital to that inherent in the existing Partnership investments;

    - no flexibility or control in actively managing the portfolio in response to changing conditions in national and international real estate markets;

    - the declining value of the mortgage investments due to amortization of principal and subsequent distributions of such amounts;

    - duplication among the Partnerships in reporting, filing and other costly administrative services; and

    - continued complicated tax filings for Investors.

    LISTING PARTNERSHIP UNITS. Another alternative to the Transaction would be to list the Units of each Partnership on a national securities exchange or on an automated quotation system in an attempt to increase the liquidity of the Units. However, the General Partners believe that limited partnership units generally do not trade well on such exchanges or automated quotation systems and that consequently meaningful liquidity would not be achieved. Furthermore, the General Partners believe that the market tends to view common stock more favorably than limited partnership units and that pursuing this alternative would substantially diminish the Partnerships' ability to grow compared to the Transaction. As a publicly traded company with a base of assets greater than a single Partnership, the Company expects to be able to issue additional debt and equity securities with greater ease and on more attractive terms than would be available to a Partnership individually. For the reasons described above, as well as for some of the reasons set forth above with respect to continuation of the Partnerships, the General Partners concluded that the potential negatives of this alternative outweigh any advantages it may have over the Transaction.

    MERGER RESULTING IN A SINGLE PUBLICLY TRADED LIMITED PARTNERSHIP. Instead of participating in the Transaction, the Partnerships could be merged together to form a single publicly traded limited partnership with the units of the new limited partnership listed on a national securities exchange or automated quotation system. For the reasons discussed above with respect to listing the Units of each individual Partnership, the General Partners determined that this alternative is less advantageous to the Investors than the Transaction.

    SINGLE REIT. The General Partners considered merging the two Partnerships into a single entity which would elect REIT status but determined that it was a less attractive alternative to the Transaction. The General Partners concluded that the resulting REIT would be too small in terms of total capitalization to compete with existing REITs having similar investment objectives. Specifically, the initial capitalization of the new company would be less than $85 million, in contrast to the more than 85 REITs with total current capitalization in excess of $500 million each, placing the new company at a significant disadvantage. For example, many investment opportunities available to the competition would be foreclosed to the new company because of its small size and resulting difficulty in attracting capital at competitive pricing. As such, growth prospects would be constrained by the new company's unfavorable competitive position. Furthermore, due to restrictions in the Code relating to distributions of net taxable income and limitations on sales of assets, as a REIT the Company would not be able to pursue the business plan described herein which involves the ability to retain cash flow for investment purposes and to sell assets regularly after the achievement of goals set for those assets.

    INDIVIDUAL REITS. The General Partners considered converting each Partnership into an individual REIT, but determined that it was a less attractive alternative than the Transaction for the same reasons discussed above for the single REIT alternative. The issues cited above as reasons for the lack of attractiveness of a new company as a single REIT would be magnified when applied to each Partnership as an individual REIT due to the significantly smaller size of each Partnership as a stand alone entity.

    LIQUIDATION. Although the investment objectives and policies of the Partnerships do not contemplate the commencement of the liquidation of the Partnerships at any specific time, the General Partners assessed the possibility of commencing the orderly liquidation of the Partnerships and distributing the net proceeds from such liquidation to the Investors and General Partners. The General Partners concluded that liquidation would be costly and time consuming and would not be as beneficial to Investors as the Transaction.

    The General Partners determined that an attempt to liquidate the Partnerships' investments at the current time would likely result in the Investors not achieving the full potential benefits from an investment in the Partnerships. They concluded that liquidation would not be the best option to realize the optimum return on an investment in the Partnerships because although the Partnerships' investments in mortgage loans could likely be sold at or slightly above their face value, most of the Partnerships equity positions in the Operating Partnerships are not attractive to buyers due to restrictions in the various Operating Partnership documents. Liquidation of most of the equity positions would require either (i) a protracted period of negotiations with the various general partners of the Operating Partnerships which could potentially create both substantial transaction costs and additional costs to the Partnerships of continuing operations during the negotiation period, and/or (ii) the Partnerships' accepting substantial discounts in value. In addition, there may be additional costs associated with representations, warranties, and indemnifications that purchasers generally require and which may result in additional escrow costs. In addition to reviewing the liquidation of the Partnerships' assets through methods outlined by the General Partners, the Special Committee separately considered the viability of liquidating the Partnerships through a potential sale of the Partnerships' assets to a REIT. The Special Committee concluded that this was not a viable option due to various restrictions in the Operating Partnership partnership agreements. Furthermore, the liquidation of the Partnerships would involve certain transaction costs, such as legal fees and various other closing costs, which would further reduce the amount of net proceeds available for distribution.

    On the other hand, in a liquidation of the Partnerships, Investors would benefit by avoiding the risks of continuing their ownership of the Partnerships and those associated with the Transaction. Liquidation would provide for the final liquidation of the Investors' investments and a likely substantial distribution of cash equal to net liquidation proceeds, though not at a level that would allow Investors to realize their original investment. In addition, the Investors would have the potential to reinvest the net proceeds received in the liquidation in similar or different investments.

REASONS FOR, AND BENEFITS OF, THE TRANSACTION

    In deciding whether to recommend the Transaction to the Investors, and in structuring its terms, the General Partners considered the benefits to be derived as a result of the Transaction. The following is a brief discussion of the primary benefits the Transaction is expected to generate for the Investors.

    SUBSTANTIALLY ENHANCED LIQUIDITY POTENTIAL. The Units are not currently listed or regularly traded on a national securities exchange or quoted in the automated quotation system of any registered securities association or other over-the-counter market. Following the Transaction, the anticipated listing of the Common Stock on the NYSE and the Company's larger equity market capitalization and growth strategy should enhance the liquidity of investments held by Investors. The General Partners therefore believe the Transaction offers Investors a faster and more efficient means of liquidating their investment than if the Partnership were to attempt to liquidate their portfolios through conventional property sales.

    POTENTIAL FOR COMPANY GROWTH; ENHANCED ACCESS TO CAPITAL. The Company will expand the investment objectives and policies of the Partnerships. Following the Transaction, the Company will have the potential for enhanced access to and flexibility in obtaining additional equity and debt financing. In particular, the Company will have the ability to fund future portfolio growth through the issuance of additional publicly traded securities and the raising of funds from borrowing under secured and unsecured debt obligations. The Partnerships are currently limited under their respective Partnership Agreements in their ability to raise additional capital. Following the Transaction, the Company will not be subject to the same capital-raising limitations. In addition, the size and structure of the Company should provide financing alternatives presently not available to the Partnerships. The General Partners believe that the larger total market capitalization of the Company, as compared to those of the individual Partnerships, will encourage additional and continuing investment, in many cases by institutional investors (which tend to favor companies with large market capitalizations), which may over time lead to an increase in the trading multiple and share price of the Company.


    WAIVER BY AFFILIATES OF THE CAP SOURCE I GENERAL PARTNERS OF AMOUNTS PAYABLE BY CERTAIN CAP SOURCE I OPERATING PARTNERSHIPS. If the Transaction is completed, affiliates of the Cap Source I General Partners have agreed to permanently waive amounts which may be payable by certain Cap Source I Operating Partnerships to such affiliates. As of June 30, 1998, such amounts totaled $3,416,295, as reflected in the financial statements of Cap Source I. These amounts are payable pursuant to the terms of the partnership agreements for the Cap Source I Operating Partnerships.


    DIVERSIFICATION OF ASSETS. By combining the Partnerships into a single ownership entity, the Transaction will create an investment portfolio substantially larger and more diversified than the portfolio of an individual Partnership. This increased size and the resulting combination of operations spreads the risk of the investment over a broader group of assets and reduces the dependence of Investors' investment upon the performance of any particular asset or group of assets, any specific geographic area or industry, or any particular large tenant or tenants.

    SIMPLIFIED REPORTING REQUIREMENTS. The Transaction will result in simplified federal and state tax reporting for Investors. Shareholders and Noteholders will receive Form 1099 rather than the more complicated Schedule K-1 and will no longer be subject to state tax withholding or be required to file individual state tax returns (other than in their state of residence) solely as a result of an investment in the Company.


    The General Partners also considered: (i) that the effects of the Transaction may differ with each Investor and may be disadvantageous to certain Investors, depending on their individual circumstances and investment objectives; and (ii) certain negative factors relating to the Transaction. The following is a list of all material negative factors considered by the General
Partners: (a) the uncertainty as to the prices at which the Common Stock will trade and the possibility that the trading price of the Shares may be lower than the value assigned to them for purposes of the Transaction; (b) the Company is a newly formed corporation, with no operating history; (c) potential conflicts facing the Company following the Transaction, including, among other things, the fees payable to the Advisor under the Advisory Agreement; (d) the payment of expenses relating to the Transaction will reduce the net worth of the Company following the Transaction; and (e) there can be no assurance the Company will be able to achieve the benefits of the Transaction and successfully implement its business plan as described herein. The General Partners did not believe that the negative factors were sufficient, either individually or collectively, to outweigh the advantages of the Transaction. See "RISK FACTORS" and "THE TRANSACTION--Conflicts of Interest and Benefits to Insiders."


    For a discussion of the potential benefits of the alternatives to the Transaction and the reasons such alternatives were rejected by the General Partners, see "--Alternatives Considered," above, and "FAIRNESS--Comparison of Certain Alternative to the Transaction." While the Transaction does not preclude the Company from electing REIT status in the future, it does effectively preclude the pursuit of the other alternatives to the Transaction.

CONSEQUENCES IF TRANSACTION NOT COMPLETED

    If the Transaction is not completed the Partnerships will continue to operate as separate legal entities with their own assets and liabilities. There will be no change in their investment objectives, policies and restrictions.

                                THE TRANSACTION

GENERAL

    The General Partners have proposed the Transaction in which (i) the Partnerships, the General Partners and the Company will be merged together, (ii) the separate existence of the Partnerships will cease and the Company will be the surviving entity and will succeed to all of the assets and liabilities of the

Partnerships and the General Partners, and (iii) Investors will receive, at their election and subject to certain limitations, either Shares or Notes based upon the Exchange Value assigned to their respective Partnerships for purposes of the Transaction. The General Partners will receive 33,549 of the Company's Shares, or approximately 1% of the Shares that will be outstanding after the completion of the Transaction assuming no Notes are issued, as consideration for the transfer of their assets to the Company pursuant to the Merger Agreement. The Transaction has been proposed by the General Partners in an effort to increase the value of investments held by Investors while offering substantially enhanced liquidity.

    The Company, the General Partners and the Partnerships have entered into the Merger Agreement and will consummate the Transaction pursuant to the terms thereof promptly after the receipt of consents from Investors holding a majority of the outstanding Units of each of the Partnerships. If the consent of a majority in interest of the Investors of each of the Partnerships is not received, or all other conditions to the Transaction are not satisfied, by
           , 1998, the Merger Agreement will terminate. In addition, the Merger Agreement may be terminated by a majority of the Board of Directors before or after the receipt of consents from Investors at any time prior to the Effective Date.

TERMS OF THE MERGER AGREEMENT

    The following is a summary of the material terms of the Merger Agreement. This summary does not purport to be complete and is subject to, and qualified in its entirety by, the terms of the Merger Agreement, a copy of which is attached as Appendix A of this Prospectus/Consent Solicitation Statement and is incorporated by reference herein.

    EFFECT OF THE MERGER. Under the terms of the Merger Agreement (i) the separate existence of the Partnerships will cease and the Company will be the surviving entity and will succeed to all of the assets and liabilities of the Partnerships and General Partners, and (ii) Investors will become Shareholders or Noteholders of the Company.

    CONDITIONS TO CONSUMMATION OF THE TRANSACTION. The closing for the Transaction will take place promptly after the General Partners have received the consent to the Transaction from the holders of a majority of the outstanding Units of each of the Partnerships. The receipt of such consent by no later than
           , 1998 (unless such date is extended by the General Partners in their sole discretion) is a condition to closing the Transaction and if it is not obtained, or all other conditions to closing are not satisfied or waived, the Merger Agreement will terminate. Other conditions to closing include (i) the declaration of effectiveness of the registration statement for the Shares of the Company under the Securities Act of 1933, as amended (the "Securities Act");
(ii) the delivery of a tax opinion acceptable to the General Partners to the effect that for federal income tax purposes the Transaction will be an exchange subject to the nonrecognition provisions of Section 351 of the Code, provided that for purposes of such opinion the Transaction shall include only the merger of the Partnerships into the Company and the related transfer of assets by the Partnerships to the Company; (iii) the absence of any material adverse change in the overall business of the Partnerships from the date of this Prospectus/Consent Solicitation Statement to the Effective Date; and (iv) the approval of the Shares of the Company for listing on NYSE, subject to official notice of issuance.

    TERMINATION OF THE MERGER AGREEMENT. The Merger Agreement may be terminated by a majority of the Board of Directors before or after the receipt of consents from Investors at any time prior to the effective time of the Certificate of Merger filed with the Secretary of State of the State of Delaware relating to the Transaction.

ISSUANCE OF SHARES AND NOTES OF THE COMPANY


    On the Effective Date, the Units of both Partnerships will be cancelled. At such time, Investors whose ownership is reflected on the books and records of the Partnerships on the Record Date will become either Shareholders or Noteholders, as the case may be, on the books of records of the Company, with all the rights thereof, including the right to receive dividends or interest payments. As promptly as practicable after the Effective Date, the Company will cause to be mailed to the Shareholders or Noteholders, as the case may be, certificates representing the number of Shares to which the Shareholder is entitled or Notes which will be issued in denominations of $1,000 and any integral multiple thereof.


NO FRACTIONAL SHARES

    No fractional Shares will be issued by the Company in the Transaction. Each Investor who would otherwise be entitled to a fractional Share (which entitlement will be determined by combining such Investor's allocation of Shares from each Partnership as to which such Investor is receiving Shares) will instead receive a cash payment equal to $25 multiplied by the fraction.

FRACTIONAL NOTES

    The principal balance of the Notes to which an Investor is entitled is determined by multiplying the number of the Investor's Units by the Exchange Value, per $1,000 original investment, assigned to such Investor's Partnerships. The application of this formula may result in the Investor's being entitled to a fractional interest in a Note (determined after combining such Investor's allocation of Notes from each Partnership as to which such Investor is receiving Notes). The Company will issue to each Investor entitled to such a fractional interest a promissory note ("Promissory Note") with an original principal balance equal to that fraction times $1,000, subject to the Company's right, at its option, to pay cash in lieu of any portion of a Promissory Note. Apart from its principal balance, this Promissory Note will be identical to the Notes and will be issued by the Company pursuant to the Indenture. No market is expected to develop for these Promissory Notes and they will not be listed on any securities exchange.

TRANSACTION EXPENSES

    GENERAL. The term "Transaction Costs" means all costs associated with the Transaction. Assuming the Transaction is approved, the Transaction Costs are estimated to be as follows:

                        SOLICITATION/COMMUNICATION COSTS

Information Agent.................................................  $  35,000
Printing, postage and brochure....................................    225,000
Marketing expenses................................................     20,000
                                                                    ---------
  Subtotal........................................................  $ 280,000
                                                                    ---------

                          PRECLOSING TRANSACTION COSTS

Legal Fees........................................................  $ 390,000
Special Committee.................................................     40,000
Appraisals (including fee and expenses)...........................     90,000
Fairness Opinion (including fees and expenses)....................    225,000
Registration, Listing and Filing Fees.............................    110,000
Accounting........................................................     65,000
Contingency.......................................................     35,000
                                                                    ---------
  Subtotal........................................................  $ 955,000
                                                                    ---------

                           CLOSING TRANSACTION COSTS

Transfer Fees, Taxes and Title.....................................  $  50,000
                                                                     ---------

                   COSTS TO WIND UP AND DISSOLVE PARTNERSHIPS

Accounting......................................................  $  20,000
                                                                  ---------
Total Transaction Costs.........................................  $1,305,000
                                                                  ---------
                                                                  ---------

    ALLOCATION OF COSTS. If the Transaction is approved, all Transaction Costs will be paid by the Partnerships and the Company. If the Transaction is rejected, the General Partners of each Partnership will bear a percentage of all Transaction Costs, excluding solicitation/communication costs, equal to the total number of abstentions and "NO" votes cast by Investors in that Partnership with respect to the Transaction, divided by the total number of abstentions and votes cast by Investors in that Partnership. In such event, the Partnerships will bear the remaining Transaction Costs. The solicitation/communication costs listed above will be paid by the Partnerships.

ACCOUNTING TREATMENT


    The Transaction will be accounted for using the purchase method of accounting in accordance with GAAP. Cap Source I will be deemed to be the acquirer of Cap Source II under the purchase method because its Unitholders will be allocated the largest number of Shares. Accordingly, the Transaction will result, for financial accounting purposes, in the effective purchase by Cap Source I of all of the Units of Cap Source II. As the surviving entity for financial accounting purposes, the assets and liabilities of Cap Source I will be recorded by the Company at their historical cost and the assets and liabilities of Cap Source II will be recorded at their estimated fair values. In addition, Cap Source I will acquire the assets of the General Partners, which will be accounted for using the purchase method of accounting.


REGULATORY MATTERS

    The Transaction will not be subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976. However, the Transaction is subject to the completion or receipt by the General Partners of all necessary requirements and approvals by the United States Department of Housing and Urban Development ("HUD"). These requirements include the filing by principals and affiliates of a certificate regarding their previous participation in HUD projects and clearance of such certificate by HUD. HUD may also require the submission of information for a modified review of the Transaction. The General Partners are not aware of any facts which would cause HUD not to take the required action or approvals. Other than federal proxy solicitation rules relating to the solicitation of Investor consents and state and federal regulations relating to the offering of the Company's Shares and Notes, no other federal or state regulatory requirements must be complied with and no approval thereunder must be obtained in connection with the Transaction.

THE SPECIAL COMMITTEE

    The General Partners arranged for the organization of the Special Committee to represent the interests of the Partnerships and Investors in negotiating the terms and conditions of the Transaction and Advisory Agreement. The Special Committee also negotiated the fees to be paid to the Advisor under the Advisory Agreement. The Exchange Values were initially determined by the General Partners and subsequently reviewed and approved by the Special Committee. The Special Committee concluded that the terms of the Transaction are fair as a whole, to the Partnerships and to the Investors in each of the Partnerships. The Special Committee was retained without conditions or restrictions.


    The members of the Special Committee are Messrs. Martin A. Massengale and George J. Kubat. Since the organization of the Special Committee, it has met in person on four occasions and has had seven additional telephonic meetings and numerous other telephone conferences for the purpose of considering the proposed Transaction. As part of its analysis of the Transaction, the Special Committee engaged its own legal counsel and engaged Sutro & Co. to render the Fairness Opinion with regard to the Transaction. See "FAIRNESS OPINION AND APPRAISALS--Fairness Opinion." The Special Committee originally consisted of three members, including the two current members and Ms. Mariann Byerwalter. Ms. Byerwalter resigned from the Special Committee on February 6, 1998 as a result of a potential conflict of interest relating to her position as the former Chief Financial Officer and director of Eureka Bank, and as a former director of the holding company of Eureka Bank. Eureka Bank was owned by America First Financial Fund, which could be considered to be an affiliate of America First Companies. Eureka Bank was sold in January 1998, and is no longer an affiliate of America First Companies. Messrs. Massengale and Kubat were each paid $15,000 plus reasonable out-of-pocket expenses as compensation for serving as members of the Special Committee.


    The two members of the Special Committee serve as directors on the board of managers of America First Companies. America First Companies is a privately held limited liability company that controls the General Partners. The two members of the Special Committee are independent members of the board of managers of America First Companies for purposes of meeting the independent director requirement of the national securities exchanges where securities of other companies sponsored by affiliates of the General Partners are traded. The two members of the Special Committee do not own an equity interest in America First Companies or the General Partners, nor will they receive any interest in the Company or the Advisor. The two members will not be employed by, or serve as a director of the Advisor or the Company following the Transaction. The compensation for the Special Committee is a fixed amount of $15,000 per member, plus reimbursement of expenses, and not contingent upon the outcome of the Transaction. Therefore, the General Partners have not retained an unaffiliated representative to act on behalf of the Investors. The Company believes that the affiliation of the members of the Special Committee with America First Companies does not materially and adversely affect their ability to act as representatives for the interests of the Investors. If the General Partners had retained an unaffiliated party to represent the interests of the Investors, those representatives might have been able to negotiate a more favorable fee structure for the Advisor and better terms for the Transaction on behalf of the Investors.



    The members of the Special Committee were selected based on their general business experience and because they serve as independent members of the board of managers of America First Companies, for NASDAQ purposes, with respect to two publicly traded limited partnerships, the general partners of which are controlled by America First Companies. America First Companies controls the General Partners. Messrs. Massengale and Kubat are not officers or employees of America First Companies, nor do they own any equity interest in America First Companies. Neither Mr. Massengale nor Mr. Kubat will receive any economic benefit which is contingent upon the completion of the Transaction.


    The business experience of the members of the Special Committee is as follows:


    George J. Kubat is president and chief executive officer of Phillips Manufacturing, Inc. of Omaha, Nebraska. From 1969 to 1992, Mr. Kubat was employed by Coopers & Lybrand, most recently as Tax Partner-in-Charge of the Omaha office. Mr. Kubat is a director and chairman of the Audit Committee of American Business Information, Inc.; member of the board of managers and chairman of the Audit Committee of InfoUSA, Inc.; and a director and chairman of the Audit Committee of Sitel Corp. He is active in numerous civic and charitable organizations including being a director and treasurer of the Nebraska Game and Parks Foundation and a director of All Our Kids, Inc. Mr. Kubat holds a degree of Juris Doctorate from Creighton University and is a Certified Public Accountant.


    Martin A. Massengale is a member of the Board of Managers of America First Companies. Since 1976, Dr. Massengale has been associated with the University of Nebraska as vice chancellor, chancellor, interim president, president and currently as president emeritus. Prior to joining the University of Nebraska, he was a professor and associate dean with the University of Arizona. He serves on the Board of Directors of IBP, Inc., a meat packing company, and on the Board of Trustees of Great Plains Funds, a mutual fund. He has served on a number of professional boards, has received more than 30 awards recognizing his contributions to agriculture and education and has published more than 70 articles pertaining to agriculture. At the invitation of the Minister of Education, Dr. Massengale traveled to the People's Republic of China to review educational programs with the State Commission of Education in Beijing and for the Shaanxi Providence in Xi'an. He has also provided his expertise to Australia and New Zealand, Morocco, Indonesia, the Soviet Union, Saudi Arabia, Mexico and Brazil. He has been recognized by more than 20 publications, both national and international, for his achievements and leadership in both education and agriculture.

RECOMMENDATION OF THE GENERAL PARTNERS AND THE SPECIAL COMMITTEE



    The General Partners, together with the Special Committee, have determined that the Transaction is in the best interest of the Investors and that it is fair to the Partnerships, to the Investors in each of the Partnerships and as a whole. Accordingly, the General Partners have approved the Transaction and the Merger Agreement, and the General Partners and the Special Committee recommend that the Investors vote "YES" in favor of the Transaction and the adoption of the Merger Agreement. The General Partners believe the Transaction is the most attractive alternative for providing Investors with the possibility of increasing the value of their investments while offering substantially enhanced liquidity. The Special Committee was not engaged to determine whether the Transaction is the most attractive alternative to the Investors. See "FAIRNESS."



AMENDMENTS TO PARTNERSHIP AGREEMENTS



    To eliminate the need for Investors to locate and present to the General Partners certificates representing Units to be exchanged in connection with the Transaction, the General Partners amended Sections 7.01 and 7.02 of the Partnership Agreements to provide that ownership of the Units be evidenced solely by the books and records of the Partnerships. To comply with the rules and regulations of the SEC governing the Transaction, which require a solicitation period of at least 60 days, the General Partners also amended Sections 10.01(b) and 10.01(c) of the Partnership Agreements to specifically provide for giving notice of a meeting and the setting of a record date at least 10 but not more than 120 days prior to the final date on which the solicitation of the consent of the Investors takes place. Investors voting in favor of the Transaction will also have voted in favor of ratifying these amendments to the Partnership Agreements (the "Amendments") and any other actions taken by the General Partners to facilitate the Transaction.


EFFECT OF THE TRANSACTION ON DISSENTING INVESTORS

    Dissenting Investors and Investors who abstain from voting with respect to the Transaction do not have a statutory right to elect to be paid the appraised value of their interests in the Partnership. However, all Investors, including Dissenting Investors, will be given the opportunity to elect to receive Notes instead of Shares for their Units as described under "THE NOTES." Noteholders are entitled to receive only the principal and interest payments required under the Notes. Unlike Shareholders, Noteholders will have no right to participate in the Company's earnings in excess of operating expenses, debt service and other obligations, and will not benefit from growth in Shareholders' equity that might result from future financial performance of the Company.

EFFECTIVE TIME


    The Effective Time of the Transaction will be at the time the Certificate of Merger with respect to the merger of the Partnerships and the General Partners with and into the Company is filed with the Secretary of State of Delaware, or at such later time as may be specified in the Certificate of Merger. It is anticipated that such filings will be made as promptly as practicable after the requisite approval of the Investors has been obtained and the other conditions to the Transaction have been satisfied or waived, if permitted under the Merger Agreement.


CONFLICTS OF INTEREST AND BENEFITS TO INSIDERS


    The General Partners participated in the initiation and structuring of the Transaction and are expected to receive certain benefits as a result of its completion. First, in connection with the Transaction, the owners of the General Partners will receive an aggregate of 33,549 Shares, or approximately 1% of the Shares outstanding upon completion of the Transaction assuming no Notes are issued, in exchange for their assets. These Shares could have an approximate value of $838,725 based on an assumed value of $25 per Share. In addition, the Advisor, a subsidiary of America First Companies, which controls the General

Partners, will serve as the advisor to the Company and will be entitled to receive management fees from the Company pursuant to the Advisory Agreement. See "MANAGEMENT OF THE COMPANY--The Advisor." Further, Michael B. Yanney, who is a member and manager of America First Companies, will also serve as Chairman of the Board of the Company and the Advisor. As such, he will be entitled to receive stock options under the Company's 1998 Stock Option Plan. See "MANAGEMENT OF THE COMPANY--Compensation of Executive Officers". Mr. Yanney will not receive any Shares or Notes for the .99% interest he has in two of the General Partners in connection with the Transaction. In an effort to reduce potential conflicts of interest, the Partnerships and Investors have been represented by the Special Committee in the negotiation of the terms and conditions of the Transaction and Advisory Agreement.


                                    FAIRNESS

BELIEF AS TO FAIRNESS

    The General Partners, together with the Special Committee, reasonably believe that the terms of the Transaction are fair as a whole, to the Partnerships and to the Investors in each of the Partnerships, regardless of whether an Investor receives Shares or Notes. The material factors underlying the beliefs of the General Partners and the Special Committee relating to the fairness of the Transaction are discussed below under "--Material Factors Underlying Belief as to Fairness."

    The General Partners and the Special Committee based their determinations as to the fairness of the Transaction on the following material factors: (i) the process of arm's-length negotiation of the terms and conditions of the Transaction and Advisory Agreement, with the Special Committee acting on behalf of the Partnerships and Investors; (ii) the opportunity for each Investor to object to the Transaction and the requirement that the Transaction be approved by Investors holding a majority in interest of each of the Partnerships' outstanding Units; (iii) the form and amount of consideration offered to the Investors; (iv) the method of allocating the Shares and Notes between the Partnerships in the Transaction; (v) the lack of material differences with respect to the assets of the Partnerships and the consistent valuation methodology applied to the assets; (vi) the Fairness Opinion rendered by Sutro & Co.; (vii) the independent Appraisals prepared by Valuation Research, which were used in part in the determination of the Exchange Values; and (viii) the fact that all Investors, including Dissenting Investors, will be given the opportunity to elect to receive Notes, subject to certain limitations.

    The General Partners and the Special Committee also considered the potential benefits of the Transaction compared to the alternatives in reaching their conclusion as to the fairness of the Transaction. Such potential benefits include, but are not limited to: (i) enhanced liquidity resulting from the anticipated listing of the Shares on the NYSE and the Company's larger equity market capitalization and growth strategy; (ii) the Company's potential for growth and enhanced access to capital; (iii) a capital and operating structure that will allow the Company to respond more efficiently to changing conditions in the U.S. equity markets, thereby potentially reducing the adverse effects of such changes; and (iv) simplified tax reporting requirements for Investors. See "BENEFITS OF, AND BACKGROUND AND REASONS FOR, THE TRANSACTION."

MATERIAL FACTORS UNDERLYING BELIEF AS TO FAIRNESS

    The following is a discussion of the material factors underlying the belief of the General Partners and the Special Committee that the Transaction is fair as a whole, to the Partnerships and to the Investors in each of the Partnerships.

        PARTNERSHIP REPRESENTATIVES. The Partnerships and Investors have been represented by the Special Committee, which participated in arm's-length negotiations on behalf of the Partnerships with respect to the terms and conditions of the Transaction and Advisory Agreement. The Special Committee also negotiated the fees to be paid to the Advisor under the Advisory Agreement. The Exchange Values were initially determined by the General Partners and subsequently reviewed and approved by the Special Committee. In addition, the Special Committee retained Sutro & Co. to render the Fairness Opinion. The members of the Special Committee are also outside members of the Board of Managers of America First Companies, which controls the General Partners; however, neither is an officer or employee of America First Companies and neither owns an equity interest in America First Companies. Furthermore, neither member of the Special Committee will receive an economic benefit which is contingent upon the completion of the Transaction.

        VOTING PROCEDURES AND OPPORTUNITY TO ELECT TO RECEIVE NOTES. The General Partners and the Special Committee believe that the voting process and alternatives presented to Investors, including Dissenting Investors, are fair. Each Investor has the opportunity to make an investment decision by voting "YES," "NO" or "ABSTAIN" with respect to the Transaction, and the Transaction must be approved by Investors holding a majority in interest of each Partnership's outstanding Units. See "VOTING." All Investors, including Dissenting Investors, are also being given the opportunity to elect to receive Notes instead of Shares in exchange for their Units, subject to certain limitations. See "THE NOTES."

        CONSIDERATION OFFERED. The General Partners and the Special Committee believe that the Shares and Notes offered to the Investors constitute fair value. In reaching this conclusion, the General Partners and the Special Committee considered the fact that Investors will surrender their right to receive cash proceeds from the liquidation of the Partnerships at some time in the future. In this regard, the General Partners and the Special Committee compared the amount of consideration to be received in alternative transactions, including liquidation, to the anticipated market value of the Company's Shares. The General Partners and the Special Committee believe the Exchange Value, which was negotiated in arm's-length negotiations by the Special Committee and is based in part on the Appraisals, adequately takes into account the relative values of each of the Partnerships.

        METHOD OF ALLOCATION. The General Partners and the Special Committee believe that it is fair to allocate the Shares and Notes between the Partnerships in accordance with their respective Exchange Values. In view of the similarities between the Partnerships in terms of their investment objectives and policies as well as in their assets, the General Partners and the Special Committee believe there is no material difference between the Partnerships with respect to determinations related to the allocation of Shares and Notes between the Partnerships. A majority of the assets of both Partnerships are GNMA Certificates, FHA Loans, cash and cash equivalents. Further, all of the properties owned by the Operating Partnerships are multifamily apartment complexes. The General Partners and Special Committee therefore believe that the consistent valuation methodology applied to these assets and the lack of material difference between assets of each Partnership support their conclusion that the allocation of the Shares and principal allocation of Notes to be received by the Investors is fair.

        FAIRNESS OPINION. The General Partners and the Special Committee have relied, in part, upon the Fairness Opinion rendered by Sutro & Co. to support their conclusion that the Transaction is fair. The preparation and delivery of the Fairness Opinion was requested by the Special Committee. Sutro & Co. was retained to render the Fairness Opinion without any conditions or restrictions. See "FAIRNESS." The qualifications, limitations and assumptions in the Fairness Opinion did not limit the General Partners' reliance on the Fairness Opinion.

        INDEPENDENT APPRAISALS. The General Partners and the Special Committee have relied upon the Appraisals prepared by Valuation Research, an independent appraiser, to establish the fair market value (the "Appraised Value") of the Properties. Such Appraised Values were utilized, in part, in determining the Exchange Values of the Partnerships. In preparing the Appraisals, Valuation Research was not engaged to represent the interests of the General Partners or any specific group of Investors, but was engaged to determine the fair market value of the Properties in which the Partnerships hold an interest without taking into account the specific financial interest of any person or group. The General Partners and the Special Committee believe that the use of a single independent appraiser, applying consistent methodology and criteria in assessing the value of each of the Properties, increased the likelihood that the value of each such real property would be determined on a fair, consistent and unbiased basis. Sutro & Co. also reviewed the Appraisals in connection with its issuance of the Fairness Opinion, and found the Appraisals to be acceptable. The General Partners and the Special Committee therefore believe the Appraisals support their conclusion as to the fairness of the Transaction.

        NOTES. The Indenture for the Notes contains specific covenants for the benefit of Noteholders. These covenants include (i) a limitation on Company indebtedness, (ii) certain restrictions on the sale or transfer of Company assets and (iii) certain prohibitions against mergers or transactions involving the Company. See "THE NOTES." In addition, the Notes are variable rate obligations. The General Partners believe the use of a variable rate note, combined with these restrictive covenants, may improve the likelihood that after the Transaction the price of the Notes will not fall below their face value upon issuance. Although the aggregate principal amount of Notes to be issued may not exceed $40 million, the General Partners and the Special Committee believe this limitation is procedurally fair because the Notes will be allocated first to Dissenting Investors, who will be able to receive Notes under any circumstances, whereas an abstaining or Consenting Investor who wishes to receive Notes will receive Shares if the issuance of Notes has reached $40 million. See "THE NOTES--Allocation of Notes."

    In addition to the foregoing material factors, the General Partners and the Special Committee considered that the effects of the Transaction may differ with respect to each Investor and may be disadvantageous to certain Investors, depending on their individual circumstances and investment objectives. Further, the General Partners and the Special Committee considered the following negative factors relating to the Transaction:

        UNCERTAIN MARKET PRICE OF COMMON STOCK. There is substantial uncertainty as to the prices at which the Shares will trade following the Transaction. Following the Transaction, the market value of the Common Stock could be substantially affected by numerous factors. Accordingly, the possibility exists that the trading price of the Shares may be lower than the value assigned to the Shares for purposes of the Transaction.


        LACK OF OPERATING HISTORY. The Company will be a newly organized corporation, with no operating history.


        CONFLICTS OF INTEREST FACING THE GENERAL PARTNERS. There are conflicts of interest facing the General Partners with respect to the completion of the Transaction, including, as indicated above, that (i) the Advisor will be an affiliate of the General Partners and therefore the owners of the General Partners will benefit from the completion of the Transaction by indirectly receiving fees pursuant to the Advisory Agreement, and (ii) the General Partners determined the method of allocation of the Common Stock between themselves and Investors.

        TRANSACTION EXPENSES. The payment of the expenses relating to the Transaction will reduce the net worth of the Company following the Transaction.

        NO ASSURANCE BENEFITS OF THE TRANSACTION WILL BE REALIZED. Considerable time and resources will be required to be devoted by the Advisor in order to implement the business plan of the Company and to achieve the anticipated benefits of the Transaction. Because the success of the Company will depend on numerous factors, including the cost of the Company's borrowing, the cost and effectiveness of the Company's risk management strategies, changing conditions in the real estate markets, reserve requirements and the operating expenses of the Company, there can be no assurance the Company will be able to achieve the benefits of the Transaction and successfully implement it business plan.

    The General Partners and the Special Committee did not believe that these negative factors were sufficient, either individually or collectively, to outweigh the advantages of the Transaction.

    The foregoing discussion of the information and factors considered by the General Partners and the Special Committee includes material factors considered by the General Partners and the Special Committee. The General Partners and the Special Committee did not assign relative weights to the above factors. A determination of various weightings would, in the view of the General Partners and the Special Committee, be impractical. Rather, the determinations and recommendations of the General Partners and the Special Committee are based on the totality of the information presented to, and considered by, them.

CERTAIN ALTERNATIVES TO THE TRANSACTION

    Prior to concluding that the Transaction should be proposed to Investors and to evaluate the fairness of the Transaction, the General Partners examined the estimated values which could be derived from alternatives to the Transaction. The alternatives examined by the General Partners were: (i) continuation of the Partnerships, and (ii) liquidation of the Partnerships. To determine whether the Transaction or one of these alternatives would be more beneficial to Investors, the General Partners compared the potential benefits and detriments of the Transaction with the potential benefits and detriments of each of the alternatives. Each of the Transaction and its alternatives have potential benefits and detriments not present in the other alternatives. For the reasons set forth below, the General Partners determined that the Transaction is more beneficial to Investors than either of the alternatives to the Transaction.

    CONTINUATION OF THE PARTNERSHIPS. In assessing the Transaction, the General Partners and the Special Committee considered the advantages and disadvantages of keeping the Partnerships intact and continuing to operate them in accordance with their respective Partnership Agreements and existing business plans. If the Partnerships were to continue in their current form, they would remain separate legal entities governed by their respective Partnership Agreements. In managing the businesses of the Partnerships, the General Partners would continue to take whatever actions they deemed were appropriate in satisfying their fiduciary obligations to the Investors and the Partnerships. Under this alternative, Investors would have continued to receive cash distributions in the future and, ultimately, a liquidation distribution.

    Continuing the Partnerships without change has a number of benefits, including (i) the Partnerships would remain separate entities, with their own assets and liabilities, and their original investment objectives, consistent with the guidelines, restrictions and safeguards in their Partnership Agreements; (ii) the Partnership's performance would not be affected by the performance of the other Partnership, including the investment objectives, interests and intentions of the Investors in the other Partnership; (iii) there would be no change in the nature of the Investors' investments; (iv) the Partnerships would not incur any expenses in connection with the Transaction; and (v) the Partnerships would avoid the risks inherent in the Transaction. See "RISK FACTORS."

    The General Partners and the Special Committee concluded that maintaining the Partnerships as separate entities may have the following potentially negative results when compared with the benefits that the General Partners and Special Committee believe may be derived from the Transaction: (i) lower liquidity of investment due to the illiquid nature of the market for Units; (ii) inability to raise new capital or make new investments, thus limiting growth of the Partnerships' capital to that inherent in the existing Partnership investments; (iii) less flexibility and control in actively managing the portfolio; (iv) duplicative general and administrative expenses; and (v) continued complicated tax filings.

    LIQUIDATION. Although the investment objectives and policies of the Partnerships do not contemplate the commencement of the liquidation of the Partnerships at any specific time, the General Partners and the Special Committee assessed the possibility of commencing the orderly liquidation of the Partnerships and distributing the net proceeds from such liquidation to the Investors and General Partners. The General Partners and Special Committee concluded that liquidation would be costly and time consuming and would not be as beneficial to Investors as the Transaction.

    The General Partners and the Special Committee determined that an attempt to liquidate the Partnerships' investments at the current time would likely result in the Investors not achieving the full potential benefits from an investment in the Partnerships. They concluded that liquidation would not be the best option to realize the optimum return on an investment in the Partnerships because although the Partnerships' investments in mortgage loans could likely be sold at or slightly above their face value, most of the Partnerships equity positions in the Operating Partnerships are not attractive to buyers due to restrictions in the various Operating Partnership documents. Liquidation of most of the equity positions would require either (i) a protracted period of negotiations with the various general partners of the Operating Partnerships which could potentially create both substantial transaction costs and additional costs to the Partnerships of continuing operations during the negotiation period, and/or (ii) the Partnerships' accepting substantial discounts in value. In addition, there may be additional costs associated with representations, warranties, and indemnifications that purchasers generally require and which may result in additional escrow costs. Furthermore, the liquidation of the Partnerships would involve certain transaction costs, such as legal fees and various other closing costs, which would further reduce the amount of net proceeds available for distribution.

    On the other hand, in a liquidation of the Partnerships, Investors would benefit by avoiding the risks of continuing their ownership of the Partnerships and those associated with the Transaction. Liquidation would provide for the final liquidation of the Investors' investments and a likely substantial distribution of cash equal to net liquidation proceeds, though not at a level that would allow Investors to realize their original investment. In addition, the Investors would have the potential to reinvest the net proceeds received in the liquidation in similar or different investments.

    Based upon this comparison of the potential benefits and detriments of the Transaction to the potential benefits and detriments of certain possible alternatives to the Transaction, the General Partners have concluded that the Transaction is the more attractive alternative for Investors.

    Notwithstanding the belief of the General Partners and the Special Committee that the assets of the Partnerships cannot be liquidated on favorable terms and conditions, the following table describes the estimated liquidation values of the Partnerships.

                          ESTIMATED LIQUIDATION VALUES
                            AS OF DECEMBER 31, 1997

                                              GNMA
                                          CERTIFICATES   PARTNERSHIP   PARTNERSHIP    NET OTHER
                                          AND MORTGAGE      EQUITY     TERMINATION   ASSETS AND     LIQUIDATION
                                            LOANS(1)     INTERESTS(2)   COSTS(3)    LIABILITIES(4)    VALUES
                                          -------------  ------------  -----------  -------------  -------------
Cap Source I............................  $  35,502,310  $  2,644,095   $(500,000)  $  10,755,845  $  48,402,250
Cap Source II...........................  $  27,494,089  $  1,917,753   $(500,000)  $   1,630,253  $  30,542,095

                          ESTIMATED LIQUIDATION VALUES
                            AS OF DECEMBER 31, 1997
                             PER $1000 INVESTMENT*

                                                    GNMA
                                                CERTIFICATES      PARTNERSHIP      PARTNERSHIP       NET OTHER
                                                AND MORTGAGE        EQUITY         TERMINATION      ASSETS AND      LIQUIDATION
                                                  LOANS(1)       INTERESTS(2)       COSTS(3)      LIABILITIES(4)      VALUES
                                               ---------------  ---------------  ---------------  ---------------  -------------
Cap Source I.................................     $     521        $      39        $      (7)       $     157       $     710
Cap Source II................................     $     339        $      24        $      (6)       $      20       $     377

------------------------

 *  Totals assume Investors receive 99% of total liquidation value.

(1) GNMA Certificates and FHA Loans are reflected at an average premium over their current principal balances equivalent to 1.5%, with the exception of the Ponds at Georgetown ("The Ponds") which is reflected at par due to the failure of The Ponds to pay principal, interest and property taxes when due. A settlement agreement has been entered into with the co-insurer of the mortgage loan on The Ponds. See "THE PARTNERSHIPS--Cap Source I--RECENT DEVELOPMENTS" and "--Cap Source II--RECENT DEVELOPMENTS." No adjustments have been made based upon the settlement agreement because the settlement does not have a material effect on the calculation of the estimated liquidation values.


(2) Derived by using the arithmetic average of the value of the Properties as determined by the Appraisals and subtracting repayment of the current principal balances of the mortgages then allocating the remaining proceeds, if any, according to the limited partnership agreements. These resulting equity values were then discounted to reflect, in the cases where the Operating Partnership remains in the control of a non-affiliated General Partner, an amount that might be sufficient to acquire that General Partner's interest plus, for all partnership interests, an additional amount, 37.5% on average, to reflect the leveraged nature of the limited partnership interest being sold.

(3) An estimate of costs to terminate the Partnership's business.

(4) Includes cash, cash equivalents, miscellaneous GNMA Certificates, interest receivables and accounts payable.

COMPARISON OF CERTAIN ALTERNATIVES TO THE TRANSACTION

    To assist Investors in evaluating the fairness of the consideration offered by the Company in the Transaction, the General Partners have compared the estimated market value of the Shares with: (i) estimates of the value of the Units on a "going concern" basis, assuming that the Operating Partnerships would be in existence until December 31, 2002, followed by the immediate liquidation of all the Operating Partnerships for cash and the immediate distribution of the available proceeds to the Partnerships for further distribution to the Investors and General Partners in accordance with the respective Partnership Agreements;
(ii) estimates of the value of the Units under a liquidation scenario, assuming that the Partnerships' mortgages were sold at their current market value, the limited partnership interests in the Operating Partnerships were sold at prices reflecting discounts for the highly leveraged nature of the interests plus estimated amounts, if any, to gain operating control of the Operating Partnerships, and that these amounts together with cash, cash equivalents and other net assets of the Partnership are distributed to Investors and General Partners in accordance with their respective Partnership Agreements; and (iii) prices at which the Units have been trading on the illiquid secondary market over the recent 12-month period ended December 31, 1997 as compiled and reported to the General Partners by Service Data Corporation. These valuation estimates are subject to significant uncertainties, since the value of the Shares, as well as the comparative estimated values are based upon numerous estimates, variables, assumptions and market conditions. Therefore, no assurance can be given that the estimated values indicated could be realized, and actual realized values may be higher or lower than the estimates of such values.

    The results of this comparative analysis are summarized in the table entitled "Summary of Comparative Valuation Alternatives" set forth below. Investors should consider that the estimated values assigned to the Shares and alternative forms of consideration are based on a variety of assumptions that have been made by the General Partners, using information and analysis from Sutro & Co. as to the estimated market value of the Shares. These assumptions relate, among other things, to: (i) projections as to the Partnerships' future income, expenses, cash flow and other significant financial matters; (ii) the capitalization rates that would likely be used by prospective buyers if the Partnerships' assets were liquidated; (iii) appropriate discount rates applied to expected cash flows in computing the present value of the cash flows that may be received with respect to the Units; and (iv) selling costs and other expenses, discounts and contingencies attributable to the sales of assets and liquidation of the Partnerships. In addition, these estimates are based upon certain information available to the General Partners at the time the estimates were prepared, and no assurance can be given that the same conditions will exist at the time of closing of the Transaction. The assumptions have been determined by the General Partners, using information and analysis from Sutro & Co. as to the estimated values of the Shares, and where appropriate, are based upon current historical information regarding the Partnerships and current real estate markets, and have been highlighted below to the extent material to the General Partners' conclusions. While the General Partners believe they have a reasonable basis for the assumptions made, it is unlikely that all of the assumptions used by the General Partners will prove to be accurate in all material respects, and some assumptions used by the General Partners as to future events have been deleted to simplify the analysis and may not approximate the actual experience of the Partnerships. The estimated values of the Shares and alternative forms of consideration would have been different had the General Partners made different assumptions. No assurance can be given that such consideration would have been realized through any of the alternatives described.

                 SUMMARY OF COMPARATIVE VALUATION ALTERNATIVES
                       PER $1,000 OF ORIGINAL INVESTMENT*

                                                                                  ESTIMATED LIQUIDATION      ESTIMATED MARKET
                                         ESTIMATED MARKET                        VALUE OF UNITS IF ASSETS     VALUE OF UNITS
                                        VALUE OF SHARES(1)                      SOLD AT ADJUSTED NET ASSET   BASED ON WEIGHTED
                                       --------------------   ESTIMATED GOING            VALUE(3)               AVERAGE OF
                                         HIGH                CONCERN VALUE OF   --------------------------   SECONDARY MARKET
PARTNERSHIP                              VALUE    LOW VALUE      UNITS(2)          RANGE       MIDPOINT          TRADES(4)
-------------------------------------  ---------  ---------  -----------------  -----------  -------------  -------------------
Cap Source I.........................  $     754  $     653      $     747       $700-720            710         $     510
Cap Source II........................  $     409  $     354      $     373       $371-383            377         $     354

------------------------

 * An Original Investment of $1,000 consists of 50 Units in each of Cap Source I and Cap Source II.

(1) The General Partners were unable to identify publicly traded companies directly comparable to the Company. As such, the General Partners were unable to estimate the market value at which the Shares may initially trade based upon the trading history of similar companies. However, based upon methodology used by Sutro & Co. in preparing its Fairness Opinion, the General Partners have determined the range of estimated market values of the Company based upon a division of the assets in each Partnership into three asset types. Asset Type A is the limited partnership interests in the Operating Partnerships; Asset Type B is the mortgages and Asset Type C is cash, cash equivalents and other net assets. On the low end of estimated value, no value was assigned to Asset Type A. On the high end, Funds from Operations ("FFO") attributable to the limited partnership interests were valued using an FFO multiple of 10. The FFO multiple of 10 was derived by taking the average and median 1998 estimated FFO multiple from a peer group of equity REITs, as identified by Sutro & Co. For both the high and low estimates, Asset Types B and C were valued at their face values as of December 31, 1997. Values assigned to Asset Types A, B and C were added together and divided by the number of shares outstanding after consummation of the Transaction to determine a per Share value. The Value per original $1,000 Investment was determined by multiplying the resulting per Share value by the number of shares allocated per original $1,000 Investment using the Exchange Value methodology. The General Partners and the Special Committee recognized that there is substantial uncertainty as to the prices at which the Shares will trade following the Transaction, and it is possible that the Shares will trade below the values reflected in this analysis.

(2) These values were derived from a discounted cash flow analysis at the Partnership level for the period from January 1, 1998 through December 31, 2002. The five-year period was used because it was a time period reasonably determined by the General Partners to obtain control of the Operating Partnerships from non-affiliates of the General Partners, thus allowing the liquidation of the Partnerships' assets on an equivalent fee-simple basis. Cash flows from mortgages owned by the Partnerships were included at the fixed monthly amounts described in the respective mortgage documents. To determine any cash flow to the Partnerships from the limited partnership interests in the Operating Partnerships, estimated cash flows for 1998 were taken from the Appraisals prepared by Valuation Research, and revenue and expenses in subsequent years were increased at the rates set forth in the Appraisals. From net income in each year, debt service payments and applicable fees were deducted to arrive at net cash flow available for distribution by the Operating Partnerships. Such cash is then assumed to be distributed to the Partners in the Operating Partnerships as prescribed in the limited partnership agreements for each Operating Partnership; any shortfalls are assumed to be funded by the Partnerships. (Projections for The Ponds are based on terms not materially different from the settlement agreement. For a description of these terms see "THE PARTNERSHIPS--Cap Source I--RECENT DEVELOPMENTS" and "--Cap Source II--RECENT DEVELOPMENTS.") Interest income and cash from principal repayments on miscellaneous GNMA certificates are estimated based on a model of Partnership level cash flow; that model includes an estimate of annual administrative and operating expenses which were increased annually by 4%. At the end of the final year of analysis, the properties were assumed to be sold at prices derived by capitalizing the following year's net income at a rate 25 basis points higher than the current year capitalization rate applied to each property in the Appraisals. Selling costs are assumed to be 3% of proceeds. Net proceeds are first used to repay the then outstanding principal balance of any mortgage loan, and remaining cash is distributed in accordance with the respective partnership agreements. At the Partnership level at the end of the final year of analysis, proceeds from repayment of the mortgage loans, cash received in respect of limited partnership interests in the operating partnerships, and any other net assets, including cash and cash equivalents, are then distributed to the Investors and General Partners in accordance with the Partnership Agreement. Annual distributed cash flows, inclusive of liquidating proceeds from the assets sales at the end of the period, are discounted at a rate of 11% to arrive at an estimate of the present value of each Partnership on a "going concern" basis.



(3) The figures in this column represent the amount that would be available for distribution to Investors if the Partnerships sold their assets as of December 31, 1997 based on the following assumptions. Mortgages were sold at their current market values which on the noted date would have been at slight premiums to their current principal values. With the exception of the mortgage on The Ponds which is included at its current principal value due to the failure of The Ponds to pay principal, interest and property taxes when due, premiums for the high value are 2% and for the low value are 1%. A settlement agreement has been entered into with the co-insurer of the mortgage loan on The Ponds. See "THE PARTNERSHIPS--Cap Source I--RECENT DEVELOPMENTS" and "--Cap Source II--RECENT DEVELOPMENTS." At December 31, 1997 there was no equity in the mortgage loan on The Ponds. No adjustments have been made based upon the settlement agreement because the settlement does not have a material effect on the calculation of the estimated liquidation values. These estimated premiums reflect, to the best knowledge of the General Partners, current pricing on similar mortgage instruments which are generally prepayable with minimal or no penalties. Limited partner interests in the Operating Partnerships were sold at discounts to the values derived by using the arithmetic average of the value of the Properties as determined by the Appraisals and subtracting repayment of the current principal balance of the mortgages then allocating the remaining proceeds, if any, according to the limited partnership agreements. Discounts were determined by the General Partners by taking into account two factors. First, if the Operating Partnership remains in the control of a non-affiliated General Partner, an amount was estimated that might be sufficient to acquire that General Partners' interest and was deducted from the derived value of the limited partnership interest. Second, discounts ranging from 25% for the high value and 50% for the low value were taken to reflect the leveraged nature of the ownership interest being sold, and thus the higher return requirement of a buyer. Cash and cash equivalents were included at their current market values, along with any other net assets. A deduction was made for estimated costs of winding up the Partnerships. The resulting amount was deemed to be distributed to the Investors and General Partners in accordance with the Partnership Agreements.


(4) Based on the high and low value of secondary market trades during 1997, provided to the General Partners by Service Data Corporation. Service Data Corporation's records may not reflect all trading activity for the Units.

THE GENERAL PARTNERS' ANALYSIS FOR THE TRANSACTION.

    The General Partners' analysis for the Transaction was based upon a review of the alternatives to the Transaction in comparison to the proposed Transaction. This analysis was based upon the assumptions and calculations for the alternatives and the proposed Transaction. Except as otherwise described, there were no limitations for any analysis. In addition, as described under "FAIRNESS--Material Factors Underlying Belief as to Fairness," no relative weight was assigned to any one factor.

    With respect to the alternative of Continued Management, the assumptions are set forth under "FAIRNESS--Comparison of Certain Alternatives to the Transaction" in footnote 2 to the table entitled "Summary of Comparative Valuation Alternatives." The resulting calculation is set forth in this table.

    With respect to the alternative of liquidating the Partnerships, the assumptions are set forth in the footnotes under tables entitled "Estimated Liquidation Values as of December 31, 1997" and "Estimated Liquidation Values as of December 31, 1997 per $1,000 Investment," under "--Comparison of Certain Alternatives to the Transaction." The resulting calculations are set forth in these tables.

    Other alternatives considered by the General Partners include (i) listing the Units of each Partnership on a national securities exchange or automated quotation system; (ii) merging the Partnerships into a single publicly-traded limited partnership and listing the resulting limited partnership interests on a national securities exchange or automated quotation system; (iii) merging the Partnerships together to form a single REIT; and (iv) qualifying each Partnership as an individual REIT. The General Partner's analysis did not quantify any of these alternatives or any assumptions. A quantification of these alternatives was not done by the General Partners because it involved a quantification of the future trading prices of the securities described in these alternatives. The General Partners concluded that using any assumption or group of assumptions would result in a speculative valuation because of the limited capitalization, market and trading assumptions.

                        FAIRNESS OPINION AND APPRAISALS


    Sutro & Co. has rendered its opinion, dated May 7, 1998, that the Consideration (as defined in the Fairness Opinion, which is attached as Appendix B hereto) to be received by Investors and the General Partners collectively, the allocation of such Consideration among the Investors and the General Partners, and the principal allocation of the Notes (as defined in the Fairness Opinion) in the Transaction, is fair to the Investors and the General Partners from a financial point of view.


FAIRNESS OPINION

    GENERAL. Sutro & Co. was engaged by the Special Committee to conduct an analysis of the Transaction and has delivered a written summary of its determination, based on the review, analysis, scope and limitations described therein, as to the fairness of the allocation of interests in the Company, from a financial point of view, pursuant to the Transaction (the "Fairness Opinion"). The full text of the Fairness Opinion, which contains a description of the assumptions and qualifications made, matters considered and limitations imposed on the review and analysis, is set forth in Appendix B and should be read in its entirety. Certain of the material assumptions, qualifications and limitations to the Fairness Opinion are described below. The summary set forth below does not purport to be a complete description of the analyses used by Sutro & Co. in rendering the Fairness Opinion.

    Except for certain assumptions described more fully below, which the Special Committee and the Partnerships advised Sutro & Co. that it would be reasonable to make, neither the Special Committee nor the Partnerships imposed conditions or limitations on the scope of Sutro & Co.'s investigation or the methods and procedures to be followed in rendering the Fairness Opinion. There were no factors considered by Sutro & Co. that did not support their fairness determination with respect to the Transaction. The Partnerships have agreed to indemnify Sutro & Co. against certain liabilities arising out of its engagement to prepare and deliver the Fairness Opinion. Upon consummation of the Transaction such indemnity obligations will be obligations of the Company.

    EXPERIENCE OF SUTRO & CO. Sutro & Co., as part of its investment banking business, is regularly engaged in the evaluation of capital structures, the valuation of businesses and their securities in connection with mergers and acquisitions, firm commitment underwriting, secondary distributions of listed and unlisted securities, private placements, financial restructurings and other financial services. The Special Committee selected Sutro & Co. based on its experience in similar transactions, its research capabilities, resources and more competitive fee structure. Sutro & Co. was also selected because of its reputation in connection with companies involved in real estate activities and real estate assets.

    SUMMARY OF MATERIALS CONSIDERED. Sutro & Co.'s analysis of the Transaction involved a review of the following: (i) the Registration Statement on Form S-4 of the Company as filed on May 7, 1998, including the Preliminary Prospectus/Consent Solicitation Statement included therein, (ii) the Appraisals,
(iii) individual Partnership Annual Reports and Form 10-Ks for the years ended December 31, 1996 and December 31, 1997, (iv) the Prospectus for Cap Source I dated January 10, 1986, (v) the Prospectus for Cap Source II dated February 6, 1987, (vi) the Agreement and Plan of Merger among the Partnerships, the General Partners and the Company, (vii) certain other publicly available business, financial and other information concerning the Partnerships, (viii) certain internal information, primarily financial in nature (including analytical models, projections, forecasts, estimates and analyses) prepared by or on behalf of the management of the Partnerships, and (ix) certain information provided to Sutro & Co. by the General Partners concerning the distributions on, the trading of, and the trading market for, the equity securities of the Partnerships.

    ANALYSIS AND CONCLUSIONS. Sutro & Co., in conducting its review and arriving at its opinion, noted that the exchange ratios (the "Exchange Ratios") for Cap Source I and Cap Source II in the Transaction are based on the Appraisals and the market values of the Partnerships' remaining assets and liabilities at December 31, 1997 and before transaction costs or other costs associated with the Transaction (individually or collectively the "Exchange Values"). The Exchange Ratios relating to the Exchange Values for Cap Source I and Cap Source II are used to determine the allocation of Shares to be received by the investors in Cap Source I and Cap Source II in the Transaction and the principal allocation of the Notes to be received by Investors in Cap Source I and Cap Source II in the Transaction. The Exchange Values are used to determine the amount of the Consideration to be received.

    Sutro & Co.'s evaluation of the fairness of the Consideration among the Partnerships is based, in part, on an analysis of the net book values of the assets and liabilities of each of the Partnerships. Cash and temporary cash investments, investments in FHA Loans and GNMA Certificates, interest receivable, accounts payable and distributions payable were valued at the stated values shown at December 31, 1997 in the audited Parent Company Only Condensed Balance Sheets in the Annual Reports on Form 10-Ks for 1997 of each of the Partnerships. Other assets at December 31, 1997 in the audited Parent Company Only Condensed Balance Sheets in the Annual Reports on Form 10-K for each of the Partnerships were deemed to have no value. Values for the investments in the Operating Partnerships were based on the low and high of the range of appraised values for the fee simple ownership of the individual real estate properties net of the outstanding mortgage indebtedness of the real estate properties and other related property level liabilities at December 31, 1997. Such net book value evaluations indicated a range of net book values for Cap Source I of $49.4 million to $52.8 million or for Cap Source I Investors a net book value of $725 to $775 per $1,000 of original investment and a range of net book values for Cap Source II of $31.9 million to $33.3 million or for Cap Source II Investors a net book value of $394 to $411 per $1,000 of original investment.

    In addition, Sutro & Co. based its analysis, in part, on an analysis of the liquidation values of the assets and liabilities of each of the Partnerships. Liquidation values were calculated as net book values plus a range of a 1% to 2% premium on the FHA Loans and GNMA Certificates to reflect pro forma market sale values for such securities less costs associated with disposing of the investments in the Operating Partnerships and winding down costs for the Partnerships. Such liquidation value evaluations indicated a range of liquidation values for Cap Source I of $46.9 million to $50.5 million or for Cap Source I Investors a liquidation value of $688 to $740 per $1,000 of original investment and a range of liquidation values for Cap Source II of $29.7 million to $31.3 million or for Cap Source II Investors a liquidation value of $367 to $387 per $1,000 of original investment.

    Sutro & Co. also analyzed the going concern values for the Partnerships to approximate the pro forma values of the Partnerships "as is." A five-year discounted cash flow analysis was calculated based upon pro forma dividends projected to be received by the Investors plus a pro forma projected liquidation of the Partnerships at the end of year five. Such cash flows were discounted at a range of 11% to 13%. Such pro forma "as is" value evaluations indicated a range of "as is" values for Cap Source I of $47.0 million to $50.9 million or for Cap Source I Investors an "as is" value of $690 to $747 per $1,000 of original investment and a range of "as is" values for Cap Source II of $28.0 million to $30.2 million or for Cap Source II Investors an "as is" value of $346 to $373 per $1,000 of original investment. Pro forma projected dividends were provided by the General Partners and were based, in part, on five-year pro forma projected income statements and balance sheets derived from property level projections by Valuation Research and Partnership level projections by the General Partners.


    As part of its analysis, Sutro & Co. reviewed a peer group of publicly traded multifamily REITs with market capitalizations of less than $500 million. The low, high, median and average stock price to estimated 1998 FFO for this peer group were 8.5x, 11.3x, 9.9x and 9.9x, respectively. Sutro & Co. reviewed publicly traded multifamily REITs in valuing the equity investments of the Partnerships. The following REITs were considered by Sutro & Co. in its peer group analysis: Ambassador Apartments Inc., Associated Estates Realty, Amli Residential Properties, Berkshire Realty Co., Grove Property Trust, Home Properties of New York, Investors Real Estate Trust, Oasis Residential Inc., Summit Properties Inc., Cornerstone Realty Income Trust and Town & Country Trust. Sutro & Co. also reviewed a peer group of publicly traded subchapter C corporations, which are entities subject to federal corporate income tax, and real estate limited partnerships engaged in, among other things, ownership of residential properties and development activities with market capitalizations of less than $200 million. The initial group of such companies considered by Sutro & Co. was: (a) Atlantic Gulf Communities Corporation, (b) Bresler & Reiner, Inc., (c) FM Properties, Inc., (d) Interstate General Company L.P. and (e) The Newhall Land and Farming Company. Sutro & Co. selected these companies for the initial peer group based upon preliminary discussions with representatives of the General Partners regarding the structure, investments and operations of the Company. After further discussions with the General Partners and the Special Committee, and upon completion of further due diligence and research of the Company, Sutro & Co. revised this group to include companies that more closely matched the structure, operations, business plan and investment objectives of the Company. By using this latter group in its analysis, Sutro & Co. believed the comparison of the peer group to the Company resulted in a more comparable group of companies for Sutro & Co.'s pro forma estimated trading valuation for the Company. The final group of publicly traded subchapter C corporations, which are entities subject to federal corporate income tax, and real estate limited partnerships considered by Sutro & Co. in its analysis consisted of the following companies: (a) American RE Properties, (b) Avatar Holdings, (c) Bluegreen Corp., (d) Bresler & Reiner, Inc., (e) Catellus, (f) Echelon International, (g) Forest City, (h) Hallwood Realty, (i) Lexford, (j) LNR Property and (k) Wellsford Real Properties. The stock price to latest twelve months' per share earnings before interest, taxes, depreciation and amortization ("EBITDA") multiples were 3.3x (low), 13.2x (high), 9.8x (median) and 9.1x (average). The General Partners believe that the use of the final peer group did not materially change the analysis regarding the Exchange Values or the General Partners' fairness determination for the Transaction.


    Sutro & Co. also considered the following financial and other factors it deemed important under the circumstances: (a) the historical and current operating results of the Partnerships including, among other things, the cash flow from the investments in FHA Loans and GNMA Certificates and the cash flow from the investments in the Operating Partnerships, (b) distributions over the life of each of the Partnerships including distributions and return of capital to the Investors, and (c) certain balance sheet items of the Partnerships. Sutro & Co. also took into account its assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in the securities industry and knowledge of real estate generally.

    Additionally, Sutro & Co. was requested to provide an opinion as to the fairness, from a financial point of view, of the principal allocation of the Notes that may be elected by the Investors. As used herein, principal allocation refers solely to the method of allocation, as determined by Exchange Values, of the Notes among the investors in the Partnerships. Sutro & Co. in arriving at its opinion as to the fairness, from a financial point of view, of the allocation of the consideration to be received by the Investors, and with respect to each Partnership individually, assumed that the maximum amount of Notes that may be issued in the Transaction is $40.0 million.

    In the course of Sutro & Co.'s engagement, Sutro & Co. held discussions with the senior management of the Partnerships concerning the historical, current and projected future operations, business plans, financial conditions and results, and prospects of the Partnerships. Additionally, Sutro & Co. discussed with representatives of Valuation Research the results, methodology, and limitations of the Appraisals. Sutro & Co. did not, however, independently verify the accuracy or completeness of the Appraisals.

    Based on the foregoing, Sutro & Co. concluded that, based upon its analysis and assumptions, and as of the date of the information considered in the Fairness Opinion, that the allocation of the Consideration to be received by Investors and the General Partners collectively, the allocation of such Consideration among the Investors and the General Partners, and the principal allocation of the Notes, in the Transaction, is fair to the Investors and the General Partners from a financial point of view.

    ASSUMPTIONS, LIMITATIONS AND QUALIFICATIONS OF FAIRNESS OPINIONS. In conducting its review, Sutro & Co. relied upon and assumed the accuracy and completeness of the financial and other information, including the Appraisals, provided to Sutro & Co. or which were publicly available, without independent verification. Sutro & Co. relied upon the statements and information provided by the management of the Partnerships as to the reasonableness and achievability of the financial and operating forecasts and projections (and the assumptions and bases therefor) provided to Sutro & Co. Sutro & Co. assumed that the financial models and the financial projections provided by the General Partners that project future results of the Partnerships are the best currently available estimates and good faith judgements of the General Partners as to the future performance of the Partnerships.


    Sutro & Co.'s Fairness Opinion is based upon conditions as of May 7, 1998, the date of the Fairness Opinion, and the information made available to Sutro & Co. as of the date of the Fairness Opinion and the information made available to Sutro & Co. as of the date such information was prepared.


    The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. Sutro & Co. has advised the Partnerships that its entire analysis must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its opinion.

    The Fairness Opinion does not constitute a recommendation of the Transaction over any alternative transactions which may be possible for the Partnerships and does not address the Partnerships' underlying business decision to effect the proposed Transaction. Furthermore, the Fairness Opinion did not consider any other aspect of the proposed Transaction or any agreements or other matters, which include, but are not limited to, the terms or fairness of the Advisory Agreement that may be deemed part of the Transaction. However, while Sutro & Co. did not consider the fairness of the Advisory Agreement on a separate and individual basis, it did consider the effects of the fees payable under the Advisory Agreement in determining the fairness of the Consideration to be received by Investors and the General Partners and the allocation of the Notes in the Transaction. Sutro & Co. was not asked to opine on and did not express an opinion as to: (a) the terms of the Transaction, (b) the tax consequences of the Transaction to the Investors, and (c) the prices at which the Company's securities may trade at in the future.

BRINGDOWN FAIRNESS OPINION

    In connection with its Bringdown Fairness Opinion delivered on           ,
1998, Sutro & Co. performed the following procedures to update certain analyses made in connection with the delivery of the Fairness Opinion:


    Sutro & Co., among other things, reviewed; (i) a draft of this Prospectus/Consent Solicitation Statement; (ii) the Form 10-Q for each Partnership for the quarter ended June 30, 1998; (iii) pro forma financial statements of the Company; (iv) a business plan of the Company; (v) certain information provided to Sutro & Co. by the General Partners concerning the distributions on, the trading of, and the trading market for, the equity securities of the Partnerships; and (vi) certain financial and other information that was publicly available or furnished to Sutro & Co. by the Partnerships, the General Partners and the Company.


    In addition, Sutro & Co. held discussions with representatives of the Partnerships and the Company concerning the Partnerships' and the Company's historical and current operations, financial conditions and prospects, reviewed a peer group of publicly traded multifamily REITs with market capitalizations of less than $500 million, and conducted such other investigations, financial analysis and studies, and reviewed such other information and factors as it deemed appropriate for the purposes of the Bringdown Fairness Opinion.

    In rendering the Bringdown Fairness Opinion, Sutro & Co. relied, without assuming responsibility for independent verification, on the accuracy and completeness of the information it reviewed. The Bringdown Fairness Opinion is subject to the same qualifications and limitations as the Fairness Opinion. The full text of the Bringdown Fairness Opinion, which contains a description of the assumptions and qualifications made, matters considered and limitations imposed on the review and analysis, is set forth in Appendix C and should be read in its entirety.

    The Bringdown Fairness Opinion was based solely upon information available to Sutro & Co. and the economic market and other circumstances that existed as of the date of the Bringdown Fairness Opinion. Sutro & Co. used historical
financial information through           , 1998 for the Partnership's assets and
other liabilities.

    In performing such analysis, Sutro & Co. observed that: (i) that the liquidation analysis continued to support its fairness determination because of the relationship between the implied range of values of the Units, assuming they are converted into shares of Common Stock in the Transaction, and the implied range of equity values of the Partnerships under the updated liquidation analysis; and (ii) the continuation analysis continues to support its fairness determination because the equity value for the Units, assuming the continuation for the Partnerships under the updated continuation analysis, is within the implied range of values of the Units in each Partnership assuming they are converted into Shares in the Transaction for each Partnership.

    Based on the foregoing, Sutro & Co. confirmed that, based upon its analysis and assumptions, and as of the date of the information considered in the Bringdown Fairness Opinion, that the allocation of the consideration to be received by Investors and the General Partners, and the principal allocation of the Notes, in the Transaction, is fair to Investors and the General Partners from a financial point of view.

    If a material amendment is made to the Merger Agreement, a revised Fairness Opinion will be obtained.

APPRAISALS

    GENERAL. Valuation Research was engaged by the Partnerships to appraise the multi-family apartment complexes owned by the Partnerships through their interest in the Operating Partnerships (the "Properties") and has delivered a written summary of its analysis, based upon the review, analysis, scope and limitations described therein, as to the fair market value of the Properties as of December 31, 1997 (the "Appraisals"). The Special Committee has relied, in part, upon these Appraisals to determine the ratios for allocating the Shares and Notes in the Transaction. Certain of the material assumptions, qualifications, limitations and methods used in the Appraisals are described below.

    SUMMARY OF METHODOLOGY. Valuation Research evaluated each Property based primarily upon the income approach to valuation. Appraisers typically use up to three approaches in valuing real property: the cost approach, the direct sales comparison approach and the income approach. These approaches are based on the cost to replace assets, market exchanges for comparable properties and the capitalization of income.

    The Appraisals take into account all three methods of valuation. However, due to the income-producing nature of the properties and current market conditions, the Appraisals place more emphasis on the income approach and use the direct sales comparison approach as a check on the reasonableness of the results obtained using the income approach.

    The scope of the Appraisals included an inspection of each Property in December 1997, and an analysis of recent comparable sales and rental rates of similar property in each of the subject's specific area.

    The highest and best use of each property was also considered. Valuation of a property is based on its most profitable likely use. The highest and best use is arrived at by testing potential uses of the property, both as improved and as though vacant, to find the use which meets the following criteria: physically possible--the uses of vacant land which are possible after considering physical characteristics of the land; legally permitted--uses that are permissible after considering local, state and federal regulations and private restrictions; financially feasible--those uses which are physically possible and legally permitted which produce a positive return beyond operating expenses, financial obligations, and capital amortization; and maximum productive use--the use that is physically possible, legally permitted and financially feasible which produces the highest price or value, which is the highest and best use. Valuation Research concluded that the highest and best use of the Properties is for multi-family residential development, which is also the current use of the Properties.

    THE COST APPROACH. The cost approach is a valuation technique that uses the concept of replacement as a value indicator. Reproduction or replacement cost is estimated for the property being appraised and is then adjusted for losses in value (appraised depreciation) due to a variety of factors. This process requires valuing the site as if vacant, then adding the replacement cost new of improvements based upon market derived costs for similarly constructed properties. Then, accrued depreciation from physical deterioration and obsolescence of all causes is estimated and subtracted from the replacement cost new to arrive at the present value.

    THE SALES COMPARISON APPROACH. The sales comparison approach is a valuation technique in which value is estimated on the basis of market prices in actual transactions. The technique consists of studying available market comparable information and adjusting for differences. This process is essentially that of comparison and correlation. Differences always exist between properties even though they may be almost identical, and therefore adjustments for these differences must be made. Some adjustments that may prove important are: (i) conditions of sale, (ii) financing terms, (iii) market conditions (time), (iv) location, (v) physical characteristics, and (vi) income characteristics. A minimum of three comparable sales were used to form the basis for estimating the market value of the subject Properties.

    THE INCOME APPROACH. The income approach is a valuation technique that capitalizes the anticipated income stream from the appraised assets. This approach is predicated on developing either cash flow or income projections, which are then discounted for risk and time value. Additionally, the present value of a projected residual value is estimated and added to the present value of the income stream to derive a total present value.

    The income approach attempts to quantify expected, yet uncertain future benefits. There are two accepted methods of applying the income approach: direct capitalization and discounted cash flow analysis.

                         DIRECT CAPITALIZATION APPROACH

    The direct capitalization approach is the determination of a proper rental or revenue value that one would expect to be able to obtain for the subject property based on actual historical operations and a study of comparable leased properties with respect to rent levels, location, and amenities offered. Adjustments are made for differences between the subject and comparable properties to derive an estimated current economic rent. A similar analysis of operating expenses aids in constructing an operating statement. The end result is a net operating income ("NOI") for the first year income that can be converted into an indicated property value through the overall capitalization process.

    The direct capitalization approach begins with an estimate of the subject's market rent potential based on an analysis of comparable properties and their current rental rates and an analysis of the actual rentals in place on the subject property. The unit of comparison is typically the rent per unit. From this is deducted an amount estimated to reflect the operating expenses attributable to the subject property. This operating expense deduction is based on published market surveys and actual historical data.

    To arrive at an appropriate market rent, Valuation Research analyzed several similar apartments in the immediate area of each subject. Gross potential rent was derived from the historical revenue trends of the subject property, as well as from the market surveys mentioned above. The market area for each subject was also analyzed with respect to current and future apartment rental trends. This information, taken together with the historical vacancy and collection loss experience of the subject property based on discussions with the operating manager and published data, was used to estimate the appropriate vacancy and collection loss over the projection period.

    Effective gross income for each property was estimated based on the historical income information provided and the market rental information. Operating expenses were estimated based upon information published by the Institute of Real Estate Management ("IREM") along with the actual historical experience of the subject property. A management fee of 5% of effective gross income, including miscellaneous income, is generally charged for properties such as the subject properties, and was used most often in Valuation Research's analysis. A reserve for replacement was also included in the analysis.

    Net operating income was calculated by taking potential gross rental income, less vacancy and collection loss, less operating expenses, less a management fee and less reserves for replacement. The relationship between NOI and value can be expressed in its overall rate of return, or capitalization rate. Capitalization rates were abstracted from market surveys conducted by reputable national firms for each of the major metropolitan areas in which the subject properties are located, as well as reports by The National Real Estate Index for the Third Quarter, 1997, KORPACZ REAL ESTATE INVESTOR SURVEY and the American Council of Life Insurance reports. The indicated value for each property was derived from the NOI for each property divided by the Capitalization Rate.

                          DISCOUNTED CASH FLOW METHOD

    The discounted cash flow method has two components. The first component equals the sum of the present value of cash flows over a selected holding period. Valuation Research used a ten year holding period in its analysis. The second component, a residual, equals the present value of a perpetuity paying income equal to net income in year eleven and capitalized with the appropriate capitalization rate. The residual reflects the property's ongoing potential after the tenth year.

    The income and expense projections for each property were based on historical operating data, information provided by local lessors, and published data sources. Income and expense statements, furnished by the building management, were reviewed and adjusted, where necessary, to reflect more typical market expenses as reported by IREM. These operating results were cross-checked for reasonableness with market information obtained from area lessors, leasing agents and brokers who also provided data relating to current rental rates, vacancy levels, and typical lease terms.

    The anticipated earnings received in the future must be discounted to a present value using a discount rate derived from current market rates for alternative investments. To determine the current discount rate applicable for real estate investment, Valuation Research reviewed market surveys of large institutional real estate investors. Using this market derived data, and adjusting it based on the specific risks involved with investing in each of the subject properties, a unique discount rate was estimated and used to discount the projected cash flows to determine an estimated present value for each property.

    CONCLUSIONS AS TO VALUE. Based on the valuation methodology described above, Valuation Research assigned a value to each individual Property as set forth in the following table:

                         PROPERTY/VALUE RANGE SCHEDULE

             CAPITAL SOURCE I                       VALUE RANGE
------------------------------------------  ----------------------------
Bluff Ridge (108 Units)                     $3,250,000 - $3,700,000
Jacksonville, North Carolina

Waterman's Crossing (260 Units)             $11,700,000 - $12,500,000
Newport News, Virginia

Water's Edge (108 Units)                    $5,700,000 - $6,500,000
Lake Villa, Illinois

Highland Park (252 Units)                   $11,000,000 - $11,350,000
Reynoldsburg, Ohio

Fox Hollow (184 Units)                      $6,770,000 - $7,550,000
High Point, North Carolina

Misty Springs (128 Units)                   $4,500,000 - $5,000,000
Daytona Beach, Florida


            CAPITAL SOURCE II                       VALUE RANGE
------------------------------------------  ----------------------------

Crane's Landing (252 Units)                 $12,500,000 - $13,000,000
Winter Park, Florida

Delta Crossing (178 Units)                  $7,500,000 - $8,300,000
Charlotte, North Carolina

Monticello (106 Units)                      $5,500,000 - $6,000,000
Southfield, Michigan

         CAPITAL SOURCE I AND II                    VALUE RANGE
------------------------------------------  ----------------------------

The Ponds at Georgetown (134 Units)         $7,250,000 - $7,375,000
Ann Arbor, Michigan

    ASSUMPTIONS, LIMITATIONS AND QUALIFICATIONS OF APPRAISALS. Valuation Research utilized certain assumptions to determine the appraised value of the Properties under the income approach. The Appraisals reflect Valuation Research's valuation of the Properties as of December 31, 1997 in the context of information available on such date. Events occurring after December 31, 1997 and before the Effective Date could affect the Properties or assumptions used in preparing the Appraisals. Valuation Research will not deliver any additional written summary of the analysis.

    Financial statements and other related information provided by the General Partners in the course of the investigation was accepted, without further verification, as fully and correctly reflecting the Partnership's business conditions and operating results for the respective periods, except as specifically noted in the report. Public information and industry and statistical information was obtained from sources Valuation Research deemed to be reliable; however, Valuation Research made no representation as to the accuracy or completeness of such information, and accepted the information without further verification.

    The conclusions of value are based upon the assumption that the current level of management expertise and effectiveness would continue to be maintained and that the character and integrity of the enterprise through any sale, reorganization, exchange, or diminution of the owners' participation would not be materially or significantly changed. Valuation Research did not render any opinion as to title, which was assumed by Valuation Research to be marketable. The Company conducted an independent review of title to the Properties. Valuation Research also assumed that the Properties will be responsibly owned and properly maintained.

    Valuation Research did not make a land survey of the Properties. The boundaries used in the report were taken from records believed to be accurate. Valuation Research assumed that there were no hidden or unapparent conditions of the Properties, subsoil, or structures which would render the properties more or less valuable. Any information furnished by others and included in the Appraisal report is from sources deemed by Valuation Research to be reliable and believed to be true and accurate; however, no responsibility was assumed for its accuracy.

    It was assumed that there was full compliance with all applicable federal, state, and local environmental regulations and laws unless noncompliance was stated, defined and considered in the Appraisal report. Valuation Research is not an environmental consultant or auditor, and it did not take responsibility for any actual or potential environmental liabilities. Valuation Research did not conduct or provide environmental assessments. Valuation Research asked the managers of the apartment complexes whether they were subject to any present or future liability relating to environmental matters (including but not limited to CERCLA/Superfund liability). Valuation Research did not determine independently whether any of the apartment complexes or their owners were subject to any such liabilities, nor the scope of any such liabilities. The Appraisal did not take such liabilities into account except as they were reported expressly to Valuation Research by the managers of the apartment complexes, and then only to the extent that the liability was reported to Valuation Research in an actual or estimated dollar amount. Such matters are noted in the report. To the extent such information was reported, Valuation Research relied on it without verification and offered no warranty or representation as to its accuracy or completeness.

    It was assumed that all applicable zoning and use regulations and restrictions were complied with, unless a nonconformity was stated, defined, and considered in the appraisal report. It was also assumed that all required licenses, certificates of occupancy, consents, or other legislative or administrative authority from any local, state, or national government or private entity or organization was or could be obtained or renewed for any use on which the value estimate contained in the Appraisal report is based.

    Valuation Research did not make a specific compliance survey or analysis of the subject properties to determine whether they were subject to or in compliance with the ADA and the opinion did not consider the impact, if any, of noncompliance in estimating the value of the Property.

                   SUMMARY OF VALUATION RESEARCH ASSUMPTIONS

                                                 REVENUE GROWTH     EXPENSE GROWTH        CURRENT YEAR
PROPERTY                                              RATE               RATE          CAPITALIZATION RATE
----------------------------------------------  -----------------  -----------------  ---------------------
Bluff Ridge...................................            3.0%               3.0%                9.50%
Waterman's Crossing...........................            2.5                2.0                 9.25
Misty Springs.................................            3.0                2.0                 9.00
Waters Edge...................................            2.0                3.0                 9.25
Highland Park.................................            3.0                2.0                 9.00
Ponds at Georgetown...........................            2.5                2.0                 9.50
Crane's Landing...............................            3.0                3.0                 9.00
Delta Crossing................................            2.5                3.0                 9.75
Monticello....................................            2.5                3.0                 9.75
Fox Hollow....................................            2.5                3.0                 9.50

COMPENSATION AND MATERIAL RELATIONSHIPS

    Neither Valuation Research, Sutro & Co., nor any of their employees have a present or intended material financial interest in the Company, the Partnerships or the Properties, nor has there been a material relationship between Valuation Research or Sutro & Co. or any of their respective affiliates and the Company, the Partnerships, the General Partners or any of their respective affiliates during the past two years.

    The Partnerships paid Valuation Research aggregate fees of $80,000 plus expenses to prepare the Appraisals. Sutro & Co. will receive the following fees for delivering the Fairness Opinion: (i) a non-refundable retainer of $50,000 paid upon the Partnerships' execution of the engagement letter, plus (ii) a fee of $50,000 paid upon the mailing of this Prospectus/Consent Solicitation Statement to the Investors, plus (iii) a fee of $50,000 paid upon the delivery and presentation of Sutro & Co.'s first analysis to the Special Committee, plus
(iv) a fee of $50,000 payable on the final closing of the Transaction, plus (v) reimbursement for reasonable fees and disbursements of Sutro & Co.'s counsel and Sutro & Co.'s reasonable travel and other incidental expenses.


    The fees paid to Sutro & Co. in connection with the preparation of the Fairness Opinion were determined through arm's-length negotiations between Sutro & Co. and the Special Committee. The fees paid to Valuation Research in connection with the preparation of the Appraisals were determined through arm's-length negotiations between Valuation Research and the General Partners. A copy of the Fairness Opinion and the Bringdown Fairness Opinion are attached as Appendix B and Appendix C, respectively, to this Prospectus/Consent Solicitation Statement. Investors may obtain a copy of the Appraisal reports prepared by Valuation Research upon written request directed to: America First Investor Services Department, 1004 Farnam Street, Suite 400, Omaha, Nebraska 68102.


                                EXCHANGE VALUES

    Investors in the Partnerships will receive Shares or Notes based upon an exchange value (the "Exchange Value") described below. The General Partners will also receive Shares based upon the Exchange Value. The Exchange Values were initially determined by the General Partners and reviewed and approved by the Special Committee, which was retained without any conditions or restrictions.

    The Exchange Values are based upon (i) the principal amount of GNMA Certificates and the FHA Loans as set forth in the Partnership's audited financial statements for the period ended December 31, 1997, (ii) the value of the Partnership's limited partner interests in the Operating Partnerships, and
(iii) the market value of the Partnerships' remaining net assets as set forth in the Partnerships' audited financial statements for the period ended December 31, 1997.

    To determine the value of each Partnership's limited partner interest in an Operating Partnership, the General Partners started with the mean of the range of values provided by Valuation Research in its Appraisal of the Operating Partnership's Property. See "FAIRNESS OPINION AND APPRAISALS-- Appraisals." The liabilities of the Operating Partnership, including amounts required to pay off the insured mortgage on the Property and amounts owed to the general partner of the Operating Partnership, were then subtracted from the mean value. The net amount of other assets of the Operating Partnership was added. The net value after these adjustments was then apportioned among the general partner and limited partners of the Operating Partnership according to the Operating Partnership limited partnership agreement. In valuing the Operating Partnerships, the General Partners did not take into account amounts that may be payable by certain Cap Source I Operating Partnerships to affiliates of the Cap Source I General Partners that will be waived if the Transaction is completed. See "BENEFITS OF, AND BACKGROUND AND REASONS FOR, THE TRANSACTION--Reasons for, and Benefits of, the Transaction--WAIVER BY AFFILIATES OF THE CAP SOURCE I GENERAL PARTNERS OF AMOUNTS PAYABLE BY CERTAIN CAP SOURCE I OPERATING PARTNERSHIPS."

    The Exchange Values were determined as of December 31, 1997. As of the date of this Prospectus/ Consent Solicitation Statement, the General Partners and management of the Company do not know of any material change in the Partnerships which would affect the Exchange Value.

    The following tables set forth the Exchange Value attributable to the Partnerships for purposes of the Transaction, as well as the allocation of Shares based on the Exchange Values. The tables assume that no Notes are issued in connection with the Transaction.

                                EXCHANGE VALUES
                            FOR ALLOCATION OF SHARES

                                                       TOTAL       TOTAL NUMBER    PERCENT OF
                                                   EXCHANGE VALUE    OF SHARES    TOTAL SHARES
                                                   --------------  -------------  -------------
PARTNERSHIPS
  Cap Source I...................................   $ 50,991,970      2,039,679          60.8%
  Cap Source II..................................     32,880,190      1,315,208          39.2
                                                   --------------  -------------        -----
    Total........................................   $ 83,872,160      3,354,887         100.0%
                                                   --------------  -------------        -----
                                                   --------------  -------------        -----
INVESTORS
  Cap Source I Investors.........................   $ 50,482,050      2,019,282          60.2%
  Cap Source II Investors........................     32,551,388      1,302,056          38.8
                                                   --------------  -------------        -----
    Total........................................   $ 83,033,438      3,321,338          99.0%
                                                   --------------  -------------        -----
                                                   --------------  -------------        -----
GENERAL PARTNERS
  Cap Source I General Partners..................   $    509,920         20,397            .6%
  Cap Source II General Partners.................        328,802         13,152            .4
                                                   --------------  -------------        -----
    Total........................................   $    838,722         33,549           1.0%
                                                   --------------  -------------        -----
                                                   --------------  -------------        -----

                                                                PER $1,000
                                                     ORIGINAL INVESTMENT BY INVESTORS
                                                  --------------------------------------
                                                   EXCHANGE VALUE     NUMBER OF SHARES
                                                  -----------------  -------------------
PARTNERSHIPS
  Cap Source I..................................      $     748               29.92
  Cap Source II.................................      $     406               16.23

    CALCULATION OF EXCHANGE VALUES. The following table sets forth the components of the Exchange Value for the Partnerships.

                         CALCULATION OF EXCHANGE VALUES


                                                            GNMA
                                                        CERTIFICATES   PARTNERSHIP     NET OTHER
                                                        AND MORTGAGE      EQUITY      ASSETS AND      EXCHANGE
                                                          LOANS(1)     INTERESTS(2)   LIABILITIES       VALUE
                                                        -------------  ------------  -------------  -------------
Cap Source I..........................................  $  35,010,658  $  5,225,467  $  10,755,845  $  50,991,970
Cap Source II.........................................     27,162,646     4,087,291      1,630,253     32,880,190


------------------------

(1) GNMA Certificates and FHA Loans are included at their outstanding principal balances as of December 31, 1997.

(2) Partnership Equity Interests are derived by using the arithmetic average of the value of the properties as determined by the Appraisals, subtracting the current principal balances of the mortgages then allocating the remaining proceeds, if any, according to the limited partnership agreements.

    NET OTHER ASSETS AND LIABILITIES TABLE. The following table sets forth the components of net other assets and liabilities.

                     NET OTHER ASSETS AND LIABILITIES TABLE
                                FOR PARTNERSHIPS


                                                                        NET OTHER
                                          CASH & CASH    MISC. GNMA      ASSETS &    DISTRIBUTIONS
                                          EQUIVALENTS   CERTIFICATES(1) LIABILITIES(2)   PAYABLE       TOTAL
                                         -------------  -------------  ------------  ------------  -------------
Cap Source I...........................  $  10,410,564   $ 1,088,526    $  117,342    $ (860,587)  $  10,755,845
Cap Source II..........................      1,240,992     1,050,718      (114,489)     (546,968)      1,630,253


------------------------

(1) These assets are classified for reporting purposes as "available for sale" and, as such, are reported at fair value.

(2) Generally, interest receivable less accounts payable.

           COMPARISON OF LIMITED PARTNERSHIP AND CORPORATE STRUCTURE

    In the Transaction, each Partnership will be deemed to have received Shares and Notes and to have distributed such property to its Investors. The effect of the Transaction, therefore, is to convert the Units into Shares and Notes. Due to the inherent differences in form, the change in structure from a partnership to a corporation will result in certain differences in the scope and operation of the Partnerships' current businesses and in the interests of the Investors. In addition, the Partnerships have certain features and characteristics which are different from those which will exist in the Company.

    The rights of Investors are governed by the Delaware Partnership Law and by the respective Partnership Agreements of the Partnerships. The rights of the Company's Shareholders and Noteholders will be governed by the Delaware General Corporation Law (the "Delaware GCL") and the Organizational Documents of the Company.

    A summary of this comparison is set forth under "SUMMARY."

------------------------------------------------------------------------------------------
                   UNITS                                         SHARES
------------------------------------------------------------------------------------------
                                   FORM OF ORGANIZATION

Each Partnership is a limited partnership     The Company was organized as a corporation
formed under the Delaware Partnership Law.    under the Delaware GCL.
Each Partnership has been treated as a
partnership for federal income tax purposes.

    EACH PARTNERSHIP WAS FORMED AS A LIMITED PARTNERSHIP UNDER THE DELAWARE PARTNERSHIP
LAW WHILE THE COMPANY WAS ORGANIZED AS A CORPORATION UNDER THE DELAWARE GCL.

                                         BUSINESS

The Partnership Agreements limit the          The Company will invest in real estate and
business of the Partnerships to originating,  real estate-related activities, and may
acquiring, holding, selling, disposing of     engage in any other business activities
and otherwise dealing with insured mortgages  permitted a corporation organized under the on multi-family rental housing complexes and  laws of the State of Delaware. The powers, to acquiring, holding, selling, disposing of  limitations and rights with respect to the
and otherwise dealing with limited part-      real estate operations conferred in the
nership interests in operating partnerships   Partnership Agreements will not be
which construct and operate multi-family      applicable to the business activities of the
rental housing complexes. The Partnership     Company. The Company will be able to take
Agreements do not permit the Partnerships to  advantage of financing opportunities and may
raise new capital.                            use forms of financing which the
                                              Partnerships did not use. Additional capital
                                              may be raised through all available sources,
                                              including additional equity financing,
                                              borrowings from banks, institutional
                                              investors, public and private debt markets
                                              or other financing vehicles which will be
                                              dependent upon the equity and debt market
                                              conditions, interest rates and other
                                              factors. Many of these additional forms of
                                              financing also expose the Company to
                                              additional risks which do not exist with
                                              respect to the Partnerships, including the
                                              risk of default and foreclosure on any
                                              security securing debt.

    THE COMPANY WILL HAVE BROADER BUSINESS OPPORTUNITIES THAN THE PARTNERSHIPS. IN
ADDITION, THE COMPANY WILL HAVE ACCESS TO ADDITIONAL FINANCING OPPORTUNITIES WHICH ARE
CURRENTLY NOT ACCESSIBLE TO THE PARTNERSHIPS. INHERENT IN SEVERAL OF THE ADDITIONAL
FINANCING OPPORTUNITIES ARE CERTAIN RISKS WHICH DO NOT EXIST IN THE CASE OF THE
PARTNERSHIPS.

------------------------------------------------------------------------------------------
                   UNITS                                         SHARES
------------------------------------------------------------------------------------------
                                  DURATION OF EXISTENCE

The Partnership Agreements provide that the   In accordance with the Delaware GCL and the
Partnerships may exist for terms ranging      Company's Certificate of Incorporation, the
from 40 to 49 years and that the              Company will continue in perpetual
Partnerships have a limited existence. In     existence. The Company has no present
furtherance of this objective, the Part-      intention to sell a substantial number of
nership Agreements generally provide that     properties. The Company will have no
the proceeds from the sale, financing,        restrictions in reinvesting funds after the
refinancing or other disposition of any       sale of an original investment. Therefore,
property owned by the Partnerships will not   the Company believes that it will be in a
be reinvested but will be distributed to the  position to take advantage of economic
Investors to the extent such proceeds exceed  opportunities as they are presented. Because
the Partnerships' other cash requirements.    the Company will have no restrictions on the
                                              reinvestment of funds, Shareholders will
                                              assume the risk of such reinvestment and
                                              will not be entitled to an immediate
                                              distribution from sale, financing,
                                              refinancing or disposition proceeds.

    THE PARTNERSHIP AGREEMENTS PROVIDE FOR THE DISSOLUTION OF THE PARTNERSHIPS AFTER A
SPECIFIED NUMBER OF YEARS, WHEREAS THE COMPANY'S CERTIFICATE OF INCORPORATION PROVIDES FOR
PERPETUAL EXISTENCE. UPON COMPLETION OF THE TRANSACTION, SHAREHOLDERS WILL NOT BE ENTITLED
TO AN IMMEDIATE DISTRIBUTION OF LIQUIDATION OR DISPOSITION PROCEEDS.

                            INVESTMENT OBJECTIVES AND POLICIES

The principal investment objectives of the    The investment objectives of the Company are
Partnerships are substantially the same: to   to provide dividends and the potential for
preserve invested capital, to maximize the    capital appreciation as reflected in the
potential for appreciation in property        market price of the Common Stock, and to
values and to provide for partially tax       expand the capital and asset base of the
deferred cash distributions throughout a      Company. The Company's Board of Directors
finite life.                                  may change the investment policies of the
Under the Partnership Agreements, the         Company without a vote of the Shareholders.
Partnerships are not permitted to reinvest    The Company intends to continue its
cash from sales in new properties, except in  operations for an indefinite period of time limited circumstances. The Partnerships will  and is not precluded from raising new
automatically dissolve at varying times       capital, including senior securities that
between 2030 and 2035, unless dissolved       will have priority over the Common Stock as
earlier. The Partnerships have no present     to cash flow, distributions and liquidation
intention to liquidate or to sell or finance  proceeds, or from reinvesting cash flow or
their properties.                             sale or financing proceeds in new
                                              properties. Therefore, Shareholders have the
                                              ability to liquidate their investment only
                                              by selling their Shares in the market, and
                                              the market value of the Shares may never
                                              equal or exceed the market value of the Com-
                                              pany's assets or the net proceeds which may
                                              be available for distribution upon
                                              liquidation if the Company were to
                                              liquidate. The Company has the potential for
                                              increasing assets and stockholder value as
                                              new investments are made.

    INVESTORS WHO BECOME SHAREHOLDERS WILL BE ABLE TO LIQUIDATE THEIR INVESTMENT BY
SELLING THEIR SHARES IN THE MARKET. THE INTEREST OF SHAREHOLDERS IN THE COMPANY CAN BE
DILUTED THROUGH THE ISSUANCE OF ADDITIONAL SECURITIES, INCLUDING SECURITIES THAT HAVE
PRIORITY OVER THE COMMON STOCK AS TO CASH FLOW, DISTRIBUTIONS AND

------------------------------------------------------------------------------------------
                   UNITS                                         SHARES
------------------------------------------------------------------------------------------
LIQUIDATION PROCEEDS. THE COMPANY'S BOARD OF DIRECTORS MAY CHANGE THE INVESTMENT POLICIES
OF THE COMPANY WITHOUT A VOTE OF THE SHAREHOLDERS.

                                    BORROWING POLICIES

The Partnerships are not authorized to incur  The Company has broad powers to borrow in
borrowings or are restricted in the amount    furtherance of its investment objectives.
and nature of borrowings. The Partnerships    The Company intends to incur both short-term
do not incur borrowings in the ordinary       and long- term debt in the future to
course of business.                           increase its funds available for investment
                                              in real estate. While the ability of the
                                              Company to incur indebtedness provides
                                              additional sources of funds and additional
                                              financing opportunities, there are also
                                              certain risks inherent in incurring
                                              indebtedness, including the risk of default
                                              and foreclosure on any security securing
                                              such debt.

    INVESTORS WHO BECOME SHAREHOLDERS WILL HAVE INVESTED IN AN ENTITY THAT INCURS DEBT IN
THE ORDINARY COURSE OF BUSINESS AND THAT REINVESTS PROCEEDS FROM BORROWINGS. THE
INCURRENCE OF DEBT INCREASES THE RISK OF INVESTMENT.

                                        MANAGEMENT

The Partnerships are managed by the General   The Company will be managed by a Board of
Partners, which have exclusive authority      Directors elected by the Shareholders. Under
over the Partnerships' operations, subject    Delaware law, the directors are accountable
to certain limitations provided in the        to the Company and its Shareholders as
Partnership Agreements. Under Delaware law,   fiduciaries and are required to perform
the General Partners are accountable to the   their duties in good faith, in a manner
Partnerships and the limited partners as      believed to be in the best interests of the
fiduciaries. The limited partners may not     Company and its Shareholders and with such
participate in management of the              care, including reasonable inquiry, as an
Partnerships. The General Partners have       ordinarily prudent person in a like position
general liability for all partnership         would use under similar circumstances. The
obligations. The Partnership Agreements       liability of the directors is limited
provide generally that the General Partners   pursuant to the provisions of Delaware law
are indemnified from losses relating to acts  and the Company's Organizational Documents, performed or omitted to be performed in good  which limit a director's liability for mone-
faith and in the best interests of the        tary damages to the Company or its
Partnerships, provided the conduct did not    Shareholders for breach of the director's
constitute negligence, misconduct, breach of  duty of care, where a director fails to
a fiduciary duty or a breach of obligations   exercise sufficient care in carrying out the
under the Partnership Agreements. The         responsibilities of his office. Those provi-
General Partners may be removed by a vote of  sions would not protect a director from
a majority of partnership interests in the    liability for a breach of duty of loyalty,
respective Partnerships.                      intentional misconduct or knowing violations
                                              of law, unlawful dividend payments or
                                              redemption of stock, or any transaction in
                                              which the director derived an improper
                                              personal benefit, nor would they foreclose
                                              any other remedy which might be available to
                                              the Company or the Shareholders. The Bylaws
                                              require the Company to indemnify its
                                              officers and directors under certain
                                              circumstances for expenses or liability
                                              incurred as a result of litigation. The Com-
                                              pany intends to take full advantage of those
                                              provisions and enter into agreements with
                                              the Company's directors and officers,
                                              indemnifying them to the fullest extent
                                              permitted by Delaware law.

------------------------------------------------------------------------------------------
                   UNITS                                         SHARES
------------------------------------------------------------------------------------------
    THE RIGHTS OF SHAREHOLDERS AGAINST MANAGEMENT OF THE COMPANY IN CERTAIN CIRCUMSTANCES
ARE MORE LIMITED THAN THE RIGHTS OF INVESTORS AGAINST THE GENERAL PARTNERS.

                                    FEES AND EXPENSES

                                   DISBURSABLE CASH FEE

The Partnership Agreements generally provide that the General Partners are entitled to an amount not to exceed 1% of cash distributions in each year.

                              ASSET MANAGEMENT COMPENSATION

The Cap Source I General Partners are         The Advisor will be paid an Acquisition Fee
entitled to receive an asset management and   in an amount equal to 1% of the increase in
partnership administrative fee equal to 0.5%  the Company's actual investment in New
of invested assets per annum, payable only    Assets, including any costs related to the
during such years that an 8% return has been  acquisition or financing of New Assets but
paid to Investors on a noncumulative basis.   excluding debt which is incurred or assumed
Any unpaid amounts will accrue and be         in connection therewith, payable monthly in
payable only after a 13% annual return to     arrears. The Advisor will be paid an Asset
Cap Source I Investors has been paid on a     Management Fee each month in an amount equal
cumulative basis and such Investors have      to .475%, on an annual basis, of the
received the return of their capital          Company's Total Assets. The Advisor will
contributions. The Cap Source II General      also receive an Incentive Fee on New Assets,
Partners are entitled to receive an asset     equal to 10% of any Capital Gain on New
management and partnership administrative     Assets (offset by Capital Losses), payable
fee equal to 0.5% of invested assets per      by the Company to the Advisor on an annual
annum, the first $50,000 of which is paid     basis in the form of Restricted Stock.
each year with the balance payable only
during such years that a 6.5% annual return
has been paid to Cap Source II Investors on
a noncumulative basis. An additional fee of
0.5% of invested assets will be paid in
years that an 11.5% annual return has been
paid to Cap Source II Investors on a
cumulative basis. Any unpaid amounts will
accrue and be payable only after an 11.5%
annual return to Investors has been paid on
a cumulative basis and the Investors have
received the return of their capital
contributions. The General Partners also
receive 1% of the net proceeds from any sale
of Partnership assets. The General Partners
will receive a termination fee equal to 3%
of all sales proceeds less actual costs
incurred in connection with all sales
transactions, payable only after the
Investors have received a return of their
capital contributions and a 13% annual
return on a cumulative basis with respect to
Cap Source I or an 11.5% annual return on a
cumulative basis with respect to Cap Source
II. The General Partners will also receive a
fee equal to 9.1% of all cash available for
distribution and sales proceeds (after
deducting from cash available or sales
proceeds

------------------------------------------------------------------------------------------
                   UNITS                                         SHARES
------------------------------------------------------------------------------------------
any termination fee paid therefrom) after
Investors have received a return of their
capital contributions and a 13% annual
return on a cumulative basis with respect to
Cap Source I or an 11.5% annual return on a
cumulative basis with respect to Cap Source
II.

                                REIMBURSEMENT OF EXPENSES

The Partnership Agreements provide that all   In connection with providing services to the
of the Partnerships' expenses, including      Company, the Advisor shall be reimbursed by
legal, auditing and accounting expenses,      the Company only for (i) rent, utilities,
will be billed directly to and paid by the    capital equipment and related expenses
Partnerships. Under the Partnership           associated with any office which is
Agreements, the General Partners are          established and maintained by the Advisor
reimbursed for their expenses for services    exclusively to provide services to the
performed for the Partnerships, such as       Company, (ii) expenses of third parties
legal, accounting, transfer agent, data       which derive 25% or less of their gross
processing and duplicating services.          revenues from providing services to the
                                              Company, and (iii) travel expenses incurred
                                              by employees of the Advisor in connection
                                              with travel at the request or on behalf of
                                              the Company; provided that the Company's
                                              reimbursement of these expenses shall be
                                              limited to amounts for them in the annual
                                              budget as approved by the Board of
                                              Directors, with any subsequent changes
                                              approved by the Board of Directors.

    ONE OF THE BENEFITS OF THE TRANSACTION IS TO ALIGN THE INTERESTS OF THE SHAREHOLDERS
AND MANAGEMENT OF THE COMPANY SO AS TO MINIMIZE THE INHERENT CONFLICTS OF INTEREST
CURRENTLY EXISTING AMONG THE PARTNERSHIPS, THE GENERAL PARTNERS AND THEIR AFFILIATES. THE
TRANSACTION WILL RESULT IN THE PERSONS WHO MANAGE THE COMPANY HAVING A SUBSTANTIAL
FINANCIAL INTEREST IN ITS SUCCESS.

                                      VOTING RIGHTS

The Investors are entitled to vote only as    With respect to the rights of the
provided under the Delaware Partnership Law   stockholders of a Delaware corporation, in
and the respective Partnership Agreements.    general stockholders are entitled to vote on
Generally, an Investor may vote on: (i)       any material transactions or actions
material amendments to the Partnership        relating to such corporation, and such
Agreement; (ii) the approval of the           transactions or actions may not be
disposition of substantially all of the       consummated without the approval of the
Partnership's assets; (iii) an election to    requisite number of stockholders. These
dissolve the Partnership; (iv) the            instances include: (i) the right to elect
determination to remove the General Partner;  the board of directors and thus participate
(v) the approval of the Partnership           in the management of the corporation; (ii)
incurring material additional amounts of      the right to amend the corporation's
indebtedness; (vi) the determination to       articles of incorporation and bylaws; (iii)
terminate a contract between the Partnership  the determination to dissolve the
and the General Partner or an affiliate       corporation; (iv) the determination to merge
thereof; and (vii) the approval of a          the corporation with or into another entity;
successor General Partner. Under the          (v) the determination to approve or
Delaware Partnership Law and the Partnership  disapprove the sale of substantially all of
Agreements, decisions relating to the         the corporation's assets; and (vi) any other
operation and management of the Partnerships  matters which are properly brought before
are made by the General Partners of each      the stockholders. Corporations are also
Partnership. There are no provi-              required to hold annual meetings which allow

------------------------------------------------------------------------------------------
                   UNITS                                         SHARES
------------------------------------------------------------------------------------------
sions for annual meetings of Investors in     stockholders to vote for the directors of
the Partnership Agreements. If a limited      the corporation and to participate in the
partner were granted additional voting        corporation's decision-making process.
rights, the possibility exists under the      Therefore, stockholders have enhanced voting
Code that the partnership structure and the   rights as to both determinations of the
terms of the applicable Partnership           parties who will be effectuating policy on
Agreement would be disregarded. In such       behalf of the corporation, as well as with
event, the Partnership may be taxed as an     respect to all material matters affecting
association for tax purposes and thus would   the corporation.
be subject to double taxation similar to a
corporation.
    INVESTORS WILL BE ENTITLED TO VOTE ON MORE MATTERS AS SHAREHOLDERS OF THE COMPANY THAN
AS UNITHOLDERS OF A PARTNERSHIP. IN ADDITION, AFFILIATES OF THE COMPANY MAY HAVE VOTING
RIGHTS. ON SUBSTANTIALLY ALL MATTERS ON WHICH INVESTORS CAN VOTE, THE GENERAL PARTNERS
HAVE NO VOTE.
                                 ANTI-TAKEOVER PROVISIONS
While the Units are transferable, subject to  The Company has a staggered Board, whereby
certain restrictions, the General Partners    the Board is divided into three separate
under the Partnership Agreements may under    classes, with the term of each class
certain circumstances refuse to permit        expiring in a different year than the other
assignees (who are not permitted to vote on   two classes. A vacancy on the Board may only
any partnership matters) to become            be filled by a majority of the Board of
substituted Investors.                        Directors. Shareholder action may only be
                                              taken at an annual or special meeting of
                                              Shareholders, and Shareholders do not have
                                              the power to call a special meeting. The
                                              Organizational Documents contain a
                                              supermajority provision, whereby certain
                                              provisions of such documents may not be
                                              amended without the vote of at least 75% of
                                              the Shareholders entitled to vote. The
                                              Certificate of Incorporation limits the
                                              voting power of certain persons who own a
                                              certain percentage of the voting stock of
                                              the Company. The Certificate of
                                              Incorporation authorizes the Company to
                                              issue preferred stock with disproportionate
                                              voting power. In addition, under Section 203
                                              of the Delaware GCL, certain business
                                              combinations with stockholders owning 15% or
                                              more of the Company's outstanding stock (an
                                              "interested stockholder") are prohibited for
                                              three years after such interested
                                              stockholder becomes an interested
                                              stockholder. This may have the effect of
                                              discouraging attempts to take control of the
                                              Company.
    CERTAIN PROVISIONS OF THE ORGANIZATIONAL DOCUMENTS OF THE PARTNERSHIPS AND THE COMPANY
COULD BE USED TO DETER ATTEMPTS TO OBTAIN CONTROL OF THE PARTNERSHIPS AND THE COMPANY IN
TRANSACTIONS NOT APPROVED BY THE GENERAL PARTNERS AND THE BOARD OF DIRECTORS,
RESPECTIVELY. HOWEVER, THERE ARE MORE OPPORTUNITIES FOR SUCH ANTI-TAKEOVER PROVISIONS
AVAILABLE TO THE COMPANY THAN TO THE PARTNERSHIPS.
                                 REVIEW OF INVESTOR LISTS
Under the Partnership Agreements and          Under Delaware law, a Shareholder is
applicable law, any Investor is entitled to   entitled, upon written demand, to inspect
obtain a list of the Investors in his or her  and copy the record of stockholders, at any
Partnership upon reasonable demand for any    time during usual business hours, for a
purpose reasonably related to the Investor's  purpose reasonably related to his or her
interest as an Investor.                      interest as a Shareholder.
    THE RIGHT OF SHAREHOLDERS TO OBTAIN A STOCKHOLDER LIST IS SIMILAR TO THE CORRESPONDING
RIGHT OF INVESTORS IN THE PARTNERSHIPS.

    The following compares certain of the investment attributes and legal rights associated with the ownership of Units, Shares and Notes.

-------------------------------------------------------------------------------------------
            UNITS                         SHARES                          NOTES
-------------------------------------------------------------------------------------------

                                   NATURE OF INVESTMENT

The Units of each Partnership  The Shares constitute equity   The Notes will be junior,
constitute equity interests    interests in the Company.      unsecured obligations of the
entitling each Investor to     Each Shareholder will be       Company and will be issued
his pro rata share of cash     entitled to his pro rata       pursuant to an Indenture
distributions made to the      share of the dividends made    qualified under the Trust
Investors of the Partner-      with respect to the Common     Indenture Act of 1939, as
ship. Each Partnership Agree-  Stock. The dividends payable   amended. The Company may
ment specifies how the cash    to the Shareholders are not    issue additional debt, which
available for distribution is  fixed in amount and are only   may be secured, only in
to be shared among the         paid when declared by the      compliance with the covenants
General Partners and           Company's Board of Directors.  of the Notes for the issuance
Investors. The distributions                                  of senior debt. The Notes
payable to the Investors are                                  will bear interest at a
not fixed in amount and                                       variable rate and will mature
depend upon the operating                                     as of            , 2006.
results and net sale or                                       Prior to maturity, interest
refinancing proceeds                                          only payments will be made to
available from the                                            the Noteholders, on an annual
disposition of the                                            basis, and on            ,
Partnerships' assets.                                         2006, the outstanding
                                                              principal balance, plus
                                                              interest accruing since the
                                                              last payment, will be payable
                                                              in full. If the Company sells
                                                              or refinances any of the
                                                              Designated Assets of the
                                                              Partnership, 80% of the net
                                                              proceeds must be applied
                                                              toward the prepayment of the
                                                              Notes.
                                                              The Company reserves the
                                                              right to redeem the Notes at
                                                              any time, in whole or in
                                                              part, at par. Failure to make
                                                              principal and interest
                                                              payments when due constitutes
                                                              an event of default under the
                                                              Notes, allowing the Trustee
                                                              to declare the outstanding
                                                              principal, plus accrued but
                                                              unpaid interest, to be
                                                              immediately due and payable.

    BOTH THE UNITS AND SHARES REPRESENT EQUITY INTERESTS ENTITLING THE HOLDERS THEREOF TO
PARTICIPATE IN THE GROWTH OF THE PARTNERSHIPS AND THE COMPANY, RESPECTIVELY. DISTRIBUTIONS
AND DIVIDENDS PAYABLE WITH RESPECT TO THE UNITS AND SHARES DEPEND UPON THE PERFORMANCE OF
THE PARTNERSHIPS AND THE COMPANY, RESPECTIVELY. IN CONTRAST, THE NOTES CONSTITUTE DEBT
OBLIGATIONS OF THE COMPANY PROVIDING FOR ANNUAL PAYMENTS OF PRINCIPAL AND INTEREST.

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            UNITS                         SHARES                          NOTES
-------------------------------------------------------------------------------------------
                           POTENTIAL DILUTION OF PAYMENTS RIGHTS

Since the Partnerships are     The Board of Directors may,    Since the Notes are debt
not authorized to issue        in its discretion, issue       obligations of the Company,
additional equity securities,  additional Shares of Common    their payment is not
there can be no dilution of    Stock or issue Preferred       subordinate to dividends or
distributions to Investors.    Stock, with such powers,       distributions payable to the
                               preferences and rights as the  Shareholders of the Company.
                               Board of Directors may at the  The Company is obligated to
                               time designate. The issuance   apply 80% of the Net Proceeds
                               of additional Shares of        from Sales or Refinancings of
                               either Common Stock or         Designated Assets of the
                               Preferred Stock, beyond the    Partnerships to prepay the
                               Shares to be issued in the     Notes. Except for the
                               Transaction, may result in     restriction in the preceding
                               the dilution of the interests  sentence, there are no
                               of the Shareholders.           restrictions upon the
                                                              Company's authority to grant
                                                              mortgages, liens or other
                                                              security interests in the
                                                              Company's real and personal
                                                              property, and such security
                                                              interests, if granted, would
                                                              permit the holders thereof to
                                                              have a priority claim against
                                                              such collateral in the event
                                                              the secured obligations were
                                                              in default.
    THE SHAREHOLDERS WILL BE SUBJECT TO POTENTIAL DILUTION IF THE COMPANY ISSUES ADDITIONAL
EQUITY SECURITIES. FURTHERMORE, THE COMPANY MAY ISSUE PREFERRED STOCK WITH PRIORITIES OR
PREFERENCES WITH RESPECT TO DIVIDENDS AND LIQUIDATION PROCEEDS. PAYMENT OF THE NOTES WILL
HAVE PRIORITY OVER DISTRIBUTIONS TO THE SHARES OR ANY CLASS OF EQUITY SECURITIES THAT MIGHT
BE ISSUED BY THE COMPANY; HOWEVER, ANY SENIOR SECURED OBLIGATIONS ISSUED BY THE COMPANY
WOULD HAVE PRIOR CLAIMS AGAINST THE COLLATERAL GIVEN FOR SECURITY IN THE EVENT THE COMPANY
DEFAULTS IN THE PAYMENTS OF THOSE SECURED OBLIGATIONS.
                            EXPECTED DISTRIBUTIONS AND PAYMENTS
Cap Source I makes quarterly   The Company intends to make    Noteholders are generally
distributions and Cap Source   quarterly dividend payments    entitled to receive only the
II makes monthly               to its Shareholders, subject   principal and interest
distributions. Amounts         to the discretion of the       payments required under the
distributed to the Investors   Board of Directors. The        Notes. The Company must apply
are derived from their share   amount of such dividends will  80% of Net Proceeds from
of cash flow from operations   be established by the Board    Sales or Refinancings of
or cash flow from sales or     of Directors, taking into      Designated Assets of the
financings. The General        account the amount of funds    Participating Partnerships to
Partners may, under the        lawfully available therefor    prepay the Notes. Noteholders
Partnership Agreements,        and the cash needs of the      will have no right to
create reserves which may      Company. Unlike the            participate in any (a)
decrease cash distributions.   Partnerships, the Company is   profits derived from opera-
See "SELECTED FINANCIAL DATA   not required to distribute     tions of any of the Company's
OF THE PARTNERSHIPS" for a     net proceeds from the sale or  assets, including properties
presentation of the cash       refinancing of properties,     acquired as part of the
distributions to the           except as may be required      Transaction from the
Investors of the Partnerships  under the terms of the Notes.  Partnerships, or (b) profits
over the five most recent                                     derived from the sale or
calendar years.                                               refinancing of properties
                                                              other than those acquired as
                                                              part of the Transaction.

-------------------------------------------------------------------------------------------
            UNITS                         SHARES                          NOTES
-------------------------------------------------------------------------------------------
    INVESTORS WHO BECOME SHAREHOLDERS WILL RECEIVE THEIR PRO RATA SHARE OF THE DIVIDENDS
MADE WITH RESPECT TO THE COMPANY'S COMMON STOCK. THE AMOUNT OF SUCH DIVIDENDS WILL DEPEND
UPON THE COMPANY'S OPERATING EXPENSES, DEBT SERVICE PAYMENTS, CAPITAL EXPENDITURES,
RESERVES AND FUNDS SET ASIDE FOR EXPANSION. INTEREST PAYMENTS MADE ON THE NOTES WILL BE
PRIOR TO ANY DISTRIBUTIONS WITH RESPECT TO THE SHARES AND WILL REDUCE THE AMOUNT OTHERWISE
DISTRIBUTABLE TO THE SHAREHOLDERS.
    INVESTORS WHO RECEIVE NOTES CONVERT THEIR EQUITY INVESTMENT IN THE PARTNERSHIP INTO A
JUNIOR DEBT OBLIGATION OF THE COMPANY AND ARE ENTITLED TO RECEIVE ONLY PRINCIPAL AND
INTEREST PAYMENTS ONLY UNTIL MATURITY UNDER THE NOTES. IF THE COMPANY SELLS OR REFINANCES
THE PROPERTIES OWNED BY THE OPERATING PARTNERSHIPS, 80% OF THE NET PROCEEDS FROM SALES OR
REFINANCINGS OF DESIGNATED ASSETS MUST BE APPLIED TOWARD PREPAYMENT OF THE NOTES. THE NOTES
MAY BE REDEEMED BY THE COMPANY AT ANY TIME WITHOUT PREMIUM.
                               LIQUIDITY AND TRANSFERABILITY

While the Units are            The market for the Common      The Notes will be freely
transferable, the General      Stock, which will be traded    transferable but will not be
Partners have discretion       on the NYSE, should be more    listed on a national
under the Partnership          active and broader based than  securities exchange or quoted
Agreements to refuse to        the market for the Units. The  on an automated quotation
permit assignees to become     Common Stock may trade at a    system. The Company does not
substituted Investors and the  discount to its book value,    expect that an active trading
Partnership Agreements         and the market value of the    market for the Notes will
contain various other          Shares may never equal or      develop. The Promissory Notes
restrictions on the transfer-  exceed the net proceeds that   will not be listed on a
ability of Units. Although     might be available if the      national securities exchange
limited secondary sales of     Company's assets, including    and no active trading market
Units have occurred, there is  the investments in the         for the Promissory Notes is
essentially no established     Partnerships, were             expected to develop.
public trading market for the  liquidated.
Units and none is expected to
develop. The Units are not
marginable. Potential adverse
tax consequences would arise
if a Partnership were to be
considered a publicly traded
partnership.

    ONE OF THE PRIMARY OBJECTIVES OF THE TRANSACTION IS TO PROVIDE INCREASED LIQUIDITY TO
THE INVESTORS. THE SHARES WILL BE LISTED ON THE NYSE, SUBJECT TO OFFICIAL NOTICE OF
ISSUANCE, AND THERE IS EXPECTED TO BE A PUBLIC MARKET FOR THE SHARES FOLLOWING THE
TRANSACTION. NEITHER THE NOTES NOR THE PROMISSORY NOTES WILL BE LISTED ON A NATIONAL
SECURITIES EXCHANGE OR QUOTED ON AN AUTOMATED QUOTATION SYSTEM. THE BREADTH OF THE MARKETS
FOR THE SHARES AND NOTES CANNOT YET BE DETERMINED, BUT IT IS EXPECTED THAT THE MARKET FOR
THE NOTES WILL BE LESS ACTIVE THAN THAT FOR THE SHARES. WHILE THERE HAS BEEN A LIMITED
SECONDARY MARKET FOR THE UNITS, TRADING ON THAT MARKET HAS BEEN SPORADIC AND LIMITED.

                               TAXATION OF TAXABLE INVESTORS

The Partnerships, as           Dividends received by          Interest payments made on the
partnerships for federal       Shareholders from the Company  Notes will constitute
income tax purposes, are not   generally will constitute      portfolio income which cannot
subject to tax, but the        portfolio income, which        offset passive losses from
Investors report their         cannot offset passive losses   other investments. During
allocable share of             from other investments.        January of each year,
partnership income and loss    During January of each year,   Noteholders will receive from
on their respective tax        Shareholders will be mailed    the Company Form 1099-INT to
returns. Income from the       the less complex Form          show the investors' interest
Partnerships generally         1099-DIV used by cor-          payments during the
constitutes passive income to  porations that pay dividends
the Investors,                 to

-------------------------------------------------------------------------------------------
            UNITS                         SHARES                          NOTES
-------------------------------------------------------------------------------------------
which can generally offset     their stockholders.            prior calendar year.
passive losses from their      Shareholders are not required
other investments. Generally,  to file state income tax
by March 15 of each year,      returns and/or pay state
Investors receive annual       income taxes outside of their
Schedule K-1 forms with        state of residence with
respect to information for     respect to the Company's
inclusion on their federal     operations. The Company will
income tax returns. Investors  be required to pay federal
must file state income tax     income taxes and state income
returns and incur state        taxes in certain states where
income tax in most states in   it is qualified to do
which the Partnerships have    business.
property.

    EACH PARTNERSHIP IS A PASS-THROUGH ENTITY WHOSE INCOME AND LOSS IS NOT TAXED AT THE
ENTITY LEVEL BUT INSTEAD ALLOCATED DIRECTLY TO THE GENERAL PARTNERS AND INVESTORS.
INVESTORS ARE TAXED ON INCOME OR LOSS ALLOCATED TO THEM WHETHER OR NOT CASH DISTRIBUTIONS
ARE MADE TO THE INVESTORS. THE COMPANY'S NET INCOME WILL BE TAXED AT THE COMPANY'S LEVEL AT
THE STANDARD CORPORATE TAX RATES. DIVIDENDS PAID TO SHAREHOLDERS WILL CONSTITUTE PORTFOLIO
INCOME AND NOT PASSIVE INCOME. NOTEHOLDERS WILL RECOGNIZE PORTFOLIO INCOME ON THE INTEREST
PAYMENTS RECEIVED ON THE NOTES.

                                  THE COMPANY

OVERVIEW

    The Company was organized under the laws of the State of Delaware on February 5, 1998, to facilitate the Transaction. As a result of the Transaction, the Company will acquire the assets and liabilities of the Partnerships and the General Partners.

    Following the Transaction, the Company's primary business objective will be to provide Shareholders with long term after-tax returns that are greater than those available from REITs and other similar publicly traded real estate companies. The Company expects to achieve this objective by investing in assets and using investment and management strategies not generally permitted under the Code or used by REITs. Such strategies may include investing in real estate operating companies, underperforming real estate assets such as office buildings and apartment complexes with the objective of renovating and repositioning them to increase values, and underperforming markets and foreign markets that the Company expects will show significant improvement.

    The Company currently does not intend to qualify as a REIT under the Code. Consequently, the Company will have the flexibility to respond quickly to opportunities without the structural limitations imposed by the Code for REITs and to operate, when deemed advantageous by management, on a more highly leveraged basis than most REITs. By not qualifying as a REIT under the Code (which would require the Company to distribute each year at least 95% of its net taxable income, excluding capital gains), the Company will have the ability to retain cash flow generated from operations, to retain proceeds from sales of properties for reinvestment, to sell properties without the substantial income tax penalties which may be imposed on REITs from certain prohibited transactions, and to invest in the securities of real estate operating companies.

    In addition, the Company differs from real estate opportunity funds that are typically structured as private partnerships. Such private partnerships typically have a finite life which limits their ability to grow and may limit their ability to maximize value. Furthermore, investment in such private partnerships is generally limited to large, institutional investors. In addition, unlike investors in such private partnerships, the Company's Shareholders are expected to have enhanced liquidity through their ability to sell or margin their Shares. However, unlike REITs and private partnerships, the Company will be subject to corporate level taxation.

    The Company will enter into the Advisory Agreement with the Advisor to manage the assets held by the Company and to provide other services to the Company. See "--The Advisor" below. The principal executive offices of the Company are located at 1004 Farnam Street, Suite 400, Omaha, Nebraska 68102, and its telephone number is (402) 444-1630.


THE ADVISOR


    The General Partners have determined that it would be more economical to employ the Advisor rather than employing the necessary employees with the requisite expertise for managing the Company's business. This determination was based on (i) the relatively small amount of assets held by the Company in comparison to the costs of hiring full time employees to manage them, (ii) the difficulties faced by a newly formed company in attracting qualified personnel with the requisite talent and experience and (iii) a comparison of the estimated costs of employing such staff with the estimated fees to be paid to the Advisor under the Advisory Agreement for the initial years of operations of the Company.



    In order to estimate the fees payable to the Advisor during the initial years of operations of the Company, the General Partners made the following assumptions: (i) the beginning base of assets upon which the Asset Management Fee is computed is $83,872,000, which is approximately equal to the total Exchange Value, (ii) the Company will have $62,000,000 available to invest from internal sources including cash and cash equivalents and borrowing secured by the GNMA Certificates and FHA Loans, (iii) no other source of cash is available for investment and all cash flows generated by the investments are distributed to Shareholders in the form of dividends, (iv) the Company will invest $31,000,000 each year for a two year total of $62,000,000, (v) of the amounts invested, 20% will be on an un-leveraged basis and the remaining 80% will be invested using 70% leverage, (vi) total assets at the end of year 1 are $141,740,000, (vii) total assets at the end of year 2 are $199,600,000, (viii) no assets are sold, and (ix) there is no appreciation or depreciation of asset values. The following table shows the fees payable to the Advisor for the first two years of operations of the Company based solely upon the above assumptions.



                    ESTIMATED FEES PAYABLE TO THE ADVISOR(1)



                                                                        YEAR 1       YEAR 2
                                                                      ----------  ------------
Asset Management Fee................................................  $  535,833  $    810,692
Acquisition Fee.....................................................     310,000       310,000
Incentive Fee on New Assets(2)......................................           0             0
                                                                      ----------  ------------
Total...............................................................  $  845,833  $  1,120,692
                                                                      ----------  ------------
                                                                      ----------  ------------


------------------------


1. These fees are estimates based solely on the assumptions made by the General Partners listed above. There can be no assurance that the fees payable to the Advisor will not be greater than these estimates.



2. There is no Incentive Fee on New Assets because it was assumed that no assets would be sold during the first two years.



    For a description of the fee structure of the Advisor see "MANAGEMENT OF THE COMPANY-- The Advisor--THE ADVISORY AGREEMENT." The Advisor will not receive any Shares or other compensation in connection with the Transaction.



    The General Partners have estimated that it would cost between $1.65 and $1.9 million annually to employ the required staff necessary to manage the Company without the use of the Advisor. To arrive at this amount, the General Partners estimated that the Company would have to employ at least four executive officers on a full time basis, including a chief executive officer, chief financial officer, and officers responsible for acquisitions, dispositions and asset management. The General Partners estimated that an additional six to nine staff and administrative positions would also be necessary. Based on industry practices, the General Partners estimated that the salary and personal benefit expense for these individuals would range from approximately $1.5 million to $1.7 million annually. The General Partners also estimated that the Company would be required to pay an additional $150,000 to $195,000 a year in rent and related office expenses.



    Based upon the above factors, the General Partners concluded that the cost of employing the Advisor would be less than the costs associated with hiring a complete staff for the Company. The General Partners also considered the fact that the Advisor and its affiliates already employ a substantial number of employees with the necessary experience and expertise required to manage real estate investments. After comparing these factors with the fact that the General Partners believe that it would be difficult for the Company to attract qualified personnel, the General Partners concluded that it would be in the best interests of the Company to employ the Advisor. However, once operations have been conducted for a period of time, the Board of Directors may re-evaluate whether or not it is still in the best interests of the Company to employ the Advisor.


    Under the terms of the Advisory Agreement, the Advisor will manage the investments of the Company, formulate investment criteria, represent the Company in connection with the acquisition and disposition of real estate assets, recommend strategies to improve the performance of the Company's investments, administer the day-to-day operation of the Company, communicate with and maintain relations with the investors of the Company, and perform such other services as set forth in the Advisory Agreement and as directed from time-to-time by the Board of Directors. The Advisory Agreement will have an initial term of three years (subject to earlier termination as provided therein), and will automatically renew for one year terms unless written notice of termination is delivered 180 days prior to the expiration of any term. The Advisor will bear all costs of providing services to the Company, except for the costs of services provided by third parties, and certain limited office expenses and travel expenses on behalf of the Company. Pursuant to the terms of the Advisory Agreement, the Advisor will receive compensation (the "Advisor Fees") in the form of an Acquisition Fee, an Asset Management Fee and an Incentive Fee on New Assets, as more particularly described under "MANAGEMENT OF THE COMPANY--The Advisor--THE ADVISORY AGREEMENT." The Company may engage affiliates of the Advisor to provide other services if approved by, and upon the terms approved by, the Independent Directors of the Company.

INVESTMENT STRATEGY

    In furtherance of its business objectives, the Company intends to focus initially on investments in four distinct aspects of the real estate business.

    UNDERPERFORMING COMMERCIAL PROPERTIES. The Company will seek to acquire underperforming office, residential and other commercial properties; to improve their value by renovation, redevelopment, and/or releasing and by acquiring over time groups of similar assets that have a value as a portfolio greater than their individual values; and to dispose of them at such time as the Company believes the value to its shareholders is maximized without the need to comply with limitations on such activities that apply to REITs.


    The Company believes that the prices for most Class A, well leased, large commercial properties in the largest metropolitan areas have increased dramatically in the last several years due to aggressive competition among the REITs and other similar investors. However, the Company believes there are substantial opportunities available to acquire properties at attractive prices that are not currently sought by REITs and other similar investors because of little or no short term cash flow due to the need for substantial investment in rehabilitation and/or releasing; because the properties are individually too small or the markets in which they are located are too small to attract the interest of REITs and other similar investors; and/or because the seller wishes to sell a portfolio of assets that is not attractive to any single REIT or similar buyer because of varying asset classes, locations, or quality. The Company believes that by acquiring properties on this basis and renovating them and/or repackaging them, it can increase asset value and produce substantial returns to the Company.

    REAL ESTATE OPERATING COMPANIES. The ability of REITs to invest in operating companies not directly related to the management of the properties they own is limited by the Code and other factors. Such operating companies include brokers, developers, partnerships and general partners thereof which own real estate, and other similar companies. Many of these companies have significant expertise and good reputations, but have been unable to grow and increase their profitability due to lack of capital, fragmented control, and so forth. The Company believes that there are significant opportunities to make investments in real estate operating companies at attractive prices. The Company believes that its financial position and managerial expertise can allow such companies to grow. It also believes that some real estate companies may well provide synergistic value to the Company's other businesses.

    FOREIGN OR FOREIGN-CONTROLLED REAL ESTATE. The Company believes that the liquidity that has returned to the United States real estate markets remains limited in many foreign markets. Some of the causes of this illiquidity are the lack of capital; pricing disparities due to poor information flow; and regulatory or policy constraints on foreign real estate lenders and owners such as banks and finance companies.

    In addition, the Company believes that foreign financial institutions and other foreign non-real estate corporations will increasingly seek to liquidate non-strategic businesses and assets such as U.S. and foreign real estate. The Company believes that the recent turmoil in several Asian economies will exacerbate this trend as companies in these countries seek to divest themselves of non-core assets.

    EXISTING PROPERTIES. The Company will own limited partnership Interests in ten partnerships owning multifamily properties. The Company will conduct a detailed evaluation of each of the properties to determine the best strategy to maximize their value to the Company. Such strategies could include rehabilitation, refinancing and disposition. Those efforts may be adversely impacted by the fact that the Company has limited control over most of the partnerships. Consequently, the Company will evaluate purchasing the interest of the existing general partner interests to permit it to control the properties and maximize their value to the Company.

    While the Company has targeted these four areas upon which to focus initially, the Company intends to pursue other investment opportunities that may arise that meet the Company's business objective.

FINANCING STRATEGIES

    The Company intends to fund its new investments first by using its initial cash and short-term investments, which are expected to approximate $12.2 million at the completion of the Transaction. Thereafter the Company intends to borrow against its GNMA Certificates and FHA Loans by entering into "reverse repo agreements." The Company anticipates it can borrow up to 90% of the principal balance of the loans. Since the loans carry interest rates significantly above the rates the Company will pay on its borrowings, the Company expects to make a significant positive spread which will contribute to cash flow and earnings.

    The Company will also consider selling one or more of its loans or partnership interests, entering into a line-of-credit or similar corporate financing agreement, the issuance of additional stock either directly in the market or to sellers of assets, or other ways to meet its investment objectives.

CONAM AGREEMENT


    The Partnerships and the Company have entered into an agreement (the "ConAm Agreement") with Continental American Properties, Ltd., a California limited partnership ("ConAm") for real estate project evaluation services and investment. ConAm was founded in 1975 and is a nationally recognized developer, owner, and manager of multifamily real estate. ConAm is based in San Diego, California, and has numerous regional offices throughout the United States. It currently manages over 45,000 apartment units throughout the country.

    Pursuant to the ConAm Agreement, ConAm will identify and evaluate multifamily redevelopment projects for possible investment by the Company. If the Company approves of the multifamily redevelopment projects presented by ConAm, then ConAm will also participate as an investor in such projects in a partnership or joint venture or other similar arrangement with the Company on the terms and subject to the conditions set forth in the ConAm Agreement. The ConAm Agreement provides that ConAm may act as the property manager for the redevelopment projects.



    Prior to closing upon any proposed redevelopment project, additional due diligence shall be conducted as may be necessary to confirm that there are no environmental problems affecting the subject property or the improvements thereon, that all improvements are structurally sound, that all zoning matters have been complied with and that the redevelopment project, in all other material respects, meets the criteria established in the ConAm Agreement. Nothing in the ConAm Agreement prevents the Company from locating evaluating and entering into joint venture, partnership or other arrangements for the ownership, development, renovation or management of any real estate project of whatever nature that the Company locates on its own or through any third party.


RISK CONTROL

    The Company will endeavor to control risks by a variety of strategies. The Company will use experienced third-parties for construction, redevelopment, property management and other similar services. The Company also expects to rely on the expertise of its Advisor and its Advisor's affiliates in foreign investing, property management and other areas. The Company will also endeavor to use non-recourse or limited recourse debt when it believes the relationship between cost and risk is favorable. The Company will also consider controlling its risk on floating rate debt and any transactions in foreign currencies by employing swaps, hedges, and other methods of controlling risk. The Company will not invest in or engage in any such derivative transactions except to control risks that are attendant to its business objectives.

AFFILIATED REIT

    The Company intends to achieve its business objectives by investing in assets and using investment and management strategies not generally permitted to or employed by REITs. Occasionally, the Company may acquire as part of a diversified portfolio or otherwise assets which may be more appropriately owned by a REIT. Furthermore, the Company expects that its investments in the renovation of underperforming real estate assets will result in assets that are attractive candidates for acquisition by REITs.

    Should the Company acquire a critical mass of such assets, the Company intends to consider the formation or acquisition of a subsidiary company which would qualify as a REIT. In such event, the Company would consider spinning off the REIT to its Shareholders. If the subsidiary is formed and spun off, the Company and the new REIT would initially share management and would be able to take advantage of cost and tax synergies. The Company believes that such synergies would provide the Company and the new REIT with substantial competitive advantages in making investments in, managing, and disposing of assets.

OPERATING RESTRICTIONS

    The Board of Directors has established the Company's investment and financing strategies and, except as otherwise restricted, the Board of Directors has the power to modify or alter the Company's policies and strategies without the consent of the Shareholders. Developments in the market which affect the Company's policies and strategies or which change the Company's assessment of the market may cause the Board of Directors to revise such policies and strategies.

    The Company at all times intends to conduct its business so as not to become regulated as an investment company under the Investment Company Act. The Investment Company Act exempts entities that are "primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interest in real estate" (such mortgages and liens being referred to herein as "Qualifying

Interests"). Under current interpretation of the staff of the SEC, in order to qualify for this exemption, the Company must maintain at least 55% of its assets directly in Qualifying Interests. In addition, unless certain securities relating to federally insured mortgages ("Mortgage Securities") represent all the certificates issued with respect to an underlying pool of mortgages, such Mortgage Securities may be treated as securities separate from the underlying mortgage loans and, thus, may not be considered Qualifying Interests for purposes of the 55% requirement. The Company will closely monitor its compliance with this requirement and intends to maintain its exempt status.

    Except as provided under "THE NOTES," the Company will have no restriction on the ratio of debt to equity investments it holds and expects to use significant levels of leverage to achieve its objective. Such leverage can be achieved by a combination of direct borrowings by the Company, borrowings secured by real estate, and through investing in securities of issuers who themselves employ leverage.

DIVIDEND POLICY


    The Company intends to pay regular quarterly dividends to its Shareholders, beginning with the first full fiscal quarter of operations following the completion of the Transaction, subject to the discretion of, and in amounts determined by, the Board of Directors. The Company intends to distribute substantially all of its net cash flow from operations, after giving effect to any reasonable reserves, as dividends with respect to the Company's first four complete quarters of operations. In addition, the Company intends to distribute with respect to the first two complete quarters of operations an amount which is the greater of (i) substantially all of its net cash flow from operations as described above or (ii) the cash distributions which would have been distributed to Cap Source I investors if the Transaction had not occurred and distributions were made at the same quarterly rates as were made in 1997 for the Cap Source I Partnership or (iii) cash distributions which would have been distributed to Cap Source II Investors if the Transaction had not occurred and distributions were made at the current monthly rate for Cap Source II, which rate has been reduced for the distribution for the month of August 1998, payable in October 1998. For a description of the historical distributions for the Partnerships see "SECONDARY MARKET AND OWNERSHIP OF PARTNERSHIP UNITS--Partnership Distributions." The Company anticipates that the amount resulting from the application of (ii) and (iii) above will be $.42 per share per quarter.



POLICY WITH RESPECT TO CERTAIN ACTIVITIES



    In order to achieve the Company's business objectives, the operating and investment policies of the Company will be flexible in order to respond to changing real estate and financial markets. Therefore, the Board of Directors may change the operating, investment, financing and related policies at any time and without shareholder approval. The Company believes that this structure will better allow the Company to take advantage of investment opportunities as they become available. Other than the restrictions and policies discussed under "THE COMPANY," the Company does not have any policies or limitations with respect to the following activities: (a) issuing senior securities, (b) borrowing money,
(c) making loans to other persons, (d) investing in the securities of other issuers for the purpose of exercising control, (e) underwriting securities of other issuers, (f) engaging in the purchase and sale (or turnover) of investments, (g) offering securities in exchange for property, and (h) repurchasing or otherwise reacquiring the Company's own Shares or other securities. In addition, the Company does not have a specific policy with regard to the amount of the Company's assets that may be invested in any particular type of investment or any one investment.


LEGAL PROCEEDINGS

    The Company is not presently involved in any litigation nor, to its knowledge, is any litigation threatened against the Company.

                           MANAGEMENT OF THE COMPANY

    The Board of Directors is responsible for the management of the Company, its property and the disposition thereof, and is responsible for the general policies of the Company and the general supervision of the Company's activities conducted by its officers, agents, employees, advisors, managers or independent contractors as may be necessary in the course of the Company's business. At all meetings of the Board of Directors, a majority of the directors shall constitute a quorum for the transaction of business, which majority shall include at least two Independent Directors. The term "Independent Directors" refers to directors of the Company who are not affiliated with the Company or the Advisor and do not perform any services for the Company or the Advisor, other than as directors, and are not officers or employees of the Company, the Advisor or any of their respective affiliates. Actions to be taken by the Board of Directors will require approval of a majority of the directors present at any meeting in which there is a quorum, unless otherwise specified by the Company's Bylaws or by law.


    The Board of Directors is divided into three classes and currently consists of three members. Following the Transaction, the Board of Directors will be increased to seven, with three directors in Class A, two directors in Class B and two directors in Class C. The resulting vacancies will be filled by a vote of the existing directors. Thereafter, the Board of Directors will consist of not less than five nor more than eleven directors. Following the Transaction, the majority of the Board of Directors will be Independent Directors, and at least one director in each class will be an Independent Director. In the election of directors, each holder of Common Stock has one vote for each Share held.


    The term of the initial Class A directors will terminate on the date of the 1999 annual meeting of shareholders; the term of the initial Class B directors will terminate on the date of the 2000 annual meeting of shareholders; and the term of the initial Class C directors will terminate on the date of the 2001 annual meeting. At each annual meeting of shareholders, directors of the class to be elected shall be elected for a three-year term. Directors will hold office until the annual meeting for the year in which their terms expire and until their successors shall be elected and qualify.

    The Board of Directors expects to hold meetings at least quarterly, and may take action on behalf of the Company by unanimous written consent without a meeting. Directors may participate in meetings by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

    The Company's Board of Directors currently consists of the following persons:

NAME                                              CLASS         AGE          POSITION WITH THE COMPANY
---------------------------------------------     -----         ---      ---------------------------------
Michael B. Yanney............................       B           63       Chairman of the Board

Paul L. Abbott...............................       C           52       Director, President and Chief
                                                                           Executive Officer

George H. Krauss.............................       A           56       Director

    The business experience during the past five (5) years of each of the current directors is as follows:


    MICHAEL B. YANNEY has served as Chairman of the Board of Directors of the Company since April 24, 1998. He has also served as the Chairman and Chief Executive Officer of America First Companies and its predecessors since 1984. America First Companies is a financial services firm located in Omaha, Nebraska, that manages public investment funds which have raised over $1.5 billion. From 1977 until the organization of America First Companies, Mr. Yanney was principally engaged in the ownership and management of commercial banks. From 1961 to 1977, Mr. Yanney was employed by Omaha National Bank and Omaha National Corporation (subsequently merged into FirsTier Financial which has merged into USBank), where he held various positions, including the position of Executive Vice President and Treasurer of the holding company. Mr. Yanney also serves as a member of the boards of directors of Burlington Northern Santa Fe Corporation, Forest Oil Corporation, Lozier Corporation, Freedom Communications, Inc., PKS Information Services, Inc., Magnum Resources, Inc., Rio Grande Medical Technologies, Inc., Level 3 Communications, Inc. and RCN Corporation.


    PAUL L. ABBOTT has served as Director, President and Chief Executive Officer of the Company since its inception on February 5, 1998. Mr. Abbott has also served in the Real Estate Investment Department of America First Companies since 1997. From 1988 until 1997, Mr. Abbott was a Managing Director of Lehman Brothers, Inc. ("Lehman Brothers"). At Lehman Brothers, Mr. Abbott served as chairman and chief executive of over 50 real estate investment funds controlled by Lehman Brothers representing gross client investments exceeding $2.5 billion. The assets owned by those funds included 50,000 multifamily units; 5,000 manufactured housing sites; 5 million square feet of retail; 900,000 feet of self-service storage; and a variety of other debt and equity real estate investments. His responsibilities included executive responsibility for acquisitions, financings, planning, investment management, investor relations and regulatory reporting. In serving as chief executive of these funds, Mr. Abbott was also responsible for developing and managing relationships throughout the real estate industry, including regional and national developers, property managers, brokers, owners and lenders. Mr. Abbott served on various Lehman Brothers committees responsible for approving a variety of real estate transactions and was involved in a number of real estate advisory assignments for Lehman Brothers.


    Prior to joining Lehman Brothers, from 1983 until 1988, Mr. Abbott was a Senior Vice President of Daseke & Co., Inc., a predecessor to Walden Residential, a NYSE-traded real estate investment trust. At Daseke, Mr. Abbott was responsible for asset management of 20,000 multifamily units and arranging over $500 million of financings. From 1979 until 1983, Mr. Abbott was a vice president of various insurance subsidiaries of Household International.


    GEORGE H. KRAUSS has served as a Director of the Company since April 24, 1998, and has served as a consultant to America First Companies since 1997. From 1972 until the time he became a consultant to America First Companies, Mr. Krauss was a member of Kutak Rock, a national law firm with over 200 lawyers in eight states and the District of Columbia. As a member of Kutak Rock, Mr. Krauss gained extensive experience in the corporate, merger and acquisition, and regulatory areas of the firm's practice. In addition to his legal education, Mr. Krauss has a Masters of Business Administration and is a registered Professional Engineer. Mr. Krauss has served on the board of directors of numerous companies including Gateway 2000, Inc., a computer manufacturing and distribution company with over $6 billion in sales in 1997, which is listed on the NYSE, America First Mortgage Investments, Inc., also a NYSE member, and Bayview Capital Corporation, which is listed on the NASDAQ.



    Approximately thirty (30) days after the Transaction, the following persons will be considered for election to the Board of Directors by the current members of the Board to serve as Independent Directors:



NAME                                                       AGE
------------------------------------------------------     ---
Elizabeth L. Jarvis...................................     63

John P. Miller........................................     55

Steven W. Seline......................................     45

Robert E. Van Metre...................................     57


    The business experience during the past five (5) years of each of the foregoing individuals is as follows:


    ELIZABETH L. JARVIS has served as President of Jarvis & Associates since 1984. Ms. Jarvis has specialized in development, re-development, merchandising, management, marketing and leasing of shopping centers, since 1970. Since its formation in 1984, Jarvis & Associates has successfully redeveloped, leased, managed or owned over four million square feet of retail space. Ms. Jarvis also provides consulting services to financial institutions, retailers and retail developers throughout the country and internationally. Prior to forming Jarvis & Associates, Ms. Jarvis was Senior Vice President of the Taubman Company where she was responsible for the financial performance of 19 regional shopping centers totaling over 30 million square feet of retail space.



    JOHN P. MILLER has served as President of Miller Mediation Services in Omaha, Nebraska, since 1993. Beginning in 1998, Mr. Miller served as the Commissioner of the Nebraska State Games and Parks Commission. From 1990 to 1995, Mr. Miller served as a consultant to the Omaha Development Council. Mr. Miller was the Nebraska State Banking Director in 1989, and served as the Chairman of the Nebraska Liquor Control Commission from 1983 to 1989. Mr. Miller served as a mediator for the New York Stock Exchange and the National Association of Securities Dealers from 1993 to 1998. Mr. Miller is also an attorney, and served as a partner of Eisenstatt, Lay, Higgins and Miller from 1958-1971 and a partner of Miller and Rowen from 1971 to 1984.



    STEVEN W. SELINE has served as Vice Chairman of Gold Circle Entertainment, Inc., an entertainment company located in Nebraska, since 1998. Mr. Seline has also served as Vice Chairman of Waitt Radio, Inc., which owns two radio stations located in Nebraska and Iowa, and Vice Chairman of Waitt Broadcasting, Inc., which owns a CBS affiliate in Iowa, since 1998. Mr. Seline serves as of counsel to the law firm of Kutak Rock in Omaha, Nebraska, where he was a senior partner of the firm from 1979 to 1998. Mr. Seline is experienced in the acquisition and sale of financial institutions, business entities, shopping centers and real estate. Mr. Seline received his bachelor's degree from the University of Nebraska at Omaha in 1975 and his law degree, cum laude, from Creighton University in 1979.



    ROBERT E. VAN METRE has served as Vice President, Accounting and Finance, and Secretary for US Servis, Inc., a publicly traded outsourcing firm in the healthcare industry that was acquired by HBO & Co. on October 1, 1998, since 1995. From 1987 to 1994, Mr. Van Metre held several senior management positions with Integrated Resources Life Companies, Inc., including Senior Vice President--Chief Financial Officer, Executive Vice President and President. From 1982-1987, Mr. Van Metre was Executive Vice President--Chief Financial Officer for Daseke & Co. From 1973 to 1982, Mr. Van Metre held a variety of management positions with Household International. Prior to joining Household International, he was Administrator of Finance for the Illinois State Toll Highway Authority. Mr. Van Metre is an attorney and a certified public accountant.


    Officers of the Company will be elected by and serve at the discretion of the Board of Directors. The current officers of the Company are as follows:


NAME                                             AGE               POSITION WITH THE COMPANY
-------------------------------------------      ---      -------------------------------------------
Michael B. Yanney..........................      63       Chairman of the Board

Paul L. Abbott.............................      52       President and Chief Executive Officer

Gary Thompson..............................      55       Chief Financial Officer and Treasurer

Helen L. Poorman...........................      37       Executive Vice President-- Acquisitions

John H. Cassidy............................      46       Executive Vice President--Asset Management

George H. Krauss...........................      56       Secretary


    Subject to the approval of the Board of Directors, it is anticipated that the foregoing persons will function as executive officers of the Company after the Transaction, serving a one-year term and until their successors are elected and qualified or until their earlier resignation or removal. There are no arrangements or understandings between or among any of the officers or directors and any other person pursuant to which any officer or director of the Company was selected as such. There are no family relationships among any directors and officers of the Company.

    The business experience of Messrs. Yanney, Abbott and Krauss is set forth above. The business experience for the past five (5) years of each of the other officers of the Company is as follows:


    GARY THOMPSON has served as Chief Financial Officer of the Company since April 24, 1998. He also has served as financial vice president of America First Companies since 1989, and is responsible for financial accounting and tax reporting for all of America First Companies' funds. Prior to 1989, Mr. Thompson was an audit partner at KPMG Peat Marwick. He is a certified public accountant.



    HELEN L. POORMAN has served as Executive Vice President--Acquisitions of the Company since April 24, 1998. Ms. Poorman joined America First Companies in 1998, in the Real Estate Investment Department, after having completed a consulting assignment for America First Companies in 1997. From 1987 through 1996, Ms. Poorman was with Copley Real Estate Advisors ("Copley") in various Portfolio and Asset Management positions, most recently as Managing Director. Ms. Poorman was responsible for the overall management of the account of Copley's largest client, the real estate equity portfolio of New England Mutual Life Insurance Company. Her responsibilities included strategic planning, asset management, financings, workouts, and dispositions, among others. The portfolio included approximately 200 assets comprising 32 million square feet of office and industrial property, 2,500 apartment units, 4 hotels and nearly 5,000 acres of land for development or sale. Her Copley background also includes portfolio management of other multi-billion dollar portfolios, extensive workout experience, and management of all commercial property types in various ownership structures. Prior to joining Copley, Ms. Poorman was a Senior Asset Manager with Daseke & Co., Inc., overseeing the management of numerous limited partnerships which owned multi-family and office properties. Ms. Poorman holds an M.B.A. in Finance from the University of Chicago and a B.A. SUMMA CUM LAUDE, in Economics and Management from DePauw University.



    JOHN H. CASSIDY has served as Executive Vice President--Asset Management of the Company since April 24, 1998. Mr. Cassidy co-founded and currently serves as President of America First Properties Management L.L.C., an affiliate of the Advisor. As President of America First Properties Management L.L.C., Mr. Cassidy has been responsible for the management of over 8,000 apartments located in 18 states since the Company's inception in 1992. Prior to his position with the property management of the Company, Mr. Cassidy supervised the America First Companies' real estate asset management team overseeing a portfolio of 45 apartment communities. Before joining America First Companies, Mr. Cassidy was a Vice President of E.F. Hutton & Co. involved in the analysis, acquisition and asset management of real estate investments. Mr. Cassidy holds an M.B.A. in finance from the Columbia University School of Business and an undergraduate degree from Georgetown University.


BOARD OF DIRECTORS COMPENSATION

    The Company intends to pay an annual fee of $20,000 to each Independent Director of the Company, $10,000 of which will be paid in the form of Common Stock of the Company and $10,000 will be paid in cash. The Company will reimburse all directors for travel expenses and other out-of-pocket expenses incurred in connection with their activities on behalf of the Company.

COMMITTEES OF THE DIRECTORS

    Promptly following the consummation of the Transaction, the Board of Directors will establish the following committees:

    AUDIT COMMITTEE. The Audit Committee will consist of three directors, all of which will be Independent Directors. The Audit Committee will be established to make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and nonaudit fees and review the adequacy of the Company's internal accounting controls.

    EXECUTIVE COMMITTEE. The Executive Committee will consist of three directors. The Executive Committee will have the authority to acquire, dispose of and finance investments for the Company and execute contracts and agreements, including those related to the borrowing of money by the Company, and generally exercise all other powers of the Board of Directors except for those which require action by all the directors or the Independent Directors under the Certificate of Incorporation or the Bylaws of the Company, or under applicable law.

    COMPENSATION COMMITTEE. The Compensation Committee will consist of three directors, which will advise the Board of Directors on all matters pertaining to compensation programs and policies and will establish guidelines for employee incentive and benefits programs which it will review on a continuous basis. All members of the Compensation Committee will be Independent Directors.

    The Board of Directors may from time to time establish other committees to facilitate the management of the Company. The Board of Directors initially will not have a nominating committee and the entire Board of Directors will perform the function of such a committee.

COMPENSATION OF EXECUTIVE OFFICERS

    The Company was formed on February 5, 1998. Accordingly, the Company has not paid any cash compensation to its executive officers for prior years, and no cash compensation will be paid to the executive officers so long as the Advisory Agreement is in effect. However, pursuant to the terms of the Company's 1998 Stock Option Plan (the "Plan"), the Compensation Committee of the Board of Directors may, subject to certain restrictions, grant options to the executive officers to purchase Common Stock of the Company. See "--Stock Option Plan." There are no employment agreements between the Company and any of its officers, and the Company does not expect to enter into any such agreements in the future.

STOCK OPTION PLAN

    GENERALLY. The Plan is intended to provide incentive to key employees, officers and directors of the Company and any subsidiary of the Company, to encourage proprietary interest in the Company, to encourage such key employees to remain in the employ of the Company, attract new employees with outstanding qualifications and to afford additional incentive to others to increase their efforts in providing significant services to the Company. The term of the Plan is ten years. No grants will be made under the Plan with an exercise price of less than $25 per share for six months following the Effective Date.

    ADMINISTRATION. The Plan will be administered by the compensation committee appointed by the Board (the "Committee"). No member of the Committee may act as to matters under the Plan specifically relating to such member.

    Any director of the Company who is also appointed to serve on the Committee and who at the time of his appointment qualifies as a "Non-Employee Director" under Rule 16b-3(b)(3)(i) promulgated under the Exchange Act and, to the extent that relief from the limitation of Section 162(m) of the Code is sought, as an "Outside Director" under Section 1.162-27(e)(3)(i) of the Treasury Regulations will be granted initial and periodic awards pursuant to the formula set forth in
Section 7(a) of the Plan.

    The Plan vests authority in the Board to amend the Plan. However, the Board may not make any amendment in the Plan that would, if such amendment were not approved by the holders of the Common

Stock, cause the Plan to fail to comply with any requirement or applicable law or regulation, unless and until the approval of the holders of such Common Stock is obtained.

    ELIGIBILITY. Officers, directors and employees of the Company are eligible to be granted awards under the Plan.

LIMITATION OF DIRECTORS' LIABILITY

    Delaware law authorizes Delaware corporations to limit or eliminate the personal liability of a director to the corporation and its stockholders for monetary damages for certain breaches of the director's fiduciary duties as a director, other than for breach of his duty of loyalty to the corporation and its stockholders, or for acts or omissions not in good faith or involving intentional misconduct or knowing violation of the law, or for the unlawful purchase or redemption of stock or payment of unlawful dividends or the receipt of improper personal benefits. The Board of Directors believes that such provisions have become commonplace among major corporations and are beneficial in attracting and retaining qualified directors, and the Company's Certificate of Incorporation includes such provisions.

    The director's duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent these limitations, directors are accountable to corporations and/or their shareholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Although this provision of Delaware law does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission.

    The Company's Certificate of Incorporation limits the liability of directors of the Company to its shareholders (in their capacity as directors but not in their capacity as officers) to the fullest extent permitted by Delaware law. Specifically, directors of the Company will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (a) for any breach of the directors' duty of loyalty to the Company or its shareholders, (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware GCL or (d) for any transaction from which the director derived an improper personal benefit. The inclusion of this provision in the Certificate of Incorporation may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter shareholders or management from bringing a lawsuit against directors for breach of their duty of care, even though the action, if successful, might otherwise benefit the Company and its shareholders.

INDEMNIFICATION

    Subject to applicable law, the Company's Bylaws require the Company to indemnify its officers and directors against expenses, judgments, settlements and fines incurred in the defense of any claim, including any claim brought by or in the right of the Company, to which they were made party by reason of being or having been officers or directors.

    It is anticipated that each of the Company's directors and executive officers will enter into an indemnity agreement with the Company following the completion of the Transaction. Pursuant to such agreements, the Company will agree to indemnify the directors and executive officers against any costs and expenses, judgments, settlements and fines incurred in connection with any claim involving a director or executive officer by reason of his position as director or executive officer that are in excess of the coverage provided by any insurance if the indemnitee meets certain standards of conduct.

THE ADVISOR

    DIRECTORS AND OFFICERS OF THE ADVISOR. The directors and officers of the Advisor are set forth below. These officers of the Advisor may also provide services to the Company on behalf of the Advisor.


NAME                                            AGE                    OFFICES HELD
-------------------------------------------     ---     -------------------------------------------
Michael B. Yanney..........................     63      Director

Paul L. Abbott.............................     52      Director, President and Chief Executive
                                                          Officer

Gary Thompson..............................     55      Chief Financial Officer and Treasurer

John H. Cassidy............................     46      Executive Vice President--Asset Management

George H. Krauss...........................     56      Director and Secretary

Helen L. Poorman...........................     37      Director and Executive Vice
                                                          President--Acquisitions


    Biographical information with respect to the directors and officers of the Advisor is set forth above under "--Directors and Executive Officers of the Company."

    THE ADVISORY AGREEMENT. The Company will enter into an Advisory Agreement with the Advisor for an initial term of three years, beginning on the Effective Date, subject to earlier termination for cause as provided therein. After the initial term, the Advisory Agreement automatically renews for additional one-year periods unless written notice is delivered 180 days prior to the expiration of any term.

    The Advisor is entitled to receive compensation in the form of an Acquisition Fee, an Asset Management Fee and an Incentive Fee on New Assets for services rendered under the Advisory Agreement. The Acquisition Fee will be payable each month in arrears and will be an amount equal to 1% of the increase in the Company's actual investment in all New Assets, including any costs related to the acquisition or financing of New Assets but excluding debt which is incurred or assumed in connection therewith. The Asset Management Fee will be equal to .475%, on an annual basis, of the Company's Total Assets, calculated as of the last day of each month, payable by the Company to the Advisor on a monthly basis in arrears. The Incentive Fee on New Assets will be equal to 10% of any Capital Gain offset by any Capital Loss on New Assets, payable by the Company to the Advisor on an annual basis in the form of Restricted Stock. The Advisor Fees were negotiated by the Special Committee.

    The Advisor may not sell, transfer or otherwise dispose of the Restricted Stock until the earlier of: (i) the termination of the Advisory Agreement as provided therein; and (ii) five years following the issuance of the Restricted Stock. Upon the termination of the Advisory Agreement by the Company without cause, or by the Advisor for cause, the Advisor is entitled to certain registration rights with respect to the Restricted Stock as set forth in the Advisory Agreement.

    The Company will pay all of its expenses, including all costs associated with third party services provided to it, and will reimburse the Advisor for documented expenses of the Advisor incurred on its behalf. The Advisor will pay all of the costs of providing services to the Company, including personnel costs. In connection with providing services to the Company, the Advisor will be reimbursed by the Company only for (i) rent, utilities, capital equipment and related expenses associated with any office which is established and maintained by the Advisor exclusively to provide services to the Company, (ii) expenses of third parties which derive 25% or less of their gross revenues from providing services to the Company, and (iii) travel expenses incurred by employees of the Advisor in connection with travel at the request or on behalf of the Company; provided that the Company's reimbursement of these expenses will be limited to amounts for them in the annual budget as approved by the Board of Directors, with any subsequent changes approved by the Board of Directors. In addition, no reimbursement will be permitted for services for which the Advisor is entitled to compensation by way of a separate fee.

    The Advisor at all times will be subject to the supervision of the Board of Directors and will only have such functions and authority as the Company may delegate to it. The Advisor will be responsible for the day-to-day operations of the Company and will perform such services and activities relating to the assets and operations of the Company as may be appropriate, including:

        (i) serving as the Company's consultant with respect to formulation of investment criteria and preparation of policy guidelines by the Board of Directors;

        (ii) representing the Company in connection with the acquisition and disposition of real estate assets;

       (iii) representing the Company in monitoring the performance of its assets and recommending strategies to improve such performance;

        (iv) furnishing reports and statistical and economic research to the Company regarding the investment activities and results of operations of the Company and the services performed by the Advisor for the Company;

        (v) providing the executive and administrative personnel, office space and services required in rendering services to the Company;

        (vi) administering the day-to-day operations of the Company and performing and supervising the performance of such administrative functions necessary in the management of the Company as may be agreed upon by the Advisor and the Board of Directors, including collection of revenues and payment of the expenses, debts and obligations and maintenance of appropriate computer services to perform such administrative functions;

       (vii) communicating on behalf of the Company with the holders of equity and debt securities of the Company as required to satisfy the reporting and other requirements of any governmental or regulatory bodies or agencies and maintaining effective relations with such holders;

      (viii) counseling the Company in connection with policy decisions to be made by the Board of Directors;

        (ix) upon request by, and in accordance with the directions of, the Board of Directors, investing or reinvesting any money of the Company;

        (x) qualifying and causing the Company to qualify to do business in all applicable jurisdictions;

        (xi) causing the Company to retain qualified accountants and tax experts to assist in developing appropriate accounting procedures and testing systems and conducting quarterly compliance reviews;

       (xii) maintaining exemption from the Investment Company Act;

      (xiii) arranging for the preparation and timely filing of all reports required to be filed by the Company under the Exchange Act, and under any other applicable securities laws or regulations;

       (xiv) complying with and using its best efforts to cause the Company to comply with all applicable laws; and

       (xv) as approved and directed by the Board of Directors, performing such other services as may be required from time to time for management and other activities relating to the assets of the Company and its Subsidiaries as the Advisor shall deem appropriate under the circumstances.

    The Company may enter into separate agreements with the Advisor or affiliates for additional services to be provided to the Company on terms and conditions to be negotiated by the parties to such agreements. The fees to be paid by the Company for such additional services will be negotiated and approved by the Independent Directors on behalf of the Company. Neither the Company nor the Advisor may assign the Advisory Agreement without the written consent of the other party.

    The Company may terminate the Advisory Agreement upon 60 days' written notice of termination from the Board of Directors to the Advisor if the Advisor
(i) materially breaches any provision of the Advisory Agreement and fails to cure the breach as provided therein; or (ii) engages in fraud or willful misconduct in connection with the business of the Company. If the Advisory Agreement is terminated by the Company for cause, the Advisor is not entitled to receive any additional amounts from the Company.

    The Company may terminate the Advisory Agreement without cause at any time after the third annual anniversary of the Effective Date by delivering 180 days prior written notice of termination. Any termination without cause or non-renewal of the Advisory Agreement by the Company must be approved by a majority vote of the Independent Directors or by a vote of the holders of a majority of the outstanding shares of the Company's Common Stock. In such event, the Company shall pay the Advisor a termination fee equal to the sum of: (i) the amount of the Acquisition Fee and the Asset Management Fee for the previous twelve-month period, and (ii) the fair value of any Incentive Fee on New Assets that would be earned on any New Assets owned by the Company on the date of the termination. Under the terms of the Advisory Agreement, the Company and Advisor are required to use their best efforts to reach a mutual agreement with respect to the amount of the Incentive Fee on New Assets under such circumstances. If the parties are unable to agree upon such amount within 30 days following the notice of termination, the amount shall be determined by an independent valuation as provided in the Advisory Agreement.

    The Advisor may terminate the Advisory Agreement upon 60 days' written notice of termination to the Company if the Company (i) materially breaches any provision of the Advisory Agreement and fails to cure the breach as provided therein; or (ii) engages in fraud, willful misconduct or gross negligence, other than as a result of acts or omissions caused by employees of the Advisor. In the case of termination of the Advisory Agreement by the Advisor with cause, the Company is required to pay the Advisor a fee equal to the sum of: (i) the amount of the Acquisition Fee and the Asset Management Fee for the previous twelve-month period, and (ii) the fair value of any Incentive Fee on New Assets that would be earned on any New Assets owned by the Company on the date of the termination. Under the terms of the Advisory Agreement, the Company and Advisor are required to use their best efforts to reach a mutual agreement with respect to the amount of the Incentive Fee on New Assets under such circumstances. If the parties are unable to agree upon such amount within 30 days following the notice of termination, the amount shall be determined by an independent valuation as provided in the Advisory Agreement.

    The Advisor may terminate the Advisory Agreement without cause at any time after the third annual anniversary of the Effective Date by delivering 180 days prior written notice of termination. In such event, the Advisor is entitled to receive twenty-five percent of the fair value of any Incentive Fee on New Assets that would be earned on any New Asset owned by the Company on the date of termination. All such amounts payable to the Advisor shall be paid on the third anniversary of the date of termination, provided, however, that if any new Asset is sold during such three-year period, the Advisor shall be paid, at the time of sale, twenty-five percent of the Incentive Fee on New Assets which would have been payable to the Advisor, pursuant to the terms of the Advisory Agreement, until the Advisor receives the total amount payable as provided therein. The parties are required to use their best efforts to reach a mutual agreement with respect to such fee. If the parties are unable to agree upon such amount within 30 days following the notice of termination, the amount shall be determined by an independent valuation as provided in the Advisory Agreement.


                               PRIOR PARTNERSHIPS



    America First Companies, an affiliate of the General Partners, has formed eleven prior public limited partnerships since 1984. These prior public partnerships have raised approximately $1.3 billion in capital, from approximately 93,000 investors. Three of the prior public partnerships were merged with and into a newly formed corporation. Only four of the other prior programs continue in existence. Although none of these prior public partnerships had investment objectives similar to those of the Company, some of the prior public partnerships did invest in designated classes of real estate assets. See "Appendix D" for detailed information about the performance of seven of these prior public partnerships that invested in real estate assets. Information was not provided regarding income tax because the prior programs were limited partnerships with a different tax structure than the Company and because there have been substantial changes in the tax laws during the period for which the information was presented. Prior performance information was not included for four of the public programs because those programs did not invest in real estate. In addition, information has not been provided for prior programs that were not public. The eleven prior public limited partnerships organized by America First Companies are:



    AMERICA FIRST FEDERALLY GUARANTEED MORTGAGE FUND LIMITED PARTNERSHIP ("AFFGMF") commenced its offering in November 1984 and closed in January 1985, and raised $200 million from approximately 11,000 investors. The purpose of this partnership was to acquire "deep discount" FHA-insured mortgage loans on multifamily housing projects. This partnership ceased operations and was liquidated in 1986.



    AMERICA FIRST FEDERALLY GUARANTEED MORTGAGE FUND 2 LIMITED PARTNERSHIP ("AFFGMF2") commenced its offering in April 1985 and closed in October 1985, and raised approximately $200 million with sales to approximately 14,000 investors. The purpose of this partnership was to acquire "deep discount" FHA-insured mortgage loans on multifamily housing projects. This partnership ceased operations and was liquidated in 1992.



    AMERICA FIRST TAX EXEMPT MORTGAGE FUND LIMITED PARTNERSHIP ("AFTEMF") commenced its offering in October 1985 and closed in December 1985, and raised approximately $200 million with sales to approximately 10,000 investors. The purpose of this partnership was to acquire tax-exempt mortgages on multifamily housing projects.



    AMERICA FIRST TAX EXEMPT MORTGAGE FUND 2 LIMITED PARTNERSHIP ("AFTEMF2") commenced its offering in September 1986 and closed in October 1986, and raised $105 million with sales to approximately 5,000 investors. The purpose of this partnership was to acquire tax-exempt mortgages on multifamily housing projects.



    AMERICA FIRST PARTICIPATING/PREFERRED EQUITY MORTGAGE FUND LIMITED PARTNERSHIP ("AFPPEMF") commenced its offering in October 1986 and closed in June 1987, and raised approximately $120 million with sales to approximately 7,000 investors. This partnership was formed to originate and acquire FHA-insured mortgage loans and mortgage-backed securities guaranteed by GNMA, FNMA and FHLMC and participating equity or debt interests in the multifamily housing projects financed by such loans or securities.



    AMERICA FIRST FINANCIAL FUND 1987-A LIMITED PARTNERSHIP, commenced its offering in April 1987 and closed in August 1987, and raised approximately $120 million with sales to approximately 11,000 investors. This partnership was formed for the purpose of acquiring and operating one or more savings and loan associations or other types of financial institutions.



    AMERICA FIRST PREP FUND 2 LIMITED PARTNERSHIP ("AFPF2") commenced its offering in October 1987 and closed in October 1988, and raised approximately $34 million from approximately 1,900 investors. This partnership was formed to originate and acquire FHA-insured mortgage loans and mortgage-backed securities guaranteed by GNMA, FNMA and FHLMC and participating equity or debt interests in the multifamily housing projects financed by such loans or securities.



    AMERICA FIRST PREP FUND 2 PENSION SERIES LIMITED PARTNERSHIP ("AFPF2PS") commenced its offering in March 1988 and closed in December 1988, and has raised approximately $18 million with sales to approximately 850 investors. This partnership was formed to originate and acquire FHA-insured mortgage loans and mortgage-backed securities guaranteed by GNMA, FNMA and FHLMC and participating equity or debt interests in the multifamily housing projects financed by such loans or securities.

    AMERICA FIRST FINANCIAL FUND 1988 A LIMITED PARTNERSHIP commenced its offering in September 1988 and closed in May 1989, and raised approximately $295 million from approximately 30,000 investors. This partnership was formed for the purpose of acquiring and operating one or more savings and loan associations or other types of financial institutions. This partnership ceased operations and was liquidated in 1991.



    AMERICA FIRST MORTGAGE SERVICING COMPANY L.P. I commenced its offering in June 1991 and closed in September 1991, and raised approximately $18 million from approximately 604 investors. The purpose of this partnership was to acquire mortgage servicing rights.



    AMERICA FIRST MORTGAGE SERVICING COMPANY L.P. II commenced its offering in March 1992 and closed in April 1992, and raised approximately $9.9 million from approximately 2,500 investors. The purpose of this partnership was to acquire mortgage servicing rights. This partnership ceased operations and was liquidated in 1995.



    On April 10, 1998, AFPPEMF, AFPF2 and AFPF2PS were merged with and into America First Mortgage Investments, Inc. The trading price of shares of common stock of America First Mortgage Investments, Inc. has declined from 9 1/8 on April 13, 1998, the initial day of trading, to 6 1/8 on September 15, 1998. America First Mortgage Investments, Inc. is a REIT which invests primarily in real estate mortgages, and consequently its operations and business are not similar to those of the Company.



    The General Partners will provide, upon request and without charge, the latest Form 10-K filed with the Securities and Exchange Commission by the prior public partnerships within the last twenty-four months, if any, and will provide upon request, for a reasonable fee, the exhibits to each such Form 10-K. Any request for information described in this paragraph should be in writing to America First Investor Services Department, Suite 400, 1004 Farnam Street, Omaha, Nebraska 68102. The information contained in such Form 10-Ks should not be construed as implying that the Company will realize results similar to any prior partnership.


                                     VOTING

    THE MATTER TO WHICH THE INVESTORS ARE REQUESTED TO CONSENT IS OF GREAT IMPORTANCE TO THE PARTNERSHIPS AND THE INVESTORS. ACCORDINGLY, INVESTORS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS PROSPECTUS/CONSENT SOLICITATION STATEMENT AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED CONSENT CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

SOLICITATION BY THE GENERAL PARTNERS

    The General Partners are seeking the consent of the Investors of the Partnerships to the Transaction. The General Partners will not hold a meeting of the Investors to consider the Transaction, but instead are seeking the written consent of Investors as provided in Article X of the Partnership Agreements. Under the terms of the Partnership Agreements, the transfer of all the assets of the Partnerships in a single transaction and the dissolution of the Partnerships requires the consent of the holders of a majority of the outstanding Units. Accordingly, the Transaction may not be consummated without the consent of the holders of a majority of the outstanding Units of each of the Partnerships. This Prospectus/Consent Solicitation Statement constitutes the solicitation of the approval of the Investors to the Transaction.

VOTING PROCEDURES

    Each Investor is being asked by the General Partners to consider the following elections with respect to the Transaction:

    "YES", I approve of my Partnership's participation in the Transaction.

    or

    "NO", I do not approve of my Partnership's participation in the Transaction.

Investors may also abstain from voting.

    Investors, including Dissenting Investors and Investors who abstain from voting with respect to the Transaction by indicating their abstention on the Consent Card, will receive Shares if the Transaction is completed unless such Investors elect to receive Notes as indicated on the Consent Card. An Investor may elect to receive Notes regardless of whether he votes "YES" or "NO" with respect to the Transaction. An Investor who does not return the Consent Card will receive Shares if the Transaction is completed. If Dissenting Investors elect to receive Notes in excess of the Maximum Note Limitation, the Transaction will not be consummated. If this does not occur, but the total amount of Notes allocable to all Investors who elect to receive Notes exceeds the Maximum Note Limitation, Notes will be allocated first to Dissenting Investors who elected to receive Notes and then, on a pro rata basis (in denominations of $1,000), to Investors who elected to receive Notes and either abstained from voting or voted "YES" in favor of the Investors. Thus, an Investor could choose Notes but receive Shares instead. To be assured of receiving Notes, an Investor must vote "NO" with respect to the Transaction and elect to receive NOTES. See "NOTES--Allocation of Notes." An otherwise valid Consent Card will be deemed to grant consent to the Transaction if it is not marked "NO" or to abstain.


    Pursuant to the terms of each Partnership Agreement, the Partnership's initial limited partner (the "Initial Limited Partner") holds legal title to the limited partner interests in the Partnership. The rights and benefits of the limited partner interests of the Partnership have been assigned by the Initial Limited Partners to the Investors. Each Investor will be entitled to direct its Initial Limited Partner to vote on the Approval Date (and the Initial Limited Partner is required to vote in accordance with the Investor's direction) the number of Units, which represent the assigned limited partner interests, held by the Investor. A REFERENCE IN THIS PROSPECTUS/CONSENT SOLICITATION STATEMENT TO A CONSENT OR VOTE WITH RESPECT TO UNITS SHALL REFER TO SUCH DIRECTIONS GIVEN TO THE INITIAL LIMITED PARTNER BY THE INVESTORS OF THE UNITS BY A PROPERLY EXECUTED CONSENT CARD OR SUBSEQUENT REVISION THEREOF. The General Partners have no right to vote with respect to Transaction. Each Investor reflected on the books and records of each Partnership at the close of business on the Record Date will be entitled to vote its Units with respect to the Transaction.



    A Consent Card is included with this Prospectus/Consent Solicitation Statement and Investors are asked to complete, date and sign the Consent Card
and return it to           in the enclosed envelope as soon as possible.
INVESTORS SHOULD NOT SEND THE CERTIFICATES FOR THEIR UNITS WITH THE CONSENT CARD. Investors who sign and return the Consent Card without indicating a vote will be deemed to have voted "YES" in favor of the Transaction. Such Investors and Investors voting "YES" in favor of the Transaction will also be deemed to have voted in favor of ratifying the Amendments and any other actions taken by the General Partners to facilitate the Transaction. For a description of the Amendments see "THE TRANSACTION--Amendments to Partnership Agreements."



    In order to be valid, consents must be received by           by 5:00 p.m.
Eastern Time on            , 1998, which date may be extended by the General
Partners in their sole discretion. Consent Cards should be returned in the
enclosed envelope to           at the following address:



    Abstentions and broker nonvotes will have the same effect as a vote against the Transaction. Investors who vote against the Transaction or abstain from voting will have no right to require the Partnerships to purchase their Units or any other rights similar to those available to dissenting shareholders of corporations under Delaware law. See "--No Right of Appraisal" below.


    The vote of the Investors with respect to the Transaction will be tabulated
by           of on            , 1998, unless such date is extended by the
General Partners in their sole discretion.           is not affiliated with the
Company or the General Partners.


    THE GENERAL PARTNERS BELIEVE THAT THE TERMS OF THE TRANSACTION ARE FAIR AND IN THE BEST INTERESTS OF THE PARTNERSHIPS AND ALL OF THE INVESTORS AND RECOMMENDS THE APPROVAL THEREOF BY THE INVESTORS.

RECORD DATE AND OUTSTANDING UNITS


    Only Investors holding Units of record at the close of business on
          (the "Record Date") will be entitled to receive this notice and to vote with respect to the Transaction. Under the terms of the Partnership Agreement, Investors are entitled to one vote for each Unit they hold as of the Record Date. As of the Record Date, there was a total of 3,374,222 Cap Source I Units and 4,011,101 Cap Source II Units outstanding. Therefore, the affirmative vote of the holders of 1,687,112 Cap Source I Units is required to approve the Transaction, and the affirmative vote of the holders of 2,005,551 Cap Source II Units is required to approve the Transaction. As of the Record Date, no Units were beneficially owned by the General Partners, America First Companies or any of the officers or managers of America First Companies.


SOLICITATION OF VOTES; SOLICITATION EXPENSES

    Votes of Investors may be solicited by the management of the General Partners. Costs of solicitation will be allocated as set forth under "THE TRANSACTION--Transaction Expenses." Certain officers and employees of the General Partners and affiliates may solicit consents without additional compensation therefor other than reimbursement for actual and reasonable out-of-pocket expenses incurred by such persons in connection with such solicitation. Brokerage firms, fiduciaries, nominees and others will be reimbursed for out-of-pocket expenses incurred by them in connection with forwarding consent materials to beneficial holders of Units held in their names. In addition to the use of the mails, consents may be solicited by officers and regular employees of the General Partners and affiliates, who will not be specifically compensated for such services, by means of personal calls upon or telephonic communications with Investors or their representatives. Moreover, the General Partners may engage the services of a professional proxy solicitation firm in connection with the solicitation of consents. No party will receive any compensation contingent upon solicitation of a favorable vote. Proxies voted against the Transaction will not be used by the General Partners to vote for adjournment of the meeting to solicit more votes pursuant to discretionary authority.

    If any material conditions to the Transaction are waived, the consent of the Investors to the Transaction will be resolicited.

REVOCABILITY OF CONSENT


    Investors may withdraw or revoke their consent at any time prior to the Approval Date. To be effective, a written, telegraphic or telex notice of
revocation or withdrawal of the Consent Card must be received by           no
later than the Approval Date, addressed as follows:           . A notice of
revocation or withdrawal must specify the Investor's name and the name of the Partnership to which such revocation or withdrawal relates.

COMMUNICATING WITH OTHER INVESTORS


    Under Rule 14a-7 of the Exchange Act, each Partnership, upon written request from an Investor, will deliver to such Investor (i) a statement of the approximate number of Investors of the Partnership and (ii) the estimated cost of mailing proxy materials or similar communications to the Investors of such Partnership. In addition, under such rule, an Investor has the right, at his or her option, to have his or her Partnership (i) mail (at the Investor's expense) any such materials which the Investor desires to deliver to the other Investors of the Partnership in connection with the Transaction or (ii) to have the Partnership deliver, within five business days of the receipt of the request, a reasonably current list of the names and addresses of the Investors of the Partnership as of the Record Date. The Partnerships may require a requesting Investor to pay the reasonable cost of duplicating and mailing such Investor list. Any such requests should be sent to America First Investor Services Department, 1004 Farnam Street, Suite 400, Omaha, Nebraska, 68102.


NO RIGHT OF APPRAISAL

    Neither Dissenting Investors nor Investors who abstain from voting with respect to the Transaction will be entitled to dissenters' or appraisal rights under the Partnership Agreements, the Delaware Partnership Law or the Delaware GCL. Such rights, when they exist, give the holders of securities the right to surrender such securities for an appraised value in cash if the securityholder opposes a merger or similar reorganization. No such rights will be provided by the Partnerships or the Company. Dissenting Investors do, however, have the right to exchange their Units for Notes rather than Shares. If a Dissenting Investor votes against the Transaction but does not elect to receive Notes, the Dissenting Investor will receive Shares.

                           FIDUCIARY RESPONSIBILITIES

    Under the Delaware GCL, the directors and officers of the Company, in exercising the powers and responsibilities of managing the Company, owe the Company and its Shareholders a duty of care and a duty of loyalty. However, the directors and officers of the Company are not liable for errors in judgment or other acts or omissions made in good faith unless their actions are found to be grossly negligent. Under Delaware law, the General Partners are accountable to the Partnership and the Investors as fiduciaries and consequently must exercise good faith and integrity in handling Partnership affairs. Investors who have questions concerning the duties of the directors and officers with respect to the Company or the duties of the General Partners with respect to any of the Partnerships should consult their counsel.

    The liability of the directors is limited pursuant to the provisions of the Delaware GCL and the Company's Organizational Documents, which limit the personal liability of a director to the Company or its Shareholders for monetary damages for breach of fiduciary duty as a director. Those provisions would not protect a director (i) for any breach of the director's duty of loyalty to the Company or its Shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any unlawful payment of dividends or unlawful purchase or redemption of the Company's stock, or (iv) for any transaction from which the director derived an improper personal benefit. In addition, the Company's Organizational Documents provide for mandatory indemnification of the directors and officers by the Company to the full extent permitted under Delaware law. Delaware law generally authorizes Delaware corporations to indemnify their directors, officers, employees or agents against liabilities (including litigation costs) incurred as the result of their service to the corporation if such persons acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In accordance with these provisions, the Company has entered into agreements with the Company's directors and executive officers indemnifying them to the fullest extent permitted by Delaware law. To the extent that the foregoing provisions concerning indemnification apply to actions arising under the Securities Act, the Company has been advised that, in the opinion of the SEC, such provisions are contrary to public policy and therefore are not enforceable.

    The Partnership Agreements provide for indemnification of the General Partners for losses arising out of any act or omission, provided that it was determined in good faith that such conduct was in the best interest of the Partnership and that such conduct did not constitute negligence, misconduct or a breach of fiduciary obligations to the Investors.

    The rights of Shareholders against management of the Company in certain circumstances are more limited than the rights of Investors against the General Partners.

    Notwithstanding the indemnification conferred, no director or executive officer of the Company shall be indemnified with regard to any liability, loss or damage incurred by them in connection with any claim or settlement involving allegations that the Securities Act, as amended, or any state securities laws were violated by the director or executive officer unless: (a) (i) the director or executive officer seeking indemnification is successful in defending such action on the merits of each count involving such violation, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction or (iii) a court of competent jurisdiction approves a settlement of such claims; and (b) such indemnification is specifically approved by a court of law which shall have been advised as to the then current position of the SEC regarding indemnification for violations of securities laws.

                        PRO FORMA FINANCIAL INFORMATION


    The following unaudited pro forma statements of operations and cash flows for the year ended December 31, 1997, and for the six months ended June 30, 1998 have been prepared to reflect the Transactions and related adjustments and assumptions described in the accompanying notes as if the Transactions occurred on January 1, 1997. The pro forma balance sheet has been prepared assuming the Transaction occurred on June 30, 1998. Such pro forma financial information is based on the historical financial statements of each of the Partnerships and should be read in conjunction with the financial statements and notes included in the separately bound supplement delivered with this Prospectus/Consent Solicitation Statement. In the opinion of management, all adjustments necessary to reflect the effects of the Transaction have been made.


    To assist Unitholders in analyzing the Transaction, two presentations of pro forma financial statements have been prepared. The first presentation of pro forma financial statements assumes the Company will not issue any Notes. The second presentation of pro forma financial statements assumes the Company will issue the maximum amount of Notes. Unitholders should bear in mind that the assumptions regarding the issuance of Notes to Investors in connection with the Transaction are not necessarily the Company's or the General Partners' expectations regarding the outcome of the Transaction.


    Since the Transaction will be accounted for using the purchase method of accounting, the pro forma financial statements have been prepared using this method. Under the purchase method, Cap Source I will be deemed to be the acquirer of Cap Source II because its Unitholders will be allocated the largest number of shares of Common Stock of the Company. As the surviving entity, Cap Source I's assets and liabilities will be recorded by the Company at their historical cost, and the assets and liabilities of Cap Source II will be recorded at their estimated fair market values. In addition, Cap Source I will acquire the assets of the General Partners, which will be accounted for using the purchase method of accounting.


    The pro forma financial statements are based upon available information and upon certain assumptions, as set forth in the notes to the pro forma consolidated financial statements, that the General Partners believe are reasonable in the circumstances. The pro forma information is unaudited and is not necessarily indicative of the results which actually would have occurred if the Transaction had been consummated on such dates or at the beginning of such periods, nor does it purport to represent the financial position or results of operations for future periods.

               AMERICA FIRST REAL ESTATE INVESTMENT COMPANY, INC.


                            PRO FORMA BALANCE SHEET



                                 JUNE 30, 1998



                                  (UNAUDITED)



                              WITHOUT NOTES ISSUED



                                                 CAP SOURCE 1   CAP SOURCE 2     PRO FORMA       PRO FORMA
                                                 (HISTORICAL)   (HISTORICAL)    ADJUSTMENTS       COMBINED
                                                 -------------  -------------  --------------  --------------
ASSETS
  Cash and temporary cash investments..........  $  10,053,718  $     654,703  $     (551,923 (A) $   10,653,893
                                                                                      497,395(M)
  Investment in FHA Loans......................     12,471,160      6,522,514         111,144(B)     19,104,818
  Investment in GNMA Certificates..............     23,407,224     21,149,726         320,419(B)     44,877,369
  Investments in Operating Partnerships........       --             --             4,087,291(B)      4,926,016
                                                                                      838,725(L)
  Interest receivable..........................        316,463        206,813        --               523,276
  Other assets.................................        479,660        129,638        (129,638 (B)      2,437,359
                                                                                      331,154(A)
                                                                                    1,626,545(M)
  Net investment in real estate................                                    32,328,846(M)     32,328,846
                                                 -------------  -------------  --------------  --------------
                                                 $  46,728,225  $  28,663,394  $   39,459,958  $  114,851,577
                                                 -------------  -------------  --------------  --------------
                                                 -------------  -------------  --------------  --------------
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
  Liabilities
    Accounts payable...........................  $     203,664  $     237,017  $    1,415,670(M) $    1,856,351
    Distributions payable......................        860,587        546,968        --             1,407,555
    Mortgage loans payable.....................       --             --            28,822,729(M)     28,822,729
    Other liabilities..........................       --             --               797,092(M)        797,092
Deferred income taxes..........................       --             --             8,193,000(N)      8,193,000
                                                 -------------  -------------  --------------  --------------
                                                     1,064,251        783,985      39,228,481      41,076,727
                                                 -------------  -------------  --------------  --------------
  Stockholders' Equity (Deficit)
    General Partners...........................       (159,018)      (287,663)         43,892(B)
                                                                                      402,789(D)       --
    Limited Partners...........................     45,822,992     28,167,072       4,345,324(B)
                                                                                  (78,335,388 (D)       --
    Stockholders' Equity.......................       --             --            77,932,599(D)     73,774,850
                                                                                     (220,769 (A)
                                                                                   (8,193,000 (N)
                                                                                    3,417,295(M)
                                                                                      838,725(L)
                                                 -------------  -------------  --------------  --------------
                                                    45,663,974     27,879,409         231,467      73,774,850
                                                 -------------  -------------  --------------  --------------
                                                 $  46,728,225  $  28,663,394  $   39,459,958  $  114,851,577
                                                 -------------  -------------  --------------  --------------
                                                 -------------  -------------  --------------  --------------



           See accompanying Notes to Pro Forma Financial Statements.

               AMERICA FIRST REAL ESTATE INVESTMENT COMPANY, INC.


                         PRO FORMA STATEMENTS OF INCOME


                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                  (UNAUDITED)

                              WITHOUT NOTES ISSUED


                                                    CAP SOURCE 1  CAP SOURCE 2    PRO FORMA       PRO FORMA
                                                    (HISTORICAL)  (HISTORICAL)   ADJUSTMENTS      COMBINED
                                                    ------------  ------------  --------------  -------------
Income
  Rental income...................................   $   --        $   --       $    5,234,525(M) $   5,234,525
  Mortgage backed securities income...............    3,302,727     2,499,844         --        $   5,802,571
  Interest on temporary cash investments and U.S.       554,604        91,327           11,517(M)       657,448
    government securities.........................
  Equity in losses of Operating Partnerships......     (178,550)     (121,450)        --             (300,000)
  Other income....................................        5,334         3,800          254,543(M)       263,677
  Gain on sale of mortgage-backed securities......       --            --             --             --
                                                    ------------  ------------  --------------  -------------
    Total Income..................................    3,684,115     2,473,521        5,500,585     11,658,221
                                                    ------------  ------------  --------------  -------------
Expenses
  Real estate operating expenses..................       --            --            2,890,226(M)     2,890,226
  Operating and administrative....................      632,894       819,516         (768,338 (E)     2,058,438
                                                                                       (62,376 (F)
                                                                                       586,514(H)
                                                                                       158,200(I)
                                                                                        19,467(J)
                                                                                       672,561(M)
Interest expense..................................       --            --            2,744,109(M)     2,744,109
                                                    ------------  ------------  --------------  -------------
                                                        632,894       819,516        6,240,363      7,692,773
                                                    ------------  ------------  --------------  -------------
  Income before income taxes......................    3,051,221     1,654,005         (739,778)     3,965,448
                                                         --            --            8,193,000(N)     9,723,663
  Provision for income taxes......................                                   1,530,663(K)
                                                    ------------  ------------  --------------  -------------
Net income (loss).................................   $3,051,221    $1,654,005   $  (10,463,441) $  (5,758,215)
                                                    ------------  ------------  --------------  -------------
                                                    ------------  ------------  --------------  -------------
Net income (loss) per unit or share...............   $     0.90    $     0.41                   $       (1.72)
                                                    ------------  ------------                  -------------
                                                    ------------  ------------                  -------------
Weighted average number of units or shares            3,374,222     4,011,101                       3,354,887
  outstanding during the period...................
                                                    ------------  ------------                  -------------
                                                    ------------  ------------                  -------------
Ratio of earnings to fixed charges                                                                        N/A



            See accompanying Notes to Pro Forma Financial Statements

               AMERICA FIRST REAL ESTATE INVESTMENT COMPANY, INC.


                       PRO FORMA STATEMENTS OF CASH FLOWS


                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                  (UNAUDITED)
                              WITHOUT NOTES ISSUED


                                                      CAP SOURCE 1   CAP SOURCE 2     PRO FORMA       PRO FORMA
                                                      (HISTORICAL)   (HISTORICAL)    ADJUSTMENTS      COMBINED
                                                      -------------  -------------  --------------  -------------
Cash flows from operating activities:
  Net income (loss).................................  $   3,051,221  $   1,654,005  $  (10,463,441) $  (5,758,215)
  Adjustments to reconcile net income to net cash
    provided by operating activities:
  Equity in losses of Operating Partnerships........        178,550        121,450        --              300,000
  Deferred taxes....................................       --             --             8,193,000      8,193,000
  Amortization......................................       --             --               (42,909)       (42,909)
  Amortization of discount on mortgage-backed
    securities......................................         (2,665)        (1,397)       --               (4,062)
  Decrease (increase) in interest receivable........            275          6,637            (455)         6,457
  Decrease (increase) in other assets...............         (3,605)        63,589          65,407        125,391
  Increase (decrease) in accounts payable...........        106,086        111,215          28,120        245,421
  Other non-cash adjustments........................       --             --             2,401,574      2,401,574
                                                      -------------  -------------  --------------  -------------
    Net cash provided by operating activities.......      3,329,862      1,955,499         181,296      5,466,657
                                                      -------------  -------------  --------------  -------------
Cash flows from investing activities
  FHA Loan and GNMA Certificate principal
    payments........................................        429,144        257,816        --              686,960
  Investment in Operating Partnerships..............       (178,550)      (121,450)       --             (300,000)
  Principal payments on long term mortgages.........       --             --              (141,011)      (141,011)
                                                      -------------  -------------  --------------  -------------
    Net cash provided by investing activities.......        250,594        136,366        (141,011)       245,949
                                                      -------------  -------------  --------------  -------------
Cash flow used in financing activities
  Distributions.....................................     (3,442,389)    (3,281,810)       --           (6,724,199)
                                                      -------------  -------------  --------------  -------------
    Net cash used in financing activities...........     (3,442,389)    (3,281,810)       --           (6,724,199)
                                                      -------------  -------------  --------------  -------------
    Net increase in cash and temporary cash
      investments...................................        138,067     (1,189,945)         40,285     (1,011,593)
Cash and temporary cash investments at beginning of
  period............................................     10,272,497      2,430,937        (756,193)    11,947,241
                                                      -------------  -------------  --------------  -------------
Cash and temporary cash investments at end of
  period............................................  $  10,410,564  $   1,240,992  $     (715,908) $  10,935,648
                                                      -------------  -------------  --------------  -------------
                                                      -------------  -------------  --------------  -------------
Distributions--income...............................                                                $   3,024,109
Distributions--return of capital....................                                                    3,700,090
                                                                                                    -------------
                                                                                                    $   6,724,199
                                                                                                    -------------
                                                                                                    -------------



            See accompanying Notes to Pro Forma Financial Statements

               AMERICA FIRST REAL ESTATE INVESTMENT COMPANY, INC.


                         PRO FORMA STATEMENTS OF INCOME



                     FOR THE SIX MONTHS ENDED JUNE 30, 1998



                                  (UNAUDITED)



                              WITHOUT NOTES ISSUED



                                                    CAP SOURCE I  CAP SOURCE II    PRO FORMA     PRO FORMA
                                                    (HISTORICAL)  (HISTORICAL)    ADJUSTMENTS     COMBINED
                                                    ------------  -------------  -------------  ------------
Income
  Rental income...................................   $   --        $   --        $   2,609,567(M) $  2,609,567
  Mortgage backed securities income...............    1,638,110      1,237,723        --        $  2,875,833
  Interest on temporary cash investments and U.S.
    government securities.........................      274,605         19,317           2,806(M)      296,728
  Equity in losses of Operating Partnerships......       --            --             --             --
  Other income....................................       (6,550)         2,700         150,661(M)      146,811
  Gain on sale of mortgage-backed securities......       --             14,565        --              14,565
                                                    ------------  -------------  -------------  ------------
    Total Income..................................    1,906,165      1,274,305       2,763,034     5,943,504
                                                    ------------  -------------  -------------  ------------
Expenses
Real estate operating expenses....................       --            --            1,345,064(M)    1,345,064
Operating and administrative......................      419,369        691,447        (506,664 (E)    1,280,135
                                                                                       (31,188 (F)
                                                                                       293,257(H)
                                                                                        67,900(I)
                                                                                         9,734(J)
                                                                                       336,280(M)
Interest expense..................................       --            --            1,434,503(M)    1,434,503
                                                    ------------  -------------  -------------  ------------
                                                        419,369        691,447       2,948,886     4,059,702
                                                    ------------  -------------  -------------  ------------
Income before income taxes........................    1,486,796        582,858        (185,852)    1,883,802
Provision for income taxes........................       --            --              727,148(K)      727,148
                                                    ------------  -------------  -------------  ------------
Net income........................................   $1,486,796    $   582,858   $    (913,000) $  1,156,654
                                                    ------------  -------------  -------------  ------------
                                                    ------------  -------------  -------------  ------------
Net income per unit or share......................   $     0.44    $      0.15                  $       0.34
                                                    ------------  -------------                 ------------
                                                    ------------  -------------                 ------------
Weighted average number of units or shares
  outstanding during the period...................    3,374,222      4,011,101                     3,354,887
                                                    ------------  -------------                 ------------
                                                    ------------  -------------                 ------------
Ratio of earnings to fixed charges................                                                  N/A



            See accompanying Notes to Pro Forma Financial Statements

               AMERICA FIRST REAL ESTATE INVESTMENT COMPANY, INC.



                       PRO FORMA STATEMENTS OF CASH FLOWS



                     FOR THE SIX MONTHS ENDED JUNE 30, 1998



                                  (UNAUDITED)



                              WITHOUT NOTES ISSUED



                                                        CAP SOURCE I   CAP SOURCE II   PRO FORMA     PRO FORMA
                                                        (HISTORICAL)   (HISTORICAL)   ADJUSTMENTS    COMBINED
                                                        -------------  -------------  -----------  -------------
Cash flows from operating activities:
  Net income..........................................  $   1,486,796   $   582,858    $(913,000)  $   1,156,654
  Adjustments to reconcile net income to net cash
    provided by operating activities:
  Equity in losses of Operating Partnerships..........       --             --            --            --
  Deferred taxes......................................       --             --            --            --
  Amortization........................................       --             --           (21,454)        (21,454)
  Amortization of discount on mortgage-backed
    securities........................................         (1,313)       (1,037)      --              (2,350)
  Gain on sale of mortgage backed security............       --             (14,565)      --             (14,565)
  Decrease (increase) in interest receivable..........          5,022         6,211         (347)         10,886
  Decrease (increase) in other assets.................       (345,086)       32,516      (31,181)       (343,751)
  Increase (decrease) in accounts payable.............           (478)      (90,496)      20,499         (70,475)
  Other non-cash adjustments..........................       --             --           963,966         963,966
                                                        -------------  -------------  -----------  -------------
    Net cash provided by operating activities.........      1,144,941       515,487       18,483       1,678,911
                                                        -------------  -------------  -----------  -------------
Cash flows from investing activities
  FHA Loan and GNMA Certificate principal payments....        219,407       164,418       --             383,825
  Proceeds from sale of mortage backed security.......       --             374,711       --             374,711
  Investment in Operating Partnerships................       --             --            --            --
  Principal payments on long term mortgages...........       --             --            --            --
                                                        -------------  -------------  -----------  -------------
    Net cash provided by investing activities.........        219,407       539,129       --             758,536
                                                        -------------  -------------  -----------  -------------
Cash flow used in financing activities
  Distributions.......................................     (1,721,194)   (1,640,905)      --          (3,362,099)
                                                        -------------  -------------  -----------  -------------
    Net cash used in financing activities.............     (1,721,194)   (1,640,905)      --          (3,362,099)
                                                        -------------  -------------  -----------  -------------
    Net increase in cash and temporary cash
      investments.....................................       (356,846)     (586,289)      18,483        (924,652)
Cash and temporary cash investments at beginning of
  period..............................................     10,410,564     1,240,992      (73,011)     11,578,545
                                                        -------------  -------------  -----------  -------------
Cash and temporary cash investments at end of
  period..............................................  $  10,053,718   $   654,703    $ (54,528)  $  10,653,893
                                                        -------------  -------------  -----------  -------------
                                                        -------------  -------------  -----------  -------------
  Distributions-income                                                                             $   1,420,406
  Distributions-return of capital                                                                      1,941,693
                                                                                                   -------------
                                                                                                   $   3,362,099



            See accompanying Notes to Pro Forma Financial Statements

               AMERICA FIRST REAL ESTATE INVESTMENT COMPANY, INC.



              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS



                              WITHOUT NOTES ISSUED



A Represents the following adjustments to record remaining transaction costs expected to be incurred: (i) a decrease in cash for anticipated transaction costs remaining to be incurred of $551,923; (ii) goodwill of $331,154 resulting from Cap Source 1's share of the remaining transaction costs; and
    (iii) a reduction to stockholders' equity for Cap Source II's share of the remaining transaction costs. Cap Source II's share of the remaining transaction costs have been excluded from the pro forma statement of operations.



B The historical balance sheet of Cap Source II has been adjusted to reflect the impact of applying the purchase method of accounting to this transaction. The net assets of Cap Source II are being adjusted to their estimated fair value. The fair value is based on: (i) the amount the partnership would receive under the terms of the Operating Partnerships' limited partnership agreements if the underlying properties were sold for an amount equal to net realizable value (which is based on the Appraised value of the properties underlying the Operating Partnerships); (ii) the market value of the GNMA Certificates and FHA Loan based on market prices; (iii) any undistributed cash and other assets; less (iv) any outstanding liabilities owed by the partnership.



    The effect of all this on the balance sheet results in the following adjustments: (i) the investment in the FHA Loan and GNMA Certificates and the investment in operating partnerships has been adjusted to fair value as described above; (ii) intangible items have been eliminated as these items were assigned no value; and (iii) the net effect of those changes to the assets and liabilities has been applied to the partners' capital account.



C  Not Used



D Represents reclassification of the existing general partners' and unit holders' capital to stockholders' equity.



E Under the terms of the Advisory Agreement, the Advisor is responsible for certain types of general and administrative expenses, namely compensation of the Company's officers and other personnel whereas, pursuant to the terms of each Partnership's partnership agreement, compensation costs and administrative fees were allocated to the respective Partnership. As such, general and administrative expenses have been adjusted to reflect the elimination of these expenses. The Advisor will receive a management fee as described in footnote H.



F Represents the elimination of historical amortization of the initial advisory fee for Cap Source II as these items were assigned no value in adjusting to fair value in applying the purchase method of accounting.



G  Not Used



H Represents the Asset Management Fee payable to the Advisor pursuant to the terms of the Advisory Agreement. The Asset Management Fee is .475% per annum of the Company's Total Assets. The Asset Management Fee will be calculated and payable monthly. For purposes of the pro forma financial statements, the Asset Management Fee is based on the pro forma Total Assets as of December 31, 1997 for all periods presented. Expenses incurred by the Advisor and reimbursed by the Company are included in pro forma general and administrative expenses.



I Represents additional incremental costs expected to be incurred in conjunction with operating the Company. These incremental costs consist of:
    (i) board of directors fees and expenses as the Company will have its own board of directors and (ii) travel costs relating to expanding the Company's real

               AMERICA FIRST REAL ESTATE INVESTMENT COMPANY, INC.

                              WITHOUT NOTES ISSUED



    estate portfolio; (iii) legal costs; (iv) liability insurance for the Company's directors and officers and (iv) additional mailing, printing and other miscellaneous costs associated with operating the new Company. Incremental costs for each period presented are as follows:



                                                         SIX MONTHS     YEAR ENDED
                                                         ENDED JUNE      DEC. 31,
                                                          30, 1998         1997
                                                        -------------  ------------
Board of directors fees and expenses..................   $    13,600    $   29,200
Travel costs..........................................       --             29,700
Legal costs...........................................         5,500        12,000
Liability insurance...................................        36,000        72,700
Mailing, printing, and other miscellaneous............        12,800        14,600
                                                        -------------  ------------
                                                         $    67,900    $  158,200
                                                        -------------  ------------
                                                        -------------  ------------



J Represents the amortization of goodwill using the straight line method over a period of 40 years.



K Represents estimated income tax expense at a rate of 38.6% resulting from electing to be taxed as a corporation rather than a partnership.



L Represents the acquisition of the assets and liabilities of CS Properties I and CS Properties II by the Company in exchange for stock. As a result of the acquisition, accounted for as a purchase, the Company now will directly control the operation of the following properties as CS Properties I and II serve as the general partner of these properties:



        Ponds at Georgetown Limited Partnership



        Oyster Cove Limited Partnership



        Cypress Landings II, Ltd



        Fox Hollow, Ltd



M Having acquired full ownership and direct control over these properties, the Company has consolidated the assets, liabilities, and equity of the following partnerships in the accompanying pro forma financial statements:



        Ponds at Georgetown Limited Partnership



        Oyster Cove Limited Partnership



        Cypress Landings II, Ltd



        Fox Hollow, Ltd



N Represents the deferred tax liability associated with differences between the book basis and tax basis of the assets and liabilities contributed to the new equity. The pro forma adjustment is calculated using the effective tax rate of 38.6% applied to the difference between the pro forma book basis and tax basis of the assets and liabilities acquired to reflect the future effect of those differences.

               AMERICA FIRST REAL ESTATE INVESTMENT COMPANY, INC.



                 SUPPLEMENTAL PRO FORMA PER SHARE/UNIT DATA (A)



                              WITHOUT NOTES ISSUED



                                                                                                    DISTRIBUTIONS
                                                 BOOK VALUE AS   DISTRIBUTIONS      NET INCOME       YEAR ENDED    NET INCOME
                                     EXCHANGE     OF JUNE 30,   6 MONTHS ENDED    6 MONTHS ENDED      DEC. 31,     YEAR ENDED
                                       VALUE         1998        JUNE 30, 1998     JUNE 30, 1998        1997      DEC. 31, 1997
                                    -----------  -------------  ---------------  -----------------  ------------  -------------
Pro forma--the Company (Per
  Share)..........................   $   25.00     $   21.99       $  1.0021         $    0.34       $   2.0043     $   (1.72)

Historical--Cap Source I (Per
  Unit)...........................                 $   13.58       $  0.5050         $    0.44       $   1.0100     $    0.90
Equivalent pro forma--Cap Source I
  (Per Unit)......................   $   14.96     $   13.16       $  0.5997         $    0.20       $   1.1995     $   (1.03)

Historical--Cap Source II (Per
  Unit)...........................                 $    7.02       $  0.4050         $    0.14       $   0.8100     $    0.41
Equivalent pro forma--Cap Source
  II (Per Unit)...................   $    8.12     $    7.14       $  0.3253         $    0.11       $   0.6506     $   (0.56)


------------------------


(A) Equivalent pro forma data has been calculated by multiplying the Company pro forma amounts by the exchange ratio (below) for each participating partnership, so that the Company per share pro forma amounts are equated to the respective values for one unit of the respective partnership.



Exchange Values
(1 unit = x shares)

Cap Source I......................................................   0.598444
Cap Source II.....................................................   0.324613

               AMERICA FIRST REAL ESTATE INVESTMENT COMPANY, INC.



                            PRO FORMA BALANCE SHEET



                                 JUNE 30, 1998



                                  (UNAUDITED)



                               WITH NOTES ISSUED



ASSETS



                                                 CAP SOURCE I   CAP SOURCE II    PRO FORMA       PRO FORMA
                                                 (HISTORICAL)   (HISTORICAL)    ADJUSTMENTS       COMBINED
                                                 -------------  -------------  --------------  --------------
Cash and temporary cash investments............  $  10,053,718  $     654,703  $     (551,923 (A) $   10,653,893
                                                                                      497,395(M)
Investment in FHA Loans........................     12,471,160      6,522,514         111,144(B)     19,104,818
Investment in GNMA Certificates................     23,407,224     21,149,726         320,419(B)     44,877,369
Investments in Operating Partnerships..........       --             --             4,087,291(B)      4,926,016
                                                                                      838,725(L)
Interest receivable............................        316,463        206,813        --               523,276
Other assets...................................        479,660        129,638        (129,638 (B)      2,437,359
                                                                                      331,154(A)
                                                                                    1,626,545(M)
Net investment in real estate..................                                    32,328,846(M)     32,328,846
                                                 -------------  -------------  --------------  --------------
                                                 $  46,728,225  $  28,663,394  $   39,459,958  $  114,851,577
                                                 -------------  -------------  --------------  --------------
                                                 -------------  -------------  --------------  --------------

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Liabilities
  Accounts payable.............................  $     203,664  $     237,017  $    1,415,670(M) $    1,856,351
  Distributions payable........................        860,587        546,968        --             1,407,555
  Mortgage loans payable.......................       --             --            28,822,729(M)     28,822,729
  Other liabilities............................       --             --               797,092(M)        797,092
  Notes payable................................                                    40,000,000(C)     40,000,000
                                                 -------------  -------------  --------------  --------------
                                                     1,064,251        783,985      71,035,491      72,883,727
                                                 -------------  -------------  --------------  --------------
Stockholders' Equity (Deficit)
  General Partners.............................       (159,018)      (287,663)         43,892(B)
                                                                                      402,789(D)       --
  Limited Partners.............................     45,822,992     28,167,072       4,345,324(B)
                                                                                  (78,335,388 (D)       --
  Stockholders' Equity.........................       --             --            77,932,599(D)     41,967,850
                                                                                     (220,769 (A)
                                                                                    3,417,295(M)
                                                                                      838,725(L)
                                                                                  (40,000,000 (C)
                                                 -------------  -------------  --------------  --------------
                                                    45,663,974     27,879,409     (31,575,533)     41,967,850
                                                 -------------  -------------  --------------  --------------
                                                 $  46,728,225  $  28,663,394  $   39,459,958  $  114,851,577
                                                 -------------  -------------  --------------  --------------
                                                 -------------  -------------  --------------  --------------



            See accompanying Notes to Pro Forma Financial Statements

               AMERICA FIRST REAL ESTATE INVESTMENT COMPANY, INC.
                         PRO FORMA STATEMENTS OF INCOME



                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                  (UNAUDITED)
                               WITH NOTES ISSUED



                                                  CAP SOURCE I  CAP SOURCE II   PRO FORMA                PRO FORMA
                                                  (HISTORICAL)  (HISTORICAL)   ADJUSTMENTS                COMBINED
                                                  ------------  -------------  ------------             ------------
Income
  Rental income.................................   $   --        $   --        $  5,234,525        (M)  $  5,234,525
  Mortgage backed securities income.............    3,302,727      2,499,844        --                  $  5,802,571
  Interest on temporary cash investments and
    U.S. government securities..................      554,604         91,327         11,517        (M)       657,448
  Equity in losses of Operating Partnerships....     (178,550)      (121,450)       --                      (300,000)
  Other income..................................        5,334          3,800        254,543        (M)       263,677
  Gain on sale of mortgage-backed securities....       --            --             --                       --
                                                  ------------  -------------  ------------             ------------
    Total Income................................    3,684,115      2,473,521      5,500,585               11,658,221
                                                  ------------  -------------  ------------        ---  ------------
Expenses
  Real estate operating expenses................       --            --           2,890,226        (M)     2,890,226
  Operating and administrative..................      632,894        819,516       (768,338)       (E)     2,058,438
                                                                                    (62,376)       (F)
                                                                                    586,514        (H)
                                                                                    158,200        (I)
                                                                                     19,467        (J)
                                                                                    672,561        (M)
  Interest expense..............................       --            --           2,744,109        (M)     5,476,109
                                                                                  2,732,000        (G)
                                                  ------------  -------------  ------------             ------------
                                                      632,894        819,516      8,972,363               10,424,773
                                                  ------------  -------------  ------------             ------------
  Income before income taxes....................    3,051,221      1,654,005     (3,471,778)               1,233,448
  Provision for income taxes....................       --            --             476,111        (K)       476,111
                                                  ------------  -------------  ------------             ------------
Net income......................................   $3,051,221    $ 1,654,005   $ (3,947,889)            $    757,337
                                                  ------------  -------------  ------------             ------------
                                                  ------------  -------------  ------------             ------------
Net income per unit or share....................   $     0.90    $      0.41                            $       0.43
                                                  ------------  -------------                           ------------
                                                  ------------  -------------                           ------------
Weighted average number of units or shares
  outstanding during the period.................    3,374,222      4,011,101                               1,754,887
                                                  ------------  -------------                           ------------
                                                  ------------  -------------                           ------------
Ratio of earnings to fixed charges..............                                                                 N/A
                                                                                                        ------------
                                                                                                        ------------



            See accompanying Notes to Pro Forma Financial Statements

               AMERICA FIRST REAL ESTATE INVESTMENT COMPANY, INC.
                       PRO FORMA STATEMENTS OF CASH FLOWS



                      FOR THE YEAR ENDED DECEMBER 31, 1997



                                  (UNAUDITED)
                               WITH NOTES ISSUED



                                                          CAP SOURCE I  CAP SOURCE II   PRO FORMA    PRO FORMA
                                                          (HISTORICAL)  (HISTORICAL)   ADJUSTMENTS    COMBINED
                                                          ------------  -------------  -----------  ------------
Cash flows from operating activities:
  Net income............................................   $3,051,221    $ 1,654,005   $(3,947,889) $    757,337
  Adjustments to reconcile net income to net cash
    provided by operating activities:
  Equity in losses of Operating Partnerships............      178,550        121,450       --            300,000
  Amortization..........................................       --            --            (42,909)      (42,909)
  Amortization of discount on mortgage-backed
    securities..........................................       (2,665)        (1,397)      --             (4,062)
  Decrease (increase) in interest receivable............          275          6,637          (455)        6,457
  Decrease (increase) in other assets...................       (3,605)        63,589        65,407       125,391
  Increase (decrease) in accounts payable...............      106,086        111,215        28,120       245,421
  Other non-cash adjustments............................       --            --          2,401,574     2,401,574
                                                          ------------  -------------  -----------  ------------
  Net cash provided by operating activities.............    3,329,862      1,955,499    (1,496,152)    3,789,209
                                                          ------------  -------------  -----------  ------------
Cash flows from investing activities
  FHA Loan and GNMA Certificate principal payments......      429,144        257,816       --            686,960
  Investment in Operating Partnerships..................     (178,550)      (121,450)      --           (300,000)
  Principal payments on long term mortgages.............       --            --           (141,011)     (141,011)
                                                          ------------  -------------  -----------  ------------
  Net cash provided by investing activities.............      250,594        136,366      (141,011)      245,949
                                                          ------------  -------------  -----------  ------------
Cash flow used in financing activities
  Distributions.........................................   (3,442,389)    (3,281,810)      --         (6,724,199)
                                                          ------------  -------------  -----------  ------------
  Net cash used in financing activities.................   (3,442,389)    (3,281,810)      --         (6,724,199)
                                                          ------------  -------------  -----------  ------------
  Net increase in cash and temporary cash investments...      138,067     (1,189,945)   (1,637,163)   (2,689,041)
Cash and temporary cash investments at beginning of
  period................................................   10,272,497      2,430,937      (756,193)   11,947,241
                                                          ------------  -------------  -----------  ------------
Cash and temporary cash investments at end of period....   $10,410,564   $ 1,240,992   $(2,393,356) $  9,258,200
                                                          ------------  -------------  -----------  ------------
                                                          ------------  -------------  -----------  ------------
Distributions--income...................................                                            $  3,024,109
                                                                                                    ------------
Distributions--return of capital........................                                               3,700,090
                                                                                                    ------------
                                                                                                    $  6,724,199
                                                                                                    ------------
                                                                                                    ------------



            See accompanying Notes to Pro Forma Financial Statements

               AMERICA FIRST REAL ESTATE INVESTMENT COMPANY, INC.



                         PRO FORMA STATEMENTS OF INCOME



                     FOR THE SIX MONTHS ENDED JUNE 30, 1998



                                  (UNAUDITED)



                               WITH NOTES ISSUED



                                                     CAP SOURCE I  CAP SOURCE II      PRO FORMA       PRO FORMA
                                                     (HISTORICAL)  (HISTORICAL)      ADJUSTMENTS       COMBINED
                                                     ------------  -------------  -----------------  ------------
Income
  Rental income....................................   $   --        $   --        $   2,609,567(M)   $  2,609,567
  Mortgage-backed securities income................    1,638,110      1,237,723          --             2,875,833
  Interest income on temporary cash investments and
    US government securities.......................      274,605         19,317           2,806(M)        296,728
  Equity in losses of Operating
    Partnerships...................................       --            --               --               --
  Other income.....................................       (6,550)         2,700         150,661(M)        146,811
  Gain on sale of mortgage-backed
    securities.....................................       --             14,565                            14,565
                                                     ------------  -------------  -----------------  ------------
    Total income...................................    1,906,165      1,274,305       2,763,034         5,943,504
                                                     ------------  -------------  -----------------  ------------
Expenses
  Real estate operating expenses...................       --            --            1,345,064(M)      1,345,064
  Operating and administrative.....................      419,369        691,447        (506,664) (E)    1,280,135
                                                                                        (31,188)(F)
                                                                                        293,257(H)
                                                                                         67,900(I)
                                                                                          9,734(J)
                                                                                        336,280(M)
  Interest expense.................................       --            --            1,434,503(M)      2,800,503
                                                                                      1,366,000(G)
                                                     ------------  -------------  -----------------  ------------
                                                         419,369        691,447       4,314,886         5,425,702
                                                     ------------  -------------  -----------------  ------------
  Income before income taxes.......................    1,486,796        582,858      (1,551,852)          517,802
  Provision for income taxes.......................       --            --              199,872(K)        199,872
                                                     ------------  -------------  -----------------  ------------
Net income.........................................   $1,486,796    $   582,858   $  (1,751,724)     $    317,930
                                                     ------------  -------------  -----------------  ------------
                                                     ------------  -------------  -----------------  ------------
Net income per unit or share.......................   $     0.44    $      0.15                      $       0.18
                                                     ------------  -------------                     ------------
                                                     ------------  -------------                     ------------
Weighted average number of units or shares
  outstanding during the period....................    3,374,222      4,011,101                         1,754,887
                                                     ------------  -------------                     ------------
                                                     ------------  -------------                     ------------
Ratio of earnings to fixed charges.................                                                      N/A
                                                                                                     ------------
                                                                                                     ------------



            See accompanying Notes to Pro Forma Financial Statements

               AMERICA FIRST REAL ESTATE INVESTMENT COMPANY, INC.



                       PRO FORMA STATEMENTS OF CASH FLOWS



                     FOR THE SIX MONTHS ENDED JUNE 30, 1998



                                  (UNAUDITED)



                               WITH NOTES ISSUED



                                                       CAP SOURCE I   CAP SOURCE II    PRO FORMA      PRO FORMA
                                                       (HISTORICAL)   (HISTORICAL)    ADJUSTMENTS     COMBINED
                                                       -------------  -------------  -------------  -------------
Cash flows from operating activities:
  Net income.........................................  $   1,486,796   $   582,858   $  (1,751,724) $     317,930
  Adjustments to reconcile net income to net cash
    provided by operating activities:
  Equity in losses of Operating Partnerships.........       --             --             --             --
  Deferred taxes.....................................       --             --             --             --
  Amortization.......................................       --             --              (21,454)       (21,454)
  Amortization of discount on mortgage-backed
    securities.......................................         (1,313)       (1,037)       --               (2,350)
  Gain on sale of mortgage-backed securities.........       --             (14,565)       --              (14,565)
  Decrease (increase) in interest receivable.........          5,022         6,211            (347)        10,886
  Decrease (increase) in other assets................       (345,086)       32,516         (31,181)      (343,751)
  Increase (decrease) in accounts payable............           (478)      (90,496)         20,499        (70,475)
  Other non-cash adjustments.........................       --             --              963,966        963,966
                                                       -------------  -------------  -------------  -------------
    Net cash provided by operating activities........      1,144,941       515,487        (820,241)       840,187
                                                       -------------  -------------  -------------  -------------
Cash flows from investing activities
  FHA Loan and GNMA Certificate principal payments...        219,407       164,418        --              383,825
  Proceeds from sale of mortgage-backed securities...       --             374,711        --              374,711
  Investment in Operating Partnerships...............       --             --             --             --
  Principal payments on long term mortgages..........       --             --             --             --
                                                       -------------  -------------  -------------  -------------
    Net cash provided by investing activities........        219,407       539,129        --              758,536
                                                       -------------  -------------  -------------  -------------
Cash flow used in financing activities
  Distributions......................................     (1,721,194)   (1,640,905)       --           (3,362,099)
                                                       -------------  -------------  -------------  -------------
    Net cash used in financing activities............     (1,721,194)   (1,640,905)       --           (3,362,099)
                                                       -------------  -------------  -------------  -------------
    Net decrease in cash and temporary cash
      investments....................................       (356,846)     (586,289)       (820,241)    (1,763,376)
Cash and temporary cash investments at beginning of
  period.............................................     10,410,564     1,240,992         (73,011)    11,578,545
                                                       -------------  -------------  -------------  -------------
Cash and temporary cash investments at end of
  period.............................................  $  10,053,718   $   654,703   $    (893,252) $   9,815,169
                                                       -------------  -------------  -------------  -------------
                                                       -------------  -------------  -------------  -------------
Distributions--income................................                                               $   1,420,406
Distributions--return of capital.....................                                                   1,941,693
                                                                                                    -------------
                                                                                                    $   3,362,099
                                                                                                    -------------
                                                                                                    -------------



            See accompanying Notes to Pro Forma Financial Statements

               AMERICA FIRST REAL ESTATE INVESTMENT COMPANY, INC.



                    NOTES TO PRO FORMA FINANCIAL STATEMENTS



                               WITH NOTES ISSUED



A Represents the following adjustments to record remaining transaction costs expected to be incurred: (i) a decrease in cash for anticipated transaction costs remaining to be incurred of $551,923; (ii) goodwill of $331,154 resulting from Cap Source 1's share of the remaining transaction costs; and
    (iii) a reduction to stockholders' equity for Cap Source II's share of the remaining transaction costs. Cap Source II's share of the remaining transaction costs have been excluded from the pro forma statement of operations.



B The historical balance sheet of Cap Source II has been adjusted to reflect the impact of applying the purchase method of accounting to this transaction. The net assets of Cap Source II are being adjusted to their estimated fair value. The fair value is based on: (i) the amount the partnership would receive under the terms of the Operating Partnerships' limited partnership agreements if the underlying properties were sold for an amount equal to net realizable value (which is based on the Appraised value of the properties underlying the Operating Partnerships); (ii) the market value of the GNMA Certificates and FHA Loan based on market prices; (iii) any undistributed cash and other assets; less (iv) any outstanding liabilities owed by the partnership.



    The effect of all this on the balance sheet results in the following adjustments: (i) the investment in the FHA Loan and GNMA Certificates and the investment in operating partnerships has been adjusted to fair value as described above; (ii) intangible items have been eliminated as these items were assigned no value; and (iii) the net effect of those changes to the assets and liabilities has been applied to the partners' capital account.



C  Represents the issuance of Notes by the Company to Participating Investors electing to receive Notes. The issuance of the Notes results in an increase in notes payable and a reduction of stockholders' equity. The Notes mature
    on             2006 and bear interest at 120% of the quarterly applicable federal rate for debt instruments with a term of not over three years (assumed to be 6.83%).



D Represents reclassification of the existing general partners' and unit holders' capital to stockholders' equity.



E Under the terms of the Advisory Agreement, the Advisor is responsible for certain types of general and administrative expenses, namely compensation of the Company's officers and other personnel whereas, pursuant to the terms of each Partnership's partnership agreement, compensation costs and administrative fees were allocated to the respective Partnership. As such, general and administrative expenses have been adjusted to reflect the elimination of these expenses. The Advisor will receive a management fee as described in footnote H.



F Represents the elimination of historical amortization of the initial advisory fee for Cap Source II as these items were assigned no value in adjusting to fair value in applying the purchase method of accounting.



G  Represents interest on the Notes at an assumed rate of 6.83%.



H Represents the Asset Management Fee payable to the Advisor pursuant to the terms of the Advisory Agreement. The Asset Management Fee is .475% per annum of the Company's Total Assets. The Asset Management Fee will be calculated and payable monthly. For purposes of the pro forma financial statements, the Asset Management Fee is based on the pro forma Total Assets as of December 31, 1997 for all periods presented. Expenses incurred by the Advisor and reimbursed by the Company are included in pro forma general and administrative expenses.

               AMERICA FIRST REAL ESTATE INVESTMENT COMPANY, INC.

                               WITH NOTES ISSUED



I Represents additional incremental costs expected to be incurred in conjunction with operating the Company. These incremental costs consist of:
    (i) board of directors fees and expenses as the Company will have its own board of directors and (ii) travel costs relating to expanding the Company's real estate portfolio; (iii) legal costs; (iv) liability insurance for the Company's directors and officers and (iv) additional mailing, printing and other miscellaneous costs associated with operating the new Company. Incremental costs for each period presented are as follows:



                                                                    SIX MONTHS     YEAR ENDED
                                                                       ENDED        DEC. 31,
                                                                   JUNE 30, 1998      1997
                                                                   -------------  ------------
Board of directors fees and expenses.............................   $    13,600    $   29,200
Travel costs.....................................................       --             29,700
Legal costs......................................................         5,500        12,000
Liability insurance..............................................        36,000        72,700
Mailing, printing, and other miscellaneous.......................        12,800        14,600
                                                                   -------------  ------------
                                                                    $    67,900    $  158,200
                                                                   -------------  ------------
                                                                   -------------  ------------



J Represents the amortization of goodwill using the straight line method over a period of 40 years.



K Represents estimated income tax expense at a rate of 38.6% resulting from electing to be taxed as a corporation rather than a partnership.



L Represents the acquisition of the assets and liabilities of CS Properties I and CS Properties II by the Company in exchange for stock. As a result of the acquisition, accounted for as a purchase, the Company now will directly control the operation of the following properties as CS Properties I and II serve as the general partner of these properties:



   Ponds at Georgetown Limited Partnership
    Oyster Cove Limited Partnership
    Cypress Landings II, Ltd.
    Fox Hollow, Ltd.



M Having acquired full ownership and direct control over these properties, the Company has consolidated the assets, liabilities, and equity of the following partnerships in the accompanying pro forma financial statements:



   Ponds at Georgetown Limited Partnership
    Oyster Cove Limited Partnership
    Cypress Landings II, Ltd.
    Fox Hollow, Ltd.



N Not used as no deferred income tax provision is required due to the issuance of the notes to the unit holders which triggers recognition of a gain to the unit holders.

               AMERICA FIRST REAL ESTATE INVESTMENT COMPANY, INC.
                 SUPPLEMENTAL PRO FORMA PER SHARE/UNIT DATA (A)



                               WITH NOTES ISSUED



                                                                                                    DISTRIBUTIONS
                                                 BOOK VALUE AS   DISTRIBUTIONS      NET INCOME       YEAR ENDED   NET INCOME YEAR
                                     EXCHANGE         OF        6 MONTHS ENDED    6 MONTHS ENDED      DEC. 31,    ENDED DEC. 31,
                                       VALUE     JUNE 30, 1998   JUNE 30, 1998     JUNE 30, 1998        1997           1997
                                    -----------  -------------  ---------------  -----------------  ------------  ---------------
Pro forma--the Company
  (Per Share).....................   $   25.00     $   23.91       $  1.9158         $    0.18       $   3.8317      $    0.43

Historical--Cap Source I
  (Per Unit)......................                 $   13.58       $  0.5050         $    0.44       $   1.0100      $    0.90
Equivalent pro forma--
  Cap Source I (Per Unit).........   $   14.96     $   14.31       $  1.1465         $    0.11       $   2.2931      $    0.26

Historical--Cap Source II
  (Per Unit)......................                 $    7.02       $  0.4050         $    0.14       $   0.8100      $    0.41
Equivalent pro forma--
  Cap Source II (Per Unit)........   $    8.12     $    7.76       $  0.6219         $    0.06       $   1.2438      $    0.14


------------------------


(A) Equivalent pro forma data has been calculated by multiplying the Company pro forma amounts by the exchange ratio (below) for each participating partnership, so that the Company per share pro forma amounts are equated to the respective values for one unit of the respective partnership.



Exchange Values
(1 unit = x shares)

Cap Source I......................................................   0.598444
Cap Source II.....................................................   0.324613

                                THE PARTNERSHIPS

CAP SOURCE I


    HISTORY. Cap Source I, a Delaware limited partnership, was formed August 22, 1985. The General Partners of Cap Source I are Insured Mortgage Equities, Inc. and America First Capital Source I, L.L.C. The Initial Limited Partner of Cap Source I, H/T Corp., a Delaware corporation wholly owned by the Cap Source I General Partners, assigned certain of the ownership attributes of the limited partner interests to the Cap Source I Investors, including rights to a percentage of Cap Source I's income, gain, losses, deductions, credits and distributions. H/T Corp. has agreed to vote the limited partner interests as directed by the Cap Source I Investors. The Cap Source I Investors hold beneficial assignment certificates, which represent beneficial assignments of the limited partner interests in Cap Source I.


    Cap Source I was formed to invest principally in federally insured mortgages on multifamily housing property (the "Cap Source I Mortgage Securities") and to acquire, hold, sell and otherwise deal with limited partnership interests (the "Cap Source I Partnership Equity Interests") in the Cap Source I Operating Partnerships. The Cap Source I Partnership Agreement originally provided that the Units would be listed on NASDAQ for trading. The Investors voted by proxy not to list the Units on NASDAQ.


    Cap Source I's assets originally consisted of debt and equity financing for eight multifamily rental housing properties. Cap Source I's investments in these properties consisted of: (a) approximately 85% in the form of permanent mortgages and/or construction loans, each of which was insured or guaranteed, in an amount substantially equal to the face amount of the mortgage, by the FHA or GNMA; and (b) the balance to purchase up to a 99% limited partner interest in limited partnerships which developed, constructed, own and operate these properties.



    The original Cap Source I Operating Partnerships were structured with the developer of the respective property serving as the general partner (the "Cap Source I Operating General Partner") with a 1% interest, Cap Source I as the limited partner with a 98.99% interest and CS Properties I, Inc., a corporation wholly owned by the Cap Source I General Partners, as the special limited partner (the "Cap Source I Special Limited Partner") with a .01% interest. The Cap Source I Special Limited Partner has the power, among other things, to remove the Cap Source I Operating General Partners under certain circumstances and to consent to the sale of the Cap Source I Operating Partnerships' Assets. In the only exception to the above-described original structuring, in one of the Cap Source I Operating Partnerships, the Ponds at Georgetown L.P., Cap Source I is a limited partner with a 30.29% interest and Cap Source II is a limited partner with a 68.7% interest.


    Since inception, Cap Source has been repaid by GNMA on one of its Cap Source I Mortgage Securities, and, as a result, it no longer holds a Cap Source I Partnership Equity Interest in the Cap Source I Operating Partnership which owned the property collateralizing the repaid mortgage (Falcon Point). It has also been repaid by FHA on another of its Cap Source I Mortgage Securities but continues to own its Cap Source I Partnership Equity Interest in the Cap Source I Operating Partnership (Fox Hollow). Three of the Cap Source I Operating Partnerships (Fox Hollow, Misty Springs and Waterman's Crossing) have been restructured with CS Properties I, Inc. succeeding to the general partner 1% interest.

    As a result of the foregoing, at December 31, 1997, Cap Source I held debt and/or equity investments in seven properties. These investments consist of (a) four mortgage-backed securities guaranteed as to principal and interest by GNMA, collateralized by first mortgage loans insured as to principal and interest by FHA on multifamily housing properties located in Virginia, Florida, Illinois and Michigan; (b) two first mortgage loans insured as to principal and interest by FHA on multifamily housing properties located in North Carolina and Ohio; (c) Cap Source I Partnership Equity Interests in seven limited partnerships. Cap Source I also holds reserve investments in the form of cash and cash equivalents and investments in certain GNMA securities backed by pools of single family mortgages (the "Cap Source I Reserve Investments").

    The Cap Source I Mortgage Securities provide Cap Source I with monthly payments of principal and interest which are guaranteed either by GNMA or FHA. The Cap Source I Partnership Equity Interests were intended to be sufficient to cover all costs not covered by the Cap Source I Mortgage Securities until the Cap Source I Operating Partnerships' income was sufficient to cover their expenses, including debt service on the Cap Source I Mortgage Securities, as well as a return to Cap Source I on its investment during the period. The current return to Cap Source I on its Cap Source I Partnership Equity Interests is a function of the net cash flow generated by the properties and is dependent on the rental and occupancy rates and on the level of expenses at the properties.

    The FHA Loans and GNMA Certificates owned by Cap Source I are guaranteed as to principal and interest by FHA and GNMA, respectively. The obligations of FHA and GNMA are backed by the full faith and credit of the United States government. The Cap Source I Partnership Equity Interests, however, are not insured or guaranteed. The value of these investments is a function of the value of the real estate owned by the Cap Source I Operating Partnerships.

    The following FHA Loans and GNMA Certificates associated with the Operating Partnerships were owned by Cap Source I at December 31, 1997.

                                                            GUARANTEED                                 AGGREGATE
                                                                OR        INTEREST      MATURITY    PRINCIPAL AMOUNT
PROPERTY NAME                                               INSURED BY      RATE          DATE        OUTSTANDING
----------------------------------------------------------  -----------  -----------  ------------  ----------------
Bluff Ridge Apartments....................................      FHA            8.72%   11/15/2028    $    3,510,035
Highland Park Apartments..................................      FHA            8.75    11/01/2028         9,001,010
Misty Springs Apartments..................................     GNMA            8.75    6/15/2029          4,271,964
The Ponds at Georgetown...................................     GNMA            9.00    12/15/2029         2,233,927
Waterman's Crossing.......................................     GNMA           10.00    9/15/2028         10,927,185
Water's Edge Apartments...................................     GNMA            8.75    12/15/2028         5,066,537
                                                                                                    ----------------
                                                                                                     $   35,010,658
                                                                                                    ----------------
                                                                                                    ----------------

    The following table shows the occupancy levels and effective rental rates of the properties financed by Cap Source I in 1997:

                                                                                                        AVERAGE EFFECTIVE
                                                                         NUMBER OF     PERCENTAGE OF      ANNUAL RENTAL
PROPERTY NAME                                          LOCATION            UNITS      UNITS OCCUPIED      RATE PER UNIT
----------------------------------------------  ----------------------  -----------  -----------------  -----------------
Bluff Ridge Apartments........................  Jacksonville, NC               108              96%         $   6,258
Fox Hollow Apartments.........................  High Point, NC                 184              96              6,482
Highland Park Apartments......................  Columbus, OH                   252              93              6,333
Misty Springs Apartments......................  Daytona Beach, FL              128              98              6,101
The Ponds at Georgetown.......................  Ann Arbor, MI                  134              97              9,883
Waterman's Crossing...........................  Newport News, VA               260              98              7,207
Water's Edge Apartments.......................  Lake Villa, IL                 108              96              8,723
                                                                             -----
                                                                             1,174
                                                                             -----
                                                                             -----

    In the opinion of the Cap Source I General Partners, each of the properties is adequately covered by insurance.


    RECENT DEVELOPMENTS. Cap Source I and Cap Source II jointly invested in The Ponds with Cap Source I holding a 30.29% interest and Cap Source II holding a 68.71% interest in the Operating Partnership as limited partners. The mortgage loan on The Ponds was in default for several years because cash flow from the property was insufficient to fully fund the property's taxes and obligations under the mortgage loan. As of September 29, 1998, the property was $623,390 delinquent on its property taxes. Despite this default,

Cap Source I and Cap Source II have continued to receive full payment with respect to the GNMA Certificate relating to the property. In early 1998, the co-insurer of the mortgage loan informed Cap Source I and Cap Source II that because of the default, the co-insurer intended to commence legal proceedings that would have lead to foreclosure of the mortgage loan. A foreclosure of the mortgage loan would have resulted in a return to Cap Source I and Cap Source II of the outstanding principal balance of the GNMA Certificate relating to the property and the loss of their combined equity investment of $1,427,090 in the Operating Partnership. As a result of negotiations with the co-insurer, a settlement agreement was entered into on September 30, 1998. Under the terms of the settlement, the original general partners of The Ponds, W.S. Smith Company, Woodward S. Smith and Robert J. Goodrich, withdrew from the Operating Partnership, effective June 1, 1998, and were replaced with CS Properties I, Inc. and CS Properties II, Inc. as substitute general partners. CS Properties I, Inc. and CS Properties II, Inc. are owned by the Cap Source I and Cap Source II General Partners, respectively. The GNMA Certificate relating to The Ponds, which as of September 30, 1998, had a principal amount of $7,271,524, was repaid and a new certificate having a principal amount of $7,511,000 and an interest rate of 7.85% was purchased with the proceeds from the original GNMA Certificate together with $239,476 contributed by Cap Source I. The above transactions relating to the settlement were completed on October 30, 1998. The increase in the principal amount of the GNMA Certificate was used to increase the principal balance of the outstanding mortgage, which increase was combined with capital contributions to the Operating Partnership from Cap Source I in the amount of $145,209 and from Cap Source II in the amount of $334,186, for a total of $479,395. These funds were used to pay outstanding taxes on the property, closing costs and to fund the required replacement reserves and property escrows. The Operating Partnership also signed a surplus cash note in favor of the co-insurer which cover other amounts associated with the default and settlement. The first portion of the note, in the principal amount of $59,387, will repay principal and interest advances made by the co-insurer during the time of the default. This note will be repaid from the first available surplus cash flow from the Operating Partnership. The second portion of the note, in the principal amount of $125,457, will repay the past due lender's premium owed to the co-insurer. Payments on this note will be made from 50% of available surplus cash flow from the Operating Partnership over a period not to exceed four and one-half years. Neither note is interest bearing. As a result of this transaction, Cap Source I now owns a 32.51% interest and Cap Source II owns a 67.49% interest in the GNMA Certificate. The proportionate ownership of the limited partner interests in The Ponds by Cap Source I and Cap Source II remains unchanged. It is anticipated that, as a result of this settlement, cash flow from the property will be sufficient to meet the Operating Partnership's obligations associated with the mortgage loan, property taxes and all other required payments.


    LEGAL PROCEEDINGS Neither Cap Source I nor America First Capital Source I, L.L.C., one of the Cap Source I General Partners, are presently involved in any material litigation nor, to their knowledge, is any material litigation threatened against Cap Source I, America First Capital Source I, L.L.C. or their respective properties, other than routine litigation arising in the ordinary course of business. Insured Mortgage Equities, Inc., the other Cap Source I General Partner, is not, to its knowledge, involved in any material litigation other than routine litigation arising in the ordinary course of business, except as set forth below.

    Insured Mortgage Equities, Inc. is currently involved in certain litigation, unrelated to this Transaction, styled in IN RE LEHMAN BROTHERS LIMITED PARTNERSHIPS LITIGATION, Consolidated Action No. 14886, pending before the Court of Chancery for the State of Delaware In and For New Castle County. This class action litigation was filed in 1996, on behalf of the investors in several limited partnerships against the general partners of those limited partnerships. The litigation relates to alleged breach of fiduciary responsibilities, fraudulent mismanagement and self-dealing on the part of the general partners. Plaintiffs seek injunctive relief, dissolution of the partnerships if necessary, compensatory damages, attorney fees and costs. Insured Mortgage Equities, Inc. and Cap Source I have been fully indemnified with regard to these proceedings by Lehman Brothers, Inc.

CAP SOURCE II


    HISTORY. Cap Source II, a Delaware limited partnership, was formed August 22, 1986. The General Partners of Cap Source II are Insured Mortgage Equities, II L.P. and America First Capital Source II, L.L.C. The Initial Limited Partner of Cap Source II, H/T Corp. II-A, a Delaware corporation wholly owned by the Cap Source II General Partners assigned certain of the ownership attributes of the limited partner interests to the Cap Source II Investors, including rights to a percentage of Cap Source II's income, gain, losses, deductions, credits and distributions. H/T Corp. II-A has agreed to vote the limited partner interests as directed by the Cap Source II Investors. The Cap Source II Investors hold beneficial assignment certificates, which represent beneficial assignments of the limited partner interests in Cap Source II.


    Cap Source II was formed to invest principally in federally insured mortgages on multifamily housing property (the "Cap Source II Mortgage Securities") and to acquire, hold, sell and otherwise deal with limited partnership interests (the "Cap Source II Partnership Equity Interests") in the Cap Source II Operating Partnerships. The Cap Source II Partnership Agreement originally provided that the Units would be listed on NASDAQ for trading. The Investors voted by proxy not to list the Units on NASDAQ.


    Cap Source II's assets originally consisted of debt and equity financing for five multifamily rental housing properties. Cap Source II's investments in these properties consisted of: (a) approximately 85% in the form of permanent mortgages and/or construction loans, each of which was insured or guaranteed, in an amount substantially equal to the face amount of the mortgage, by the FHA or GNMA; and (b) the balance to purchase up to a 99% limited partner interest in limited partnerships which developed, constructed, own and operate these properties.



    The Cap Source II Operating Partnerships were structured with the developer of the respective property serving as the general partner (the "Cap Source II Operating General Partner") with a 1% interest, Cap Source II as the limited partner with a 98.99% interest and CS Properties II, Inc., a corporation wholly owned by the Cap Source II General Partners, as the special limited partner (the "Cap Source II Special Limited Partner") with a .01% interest. The Cap Source II Special Limited Partner has the power, among other things, to remove the Cap Source II Operating General Partners under certain circumstances and to consent to the sale of the Cap Source II Operating Partnerships' Assets. In the only exception to the above-described original structuring, in one of the Cap Source II Operating Partnerships, the Ponds at Georgetown L.P., Cap Source II is a limited partner with a 68.7% interest and Cap Source I, is a limited partner with a 30.29% interest.


    Since inception, Cap Source II has been repaid by GNMA on one of its Cap Source II Mortgage Securities, and, as a result, it no longer holds a Cap Source II Partnership Equity Interest in the Cap Source II Operating Partnership which owned the property collateralizing the repaid mortgage.

    As a result of the foregoing, at December 31, 1997, Cap Source II held debt and/or equity investments in four properties. These investments consist of (a) three mortgage-backed securities guaranteed as to principal and interest by GNMA, collateralized by first mortgage loans insured as to principal and interest by FHA on multifamily housing properties located in Michigan and Florida; (b) one first mortgage loan insured as to principal and interest by FHA on a multifamily housing property located in North Carolina; (c) Cap Source II Partnership Equity Interests in four limited partnerships. Cap Source II also holds reserve investments in the form of cash and cash equivalents and investments in certain GNMA securities backed by pools of single family mortgages (the "Cap Source II Reserve Investments").

    The Cap Source II Mortgage Securities provide Cap Source II with monthly payments of principal and interest which are guaranteed either by GNMA or FHA. The Cap Source II Partnership Equity Interests were intended to be sufficient to cover all costs not covered by the Cap Source II Mortgage Securities until the Cap Source II Operating Partnerships' income was sufficient to cover their expenses, including debt service on the Cap Source II Mortgage Securities, as well as a return to Cap Source II on its investment during the period. The current return to Cap Source II on its Cap Source II Partnership Equity Interests is a function of the net cash flow generated by the properties and is dependent on the rental and occupancy rates and on the level of expenses at the properties.

    The FHA Loan and GNMA Certificates owned by Cap Source II are guaranteed as to principal and interest by FHA and GNMA, respectively. The obligations of FHA and GNMA are backed by the full faith and credit of the United States government. The Cap Source II Partnership Equity Interests, however, are not insured or guaranteed. The value of these investments is a function of the value of the real estate owned by the Cap Source II Operating Partnerships.

    The following FHA Loan and GNMA Certificates were owned by Cap Source II at December 31, 1997. Interest income from the FHA Loan and GNMA Certificates is the primary source of cash available for distribution to Investors.

                                                            GUARANTEED                                 AGGREGATE
                                                                OR        INTEREST      MATURITY    PRINCIPAL AMOUNT
PROPERTY NAME                                               INSURED BY      RATE          DATE        OUTSTANDING
----------------------------------------------------------  -----------  -----------  ------------  ----------------
Crane's Landing...........................................     GNMA            8.75%   12/15/2030    $   10,229,304
Delta Crossing............................................      FHA            9.10    10/01/2030         6,538,424
Monticello Apartments.....................................     GNMA            8.75    11/15/2029         5,328,430
The Ponds at Georgetown...................................     GNMA            9.00    12/15/2029         5,066,488
                                                                                                    ----------------
                                                                                                     $   27,162,646
                                                                                                    ----------------
                                                                                                    ----------------

    The following table shows the occupancy levels and effective rental rates of the properties financed by Cap Source II in 1997:

                                                                                                       AVERAGE EFFECTIVE
                                                                        NUMBER OF     PERCENTAGE OF      ANNUAL RENTAL
PROPERTY NAME                                           LOCATION          UNITS      UNITS OCCUPIED      RATE PER UNIT
-------------------------------------------------  ------------------  -----------  -----------------  -----------------
Crane's Landing..................................  Winter Park, FL            252              96%         $   7,366
Delta Crossing...................................  Charlotte, NC              178              93              7,260
Monticello Apartments............................  Southfield, MI             106              97              8,873
The Ponds at Georgetown..........................  Ann Arbor, MI              134              97              9,883
                                                                              ---
                                                                              670
                                                                              ---
                                                                              ---

    In the opinion of the Cap Source II General Partners, each of the properties is adequately covered by insurance.


    RECENT DEVELOPMENTS. Cap Source I and Cap Source II jointly invested in The Ponds with Cap Source I holding a 30.29% interest and Cap Source II holding a 68.71% interest in the Operating Partnership as limited partners. The mortgage loan on The Ponds was in default for several years because cash flow from the property was insufficient to fully fund the property's taxes and obligations under the mortgage loan. As of September 29, 1998, the property was $623,390 delinquent on its property taxes. Despite this default, Cap Source I and Cap Source II have continued to receive full payment with respect to the GNMA Certificate relating to the property. In early 1998, the co-insurer of the mortgage loan informed Cap Source I and Cap Source II that because of the default, the co-insurer intended to commence legal proceedings that would have lead to foreclosure of the mortgage loan. A foreclosure of the mortgage loan would have resulted in a return to Cap Source I and Cap Source II of the outstanding principal balance of the GNMA Certificate relating to the property and the loss of their combined equity investment of $1,427,090 in the Operating Partnership. As a result of negotiations with the co-insurer, a settlement agreement was entered into on September 30, 1998. Under the terms of the settlement, the original general partners of The Ponds, W.S. Smith Company, Woodward S. Smith and Robert J. Goodrich, withdrew from the Operating Partnership, effective June 1, 1998, and were replaced with CS Properties I, Inc. and CS Properties II, Inc. as substitute general partners. CS Properties I, Inc. and CS Properties II, Inc. are owned by the Cap Source I and Cap Source II General Partners, respectively. The GNMA Certificate relating to The Ponds, which as of September 30, 1998, had a principal amount of $7,271,524, was repaid and a new certificate having a principal amount of $7,511,000 and an interest rate of 7.85% was purchased with the proceeds from the original GNMA Certificate together with $239,476 contributed by Cap Source I. The above transactions relating to the settlement were completed on October 30, 1998. The increase in the principal amount of the GNMA Certificate was used to increase the principal balance of the outstanding mortgage, which increase was combined with capital contributions to the Operating Partnership from Cap Source I in the amount of $145,209 and from Cap Source II in the amount of $334,186, for a total of $479,395. These funds were used to pay outstanding taxes on the property, closing costs and to fund the required replacement reserves and property escrows. The Operating Partnership also signed a surplus cash note in favor of the co-insurer which cover other amounts associated with the default and settlement. The first portion of the note, in the principal amount of $59,387, will repay principal and interest advances made by the co-insurer during the time of the default. This note will be repaid from the first available surplus cash flow from the Operating Partnership. The second portion of the note, in the principal amount of $125,457, will repay the past due lender's premium owed to the co-insurer. Payments on this note will be made from 50% of available surplus cash flow from the Operating Partnership over a period not to exceed four and one-half years. Neither note is interest bearing. As a result of this transaction, Cap Source I now owns a 32.51% interest and Cap Source II owns a 67.49% interest in the GNMA Certificate. The proportionate ownership of the limited partner interests in The Ponds by Cap Source I and Cap Source II remains unchanged. It is anticipated that, as a result of this settlement, cash flow from the property will be sufficient to meet the Operating Partnership's obligations associated with the mortgage loan, property taxes and all other required payments.


    LEGAL PROCEEDINGS. Neither Cap Source II nor America First Capital Source II, L.L.C., one of the Cap Source II General Partners, are presently involved in any material litigation nor, to their knowledge, is any material litigation threatened against Cap Source II, America First Capital Source II, L.L.C. or their respective properties, other than routine litigation arising in the ordinary course of business. Insured Mortgage Equities II L.P., the other Cap Source II General Partner, is not, to its knowledge, involved in any material litigation other than routine litigation arising in the ordinary course of business except as set forth below.

    Insured Mortgage Equities II L.P. is currently involved in certain litigation, unrelated to this transaction, styled in IN RE LEHMAN BROTHERS LIMITED PARTNERSHIP LITIGATION, Consolidated Action No. 14886, pending before the Court of Chancery for the State of Delaware In and For New Castle County. This class action litigation was filed in 1996, on behalf of the investors in several limited partnerships against the general partners of those limited partnerships. The litigation relates to alleged breach of fiduciary responsibilities, fraudulent mismanagement and self-dealing on the part of the general partners. Plaintiffs seek injunctive relief, dissolution of the partnerships if necessary, compensatory damages, attorney fees and costs. Insured Mortgage Equities II L.P. and Cap Source II have been fully indemnified with regard to these proceedings by Lehman Brothers, Inc.

              SECONDARY MARKET AND OWNERSHIP OF PARTNERSHIP UNITS

SALE PRICES OF UNITS

    The Units are not listed on any national or regional securities exchange or quoted on any automated quotation system, and there is no established public trading market for the Units. Secondary sales activity for the Units has been limited and sporadic. The General Partners monitor transfers of the Units (a) because the admission of the transferee as a substitute investor requires the consent of the General Partners under each of the Partnership Agreements, and
(b) in order to track compliance with safe harbor provisions to avoid treatment of the Partnerships as "publicly traded partnerships" for federal income tax purposes.

    Set forth in the tables that follow is certain information regarding sale transactions in the Units. Such information was obtained from the sources indicated. The transactions reflected in the tables below represent only some of the sale transactions in the Units. There may have been other secondary sale transactions in the Units, although specific information regarding such transactions is not readily available to the General Partners. Because the information regarding sale transactions in the Units included in the tables below is provided without verification by the General Partners and because the information provided does not reflect sufficient activity to cause the prices shown to be representative of the values of the Units, such information should not be relied upon as indicative of the ability of Investors to sell their Units in secondary sale transactions or as to the prices at which such Units may be sold. Therefore, the information presented should not necessarily be relied upon by Investors in determining whether or not to tender their Units in the Transaction.

    The General Partners do not believe that the secondary sale prices of the Units accurately reflect the value of the assets of the Partnerships because secondary sale prices are adversely affected by a variety of factors unrelated to the value of the assets of a limited partnership. Limited partner interests are generally traded on a sporadic basis. Sale prices can vary dramatically based on the number of interests sold at once or over time. Additionally, the Tax Reform Act of 1986 contained provisions which eliminated certain federal income tax advantages associated with investments in limited partnerships and which caused limited partnerships to place restrictions on transfers of interests in order to avoid taxation of income at the partnership and partner levels. Accordingly, limited partnerships have not been well received by investors and secondary sale prices have been adversely affected.

    While the General Partners receive some information regarding the prices of secondary sales transactions of the Units, the General Partners do not receive or maintain comprehensive information regarding all activities of all broker/dealers and others known to facilitate secondary sales of the Units. The General Partners estimate, based solely on the transfer records of the Partnerships, that the number of Units transferred in sale transactions (i.e., excluding transactions believed to be between related parties, family members or the same beneficial owner) was as follows:

                  SECONDARY MARKET PARTNERSHIP NET UNIT PRICES
                 FROM JANUARY 1, 1996 THROUGH DECEMBER 31, 1996
                              CAPITAL SOURCE L.P.

                                                    UNIT SALES PRICE
                                                   PER $1,000 ORIGINAL      ADJUSTED CAPITAL     PRICE VERSUS ADJUSTED
                                                       INVESTMENT             PER ORIGINAL              CAPITAL          NUMBER
                                               ---------------------------  $1,000 INVESTMENT   -----------------------    OF
MONTH                                          WEIGHTED    HIGH      LOW     AS OF 12/31/95     WEIGHTED   HIGH    LOW    UNITS
---------------------------------------------  --------   -------  -------  -----------------   --------   -----  -----  -------
January......................................  $575.00    $575.00  $575.00       $917.50         (37.3)%   (37.3)% (37.3)%     434
February.....................................   529.00     540.00   450.00        917.50         (42.3)    (41.1) (51.0)  10,980
March........................................      N/A        N/A      N/A        917.50           N/A       N/A    N/A      N/A
April........................................      N/A        N/A      N/A        917.50           N/A       N/A    N/A      N/A
May..........................................   522.50     550.50   501.50        917.50         (43.1)    (40.0) (45.3)   2,400
June.........................................      N/A        N/A      N/A        917.50           N/A       N/A    N/A      N/A
July.........................................   523.00     569.50   401.50        917.50         (43.0)    (37.9) (56.2)   1,700
August.......................................   549.00     587.50   300.00        917.50         (40.2)    (36.0) (67.3)  10,820
September....................................   300.50     502.50   300.00        917.50         (67.2)    (45.2) (67.3) 101,524
October......................................   494.50     576.00   300.00        917.50         (46.1)    (37.2) (67.3)  29,936
November.....................................   492.50     550.00   300.00        917.50         (46.3)    (40.1) (67.3)   2,229
December.....................................   558.00     562.50   545.00        917.50         (39.2)    (38.7) (40.1)   1,188

                  SECONDARY MARKET PARTNERSHIP NET UNIT PRICES
                 FROM JANUARY 1, 1997 THROUGH DECEMBER 31, 1997
                              CAPITAL SOURCE L.P.

                                                    UNIT SALES PRICE
                                                   PER $1,000 ORIGINAL      ADJUSTED CAPITAL     PRICE VERSUS ADJUSTED
                                                       INVESTMENT             PER ORIGINAL              CAPITAL          NUMBER
                                               ---------------------------  $1,000 INVESTMENT   -----------------------    OF
MONTH                                          WEIGHTED    HIGH      LOW     AS OF 12/31/96     WEIGHTED   HIGH    LOW   UNITS
---------------------------------------------  --------   -------  -------  -----------------   --------   -----  -----  ------
January......................................  $565.00    $568.00  $563.50       $917.50         (38.4)%   (38.1)% (38.6)% 1,183
February.....................................   568.50     583.00   463.00        917.50         (38.0)    (36.5) (49.5) 1,602
March........................................   542.00     545.00   529.50        917.50         (40.9)    (40.6) (42.3) 2,130
April........................................   541.50     550.00   537.50        917.50         (41.0)    (40.1) (41.4)   300
May..........................................   476.50     537.50   450.00        917.50         (48.1)    (41.4) (51.0) 1,860
June.........................................      N/A        N/A      N/A        917.50           N/A       N/A    N/A    N/A
July.........................................   410.00     537.50   387.50        917.50         (55.3)    (41.4) (57.8) 5,865
August.......................................   454.00     537.50   374.50        917.50         (50.5)    (41.4) (59.2)   914
September....................................   568.50     606.00   482.50        917.50         (38.0)    (34.0) (47.4) 2,740
October......................................   588.50     625.00   512.50        917.50         (35.9)    (31.9) (44.1) 6,355
November.....................................   405.00     405.00   405.00        917.50         (55.9)    (55.9) (55.9) 1,875
December.....................................      N/A        N/A      N/A        917.50           N/A       N/A    N/A    N/A


                  SECONDARY MARKET PARTNERSHIP NET UNIT PRICES
                  FROM JANUARY 1, 1998 THROUGH AUGUST 31, 1998
                              CAPITAL SOURCE L.P.



                                                    UNIT SALES PRICE
                                                   PER $1,000 ORIGINAL      ADJUSTED CAPITAL     PRICE VERSUS ADJUSTED
                                                       INVESTMENT             PER ORIGINAL              CAPITAL          NUMBER
                                               ---------------------------  $1,000 INVESTMENT   -----------------------    OF
MONTH                                          WEIGHTED    HIGH      LOW      AS OF 8/31/98     WEIGHTED   HIGH    LOW   UNITS
---------------------------------------------  --------   -------  -------  -----------------   --------   -----  -----  ------
January......................................  $514.06    $617.50  $405.00       $917.50         (44.0)%   (32.7)% (55.9)% 15,773
February.....................................   513.77     565.00   405.00        917.50         (44.0)    (38.4) (55.9) 19,948
March........................................   421.00     605.00   405.00        917.50         (54.1)    (34.1) (55.9) 6,283
April........................................   604.00     637.50   500.00        917.50         (34.2)    (30.5) (45.5) 3,400
May..........................................   608.00     705.50   500.00        917.50         (33.7)    (23.1) (45.5) 29,621
June.........................................   551.00     635.50   500.00        917.50         (39.9)    (30.7) (45.5) 40,838
July.........................................   612.00     645.00   403.00        917.50         (33.3)    (29.7) (56.1) 16,017
August.......................................   604.00     630.00   500.00        917.50         (34.2)    (31.3) (45.5) 5,692


                  SECONDARY MARKET PARTNERSHIP NET UNIT PRICES
                 FROM JANUARY 1, 1996 THROUGH DECEMBER 31, 1996
                            CAPITAL SOURCE II L.P.-A

                                                    UNIT SALES PRICE
                                                   PER $1,000 ORIGINAL      ADJUSTED CAPITAL     PRICE VERSUS ADJUSTED
                                                       INVESTMENT             PER ORIGINAL              CAPITAL          NUMBER
                                               ---------------------------  $1,000 INVESTMENT   -----------------------    OF
MONTH                                          WEIGHTED    HIGH      LOW     AS OF 12/31/95     WEIGHTED   HIGH    LOW    UNITS
---------------------------------------------  --------   -------  -------  -----------------   --------   -----  -----  -------
January......................................  $350.00    $350.00  $350.00       $619.50         (43.5)%   (43.5)% (43.5)%   2,406
February.....................................   303.50     315.00   225.50        619.50         (51.0)    (49.2) (63.6)     763
March........................................   327.00     350.00   323.00        619.50         (47.2)    (43.5) (47.9)   4,250
April........................................   323.00     342.50   275.00        619.50         (47.9)    (44.7) (55.6)   7,805
May..........................................      N/A        N/A      N/A        619.50           N/A       N/A    N/A      N/A
June.........................................   317.50     319.50   310.00        619.50         (48.7)    (48.4) (50.0)   2,605
July.........................................      N/A        N/A      N/A        619.50           N/A       N/A    N/A      N/A
August.......................................   338.50     362.50   200.00        619.50         (45.4)    (41.4) (67.7)   2,350
September....................................   204.50     348.00   200.00        619.50         (67.0)    (43.8) (67.7) 145,086
October......................................   252.50     340.00   200.00        619.50         (59.2)    (45.1) (67.7)   5,513
November.....................................   207.50     361.00   200.00        619.50         (66.5)    (41.7) (67.7) 115,275
December.....................................   330.00     330.00   330.00        619.50         (46.7)    (46.7) (46.7)   2,983

                  SECONDARY MARKET PARTNERSHIP NET UNIT PRICES
                 FROM JANUARY 1, 1997 THROUGH DECEMBER 31, 1997
                            CAPITAL SOURCE II L.P.-A

                                                    UNIT SALES PRICE
                                                   PER $1,000 ORIGINAL      ADJUSTED CAPITAL     PRICE VERSUS ADJUSTED
                                                       INVESTMENT             PER ORIGINAL              CAPITAL          NUMBER
                                               ---------------------------  $1,000 INVESTMENT   -----------------------    OF
MONTH                                          WEIGHTED    HIGH      LOW     AS OF 12/31/96     WEIGHTED   HIGH    LOW   UNITS
---------------------------------------------  --------   -------  -------  -----------------   --------   -----  -----  ------
January......................................  $333.50    $342.50  $300.00       $619.50         (46.2)%   (44.7)% (51.6)% 3,250
February.....................................   343.00     349.50   337.50        619.50         (44.6)    (43.6) (45.5) 3,589
March........................................   329.50     345.00   200.00        619.50         (46.8)    (44.3) (67.7) 1,254
April........................................   378.50     387.50   355.00        619.50         (38.9)    (37.4) (42.7) 9,160
May..........................................   383.50     387.50   307.50        619.50         (38.1)    (37.4) (50.4) 16,613
June.........................................   359.00     370.00   314.00        619.50         (42.1)    (40.3) (49.3) 2,375
July.........................................   285.00     364.00   275.00        619.50         (54.0)    (41.2) (55.6) 10,339
August.......................................   338.50     350.00   334.00        619.50         (45.4)    (43.5) (46.1)   850
September....................................   372.00     407.00   362.50        619.50         (40.0)    (34.3) (41.5) 4,636
October......................................   363.50     368.00   225.50        619.50         (41.3)    (40.6) (63.6) 3,350
November.....................................   387.50     387.50   387.50        619.50         (37.4)    (37.4) (37.4) 1,000
December.....................................   305.00     305.00   305.00        619.50         (50.8)    (50.8) (50.8)   250


                  SECONDARY MARKET PARTNERSHIP NET UNIT PRICES
                  FROM JANUARY 1, 1998 THROUGH AUGUST 31, 1998
                            CAPITAL SOURCE II L.P.-A



                                                    UNIT SALES PRICE
                                                   PER $1,000 ORIGINAL      ADJUSTED CAPITAL     PRICE VERSUS ADJUSTED
                                                       INVESTMENT             PER ORIGINAL              CAPITAL          NUMBER
                                               ---------------------------  $1,000 INVESTMENT   -----------------------    OF
MONTH                                          WEIGHTED    HIGH      LOW      AS OF 8/31/98     WEIGHTED   HIGH    LOW   UNITS
---------------------------------------------  --------   -------  -------  -----------------   --------   -----  -----  ------
January......................................  $325.50    $325.50  $325.50       $619.50         (47.5)%   (47.5)% (47.5)% 17,203
February.....................................   372.93     387.50   350.00        619.50         (39.8)    (37.4) (43.5) 5,500
March........................................   313.00     350.00   300.00        619.50         (49.5)    (43.5) (51.6) 11,740
April........................................   391.00     402.50   300.00        619.50         (36.9)    (35.0) (51.6) 4,100
May..........................................   369.50     400.00   342.50        619.50         (40.4)    (35.4) (44.7) 8,248
June.........................................   316.50     384.50   300.00        619.50         (48.9)    (37.9) (51.6) 26,186
July.........................................   373.50     385.00   255.50        619.50         (39.7)    (37.9) (58.8) 33,476
August.......................................   341.50     385.00   300.00        619.50         (44.9)    (37.9) (51.6) 1,992

UNITHOLDERS

    NUMBER OF UNITHOLDERS.  As of the Record Date, Cap Source I had outstanding
3,374,222 Units which were held of record by approximately         Investors.
Cap Source II had outstanding 4,011,101 Units which were held of record by
approximately         Investors.

    BENEFICIAL OWNERS OF MORE THAN 5% OF THE UNITS. There are no Persons known by the General Partners to be the beneficial owners of more than 5% of the outstanding Units in either of the Partnerships.

PARTNERSHIP DISTRIBUTIONS


    Cap Source I made the following cash distributions per Unit for the two most recent fiscal years and the interim period ended June 30, 1998:



                                FOR THE 6 MONTHS ENDED  FOR THE YEAR ENDED  FOR THE YEAR ENDED
                                    JUNE 30, 1998       DECEMBER 31, 1997   DECEMBER 31, 1996
                                ----------------------  ------------------  ------------------
Regular quarterly
  distributions
  Income......................        $    .4362            $    .8952          $    .9352
  Return of capital...........             .0688                 .1148               .0748
                                         -------               -------             -------
                                      $    .5050            $   1.0100          $   1.0100
                                         -------               -------             -------
                                         -------               -------             -------
Distributions
  Paid out of cash flow.......        $    .5050            $   1.0100          $   1.0100
                                         -------               -------             -------
                                         -------               -------             -------



    Cumulative cash distributions as of August 15, 1998 totaled $16.52 and $16.31 per original $20.00 Unit, depending on the initial closing date of the Investor's investment. These amounts include a $1.65 per Unit special return of capital distribution paid to Investors in 1993. Accordingly, current cash distributions are based on an adjusted Unit value of $18.35.



    Regular quarterly distributions to Investors consist primarily of interest on the FHA Loans and GNMA Certificates. Additional cash for distributions is received from other temporary investments. Cap Source I is permitted to replenish reserves with cash flows in excess of distributions paid. For the 6 months ended June 30, 1998, a net amount of $28,753 of undistributed cash flow was placed in reserves. The total amount held in reserves at June 30, 1998, was $10,684,375, of which $967,089 was invested in GNMA Certificates.



    Cap Source II made the following cash distributions per Unit for the two most recent fiscal years and the interim period ended June 30, 1998:



                                FOR THE 6 MONTHS ENDED   FOR THE YEAR ENDED   FOR THE YEAR ENDED
                                     JUNE 30, 1998        DECEMBER 31, 1997    DECEMBER 31, 1996
                                -----------------------  -------------------  -------------------
Regular monthly distributions
  Income......................         $   .1439              $   .4082            $   .5240
  Return of capital...........             .2611                  .4018                .2860
                                          ------                 ------               ------
                                       $   .4050              $   .8100            $   .8100
                                          ------                 ------               ------
                                          ------                 ------               ------
Distributions
  Paid out of cash flow.......         $   .1922              $   .5172            $   .6019
  Paid out of reserves........             .2128                  .2928                .2081
                                          ------                 ------               ------
                                       $   .4050              $   .8100            $   .8100
                                          ------                 ------               ------
                                          ------                 ------               ------

    Cumulative cash distributions as of August 15, 1998 totaled $18.91 and $17.94 per original $20.00 Unit, depending on the initial closing date of the Investor's investment. These amounts include a $7.61 per Unit special return of capital distribution paid to Investors in 1993. Accordingly, current cash distributions are based on an adjusted Unit value of $12.39.



    Regular monthly distributions to Investors consist primarily of interest on the FHA Loan, GNMA Certificates and the Cap Source II Reserve Investments. Additional cash for distributions is received from other temporary investments. Cap Source II may draw on reserves to pay operating expenses or to supplement cash distributions to Investors. For the 6 months ended June 30, 1998, a net amount of $862,441 was distributed from reserves. The total amount held in reserves at June 30, 1998, was $576,265.



    Cap Source II has been supplementing cash flow from operations with withdrawals from reserves in order to maintain distributions at the current levels. Cash distributions for the first six months of 1998 were funded primarily from reserves, with the remaining amounts being funded from cash flow generated by Cap Source II's investment in insured or guaranteed mortgages on four multifamily apartment complexes. As a result, Cap Source II's reserves have been substantially decreased. Therefore, the General Partners have reduced the monthly distribution rate to $.45 per unit on an annual basis, beginning with the distribution for the month of August 1998, which distribution is payable in October 1998.


    Following consummation of the Transaction, Investors may receive a final distribution from their Partnership for the period commencing on the first day following the end of the last fiscal quarter for which distributions are made and ending on the Effective Date.

THIRD PARTY TENDER OFFERS


    The General Partners are aware of the following unsolicited tender offers made by parties unaffiliated with the General Partners to purchase Units in Cap Source I and Cap Source II between July of 1996 and July of 1998. The General Partners recommended that Unitholders in each Partnership reject these offers because they were below what the General Partners believed was fair value for the Units when the offers were made.



                              CAPITAL SOURCE L.P.
                         TENDER OFFERS AS OF JULY 1998



  DATE OF TENDER      PER UNIT
       OFFER         OFFER PRICE  NUMBER OF UNITS         PARTY MAKING OFFER
-------------------  -----------  ----------------  -------------------------------
      7/3/96          $    6.00   Up to 150,000     Equity Resource Fund XIX
      5/9/97          $    8.00   Up to 4.9%        First Trust Co., L.P.
      9/4/97          $    8.10   Up to 165,150     Maxwell Bay, LLC
      9/4/97          $    8.10   Up to 75,000      Sierra Fund 3
     11/25/97         $    8.10   Up to 142,600     Maxwell Bay, LLC
      5/22/98         $   10.00   Up to 140,000     Maxwell Bay, LLC
      6/10/98         $   11.00   Up to 50,000      Sierra Fund 3
      7/24/98         $   11.50   Up to 101,227     Everest Investors 8, LLC

                            CAPITAL SOURCE II L.P.-A
                         TENDER OFFERS AS OF JULY 1998



  DATE OF TENDER       PER UNIT
       OFFER          OFFER PRICE   NUMBER OF UNITS         PARTY MAKING OFFER
-------------------  -------------  ----------------  -------------------------------
      7/3/96           $    4.00    Up to 180,000     Equity Resource Fund XIX
      5/9/97           $    5.50    Up to 4.9%        First Trust Co., L.P.
      8/11/97          $    5.00    Up to 196,240     Maxwell Bay, LLC
     11/25/97          $    5.50    Up to 182,800     Maxwell Bay, LLC
      5/22/98          $    6.25    Up to 178,000     Maxwell Bay, LLC

                  SELECTED FINANCIAL DATA OF THE PARTNERSHIPS


    The following selected financial data of the Partnerships has been derived from, and should be read in conjunction with, the financial statements and related notes for, and as of, the end of the period indicated, which are contained in the separately bound supplement delivered with this Prospectus/Consent Solicitation Statement. The financial statements as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 have been audited by KPMG Peat Marwick LLP, independent public accountants, whose reports thereon are included in the separately bound supplement. The financial statements as of and for the six months ended June 30, 1997 and 1998 are unaudited.


    Reference is made to the Pro Forma Financial Information which reflects the historical financial statements of the Company and the Partnerships after giving effect to the Transaction under the assumptions and adjustments set forth in the accompanying notes to the pro forma financial statements.

                            SELECTED FINANCIAL DATA
                              CAPITAL SOURCE L.P.


                                                                             YEAR ENDED DECEMBER 31,
                                                            ----------------------------------------------------------
                                                                1993           1994           1995           1996
                                                            -------------  -------------  -------------  -------------
Mortgage-backed securities income.........................  $   4,041,282  $   3,924,176  $   3,895,475  $   3,340,747
Interest income on temporary cash investments and U.S.
  government securities...................................        164,968        130,252        193,257        523,636
Equity in losses of Operating Partnerships................       (589,285)      (232,361)      (255,500)      (257,512)
Other income..............................................          1,350          2,400          3,950          9,749
Operating and administrative expenses.....................       (383,475)      (359,592)      (365,125)      (429,313)
                                                            -------------  -------------  -------------  -------------
Net income................................................  $   3,234,840  $   3,464,875  $   3,472,057  $   3,187,307
                                                            -------------  -------------  -------------  -------------
                                                            -------------  -------------  -------------  -------------
Net income, basic and diluted, per BAC....................  $        0.95  $        1.02  $        1.02  $        0.94
                                                            -------------  -------------  -------------  -------------
                                                            -------------  -------------  -------------  -------------
Cash distributions paid or accrued per BAC................  $      2.6825  $      1.0100  $      1.0100  $      1.0100
                                                            -------------  -------------  -------------  -------------
                                                            -------------  -------------  -------------  -------------
Investment in FHA Loans...................................  $  12,744,294  $  12,716,874  $  12,654,188  $  12,585,755
                                                            -------------  -------------  -------------  -------------
                                                            -------------  -------------  -------------  -------------
Investment in GNMA Certificates...........................  $  30,061,060  $  31,770,666  $  24,388,920  $  23,937,795
                                                            -------------  -------------  -------------  -------------
                                                            -------------  -------------  -------------  -------------
Total assets..............................................  $  47,427,868  $  47,448,997  $  47,541,721  $  47,248,776
                                                            -------------  -------------  -------------  -------------
                                                            -------------  -------------  -------------  -------------

                                                                            SIX MONTHS ENDED JUNE 30,
                                                                           ----------------------------
                                                                1997           1997           1998
                                                            -------------  -------------  -------------
Mortgage-backed securities income.........................  $   3,302,727  $   1,655,673  $   1,638,110
Interest income on temporary cash investments and U.S.
  government securities...................................        554,604        270,635        274,605
Equity in losses of Operating Partnerships................       (178,550)      (113,550)       (10,000)
Other income..............................................          5,334          1,050          3,450
Operating and administrative expenses.....................       (632,894)      (239,744)      (419,369)
                                                            -------------  -------------  -------------
Net income................................................  $   3,051,221  $   1,574,064  $   1,486,796
                                                            -------------  -------------  -------------
                                                            -------------  -------------  -------------
Net income, basic and diluted, per BAC....................  $        0.90  $        0.46  $        0.44
                                                            -------------  -------------  -------------
                                                            -------------  -------------  -------------
Cash distributions paid or accrued per BAC................  $      1.0100  $      0.5050  $      0.5050
                                                            -------------  -------------  -------------
                                                            -------------  -------------  -------------
Investment in FHA Loans...................................  $  12,511,046  $  12,549,219  $  12,471,160
                                                            -------------  -------------  -------------
                                                            -------------  -------------  -------------
Investment in GNMA Certificates...........................  $  23,588,139  $  23,776,350  $  23,407,224
                                                            -------------  -------------  -------------
                                                            -------------  -------------  -------------
Total assets..............................................  $  46,965,808  $  47,055,741  $  46,728,225
                                                            -------------  -------------  -------------
                                                            -------------  -------------  -------------

                            SELECTED FINANCIAL DATA
                           CAPITAL SOURCE II L.P.--A


                                                                             YEAR ENDED DECEMBER 31,
                                                            ----------------------------------------------------------
                                                                1993           1994           1995           1996
                                                            -------------  -------------  -------------  -------------
Mortgage-backed securities income.........................  $   2,715,851  $   2,526,266  $   2,561,901  $   2,520,727
Interest income on temporary cash investments and U.S.
  government securities...................................        345,962        181,315        200,678        147,530
Equity in losses of Operating Partnerships................       (343,842)      (209,805)      (109,900)      --
Other income..............................................          2,050          2,900          4,650          6,950
Gain on sale of mortgage-backed securities................       --             --               15,670       --
Operating and administrative expenses.....................       (464,457)      (479,388)      (499,903)      (552,170)
                                                            -------------  -------------  -------------  -------------
Net income................................................  $   2,255,564  $   2,021,288  $   2,173,096  $   2,123,037
                                                            -------------  -------------  -------------  -------------
                                                            -------------  -------------  -------------  -------------
Net income, basic and diluted, per BAC....................  $        0.56  $        0.50  $        0.54  $        0.52
                                                            -------------  -------------  -------------  -------------
                                                            -------------  -------------  -------------  -------------
Cash distributions paid or accrued per BAC................  $      4.0702  $      0.8100  $      0.8100  $      0.8100
                                                            -------------  -------------  -------------  -------------
                                                            -------------  -------------  -------------  -------------
Investments in FHA Loan...................................  $   6,642,560  $   6,619,989  $   6,595,251  $   6,568,139
                                                            -------------  -------------  -------------  -------------
                                                            -------------  -------------  -------------  -------------
Investment in GNMA Certificates...........................  $  20,976,662  $  22,799,369  $  22,142,421  $  21,895,675
                                                            -------------  -------------  -------------  -------------
                                                            -------------  -------------  -------------  -------------
Total assets..............................................  $  34,883,519  $  33,589,321  $  32,541,767  $  31,340,155
                                                            -------------  -------------  -------------  -------------
                                                            -------------  -------------  -------------  -------------

                                                                            SIX MONTHS ENDED JUNE 30,
                                                                           ----------------------------
                                                                1997           1997           1998
                                                            -------------  -------------  -------------
Mortgage-backed securities income.........................  $   2,499,844  $   1,252,549  $   1,237,723
Interest income on temporary cash investments and U.S.
  government securities...................................         91,327         52,614         19,317
Equity in losses of Operating Partnerships................       (121,450)      (121,450)      --
Other income..............................................          3,800          1,550          2,700
Gain on sale of mortgage-backed securities................       --             --               14,565
Operating and administrative expenses.....................       (819,516)      (300,213)      (691,447)
                                                            -------------  -------------  -------------
Net income................................................  $   1,654,005  $     885,050  $     582,858
                                                            -------------  -------------  -------------
                                                            -------------  -------------  -------------
Net income, basic and diluted, per BAC....................  $        0.41  $        0.22  $        0.14
                                                            -------------  -------------  -------------
                                                            -------------  -------------  -------------
Cash distributions paid or accrued per BAC................  $      0.8100  $      0.4050  $      0.4050
                                                            -------------  -------------  -------------
                                                            -------------  -------------  -------------
Investments in FHA Loan...................................  $   6,538,424  $   6,553,621  $   6,522,514
                                                            -------------  -------------  -------------
                                                            -------------  -------------  -------------
Investment in GNMA Certificates...........................  $  21,674,940  $  21,779,134  $  21,149,726
                                                            -------------  -------------  -------------
                                                            -------------  -------------  -------------
Total assets..............................................  $  29,829,534  $  30,476,390  $  28,663,394
                                                            -------------  -------------  -------------
                                                            -------------  -------------  -------------

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

    Pursuant to the Second Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") of the Company, the total number of shares of capital stock that the Company has authority to issue is 100,000,000, consisting of 50,000,000 shares of common stock, par value $.001 per share and 50,000,000 shares of preferred stock, par value $.001 per share. There are presently 1,000 shares of Common Stock issued and outstanding, all of which are held by America First Companies L.L.C., who purchased the shares at a price of $1.00 per share when the Company was organized. Upon consummation of the Transaction, all such outstanding shares held by America First Companies L.L.C. will be repurchased by the Company at a price of $1.00 per share. The number of shares of Common Stock to be issued in connection with the Transaction depends on the number of Notes issued. Assuming all Investors receive Shares in connection with the Transaction, 3,354,887 shares of Common Stock will be issued and outstanding after the Transaction. Under Delaware law, shareholders generally are not liable for the Company's debts or obligations.

COMMON STOCK

    The holders of shares of Common Stock are entitled to one vote per share on all matters voted on by Shareholders, including election of directors, and, except as provided in the Certificate of Incorporation in respect of any other class or series of stock, the holders of such shares exclusively possess all voting power. The Certificate of Incorporation does not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding shares or series of stock, holders of shares of Common Stock are entitled to receive dividends when and as declared by the Board of Directors, out of funds legally available therefor. Upon any liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to receive pro rata all assets of the Company available for distribution to its Shareholders after payment of, or adequate provisions for, all known debts and liabilities of the Company. All shares of Common Stock now outstanding are, and the Shares of Common Stock offered hereby will be when issued, fully paid and nonassessable. The holders thereof will not have preemptive rights to subscribe to additional stock or securities issued by the Company at a subsequent date. The Company may issue additional shares of common stock without further stockholder approval, up to the maximum authorized number of shares, except as may be otherwise required by applicable law or stock exchange regulations.

    As further described in the Certificate of Incorporation, persons who acquire beneficial ownership of shares of the Company's Common Stock entitling such person, in the aggregate, to 15% or more of all voting power of the Company, will not be able to exercise more than 15% of the Company's total voting power until such time as such exercise is approved by a vote of at least 75% of the remaining shares of the Company entitled to vote on such matter.

    The Certificate of Incorporation authorizes the Board of Directors to classify or reclassify any unissued shares of stock, to provide for the issuance of shares in other classes or series, including preferred stock in one or more series, to establish the number of shares in each class or series and to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of such class or series. The Company has no present intention to issue shares of any class or series other than Common Stock.

    There is currently no established trading market for the Common Stock, and prior to the Transaction, the Common Stock will not be listed on any national securities exchange or quoted on an automated quotation system. Therefore, no sale or bid price information is available with respect to the Common Stock. The Common Stock has been approved for listing on the NYSE under the symbol "AFE," subject to official notice of issuance. The Company will meet the round lot distribution and market value standards established by the NYSE.
       will act as transfer agent and registrar of the Common Stock.

PREFERRED STOCK

    Pursuant to the Certificate of Incorporation, the Board of Directors may from time to time issue in one or more series up to 50,000,000 shares of preferred stock in one or more series (the "Preferred Stock"). The Board of Directors is authorized, by filing a certificate pursuant to the Delaware GCL (hereinafter, the "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each series, and to fix the designations, voting powers, privileges, preferences, terms and rights, and the limitations, restrictions and qualifications of the shares of each series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

        (a) the designation of the series, which may be by distinguishing number, letter or title;

        (b) the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the preferred stock designation) increase or decrease (but not below the number of shares thereof then outstanding);

        (c) whether dividends, if any, shall be cumulative or noncumulative, and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

        (d) the rate of any dividends (or method of determining such dividends) payable to the holders of the shares of such series, any conditions upon which such dividends shall be paid and the date or dates or the method for determining the date or dates upon which such dividends shall be payable;

        (e) the price or prices (or method of determining such price or prices) at which, the form of payment of such price or prices (which may be cash, property or rights, including securities of the same or another corporation or other entity) for which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed or exchanged, in whole or in part, at the option of the Company or at the option of the holder or holders thereof or upon the happening of a specified event or events, if any;

        (f) the obligation, if any, of the Company to purchase, exchange or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices at which, the form of payment of such price or prices (which may be cash, property or rights, including securities of the same or another corporation or other entity) for which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed, exchanged or purchased, in whole or in part, pursuant to such obligation;

        (g) the amount payable out of the assets of the Company to the holders of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company;

        (h) provisions, if any, for the conversion or exchange of the shares of such series, at any time or times at the option of the holder or holders thereof or at the option of the Company or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same or any other class or classes of stock or any other security, of the Company, or any other corporation or other entity, and the price or prices or rate or rates of conversion or exchange and any adjustments applicable thereto, and all other terms and conditions upon which such conversion or exchange may be made;

        (i) restrictions on the issuance of shares of the same series or restrictions on the issuance of shares of the same series or of any other class or series, if any;

        (j) the voting powers, if any, of the holders of shares of the series, which may provide more than one vote per share; and

        (k) any other relative rights, preferences and limitations on that series allowed by Delaware law.

    Subject to the express provisions of any other series of Preferred Stock then outstanding, the Board of Directors may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares, or amend the voting powers, designations, preferences and relative, participating, optional or other rights, if any, or the qualifications, limitations or restrictions thereof of the shares of any such series of Preferred Stock.

SHARES ELIGIBLE FOR FUTURE SALE

    Shares received by Investors in the Transaction will be freely transferable without restriction or further registration under the Securities, except for Shares acquired by "affiliates" of the Company, as that term is defined in Rule 144 under the Securities Act, which sales would be subject to certain volume limitations and other restrictions described below.

    In general, under Rule 144 as currently in effect, a person, including a person who may be deemed an "affiliate" of the Company, who has held restricted shares for at least one year may sell such shares, subject to certain volume limitations and other restrictions, without registering them under the Securities Act. Rule 144 generally also permits sales of restricted shares, without any volume limitations, by a person who has not been an "affiliate" of the Company for at least three months preceding the sale of such shares and who has held those restricted shares for at least two years.

                                   THE NOTES

GENERAL

    If the Investors holding a majority of outstanding Units of a Partnership approve the Transaction and the other conditions to the Transaction are met, the Transaction will be consummated and such action will bind all Investors in that Partnership, including those who abstain from voting, fail to return a completed Consent Card or vote "NO" against the Transaction. All Investors will be given the opportunity to elect to receive either Shares or Notes. An Investor who failed to return a completed Consent Card will receive Shares of the Company for his Units. Each Investor will receive written instructions on the proper procedures for completing and submitting the Consent Card. See "VOTING." Certain provisions of the Notes and the Indenture under which they will be issued are summarized under "--Notes."

    Neither the Partnership Agreements nor the Delaware Partnership Law give an Investor the right to demand any type of dissenter's rights or to elect to receive the appraised value of his Units in connection with the Transaction. No such rights will be given to Dissenting Investors by the Partnerships or the Company in connection with the Transaction. See "VOTING--No Right of Appraisal."

ALLOCATION OF NOTES

    The aggregate principal amount of Notes to be issued by the Company may not exceed the Maximum Note Limitation, which is $40.0 million. If Dissenting Investors elect to receive Notes in excess of the Maximum Note Limitation, the Transaction will not be consummated. In the event Dissenting Investors do not elect to receive Notes in excess of the Maximum Note Limitation, but the total amount of Notes allocable to all Investors who elect to receive Notes exceeds such limit, Notes will be allocated first to Dissenting Investors who elected to receive Notes and any remaining Notes will be allocated on a pro rata basis (in denominations of $1,000) to those Investors who elected to receive Notes and either abstained from voting by indicating their abstention on the Consent Card or voted "YES" in favor of the Transaction. In such event, the abstaining Investors and Consenting Investors who elected to receive Notes will receive Shares in an amount equal to the difference between the Exchange Value allocable to such Investors and the amount of Notes distributed to such Investors.

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NOTES

    The following summaries describing certain provisions of the Notes do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indenture, which is included as an exhibit to the Registration Statement.

    GENERAL. The Notes, if any, will be junior, unsecured obligations of the Company callable on or after the date of issuance, issued under the Indenture, to be dated as of the first day of the month in which the Notes are issued, by and between the Company and U.S. Bank Trust National Association, as Trustee. The Notes will be limited to $40.0 million aggregate principal amount and will be designated as Variable Rate Junior Notes.

    The Company may issue additional indebtedness, which may be secured, only in compliance with the covenants of the Notes for the issuance of senior debt.

    On            , 2006 (the "Maturity Date") the outstanding principal balance of the Notes, plus accrued but unpaid interest, will be payable in full. The Notes will be payable as follows:

        (a) annual installments of accrued interest, payable on the fifteenth day of each January (an "Interest Payment Date"), commencing on the first Interest Payment Date following the issuance of the Notes and continuing until the entire interest on and principal of each Note is paid in full; and

        (b) the unpaid principal balance and accrued but unpaid interest on the Maturity Date.

Payments under the Notes will be paid to the persons in whose names such Notes are registered, subject to certain exceptions, at the close of business on the last day of the month preceding the applicable Interest Payment Date. The Notes will be issued in registered form without coupons in denominations of $1,000.

    FRACTIONAL NOTES. Since the aggregate principal balance of the Notes to which an Investor is entitled is determined by multiplying the Investor's Units by the Exchange Value, per $1,000 original investment, assigned to such Investor's Partnerships, the Investor may be entitled to a fractional interest in a Note. Rather than issue a fractional interest in a Note, the Company will issue to each such Investor a promissory note ("Promissory Note") with an original principal balance equal to the fraction times $1,000, subject to the Company's right, at its option, to pay cash in lieu of any portion of a Promissory Note. The Promissory Notes will be issued pursuant to the terms of the Indenture, but will not be listed on a national securities exchange.

    INTEREST. For each period from and including an Interest Payment Date to and including the day immediately preceding the next Interest Payment Date, the Notes will bear interest at a rate equal to 120% of the annual applicable federal rate for debt instruments with a term of not over three years as determined under the Code and applicable regulations thereunder. As of the date of this Prospectus/ Consent Solicitation Statement, 120% of the annual applicable federal rate for debt instruments with a term of not over three years
was      %. Therefore, the interest rate on the Notes as of the date of this
Prospectus/Consent Solicitation Statement is      %. The interest rate will
remain in effect until the first day of the calendar year following completion of the Transaction. Interest on the Notes will be adjusted annually and computed on the basis of a 360-day year for the actual number of days elapsed.

    OPTIONAL REDEMPTION. The Company may, at its option, redeem all or any portion of the Notes or Promissory Notes from time to time by giving written notice of the proposed redemption to the holders of the Notes or the Promissory Notes, as the case may be. In the event less than all of the Notes and Promissory Notes are to be redeemed, the Trustee will select first the Promissory Notes to be redeemed and then the Notes to be redeemed by lot until all Notes and Promissory Notes are paid in full and redeemed. The redemption price will be 100% of the outstanding principal balance of such Notes or the Promissory Notes, as the case may be, together with accrued interest to the date fixed for redemption. There will be no sinking fund established to retire the Notes or the Promissory Notes.

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
    MANDATORY REDEMPTION. The Indenture requires that the Company use 80% of the Net Proceeds from Sales or Refinancings of Designated Assets (as defined herein) to prepay the Notes. Net Proceeds from Sales or Refinancings of Designated Assets generally means the gross proceeds of all sales, exchanges or refinancings received with respect to assets acquired by the Company from the Partnerships in the Transaction, less all costs and expenses incurred by the Company in connection with such sales, exchanges or refinancings. Upon receipt by the Company, at least 80% of the Net Proceeds from Sales or Refinancings of Designated Assets will be deposited into a segregated trust account established under the Indenture, and when the funds in such account equal or exceed $5 million, the proceeds will be used to redeem the Notes as provided in the Indenture. In the event less than all of the Notes are to be redeemed pursuant to this provision, the Trustee will select the Promissory Notes and the Notes to be redeemed in the same manner as for an optional redemption until all Notes and Promissory Notes are paid in full and redeemed.

    LIMITATION ON INDEBTEDNESS. The Indenture prohibits the Company from incurring any indebtedness if the new indebtedness would cause the Company's aggregate principal amount of indebtedness then outstanding to exceed 70% of the greater of (a) the value which is placed by an independent appraiser on all the assets of the Company as of the date of the Transaction, and (b) the value placed by an independent appraiser on all assets of the Company as of the date of determination.

    TRANSACTION, CONVEYANCE OR TRANSFER. The Company will not merge or consolidate with or into, or sell, assign, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to, any other entity or entities, and the Company will not permit any of its wholly owned subsidiaries to enter into any such transaction if, in the aggregate, such transaction would result in a sale, assignment, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company and its subsidiaries on a consolidated basis to any other entity or entities, unless at the time and after giving effect thereto (a) either (i) if the transaction is a merger or transaction, the Company shall be the surviving entity, or (ii) the entity formed by such transaction or into which the Company or such subsidiary is merged or to which the properties and assets of the Company or such subsidiary, as the case may be, substantially as an entirety, are transferred shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume by a supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture, and in each case, the Indenture shall remain in full force and effect; (b) immediately before and immediately after giving effect to such transaction on a pro forma basis (including, without limitation, any indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), no event of default shall have occurred and be continuing and the Company, or the surviving entity, as the case may be, after giving effect to such transaction on a pro forma basis, could incur $1.00 of additional indebtedness under "--LIMITATION ON INDEBTEDNESS" above; and (iii) immediately after giving effect to such transaction on a pro forma basis, the consolidated net worth of the Company, or the surviving entity, as the case may be, is at least equal to the consolidated net worth of the Company immediately before such transaction.

    EVENTS OF DEFAULT. A default will occur under the Indenture with respect to the Notes if (a) the Company defaults in the payment of the principal of any Note when the same becomes due and payable at maturity, upon redemption or otherwise, (b) the Company defaults in the payment of interest on any Note when the same becomes due and payable and such default continues for a period of 30 days, (c) the Company fails to comply with any of its other agreements contained in the Indenture or the Notes for a period of 30 days after written notice thereof, as provided in the Indenture, (d) the Company shall default under any agreement relating to any other indebtedness of the Company where the indebtedness exceeds $5 million, or (e) certain events of bankruptcy, insolvency or reorganization shall have occurred.

    If an event of default specified in (a) through (d) above occurs and is continuing, either the Trustee or the holders of not less than 25% in principal amount of the Notes then outstanding may declare all unpaid

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
principal of and interest accrued on the Notes to be immediately due and payable. In the event of a default specified in (e) above, all unpaid principal and accrued interest on the Notes shall be immediately due and payable without any declaration or other act on the part of the Trustee or any Noteholders. Upon certain conditions such declarations may be annulled by the holders of a majority in principal amount of the Notes and past defaults may be waived (except a continuing default in payment of principal of or interest on the Notes) by the holders of a majority in principal amount of the Notes.

    The holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that such direction shall not be in conflict with any rule of law or the Indenture. Before proceeding to exercise any right or power under the Indenture at the direction of such holders, the Trustee shall be entitled to receive from such holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with any such direction.

    The Company will be required to furnish to the Trustee annually a statement of certain officers of the Company as to their knowledge of the Company's compliance with all conditions and covenants under the Indenture. The Indenture requires the Trustee to give to all Noteholders notice of any default by the Company, unless such default shall have been cured or waived; however, except in the case of a default in the payment of principal of or interest on any outstanding Notes, the Trustee is entitled to withhold such notice in the event that a trust committee of directors or certain officers of the Trustee in good faith determine that withholding such notice is in the interest of the holders of the outstanding Notes.

    DEFEASANCE AND DISCHARGE. The Indenture provides that the Company will be discharged from obligations in respect of the Notes under the Indenture (excluding certain obligations, such as the obligation to pay principal of and interest on the Notes then outstanding, obligations of the Company in the event of acceleration following default in the payment of any installment of interest on and, if applicable, principal of the Notes and obligations to register the transfer or exchange of the outstanding Notes and to replace stolen, lost or mutilated certificates), upon the irrevocable deposit, in trust, of cash or certain U.S. government obligations which through the payment of interest and principal thereof in accordance with their terms will provide cash in an amount sufficient to pay any installment of principal of and interest on the outstanding Notes on the stated maturity of such installments in accordance with the terms of the Indenture and the outstanding Notes, provided that the Company has received an opinion of counsel or a favorable ruling of the IRS to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders of the outstanding Notes and that certain other conditions are met.

    CHANGE IN CONTROL. The Indenture does not contain provisions requiring redemption of the Notes or Promissory Notes by the Company, or adjustment to any terms of the Notes or Promissory Notes, upon any change in control of the Company.

    LIMITED PROTECTION AGAINST DECLINE IN CREDIT QUALITY. The Indenture does not contain any provisions protecting Noteholders against a sudden and dramatic decline in credit quality of the Notes or Promissory Notes resulting from takeovers, restructuring, reorganizations or similar transactions involving the Company.

    MODIFICATION OF THE INDENTURE. The Company and the Trustee may amend or supplement the Indenture or the Notes without the consent of the Noteholders to:
(a) provide for uncertificated Notes in addition to or in place of certificated Notes, (b) add covenants and events of default for the protection of the Noteholders, (c) cure any ambiguity, defect or inconsistency in the Indenture or to make any other change that does not adversely affect the rights of any Noteholder, and (d) evidence the acceptance of appointment by a successor trustee.

    The Indenture also contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in principal amount of the Notes then outstanding, to add any provisions to, or change in any manner or eliminate any of the provisions of, the Indenture, or modify in any manner the rights of the holders of the Notes, provided that the Company and the Trustee may not, without the consent of the holder of each outstanding Note affected thereby, (a) reduce the amount of Notes whose holders must consent to an amendment, supplement or waiver; (b) reduce the rate of or change the time for payment of interest on any Note; (c) reduce the principal of or change the fixed maturity of any Note or alter the redemption provisions with respect thereto; (d) waive a default in the payment of the principal of or interest on any Note; or (e) make any Note payable in money other than that stated in the Note.

    GOVERNING LAW. The Notes, the Promissory Notes and the Indenture will be governed by and construed in accordance with the laws of the State of Delaware.

    THE TRUSTEE. U.S. Bank Trust National Association (the "Trustee"), will be the Trustee under the Indenture. The Trustee does not serve as a trustee under any other indenture relating to obligations of the Company and has no prior business relationship with the Company, the General Partners or any of their Affiliates.

    PURCHASE OF NOTES IN SECONDARY MARKET. In addition to making partial redemption of the Notes, the Company may purchase Notes in the secondary market, and such purchases may be at discounts from the outstanding principal balance of the Notes. Such purchases have the effect of retiring the obligations, but do not obligate the Company to follow the procedures for partial redemption of the Notes described in the Indenture.

               CERTAIN PROVISIONS OF THE COMPANY'S CERTIFICATE OF
                            INCORPORATION AND BYLAWS

    Certain provisions of the Company's Organizational Documents generally have an anti-takeover effect with respect to the Company, and may deter an offer with a substantial premium to the then-current trading price of the Company's Common Stock or hinder a potential transaction that may be attractive to Shareholders.

    PURPOSES AND ANTI-TAKEOVER EFFECTS OF CERTAIN PROVISIONS. The Certificate of Incorporation contains several provisions that will make difficult an acquisition of control of the Company, by means of a tender offer, open market purchase, a proxy fight or otherwise, that is not approved by the Company's Board of Directors. The Bylaws also contain provisions that could have an anti-takeover effect.

    The purposes of the relevant provisions of the Certificate of Incorporation and Bylaws are to discourage certain types of transactions, described below, which may involve an actual or threatened change of control of the Company and to encourage persons seeking to acquire control of the Company to consult first with the Board of Directors to negotiate the terms of any proposed business combination or offer. The provisions are designed to reduce the vulnerability of the Company to an unsolicited proposal for a takeover that does not contemplate the acquisition of all outstanding shares or is otherwise unfair to stockholders of the Company or an unsolicited proposal for the restructuring or sale of all or part of the Company. The Company believes that, as a general rule, such proposals would not be in the best interests of the Company and its stockholders.

    The Company believes that the imminent threat of removal of the Company's management or Board of Directors in such situations would severely curtail the ability of management or the Board of Directors to negotiate effectively with such purchasers. The management or the Company's Board of Directors would be deprived of the time and information necessary to evaluate the takeover proposal, to study alternative proposals and to help ensure that the best price is obtained in any transaction involving the Company which may ultimately be undertaken. If the real purpose of a takeover bid were to force the Company to repurchase an accumulated stock interest at a premium price, management or the Board of Directors would face the risk that, if it did not repurchase the purchaser's stock interest, The Company's business and the Company's management would be disrupted, perhaps irreparably.

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
    Certain provisions of the Certificate of Incorporation and Bylaws, in the view of the Company, will help ensure that the Company's Board of Directors, if confronted by a surprise proposal from a third-party which has acquired a block of stock, will have sufficient time to review the proposal and appropriate alternatives to the proposal and to act in what it believes to be the best interests of the stockholders. In addition, certain other provisions of the Certificate of Incorporation are designed to prevent a purchaser from utilizing two-tier pricing and similar inequitable tactics in the event of an attempt to take over the Company.

    These provisions, individually and collectively, will make difficult and may discourage a merger, tender offer or proxy fight, even if such transaction or occurrence may be favorable to the interests of the stockholders, and may delay or frustrate the assumption of control by a holder of a large block of the Company's Common Stock and the removal of incumbent management, even if such removal might be beneficial to the stockholders. Furthermore, these provisions may deter or could be utilized to frustrate a future takeover attempt which is not approved by the incumbent Board of Directors, but which the holders of a majority of the Company's Common Stock may deem to be in their best interests or through which stockholders may receive a substantial premium for their stock over prevailing market prices of such stock. By discouraging takeover attempts, these provisions may have the incidental effect of inhibiting certain changes in management (some or all of the members of which might be replaced in the course of a change of control) and also the temporary fluctuations in the market price of the stock, should a market develop, which often result from actual or rumored takeover attempts.

    Set forth below is a description of all such material provisions in the Certificate of Incorporation and the Bylaws. Such description is intended as a summary only and is qualified in its entirety by reference to the Certificate of Incorporation and the Bylaws.

    REMOVAL; FILLING VACANCIES. The Certificate of Incorporation generally provides that only a majority of the Board of Directors then in office shall have the authority to fill any vacancies on the Board of Directors, including vacancies created by an increase in the number of directors. Further, a director may be removed only for cause and then only pursuant to the affirmative vote of 75% of the outstanding shares of stock entitled to vote in the election of directors. In addition, the Bylaws provide that a new director elected to fill a vacancy on the Board of Directors will serve for the remainder of the full term of his or her predecessor and that no decrease in the number of directors shall shorten the term of an incumbent. These provisions relating to removal and filling of vacancies on the Board of Directors will preclude stockholders from enlarging the Board of Directors or removing incumbent directors and filling the vacancies with their own nominees.


    TERMS OF DIRECTORS. Generally, the Certificate of Incorporation provides that directors shall be classified, with respect to the time for which they hold office, into three classes as nearly equal in number as possible. One class will be originally elected for a term expiring at the annual meeting of stockholders to be held in 2000, another class will be originally elected for a term expiring at the annual meeting of stockholders to be held in 2001 and the third class will be originally elected for a term expiring at the annual meeting of stockholders to be held in 2002. Directors in all classes will hold office until such person's successor is duly elected and qualified.


    LIMITATIONS ON STOCKHOLDER ACTION BY WRITTEN CONSENT; SPECIAL MEETINGS. The Certificate of Incorporation and Bylaws provide that stockholder action can be taken at an annual or special meeting of stockholders. No action of stockholders may be taken by any consent in writing by the stockholders in lieu of such meeting. The Certificate of Incorporation and Bylaws also provide that special meetings of stockholders can be called only by the Chairman of the Board, the President or the Board of Directors. Any power of stockholders to call a special meeting is specifically denied by the Certificate of Incorporation.

    INTERESTED STOCKHOLDER TRANSACTIONS. The Certificate of Incorporation specifically provides that the Company will be governed by Section 203 of the Delaware GCL ("Section 203"). Section 203 generally provides that the Company may not engage in any business combination with any interested stockholder for a period of three years following the date such stockholder became an interested stockholder, unless

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(i) prior to such date the Board of Directors of the Company approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding for determining the number of shares outstanding (a) shares owned by persons who are directors and officers and (b) employee stock plans, in certain instances), or (iii) on or subsequent to such date the business combination is approved by the Board of Directors and authorized at an annual or special meeting of the stockholders by at least 66 2/3% of the affirmative voting stock that is not owned by the interested stockholder. An interested stockholder is defined in Section 203 as any person who (i) owns, directly or indirectly, 15% or more of the outstanding voting stock of the Company or (ii) is an affiliate or associate of the Company and was the owner of 15% or more of the outstanding voting stock at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder; and the affiliates and the associates of such person.

    SUPERMAJORITY VOTES. Certain provisions of the Certificate of Incorporation and the Bylaws may not be amended, or repealed, nor may inconsistent provisions be adopted, without the affirmative vote of stockholders holding at least 75% of the stock of the Company entitled to vote.

    CONTROL SHARES. Pursuant to the Certificate of Incorporation, a person acquiring beneficial ownership of more than 15% of the Company's Common Stock will not be able to vote more than 15% of the total voting power of the Company unless approved by the stockholders of the Company. See "DESCRIPTION OF CAPITAL STOCK."

    PREFERRED STOCK. Pursuant to the Certificate of Incorporation, the Board of Directors is authorized to issue up to 50,000,000 shares of preferred stock in one or more series. The Board of Directors is also authorized to determine (i) the number of shares, (ii) the voting power, (iii) the privileges and preferences, (iv) the terms and rights and (v) the limitations, restrictions and qualifications with respect to any such series. The preferred stock may be issued with disproportionate voting power in the discretion of the Board of Directors. See "DESCRIPTION OF CAPITAL STOCK--Preferred Stock."

    ADDITIONAL ANTI-TAKEOVER PROVISIONS. The Board of Directors may, in the future, consider and adopt future anti-takeover provisions for the Company. These provisions may include, but are not limited to, rights agreements for stockholders of the Company which provide for the issuance of securities to stockholders upon the occurrence of certain events, commonly known as "poison pills." The purpose of these provisions would be to protect, for the benefit of the stockholders, unrecognized or unrealized value in investments of the Company.

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

    The following discussion describes the material federal income tax considerations to the Partnerships, the Investors, the Shareholders and the Company that may result from the Transaction. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Department regulations promulgated thereunder (the "Regulations"), rulings of the Internal Revenue Service (the "Service") and applicable court decisions.

    There is no assurance that provisions of the Code, Regulations or rulings will not be changed by new legislation, Regulations or rulings, which may or may not apply retroactively to transactions entered into or completed prior to the date of the change, or that there will not be differences of opinion as to the interpretation of provisions of the Code and Regulations and their application to the Partnerships, the Investors, the Shareholders, the Company and the holders of the Notes.

    This summary is directed primarily to Investors who are individual residents or citizens of the United States. This summary does not discuss federal income tax consequences peculiar to nonresident alien individuals and foreign entities, insurance companies, banking institutions, regulated investment companies, real estate investment trusts, or other persons or entities to which special rules apply by virtue of the nature of their specific activities. Specific consideration is given, however, to entities that are exempt from federal income taxation in "--Considerations for Tax-Exempt Shareholders" below. In addition, no representations are made as to state or local tax consequences resulting from the Transaction or an investment in the Company. In particular, Investors who are nonresident aliens are urged to contact their tax advisors concerning the potential effects of the relevant provisions of the Foreign Investment in Real Property Tax Act of 1980 to the Transaction. ACCORDINGLY, THIS SUMMARY IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING AND INVESTORS AND IN PARTICULAR TAX-EXEMPT INVESTORS, SHOULD CONSULT WITH THEIR OWN TAX ADVISORS AS TO THEIR PARTICULAR CIRCUMSTANCES IN RELATION TO THE TAX CONSIDERATIONS DESCRIBED HEREIN.

OPINIONS OF COUNSEL


    Kutak Rock, counsel to the Company ("Counsel"), has rendered its opinion (the "Opinion"), subject to various assumptions and conditioned upon certain representations as to factual matters, that: (a) subject to the limitations described herein, the merger of the Partnerships with and into the Company and the related transfer of assets by the Partnerships to the Company under the terms and conditions set forth in the Merger Agreement will be an exchange subject to the nonrecognition provisions of Section 351 of the Code; and (b) the discussion that follows fairly summarizes the material federal income tax considerations associated with the Transaction. It should be noted that a ruling from the Service will not be requested and that the Opinion, unlike a ruling by the Service, is not binding on the Service or any court. Therefore, no assurance can be given that the Service will not challenge any views expressed in this discussion.


CERTAIN TAX DIFFERENCES BETWEEN THE OWNERSHIP OF UNITS AND THE SHARES

    Investors are treated as limited partners of the Partnerships for federal income tax purposes. The Partnerships are not subject to federal income taxation and, instead, each Investor is required to take into account his or her share of income, deductions or loss of the Partnership in which he or she invested, regardless of whether any cash is distributed. The character of income to each Investor is dependent upon its character to the Partnership. Upon consummation of the Transaction, the Investors will, in essence, receive Shares in exchange for their Units and thereby become shareholders of the Company which is characterized as a corporation for federal income tax purposes. See "--Tax Treatment of the Transaction" and "--Taxation of the Company" below.

    In contrast to the tax treatment of the Partnerships, the Company is subject to corporate income taxation. In addition, Shareholders will be taxed based on the amount of distributions received from the Company. Each Shareholder will receive a Form 1099-DIV reporting the amount of taxable and nontaxable distributions paid to him or her during the preceding year. The extent to which such distributions are taxable depends upon the amount of the Company's earnings and profits. The character of distributions to the Shareholders is also not dependant on its character to the Company and is generally characterized as ordinary dividend income to the Shareholders. In addition, such income is classified as portfolio income under the passive loss rules. Furthermore, deductions and losses are not passed through to the Shareholders. See "--Taxation of the Company" and "--Taxation of Shareholders" below.

TAX TREATMENT OF THE TRANSACTION

    OVERVIEW. The Transaction will be consummated as described herein under the laws of the State of Delaware. The Transaction shall be treated, for federal income tax purposes, as (a) a contribution by both Cap Source I and Cap Source II of their respective assets to the Company in exchange for Shares, Notes and the assumption of any liabilities by the Company; and (b) the liquidation of the Partnerships and the distribution of the Shares and Notes received in the Transaction to the Investors.

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
    RECOGNITION OF GAIN OR LOSS AS A RESULT OF THE TRANSACTION. In general, under Section 351 of the Code, no gain or loss is recognized as a result of a contribution of property to a corporation, provided that immediately after the exchange, the contributor is part of a group of contributors who own 80% or more of each class of voting stock of the corporation and 80% of each other class of stock. However, gain will be recognized by a contributor to the extent liabilities on the contributed assets exceed the contributor's aggregate basis in such assets. Similarly, if a contributor receives property other than stock, such as the Notes, then gain but not loss on the transfer will be recognized to the extent of the fair market value of such property.

    In addition, Section 351 of the Code will not apply and gain or loss will be recognized if property is transferred to an investment company. A transfer of property will be considered to be a transfer to an investment company if the transfer results directly or indirectly in the diversification of the transferors' interests and the transferee is a regulated investment company, a real estate investment trust or a corporation more than 80% of the value of the assets of which are held for investment and are readily marketable stock or securities. The Taxpayer Relief Act of 1997 (the "Tax Act") has changed the definition of an investment company so that it includes certain corporations if more than 80% of the value of their assets (the "80% Test") consists of, among other things, readily marketable stock or securities, money, stocks and other equity interests in corporations, evidences of indebtedness, publicly traded partnership interests and interests in an entity if substantially all of the assets of such entity are assets listed in this sentence (the "Listed Assets"). The legislative history of the Tax Act indicates that even though money is treated as a Listed Asset, if pursuant to a plan, money contributed to a corporation is used to acquire assets, other than Listed Assets, the 80% Test will be applied immediately after such acquisition. In this regard, the General Partners have represented that the cash to be contributed to Company will be used to acquire assets, other than Listed Assets.

    Regulations promulgated under Section 351 of the Code provide that where there are two or more transferors in a Section 351 transaction, a transferor may have taxable income in the event it receives stock with a value in excess of the property contributed by it. Thus, a Partnership which receives Shares with a fair market value in excess of the fair market value of the assets it contributes to the Company, may recognize income in amounts equal to such excess. Similarly, in the event the fair market values of the Notes and the Shares are different from those anticipated by the Company, Investors of each Partnership could recognize gain as a result of the Transaction.

    The Company (a) does not expect that the liabilities of the Partnerships will exceed their bases in their contributed assets; (b) expects that, in addition to Shares, the Partnerships will receive, as a result of the Transaction, Notes, Promissory Notes or cash which will be distributed to Dissenting Investors or in certain circumstances Investors (see "THE NOTES");
(c) expects that more than 20% of the value of the assets of the Company, (including for this purpose cash which pursuant to a plan will be invested as described above) will be attributable to assets, other than Listed Assets; and
(d) expects that the value of the Shares each Partnership receives will not exceed the value of its assets contributed to the Company. Based on the foregoing, the Company expects that the Transaction will be treated as an exchange subject to the nonrecognition provisions of Section 351 of the Code and that gain will not be recognized except to the extent of the fair market value of any Notes, Promissory Notes or cash received by the Partnerships.


    The General Partners believe that in the event the maximum amount of Notes are issued, the maximum amount of gain per Unit that would be realized by Investors in Cap Source I and Cap Source II would be $5.12 and $2.20, respectively. To the extent such gain is allocable to property which produces passive income, it may be used to offset suspended passive activity losses.



    An Investor who elects to receive Notes may be eligible to defer at least a portion of any gain recognized as a result of the Merger under the "installment sale" rules until principal on the Notes is paid. Those rules, however, may not permit an Investor to defer all of the gain, and to the extent that the face amount of the Notes held by such Investor outstanding at the end of the taxable year (plus any other installment obligations received by the Investor during the year) exceeds $5,000,000, will require that the Investor who defers gain pay to the IRS interest on the resulting tax that has been deferred. The


                                      136
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Partnerships, for instance, will not be eligible to defer gain to the extent that such gain would be taxed as ordinary income under the depreciation recapture provisions of the Code. Further, Investors who are members of Cap Source I may be ineligible to defer gain, if any, recognized as a result of the Merger under the provisions of Section 453(g) because the Company may be considered a controlled entity with regard to Cap Source I. Lastly, if an Investor disposes of his Notes, any gain that had been deferred would be recognized in the year of disposition.


    It should be noted that the Company will not request a ruling from the Service that the Transaction will be subject to Section 351 of the Code and that the Opinion is based in part on factual representations of the Company. In addition, there is little guidance regarding the interpretation of the foregoing provisions of the Tax Act. Further, the valuation of the assets of the Partnerships is subject to uncertainty. As a result, there can be no assurance that the Service will concur with the conclusions set forth herein.

    FORMATION OF THE COMPANY.  As discussed above, pursuant to the provisions of
Section 351 of the Code, the Company expects that the Partnerships will not recognize gain or loss as a result of the contribution of assets in exchange for Shares, except to the extent of the fair market value of any Notes, Promissory Notes or Cash received. Each Investor would be required to include in income a share of such gain even if such Investor did not vote in favor of the Transaction. The Company does not expect to distribute cash to Investors which would correspond to the income recognized as a result of the issuance of the Notes. See "RISK FACTORS--Risks Associated with the Transaction--CERTAIN FEDERAL INCOME TAX RISKS."

    Any gain or loss recognized as a result of the Transaction would pass through the Partnerships and be recognized by the Investors as capital gain or losses, except for any portion of gain attributable to the Partnerships' recapture amounts. In general, an individual may only use up to $3,000 of capital loss in excess of capital gains to offset ordinary income in any taxable year. The amount of any such gain recognized by an Investor would result in an increase in his adjusted basis in his Units and a corresponding increase in the adjusted basis of his Shares.

    The basis of the Company in assets acquired from the Partnerships will equal the Partnerships' bases in such assets immediately prior to the Transaction plus any gain recognized as a result of the Transaction. The Company's holding period for assets contributed by the Partnership will include the period during which such assets were held by the Partnerships.

    LIQUIDATION AND TERMINATION OF THE PARTNERSHIPS. Upon receipt of the Shares pursuant to the Transaction, the Partnerships will liquidate and distribute to the Investors the Shares. The taxable year for the Partnerships will end at such time and the Investors must report, in the taxable year of the Transaction, their respective share of all income, gain, loss, deduction and credit from the Partnerships including, if any, their allocable share of gain or loss resulting from the Transaction. An Investor whose taxable year differs from that of the Partnership in which he holds Units may have bunching of income from such Partnership because of the foregoing short taxable year.

    As a general matter, a partner will recognize gain as a result of the liquidation of a partnership only to the extent the amount of distributed cash exceeds the basis of his or her partnership interest. However, for this purpose, certain marketable securities are treated as if they were cash. This provision will not apply to marketable securities received in a nonrecognition transaction if: (i) the value of the marketable securities and cash exchanged by the partnership in the nonrecognition transaction is less than 20% of all its assets transferred in such exchange; and (ii) the partnership distributes the marketable securities acquired in the nonrecognition transaction within five years of their acquisition. Consequently, the General Partners do not expect that the Investors will recognize gain or loss as a result of this provision.

    Pursuant to the terms of their respective Partnership Agreements, upon liquidation of the Partnerships, the General Partners are obligated to restore any remaining deficient balances in their Capital Account. In addition, each General Partner will receive 1% of the total number of Shares to be issued in the Transaction. The remaining deficit balances of the General Partners' Capital Accounts, are not expected to be material and in that event will be disregarded in distributing Shares in liquidation of the Partnerships.

                                      137
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TAXATION OF THE COMPANY

    The Company will be characterized as a corporation for federal income tax purposes. The Company's income and gains are subject to federal corporate income taxation and do not pass through to the Shareholders. In addition, all items of losses, deductions and credits resulting from a Company's operations must be used to offset its income and, thus, are not passed through to the Shareholders. There is no deduction for dividends paid by the Company. See "--Certain Tax Differences Between the Ownership of Units and the Shares".

    The Company's income will be subject to two levels of taxation because a corporate level tax is imposed on the Company's taxable income and the Shareholders are taxed on dividends from the Company. See "--Taxation of Shareholders--DISTRIBUTIONS."

TAXATION OF SHAREHOLDERS


    DISTRIBUTIONS. Distributions by the Company to Shareholders will be characterized as dividends and taken into account by Shareholders as ordinary income to the extent distributions are paid from the Company's current and accumulated earnings and profits. Distributions in excess of current and accumulated earnings and profits will not be taxable to a Shareholder to the extent that the distributions do not exceed the recipient Shareholder's adjusted basis in his or her Shares, but rather will reduce their adjusted basis therein. To the extent such distributions exceed the adjusted basis of a Shareholder's Shares, the distribution will be included in income as long-term capital gain assuming the Shares are a capital asset in the hands of the Shareholder and have been held for more than twelve months. The Company expects that all distributions will be made from current or accumulated earnings and profits. Therefore, the Company's distributions should be characterized as dividends and be taken into account by Shareholders as ordinary income. Shareholders which are corporations may be entitled to exclude from gross income a portion of any dividends received with respect to the Shares.


    BACKUP WITHHOLDING FOR SHAREHOLDERS. The Company will report to its Shareholders and the Service the amount of dividends paid during each calendar year and the amount of tax withheld, if any, with respect thereto. Under the backup withholding rules, a Shareholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such Shareholder (a) is a corporation or comes within certain exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A Shareholder who does not provide the Company with its correct taxpayer identification number may also be subject to penalties imposed by the Service. Any amount paid as backup withholding will be creditable against the Shareholder's income tax liability.

    PASSIVE INCOME AND LOSSES. Section 469 of the Code provides that losses or deductions from passive trade or business activities in excess of income from all such passive activities may not be deducted against wages, salaries or portfolio income. Similarly, credits from passive activities are limited to the tax allocable to such passive activities. Suspended losses and credits may be carried forward and treated as deductions and credits from passive trade or business activities in succeeding taxable years. Suspended losses are allowed in full when the taxpayer disposes of his entire interest in the passive activity in a taxable transaction to an unrelated party.

    Portfolio income, in general, includes interest, dividends, annuities and royalties. Generally, portfolio income and the expenses which are clearly, directly and properly allocable to such portfolio income are not treated as income or expense from passive activity. Therefore, the passive losses or deductions may not be applied to offset portfolio income.

    Dividends of a corporation will be treated as portfolio income and will not be available to offset passive losses from any other source. The Company will be characterized as a corporation for federal income tax purposes. Consequently, dividends received by Shareholders will be characterized as portfolio income and will not be available to offset passive losses from other sources.

                                      138
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    GAIN OR LOSS ON THE SALE OF SHARES.  The Tax Act increased the holding period required to receive long term capital gains treatment on the sale or exchange of capital assets. In order to receive long term capital gains rates the Tax Act required an individual must hold capital assets for 18 months. However, the Internal Revenue Service Restructuring and Reform Act of 1998 subsequently reduced the holding period to 12 months for sales of capital assets made after December 31, 1997. In addition, the Tax Act reduced the maximum long-term capital gains rate from 28% to 20%. However, an 18% maximum long-term capital gains rate will apply to capital assets held for more than five years beginning after December 31, 2000. In general, an individual may only use up to $3,000 of capital loss in excess of capital gains to offset ordinary income, such as wages and interest income, in any taxable year. Assuming that a Shareholder holds Shares as a capital asset, the sale of Shares will result in either capital gain or loss and be subject to the foregoing rules.


    INVESTMENT INTEREST. Investment interest (i.e., interest paid or accrued on indebtedness incurred or continued to purchase or carry property held for investment) is deductible by non-corporate taxpayers only to the extent it does not exceed "net investment income" (i.e., investment income less investment expenses). Investment interest which is not allowable as a deduction in one year pursuant to this limitation may be carried over to subsequent years within certain limits. Investors who borrowed to finance the purchase of their Units should be aware that interest on such borrowing may constitute investment interest and would therefore be subject to the above-described limitations before and after the Transaction.

TAXATION OF NON-U.S. SHAREHOLDERS

    GENERAL. The following is a general discussion of certain federal income tax consequences of the ownership and disposition of Shares by a Shareholder who is not a United States person (a "Non-U.S. Shareholder"). For this purpose, the term "United States person" is defined as any person who is a citizen or resident of the United States, a corporation or a partnership or other entity created or organized in the United States or under the laws of the United States or of any state, or an estate or trust whose income is includible in gross income for federal income tax purposes regardless of source. The rules governing the federal income taxation of Non-U.S. Shareholders are complex, and no attempt will be made herein to provide more than a limited summary of such rules. Each Investor that may be characterized as a Non-U.S. Shareholder is advised to consult a tax advisor with respect to current and possible future federal income and federal estate tax consequences of acquiring, holding and disposing of Shares as well as any other tax consequences that may arise under the laws of any U.S. state, municipality or other taxing jurisdiction including any information reporting and withholding requirements associated with the foregoing.

    An individual may, subject to certain exceptions, be deemed to be a resident alien (as opposed to a non-resident alien) by virtue of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during the three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year) (a "Resident Alien"). Resident Aliens are subject to federal income tax as if they were U.S. citizens.

    In general, Non-U.S. Shareholders will be subject to regular federal income taxation with respect to holding their Shares in the same manner as a U.S. Shareholder (i.e., at graduated rates on a net basis after deductions) if the holding of such Shares is "effectively connected" with the conduct of a trade or business in the United States by such Non-U.S. Shareholder. A Non-U.S. Shareholder that is a corporation and that receives income with respect to its investment in Shares that is "effectively connected" with the conduct of a trade or business in the United States may also be subject to the 30% branch profits tax imposed under Section 884 of the Code, which is payable in addition to the regular federal corporate income tax. The following discussion addresses only the federal income taxation of Non-U.S. Shareholders whose holding of Shares is not "effectively connected" with the conduct of a trade or business in the United States. Investors who may be characterized as Non-U.S. Shareholders and whose holding of Shares may be "effectively connected" with the conduct of a United States trade or business should consult their own tax advisors as to the federal income and other tax consequences associated therewith.

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    DISTRIBUTIONS.  The Company expects to make quarterly dividend distributions. See "THE COMPANY--Dividend Policy." To the extent distributions of the Company are deemed to be dividends, such dividends paid to Non-U.S. Shareholders will be subject to withholding of federal income tax on a gross basis at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

    Under current Regulations, dividends paid to an address outside the United States are presumed to be paid to a resident of such country for purposes of the withholding discussed above (unless the payor has knowledge to the contrary). Under proposed Regulations not currently in effect, however, a Non-U.S. Shareholder who wishes to claim the benefit of an applicable treaty rate would be required to satisfy applicable certification and other requirements. A Non-U.S. Shareholder eligible for a reduced rate of withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Service.

    GAIN OR LOSS ON SALE OF SHARES. A Non-U.S. Shareholder generally will not be subject to federal income tax with respect to gain recognized on a sale or other disposition of Shares unless: (a)(i) the gain is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Shareholder or (ii) if a treaty applies, the gain is attributable to a United States permanent establishment of the Non-U.S. Shareholder; (b) in the case of a Non-U.S. Shareholder who is an individual and holds the Shares as a capital asset, such Shareholder is present in the United States for 183 or more days in the taxable year of the sale or other disposition and certain other conditions are met; (c) the Shares are characterized as United States real property interests ("USRPIs") for federal income tax purposes; or (d) the Non-U.S. Shareholder is subject to tax pursuant to certain provisions of the Code applicable to expatriates.

    If any class of stock of a corporation is regularly traded on an established securities market, stock of such class shall be treated as a USRPI only in the case of a person or entity who, at some time during the shorter of five years or the period such person or entity held such stock, held more than 5% of such stock. The Company believes that the Shares likely will qualify as being regularly traded on an established securities market. Therefore, the Company expects that the Shares will not be characterized as USRPIs except with respect to any Non-U.S. Shareholder who acquires more than 5% of the Shares.

    If an individual Non-U.S. Shareholder falls under clause (b) above, such individual generally will be subject to a flat 30% tax on the gain derived from a sale, which may be offset by certain United States capital losses (notwithstanding the fact that such individual is not considered a Resident Alien). Thus, Non-U.S. Shareholders who fall or expect to fall in clause (b) above in the taxable year in which they contemplate a sale of Shares are urged to consult their tax advisors as to the tax consequences of such sale.

    INFORMATION REPORTING AND BACKUP WITHHOLDING TAX. The Company must report annually to the Service and to each Non-U.S. Shareholder the amount of dividends paid to such Shareholder and the tax withheld with respect to such dividends. These information reporting requirements apply even if withholding was not required because the dividends were effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Shareholder or withholding was reduced by an applicable income tax treaty. Copies of the information returns reporting such dividends and withholding may be made available to the tax authorities in the country in which the Non-U.S. Shareholder resides or is established under the provisions of an applicable income tax treaty or agreement.

    United States backup withholding (see "--Taxation of Shareholders--BACKUP WITHHOLDING FOR SHAREHOLDERS") generally will not apply to dividends paid to Non-U.S. Shareholders that are either subject to the 30% withholding discussed above or subject to withholding at a reduced treaty rate.

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TAX ISSUES ASSOCIATED WITH NOTES

    STATED INTEREST. Under general federal income tax principles, holders of Notes must include stated interest in income in accordance with their method of tax accounting. Accordingly, holders of Notes using the accrual method of tax accounting must include stated interest in income as it accrues and holders of Notes using the cash method of tax accounting must include stated interest in income as it is actually or constructively received.

    Payments of interest to taxable holders of Notes will constitute portfolio income for purposes of Section 469 of the Code and not passive activity income. Accordingly, such income will not be subject to reduction by losses from passive activities (e.g., any interest in a trade or business held as a limited partner in which the holders of Notes do not materially participate) of holders of Notes who are subject to the passive activity loss rules. However, income attributable to interest payments may be offset by investment expense deductions, subject to the limitation that individual investors may only deduct miscellaneous itemized deductions (including investment expenses) to the extent such deductions exceed two percent of the investor's adjusted gross income.

    ORIGINAL ISSUE DISCOUNT. Original issue discount is generally defined as the excess of a debt instrument's stated redemption price at maturity over its issue price, subject to a statutorily-defined DE MINIMIS exception (generally, one-quarter of 1% of the debt instrument's stated redemption price at maturity multiplied by the number of complete years to maturity from its issue date). The "stated redemption price at maturity" of a debt instrument is generally the sum of the debt instrument's stated principal amount plus all other payments required thereunder, other than payments of "qualified stated interest" (generally, stated interest that is unconditionally payable in cash or in property at least annually at a single fixed rate). The "issue price" of a debt instrument, that is not part of an issue of which a substantial part is sold for money and is traded on an established securities market, is its fair market value when issued, or in the case of such a debt instrument that is not so traded, either (a) its stated principal amount, if the debt instrument provides for "adequate stated interest" (generally, interest at the applicable federal rate for the month of issuance) or (b) its "imputed principal amount" (generally, the sum of the present value of all payments due under the debt instrument, discounted at the applicable federal rate), if the debt instrument does not provide for "adequate stated interest."

    The Regulations set forth special rules applicable to debt instruments providing for variable rates of interest. In general, if a debt instrument providing for variable rates of interest qualifies as a variable rate debt instrument, then the debt instrument would generally not be treated as issued with original issue discount unless the debt instrument is issued at a price below the debt instrument's stated principal amount, subject to the statutorily defined DE MINIMIS amount. A debt instrument will qualify as a variable rate debt instrument under the Regulations if (a) the issue price of the debt instrument does not exceed the total noncontingent principal payments by more than a specified amount, (b) the debt instrument provides for stated interest, paid or compounded at least annually, at current values of (i) one or more qualified floating rates, (ii) a single fixed rate and one or more qualified floating rates, (iii) a single objective rate, or (iv) a single fixed rate and a single objective rate that is a qualified inverse floating rate. A qualified floating rate is any floating rate where variations in such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, including certain rates based on a qualified floating rate. An objective rate is a rate that is not itself a qualified floating rate but which is determined using a single formula that is fixed throughout the term of the debt instrument and which is (A) based upon one or more qualified floating rates, (B) based upon one or more rates where each rate would be a qualified floating rate for a debt instrument denominated in a currency other than the currency in which the debt instrument is denominated, (C) based upon the price of certain types of actively traded personal property, or (D) a combination of (A), (B) or (C).

    The Company believes that the variable rates of interest on the Notes will be treated as providing for stated interest, paid at least annually, at one or more qualified floating rates and that, as a result, the Notes

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
should qualify as variable rate debt instruments under the Regulations. Accordingly, the Notes are not expected to be issued with original issue discount.

    Alternatively, if the Notes qualify as variable rate debt instruments under the Regulations but the fair market value of the Notes is less than their stated principal amount by more than the statutorily-defined DE MINIMIS amount, then the Notes would be issued with original issue discount. In such case, the holders of Notes would be required to include in gross income on a constant yield to maturity basis the sum of the daily portions of original issue discount for the period during the taxable year the holders of Notes held the Notes even through the holders of Notes may not receive a payment representing the original issue discount in such year. Any amount or original issue discount included in income would increase a holders of Notes' tax basis in the Notes.

    In addition, if, contrary to the Company's expectations, the Notes do not qualify as variable rate debt instruments under the Regulations, then the Notes may be subject to certain contingent payment provisions of the Regulations. In this event, Noteholders would generally be required to include stated interest on the Notes in income in the taxable year in which the amount of the interest payments become fixed, regardless of their method of tax accounting.

    BOND PREMIUM AND MARKET DISCOUNT. Holders of Notes should have a basis in the Notes received in liquidation of their interests in a Partnership equal to the adjusted basis in their Units, which may be more or less than the face amount of Notes received. As a result, holders of Notes may have bond premium or market discount with respect to the Notes.

    If the Noteholders' initial adjusted basis in the Notes or their fair market value immediately after the Transaction, whichever is lower, exceeds the amount payable at maturity of such Notes (or in certain cases, on an earlier call date), the Noteholders may be able to elect to deduct such excess using a constant yield method over the remaining term of the Notes as amortizable bond premium under Section 171 of the Code provided the Notes are held as a capital asset. Except as provided in the Regulations, the amortizable bond premium will be treated as an offset to interest income on the Notes rather than as a separate deduction item. An election under Code Section 171 generally is binding once made and applies to all obligations owned or subsequently acquired by the taxpayer.

    The market discount provisions of the Code generally provide that, subject to a statutorily-defined DE MINIMIS exception, if a holder of a debt instrument acquires it at a market discount and thereafter recognizes gain on a disposition of the debt instrument (including a gift), the lesser of such gain or the portion of the market discount that accrued while the debt instrument was held by such holder will be treated as ordinary interest income at the time of the disposition. For this purpose, in the case of a debt instrument not issued with original issue discount, an acquisition at a market discount includes an acquisition, other than an acquisition at original issuance, resulting in a basis in the debt instrument below the debt instrument's stated redemption price at maturity. The market discount rules also provide that a holder who acquires a debt instrument at a market discount (and who does not elect to include such market discount in income on a current basis) may be required to defer a portion of any interest incurred or maintained to purchase or carry such debt instrument until the holder disposes of the debt instrument in a taxable transaction.

    The Notes provide that they may be redeemed, in whole or in part, before maturity. If some or all of the Note are redeemed, each holder of a Note acquired at a market discount would be required to treat the principal payment as ordinary interest income to the extent of any accrued market discount on such Notes.

    A holder of a debt instrument may elect to have market discount accrue on a constant interest rate basis (as opposed to a straight line basis). The current inclusion election, once made, applies to all market discount obligations acquired by such holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the Service. If a Noteholder elects to include market discount in income in accordance with the preceding sentence, the foregoing rules with respect to the recognition of ordinary income on a sale or certain other dispositions of a Note and the deferral of interest deduction on indebtedness related to such Note will not apply.

    DISPOSITION OF NOTES. In general, a holder of Notes will recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of a Note measured by the difference between (a) the amount of cash and the fair market value of property received (except, for cash method taxpayers, to the extent attributable to the payment of accrued interest) and (b) such holder's adjusted basis in the Note (as increased by any original issue discount or market discount previously included in income by such holder and decreased by any cash payments received, other than payments constituting qualified stated interest, and any amortizable bond premium deducted over the term of the Note). Subject to the market discount and bond premium rules discussed above, any such gain or loss will generally be long-term capital gain or loss, provided the Note was a capital asset in the hands of the holder and was held for more than one year.

CONSIDERATIONS FOR TAX-EXEMPT SHAREHOLDERS

    Shareholders that are tax-exempt entities, including charitable corporations, pension, profit sharing or stock bonus plans, Keogh Plans, Individual Retirement Accounts and certain other employee benefit plans are subject to federal income tax on unrelated business taxable income (i.e., net income derived from the conduct of a trade or business regularly carried on by a tax-exempt entity or by a partnership in which it is a partner). A $1,000 special deduction is allowed in determining the amount of unrelated business taxable income subject to tax. Tax-exempt entities taxed on their unrelated business taxable income are also subject to the alternative minimum tax for items of tax preference which enter into the computation of unrelated business taxable income. Dividends are generally deemed not to constitute unrelated business taxable income. Therefore, dividends received by tax-exempt Shareholders should not constitute unrelated business taxable income. However, unrelated business taxable income may arise from dividends from "debt-financed property," which may result when a tax-exempt Shareholder incurs debt in connection with the acquisition of Shares or its Shares are subject to debt previously incurred in connection with the acquisition of Units.

GENERAL PARTNER LIABILITIES

    Three Cap Source I Operating Partnerships currently have certain contingent liabilities which might in the future become payable to their respective General Partners which are affiliates of America First Companies. The contingent liabilities consist of:

        (a) property development and management fees;

        (b) asset management and partnership administration fees; and

        (c) operating deficit and construction loans.

    The affiliates of America First Companies have agreed that the noted liabilities should be waived if the Transaction is completed. The General Partners believe that the forgiveness of these liabilities should not give rise to any material amount of discharge of indebtedness income for federal income tax purposes because of certain conditions precedent to their payment. If the forgiveness of these liabilities were characterized as discharge of indebtedness income, however, the Partnerships and the Operating Partnerships would be required to recognize corresponding amounts of income. If such income were recognized, no additional funds would be received by the Partnerships and distributed to the Unitholders.

TERMINATION OF TRADE PROCESSING

    In the event the General Partners have reason to believe that a requested sale, transfer or assignment of Units would cause Cap Source I or Cap Source II to be characterized as a publicly traded partnership for federal income tax purposes, the General Partners will, pursuant to their powers under Section 5.09 of the Partnership Agreement, refuse to process such requested sale, transfer or assignment unless the

General Partners receive an unqualified opinion of Counsel to the effect that such sale, transfer or assignment of Units, in conjunction with all other reasonably expected sales, transfers or assignments of Units, would not cause the Partnership to be characterized as a publicly traded partnership for federal income tax purposes. Neither the General Partner nor the Partnership may be held liable for any losses resulting to a holder of Units or a purchaser of Units as a result of a requested sale, transfer or assignment of Units not being processed due to these limitations.

    The foregoing restrictions are intended to prevent the trading volume of Units from reaching a level that would cause the Partnership to be characterized as a publicly traded partnership under Section 7704 of the Code. In the event the Partnership were characterized as a publicly traded partnership, the Partnership could be subject to entity level taxation. In such event, amounts otherwise distributable to holders of Units would be used to satisfy federal income tax liabilities of the Partnership and, thus, amounts received by holders of Units would be less than anticipated.

                    EMPLOYEE RETIREMENT INCOME SECURITY ACT

    The Employee Retirement Income Security Act of 1974, as amended ("ERISA") applies to investments by pension, profit sharing, stock bonus, Keogh and other employee benefit plans, and by IRAs (collectively referred to as "Benefit Plans"). ERISA does not prohibit Benefit Plans from investing in any specific type of investment but does require that plan fiduciaries give appropriate consideration to the facts and circumstances relevant to a particular investment, including whether the investment is reasonably designed, as part of the investment portfolio, to further the purposes of the Benefit Plan, taking into consideration risk of loss and opportunity for gain. ERISA also requires fiduciaries to take into account factors such as composition of the portfolio with regard to diversification, liquidity, current return relative to anticipated cash flow requirements and projected return relative to funding objectives, and the need to value plan assets annually. ERISA prohibits certain transactions between a Benefit Plan and a "party in interest" as defined by ERISA. Section 4975 of the Code imposes a 5% excise tax on any fiduciary or "disqualified person" (as defined therein) who engages in certain transactions similar to those transactions prohibited under ERISA. The excise tax may increase to 100% if violations are not timely corrected after notice. A corporation, such as the Company, will be subject to the foregoing rules restrictions and penalties if its assets are deemed to be the assets of a Benefit Plan under ERISA. Whether or not assets of the Company will be deemed to be assets of a Benefit Plan for purposes of ERISA or Section 4975 of the Code will be determined in accordance with the "plan asset" regulations discussed below. It should be noted that Benefit Plan fiduciaries should carefully consider whether an investment in the Company is consistent with their responsibilities under ERISA.

    Under the Department of Labor plan assets regulations, the assets of a pooled investment vehicle, the definition of which may include the Company, will not be plan assets of a Benefit Plan for ERISA purposes (and will not be subject to requirements regarding fiduciary responsibility and the holding of plan assets in trust) if the issuer is an "operating company" (i.e., "an entity that is primarily engaged in the production or sale of a product or service other than the investment of capital") or if equity participation in the entity by Benefit Plans is not significant (i.e., less than 25% of the value of any class of equity interests in an entity is held by Benefit Plan investors). The Company believes that it may be an operating company and anticipates that ownership of Shares by Benefit Plans will be less than 25%. There can be no absolute assurance, however, that the Company will meet the operating company exception or 25% test.

    Alternatively, the plan assets regulations further provide that assets of a corporation will not be treated as plan assets if equity interests in such corporation are "publicly offered securities" (i.e., a security that is widely held, freely transferable, not offered primarily to tax-exempt limited partners, either registered under the Exchange Act or sold pursuant to a registration statement under the Securities Act and the class of securities is registered under the Exchange Act within 120 days after the end of the issuer's fiscal year during which the public offering occurred). In general, the regulations provide that securities are "widely held" only if they are part of a class of securities purchased and held by 100 or more persons who are independent of the issuer and of one another. The Company expects that (a) it will have significantly more than 100 Shareholders independent from it and one another; (b) the Shares will not be offered primarily to tax-exempt investors; (c) the Shares will be freely transferrable; (d) the Shares are being offered pursuant to a registration statement under the Securities Act; and (e) the Company will be registered under Section 12(g) of the Exchange Act within the applicable period because it will have more than 500 Shareholders and total assets exceeding $5,000,000. Based on these facts, the Company believes that the Shares satisfy all criteria for the "publicly offered securities exception." Accordingly, based on all the facts and circumstances described above, the Shares will be characterized as "publicly offered securities" and the assets of the Company will not be plan assets for ERISA purposes.

                         INDEPENDENT PUBLIC ACCOUNTANTS


    The financial statements of the Partnerships as of December 31, 1997 and 1996 and for each of the years in the three year period ended December 31, 1997 and the Company as of October 23, 1998 have been included in the Prospectus/Consent Solicitation Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The reports of KPMG Peat Marwick LLP covering the December 31, 1997 financial statements contain an explanatory paragraph referring to the restatement of the financial statements to reflect investments made by the Partnerships in Operating Partnerships on the equity method of accounting. Such investments had previously been consolidated by the Partnerships.


                                 LEGAL MATTERS


    Kutak Rock, a national law firm, has delivered an opinion to the effect that the Shares offered by this Prospectus/Consent Solicitation Statement will be validly issued, and that the Notes offered by this Prospectus/Consent Solicitation Statement will be binding obligations of the Company. Kutak Rock has relied on Richards, Layton & Finger as to certain matters of Delaware law. In addition, Kutak Rock has delivered an opinion to the effect that the discussion under "FEDERAL INCOME TAX CONSEQUENCES" fairly summarizes all of the material federal income tax considerations for a holder of Units who exchanges such Units for Shares or Notes. Kutak Rock has previously performed certain legal services on behalf of the Partnerships, the General Partners, the Company and their Affiliates.



    The opinions of Kutak Rock are not attached as appendices to this Prospectus/Consent Solicitation Statement; however, upon receipt of a written request by an Investor or representative so designated in writing, a copy of such opinions will be sent by the General Partners. All requests should be directed to America First Investor Services Department, Suite 400, 1004 Farnam Street, Omaha, Nebraska, 68102.

                                    GLOSSARY

    Certain capitalized terms used in this Prospectus/Consent Solicitation Statement shall have the following meanings unless the context otherwise requires.

    "ACMS" means asbestos-containing materials.

    "ACQUISITION FEE" means an amount equal to 1% of the increase in the Company's actual investment in all New Assets including any costs related to the acquisition or financing of New Assets but excluding debt which is incurred or assumed in connection therewith, payable by the Company to the Advisor on a monthly basis as provided in the Advisory Agreement.

    "ADA" means the Americans with Disabilities Act, as amended.

    "ADJUSTED NEW ASSET VALUE" means, with respect to each individual New Asset owned by the Company, the Beginning New Asset Value increased by additional investments in such New Asset (which investments may be made from any borrowings, additional equity or any other source available to the Company) and decreased by Returns of Capital; provided, however, this Value shall not be decreased below zero by Returns of Capital; provided, further, if, after the final sale of a New Asset, the Adjusted New Asset Value is greater than zero, such value shall be zero.

    "ADJUSTED ORIGINAL ASSET VALUE" means, with respect to each individual Original Asset owned by the Company, (i) for each Equity Interest in an Operating Partnership, the amount set forth in Exhibit A to the Advisory Agreement which represents an equity interest in an Operating Partnership reduced to zero upon the sale or redesignation as a New Asset of such asset or
(ii) for each GNMA as set forth in Exhibit A to the Advisory Agreement, the aggregate outstanding principal amount of such GNMA decreased by (A) borrowings which are directly or indirectly secured by such GNMA and (B) principal repayments with respect to such GNMA.

    "ADVISOR" means America First Real Estate Advisors LLC, a Delaware limited liability company.

    "ADVISORY AGREEMENT" means the agreement between the Company and the Advisor whereby the Advisor is to manage the assets of the Company as directed by the Board of Directors of the Company.

    "ADVISOR FEES" means the Acquisition Fee, Asset Management Fee and Incentive Fee on New Assets as set forth in the Advisory Agreement.

    "AFFILIATE" means, with respect to a Person, or any other Person directly or indirectly controlling, controlled by or under common control with such Person, or any other Person owning or controlling 10% or more of the outstanding voting securities of such Person.


    "AMERICA FIRST COMPANIES" means America First Companies L.L.C., a Delaware limited liability company.


    "APPRAISALS" means the independent appraisals of the real estate assets of each of the Operating Partnerships prepared by Valuation Research to show the fair market value of such assets as of December 31, 1997.

    "APPROVAL DATE" means            , 1998, which is the date by which each
Investor must inform the General Partners as to whether the Investor wishes to vote in favor of or against the Transaction, and the date on which the vote of the Investors will be tabulated, unless extended.

    "ASSET MANAGEMENT FEE" means an amount equal to .475% on an annual basis, of the Company's Total Assets, calculated as of the last day of each month, payable by the Company to the Advisor each month in arrears.

    "BEGINNING NEW ASSET VALUE" means with respect to each individual New Asset owned by the Company, (a) with respect to any asset directly owned by the Company, the total consideration paid by the Company for such asset, including all payments made in respect of equity and all debt incurred or assumed with respect to such asset, plus any costs related to the acquisition or financing of such asset or (b) with respect to any asset indirectly owned by the Company through an interest in a joint venture, partnership or similar entity, the total consideration paid by the Company for such interest, including all payments in respect of such interest and all debt incurred, assumed or allocated with respect to such interest, plus any costs related to the acquisition or financing of such interest.

    "BRINGDOWN FAIRNESS OPINION" means the written confirmatory opinion rendered by Sutro & Co. regarding the fairness of the Transaction.

    "BYLAWS" means the Bylaws of the Company, as in effect from time to time.

    "CAPITAL GAIN" means with respect to each individual New Asset owned by the Company, the excess, if any, of (i) the net proceeds, net of all closing costs (including without limitation any real estate or selling commissions), but without deduction for any applicable mortgage indebtedness, from any partial sale or a whole sale received by the Company upon the sale of a New Asset over
(ii) the Adjusted New Asset Value of such New Asset prior to such sale.

    "CAPITAL LOSS" means with respect to each individual New Asset owned by the Company, the deficit, if any, upon the occurrence of final sale of such Asset of
(i) the net proceeds, net of all closing costs (including without limitation any real estate or selling commissions), but without deduction for any applicable mortgage indebtedness, from any partial sale or a whole sale received by the Company upon the sale of a New Asset over (ii) the Adjusted New Asset Value of such New Asset prior to such sale.

    "CAP SOURCE I" means Capital Source L.P., a Delaware limited partnership.

    "CAP SOURCE I GENERAL PARTNERS" means Insured Mortgage Equities Inc. and America First Capital Source I, L.L.C.

    "CAP SOURCE I MORTGAGE SECURITIES" means securities relating to federally insured mortgages on multifamily housing properties owned by Cap Source I.

    "CAP SOURCE I OPERATING PARTNERSHIPS" means Bluff Ridge Associates Limited Partnership, Waters Edge Limited Partnership, Interstate Limited Partnership (a/k/a Highland Park), Cypress Landings II, Ltd. (a/k/a Misty Springs), Oyster Cove Limited Partnership (a/k/a Waterman's Crossing), Fox Hollow, Ltd. and Ponds at Georgetown Limited Partnership.

    "CAP SOURCE I PARTNERSHIP EQUITY INTERESTS" means the limited partnership interests in the Cap Source I Operating Partnerships.

    "CAP SOURCE I SPECIAL LIMITED PARTNER" means CS Properties I, Inc.

    "CAP SOURCE II" means Capital Source II L.P.-A, a Delaware limited partnership.

    "CAP SOURCE II GENERAL PARTNERS" means Insured Mortgage Equities II L.P. and America First Capital Source II, L.L.C.

    "CAP SOURCE II MORTGAGE SECURITIES" means the federally insured mortgages on multifamily housing properties owned by Cap Source II.

    "CAP SOURCE II OPERATING PARTNERSHIPS" means Crane's Landing Partners, Ltd., Delta Crossing Limited Partnership, Centrum Monticello Limited Partnership and Ponds at Georgetown Limited Partnership.

    "CAP SOURCE II PARTNERSHIP EQUITY INTERESTS" means the limited partnership interests in the Cap Source II Operating Partnerships.

    "CAP SOURCE II SPECIAL LIMITED PARTNER" means CS Properties II, Inc.

    "CASH" means cash and cash equivalents and amounts invested on a short-term basis by the Company.

    "CERTIFICATE OF INCORPORATION" means the Second Amended and Restated Certificate of Incorporation of the Company, as amended from time to time.


    "CERTIFICATE OF MERGER" means the Certificate of Merger to be filed with the Delaware Secretary of State with respect to the merger of the Partnerships, the General Partners and the Company under the terms and conditions set forth in the Merger Agreement.


    "CODE" means the Internal Revenue Code of 1986, as amended, including successor statutes thereto.

    "COMMISSION" means the United States Securities and Exchange Commission, also sometimes referred to as the "SEC."

    "COMMON STOCK" means the $.001 par value common stock of the Company.

    "COMPANY" means America First Real Estate Investment Company, Inc., a newly organized Delaware corporation.

    "CONSENT CARD" means the consent card accompanying the Prospectus/Consent Solicitation Statement which includes a ballot on which the Investor may vote in favor of or against his Partnerships's participation in the Transaction or abstain from voting with respect thereto.

    "CONSENTING INVESTORS" means Investors who vote "YES" in favor of the Transaction.

    "COUNSEL" means Kutak Rock, a partnership including professional corporations, which has served as counsel to the Company in the preparation of the Transaction.

    "DELAWARE GCL" means the Delaware General Corporation Law, as may be amended from time to time.

    "DELAWARE PARTNERSHIP LAW" means the Delaware Revised Uniform Limited Partnership Act, as may be amended from time to time.

    "DESIGNATED ASSETS" means assets of the Company which were owned by a Partnership prior to the Transaction.

    "DISSENTING INVESTOR" means an Investor who votes "NO" against the Transaction.

    "EFFECTIVE DATE" means the time at which the Partnerships will be merged with and into the Company in accordance with the Merger Agreement and the Transaction will be consummated.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

    "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder.

    "EXCHANGE VALUE" means the value attributable to the Partnerships for purposes of the Transaction.

    "FAIRNESS OPINION" means the opinion rendered by Sutro & Co., Inc. that the consideration (as defined therein) to be received by Investors and the General Partners collectively, and with respect to each Partnership individually, the allocation of such consideration among the Investors and the General Partners, and the principal allocation of the Notes in the Transaction, is fair from a financial point of view.

    "FFO" or "FUNDS FROM OPERATIONS" means net income determined in accordance with GAAP, excluding gains (or losses) from debt restructuring and sales of property, plus depreciation.

    "FHA" means the United States Federal Housing Administration.

    "FHA LOANS" means the first mortgage loans insured as to principal and interest by the FHA on certain multifamily housing properties owned by the Operating Partnerships.

    "GAAP" means generally accepted accounting principles.

    "GENERAL PARTNERS" means the Cap Source I General Partners and the Cap Source II General Partners.

    "GNMA" means the United States Government National Mortgage Association.

    "GNMA CERTIFICATES" means the mortgage-backed securities guaranteed as to principal and interest by GNMA and collateralized by first mortgage loans on multifamily housing properties owned by the Operating Partnerships.

    "INCENTIVE FEE" means an annual amount equal to 10% of any Capital Gain on New Assets, offset by any Capital Loss, payable by the Company to the Advisor on an annual basis in the form of Restricted Stock as provided in the Advisory Agreement.

    "INDENTURE" means the indenture dated as of the first day of the month in which the Notes are issued, between the Company and the Trustee, pursuant to which the Notes and the Promissory Notes are to be issued.

    "INDEPENDENT DIRECTORS" means the directors of the Company who are not affiliated with the Company or the Advisor and do not perform any services for the Company or the Advisor, other than as directors, and who are not officers or employees of the Company, the Advisor or any of their respective affiliates.


    "INITIAL LIMITED PARTNER" means the initial limited partner of a Partnership. The Initial Limited Partner of Cap Source I is H/T Corp. and the Initial Limited Partner of Cap Source II is H/T Corp. II-A. The Initial Limited Partner of each Partnership holds legal title to the limited partner interests in the Partnership, the rights and benefits of which have been assigned by the Initial Limited Partner to the Investors.


    "INTEREST PAYMENT DATE" means the fifteenth day of each January, commencing on the first Interest Payment Date following the issuance of the Notes, until the principal and interest on all Notes and Promissory Notes have been paid in full.

    "INVESTMENT COMPANY ACT" means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

    "INVESTOR" means the holder of one or more beneficial assignment certificate representing limited partner interests in a Partnership as of the Record Date.

    "IRS" means the United States Internal Revenue Service, also referred to sometimes as the "SERVICE."

    "MATURITY DATE" means the date on which the outstanding principal balance of the Notes, plus accrued but unpaid interest thereon, will be payable in full,
which date shall be            , 2006.

    "MAXIMUM NOTE LIMITATION" means $40 million, the maximum aggregate dollar amount of Notes that the Company may issue in connection with the Transaction.

    "MERGER AGREEMENT" means the Agreement and Plan of Merger among the Partnerships and the Company pursuant to which the Transaction is to be consummated.

    "MORTGAGE SECURITIES" means securities relating to federally insured mortgages on multifamily housing property.

    "NASDAQ" means the National Association of Securities Dealers Automated Quotations System.

    "NET PROCEEDS FROM SALES OR REFINANCINGS OF DESIGNATED ASSETS" means the gross proceeds of all sales, exchanges or refinancings received in connection with Designated Assets, less any and all costs and expenses incurred by the Company in connection with such sales, exchanges or refinancings.

    "NEW ASSETS" means any and all assets acquired by the Company after the Effective Date and prior to the termination of the Advisory Agreement, and any Original Asset designated by the Board of Directors as a redevelopment project.

    "NOTEHOLDERS" means Investors who receive Notes in connection with the Transaction.

    "NOTES" means the Company's Variable Rate Junior Notes Callable On or After the Date of Issuance issued pursuant to the Indenture.

    "NYSE" means the New York Stock Exchange.

    "OPERATING PARTNERSHIPS" means the Cap Source I Operating Partnerships and the Cap Source II Operating Partnerships, collectively.

    "ORGANIZATIONAL DOCUMENTS" means the Second Amended and Restated Certificate of Incorporation and Bylaws of the Company.

    "ORIGINAL ASSET" means the assets contributed to the Company on the Effective Date as set forth in Exhibit A to the Advisory Agreement, excluding any Original Asset that is subsequently classified as a New Asset because of its classification as a redevelopment project.

    "PARTNERSHIP AGREEMENTS" means the limited partnership agreements of the Partnerships, as amended.

    "PARTNERSHIP EQUITY INTERESTS" means the Cap Source I Partnership Equity Interests together with the Cap Source II Partnership Equity Interests.

    "PARTNERSHIPS" means Cap Source I and Cap Source II, together.

    "PERSON" means an individual, partnership, corporation, trust or other entity.

    "PROMISSORY NOTE" means a promissory note issued by the Company in connection with the Transaction to Investors entitled to a fractional interest in a Note.

    "PROPERTIES" means the real estate held by the Operating Partnerships.

    "PROSPECTUS/CONSENT SOLICITATION STATEMENT" means this Prospectus/Consent Solicitation Statement, together with the supplements and appendices thereto, filed with the SEC as it may be further supplemented or amended from time to time.

    "PROSPECTUS SUPPLEMENT" means, with respect to each Partnership, the Supplement to this Prospectus/ Consent Solicitation Statement prepared specifically for the Investors of that Partnership.

    "REAL ESTATE ASSETS" means the real estate and real estate related investments of the Company, including New Assets.


    "RECORD DATE" means          , 1998.



    "REGISTRATION STATEMENT" means the Registration Statement on Form S-4, Registration No. 333-52117, as filed with the SEC by the Company under the Securities Act to register the offering and sale of Shares and Notes pursuant to the Transaction, as the same may be amended or supplemented from time to time.


    "REGULATIONS" means the Treasury Department regulations promulgated under the Code.

    "REIT" means the classification for federal tax purposes as a real estate investment trust pursuant to Part II, Subchapter M of Chapter 1 of Subtitle A of the Code, as now enacted or hereafter amended, including successor statutes and regulations promulgated thereunder.

    "RESERVE INVESTMENTS" means amounts held in each Partnership's reserve account invested in certain GNMA securities backed by pools of single-family mortgages.

    "RESTRICTED STOCK" means Common Stock issued to the Advisor for the Incentive Fee on New Assets, which contains the restrictions described in the Advisory Agreement.

    "RETURNS OF CAPITAL" means net proceeds, net of all closing costs (including without limitation any real estate or selling commissions) but without deduction for any applicable mortgage indebtedness, from any partial sale or a whole sale of any asset, and principal repayments on debt obligations; provided, however, this amount shall not be greater than the Adjusted New Asset Value with respect to such assets.

    "SEC" means the United States Securities and Exchange Commission, also sometimes referred to as the "Commission."

    "SECURITIES ACT" means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

    "SERVICE" means the United States Internal Revenue Service, also referred to sometimes as the "IRS."

    "SHAREHOLDER" means a holder of Shares.

    "SHARES" means shares of the Company's $.001 par value Common Stock proposed to be issued in connection with the Transaction.

    "SPECIAL COMMITTEE" means the committee organized to represent the interests of the Partnerships and Investors in negotiating the structure terms and conditions of the Transaction.

    "STATE" means any state of the United States of America, and the District of Columbia.

    "SUTRO & CO." means Sutro & Co., Inc.

    "TAX ACT" means the Taxpayer Relief Act of 1997, as may be amended from time to time.

    "THE PONDS" means Ponds at Georgetown Limited Partnership.

    "TOTAL ASSETS" means the sum of (a) Adjusted Original Asset Value, (b) Adjusted New Asset Value, and (c) Cash, less any allowance or adjustment for the permanent impairment of assets as reflected on the financial statements of the Company.

    "TRANSACTION" means the merger of Cap Source I and Cap Source II with and into the Company pursuant to the terms and conditions set forth in the Merger Agreement, as more fully described in the Prospectus/Consent Solicitation Statement.

    "TRANSACTION COSTS" means, with respect to the Transaction, the cost of mailing and printing the Prospectus/Consent Solicitation Statement, any supplement thereto or other documents related to the Transaction, legal fees not related to the solicitation of consents, financial advisory fees, investment fees, appraisal fees, accounting fees, Special Committee expenses, travel expenses and all other fees related to the preparatory work of the Transaction, but not including costs that would have otherwise been incurred by the Partnerships in the ordinary course of business.

    "TRUSTEE" means U.S. Bank Trust National Association, as trustee under the Indenture.

    "UNIT" means the ownership interest of an Investor in a Partnership representing an assigned limited partner interest in a Partnership.

    "VALUATION RESEARCH" means Valuation Research Corporation.

                         INDEX TO FINANCIAL STATEMENTS


                                                                                                               PAGE
                                                                                                             ---------
INDEX TO FINANCIAL STATEMENTS OF
 AMERICA FIRST REAL ESTATE INVESTMENT COMPANY, INC.
Report of Independent Accountants..........................................................................       FS-2

Balance Sheet at April 16, 1998............................................................................       FS-3

Notes to Balance Sheet.....................................................................................       FS-4


INDEX TO FINANCIAL STATEMENTS OF THE PARTNERSHIPS

    Financial statements and related notes for each of the Partnerships are included in a separately bound volume provided with this Prospectus/Consent Solicitation Statement. The index to such financial statements is set forth in the separately bound volume.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders
America First Real Estate Investment Company, Inc.


    We have audited the accompanying balance sheet of America First Real Estate Investment Company, Inc. as of October 23, 1998. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.


    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


    In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of America First Real Estate Investment Company, Inc. as of October 23, 1998 in conformity with generally accepted accounting principles.



                                          KPMG PEAT MARWICK LLP



Omaha, Nebraska
October 23, 1998

               AMERICA FIRST REAL ESTATE INVESTMENT COMPANY, INC.


                                 BALANCE SHEET



                                OCTOBER 23, 1998


Asset
  Cash..............................................................................  $   1,000
                                                                                      ---------
                                                                                      ---------
Stockholders' Equity
  Common stock, $.001 par value;
    50,000,000 shares authorized
    1,000 shares issued and outstanding.............................................  $       1
  Preferred stock $.001 par value;
    50,000,000 shares authorized
    No shares issued or outstanding.................................................     --
  Additional Paid-In Capital........................................................        999
                                                                                      ---------
    Total Stockholders' Equity......................................................  $   1,000
                                                                                      ---------
                                                                                      ---------

       The accompanying notes are an integral part of the balance sheet.

               AMERICA FIRST REAL ESTATE INVESTMENT COMPANY, INC.


                             NOTES TO BALANCE SHEET



                                OCTOBER 23, 1998


1. ORGANIZATION

    America First Real Estate Investment Company, Inc. (the "Company") was incorporated in Delaware on February 5, 1998. The Company has not yet commenced operations.


    The Company has issued 1,000 shares of common stock for consideration of $1,000 to America First Companies L.L.C., an affiliate of the general partners of Capital Source L.P. and Capital Source II L.P.-A (collectively referred to as the "Capital Source Funds"). The Company intends to issue up to 3,354,887 shares of common stock in the ratio of 1% to the owners of the General Partners and 99% to holders of Beneficial Assignment Certificates (BACs) of the Capital Source Funds.


2. RELATED PARTY TRANSACTIONS

    America First Real Estate Advisors L.L.C. (the "Advisor") will manage the operations and investments of the Company and perform administrative services for the Company. The Advisor is entitled to receive compensation in the form of an Acquisition Fee, an Asset Management Fee and an Incentive Fee on New assets for services rendered under the Advisory Agreement. The Acquisition Fee will be payable each month in arrears and will be an amount equal to 1% of the increase in the Company's actual investment in all New Assets, including any costs related to the acquisition or financing of New Assets but excluding debt which is incurred or assumed in connection therewith. The Asset Management Fee will be equal to .475%, on an annual basis, of the Company's Total Assets, calculated as of the last day of each month, payable by the Company to the Advisor on a monthly basis. The Incentive Fee on New Assets will be equal to 10% of any Capital Gain offset by any Capital Loss on New Assets, payable by the Company to the Advisor on an annual basis in the form of Restricted Stock.

    America First Properties Management Company L.L.C. (the "Manager"), will provide property management services for certain of the multifamily properties to be obtained by the Company. The Manager will receive a management fee equal to a stated percentage of the gross revenues generated by the property under management.

                                   APPENDIX A
                      FORM OF AGREEMENT AND PLAN OF MERGER
                  AMONG THE COMPANY, THE GENERAL PARTNERS AND
                                THE PARTNERSHIPS


    This Agreement and Plan of Merger (this "Agreement") dated as of
            , 1998, is by and among America First Real Estate Investment Company, Inc., a Delaware corporation (the "Company"); Capital Source L.P., a Delaware limited partnership ("Cap Source I"); Capital Source II L.P.-A, a Delaware limited partnership ("Cap Source II" and together with Cap Source I the "Partnerships" and individually, a "Partnership"); America First Capital Source I L.L.C., a Delaware limited liability company; Insured Mortgage Equities, Inc., a Delaware corporation (together with America First Capital Source I L.L.C. the "Cap Source I General Partners"); America First Capital Source II L.L.C.; and Insured Mortgage Equities II L.P. (together with America First Capital Source II L.L.C. the "Cap Source II General Partners" and collectively with the Cap Source I General Partners the "General Partners"). Capitalized terms used and not otherwise defined herein shall have the meanings assigned in Section 12.12 of this Agreement.


                              W I T N E S S E T H:

    WHEREAS, the Company, the General Partners and the Partnerships desire to merge the Partnerships and the General Partners with and into the Company, pursuant to Delaware law, with the Company being the surviving entity (the "Merger"), as part of the merger by consolidation of the Partnerships and the Company. The Company has filed a registration statement on Form S-4, No. 333-52117, including all amendments thereto (the "Registration Statement"), with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "Act") relating to the Transaction, of which the Prospectus/Consent Solicitation Statement of the Company (the "Prospectus/Consent Solicitation Statement") is a part; and

    WHEREAS, Section 263 of the General Corporation Law of the State of Delaware, 8 DEL.C. Section 101 ET SEQ. (the "DGCL") and Section 17-211 of the Delaware Revised Uniform Limited Partnership Act (the "Partnership Act") authorize the merger of a Delaware corporation and Delaware limited partnerships; and

    WHEREAS, Section 251 of the DGCL authorizes the merger of Delaware Corporations; and

    WHEREAS, Section 264 of the DGCL and Section 18-209 of the Delaware Limited Liability Company Act (the "LLC Act") authorize the merger of a Delaware corporation with Delaware limited liability companies; and

    WHEREAS, the Company's Certificate of Incorporation and Bylaws permit, and resolutions adopted by the Company's Board of Directors authorize, this Agreement and the consummation of the Merger.

    NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties to this Agreement covenant and agree as follows:

                                   ARTICLE I
                                   THE MERGER

    Section 1.01. THE MERGER; SURVIVING CORPORATION. Subject to the terms and conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.02 below), the Partnerships and the General Partners shall each be merged with and into the Company, pursuant to Section 17-211(e) of the Partnership Act, Sections 263, 264, 251 and 103 of the DGCL and Section 18-209 of the LLC Act, and the separate existence of each of the Partnerships and the General Partners shall cease. The Company shall be the surviving entity (the "Surviving Corporation") and shall continue to be governed by the DGCL.

    Section 1.02. EFFECTIVE TIME. In accordance with Section 17-211(e) of the Partnership Act and Sections 263, 264, 251 and 103 of the DGCL and Section 18-209 of the LLC Act, the Merger shall become effective (the "Effective Time") upon the filing of the certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, or at such later time, not later than five business days thereafter, as may be specified in the Certificate of Merger. All other filings or recordings required by Delaware law in connection with the Merger shall also be made.

    Section 1.03. EFFECT OF THE MERGER. The Merger shall have the effects set forth in Section 17-211 of the Partnership Act, Section 251, 263, and 264 of the DGCL and Section 18-209 of the LLC Act.

                                   ARTICLE II
                           THE SURVIVING CORPORATION

    Section 2.01. NAME. The name of the Surviving Corporation shall be America First Real Estate Investment Company, Inc.

    Section 2.02. CERTIFICATE OF INCORPORATION AND BYLAWS. The Certificate of Incorporation and Bylaws of the Company as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation unless and until amended in accordance with their terms and applicable law.

    Section 2.03. OFFICERS AND DIRECTORS. The officers of the Company immediately prior to the Effective Time shall continue as officers of the Surviving Corporation and remain officers until their successors are duly appointed or their prior resignation, removal or death. The directors of the Company immediately prior to the Effective Time shall continue as directors of the Surviving Corporation and shall remain directors until their successors are duly elected and qualified or their prior resignation, removal or death.

                                  ARTICLE III
                      CONVERSION OF PARTNERSHIP INTERESTS

    Section 3.01.  CONVERSION OF LIMITED PARTNER INTERESTS.


        (a) At the Effective Time, as a result of the Merger each Unit shall be converted, in proportion to the capital accounts of each Investor and pursuant to the terms of the Partnership Agreements, into the number of shares of the Company's Common Stock, $.001 par value per share (the "Common Stock"), as follows:


                                                                          NUMBER OF SHARES OF
PARTNERSHIP                                                              COMMON STOCK PER UNIT
----------------------------------------------------------------------  -----------------------
Cap Source I..........................................................             .5984
Cap Source II.........................................................             .3246


        At the Effective Time, as a result of the Merger, each Initial Limited Partner's Limited Partnership Interest shall be canceled and no consideration shall be issued in respect thereof.



        At the Effective Time, as a result of the Merger, the interests of the General Partners in the Partnerships shall be canceled and no consideration shall be issued in respect thereof.


        Each of the Partnerships has one class of Units and all such Units are held by the Investors.

        The number of shares of Common Stock to be issued as a result of the conversion of Units shall first be multiplied by the number of Units held by an Investor on the Record Date, as defined in the

    Prospectus/Consent Solicitation Statement. No fractional shares of Common Stock will be issued. Each Investor who would otherwise be entitled to a fractional share (which entitlement will be determined by combining such Investor's allocation of shares of Common Stock from each Partnership as to which such Investor is receiving shares) of Common Stock will instead receive cash equal to $25 multiplied by the fraction.

        (b) Notwithstanding subparagraph (a) above and subject to the limitations described herein, Investors who, in connection with the Transaction, elected to receive the Company's Variable Rate Junior Notes Callable On or After the Date of Issuance ("Notes"), will, except as hereinafter provided, receive Notes. In the event Investors elect to receive Notes in the aggregate principal amount which exceeds $40 million, the Notes will be allocated first to such Investors who voted against the Transaction, and any remaining Notes will be allocated on a pro rata basis (in denominations of $1,000) to those Investors who elected to receive Notes and either abstained from voting by indicating their abstention on the Consent Card or voted "YES" in favor of the Transaction. In such event, the Investors who voted for the Transaction or abstained from voting and who elected to receive Notes will receive shares of Common Stock in an amount equal to the difference between the Exchange Value allocable to such an Investor and the amount of Notes distributed to such an Investor. Subject to the foregoing limitations, each Unit held by an Investor who elected to receive Notes shall be converted into the Notes.


    Section 3.02. CONSIDERATION TO GENERAL PARTNERS. At the Effective Time, the Company shall transfer (i) 10,198.5 shares of Common Stock to America First Capital Source I L.L.C. in exchange for all of the assets of America First Capital Source I L.L.C.; (ii) 10,198.5 shares of Common Stock to Insured Mortgage Equities, Inc. in exchange for all of the assets of Insured Mortgage Equities, Inc.; (iii) 6,576 shares of Common Stock to America First Capital Source II L.L.C in exchange for all of the assets of America First Capital Source II L.L.C.; and (iv) 6,576 shares of Common Stock to Insured Mortgage Equities II L.P. in exchange for all of the assets of Insured Mortgage Equities II L.P. The Common Stock transferred in accordance with this Section 3.02 shall be registered in the name of America First Companies L.L.C. ("America First Companies"), except that the 6,576 shares transferred to Insured Mortgage Equities II L.P. shall be registered in the names and amounts set forth below:



                                                         PARTNERSHIP INTEREST
                                                          IN INSURED MORTGAGE   NUMBER OF SHARES
                                                           EQUITIES II L.P.     OF COMMON STOCK
                                                         ---------------------  ----------------
C.S. Housing II, Inc. (as general partner).............             49.8%            3,274.848
C.S. Housing II, Inc. (as limited partner).............              0.1%                6.576
Kevin F. McGuinness....................................              5.0%              328.800
Neil R. Silver.........................................              5.0%              328.800
Richard C. Silver......................................              5.0%              328.800
John Tommasini.........................................              2.5%              164.400
W. Duke Degrassi.......................................              2.0%              131.520
Catherine Dwyer........................................              2.0%              131.520
Jonathan Baum..........................................              2.0%              131.520
Paul L. Novello........................................              2.0%              131.520
William S. Gorin.......................................              2.0%              131.520
Donald Petrow..........................................              2.0%              131.520
Charles Gwirtsman......................................              1.0%               65.760
Arthur P. Fisch........................................              0.1%                6.576
America First Companies................................             19.5%            1,282.320
                                                                   -----        ----------------
Total..................................................            100.0%            6,576.000

    No fractional shares of Common Stock will be issued. The individuals or entities that would otherwise be entitled to have a fractional share of Common Stock registered in their name will instead receive cash equal to $25 multiplied by the fraction. The amount of cash to be given to the above individuals or entities is expected to be $200.00.


    Section 3.03. TAX ASPECTS. For federal income tax purposes, the conversion of the Units pursuant to Section 3.01(a) of this Agreement shall be deemed a transfer of the assets of each Partnership to the Company in exchange for the Common Stock and Notes and a distribution of such Common Stock and Notes in liquidation of each of the Partnerships pursuant to the terms of each respective Partnership Agreement in accordance with the provisions of the Partnership Agreements. The issuance of Common Stock set forth in Section 3.02 of this Agreement shall be deemed, for federal income tax purposes, transfers of the assets of the General Partners to the Company in exchange for the Common Stock listed in Section 3.02 with such Common Stock initially being issued to Cap Source I and Cap Source II for the benefit of the General Partners.

    As to the transfers by the Cap Source II General Partners and America First Capital Source I L.L.C., the parties intend that transfer of assets by such persons be an integral part of the organizational plan of the Company and as an exchange subject to the provisions of Section 351 of the Internal Revenue Code of 1986, as amended (the "Code"). As to the transfer by Insured Mortgage Equities, Inc., the parties hereto intend that the transfer of its assets be an integral part of the organizational plan of the Company and as a transaction described in Section 368(a)(1)(A) of the Code.

    Section 3.04.  ISSUANCE OF SHARES.

        (a) The Company shall designate an exchange agent (the "Exchange Agent") to act as such in connection with the issuance of certificates representing Common Stock and Notes pursuant to this Agreement.


        (b) As soon as practicable after the Effective Time, the Company shall cause the Exchange Agent to distribute to each Investor who, in connection with the Transaction, elected to receive shares of Common Stock, or who made no election with respect to Common Stock or Notes, and to the owners of the General Partners, certificates representing the number of shares of Common Stock to which such Investor and the owners of the General Partners are entitled pursuant to Section 3.01(a) and Section 3.02 of this Agreement.


    Section 3.05. ISSUANCE OF NOTES. As soon as practicable after the Effective Time, the Company shall cause the Exchange Agent to distribute to each Investor who elected to receive Notes in connection with the Transaction, Notes to which such Investor is entitled pursuant to, and subject to the limitations set forth in, Section 3.01(b) of this Agreement.

                                   ARTICLE IV
        TRANSFER AND CONVEYANCE OF ASSETS AND ASSUMPTION OF LIABILITIES


    Section 4.01. TRANSFER, CONVEYANCE AND ASSUMPTION. At the Effective Time, the Company shall continue in existence as the Surviving Corporation and without further transfer, succeed to and possess all the rights, privileges and powers of the General Partners and the Partnerships, and all the assets and property of whatever kind and character of the General Partners and the Partnerships shall vest in the Company without further act or deed. Thereafter, the Company, as the Surviving Corporation, shall be liable for all of the liabilities and obligations of the General Partners and the Partnerships, and any claim or judgement against the General Partners or the Partnerships may be enforced against the Company, as the Surviving Corporation, in accordance with Section 17-211 of the Partnership Act and Sections 263, 264, 259 and 103 of the DGCL and
Section 18-209 of the LLC Act.

    Section 4.02. FURTHER ASSURANCES. If at any time the Company shall consider or be advised that any further assignment, conveyance or assurance is necessary or advisable to vest, perfect or confirm of record in the Surviving Corporation the title to any property or right of the General Partners or the Partnerships, or otherwise, to carry out the provisions hereof, the proper representatives of the General Partners and the Partnerships as of the Effective Time shall execute and deliver any and all proper deeds, assignments and assurances, and do all things necessary and proper to vest, perfect or convey title to such property or right in the Surviving Corporation and otherwise to carry out the provisions hereof.


                                   ARTICLE V
               REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIPS

    The Partnerships each severally represent and warrant to the Company and to each other (with respect only to the Partnership making the representation and warranty) as follows:

    Section 5.01. VALIDITY OF ACTIONS. Each Partnership (a) is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware, (b) has the authority to conduct its business as currently conducted and to own and operate the properties which it now owns and operates, (c) is qualified to do business in all jurisdictions in which such qualification is necessary, and (d) has full power and authority to enter into this Agreement and to carry out all acts contemplated by it. This Agreement has been duly executed and delivered on behalf of the Partnerships, and has received all necessary authorization and is a legal, valid and binding obligation of the Partnerships, enforceable against the Partnerships in accordance with its terms. The execution and delivery of this Agreement and consummation of the transactions contemplated by it will not violate any provision of the Partnership Agreements nor violate, conflict with or result in any breach of any of the terms, provisions or conditions of, or constitute a default or cause acceleration of, any indebtedness under any agreement or instrument to which any of the Partnerships are a party or by which they or their assets may be bound, or cause a breach of any applicable federal or state law or governmental regulation, or any applicable order, judgment, writ, award, injunction or decree of any court or governmental instrumentality.

    Section 5.02. PARTNERSHIPS' FINANCIAL STATEMENTS. The financial statements and schedules of the Partnerships, together with related notes (the "Financial Statements"), set forth in the Registration Statement of the Company, fairly present, on the basis stated in the Registration Statement, the financial position of the Partnerships at the date or for the periods specified in the Registration Statement. The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP"), except to the extent stated therein.

    Section 5.03. NO MISSTATEMENTS. The representations of the Partnerships contained in this Agreement and the information supplied by the Partnerships for inclusion in the Registration Statement and the Prospectus/Consent Solicitation Statement do not contain any untrue statement of a material fact or omit to state any fact necessary to make such representations or information not materially misleading.

    Section 5.04. NO MATERIAL ADVERSE CHANGE. Since the respective dates as to which information is given in the Registration Statement and the Prospectus/Consent Solicitation Statement with respect to the Partnerships, and except as described in the Registration Statement or the Prospectus/Consent Solicitation Statement, there have been no changes in the business, operations, properties, assets or the prospects or condition, financial or otherwise, of the Partnerships which would, in the aggregate, have a material adverse effect on the business, properties, prospects, profitability, assets or financial condition of the Partnerships.

    Section 5.05. TITLE TO ASSETS. Each Partnership has good and marketable title to the assets reflected in the most recent balance sheet (the "Balance Sheet") included in the Financial Statements with respect to such Partnership, and will hold good and marketable title to such assets, and any assets acquired by the Partnership prior to the Effective Time, as of the Effective Time, except for assets disposed of in the ordinary course of business. Such assets, together with the related goodwill and rights of each Partnership as a going concern, tangible and intangible, are collectively referred to as the "Assets." Except as otherwise disclosed in the Balance Sheet or related notes accompanying it, all of the Assets are owned free and clear of any and all adverse claims, security interests, charges or other encumbrances or restrictions of every nature, except liens for current taxes not yet due and payable or landlords' liens as provided for in the relevant leases or by applicable law.

    Section 5.06. LIABILITIES OF THE PARTNERSHIPS. The Partnerships have no material liabilities, including, without limitation, liabilities for state or federal income, withholding or other taxes, except to the extent reflected, reserved against, or provided for in the Balance Sheet, and except for any material liabilities disclosed in the Prospectus/Consent Solicitation Statement
or any other obligations incurred after            , 1998 in the ordinary course
of business which subsequently incurred obligations are of an amount and nature as to be capable of being discharged from the operations of the Partnerships without requiring additional equity or borrowing.

    Section 5.07.  REPRESENTATIONS AND WARRANTIES PERTAINING TO REAL
PROPERTY. For purposes of the following representations and warranties, "Real Property" shall mean those parcels of real property of a Partnership as listed in the Prospectus/Consent Solicitation Statement and "Improvements" shall mean any building, structure or other improvements situated on the Real Property. Each Partnership makes the following representations and warranties only with respect to the Real Property owned by it as specified in the Prospectus/Consent Solicitation Statement.

        (a) To the best knowledge of each Partnership, all assumptions of the appraisers of the Real Property (the "Appraisers") used by the Appraisers in preparing the appraisals of the Real Property, as the same may have been revised (the "Appraisals"), are reasonable assumptions. All information provided by each Partnership to the Appraisers with respect to the Real Property was true and correct as of the date given.

        (b) To the best knowledge of each Partnership, there is at present no material violation of any law, ordinance, rule, requirement, resolution, policy statement or regulation (including, without limitation, those relating to land use, subdivision, zoning, environmental, occupational health and safety, water, and building and fire codes) of any governmental authority (collectively, "Governmental Regulations") applicable to the construction, alteration, rehabilitation, maintenance, use, operation or sale of any of the Real Property, which violation would have a material adverse impact on the use of the Real Property or the Improvements. None of the Partnerships have received notice or have knowledge that any governmental authority, or any employee or agent thereof, considers the operations, use or ownership of any of the Improvements to violate or have violated in a material manner any Governmental Regulation, or that any investigation has been commenced or is contemplated regarding such possible violation.

        (c) To the best knowledge of each Partnership, such Partnership has neither received notice nor has knowledge of any plan or study of any governmental authority which would materially adversely affect the use of the Real Property or the Improvements for their intended uses, or result in any public improvements which will result in any material charge being levied against, or any material lien assessed upon, all or any portion of such Real Property or Improvements.

        (d) To the best knowledge of each Partnership, such Partnership has good and marketable title to the Real Property and Improvements owned by it, free and clear of all liens, encumbrances, claims, covenants, conditions and restrictions, easements, rights of way, charges and any other exceptions to or defects of title ("Encumbrances"), except for (i) those matters disclosed in the Prospectus/Consent Solicitation Statement or the Title Insurance Policy issued to each Partnership with respect to each Real Property (collectively, the "Title Policies"), and (ii) those matters created by third parties which are the liability of the lessee of such Real Property and Improvements, or, in the absence of acceptance of responsibility by such lessee, have been or will be resolved by the Partnership.

        (e) Except as disclosed in the Prospectus/Consent Solicitation Statement or the Title Policies, to the best knowledge of each Partnership, there are no delinquent taxes, assessments, charges, debts, liabilities, claims or obligations arising from the construction, design, development, ownership, maintenance or operation of, or otherwise relating to, the Real Property or the Improvements, which matters could give rise to any mechanic's or materialmen's or other statutory or common law lien against such Real Property or Improvements or any part thereof which, individually or in the aggregate, would have a material adverse impact on the value of such Real Property and Improvements.

        (f) Except as disclosed in the Prospectus/Consent Solicitation Statement, to the best knowledge of each Partnership, none of the Real Property, which for purposes of this paragraph shall include, without limitation, subsurface soil and ground water, contains any substance, including, without limitation, any asbestos, formaldehyde, radioactive substance, hydrocarbons, industrial solvents, flammables, explosives, and any hazardous substance or toxic material, which could presently or at any time in the future cause a material detriment to or materially impair the value or beneficial use of the Real Property, or constitute or cause a health, safety or environmental hazard on or relating to the Real Property or to any person who may enter on the Real Property or require remediation at the behest of any governmental agency (collectively, "Hazardous Materials"). Except as disclosed in the Prospectus/Consent Solicitation Statement, none of the Partnerships have received notice that the ownership, operation, use and condition of any of the Real Property is in violation of any federal, state or local law, ordinance or regulation pertaining to industrial hygiene, Hazardous Materials or environmental protection. Except as disclosed in the Prospectus/Consent Solicitation Statement, to the best knowledge of each Partnership, there is no proceeding or action pending or, to its actual knowledge, threatened by any person or governmental agency regarding the environmental condition of any of the Real Property.

    Section 5.08. INSURANCE. Either each Partnership, or, in the absence of each Partnership so doing, the respective tenants of the Real Property and Improvements owned by each Partnership, or, where applicable, each borrower from each Partnership which holds a loan secured by real property owned by such borrower, carries, to the extent deemed reasonable by the General Partners under the circumstances, comprehensive liability, fire, extended coverage and rental loss insurance with respect to the Partnerships' properties with policy specifications and insured limits customarily carried for similar properties. All such policies are currently in effect and will remain in effect after the Merger.

    Section 5.09. TAXES. Each Partnership has filed timely all federal, state and local tax returns which it is required to file, has provided to its Investors all required Form K-1's and such other tax forms as may be required by federal, state or local authorities, and has no outstanding liability for any federal, state or local taxes or interest or penalties thereon, whether disputed or not, except taxes not yet payable which have been provided for in accordance with GAAP and are disclosed in the Financial Statements.

    Section 5.10. ACTIONS PENDING. Except as disclosed in the Prospectus/Consent Solicitation Statement: (a) there are no actions, suits, proceedings or claims pending or threatened against the Partnerships or the general partner of the Partnerships which, if determined adversely to such Partnerships, could (i) have a material adverse effect on the Partnerships, the Assets or the business of the Partnerships when taken as a whole, or (ii) prevent or delay the consummation of any of the transactions contemplated by this Agreement; (b) no Partnership, to the best of its knowledge, is the subject of any pending or threatened investigation relating to any aspect of such Partnership's operations by any federal, state or local governmental agency or authority; and (c) each Partnership, to the best of its knowledge, is not and has not been the subject of any formal or informal complaint, investigation or inspection under the Equal Employment Opportunity Act or the Occupational Safety and Health Act (or their state or local counterparts) or by any other federal, state or local authority.

    Section 5.11. APPRAISAL OF PARTNERSHIPS. To the best knowledge of each Partnership, the information furnished by such Partnership to the appraisers named in the Prospectus/Consent Solicitation Statement for the purposes of determining the appraised value of the Partnerships is accurate and complete in all material respects.


                                   ARTICLE VI
             REPRESENTATIONS AND WARRANTIES OF THE GENERAL PARTNERS



    The General Partners represent to the Partnerships and to the Company as follows:



    Section 6.01 VALIDITY OF ACTIONS. Each General Partner (a) is duly organized, validly existing and in good standing under the laws of the State of Delaware, (b) has the authority to conduct its business as currently conducted,
(c) is qualified to do business in all jurisdictions in which such qualification is necessary, and (d) has full power and authority to enter into this Agreement and to carry out all acts contemplated by it. This Agreement has been duly executed and delivered on behalf of the General Partners, has received all necessary authorization and is a legal, valid and binding obligation of the General Partners, enforceable against each General Partner in accordance with its terms. The execution and delivery of this Agreement and consummation of the transactions contemplated by it will not violate any provision of the Certificate of Incorporation, Bylaws, Limited Partnership Agreement, Operating Agreement or other organizational documents of the General Partners nor violate, conflict with or result in any breach of any of the terms, provisions or conditions of, or constitute a default or cause acceleration of any indebtedness under any agreement or instrument to which any General Partner is a party or by which a General Partner or its assets may be bound, or cause a breach of any applicable federal or state law or regulations, or any applicable order, judgment, writ, award, injunction or decree of any court or governmental instrumentality.



    Section 6.02 CAPITAL INTERESTS OF THE GENERAL PARTNERS. The authorized capital stock of Insured Mortgage Equities Inc. consists of 1,000 shares of Common Stock, par value $1.00 per share, all of which are issued and outstanding as of the date of this Agreement. America First Capital Source I L.L.C. has 101 member interests, $1.00 contribution per interest, issued and outstanding as of the date of this Agreement. The limited partner interests of Insured Mortgage Equities II L.P. are owned 49.8% by its general partner, and the remaining 50.2% by various limited partners, as of the date of this Agreement. America First Capital Source II L.L.C. has 101 member interests, $1.00 contribution per interest, issued and outstanding as of the date of this Agreement.



    Section 6.03 NO MISSTATEMENTS. The representations of the General Partners contained in this Agreement and the information supplied by the General Partners for inclusion in the Registration Statement and the Prospectus/Consent Solicitation Statement do not contain any untrue statement of a material fact or omit to state any fact necessary to make such representations or information not materially misleading.



    Section 6.04 NO MATERIAL ADVERSE CHANGE. Since the respective dates as to which information is given in the Registration Statement and the Prospectus/Consent Solicitation Statement with respect to the General Partners, and except as described in the Registration Statement or the Prospectus/Consent Solicitation Statement, there have been no changes in the business, operations, properties, assets or the prospects or condition, financial or otherwise, of the General Partners which would, in the aggregate, have a material adverse effect on the business, properties, prospects, profitability, assets or financial condition of the General Partners.



    Section 6.05 TITLE TO ASSETS. The assets of the General Partners, together with the related goodwill and rights of each General Partner as a going concern, tangible and intangible, are collectively referred to as the "the General Partner Assets." Except as otherwise disclosed in the Registration Statement or the Prospectus/Consent Solicitation Statement, all of the General Partner Assets are owned free and clear of any and all adverse claims, security interests, charges or other encumbrances or restrictions of every nature, except liens for current taxes not yet due and payable or landlords' liens as provided for in the relevant leases or by applicable law.

    Section 6.06 LIABILITIES OF THE GENERAL PARTNERS. The General Partners have no material liabilities, contingent or otherwise, including, without limitation, liabilities for state or federal income, withholding or other taxes, except for any material liabilities disclosed in the Prospectus/Consent
Solicitation Statement or any other obligations incurred after        , 1998, in
the ordinary course of business which subsequently incurred obligations are of an amount and nature as to be capable of being discharged from the operations of the General Partners without requiring additional equity or borrowing.



    Section 6.07 INSURANCE. All of the General Partner Assets have been continuously and are currently covered by effective insurance policies insuring against such losses and risks as are generally insured against by comparable businesses and in such amounts as are generally carried by comparable businesses. The insurance coverage provided by such policies complies with all applicable legal requirements. All such policies are currently in effect and will remain in effect after the Merger.



    Section 6.08 TAXES. The General Partners have filed timely all federal, state and local tax returns which the General Partners are required to file, and have no outstanding liability for any federal, state or local taxes or interest or penalties thereon (collectively, "Taxes"), whether disputed or not, except Taxes not yet payable.



    Section 6.9 NO TAX LIABILITY. The Merger will not result in any liability to the General Partners or the Company for Taxes.



    Section 6.10 ACTIONS PENDING. Except as disclosed in the Prospectus/Consent Solicitation Statement: (a) there are no actions, suits, proceedings or claims pending or threatened against the General Partners which, if determined adversely to the General Partners, could (i) have a material adverse effect on the General Partners, the General Partner Assets, or the business of the General Partners when taken as a whole, or (ii) present or delay the consummation of any of the transactions contemplated by this Agreement; (b) the General Partners, to the best of their knowledge, are not the subject of any pending or threatened investigation relating to any aspect of the General Partners' operations by any federal, state or local governmental agency or authority; and (c) the General Partners, to the best of their knowledge, are not and have not been the subject of any formal or informal complaint, investigation or inspection under the Equal Employment Opportunity Act or the Occupational Safety and Health Act (or their state or local counterparts) or by any other federal, state or local authority.



                                  ARTICLE VII
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY


    The Company represents and warrants to the Partnerships as follows:


    Section 7.01. VALIDITY OF ACTIONS. The Company (a) is duly organized, validly existing and in good standing under the laws of the State of Delaware,
(b) has the authority to conduct its business as currently conducted, (c) is qualified to do business in all jurisdictions in which such qualification is necessary, and (d) has full power and authority to enter into this Agreement and to carry out all acts contemplated by it, and (e) has no commitment to sell or otherwise transfer any of its assets except as contemplated under Section 6.04 and except in the ordinary course of business. This Agreement has been duly executed and delivered on behalf of the Company, has received all necessary authorization and is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The execution and delivery of this Agreement and consummation of the transactions contemplated by it will not violate any provision of the Certificate of Incorporation or Bylaws of the Company nor violate, conflict with or result in any breach of any of the terms, provisions or conditions of, or constitute a default or cause acceleration of, any indebtedness under any agreement or instrument to which the Company is a party or by which it or its assets may be bound, or cause a breach of any applicable federal or state law or regulation, or any applicable order, judgment, writ, award, injunction or decree of any court or governmental instrumentality.

    Section 7.02. CAPITAL STOCK OF THE COMPANY. The authorized capital stock of the Company consists of 100,000,000 shares of capital stock, of which there are 50,000,000 shares of Common Stock and 50,000,000 shares of Preferred Stock authorized. One thousand shares of Common Stock, having an aggregate par value of $1.00, are issued and outstanding as of the date of this Agreement, and such shares of Common Stock constitute all of the issued and outstanding capital stock of the Company outstanding as of the date hereof. The shares of Common Stock of the Company to be delivered pursuant to Sections 3.01 and 3.02 of this Agreement have been duly and validly authorized, and when issued and delivered, will be fully paid and nonassessable. As of the date hereof, the Company has no binding commitment to issue any capital stock, except as otherwise required pursuant to the terms of this Agreement.



    Section 7.03. MISSTATEMENTS. The representations of the Company contained in this Agreement and the information regarding the Company contained in the Registration Statement and the Prospectus/ Consent Solicitation Statement do not contain any untrue statement of a material fact or omit to state any fact necessary to make such representations or information not materially misleading.



    Section 7.04. INVESTMENT OF CASH. Upon consummation of the Merger, the Company will invest the cash it receives from the Partnerships so that not more than 80% of the Company's assets will consist of assets listed under Section 351(e)(1) of the Code.



                                  ARTICLE VIII
                            COVENANTS OF THE PARTIES



    Section 8.01. PROHIBITED ACTS. Pending consummation of the Merger or prior to termination of this Agreement, the Partnerships agree that, without prior written consent of the Company, given in a letter which specifically refers to this Section of the Agreement, the Partnerships shall:


        (a) use their reasonable efforts so as not to perform any act, or omit to take any action that would make any of their representations made above or any information pertaining to them in the Registration Statement or the Prospectus/Consent Solicitation Statement inaccurate or materially misleading as of the Effective Time;

        (b) not enter into any commitment, contract or other transaction in any way affecting any of the Partnerships' business, except to carry out its business in the ordinary course, and as contemplated by this Agreement or in the Prospectus/Consent Solicitation Statement;

        (c) not make any loans or advances to, or investments in, any other corporation, partnership or other legal entity or to any other persons except in the ordinary course of business;

        (d) not borrow money for any purpose or agree to become contingently liable, by guaranty or otherwise, for the obligations or indebtedness of any other person other than in the ordinary course of business; and

        (e) not mortgage, pledge, encumber, sell, lease or transfer any of the Assets other than in the ordinary course of business.


    Section 8.02. NOTICE. Pending the consummation of the Merger or prior to termination of this Agreement, each party agrees that it will promptly advise the other of the occurrence of any condition or event which would make any of its representations contained in this Agreement or the Prospectus/Consent Solicitation Statement inaccurate, incorrect, or materially misleading.



    Section 8.03. ADDITIONAL DOCUMENTS. At the request of any party, each party will execute and deliver any additional documents and perform in good faith such acts as reasonably may be required in order to consummate the transactions contemplated by this Agreement.

                                   ARTICLE IX
                            CONDITIONS TO THE MERGER



    The obligation of the Company, each Partnership and each General Partner to consummate the Merger shall be subject to compliance with or satisfaction of the following conditions:



    Section 9.01. BRING DOWN. The representations and warranties set forth in this Agreement shall be true and correct in all material respects at and as of the Effective Time as if then made (except for those representations and warranties made as of a given date, which shall continue to be true and correct as of such given date), as evidenced by a certificate made by the General Partners of each Partnership and the President, Chief Executive Officer or Chief Operating Officer of the Company, as of the Effective Time.



    Section 9.02. COMPLIANCE. The Company, each of the General Partners and each Partnership shall have complied with all of the covenants and agreements in this Agreement on its part to be complied with as of or prior to the Effective Time.



    Section 9.03. PARTNERSHIP APPROVALS. The Investors holding a majority of outstanding Units of Cap Source I and Cap Source II shall have approved the Transaction and the Dissenting Investors of the Partnerships have not elected to receive Notes exceeding $40,000,000 in principal amount.



    Section 9.04. STOCK EXCHANGE LISTING. At or before the Effective Time, the Common Stock to be issued in the Merger shall be approved for listing on the New York Stock Exchange, subject to official notice of issuance.



    Section 9.05. CONSENTS OBTAINED. All necessary consents, waivers, approvals, authorizations or orders required to be obtained, and the making of all filings required to be made by any party to the Merger for the authorization, execution and delivery of this Agreement and the Certificate and Plan of Merger between the Company, the General Partners and the Partnerships, and the consummation of the transactions contemplated thereby on or before (and remain in effect at) the Effective Time shall have been obtained or made.



    Section 9.06. NO MATERIAL ADVERSE CHANGE. Since the respective dates as to which information is given in the Registration Statement and the Prospectus/Consent Solicitation Statement, there shall not have occurred or been threatened any material adverse changes in the overall business or prospects of the Partnerships or in the tax or other regulatory provisions applicable to the Partnerships, the General Partners or the Company, and the Company shall not have become aware of any facts that, in the sole judgment of the Company and the General Partners, have or may have a material effect, whether adverse or otherwise, on the Partnerships, taken as a whole, the Transaction, or the value to the Company of the properties of the Partnerships, taken as a whole.



    Section 9.07. OPINIONS AND LETTERS. The Company shall have received, on or prior to the Effective Time, an opinion of counsel, which shall not have been withdrawn as of the Effective Time, to the effect that for federal income tax purposes the Merger will be an exchange subject to the nonrecognition provisions of Section 351 of the Code; provided, however, that for purposes of this Section 8.07, the Merger shall include only the merger of the Partnerships into the Company and the related transfer of assets by the Partnerships to the Company.



    Section 9.08. NO STATUTE, RULE OR REGULATION AFFECTING CONSUMMATION. At the Effective Time, there shall be no statute, rule, regulation, injunction or court order enacted or issued by the United States or any State, or by a court, which prohibits or challenges the consummation of the Transaction.



    Section 9.09. NO DECLARATIONS. At the Effective Time, there shall be no declaration of suspension of trading in, or limitation on prices for, securities generally on the New York Stock Exchange, declaration of a banking moratorium by federal or state authorities or any suspension of payments by banks in the United States (whether mandatory or not) or of the extension of credit by lending institutions in the United States, or commencement of war, armed hostility, or other international or national calamity directly or indirectly involving the United States, which war, hostility or calamity, in the sole judgment of the Company, would have a material adverse effect on the business objectives of the Company, or, in the case of any of the foregoing existing on the date of the Prospectus/Consent Solicitation Statement, any material acceleration or worsening thereof.


    Section 9.10. EFFECTIVENESS OF REGISTRATION STATEMENT. At or prior to the Effective Time, the Registration Statement shall have been declared effective, no stop order suspending the effectiveness of the Registration Statement shall have been issued, no proceedings for such purpose shall have been initiated, and all necessary approvals under state securities or blue sky laws shall have been received.



                                   ARTICLE X
                                OTHER AGREEMENTS



    Section 10.01. WAIVER BY GENERAL PARTNERS. Immediately prior to the Effective Time, the General Partners of the Partnerships shall waive all rights to any fees not accrued to the Effective Time. The General Partners each further acknowledge that they have no rights to additional distributions of fees or proceeds of sale or liquidation by the Partnerships. The parties to this Agreement hereby acknowledge and agree that at the Effective Time, CS Properties I Inc., an affiliate of the Cap Source I General Partners that serves as the general partner of Oyster Cove Limited Partnership, Cypress Landings II, Ltd., and Fox Hollow, Ltd., will waive all amounts due to or potentially due to CS Properties I Inc. by these limited partnerships.



    Section 10.02.  INDEMNIFICATION.


        (a) To the fullest extent permitted by law, the Partnerships and the General Partners (the "Indemnifying Parties"), jointly and severally, agree to defend, indemnify and hold harmless the Company and its directors, officers, employees and agents (the "Indemnified Parties") from and against any losses, claims, damages or liabilities (including, without limitation, attorneys' fees and disbursements) to which such Indemnified Party may become subject under the Act, the Securities Exchange Act of 1934, as amended, or otherwise, insofar as such losses, claims, damages or liabilities (or actions with respect thereof arise out of or are based upon an untrue statement or an alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus/Consent Solicitation Statement, or any amendment or supplement to such documents, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or to the extent that such losses, claims, damages or liabilities (including, without limitation, attorneys' fees and disbursements) result from a breach by an Indemnifying Party of the representations and warranties of the Partnerships contained in Article V of this Agreement.

        (b) The Indemnified Parties shall give (or cause to be given) to the Indemnifying Parties notice of claim or matter for which indemnity is (or will be) sought under this Section 9.02; such notice shall be given promptly after the Indemnified Parties receive actual notice or knowledge of the claim or matter that is subject to indemnification. With respect to any claim asserted by a third party against any Indemnified Parties for which indemnity is sought, the relevant Indemnifying Party shall have the right to employ counsel reasonably acceptable to the relevant Indemnified Parties to defend against such assertion, and such Indemnifying Parties shall have the right to compromise or otherwise settle any such action or claim only with the prior written consent of the relevant Indemnified Party, which shall not be unreasonably withheld.

        (c) This Section 9.02 shall survive the Merger for a period of three (3) years from the Effective Time.

                                   ARTICLE XI
                         TERMINATION; AMENDMENT; WAIVER



    Section 11.01. TERMINATION. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (a) by mutual consent of the Board of Directors of the Company and the General Partners of the Partnerships, (b) by action of the Board of Directors of the Company in the event of a failure of a condition to the obligations of the Company set forth in Article VIII of this Agreement, (c) by action of the General Partners of the Partnerships in the event of a failure of a condition to the obligations of the Partnerships set forth in Article VIII of this Agreement, or (d) by action of the Board of Directors of the Company or of the General Partners of the Partnerships in the event that the Merger is not consummated
prior to            , 1998 or such later date as the parties shall mutually
agree in writing.



    Section 11.02. EFFECT OF TERMINATION. If this Agreement is terminated pursuant to Section 10.01, this Agreement shall become void and of no effect with no liability on the part of any party hereto.



    Section 11.03. AMENDMENT. The parties hereto may, by written agreement, amend this Agreement at any time prior to the filing of the Certificate of Merger with the Delaware Secretary of State, such amendment to be approved by the parties hereto; provided that, after the approval of the Merger by the Investors holding a majority of the Units of each Partnership no amendment shall be made which alters or changes (a) the amount or kind of consideration which the Investors of each Partnership are entitled to receive upon conversion of the Units of each Partnership, (b) the Certificate of Incorporation of the Company, or (c) the terms and conditions of this Agreement if such alteration or change would have an adverse effect on the Investors of each Partnership or the shareholders of the Company.



    Section 11.04. WAIVER. At any time prior to the Effective Time, any party to this Agreement may extend the time for the performance of any of the obligations or other acts of any other party hereto, or waive compliance with any of the agreements of any other party or with any condition to the obligations hereunder, in each case only to the extent that such obligations, agreements and conditions are intended for its benefit.



                                  ARTICLE XII
                                 MISCELLANEOUS



    Section 12.01. EXPENSES. The expenses associated with the Merger shall be paid as set forth in the Prospectus/Consent Solicitation Statement. Any additional expenses associated with the Asset Transfer shall be paid by the Company. Notwithstanding the foregoing, the Company shall have no obligation to pay any personal expense of any beneficial owner of a Transferor or any expense of a Transferor not a result of transactions contemplated under this Agreement.



    Section 12.02. NOTICES. All notices or other communications required or permitted under the terms of this Agreement by any party shall be made in writing and shall be delivered by first class mail or by personal delivery, postage or fees prepaid, to the other parties at America First Companies L.L.C.,
Attn: Paul L. Abbott, 399 Park Avenue, Floor 36, New York, New York 10022, with a copy to Kutak Rock, 717 17th Street, Suite 2900, Denver, Colorado 80202,
Attention: Paul E. Belitz, or to such other address as any of the parties hereto may designate by notice to the others.



    Section 12.03. NON-ASSIGNABILITY. This Agreement shall not be assignable by any of the parties to this Agreement.



    Section 12.04. ENTIRE AGREEMENT. This Agreement contains the parties' entire understanding and agreement with respect to its subject matter, and any and all conflicting or inconsistent discussions, agreements, promises, representations and statements, if any, between the parties or their representatives that are not incorporated in this Agreement shall be null and void and are merged into this Agreement.

    Section 12.05. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall constitute an original, but all of which together shall constitute a single agreement.



    Section 12.06. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to conflicts of law principles.



    Section 12.07. HEADINGS. The various section headings are inserted for purposes of reference only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.



    Section 12.08. GENDER; NUMBER. All references to gender or number in this Agreement shall be deemed interchangeably to have a masculine, feminine, neuter, singular or plural meaning, as the sense of the context requires.



    Section 12.09. SEVERABILITY. The provisions of this Agreement shall be severable, and any invalidity, unenforceability or illegality of any provision or provisions of this Agreement shall not affect any other provision or provisions of this Agreement, and each term and provision of this Agreement shall be construed to be valid and enforceable to the full extent permitted by law.



    Section 12.10. AUTHORIZATION. The General Partners (a) shall be authorized, at such time in their full discretion as they deem appropriate, to execute, acknowledge, verify, deliver, file and record, for and in the name of the Partnerships and, to the extent necessary, the General Partners and the Investors, any and all documents and instruments, and (b) shall do and perform any and all acts required by applicable law or which the General Partners deem necessary or advisable to effectuate the Merger.



    Section 12.11. LIMITATIONS OF REMEDIES. If any party hereto becomes aware, prior to the closing, of a breach of any representation, warranty or covenant contained in this Agreement, the sole remedy of the nonbreaching party for such breach shall be limited to termination of this Agreement.



    Section 12.12. DEFINITIONS. The following terms used in this Agreement have the meanings specified in this Section 12.12. Unless otherwise defined in this Agreement, all other initially capitalized terms shall have the meanings specified in the Partnership Agreements.



    "INVESTOR" shall mean any person or entity who is either (i) a Unit holder or (ii) a holder of a Limited Partner Interest, other than each Initial Limited Partner.



    "PARTNERSHIP AGREEMENT" shall mean the respective partnership agreement of each Partnership, and such agreements are collectively referred to in this Agreement as the "PARTNERSHIP AGREEMENTS."



    "UNIT" shall mean (i) a beneficial interest in a Limited Partner Interest represented by a beneficial assignment certificate and (ii) a Limited Partnership Interest, other than a Limited Partnership Interest held by an Initial Limited Partner.

    IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by an officer duly authorized to do so, all as of the day and year first above written.

                                          AMERICA FIRST REAL ESTATE
                                            INVESTMENT COMPANY, INC.,
                                            a Delaware corporation

                                          By
                                          --------------------------------------

  -----------------------------------------------------------------------------,
                                             President

                                          CAPITAL SOURCE L.P., a Delaware
                                          limited
                                            partnership

                                          By:
                                          --------------------------------------

                                              General Partner

                                              By
                                             -----------------------------------

   ----------------------------------------------------------------------------,
                                                 President

                                          By:
                                          --------------------------------------

                                              General Partner

                                              By
                                             -----------------------------------

   ----------------------------------------------------------------------------,
                                                 President

                                          CAPITAL SOURCE II L.P.-A, a Delaware
                                          limited
                                            partnership

                                          By:
                                          --------------------------------------

                                              General Partner

                                              By
                                             -----------------------------------

   ----------------------------------------------------------------------------,
                                                 President

                                          By:
                                          --------------------------------------

                                              General Partner

                                              By
                                             -----------------------------------

   ----------------------------------------------------------------------------,
                                                 President

                                          AMERICA FIRST CAPITAL SOURCE I L.L.C.,
                                            a Delaware limited liability company

                                          By
                                          --------------------------------------

  -----------------------------------------------------------------------------,
                                             President

                                          INSURED MORTGAGE EQUITIES INC.,
                                            a Delaware corporation

                                          By
                                          --------------------------------------

  -----------------------------------------------------------------------------,
                                             President

                                          AMERICA FIRST CAPITAL SOURCE II,
                                          L.L.C.
                                            a Delaware limited liability company

                                          By
                                          --------------------------------------

  -----------------------------------------------------------------------------,
                                             President

                                          INSURED MORTGAGE EQUITIES II L.P.,
                                            a Delaware limited partnership

                                          By
                                          --------------------------------------

                                             General Partner

                                             By
                                            ------------------------------------

   ----------------------------------------------------------------------------,
                                                President

                                   APPENDIX B
                                FAIRNESS OPINION


                                    May 7, 1998

The Special Committee of
the Board of Managers of America First Companies L.L.C.

    Mr. George J. Kubat
    4601 South 76th Street
    Omaha, NE 68132

    Dr. Martin A. Massengale
    University of Nebraska
    Lincoln, NE 68583

America First Real Estate
  Investment Company, Inc.
Suite 400
1004 Farnam Street
Omaha, NE 68102

Capital Source L.P. and
  Capital Source II L.P.-A
Suite 400
1004 Farnam Street
Omaha, NE 68102

Ladies and Gentlemen:

    You have requested Sutro & Co., Inc.'s ("Sutro & Co.") opinion as investment bankers as to the fairness, from a financial point of view, of the consideration to be received by the holders (the "Investors") of beneficial assignment certificates representing assigned limited partnership interests (the "Units") in Capital Source L.P. ("Cap Source I") and Capital Source II L.P.-A ("Cap Source II") (collectively, the "Partnerships"), in connection with the proposed merger (the "Transaction") of Cap Source I and Cap Source II with and into America First Real Estate Investment Company, Inc. (the "Company"), a newly formed Delaware corporation that intends to qualify as a "C" Corporation for federal income tax purposes.

    Sutro & Co. has been advised by the Partnerships and the Company that in connection with the proposed Transaction, (a) Investors will receive, at their election and subject to certain limitations, either shares of the Company's $0.001 par value common stock (the "Shares" or "Consideration") or Variable Rate Junior Notes Callable On or After the Date of Issuance (the "Notes"), (b) up to 2,019,282 Shares have been allocated to Investors in Cap Source I in exchange for the Investors' Units and up to 1,302,056 Shares have been allocated to Investors in Cap Source II in exchange for the Investors' Units, (c) up to 33,549 Shares or 1.00% of the pro forma outstanding Shares immediately following the consummation of the Transaction have been collectively allocated to Insured Mortgage Equities, Inc. and America First Capital Source I, LLC (together, the "Cap Source I General Partners") and Insured Mortgage Equities, Inc. and America First Capital Source II, LLC (together, the "Cap Source II General Partners" and collectively with the Cap Source I General Partners, the "General Partners") and
(d) the Company will enter into an advisory agreement (the "Advisory Agreement") with America First Real Estate Advisors LLC (the "Advisor") to manage the Company.

    Sutro & Co., in conducting its review and arriving at its opinion, noted that the exchange ratios (the "Exchange Ratios") for Cap Source I and Cap Source II in the Transaction are based on (i) the principal amount of the investments in FHA loans and GNMA certificates at December 31, 1997 in the audited Parent Company Only Condensed Balance Sheets contained in the Annual Reports on Form 10-K for 1997 for each of the Partnerships, (ii) the value of the Partnerships' investments in the operating partnerships (that owned the underlying real estate properties of each of the Partnerships) based on certain appraisals prepared by Valuation Research dated December 31, 1997 (the "Appraisals"), and (iii) the market values of the Partnerships' remaining assets and liabilities at December 31, 1997 and before transaction costs or other costs associated with the Transaction (individually or collectively the "Exchange Values"). The Exchange Ratios relating to the Exchange Values for Cap Source I and Cap Source II are used to determine the allocation of Shares to be received by the Investors in Cap Source I and Cap Source II in the Transaction and the principal allocation of the Notes to be received by Investors in Cap Source I and Cap Source II in the Transaction.

    Additionally, Sutro & Co. was requested to provide an opinion as to the fairness, from a financial point of view, of the principal allocation of the Notes that may be elected by the Investors. As used herein, principal allocation refers solely to the method of allocation, as determined by the Exchange Values, of the Notes among the investors in the Partnerships. Sutro & Co. in arriving at its opinion as to the fairness, from a financial point of view, of the Consideration to be received by the Investors, assumes that the maximum amount of Notes that may be issued in the Transaction is $40.0 million.

    Based upon and subject to the foregoing and following, Sutro & Co. is of the opinion, as investment bankers, that, as of the date hereof, the Consideration to be received by the Investors and the General Partners collectively, the allocation of such Consideration among the Investors and the General Partners, and the principal allocation of the Notes, in the Transaction, is fair to the Investors and the General Partners from a financial point of view.

    Sutro & Co., as part of its investment banking business, is regularly engaged in the evaluation of capital structures, the valuation of businesses and their securities in connection with mergers and acquisitions, firm commitment underwritings, secondary distributions of listed and unlisted securities, private placements, financial restructurings and other financial services. Sutro & Co. is currently acting as a financial advisor to the Special Committee of the Board of Managers of America First Companies L.L.C. (the "Special Committee") in connection with the proposed Transaction and will receive a fee for delivering this opinion and for performing those advisory services. The Partnerships have agreed to indemnify Sutro & Co. against certain liabilities arising out of or in connection with the services rendered by Sutro & Co. under such engagement. Sutro & Co., in the ordinary course of business, may in the future trade securities of the Company for its own account or for the accounts of its customers, and accordingly, may at any time hold a long or short position in those securities.

    Sutro & Co., in arriving at its opinion, reviewed and analyzed, among other things, the following: (a) the Registration Statement on Form S-4 of the Company as filed on May 7, 1998, including the Preliminary Prospectus/Consent Solicitation Statement included therein, (b) the Appraisals, (c) individual Partnership Annual Reports and Reports on Form 10-K for the years ended December 31, 1996 and December 31, 1997, (d) the Prospectus of Capital Source I dated January 10, 1986, (e) the Prospectus of Capital Source II dated February 6, 1987, (f) the Agreement and Plan of Merger among the Partnerships, the General Partners and the Company, (g) certain other publicly available business, financial and other information concerning the Partnerships, (h) certain internal information, primarily financial in nature (including analytical models, projections, forecasts, estimates and analyses) prepared by or on behalf of the management of the Partnerships, and (i) certain information provided to us by the management of the Partnerships concerning the distributions on, the trading of and the trading market for, the equity securities of the Partnerships.

    In the course of Sutro & Co.'s engagement, Sutro & Co. held discussions with the senior management of the Partnerships concerning the historical, current and projected future operations, business plans, financial conditions and results, and prospects of the Partnerships. Additionally, Sutro & Co. has discussed with representatives of Valuation Research, the results, methodology and limitations of the Appraisals. Sutro & Co. has not, however, independently verified the accuracy or completeness of the Appraisals.

    In conducting its review, Sutro & Co. has relied upon and assumed the accuracy and completeness of the financial and other information, including the Appraisals, provided to Sutro & Co. or which were publicly available and have not attempted to verify the same. Sutro & Co. has relied upon the statements and information provided by the management of the Partnerships as to the reasonableness and achievability of the financial and operating forecasts and projections (and the assumptions and bases therefor) provided to Sutro & Co. While the financial models and the financial projections, that were provided by the management of the Partnerships, that project future results of the Partnerships are inherently subject to uncertainty, we have assumed that such forecasts and projections are the best currently available estimates and good faith judgments of the management of the Partnerships as to the future performance of the Partnerships.

    In rendering its opinion, Sutro & Co. notes that the consummation of the proposed Transaction is conditioned upon, among other things, the approval of the majority of both Partnerships. Sutro & Co. is not recommending or disapproving of any action that may be taken by the Investors, the Partnerships, the Company, the Advisor or any other person in regard to the Transaction. This opinion does not constitute a recommendation of the proposed Transaction over any alternative Transactions which may be possible for the Partnerships and does not address the Partnerships' underlying business decision to effect the proposed Transaction. Furthermore, our analysis in this matter has not considered any other aspect of the proposed Transaction or any agreement or other matters, which include, but are not limited to, the terms or fairness of the Advisory Agreement except with respect to the fees payable to the Advisor. Sutro & Co. was not asked to opine on and is not expressing an opinion as to:
(a) the terms of the Transaction, (b) the tax consequences of the Transaction to the Investors, and (c) the prices at which the Company's securities may trade at in the future.

    In connection with this opinion, we have assumed that the documents to be prepared and used to effect the Transaction will do substantially on the terms set forth in the Agreement and Plan of Merger among the Partnerships, the General Partners and the Company. Sutro & Co. has not participated in the negotiation of the Transaction or provided any legal or other advice with respect to the Transaction except as otherwise described herein or to providing advice regarding the Advisory Agreement between the Company and the Advisor.

    Sutro & Co.'s opinion is necessarily based upon conditions as they exist and can be evaluated as of the date hereof and the information made available to Sutro & Co. as of the dates that such information was prepared and based upon.

    The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. Sutro & Co. has advised the Partnerships that its entire analysis must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its opinion.


    It is understood and agreed that this opinion is provided solely for the use of the Special Committee, the Partnerships and the Investors as one element of their consideration of the Transaction, and may not be used for any other purpose or any other party, or otherwise referred to, relied upon, quoted, summarized or circulated, except with Sutro & Co.'s written consent. This opinion may be reproduced in full in the Company's Prospectus/Consent Solicitation Statement pertaining to the Transaction.


                                          /s/ Sutro & Co., Inc.
                                          Sutro & Co., Inc.

                                   APPENDIX C
                       FORM OF BRINGDOWN FAIRNESS OPINION



            , 1998



The Special Committee of the Board of Managers of America First Companies L.L.C.



    Mr. George J. Kubat
    4601 South 76th Street
    Omaha, NE 68132



    Dr. Martin A. Massengale
    University of Nebraska
    Lincoln, NE 68583



America First Real Estate Investment Company, Inc.
Suite 400
1004 Farnam Street
Omaha, NE 68102



Capital Source L.P. and Capital Source II L.P.-A
Suite 400
1004 Farnam Street
Omaha, NE 68102



Ladies and Gentlemen:



As of May 7, 1998, Sutro & Co., Inc. delivered to you an initial fairness opinion (the "Initial Fairness Opinion") (a copy of which is attached hereto as Exhibit A and is incorporated herein by this reference) as investment bankers as to the fairness, from a financial point of view, of the consideration to be received by the holders of beneficial assignment certificates representing assigned limited partnership interests in Capital Source L.P. ("Cap Source I") and Capital Source II L.P.-A ("Cap Source II"), in connection with the proposed merger of Cap Source I and Cap Source II with and into America First Real Estate Investment Company, Inc., a newly formed Delaware corporation that intends to qualify as a "C" Corporation for federal income tax purposes.



You have requested that Sutro & Co. confirm that the opinion set forth in the Initial Fairness Opinion remains true and correct as of the date hereof. All capitalized terms used herein, not otherwise defined, shall have the meanings ascribed to them in the Initial Fairness Opinion.



Sutro & Co. hereby confirms, subject to and based on all of the assumptions, limitations, and qualifications set forth in the Initial Fairness Opinion and such other updated and/or additional information that Sutro & Co. believed was necessary or appropriate to render this opinion, that Sutro & Co. is of the opinion that, as investment bankers as of the date hereof, the Consideration to be received by the Investors and the General Partners collectively, the allocation of such Consideration among the Investors and the General Partners, and the principal allocation of the Notes, in the Transaction, is fair to the Investors and the General Partners from a financial point of view.



Sutro & Co.'s opinion is necessarily based upon conditions as they exist and can be evaluated as of the date hereof and the information made available to Sutro & Co. as of the dates that such information was prepared and based upon.



The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. Sutro has advised the Partnerships that its entire analysis must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its opinion.



It is understood and agreed that this opinion is provided solely for the use of the Special Committee, the Partnerships and the Investors, as one element of their consideration of the Transaction, and may not be used for any other purpose or any other party, or otherwise referred to, relied upon, quoted, summarized or circulated, except with Sutro & Co.'s written consent. This opinion may be reproduced in full in the Company's Prospectus/Consent Solicitation Statement pertaining to the Transaction.



Sutro & Co., Inc.

                                   APPENDIX D
                     PRIOR PARTNERSHIPS PERFORMANCE TABLES



    The following tables set forth financial information regarding parnterships sponsored by America First Companies, an affiliate of the General Partners. For a description of these partnerships, see "PRIOR PARTNERSHIPS."



                                    TABLE I
                   EXPERIENCE IN RAISING AND UTILIZING FUNDS



    Table I presents a summary of the funds raised by prior public real estate programs sponsored by Affiliates of America First and the manner in which such funds were utilized as of December 31, 1997.


                                     AFFGMF         AFFGMF2        AFTEMF         AFTEMF2        AFPPEMF         AFPF2
                                  -------------  -------------  -------------  -------------  -------------  -------------

Dollar amount offered...........  $ 200,000,000  $ 200,000,000  $ 300,000,000  $ 107,000,000  $ 200,000,000  $ 200,000,000
Dollar amount raised (100%).....  $ 200,000,000  $ 199,449,200  $ 199,582,560  $ 104,912,460  $ 119,450,540  $  33,678,080
Less offering expenses:
  Selling commissions...........          4.00%          4.00%          5.00%          5.00%          5.00%          5.00%
  Organizational and offering
    expenses....................          1.00%          1.00%          2.05%          1.80%          1.90%          2.17%
  Investment evaluation fee.....          0.00%          0.00%          0.00%          0.00%          0.68%          0.68%
Reserves........................          4.52%          1.38%          2.50%          4.77%          1.00%          1.00%
Percent available for
 investment.....................         90.48%         93.62%         90.45%         88.43%         91.42%         91.15%
Acquisition costs:
  Purchase price of mortgages
    acquired or committed for
    acquisition.................         90.48%         91.78%         88.75%         86.51%         83.22%         81.13%
Percent leveraged...............          0.00%          0.00%          0.00%          0.00%          0.00%          0.00%
Date offering commenced.........       11/30/84         4/1/85       10/28/85        8/28/86        10/2/86       10/10/87
Length of offering (in months)..            1.5            6.0            2.0            1.0            8.5           12.0
Months to invest 90% of amount
 available for investment.......            7.5            8.0            2.0           10.5           10.0           17.0

                                     AFPF2PS
                                  -------------
Dollar amount offered...........  $ 100,000,000
Dollar amount raised (100%).....  $  18,119,480
Less offering expenses:
  Selling commissions...........          5.00%
  Organizational and offering
    expenses....................          2.17%
  Investment evaluation fee.....          0.68%
Reserves........................          1.00%
Percent available for
 investment.....................         91.15%
Acquisition costs:
  Purchase price of mortgages
    acquired or committed for
    acquisition.................         81.12%
Percent leveraged...............          0.00%
Date offering commenced.........         3/3/88
Length of offering (in months)..            9.5
Months to invest 90% of amount
 available for investment.......           15.0

                                    TABLE II
                 COMPENSATION TO SPONSORS AND THEIR AFFILIATES



    Table II summarizes the types and amounts of compensation paid to Affiliates of America First by prior programs sponsored by such Affiliates for the period from the date of commencement of operations through the date of liquidation or December 31, 1997.


                                                    AFFGMF2        AFTEMF       AFTEMF2(1)     AFPPEMF(2)      AFPF2(2)
                                  AFFGMF 1/2/85    7/8/85 TO     11/21/85 TO    10/17/86 TO    11/26/86 TO    3/25/88 TO
                                   TO 11/17/86      3/16/92       12/31/97       12/31/97       12/31/97       12/31/97
                                  -------------  -------------  -------------  -------------  -------------  -------------

Date offering commenced.........        1/30/84         4/1/85       10/28/85        8/28/86        10/2/86       10/10/87
Dollar amount raised............  $ 200,000,000  $ 199,449,200  $ 199,582,560  $ 104,912,460  $ 119,450,540  $  33,678,080
Amount paid to sponsor from
 proceeds of offering:
  Selling commissions...........      8,000,000      7,977,968      9,979,128      5,245,623      5,972,527      1,683,904
  Organizational and offering
    expenses....................      2,000,000      1,994,492      4,091,442      1,688,425      2,299,423        732,499
  Investment evaluation fee.....              0              0              0              0        806,291        227,327
Dollar amount of cash generated
 from operations before
 deducting payments to
 sponsor........................     33,182,228     62,681,757    115,373,031     54,835,435    104,595,958     25,566,097
Amount paid to sponsor from
 operations:
  Mortgage evaluation fees and
    syndication costs...........      2,117,704      1,885,072              0              0              0              0
  Administrative fees...........      1,058,562      2,802,432      1,673,662      1,814,150      2,741,575        703,710
  Property management fees......              0              0      1,390,066      1,993,983        687,296        300,225
  Distributions.................        237,461        412,419      1,452,221        493,335        537,428        231,663
Dollar amount of property sales
 before deducting payments to
 sponsor........................    216,222,929    204,077,436              0     12,750,000     56,593,532        598,867
Stock received from properties
 transferred(3).................              0              0      6,101,600              0              0              0
Amount paid to sponsor from
 property sales.................      5,450,890      3,530,895              0              0              0              0

                                   AFPF2PS(2)
                                   5/25/88 TO
                                    12/31/97
                                  -------------
Date offering commenced.........         3/3/88
Dollar amount raised............  $  18,119,480
Amount paid to sponsor from
 proceeds of offering:
  Selling commissions...........        905,974
  Organizational and offering
    expenses....................        394,099
  Investment evaluation fee.....        122,306
Dollar amount of cash generated
 from operations before
 deducting payments to
 sponsor........................     15,252,702
Amount paid to sponsor from
 operations:
  Mortgage evaluation fees and
    syndication costs...........              0
  Administrative fees...........        419,293
  Property management fees......        146,669
  Distributions.................        126,768
Dollar amount of property sales
 before deducting payments to
 sponsor........................        226,587
Stock received from properties
 transferred(3).................              0
Amount paid to sponsor from
 property sales.................              0

                                   TABLE III
                      OPERATING RESULTS OF PRIOR PROGRAMS



    Table III summarizes the operating results of seven prior public real estate programs sponsored by Affiliates of America First for the period from the date of commencement of operations through the date of liquidation or December 31, 1997.


                                                                     AFTEMF       AFTEMF2(1)     AFPPEMF(2)      AFPF2(2)
                                 AFFGMF 1/2/85   AFFGMF2 7/8/85   11/21/85 TO     10/17/86 TO    11/26/86 TO    3/25/88 TO
                                  TO 11/17/86      TO 3/16/92       12/31/97       12/31/97       12/31/97       12/31/97
                                 --------------  --------------  --------------  -------------  -------------  -------------
Gross revenues.................  $   26,662,820  $   60,664,437  $  155,816,315  $  82,463,177  $  76,005,816  $  15,250,942
Profit on sale of properties...      34,541,492      22,227,208               0              0              0        598,867
Less operating expenses,
 interest & depreciation.......      (2,916,959)     (7,384,641)    (83,806,059)   (58,423,135)   (35,947,499)    (4,454,857)
                                 --------------  --------------  --------------  -------------  -------------  -------------
Net income.....................  $   58,287,353  $   75,507,004  $   72,010,256  $  24,040,042  $  40,058,317  $  11,394,952
                                 --------------  --------------  --------------  -------------  -------------  -------------
                                 --------------  --------------  --------------  -------------  -------------  -------------
Cash generated from
 operations....................  $   33,182,228  $   59,879,325  $  112,309,303  $  51,027,302  $ 101,167,087  $  24,562,762
Cash generated from sales and
 prepayments...................     216,222,929     204,077,436               0     12,750,000     56,593,532        598,867
Stock received from properties
 transferred(3)................               0               0      60,101,600              0              0              0
                                 --------------  --------------  --------------  -------------  -------------  -------------
Cash generated from operations
 and sales.....................     249,405,157     263,956,761     172,410,903     63,777,302    157,760,619     25,161,629
Less distributions to
 investors:
  Cash from operating cash
    flow.......................     (30,826,963)    (57,461,354)   (128,465,674)   (58,598,016)   (79,033,192)   (24,650,399)
  Cash from sales and
    prepayments................    (210,772,039)   (200,667,021)              0     (9,934,625)   (24,159,992)      (598,867)
  Stock from properties
    transferred(3).............               0               0     (60,101,600)             0              0              0
                                 --------------  --------------  --------------  -------------  -------------  -------------
Cash generated after cash
 distributions.................       7,806,155       5,828,386     (16,156,371)    (4,755,339)    54,567,435        (87,637)
Less special items:
  Amount withdrawn from (added
    to) reserves...............               0               0      17,608,592      5,248,674    (54,030,007)       319,300
  Amount withheld from income
    for payment of mortgage
    evaluation fees and
    syndication costs..........      (2,117,704)     (1,885,072)              0              0              0              0
  Distribution to sponsor......      (5,688,451)     (3,943,314)     (1,452,221)      (493,335)      (537,428)      (231,663)
                                 --------------  --------------  --------------  -------------  -------------  -------------
Cash generated after cash
 distributions and special
 items.........................  $            0  $            0  $            0  $           0  $           0  $           0
                                 --------------  --------------  --------------  -------------  -------------  -------------
                                 --------------  --------------  --------------  -------------  -------------  -------------
DISTRIBUTION DATA FOR $1,000
 INVESTED
Cash distributions to
 investors:
  From operations:
    Income.....................  $       106.96  $       240.25  $       406.25  $      331.17  $      384.05  $      383.84
    Return of capital..........           47.20           32.99          237.43         227.37         277.59         354.05
  From sales and prepayments:
    Income.....................          145.45           94.34            0.00           0.00           3.10          17.78
    Return of capital..........          908.39          911.76            0.00          94.69         199.16           0.00
  From stock transferred:
    Income.....................            0.00            0.00            0.00           0.00           0.00           0.00
    Return of capital..........  $         0.00  $         0.00  $       301.14  $        0.00  $        0.00  $        0.00
                                 --------------  --------------  --------------  -------------  -------------  -------------
                                 --------------  --------------  --------------  -------------  -------------  -------------
Percentage of original total
 acquisition cost of properties
 remaining invested at December
 31, 1997......................               0%              0%             40%            63%            36%            51%
                                 --------------  --------------  --------------  -------------  -------------  -------------
                                 --------------  --------------  --------------  -------------  -------------  -------------

                                  AFPF2PS(2)
                                  5/25/88 TO
                                   12/31/97
                                 -------------
Gross revenues.................  $   8,518,555
Profit on sale of properties...        226,587
Less operating expenses,
 interest & depreciation.......     (2,318,531)
                                 -------------
Net income.....................  $   6,426,611
                                 -------------
                                 -------------
Cash generated from
 operations....................  $  14,686,740
Cash generated from sales and
 prepayments...................        226,587
Stock received from properties
 transferred(3)................              0
                                 -------------
Cash generated from operations
 and sales.....................     14,913,327
Less distributions to
 investors:
  Cash from operating cash
    flow.......................    (12,998,276)
  Cash from sales and
    prepayments................       (226,587)
  Stock from properties
    transferred(3).............              0
                                 -------------
Cash generated after cash
 distributions.................      1,688,464
Less special items:
  Amount withdrawn from (added
    to) reserves...............     (1,561,696)
  Amount withheld from income
    for payment of mortgage
    evaluation fees and
    syndication costs..........              0
  Distribution to sponsor......       (126,768)
                                 -------------
Cash generated after cash
 distributions and special
 items.........................  $           0
                                 -------------
                                 -------------
DISTRIBUTION DATA FOR $1,000
 INVESTED
Cash distributions to
 investors:
  From operations:
    Income.....................  $      419.21
    Return of capital..........         298.16
  From sales and prepayments:
    Income.....................          12.51
    Return of capital..........           0.00
  From stock transferred:
    Income.....................           0.00
    Return of capital..........  $        0.00
                                 -------------
                                 -------------
Percentage of original total
 acquisition cost of properties
 remaining invested at December
 31, 1997......................             50%
                                 -------------
                                 -------------

------------------------------


(1) On August 20, 1996, AFTEMF2 merged with and into America First Apartment Investors, L.P., a newly formed partnership. The operating results shown above for AFTEMF2 include those of America First Apartment Investors, L.P. subsequent to August 20, 1996.



(2) On April 10, 1998, AFPPEMF, AFPF2 and AFPF2PS merged with and into America First Mortgage Investments, Inc., a newly formed REIT.



(3) On June 1, 1993, AFTEMF transferred properties to America First REIT, Inc.,a newly formed REIT, in exchange for all outstanding shares of the REIT's common stock. Thereafter, all shares of the REIT's coomon stock were distributed to investors.



                                    TABLE IV
                         RESULTS OF COMPLETED PROGRAMS



    Table IV summarizes the results of two prior public real estate programs sponsored by Affiliates of America First which completed operations prior to December 31, 1997. The results are for the period from the date of commencement of operations through the date of dissolution.



                                                                                   AFFGMF 1/2/85   AFFGMF2 7/8/85
                                                                                    TO 11/17/86      TO 3/16/92
                                                                                   --------------  --------------
Dollar amount raised.............................................................  $  200,000,000  $  199,449,200
Number of mortgages purchased....................................................              29              37
Date of closing of offering......................................................          1/2/85         11/1/85
Date of first mortgage sale......................................................         5/24/85        10/22/86
Date of final mortgage sale......................................................        10/22/86         1/30/92

DISTRIBUTION DATA FOR $1,000 INVESTED
Cash distributions to investors:
  From operations:
    Income.......................................................................  $       106.96  $       240.25
    Return of capital............................................................           47.20           32.99
  From sales:
    Income.......................................................................          145.45           94.34
    Return of capital............................................................  $       908.39  $       911.76

    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 3, 1998


                                                      REGISTRATION NO. 333-52117
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                         FINANCIAL STATEMENT SUPPLEMENT

                                       TO

                                 PRE-EFFECTIVE


                                AMENDMENT NO. 2


                                       TO

                                    FORM S-4

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                               ------------------

               AMERICA FIRST REAL ESTATE INVESTMENT COMPANY, INC.

             (Exact name of registrant as specified in its charter)

                         SUITE 400, 1004 FARNAM STREET

                             OMAHA, NEBRASKA 68102

                                 (402) 444-1130

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                         INDEX TO FINANCIAL STATEMENTS


                                                                                                                PAGE
                                                                                                                -----

                                                  CAPITAL SOURCE L.P.

Management's Discussion and Analysis of Financial Condition and Results of Operations as of December 31,
  1997.....................................................................................................           1

Report of Independent Accountants..........................................................................           8

Balance Sheets as of December 31, 1997 and 1996............................................................           9

Statements of Income for the Years Ended December 31, 1997, 1996, 1995.....................................          10

Statements of Partners' Capital for the Years Ended December 31, 1997, 1996, 1995..........................          11

Statements of Cash Flows for the Years Ended December 31, 1997, 1996, and 1995.............................          12

Notes to Financial Statements..............................................................................          13

Management's Discussion and Analysis of Financial Condition and Results of Operations as of June 30,
  1998.....................................................................................................          24

Balance Sheets as of June 30, 1998 (Unaudited).............................................................          29

Statements of Income for the Three and Six Months Ended June 30, 1998 (Unaudited)..........................          30

Statements of Partners' Capital for the Six Months Ended
  June 30, 1998 (Unaudited)................................................................................          31

Statements of Cash Flows for the Six Months Ended June 30, 1998 (Unaudited)................................          32

Notes to Financial Statements..............................................................................          33

                                                CAPITAL SOURCE II L.P.-A

Management's Discussion and Analysis of Financial Condition and Results of Operations as of December 31,
  1997.....................................................................................................          40

Report of Independent Accountants..........................................................................          46

Balance Sheets as of December 31, 1997 and 1996............................................................          47

Statements of Income for the Years Ended December 31, 1997, 1996, 1995.....................................          48

Statements of Partners' Capital for the Years Ended December 31, 1997, 1996, 1995..........................          49

Statements of Cash Flows for the Years Ended December 31, 1997, 1996, and 1995.............................          50

Notes to Financial Statements..............................................................................          51

Management's Discussion and Analysis of Financial Condition and Results of Operations as of June 30,
  1998.....................................................................................................          61

Balance Sheets as of June 30, 1998 (Unaudited).............................................................          66

Statements of Income for the Three and Six Months Ended June 30, 1998 (Unaudited)..........................          67

Statements of Partners' Capital for the Six Months Ended
  June 30, 1998 (Unaudited)................................................................................          68

Statements of Cash Flows for the Six Months Ended June 30, 1998 (Unaudited)................................          69

Notes to Financial Statements..............................................................................          70

                              CAPITAL SOURCE L.P.
                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                               DECEMBER 31, 1997


    Capitalized terms not otherwise defined herein shall have the meanings set forth in the accompanying Prospectus/Consent Solicitation Statement.

LIQUIDITY AND CAPITAL RESOURCES

    Capital Source L.P. (the "Partnership") originally acquired: (i) five mortgage-backed securities guaranteed as to principal and interest by the Government National Mortgage Association ("GNMA") collateralized by first mortgage loans on multifamily housing properties located in five states; (ii) three first mortgage loans insured as to principal and interest by the Federal Housing Administration ("FHA") on multifamily housing properties located in two states; and (iii) Partnership Equity Investments in eight limited partnerships which own the multifamily properties financed by the GNMA Certificates and FHA Loans. The Partnership subsequently received FHA Debentures in payment of the FHA Loan on Fox Hollow Apartments which were paid in full in 1993. In 1994, foreclosure proceedings were initiated on Falcon Point Apartments and, accordingly, the Partnership no longer holds a Partnership Equity Investment in this property. In addition, during 1995, the GNMA Certificate related to Falcon Point Apartments was paid-in-full to the Partnership. Collectively, the remaining GNMA Certificates, FHA Loans and Partnership Equity Investments are referred to as the "Permanent Investments." The Partnership has also invested amounts held in its reserve account in certain GNMA securities backed by pools of single-family mortgages ("Reserve Investments"). The obligations of GNMA and FHA are backed by the full faith and credit of the United States government.


DISTRIBUTIONS


    Cash distributions paid or accrued per Beneficial Assignment Certificate of the Partnership (a "BAC") were as follows:


                                    FOR THE YEAR ENDED  FOR THE YEAR ENDED  FOR THE YEAR ENDED
                                    DECEMBER 31, 1997   DECEMBER 31, 1996   DECEMBER 31, 1995
                                    ------------------  ------------------  ------------------
Regular monthly distributions
  Income..........................      $    .8952          $    .9352          $   1.0100
  Return of capital...............           .1148               .0748               .0000
                                           -------             -------             -------
                                        $   1.0100          $   1.0100          $   1.0100
                                           -------             -------             -------
                                           -------             -------             -------
Distributions
  Paid out of cash flow...........      $   1.0100          $   1.0100          $   1.0100
                                           -------             -------             -------
                                           -------             -------             -------



    Regular quarterly distributions to BAC holders consist primarily of interest received on FHA Loans and GNMA Certificates. Additional cash for distributions is received from other temporary investments. The Partnership may draw on reserves to pay operating expenses or to supplement cash distributions to BAC holders. The Partnership is permitted to replenish reserves with cash flows in excess of distributions paid. For the year ended December 31, 1997, a net amount of $189,014 of undistributed cash flow was added to reserves. The total amount held in reserves at December 31, 1997, was $10,787,058 of which $1,088,526 was invested in GNMA Certificates.



    The Partnership believes that cash provided by operating and investing activities and, if necessary, withdrawals from the Partnership's reserves will be adequate to meet its short-term and long-term liquidity requirements, including the payments of distributions to BAC holders. Under the terms of its Partnership

Agreement, the Partnership has the authority to enter into short-term and long-term debt financing arrangements; however, the Partnership currently does not anticipate entering into such arrangements. The Partnership is not authorized to issue additional BACs to meet short-term and long-term liquidity requirements.



YEAR 2000



    The Partnership does not own or operate its own computer system and owns no business or other equipment. However, the operation of the Partnership's business relies on the computer system and other equipment maintained by America First Companies L.L.C., the parent company of its general partners ("America First"). In addition, the Partnership has business relationships with a number of third parties whose ability to perform their obligations to the Partnership depend on such systems and equipment. Some or all of these systems and equipment may be affected by the inability of certain computer programs and embedded circuitry to correctly recognize dates occurring after December 31, 1999. America First has adopted a plan to deal with this so-called "Year 2000 problem" with respect to its information technology ("IT") systems, non-IT systems and third party business relationships.



STATE OF READINESS



    The IT system maintained by America First consists primarily of personal computers, most of which are connected by a local area network. All accounting and other record keeping functions relating to the Partnership that are conducted in house by America First are performed on this PC-LAN system. America First does not own or operate any "mainframe" computer systems. The PC-LAN system runs software programs that America First believes are compatible with dates after December 31, 1999. America First has engaged a third party computer consulting firm to review and test its PC-LAN system to ensure that it will function correctly after that date and expects that this process, along with any necessary remediation, will be completed by March 31, 1999. America First believes any Year 2000 problems relating to its IT systems will be resolved without significant operational difficulties. However, there can be no assurance that testing will discover all potential Year 2000 problems or that it will not reveal unanticipated material problems with the America First IT systems that will need to be resolved.



    Non-IT systems include embedded circuitry such as microcontrollers found in telephone equipment, security and alarm systems, copiers, fax machines, mail room equipment, heating and air conditioning systems and other infrastructure systems that are used by America First in connection with the operation of the Partnership's business. America First is reviewing its non-IT systems along with the providers that service and maintain these systems, with initial emphasis being placed on those, such as telephone systems, which have been identified as necessary to America First's ability to conduct the operation of the Partnership's business activities. America First expects that any necessary modification or replacement of such "mission critical" systems will be accomplished by mid-1999.



    The Partnership has no control over the remediation efforts of third parties with which it has material business relationships and the failure of certain of these third parties to successfully remediate their Year 2000 issues could have a material adverse effect on the Partnership. Accordingly, America First has undertaken the process of contacting each such third party to determine the state of their readiness for Year 2000. Such parties include, but are not limited to, the obligors on the Partnership's GNMA Certificates and FHA Loans, the Partnership's transfer and paying agent and the financial institutions with which the Partnership maintains accounts. America First has received initial assurances from certain of these third parties that their ability to perform their obligations to the Partnership are not expected to be materially adversely affected by the Year 2000 problem. America First will continue to request updated information from these material third parties in order to access their Year 2000 readiness. If a material third party vendor is unable to provide assurance to America First that it is, or will be, ready for Year 2000, America First intends to seek an alternative vendor to the extent practical.

COSTS



    All of the IT systems and non-IT systems used to conduct the Partnership's business operations are owned or leased by America First. Under the terms of its partnership agreement, neither America First nor the Partnership's general partners may be reimbursed by the Partnership for expenses associated with their computer systems or other business equipment. Therefore, the costs associated with the identification, remediation and testing of America First's IT and non-IT systems will be paid by America First rather than the Partnership. The Partnership will bear its proportionate share of the costs associated with surveying the Year 2000 readiness of third parties. However, the Partnership's share of the costs associated with these activities is expected to be insignificant. Accordingly, the costs associated with addressing the Partnership's Year 2000 issues are not expected to have a material effect on the Partnership's results of operations, financial position or cash flow.



YEAR 2000 RISKS



    The Partnership's general partners believe that the most reasonably likely worst-case scenario will be that one or more of the third parties with which it has a material business relationship will not have successfully dealt with its Year 2000 issues and, as a result, is unable to provide services or otherwise perform its obligations to the Partnership. For example, if an obligor on the Partnership's GNMA Certificates or FHA Loans encounters a serious and unexpected Year 2000 issue, it may be unable to make a timely payment of principal and interest to the Partnership. This, in turn, could cause a delay or temporary reduction in cash distributions to BAC holders. In addition, if the Partnership's transfer and paying agent experiences Year 2000-related difficulties, it may cause delays in making distributions to BAC holders or in the processing of transfers of BACs. It is also possible that one or more of the IT and non-IT systems of America First will not function correctly, and that such problems may make it difficult to conduct necessary accounting and other record keeping functions for the Partnership. However, based on currently available information, the general partners do not believe that there will be any protracted systemic failures of the IT or non-IT systems utilized by America First in connection with the operation of the Partnership's business.



CONTINGENCY PLANS



    Because of the progress which America First has made toward achieving Year 2000 readiness, the Partnership has not made any specific contingency plans with respect to the IT and non-IT systems of America First. In the event of a Year 2000 problem with its IT system, America First may be required to manually perform certain accounting and other record-keeping functions. America First plans to terminate the Partnership's relationships with material third party service providers that are not able to represent to America First that they will be able to successfully resolve their material Year 2000 issues in a timely manner. However, the Partnership will not be able to terminate its relationships with certain third parties, such as the obligors on its GNMA Certificates and FHA Loans, who may experience Year 2000 problems. The Partnership has no specific contingency plans for dealing with Year 2000 problems experienced with these third parties.



    All forecasts, estimates or other statements in this report relating to the Year 2000 readiness of the Partnership and its affiliates are based on information and assumptions about future events. Such "forward-looking statements" are subject to various known and unknown risks and uncertainties that may cause actual events to differ from such statements. Important factors upon which the Partnership's Year 2000 forward-looking statements are based include, but are not limited to, (a) the belief of America First that the software used in IT systems is already able to correctly read and interpret dates after December 31, 1999 and will require little or any remediation; (b) the ability to identify, repair or replace mission critical non-IT equipment in a timely manner, (c) third parties' remediation of their internal systems to be Year 2000 ready and their willingness to test their systems interfaces with those of America First, (d) no third party system failures causing material disruption of telecommunications, data transmission, payment networks, government services, utilities or other infrastructure, (e) no unexpected failures by third parties with which the Partnership has a material business relationship and (f) no material undiscovered flaws in America First's Year 2000 testing process.


ASSET QUALITY


    The FHA Loans and GNMA Certificates owned by the Partnership are guaranteed as to principal and interest by FHA and GNMA, respectively. The obligations of FHA and GNMA are backed by the full faith and credit of the United States government. The Partnership Equity Investments, however, are not insured or guaranteed. The value of these investments is a function of the value of the real estate owned by the Operating Partnerships.



    The fair value of the properties underlying the Operating Partnerships is based on management's best estimate of the fair value of such properties, however; the ultimate realized values may vary from these estimates. The fair value of the properties is determined based on the discounted estimated future cash flows from the properties, including estimated sales proceeds. The calculation of discounted estimated future cash flows includes certain variables such as the assumed inflation rates for rents and expenses, capitalization rates and discount rates. These variables are supplied to management by an independent real estate firm and are based on local market conditions for each property. In certain cases, additional factors such as the replacement value of the property or comparable sales of similar properties are also taken into consideration.


    The following table shows the occupancy levels of the properties financed by the Partnership at December 31, 1997:


                                                                              NUMBER      PERCENTAGE
                                                                 NUMBER      OF UNITS      OF UNITS
PROPERTY NAME                                 LOCATION          OF UNITS     OCCUPIED      OCCUPIED
-------------------------------------  ----------------------  -----------  -----------  -------------
Bluff Ridge Apartments...............  Jacksonville, NC               108          106           98%
Fox Hollow Apartments................  High Point, NC                 184          170           92%
Highland Park Apartments.............  Columbus, OH                   252          225           89%
Misty Springs Apartments.............  Daytona Beach, FL              128          127           99%
The Ponds at Georgetown..............  Ann Arbor, MI                  134          128           96%
Waterman's Crossing..................  Newport News, VA               260          249           96%
Water's Edge Apartments..............  Lake Villa, IL                 108          104           96%
                                                                    -----        -----           ---
                                                                    1,174        1,109           94%
                                                                    -----        -----           ---
                                                                    -----        -----           ---


    BLUFF RIDGE APARTMENTS. Bluff Ridge Apartments is a 108-unit complex located in Jacksonville, North Carolina. Average occupancy was 96% in 1997, compared to 94% in 1996. Operations at Bluff Ridge are heavily dependent on demand from the local military personnel. The Jacksonville rental market has remained relatively stable throughout 1997. An increase in operating revenue resulting from rental rate increases and an increase in average occupancy was virtually offset by an increase in property operating costs. The increase in operating costs was largely due to property improvements made during the year. As a result net cash generated by the property in 1997, excluding interest, approximated that of 1996. The property was current on its debt service payments during 1997 and generated cash flow in excess of debt service.

    FOX HOLLOW APARTMENTS. Fox Hollow Apartments is a 184-unit apartment community located in High Point, North Carolina. Average occupancy was 96% in 1997, compared to 95% in 1996. Excluding interest, net cash flow generated by Fox Hollow Apartments decreased approximately 12% from 1996 to 1997. This decrease is primarily due to increases of approximately 27% in repairs and maintenance expenses and property improvements and 18% in property taxes which were partially offset by a slight increase in operating revenue. Notwithstanding the decrease in net cash flow, the property remained in compliance with the terms of the Loan Modification Agreement ("LMA") entered into with a mortgage holder in 1996. While there can be no assurance that the modified terms of the Fox Hollow mortgage will enable the property to remain current on its mortgage obligations, the restructuring allows the Partnership to retain its Partnership Equity Investment in the Fox Hollow Apartments and improves the property's ability to make its required mortgage payments from operating cash flow.


    HIGHLAND PARK APARTMENTS. Highland Park Apartments contains 252 luxury garden apartments and is located in Columbus, Ohio. Average occupancy was 93% in 1997, compared to 95% in 1996. Excluding interest, net cash flow generated by Highland Park Apartments increased approximately 7% from 1996 to 1997. This increase is due to a 2% increase in operating revenue resulting from rental rate increases and a 5% decrease in real estate operating expenses, primarily property improvements. The property remained current on its mortgage obligations throughout 1997 and generated cash flow in excess of debt service.


    MISTY SPRINGS APARTMENTS. Misty Springs Apartments is a 128-unit apartment community located in Daytona Beach, Florida. Average occupancy was 98% in 1997, compared to 94% in 1996. The net cash flow generated by the property, excluding interest, was approximately 22% higher in 1997, compared to 1996, due to an increase of approximately 9% in operating revenue accompanied by a decrease of approximately 2% in real estate operating expenses. The increase in operating revenue was due to the increase in average occupancy and rental rate increases. Real estate operating expenses were lower primarily due to a decrease in property taxes.


    At December 31, 1997, the Operating Partnership was in compliance with the terms of a Reinstatement Agreement entered into in 1993. The Operating Partnership was current on its debt service payments on its mortgage loan during 1997.


    THE PONDS AT GEORGETOWN. The Ponds at Georgetown consists of 134 apartments located in Ann Arbor, Michigan. Average occupancy was 97% in 1997 compared to 95% in 1996. Operating revenue increased approximately 8% in 1997, compared to 1996, primarily due to the increase in average occupancy, rental rate increases and an increase in corporate unit rentals. Despite the increase in operating revenue the Operating Partnership remains in default on its mortgage loan and is delinquent in paying property taxes and insurance. The Partnership continues to explore a number of alternatives with the mortgage holder to determine the best course of action to pursue, including a possible restructuring of the mortgage loan.


    WATERMAN'S CROSSING. Waterman's Crossing is a 260-unit apartment community located in Newport News, Virginia. Average occupancy was 98% in 1997, compared to 96% in 1996. The Operating Partnership remains current on its mortgage obligations; however, shortfalls of $95,000 were funded by Partnership reserves in 1997. An increase in operating revenue resulting from an increase in average occupancy and rental rate increases was virtually offset by an increase in repairs and maintenance expenses and property improvements. As a result, net cash flow generated by the property in 1997, excluding interest, approximated that of 1996.


    WATER'S EDGE APARTMENTS. Water's Edge Apartments is a 108-unit apartment complex located in Lake Villa, Illinois. Average occupancy was 96% in 1997, compared to 91% in 1996. The property's net cash flow, excluding interest, increased approximately 5% in 1997 compared to 1996. This increase resulted from a 7% increase in operating revenue due to the increase in average occupancy and rental rate increases which was partially offset by a 10% increase in real estate operating expenses, primarily real estate taxes. The Operating Partnership remained current on its mortgage obligations in 1997.

RESULTS OF OPERATIONS


    The tables below compare the results of operations for each year shown.



                                                                           FOR THE       FOR THE       FOR THE
                                                                          YEAR ENDED    YEAR ENDED    YEAR ENDED
                                                                           DEC. 31,      DEC. 31,      DEC. 31,
                                                                             1997          1996          1995
                                                                         ------------  ------------  ------------
Mortgage-backed securities income......................................   $3,302,727    $3,340,747    $3,895,475
Interest income on temporary cash investments and U.S. government
  securities...........................................................      554,604       523,636       193,257
Equity in losses of Operating Partnerships.............................     (178,550)     (257,512)     (255,500)
Other income...........................................................        5,334         9,749         3,950
                                                                         ------------  ------------  ------------
                                                                           3,684,115     3,616,620     3,837,182
Operating and administrative expenses..................................      632,894       429,313       365,125
                                                                         ------------  ------------  ------------
Net income.............................................................   $3,051,221    $3,187,307    $3,472,057
                                                                         ------------  ------------  ------------
                                                                         ------------  ------------  ------------



                                                                                           INCREASE     INCREASE
                                                                                          (DECREASE)   (DECREASE)
                                                                                           FROM 1996    FROM 1995
                                                                                          -----------  -----------
Mortgage-backed securities income.......................................................  $   (38,020) $  (554,728)
Interest income on temporary cash investments and
  U.S. government securities............................................................       30,968      330,379
Equity in losses of Operating Partnerships..............................................       78,962       (2,012)
Other income............................................................................       (4,415)       5,799
                                                                                          -----------  -----------
                                                                                               67,495     (220,562)
Operating and administrative expenses...................................................      203,581       64,188
                                                                                          -----------  -----------
Net income..............................................................................  $  (136,086) $  (284,750)
                                                                                          -----------  -----------
                                                                                          -----------  -----------



    Mortgage-backed securities income decreased $38,020 from 1996 to 1997. The decrease was due to the continued amortization of the principal balances of the Partnership's mortgage-backed securities.



    Mortgage-backed securities income decreased $554,728 from 1995 to 1996, primarily due to payoff of the GNMA Certificate related to Falcon Point Apartments in November 1995.



    Interest on temporary cash investments and U.S. government securities increased $30,968 from 1996 to 1997 due to an increase in the Partnership's cash reserve as additional cash was placed in reserves during 1996 and 1997. Interest on temporary cash investments and U.S. government securities increased $330,379 from 1995 to 1996. This increase is the result of investing proceeds received from the payoff of the GNMA Certificate related to Falcon Point Apartments in November 1995 and to additions made to the Partnership's reserves during 1996.



    The Partnership suspended recognizing losses in the Operating Partnerships when the entire initial investment had been consumed by such losses. Subsequently, losses have been recognized only to the extent of additional contributions, net of distribution received, to the Operating Partnerships by the Partnership.



    The Partnership made additional investments in certain Operating Partnerships of $178,550, $334,745 and $255,500 during 1997, 1996 and 1995, respectively. During 1996, the Partnership received a distribution of $77,233 from one of the Operating Partnerships. The Partnership recorded equity in losses of Operating Partnerships for 1997, 1996, and 1995 to the extent of the additional investments in Operating Partnerships, net of distributions received.

    Operating and administrative expenses increased $203,581 from 1996 to 1997. This increase was due to: (i) an increase of approximately $137,000 in salaries and related expenses, and (ii) an increase of approximately $44,000 in professional fees incurred in connection with a review of various options available to the Partnership to improve total investment returns and provide liquidity to the Partnership's investors and (iii) an increase of approximately $23,000 in other operating and administrative expenses. Operating and administrative expenses increased $64,188 from 1995 to 1996 primarily due to increases in salaries and related expenses.



    This Management's Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements that reflect management's current beliefs and estimates of future economic circumstances, industry conditions, the Partnership's performance and financial results. All statements, trend analysis and other information concerning possible or assumed future results of operations of the Partnership and the real estate investments it has made constitute forward-looking statements. BAC holders and others should understand that these forward-looking statements are subject to numerous risks and uncertainties and a number of factors could affect the future results of the Partnership and could cause those results to differ materially from those expressed in the forward-looking statements contained herein.

                        INDEPENDENT ACCOUNTANTS' REPORT

To the Partners
Capital Source L.P.:


    We have audited the accompanying balance sheets of Capital Source L.P. as of December 31, 1997 and 1996, and the related statements of income, partners' capital (deficit), and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.


    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Capital Source L.P. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.



    As discussed in Note 2.H., the accompanying financial statements have been restated to reflect the investments made by Capital Source L.P. in Operating Partnerships on the equity method of accounting. Such investments had previously been consolidated by Capital Source L.P.



                                          /s/ KPMG Peat Marwick LLP



Omaha, Nebraska
October 23, 1998

                              CAPITAL SOURCE L.P.



                                 BALANCE SHEETS



                                                                               DEC. 31, 1997      DEC. 31, 1996
                                                                             -----------------  -----------------
ASSETS

Cash and temporary cash investments, at cost which approximates market
  value....................................................................    $  10,410,564      $  10,272,497
Investment in FHA Loans (Note 5)...........................................       12,511,046         12,585,755
Investment in GNMA Certificates (Note 5)...................................       23,588,139         23,937,795
Investment in Operating Partnerships (Note 6)..............................         --                 --
Interest receivable........................................................          321,485            321,760
Other......................................................................          134,574            130,969
                                                                             -----------------  -----------------
                                                                               $  46,965,808      $  47,248,776
                                                                             -----------------  -----------------
                                                                             -----------------  -----------------

LIABILITIES AND PARTNERS' CAPITAL (DEFICIT)

Liabilities
  Accounts payable (Note 7)................................................    $     204,142      $      98,056
  Distribution payable (Note 4)............................................          860,587            860,587
                                                                             -----------------  -----------------
                                                                                   1,064,729            958,643
                                                                             -----------------  -----------------
Partners' Capital (Deficit)
  General Partner..........................................................         (156,647)          (152,756)
  Beneficial Assignment Certificate Holders ($13.65 per BAC in 1997 and
    $13.76 in 1996)........................................................       46,057,726         46,442,889
                                                                             -----------------  -----------------
                                                                                  45,901,079         46,290,133
                                                                             -----------------  -----------------
                                                                               $  46,965,808      $  47,248,776
                                                                             -----------------  -----------------
                                                                             -----------------  -----------------



    The accompanying notes are an integral part of the financial statements.

                              CAPITAL SOURCE L.P.



                              STATEMENTS OF INCOME



                                                                             FOR THE YEAR ENDED DECEMBER 31,
                                                                         ----------------------------------------
                                                                             1997          1996          1995
                                                                         ------------  ------------  ------------
Income
  Mortgage-backed securities income (Note 5)...........................   $3,302,727    $3,340,747    $3,895,475
  Interest income on temporary cash investments and U.S. government
    securities.........................................................      554,604       523,636       193,257
  Equity in losses of Operating Partnerships (Note 6)..................     (178,550)     (257,512)     (255,500)
  Other income.........................................................        5,334         9,749         3,950
                                                                         ------------  ------------  ------------
                                                                           3,684,115     3,616,620     3,837,182

Expenses
  Operating and administrative expenses (Note 7).......................      632,894       429,313       365,125
                                                                         ------------  ------------  ------------
Net income.............................................................   $3,051,221    $3,187,307    $3,472,057
                                                                         ------------  ------------  ------------
                                                                         ------------  ------------  ------------
Net income allocated to:
  General Partner......................................................   $   30,512    $   31,873    $   34,721
  BAC Holders..........................................................    3,020,709     3,155,434     3,437,336
                                                                         ------------  ------------  ------------
                                                                          $3,051,221    $3,187,307    $3,472,057
                                                                         ------------  ------------  ------------
                                                                         ------------  ------------  ------------
Net income, basic and diluted, per BAC.................................   $      .90    $      .94    $     1.02
                                                                         ------------  ------------  ------------
                                                                         ------------  ------------  ------------
Weighted average number of BACs outstanding............................    3,374,222     3,374,222     3,374,222
                                                                         ------------  ------------  ------------
                                                                         ------------  ------------  ------------



    The accompanying notes are an integral part of the financial statements.

                              CAPITAL SOURCE L.P.



                    STATEMENT OF PARTNERS' CAPITAL (DEFICIT)



                  FROM DECEMBER 31, 1994 TO DECEMBER 31, 1997



                                                                          GENERAL         BAC
                                                                         PARTNERS       HOLDERS         TOTAL
                                                                        -----------  -------------  -------------
Partners' Capital (Deficit) (excluding net unrealized holding gains)
  Balance at December 31, 1994, as previously reported................  $  (269,500) $  34,885,222  $  34,615,722
  Effect of restatement (Note 2.H.)...................................      118,583     11,739,739     11,858,322
                                                                        -----------  -------------  -------------
  Balance at December 31, 1994, as restated...........................     (150,917)    46,624,961     46,474,044
  Net income..........................................................       34,721      3,437,336      3,472,057
  Cash distributions paid or accrued (Note 4).........................      (34,424)    (3,407,964)    (3,442,388)
                                                                        -----------  -------------  -------------
  Balance at December 31, 1995........................................     (150,620)    46,654,333     46,503,713
  Net income..........................................................       31,873      3,155,434      3,187,307
  Cash distributions paid or accrued (Note 4).........................      (34,424)    (3,407,965)    (3,442,389)
                                                                        -----------  -------------  -------------
  Balance at December 31, 1996........................................     (153,171)    46,401,802     46,248,631
  Net income..........................................................       30,512      3,020,709      3,051,221
  Cash distributions paid or accrued (Note 4).........................      (34,424)    (3,407,965)    (3,442,389)
                                                                        -----------  -------------  -------------
                                                                           (157,083)    46,014,546     45,857,463
                                                                        -----------  -------------  -------------
Net unrealized holding gains
  Balance at December 31, 1994........................................      --            --             --
  Net change..........................................................          810         80,196         81,006
                                                                        -----------  -------------  -------------
  Balance at December 31, 1995........................................          810         80,196         81,006
  Net change..........................................................         (395)       (39,109)       (39,504)
                                                                        -----------  -------------  -------------
  Balance at December 31, 1996........................................          415         41,087         41,502
  Net change..........................................................           21          2,093          2,114
                                                                        -----------  -------------  -------------
                                                                                436         43,180         43,616
                                                                        -----------  -------------  -------------
Balance at December 31, 1997..........................................  $  (156,647) $  46,057,726  $  45,901,079
                                                                        -----------  -------------  -------------
                                                                        -----------  -------------  -------------



    The accompanying notes are an integral part of the financial statements.

                              CAPITAL SOURCE L.P.



                            STATEMENTS OF CASH FLOWS



                                                                                                       FOR THE
                                                                          FOR THE        FOR THE      YEAR ENDED
                                                                        YEAR ENDED     YEAR ENDED      DEC. 31,
                                                                       DEC. 31, 1997  DEC. 31, 1996      1995
                                                                       -------------  -------------  ------------
Cash flows from operating activities
  Net income.........................................................  $   3,051,221  $   3,187,307   $3,472,057
  Adjustments to reconcile net income to net cash provided by operating activities
    Equity in losses of Operating Partnerships.......................        178,550        257,512      255,500
    Amortization of discount on mortgage-backed securities...........         (2,665)        (6,700)     (11,656)
    Decrease in interest receivable..................................            275         10,926       10,911
    Decrease (increase) in other assets..............................         (3,605)        67,223       67,811
    Increase (decrease) in accounts payable..........................        106,086          1,641      (17,951)
                                                                       -------------  -------------  ------------
Net cash provided by operating activities............................      3,329,862      3,517,909    3,776,672
                                                                       -------------  -------------  ------------
Cash flows from investing activities
  FHA Loan and GNMA principal payments received......................        429,144        491,754    7,519,672
  Maturity of U.S. government securities.............................       --            1,000,000       --
  Distributions received from Operating Partnerships.................       --               77,233       --
  Investments in Operating Partnerships..............................       (178,550)      (334,745)    (255,500)
  Acquisition of U.S. government securities..........................       --             --           (987,578)
                                                                       -------------  -------------  ------------
  Net cash provided by investing activities..........................        250,594      1,234,242    6,276,594
                                                                       -------------  -------------  ------------
Cash flows from financing activities
  Distributions paid.................................................     (3,442,389)    (3,442,389)  (3,442,388)
                                                                       -------------  -------------  ------------
Net increase in cash and temporary cash investments..................        138,067      1,309,762    6,610,878
Cash and temporary cash investments at beginning of year.............     10,272,497      8,962,735    2,351,857
                                                                       -------------  -------------  ------------
Cash and temporary cash investments at end of year...................  $  10,410,564  $  10,272,497   $8,962,735
                                                                       -------------  -------------  ------------
                                                                       -------------  -------------  ------------



    The accompanying notes are an integral part of the financial statements.

                              CAPITAL SOURCE L.P.



                         NOTES TO FINANCIAL STATEMENTS



                               DECEMBER 31, 1997



1. ORGANIZATION.



    Capital Source L.P. (the "Partnership") was formed on August 22, 1985, under the Delaware Revised Uniform Limited Partnership Act. The General Partners of the Partnership are Insured Mortgage Equities Inc. and America First Capital Source I, L.L.C. (the "General Partners").



    The Partnership was formed to invest principally in federally-insured mortgages on multifamily housing properties and limited partnership interests in operating partnerships which construct and operate these properties. Each federally insured loan is guaranteed in amounts equal to the face amount of the mortgage, by the Federal Housing Administration (FHA) or the Government National Mortgage Association (GNMA). Hereinafter, the Partnership's investments in such mortgages are referred to as investments in mortgage-backed securities. The Operating Partnerships are geographically located as follows: (i) two in North Carolina; and, (ii) one each in Ohio, Florida, Michigan, Virginia and Illinois.



    CS Properties I, Inc., which is owned by the General Partners, serves as the Special Limited Partner for the Operating Partnerships. The Special Limited Partner has the power, among other things, to remove the general partners of the Operating Partnerships under certain circumstances and to consent to the sale of the Operating Partnerships' assets. CS Properties I, Inc. also serves as the general partner of Misty Springs Apartments, Waterman's Crossing and Fox Hollow Apartments.



    The Partnership will terminate subsequent to the sale of all properties but in no event will the Partnership continue beyond December 31, 2030.



2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES.



        (a) FINANCIAL STATEMENT PRESENTATION. The financial statements of the Partnership are prepared on the accrual basis of accounting in accordance with generally accepted accounting principles.



        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.



        (b) INVESTMENT IN MORTGAGE-BACKED SECURITIES. Investment securities are classified as held-to-maturity, available-for-sale, or trading. Investments classified as held-to-maturity are carried at amortized cost. Investments classified as available-for-sale are reported at fair value, as determined by reference to published sources. Any unrealized gains or losses are excluded from earnings and reflected as a separate component of partners' capital. Subsequent increases and decreases in the net unrealized gain/loss on the available-for-sale securities are reflected as adjustments to the carrying value of the portfolio and adjustments to the component of partners' capital. The Partnership does not have investment securities classified as trading.



        (c) INVESTMENT IN OPERATING PARTNERSHIPS. The investment in Operating Partnerships consists of interests in limited partnerships which own properties underlying the mortgage-backed securities and are accounted for using the equity method. The investments by the Partnership in the Operating Partnerships were recorded at the cost to acquire such interests. Subsequently losses were recorded by the Partnership as they were realized by the Operating Partnerships. The Partnership suspended recognizing losses in the Operating Partnerships when its entire initial investment had been consumed

                              CAPITAL SOURCE L.P.

                               DECEMBER 31, 1997



2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES. (CONTINUED)


    by such losses. Subsequently, losses have been recognized only to the extent of additional contributions, net of distribution received, to the Operating Partnerships by the Partnership. The Operating Partnerships are not insured or guaranteed. The value of these investments is a function of the value of the real estate owned by Operating Partnerships. With regard to the Operating Partnerships, the Partnership has no legal obligation to provide additional cash support as they are not the general partner, nor have they indicated any commitment to provide this support; accordingly they have not reduced their investment in these operating partnerships below zero.



        (d) INCOME TAXES. No provision has been made for income taxes since BAC Holders are required to report their share of the Partnership's income for federal and state income tax purposes. The book basis of the Partnerships' assets and liabilities exceeded the tax basis by $9,517,551 and $8,336,381 at December 31, 1997, and December 31, 1996, respectively.



        (e) TEMPORARY CASH INVESTMENTS. Temporary cash investments are invested in short-term debt securities purchased with an original maturity of three months or less.



        (f) NET INCOME PER BENEFICIAL ASSIGNMENT CERTIFICATE ("BAC"). Net income per BAC is based on the number of BACs outstanding (3,374,222) during each year presented.



        (g) NEW ACCOUNTING PRONOUNCEMENT. The Financial Accounting Standards Board has issued Financial Accounting Standards No. 128 "Earnings Per Share" (FAS 128). FAS 128, which is effective for periods ending after December 15, 1997, did not have an impact on the Partnership's computation, presentation or disclosure of earnings per BAC as no dilutive common share equivalents existed at December 31, 1997.



        (h) RESTATEMENT. The Partnership holds a majority ownership interest and through CS Properties I, Inc. can influence the decisions of the general partners of the Operating Partnerships in certain circumstances. Accordingly, the Partnership had consolidated the Operating Partnerships since inception. In 1998, it was determined that this influence did not constitute control of the Operating Partnerhips. Therefore, the accompanying financial statements have been restated to deconsolidate the Operating Partnerships and to account for the investments in Operating Partnerships under the equity method of accounting rather than consolidation.



    Under the equity method of accounting, the Partnership's investments are adjusted to reflect its share of Operating Partnership profits or losses and distributions. As required by consolidation accounting, the Partnership had recorded losses from the Operating Partnerships substantially in excess of its investments. As previously disclosed, the Partnership is not the general partner nor is it obliged to fund the negative balances. Under equity accounting, the Partnership does not reduce the carrying value of its investments below zero. As restated, investments in the Operating Partnerships are reflected at zero and profits and losses are recorded based on capital contributions made and distributions received from the Operating Partnerships.



    The restatement increased partners' capital at December 31, 1994 by $11,858,322, which was the negative balance of the Investment in Operating Partnerships at that date. The restatement further increased net income for 1997, 1996 and 1995 by $648,681, $539,989 and $639,944, respectively. Income before extraordinary item increased by $622,205 for 1996. Net income per BAC (basic and

                              CAPITAL SOURCE L.P.

                               DECEMBER 31, 1997



2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES. (CONTINUED)


    diluted) increased by $.20, $.16, and $.19, respectively. Income per BAC, before extraordinary item, increased by $.18 for 1996.



3. PARTNERSHIP RESERVE ACCOUNT.



    The Partnership maintains a reserve account which consisted of the following at December 31, 1997:



Cash and temporary cash investments............................................  $   9,698,532
GNMA Certificates..............................................................      1,088,526
                                                                                 -------------
                                                                                 $  10,787,058
                                                                                 -------------
                                                                                 -------------



    The reserve account was established to maintain working capital for the Partnership and is available for distribution to BAC Holders and for any contingencies related to the Partnership's investment in mortgage-backed securities and the operation of the Partnership. See Note 5 regarding the investment in mortgage-backed securities.



4. PARTNERSHIP INCOME, EXPENSES AND CASH DISTRIBUTIONS.



    Profits and losses from continuing operations and cash available for distribution will be allocated 99% to the investors and 1% to the General Partners. Certain fees payable to the General Partners will not become due until investors have received certain priority returns. Cash distributions included in the financial statements represent the actual cash distributions made during each year and the cash distributions accrued at the end of each year.



    The General Partners will also receive 1% of the net proceeds from any sale of Partnership assets. The General Partners will receive a termination fee equal to 3% of all sales proceeds less actual costs incurred in connection with all sales transactions, payable only after the investors have received a return of their capital contributions and a 13% annual return on a cumulative basis. The General Partners will also receive a fee equal to 9.1% of all cash available for distribution and sales proceeds (after deducting from cash available or sales proceeds any termination fee paid therefrom) after investors have received a return of their capital contributions and a 13% annual return on a cumulative basis.



5. INVESTMENT IN MORTGAGE-BACKED SECURITIES.



    The mortgage-backed securities held by the Partnership represent Government National Mortgage Association ("GNMA") Certificates and Federal Housing Administration ("FHA") Loans. The GNMA Certificates are backed by first mortgage loans on multifamily housing properties and pools of single-family properties. The GNMA Certificates are debt securities issued by a private mortgage lender and are guaranteed by GNMA as to the full and timely payment of principal and interest on the underlying loans. The FHA Loans are guaranteed as to the full and timely payment of principal and interest on the underlying loans.



    At December 31, 1997, the total amortized cost, gross unrealized holding gains, and aggregate fair value of available-for-sale securities were $1,044,910, $43,616 and $1,088,526, respectively. The total amortized cost, gross unrealized holding gains and aggregate fair value of held-to-maturity securities were $35,010,659, $491,651 and $35,502,310, respectively.

                              CAPITAL SOURCE L.P.

                               DECEMBER 31, 1997



5. INVESTMENT IN MORTGAGE-BACKED SECURITIES. (CONTINUED)


    At December 31, 1996, the total amortized cost, gross unrealized holding gains, and aggregate fair value of available-for-sale securities were $1,285,894, $41,502 and $1,327,396, respectively. The total amortized cost, gross unrealized holding gains and aggregate fair value of held-to-maturity securities were $35,196,154, $369,253 and $35,565,407, respectively.



    Prior to June 30, 1995, the Partnership classified all investment securities as held-to-maturity. However, during the quarter ending June 30, 1995, the Partnership reassessed the appropriateness of the classification of securities held in the reserve account. The Partnership concluded, given the nature of the reserve account, it would be more appropriate to classify securities held in the reserve account as available-for-sale rather than as held-to-maturity. Accordingly, on June 30, 1995, the Partnership transferred all securities held in the reserve account from the held-to-maturity classification to the available-for-sale classification. The total amortized cost, gross unrealized holding gains and aggregate fair value of the securities transferred were $2,740,792, $57,052 and $2,797,844, respectively.



    Descriptions of the Partnership's mortgage-backed securities held during the year ended December 31, 1997, are as follows:



                                                                                                              INCOME
                                                          NUMBER OF     INTEREST     MATURITY     CARRYING   EARNED IN
TYPE OF SECURITY AND NAME                LOCATION           UNITS         RATE         DATE        AMOUNT      1997
----------------------------------  ------------------  -------------  ----------  ------------  ----------  ---------
Held-to-Maturity

GNMA Certificates:
Misty Springs Apartments            Daytona Beach, FL           128        8.75%    06-15-2029   $4,271,963  $ 374,738
Waterman's Crossing                 Newport News, VA            260       10.00%    09-15-2028   10,927,185  1,094,961
The Ponds at Georgetown             Ann Arbor, MI               134        9.00%    12-15-2029    2,233,928    201,510
Water's Edge Apartments             Lake Villa, IL              108                 12-15-2028    5,066,537    444,493
                                                                                                 ----------  ---------
                                                                                                 22,499,613  2,115,702
                                                                                                 ----------  ---------

FHA Loan:
Bluff Ridge Apartments              Jacksonville, NC            108        8.72%    11-15-2028    3,510,035    306,923
Highland Park Apartments            Columbus, OH                252        8.75%    11-01-2028    9,001,011    789,781
                                                                                                 ----------  ---------
                                                                                                 35,010,658  3,212,406
                                                                                                 ----------  ---------
Available-for-sale

GNMA Certificates:
Pools of single-family mortgages                                           7.58%(1) 2006 to 2009    539,913(2)    45,538
Pools of single-family mortgages                                           7.58%(1) 2007 to 2008    548,613(2)    44,783
                                                                                                 ----------  ---------
                                                                                                  1,088,526     90,321
                                                                                                 ----------  ---------
Balance at December 31, 1997                                                                     36,099,185  3,302,727
                                                                                                 ----------  ---------
                                                                                                 ----------  ---------


------------------------------


(1) Represents yield to the Partnership.



(2) Reserve account asset--see Note 3.

                              CAPITAL SOURCE L.P.

                               DECEMBER 31, 1997



5. INVESTMENT IN MORTGAGE-BACKED SECURITIES. (CONTINUED)


    Reconciliation of the carrying amount of the mortgage-backed securities is as follows:



                                                                      FOR THE YEAR   FOR THE YEAR   FOR THE YEAR
                                                                       ENDED DEC.     ENDED DEC.     ENDED DEC.
                                                                        31, 1997       31, 1996       31, 1995
                                                                      -------------  -------------  -------------
Balance at beginning of year........................................  $  36,523,550  $  37,043,108  $  44,487,540
  Additions
    Amortization of discount on mortgage-backed securities..........          2,665          6,700         11,656
  Change in net unrealized holding gains on available-for-sale
    securities......................................................          2,114        (34,504)        63,584
  Deductions
    FHA Loan and GNMA principal payments received...................       (429,144)      (491,754)    (7,519,672)
                                                                      -------------  -------------  -------------
Balance at end of year..............................................  $  36,099,185  $  36,523,550  $  37,043,108
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------



6. INVESTMENT IN OPERATING PARTNERSHIPS.



    The Partnership's Operating Partnerships consist of interests in limited partnerships which own multifamily properties financed by the GNMA Certificates and FHA Loans held by the Partnership. The limited partnership agreements originally provided for the payment of a base return on the equity provided to the limited partnerships and for the payment of additional amounts out of a portion of the net cash flow or net sale or refinancing proceeds of the properties subject to various priority payments.



    Descriptions of the Operating Partnerships held at December 31, 1997, are as follows:



                                                                                               EQUITY IN
                                                                                               LOSSES OF
                                                                                  CARRYING     OPERATING
NAME                              LOCATION              PARTNERSHIP NAME           AMOUNT     PARTNERSHIPS
---------------------------  ------------------  ------------------------------  -----------  ------------
Misty Springs Apartments     Daytona Beach, FL   Cypress Landings II, LTD.        $  --        $  (30,000)
The Ponds at Georgetown      Ann Arbor, MI       Ponds at Georgetown Limited         --           (53,550)
                                                 Partnership
Waterman's Crossing          Newport News, VA    Oyster Cove Limited                 --           (95,000)
                                                 Partnership
Water's Edge Apartments      Lake Villa, IL      Water's Edge Limited                --            --
                                                 Partnership
Bluff Ridge Apartments       Jacksonville, NC    Bluff Ridge Associates Limited      --            --
                                                 Partnership
Highland Park Apartments     Columbus, OH        Interstate Limited Partnership      --            --
                                                                                      -----   ------------
Balance at December 31,                                                           $  --        $ (178,550)
1997
                                                                                      -----   ------------
                                                                                      -----   ------------

                              CAPITAL SOURCE L.P.

                               DECEMBER 31, 1997



6. INVESTMENT IN OPERATING PARTNERSHIPS. (CONTINUED)


    Reconciliation of the carrying amount of the Operating Partnerships is as follows:



                                                          FOR THE      FOR THE      FOR THE
                                                        YEAR ENDED   YEAR ENDED   YEAR ENDED
                                                         DEC. 31,     DEC. 31,     DEC. 31,
                                                           1997         1996         1995
                                                        -----------  -----------  -----------
Balance at beginning of year..........................   $  --        $  --        $  --
  Addition
    Investment in Operating Partnerships..............     178,550      334,745      255,500
  Deductions
    Equity in losses of Operating Partnerships........    (178,550)    (257,512)    (255,500)
    Distributions received from Operating
      Partnerships....................................      --          (77,233)      --
                                                        -----------  -----------  -----------
Balance at end of year................................   $  --        $  --        $  --
                                                        -----------  -----------  -----------
                                                        -----------  -----------  -----------

                              CAPITAL SOURCE L.P.

                               DECEMBER 31, 1997



6. INVESTMENT IN OPERATING PARTNERSHIPS. (CONTINUED)


Combined Financial Statements of the Operating Partnerships are as follows:



CAPITAL SOURCE L.P.
OPERATING PARTNERSHIPS BALANCE SHEETS



                                                                                    DEC. 31, 1997   DEC. 31, 1996
                                                                                    --------------  --------------

Assets
  Investment in real estate:
    Land..........................................................................  $    3,093,671  $    3,093,671
    Buildings.....................................................................      37,716,906      37,697,254
    Personal Property.............................................................       2,001,950       1,992,979
                                                                                    --------------  --------------
                                                                                        42,812,527      42,783,904
    Less accumulated depreciation.................................................     (11,267,188)    (10,307,126)
                                                                                    --------------  --------------
    Net investment in real estate.................................................      31,545,339      32,476,778
    Cash and temporary cash investments, at cost which approximates market
      value.......................................................................         294,233         317,401
    Escrow deposits and property reserves.........................................         600,753         600,395
    Interest and other receivables................................................          16,103           8,805
    Deferred mortgage issuance cost, net of accumulated amortization..............       2,047,698       2,121,677
    Other assets..................................................................         518,661         540,623
                                                                                    --------------  --------------
                                                                                    $   35,022,787  $   36,065,679
                                                                                    --------------  --------------
                                                                                    --------------  --------------

Liabilities and Partners' Capital (Deficit)
  Liabilities
    Accounts payable and accrued expenses.........................................  $    1,303,872  $    1,294,720
    Mortgage loan payable.........................................................      41,331,679      41,551,672
    Intercompany interest payable.................................................         291,230         292,403
    Due to general partners and their affiliates..................................       4,013,626       4,117,105
                                                                                    --------------  --------------
                                                                                        46,940,407      47,255,900
                                                                                    --------------  --------------
  Partners' Capital (Deficit)
    General Partners..............................................................     (11,917,620)    (11,190,221)
    Limited Partners..............................................................        --              --
                                                                                    --------------  --------------
                                                                                       (11,917,620)    (11,190,221)
                                                                                    $   35,022,757  $   36,065,679
                                                                                    --------------  --------------
                                                                                    --------------  --------------

                              CAPITAL SOURCE L.P.

                               DECEMBER 31, 1997



6. INVESTMENT IN OPERATING PARTNERSHIPS. (CONTINUED)


CAPITAL SOURCE L.P.
OPERATING PARTNERSHIPS INCOME STATEMENTS



                                                                          FOR THE                      FOR THE
                                                                         YEAR ENDED      FOR THE      YEAR ENDED
                                                                          DEC. 31,     YEAR ENDED      DEC. 31,
                                                                            1997      DEC. 31, 1996      1995
                                                                        ------------  -------------  ------------

Income
  Rental income.......................................................   $7,555,700   $   7,203,323   $7,210,114
  Interest on temporary cash investment and U.S. government
    securities........................................................       29,277          26,964       31,879
  Other income........................................................      246,723         260,383      215,426
                                                                        ------------  -------------  ------------
                                                                          7,831,700       7,490,670    7,457,419
                                                                        ------------  -------------  ------------
Expenses
  Real estate operating expenses......................................    3,838,231       3,712,500    3,462,042
  Depreciation expense................................................      960,062         951,835      950,919
  Interest expense....................................................    3,836,067       3,855,732    3,922,945
  Amortization........................................................       73,980          69,309       74,026
                                                                        ------------  -------------  ------------
                                                                          8,708,340       8,589,376    8,409,932
                                                                        ------------  -------------  ------------
Loss before extraordinary item........................................     (876,640)     (1,098,706)    (952,513)
  Extraordinary item--gain from forgiveness of accrued interest.......       --              82,216       --
                                                                        ------------  -------------  ------------
Net Loss..............................................................   $ (876,640)  $  (1,016,490)  $ (952,513)
                                                                        ------------  -------------  ------------
                                                                        ------------  -------------  ------------
Net Loss allocated to:
  General Partners....................................................     (698,090)       (758,978)    (697,013)
  Limited partners....................................................     (178,550)       (257,512)    (255,500)
                                                                        ------------  -------------  ------------
                                                                         $ (876,640)  $  (1,016,490)  $ (952,513)
                                                                        ------------  -------------  ------------
                                                                        ------------  -------------  ------------

                              CAPITAL SOURCE L.P.

                               DECEMBER 31, 1997



6. INVESTMENT IN OPERATING PARTNERSHIPS. (CONTINUED)


CAPITAL SOURCE L.P.
OPERATING PARTNERSHIPS CASH FLOW



                                                                           FOR THE                      FOR THE
                                                                          YEAR ENDED      FOR THE      YEAR ENDED
                                                                           DEC. 31,     YEAR ENDED      DEC. 31,
                                                                             1997      DEC. 31, 1996      1995
                                                                         ------------  -------------  ------------

Cash flows from operating activities
Net loss                                                                 $   (876,640) $  (1,016,490) $   (952,513)
  Adjustments to reconcile net loss to net cash provided by operating activities:
    Extraordinary item--gain from forgiveness of accrued interest......       --              82,216       --
    Depreciation and amortization......................................     1,034,042      1,021,144     1,024,945
    Decrease (increase) in interest and other receivables..............        (7,298)         1,233        (2,179)
    Decrease (increase) in escrow deposits and property reserves.......          (358)        55,329       342,614
    Decrease (increase) in other assets................................        21,962        (31,269)     (103,396)
    Increase in accounts payable and accrued expenses..................         9,152        209,282        27,507
    Decrease in intercompany interest payable..........................        (1,173)      (313,032)      (38,172)
    Increase (decrease) in due to general partners and their
      affiliates.......................................................      (103,479)         4,522      (399,530)
                                                                         ------------  -------------  ------------
  Net cash provided by operating activities............................        76,208         12,935      (100,724)
                                                                         ------------  -------------  ------------
Cash flows from investing activities:
    Acquisition of real estate.........................................       (19,652)       (12,000)      --
    Acquisition of personal property...................................        (8,971)        (5,222)       (7,211)
                                                                         ------------  -------------  ------------
    Net cash used in investing activities..............................       (28,623)       (17,222)       (7,211)
                                                                         ------------  -------------  ------------
Cash flows from financing activities:
    Principal payments on mortgage loan payable........................      (219,993)      (206,424)     (157,182)
    Contributions......................................................       178,550        334,745       255,500
    Distributions......................................................       --             (77,233)      --
    Other net..........................................................       (29,310)       (93,005)      --
                                                                         ------------  -------------  ------------
    Net cash provided by (used in) financing activities................       (70,753)       (41,917)       98,318
                                                                         ------------  -------------  ------------
Net decrease in cash and temporary cash investments....................       (23,168)       (46,204)       (9,617)
Cash and temporary cash investments at beginning of year...............       317,401        363,605       373,222
                                                                         ------------  -------------  ------------
Cash and temporary cash investments at end of year.....................  $    294,233  $     317,401  $    363,605
                                                                         ------------  -------------  ------------
                                                                         ------------  -------------  ------------



7. TRANSACTIONS WITH RELATED PARTIES.



    The General Partners, certain of their affiliates and the Operating Partnerships' general partners have received or may receive fees, compensation, income, distributions and payments from the Partnership in

                              CAPITAL SOURCE L.P.

                               DECEMBER 31, 1997



7. TRANSACTIONS WITH RELATED PARTIES. (CONTINUED)


connection with the offering and the investment, management and sale of the Partnership's assets (other than disclosed elsewhere) as follows.



    The General Partners are entitled to receive an asset management and partnership administration fee equal to 0.5% of invested assets per annum, payable only during such years that an 8% return has been paid to investors on a noncumulative basis. Any unpaid amounts will accrue and be payable only after a 13% annual return to investors has been paid on a cumulative basis and the investors have received the return of their capital contributions. For the years ended December 31, 1997, 1996 and 1995, distributions to investors represented less than an 8% return; accordingly, no fees were paid or accrued during these years.



    Substantially all of the Partnership's general and administrative expenses and certain costs capitalized by the Partnership are paid by a General Partner or an affiliate and reimbursed by the Partnership. The amount of such expenses reimbursed to the General Partner was $533,419, $347,522, and $309,826 for the years ended December 31, 1997, 1996 and 1995, respectively. These reimbursed expenses are presented on a cash basis and do not reflect accruals made at each year end.



    An affiliate of the General Partners has been retained to provide property management services for Waterman's Crossing, Misty Springs Apartments, Fox Hollow Apartments (beginning in June 1995) and The Ponds at Georgetown (beginning in November 1996). The fees for services provided were $183,069, $165,721 and $136,529 for 1997, 1996 and 1995, respectively, and represented the lower of costs incurred in providing management of the property or customary fees for such services determined on a competitive basis.



8. FAIR VALUE OF FINANCIAL INSTRUMENTS.



    The following methods and assumptions were used by the Partnership in estimating the fair value of its financial instruments:



    CASH AND TEMPORARY CASH INVESTMENTS, INTEREST RECEIVABLE, OTHER ASSETS, ACCOUNTS PAYABLE, DISTRIBUTIONS PAYABLE: Fair value approximates the carrying value of such assets.



    INVESTMENT IN FHA LOANS AND GNMA CERTIFICATES. Fair values are based on prices obtained from an independent pricing source, adjusted for estimated prepayments.



                                                          AT DECEMBER 31, 1997          AT DECEMBER 31, 1996
                                                      ----------------------------  ----------------------------
                                                        CARRYING       ESTIMATED      CARRYING       ESTIMATED
                                                         AMOUNT       FAIR VALUE       AMOUNT       FAIR VALUE
                                                      -------------  -------------  -------------  -------------
Cash and temporary cash investments.................  $  10,410,564  $  10,410,564  $  10 272,497  $  10,272,497
Investment in FHA Loans.............................  $  12,511,046  $  12,679,944  $  12,585,755  $  12,695,402
Investment in GNMA Certificates.....................  $  23,588,139  $  23,910,892  $  23,937,795  $  24,197,401

                              CAPITAL SOURCE L.P.

                               DECEMBER 31, 1997



10. SUMMARY OF UNAUDITED QUARTERLY RESULTS OF OPERATIONS. (RESTATED)



                                                                   FIRST       SECOND        THIRD       FOURTH
FROM JANUARY 1, 1997, TO DECEMBER 31, 1997                        QUARTER      QUARTER      QUARTER     QUARTER
--------------------------------------------------------------  -----------  -----------  -----------  ----------
Total income..................................................  $   928,096  $   885,712  $   947,165  $  923,142
Total expenses................................................     (120,423)    (119,321)    (138,961)   (254,189)
                                                                -----------  -----------  -----------  ----------
Net income....................................................  $   807,673  $   766,391  $   808,204  $  668,953
                                                                -----------  -----------  -----------  ----------
                                                                -----------  -----------  -----------  ----------
Net income, basic and diluted, per BAC........................  $       .24  $       .22  $       .24  $      .20
                                                                -----------  -----------  -----------  ----------
                                                                -----------  -----------  -----------  ----------



                                                                   FIRST       SECOND        THIRD       FOURTH
FROM JANUARY 1, 1996, TO DECEMBER 31, 1996                        QUARTER      QUARTER      QUARTER     QUARTER
--------------------------------------------------------------  -----------  -----------  -----------  ----------
Total income..................................................  $   753,100  $   983,837  $   940,235  $  939,448
Total expenses................................................     (112,536)    (114,190)    (112,790)    (89,797)
                                                                -----------  -----------  -----------  ----------
Net income....................................................  $   640,564  $   869,647  $   827,445  $  849,651
                                                                -----------  -----------  -----------  ----------
                                                                -----------  -----------  -----------  ----------
Net income per BAC............................................  $       .19  $       .26  $       .24  $      .25
                                                                -----------  -----------  -----------  ----------
                                                                -----------  -----------  -----------  ----------

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                                 JUNE 30, 1998



LIQUIDITY AND CAPITAL RESOURCES



    The Partnership originally acquired: (i) five mortgage-backed securities guaranteed as to principal and interest by the Government National Mortgage Association ("GNMA") collateralized by first mortgage loans on multifamily housing properties located in five states; (ii) three first mortgage loans insured as to principal and interest by the Federal Housing Administration ("FHA") on multifamily housing properties located in two states; and (iii) Partnership Equity Investments in eight limited partnerships which own the multifamily properties financed by the GNMA Certificates and FHA Loans. The Partnership subsequently received FHA Debentures in payment of the FHA Loan on Fox Hollow Apartments which were paid in full in 1993. In 1994, foreclosure proceedings were initiated on Falcon Point Apartments and, accordingly, the Partnership no longer holds a Partnership Equity Investment in this property. In addition, during 1995, the GNMA Certificate related to Falcon Point Apartments was paid-in-full to the Partnership. Collectively, the remaining GNMA Certificates, FHA Loans and Partnership Equity Investments are referred to as the "Permanent Investments". The Partnership has also invested amounts held in its reserve account in certain GNMA securities backed by pools of single-family mortgages ("Reserve Investments"). The obligations of GNMA and FHA are backed by the full faith and credit of the United States government.



DISTRIBUTIONS



    Cash distributions paid or accrued per BAC were as follows:



                                                                   FOR THE SIX      FOR THE SIX
                                                                  MONTHS ENDED     MONTHS ENDED
                                                                  JUNE 30, 1998    JUNE 30, 1997
                                                                 ---------------  ---------------
Regular quarterly distributions
  Income.......................................................     $   .4362        $   .4618
  Return of capital............................................         .0688            .0432
                                                                       ------           ------
                                                                        .5050            .5050
                                                                       ------           ------
                                                                       ------           ------
Distributions
  Paid out of cash flow........................................     $   .5050        $   .5050
                                                                       ------           ------
                                                                       ------           ------



    Regular quarterly distributions to BAC Holders consist primarily of interest received on FHA Loans and GNMA Certificates. Additional cash for distributions is received from other investments. The Partnership may draw on reserves to pay operating expenses or to supplement cash distributions to investors. The Partnership is permitted to replenish reserves with cash flows in excess of distributions paid. For the six months ended June 30, 1998, $28,753 ($41,349 for the quarter ended June 30, 1998) of undistributed cash flow was placed in reserves. The total amount held in reserves at June 30, 1998, was $10,684,375 of which $967,089 was invested in GNMA Certificates.



    The Partnership believes that cash provided by operating activities and, if necessary, withdrawals from the Partnership's reserves will be adequate to meet its short-term and long-term liquidity requirements, including the payments of distributions to BAC Holders. Under the terms of its Partnership Agreement, the Partnership has the authority to enter into short-term and long-term debt financing arrangements; however, the Partnership currently does not anticipate entering into such arrangements. The Partnership is not authorized to issue additional BACs to meet short-term and long-term liquidity requirements.

YEAR 2000



    The Partnership does not own or operate its own computer system and owns no business or other equipment. However, the operation of the Partnership's business relies on the computer system and other equipment maintained by America First Companies L.L.C., the parent company of its general partners ("America First"). In addition, the Partnership has business relationships with a number of third parties whose ability to perform their obligations to the Partnership depend on such systems and equipment. Some or all of these systems and equipment may be affected by the inability of certain computer programs and embedded circuitry to correctly recognize dates occurring after December 31, 1999. America First has adopted a plan to deal with this so-called "Year 2000 problem" with respect to its information technology ("IT") systems, non-IT systems and third party business relationships.



STATE OF READINESS



    The IT system maintained by America First consists primarily of personal computers, most of which are connected by a local area network. All accounting and other record keeping functions relating to the Partnership that are conducted in house by America First are performed on this PC-LAN system. America First does not own or operate any "mainframe" computer systems. The PC-LAN system runs software programs that America First believes are compatible with dates after December 31, 1999. America First has engaged a third party computer consulting firm to review and test its PC-LAN system to ensure that it will function correctly after that date and expects that this process, along with any necessary remediation, will be completed by March 31, 1999. America First believes any Year 2000 problems relating to its IT systems will be resolved without significant operational difficulties. However, there can be no assurance that testing will discover all potential Year 2000 problems or that it will not reveal unanticipated material problems with the America First IT systems that will need to be resolved.



    Non-IT systems include embedded circuitry such as microcontrollers found in telephone equipment, security and alarm systems, copiers, fax machines, mail room equipment, heating and air conditioning systems and other infrastructure systems that are used by America First in connection with the operation of the Partnership's business. America First is reviewing its non-IT systems along with the providers that service and maintain these systems, with initial emphasis being placed on those, such as telephone systems, which have been identified as necessary to America First's ability to conduct the operation of the Partnership's business activities. America First expects that any necessary modification or replacement of such "mission critical" systems will be accomplished by mid-1999.



    The Partnership has no control over the remediation efforts of third parties with which it has material business relationships and the failure of certain of these third parties to successfully remediate their Year 2000 issues could have a material adverse effect on the Partnership. Accordingly, America First has undertaken the process of contacting each such third party to determine the state of their readiness for Year 2000. Such parties include, but are not limited to, the obligors on the Partnership's GNMA Certificates and FHA Loans, the Partnership's transfer and paying agent and the financial institutions with which the Partnership maintains accounts. America First has received initial assurances from certain of these third parties that their ability to perform their obligations to the Partnership are not expected to be materially adversely affected by the Year 2000 problem. America First will continue to request updated information from these material third parties in order to access their Year 2000 readiness. If a material third party vendor is unable to provide assurance to America First that it is, or will be, ready for Year 2000, America First intends to seek an alternative vendor to the extent practical.



COSTS



    All of the IT systems and non-IT systems used to conduct the Partnership's business operations are owned or leased by America First. Under the terms of its partnership agreement, neither America First nor the Partnership's general partners may be reimbursed by the Partnership for expenses associated with their computer systems or other business equipment. Therefore, the costs associated with the identification, remediation and testing of America First's IT and non-IT systems will be paid by America First rather than the Partnership. The Partnership will bear its proportionate share of the costs associated with surveying the Year 2000 readiness of third parties. However, the Partnership's share of the costs associated with these activities is expected to be insignificant. Accordingly, the costs associated with addressing the Partnership's Year 2000 issues are not expected to have a material effect on the Partnership's results of operations, financial position or cash flow.



YEAR 2000 RISKS



    The Partnership's general partners believe that the most reasonably likely worst-case scenario will be that one or more of the third parties with which it has a material business relationship will not have successfully dealt with its Year 2000 issues and, as a result, is unable to provide services or otherwise perform its obligations to the Partnership. For example, if an obligor on the Partnership's GNMA Certificates or FHA Loans encounters a serious and unexpected Year 2000 issue, it may be unable to make a timely payment of principal and interest to the Partnership. This, in turn, could cause a delay or temporary reduction in cash distributions to BAC holders. In addition, if the Partnership's transfer and paying agent experiences Year 2000-related difficulties, it may cause delays in making distributions to BAC holders or in the processing of transfers of BACs. It is also possible that one or more of the IT and non-IT systems of America First will not function correctly, and that such problems may make it difficult to conduct necessary accounting and other record keeping functions for the Partnership. However, based on currently available information, the general partners do not believe that there will be any protracted systemic failures of the IT or non-IT systems utilized by America First in connection with the operation of the Partnership's business.



CONTINGENCY PLANS



    Because of the progress which America First has made toward achieving Year 2000 readiness, the Partnership has not made any specific contingency plans with respect to the IT and non-IT systems of America First. In the event of a Year 2000 problem with its IT system, America First may be required to manually perform certain accounting and other record-keeping functions. America First plans to terminate the Partnership's relationships with material third party service providers that are not able to represent to America First that they will be able to successfully resolve their material Year 2000 issues in a timely manner. However, the Partnership will not be able to terminate its relationships with certain third parties, such as the obligors on its GNMA Certificates and FHA Loans, who may experience Year 2000 problems. The Partnership has no specific contingency plans for dealing with Year 2000 problems experienced with these third parties.



    All forecasts, estimates or other statements in this report relating to the Year 2000 readiness of the Partnership and its affiliates are based on information and assumptions about future events. Such "forward-looking statements" are subject to various known and unknown risks and uncertainties that may cause actual events to differ from such statements. Important factors upon which the Partnership's Year 2000 forward-looking statements are based include, but are not limited to, (a) the belief of America First that the software used in IT systems is already able to correctly read and interpret dates after December 31, 1999 and will require little or any remediation; (b) the ability to identify, repair or replace mission critical non-IT equipment in a timely manner, (c) third parties' remediation of their internal systems to be Year 2000 ready and their willingness to test their systems interfaces with those of America First, (d) no third party system failures causing material disruption of telecommunications, data transmission, payment networks, government services, utilities or other infrastructure, (e) no unexpected failures by third parties with which the Partnership has a material business relationship and (f) no material undiscovered flaws in America First's Year 2000 testing process.

ASSET QUALITY



    The FHA Loans and GNMA Certificates owned by the Partnership are guaranteed as to principal and interest by FHA and GNMA, respectively. The obligations of FHA and GNMA are backed by the full faith and credit of the United States government. The Partnership Equity Investments, however, are not insured or guaranteed. The value of these investments is a function of the value of the real estate owned by Operating Partnerships. The fair value of the properties underlying the Operating Partnerships is based on management's best estimate of the fair value of such properties; however, the ultimate realized values may vary from these estimates.



    In order to cure the ongoing mortgage default and tax delinquency at The Ponds of Georgetown, a preliminary agreement has been reached between all parties to the transaction. The general partners of the Operating Partnership which owns The Ponds at Georgetown have agreed to withdraw from the partnership. CS Properties I, Inc., which is owned by affiliates of the General Partner of the Partnership and currently serves as a special limited partner for such Operating Partnership, would become a substitute general partner along with CS Properties II, Inc. which currently serves as the special limited partner representing the partnership interests of Capital Source II, the owner of a portion of the limited partnership interests in the Operating Partnership. It is anticipated that the mortgage loan will be rewritten at its original principal amount at a lower interest rate with anticipation that cash flow from the property will be sufficient to cover all of the property's cash needs, including the mortgage and taxes. Capital Source I, along with Capital Source II, have agreed to contribute additional capital for delinquent taxes and other outstanding amounts in conjunction with this agreement.



    The overall status of the Partnership's other investments has remained relatively constant since March 31, 1998.



    The following table shows the occupancy levels of the properties financed by the Partnership at June 30, 1998:



                                                                              NUMBER     PERCENTAGE
                                                                 NUMBER      OF UNITS     OF UNITS
PROPERTY NAME                                 LOCATION          OF UNITS     OCCUPIED     OCCUPIED
-------------------------------------  ----------------------  -----------  -----------  -----------
Bluff Ridge Apartments...............  Jacksonville, NC               108          104          96%
Fox Hollow Apartments................  High Point, NC                 184          164          89%
Highland Park Apartments.............  Columbus, OH                   252          242          96%
Misty Springs Apartments.............  Daytona Beach, FL              128          128         100%
The Ponds at Georgetown..............  Ann Arbor, MI                  134          131          98%
Waterman's Crossing..................  Newport News, VA               260          260         100%
Water's Edge Apartments..............  Lake Villa, IL                 108          106          98%
                                                                    -----        -----        -----
                                                                    1,174        1,135          97%
                                                                    -----        -----        -----
                                                                    -----        -----        -----

RESULTS OF OPERATIONS



    The tables below compare the results of operations for each period shown.



                                                                           FOR THE         FOR THE       INCREASE
                                                                        QUARTER ENDED   QUARTER ENDED   (DECREASE)
                                                                        JUNE 30, 1998   JUNE 30, 1997    FROM 1997
                                                                        --------------  --------------  -----------
Mortgage-backed securities income.....................................   $    817,818    $    826,753    $  (8,935)
Interest income on temporary cash investments.........................        136,428         137,159         (731)
Equity in losses of Operating Partnerships............................        --              (78,550)      78,550
Other income..........................................................          2,300             350        1,950
                                                                        --------------  --------------  -----------
                                                                              956,546         885,712       70,834
Operating and administrative expenses.................................        196,565         119,321       77,244
                                                                        --------------  --------------  -----------
Net income............................................................   $    759,981    $    766,391    $  (6,410)
                                                                        --------------  --------------  -----------
                                                                        --------------  --------------  -----------



                                                                         FOR THE SIX    FOR THE SIX    INCREASE
                                                                        MONTHS ENDED   MONTHS ENDED   (DECREASE)
                                                                        JUNE 30, 1998  JUNE 30, 1997  FROM 1997
                                                                        -------------  -------------  ----------
Mortgage-backed securities income.....................................   $ 1,638,110    $ 1,655,673   $  (17,563)
Interest income on temporary cash investments.........................       274,605        270,635        3,970
Equity in losses of Operating Partnerships............................       (10,000)      (113,550)     103,550
Other income..........................................................         3,450          1,050        2,400
                                                                        -------------  -------------  ----------
                                                                           1,906,165      1,813,808       92,357
Operating and administrative expenses.................................       419,369        239,744      179,625
                                                                        -------------  -------------  ----------
Net income............................................................   $ 1,486,796    $ 1,574,064   $  (87,268)
                                                                        -------------  -------------  ----------
                                                                        -------------  -------------  ----------



    Mortgage-backed securities income decreased for the quarter and six months ended June 30, 1998, compared to the same periods in 1997 due to the continued amortization of the principal balances of the Partnership's mortgage-backed securities.



    The Partnership suspended recognizing losses in the Operating Partnerships when its entire initial investment had been consumed by such losses. Subsequently, losses have been recognized only to the extent of additional contributions, net of distribution received, to the Operating Partnerships by the Partnership. During the six months ended June 30, 1998, the Partnership made additional investments in certain Operating Partnerships of $10,000 (none for the quarter). During the six months ended June 30, 1997, the Partnership made additional investments in certain Operating Partnerships of $113,550 ($78,550 for the quarter). The Partnership recorded equity in losses of Operating Partnerships for the respective periods to the extent of the additional investments.



    Operating and administrative expenses increased for the quarter and six months ended June 30, 1998, compared to the same periods in 1997 primarily due to increases in salaries and related expenses, consulting expenses and travel expenses. Salaries and related expenses increased as additional management time was incurred in conjunction with the proposed merger described in Note 8 to the financial statements.



    This Management's Discussion and Analysis of Financial Condition and Result's of Operations contains forward looking statements that reflect management's current beliefs and estimates of future economic circumstances, industry conditions, the Partnership's performance and financial results. All statements, trend analysis and other information concerning possible or assumed future results of operations of the Partnership and the real estate investments it has made constitute forward-looking statements. BAC Holders and others should understand that these forward-looking statements are subject to numerous risks and uncertainties and a number of factors could affect the future results of the Partnership and could cause those results to differ materially from those expressed in the forward-looking statements contained herein.

                              CAPITAL SOURCE L.P.



                                 BALANCE SHEETS
                                  (UNAUDITED)



                                                                                     JUNE 30, 1998  DEC. 31, 1997
                                                                                     -------------  -------------
ASSETS

Cash and temporary cash investments, at cost which approximates market value.......  $  10,053,718  $  10,410,564
  Investment in FHA Loans (Note 5).................................................     12,471,160     12,511,046
  Investment in GNMA Certificates (Note 5).........................................     23,407,224     23,588,139
  Investment in Operating Partnerships (Note 6)....................................       --             --
  Interest receivable..............................................................        316,463        321,485
  Other assets.....................................................................        479,660        134,574
                                                                                     -------------  -------------
                                                                                     $  46,728,225  $  46,965,808
                                                                                     -------------  -------------
                                                                                     -------------  -------------

LIABILITIES AND PARTNERS' CAPITAL (DEFICIT)

Liabilities
  Accounts payable (Note 7)........................................................  $     203,664  $     204,142
  Distribution payable (Note 4)....................................................        860,587        860,587
                                                                                     -------------  -------------
                                                                                         1,064,251      1,064,729
                                                                                     -------------  -------------

Partners' Capital (Deficit)
  General Partner..................................................................       (159,018)      (156,647)
  Beneficial Assignment Certificate Holders ($13.58 per BAC in 1998 and $13.65 in
    1997)..........................................................................     45,822,992     46,057,726
                                                                                     -------------  -------------
                                                                                        45,663,974     45,901,079
                                                                                     -------------  -------------
                                                                                     $  46,728,225  $  46,965,808
                                                                                     -------------  -------------
                                                                                     -------------  -------------



    The accompanying notes are an integral part of the financial statements.

                              CAPITAL SOURCE L.P.



                              STATEMENTS OF INCOME
                                  (UNAUDITED)



                                                       FOR THE         FOR THE       FOR THE SIX    FOR THE SIX
                                                    QUARTER ENDED   QUARTER ENDED   MONTHS ENDED   MONTHS ENDED
                                                    JUNE 30, 1998   JUNE 30, 1997   JUNE 30, 1998  JUNE 30, 1997
                                                    --------------  --------------  -------------  -------------
Income
  Mortgage-backed securities income...............   $    817,818    $    826,753    $ 1,638,110    $ 1,655,673
  Interest income on temporary cash investments...        136,428         137,159        274,605        270,635
  Equity in losses of Operating
    Partnerships..................................        --              (78,550)       (10,000)      (113,550)
  Other income....................................          2,300             350          3,450          1,050
                                                    --------------  --------------  -------------  -------------
                                                          956,546         885,712      1,906,165      1,813,808
Expenses
  Operating and administrative expenses
    (Note 7)......................................        196,565         119,321        419,369        239,744
                                                    --------------  --------------  -------------  -------------
Net income........................................   $    759,981    $    766,391    $ 1,486,796    $ 1,574,064
                                                    --------------  --------------  -------------  -------------
                                                    --------------  --------------  -------------  -------------
Net income allocated to:
  General Partner.................................   $      7,600    $      7,664    $    14,868    $    15,741
  Limited Partners................................        752,381         758,727      1,471,928      1,558,323
                                                    --------------  --------------  -------------  -------------
                                                     $    759,981    $    766,391    $ 1,486,796    $ 1,574,064
                                                    --------------  --------------  -------------  -------------
                                                    --------------  --------------  -------------  -------------
Net income, basic and diluted, per BAC............   $        .22    $        .22    $       .44    $       .46
                                                    --------------  --------------  -------------  -------------
                                                    --------------  --------------  -------------  -------------



    The accompanying notes are an integral part of the financial statements.

                              CAPITAL SOURCE L.P.



                    STATEMENT OF PARTNERS CAPITAL (DEFICIT)



                     FOR THE SIX MONTHS ENDED JUNE 30, 1998
                                  (UNAUDITED)



                                                                          GENERAL         BAC
                                                                          PARTNER       HOLDERS         TOTAL
                                                                        -----------  -------------  -------------
Partners' Capital (Deficit) (excluding net unrealized
  holding gains)
  Balance at December 31, 1997, as previously reported................  $  (293,953) $  32,464,480  $  32,170,527
  Effect of restatement (Note 2.H.)...................................      136,870     13,550,066     13,686,936
                                                                        -----------  -------------  -------------
  Balance at December 31, 1997, as restated...........................     (157,083)    46,014,546     45,857,463
  Net income..........................................................       14,868      1,471,928      1,486,796
  Cash distributions paid or accrued (Note 4).........................      (17,212)    (1,703,982)    (1,721,194)
                                                                        -----------  -------------  -------------
                                                                           (159,427)    45,782,492     45,623,065
                                                                        -----------  -------------  -------------
Net unrealized holding gains
  Balance at December 31, 1997........................................          436         43,180         43,616
  Net change..........................................................          (27)        (2,680)        (2,707)
                                                                        -----------  -------------  -------------
                                                                                409         40,500         40,909
                                                                        -----------  -------------  -------------
Balance at June 30, 1998..............................................  $  (159,018) $  45,822,992  $  45,663,974
                                                                        -----------  -------------  -------------
                                                                        -----------  -------------  -------------



    The accompanying notes are an integral part of the financial statements.

                              CAPITAL SOURCE L.P.



                            STATEMENTS OF CASH FLOWS



                                  (UNAUDITED)



                                                                                      FOR THE SIX    FOR THE SIX
                                                                                     MONTHS ENDED   MONTHS ENDED
                                                                                     JUNE 30, 1998  JUNE 30, 1997
                                                                                     -------------  -------------
Cash flows from operating activities
Net income.........................................................................   $ 1,486,796    $ 1,574,064
  Adjustments to reconcile net income to net cash from operating activities
      Equity in losses of Operating Partnerships...................................        10,000        113,550
      Amortization of discount on mortgage-backed securities.......................        (1,313)        (1,134)
      Decrease in interest receivable..............................................         5,022          1,710
      Increase (decrease) in other assets..........................................      (345,086)       (28,995)
      Decrease in accounts payable.................................................          (478)       (41,101)
                                                                                     -------------  -------------
Net cash provided by operating activities..........................................     1,154,941      1,676,084
                                                                                     -------------  -------------
Cash flows from investing activities
  FHA Loan and GNMA principal payments received....................................       219,407        194,311
  Investment in Operating Partnerships.............................................       (10,000)      (113,550)
                                                                                     -------------  -------------
Net cash provided by investing activities..........................................       209,407         80,761
                                                                                     -------------  -------------
Cash flow used in financing activity
  Distributions paid...............................................................    (1,721,194)    (1,721,194)
                                                                                     -------------  -------------
Net increase (decrease) in cash and temporary cash investments.....................      (356,846)        35,651
Cash and temporary cash investments at beginning of period.........................    10,410,564     10,272,497
                                                                                     -------------  -------------
Cash and temporary cash investments at end of period...............................   $10,053,718    $10,308,148
                                                                                     -------------  -------------
                                                                                     -------------  -------------



    The accompanying notes are an integral part of the financial statements.

                              CAPITAL SOURCE L.P.



                         NOTES TO FINANCIAL STATEMENTS



                                 JUNE 30, 1998



                                  (UNAUDITED)



1. ORGANIZATION.



    Capital Source L.P. (the "Partnership") was formed on August 22, 1985, under the Delaware Revised Uniform Limited Partnership Act. The General Partners of the Partnership are Insured Mortgage Equities, Inc. and America First Capital Source I L.L.C. (the "General Partners").



    The Partnership was formed to invest principally in federally-insured mortgages on multifamily housing properties and limited partnership interests in Operating Partnerships which construct and operate these properties. Each federally insured loan is guaranteed in amounts equal to the face amount of the mortgage, by the Federal Housing Administration (FHA) or the Government National Mortgage Association (GNMA). Hereinafter, the Partnership's investments in such mortgages are referred to as investments in mortgage-backed securities. The Operating Partnerships are geographically located as follows: (i) two in North Carolina; and, (ii) one each in Ohio, Florida, Michigan, Virginia and Illinois.



    CS Properties I, Inc., which is owned by the General Partners, serves as the Special Limited Partner for the Operating Partnerships. The Special Limited Partner has the power, among other things, to remove the general partners of the Operating Partnerships under certain circumstances and to consent to the sale of the Operating Partnerships' assets. CS Properties I, Inc. also serves as the general partner of Misty Springs Apartments, Waterman's Crossing and Fox Hollow Apartments.



    The Partnership will terminate subsequent to the sale of all properties but in no event will the Partnership continue beyond December 31, 2030.



2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES.



        A)  FINANCIAL STATEMENT PRESENTATION



        The financial statements of the Partnership are prepared without audit on the accrual basis of accounting in accordance with generally accepted accounting principles. The financial statements should be read in conjunction with the financial statements and notes thereto included in the Partnership's Annual Report on Form 10-K/A for the year ended December 31, 1997. In the opinion of management, all normal and recurring adjustments necessary to present fairly the financial position at June 30, 1998, and results of operations for all periods presented have been made.



        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.



        B)  INVESTMENT IN MORTGAGE-BACKED SECURITIES



        Investment securities are classified as held-to-maturity, available-for-sale, or trading. Investments classified as held-to-maturity are carried at amortized cost. Investments classified as available-for-sale are reported at fair value, as determined by reference to published sources. Any unrealized gains or losses excluded from earnings and reflected as a separate component of partners' capital. Subsequent increases and decreases in the net unrealized gain/loss on the available-for-sale securities are reflected as adjustments to the carrying value of the portfolio and adjustments to the component of partners' capital. The Partnership does not have investment securities classified as trading.

                              CAPITAL SOURCE L.P.

                                 JUNE 30, 1998



                                  (UNAUDITED)



2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES. (CONTINUED)


        C)  INVESTMENT IN OPERATING PARTNERSHIPS



        The investment in Operating Partnerships consists of interests in limited partnerships which own properties underlying the mortgage-backed securities and are accounted for using the equity method. The investments by the Partnership in the Operating Partnerships were recorded at the cost to acquire such interests. Subsequently losses were recorded by the Partnership as they were realized by the Operating Partnerships. The Partnership suspended recognizing losses in the Operating Partnerships when its entire initial investment had been consumed by such losses. Subsequently, losses have been recognized only to the extent of additional contributions net of distributions received, to the Operating Partnerships by the Partnership. The Operating Partnerships are not insured or guaranteed. The value of these investments is a function of the value of the real estate owned by the Operating Partnerships. With regard to the Operating Partnerships, the Partnership is not the general partner and it has no legal obligation to provide additional cash support, nor has it indicated any commitment to provide this support; accordingly it has not reduced its investment in these Operating Partnerships below zero.



        D)  INCOME TAXES



        No provision has been made for income taxes since Beneficial Assignment Certificate (BAC) Holders are required to report their share of the Partnership's income for federal and state income tax purposes.



        E)  TEMPORARY CASH INVESTMENTS



        Temporary cash investments are invested in short-term debt securities purchased with an original maturity of three months or less.



        F)  NET INCOME PER BAC



        Net income per BAC has been calculated based on the number of BACs outstanding (3,374,222) for all periods presented.



        G)  COMPREHENSIVE INCOME



        In the first quarter of 1998, the Partnership adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS 130). SFAS 130 requires the display and reporting of comprehensive income, which includes all changes in Partners' Capital with the exception of additional investments by partners or distributions to partners. Comprehensive income for the Partnership includes net income and the change in net unrealized holding losses on investments

                              CAPITAL SOURCE L.P.

                                 JUNE 30, 1998



                                  (UNAUDITED)



2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES. (CONTINUED)


    charged or credited to Partners' Capital. Comprehensive income for the quarter and six months ended June 30, 1998, compared to the same periods in 1997 was as follows:



                                   FOR THE         FOR THE       FOR THE SIX    FOR THE SIX
                                QUARTER ENDED   QUARTER ENDED   MONTHS ENDED   MONTHS ENDED
                                JUNE 30, 1998   JUNE 30, 1997   JUNE 30, 1998  JUNE 30, 1997
                                --------------  --------------  -------------  -------------
Net income....................   $    759,981    $    766,391    $ 1,486,796    $ 1,574,064
Change in net unrealized
  holding gains (losses)......         (6,745)         11,043         (2,707)        (4,804)
                                --------------  --------------  -------------  -------------
Comprehensive income..........   $    753,236    $    777,434    $ 1,484,089    $ 1,569,260
                                --------------  --------------  -------------  -------------
                                --------------  --------------  -------------  -------------



        H)  RESTATEMENT



        The Partnership holds a majority ownership interest and through CS Properties I Inc. can influence the decisions of the general partners of the Operating Partnerships in certain circumstances. Accordingly, the Partnership had consolidated the Operating Partnerships since inception. In 1998, it was determined that this influence did not constitute control of the Operating Partnerships. Therefore, the accompanying financial statements have been restated to deconsolidate the Operating Partnerships and to account for the investments in Operating Partnerships under the equity method of accounting rather than consolidation.



        Under the equity method of accounting, the Partnership's investments are adjusted to reflect its share of Operating Partnership profits or losses and distributions. As required by consolidation accounting, the Partnership had recorded losses from the Operating Partnerships substantially in excess of its investments. As previously disclosed, the Partnership is not the general partner nor is it obliged to fund the negative balances. Under equity accounting, the Partnership does not reduce the carrying value of its investments below zero. As restated, investments in the Operating Partnerships are stated at zero and profits and losses are recorded based on capital contributions made and distributions received from the Operating Partnerships.



        The restatement increased partners' capital at December 31, 1997 by $13,686,936 which was the negative balance of the investment in Operating Partnerships at that date. The restatement further increased net income for the quarter and six months ended June 30, 1998 by $186,732 and $346,246, respectively. Net income per BAC (basic and diluted) increased by $.06 and $.11. The restatement further increased net income for the quarter and six months ended June 30, 1997 by $236,714 and $286,106, respectively. Net income per BAC (basic and diluted) increased by $.06 and $.08.



3. PARTNERSHIP RESERVE ACCOUNT.



    The Partnership maintains a reserve account which consisted of the following at June 30, 1998:



Cash and temporary cash investments............................  $9,717,286
GNMA Certificates..............................................     967,089
                                                                 ----------
                                                                 $10,684,375
                                                                 ----------
                                                                 ----------

                              CAPITAL SOURCE L.P.

                                 JUNE 30, 1998



                                  (UNAUDITED)



3. PARTNERSHIP RESERVE ACCOUNT. (CONTINUED)


    The reserve account was established to maintain working capital for the Partnership and is available for distribution to BAC Holders and for any contingencies related to the Partnership's investment in mortgage-backed securities and the operation of the Partnership. See Note 5 regarding the investment in mortgage backed securities.



4. PARTNERSHIP INCOME, EXPENSES AND CASH DISTRIBUTIONS.



    Profits and losses from continuing operations and cash available for distribution will be allocated 99% to the investors and 1% to the General Partner. Certain fees payable to the General Partner will not become due until investors have received certain priority returns. Cash distributions included in the financial statements represent the actual cash distributions made during each period and the cash distributions accrued at the end of each period.



    The General Partner will also receive 1% of the net proceeds from any sale of Partnership assets. The General Partner will receive a termination fee equal to 3% of all sales proceeds less actual costs incurred in connection with all sales transactions, payable only after the investors have received a return of their capital contributions and a 13% annual return on a cumulative basis. The General Partner will also receive a fee equal to 9.1% of all cash available for distribution and sales proceeds (after deducting from cash available or sales proceeds any termination fee paid therefrom) after investors have received a return of their capital contributions and a 13% annual return on a cumulative basis.



5. INVESTMENT IN MORTGAGE-BACKED SECURITIES.



    The mortgage-backed securities held by the Partnership represent Government National Mortgage Association ("GNMA") Certificates and Federal Housing Administration ("FHA") Loans. The GNMA Certificates are backed by first mortgage loans on multifamily housing properties and pools of single-family properties. The GNMA Certificates are debt securities issued by a private mortgage lender and are guaranteed by GNMA as to the full and timely payment of principal and interest on the underlying loans. The FHA Loans are guaranteed as to the full and timely payment of principal and interest on the underlying loans.



    At June 30, 1998, the total amortized cost, gross unrealized holding gains and aggregate fair value of available-for-sale securities were $926,180, $40,909 and $967,089, respectively. At June 30, 1998, the total amortized cost, gross unrealized holding gains and aggregate fair value of held-to-maturity securities were $34,911,295, $539,948 and $35,451,243, respectively.

                              CAPITAL SOURCE L.P.

                                 JUNE 30, 1998



                                  (UNAUDITED)



5. INVESTMENT IN MORTGAGE-BACKED SECURITIES. (CONTINUED)


    Descriptions of the Partnership's mortgage-backed securities at June 30, 1998, are as follows:



                                                               NUMBER        INTEREST        MATURITY         CARRYING
TYPE OF SECURITY AND NAME                   LOCATION          OF UNITS         RATE            DATE            AMOUNT
-----------------------------------  ----------------------  -----------  --------------  --------------  ----------------
HELD-TO-MATURITY
GNMA Certificates:
  Misty Springs Apartments.........  Daytona Beach, FL              128        8.75%          06-15-2029  $   4,259,606
  Waterman's Crossing..............  Newport News, VA               260       10.00%          09-15-2028     10,901,262
  The Ponds at Georgetown..........  Ann Arbor, MI                  134        9.00%          12-15-2029      2,228,101
  Water's Edge Apartments..........  Lake Villa, IL                 108                       12-15-2028      5,051,166
                                                                                                          ----------------
                                                                                                             22,440,135
                                                                                                          ----------------
FHA Loan:
  Bluff Ridge Apartments...........  Jacksonville, NC               108        8.72%          11-15-2028      3,498,880
  Highland Park Apartments.........  Columbus, OH                   252        8.75%          11-01-2028      8,972,280
                                                                                                          ----------------
                                                                                                             34,911,295
                                                                                                          ----------------
AVAILABLE-FOR-SALE
GNMA Certificates:
  Pools of single-family
    mortgages......................                                            7.58%(1)     2008 to 2009        476,964(2)
  Pools of single-family
    mortgages......................                                            7.58%(1)     2007 to 2008        490,125(2)
                                                                                                          ----------------
                                                                                                          ----------------
                                                                                                                987,089
                                                                                                          ----------------
                                                                                                          ----------------
Balance at June 30, 1998...........                                                                          35,878,384
                                                                                                          ----------------
                                                                                                          ----------------


------------------------


(1) Represents yield to the Partnership.



(2) Reserve account asset--see Note 3.



    Reconciliation of the carrying amount of the mortgage-backed securities is as follows:



Balance at December 31, 1997...................................  $36,099,185
  Addition
    Amortization of discount on mortgage-backed securities.....       1,313
  Deductions
    FHA Loan and GNMA principal payments received..............    (219,407)
    Change in net unrealized holding gains.....................      (2,707)
                                                                 ----------
Balance at June 30, 1998.......................................  $35,878,384
                                                                 ----------
                                                                 ----------

                              CAPITAL SOURCE L.P.

                                 JUNE 30, 1998



                                  (UNAUDITED)



6. INVESTMENT IN OPERATING PARTNERSHIPS.



    The Partnership's Operating Partnerships consist of interests in limited partnerships which own multifamily properties financed by the GNMA Certificates and FHA Loans held by the Partnership. The limited partnership agreements originally provided for the payment of a base return on the equity provided to the limited partnerships and for the payment of additional amounts out of a portion of the net cash flow or net sale or refinancing proceeds of the properties subject to various priority payments.



    Descriptions of the Operating Partnerships at June 30, 1998, are as follows:



                                                                                                               CARRYING
NAME                                       LOCATION                         PARTNERSHIP NAME                    AMOUNT
----------------------------------  ----------------------  ------------------------------------------------  -----------
Misty Springs Apartments..........  Daytona Beach, FL       Cypress Landings II, Ltd.                          $  --
The Ponds at Georgetown...........  Ann Arbor, MI           Ponds at Georgetown Limited Partnership               --
Waterman's Crossing...............  Newport News, VA        Oyster Cove Limited Partnership                       --
Water's Edge Apartments...........  Lake Villa, IL          Water's Edge Limited Partnership                      --
Bluff Ridge Apartments............  Jacksonville, NC        Bluff Ridge Associates Limited Partnership            --
Highland Park Apartments..........  Columbus, OH            Interstate Limited Partnership                        --
                                                                                                                   -----
Balance at June 30, 1998..........                                                                             $  --
                                                                                                                   -----
                                                                                                                   -----



    Reconciliation of the carrying amount of the Operating Partnerships is as follows:



                                                                                  FOR THE
                                                                             SIX MONTHS ENDED
                                                                               JUNE 30, 1998
                                                                             -----------------
Balance at beginning of year...............................................      $  --
  Addition
    Investment in Operating Partnerships...................................         10,000
  Deduction
    Equity in losses of Operating Partnerships.............................         10,000
                                                                                   -------
Balance at end of period...................................................      $  --
                                                                                   -------
                                                                                   -------



7. TRANSACTIONS WITH RELATED PARTIES.



    The General Partners, certain of their affiliates and the Operating Partnerships' general partners have received or may receive fees, compensation, income, distributions and payments from the Partnership in connection with the offering and the investment, management and sale of the Partnership's assets (other than disclosed elsewhere) as follows.



    The General Partners are entitled to receive an asset management and partnership administration fee equal to 0.5% of invested assets per annum, payable only during such years that an 8% return has been paid to investors on a noncumulative basis. Any unpaid amounts will accrue and be payable only after a 13% annual return to investors has been paid on a cumulative basis and the investors have received the return of their capital contributions. For the quarter and six months ended June 30, 1998, distributions to investors represented less than an 8% return; accordingly, no fees were paid or accrued during this period.

                              CAPITAL SOURCE L.P.

                                 JUNE 30, 1998



                                  (UNAUDITED)



7. TRANSACTIONS WITH RELATED PARTIES. (CONTINUED)


    Substantially all of the Partnership's general and administrative expenses and certain costs capitalized by the Partnership are paid by a General Partner or an affiliate and reimbursed by the Partnership. The amount of such expenses reimbursed to the General Partner for 1998 was $701,787 ($338,360 for the quarter ended June 30, 1998). These reimbursed expenses are presented on a cash basis and do not reflect accruals made at quarter end.



    An affiliate of the America First Capital Source I, L.L.C. has been retained to provide property management services for Waterman's Crossing, Misty Springs Apartments, Fox Hollow Apartments and The Ponds at Georgetown. The fees for services provided in 1998, amounted to $97,062 ($48,446 for the quarter ended June 30, 1998), and represented the lower of costs incurred in providing management of the property or customary fees for such services determined on a competitive basis.



8. PROPOSED MERGER.



    On May 7, 1998, a Registration Statement on Form S-4 was filed by America First Real Estate Investment Company, Inc. (the "Company") with the Securities and Exchange Commission which includes a prospectus/consent solicitation statement of the Partnership and Capital Source II L.P.-A, a sister partnership with assets and investment objectives similar to the Partnership. Upon approval of the proposed merger by investors in both partnerships, the partnerships and their respective general partners will be combined into the Company which will be engaged in the business of making real estate and related investments. At their election and subject to certain limitations, investors in each partnership will receive, in exchange for their partnership units, shares of common stock in the Company (the "Common Stock") or variable rate junior notes (the "Notes") of the Company. The Company intends to list shares of Common Stock issued pursuant to the proposed merger on a national securities exchange. The limited partners of the Partnership will receive a prospectus/consent solicitation statement in the future, at which time they will have the opportunity to vote on the proposed merger.

                            CAPITAL SOURCE II L.P.-A


                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                               DECEMBER 31, 1997


    Capitalized terms not otherwise defined herein shall have the meanings set forth in the accompanying Prospectus/Consent Solicitation Statement.

LIQUIDITY AND CAPITAL RESOURCES

    Capital Source II L.P.-A (the "Partnership") originally acquired: (i) four GNMA Certificates which are guaranteed as to principal and interest by the Government National Mortgage Association ("GNMA") collateralized by first mortgage loans on multifamily housing properties located in three states; (ii) an FHA Loan which is insured as to principal and interest by the Federal Housing Administration ("FHA") on a multifamily housing property; and (iii) Partnership Equity Investments in five Operating Partnerships which own the multifamily properties financed by the GNMA Certificates and the FHA Loan. The Partnership has been repaid by GNMA on one of the GNMA Certificates and the related property has been deeded to GNMA in lieu of foreclosure, thus eliminating the Partnership Equity Investment in this property. Collectively, the remaining GNMA Certificates, the FHA Loan, and the Partnership Equity Investments are referred to as the "Permanent Investments." The Partnership has also invested amounts held in its reserve account in certain GNMA securities backed by pools of single-family mortgages ("Reserve Investments"). The obligations of GNMA and FHA are backed by the full faith and credit of the United States government.


DISTRIBUTIONS


    Cash distributions paid or accrued per Beneficial Assignment Certificate of the Partnership (a "BAC") were as follows:


                                    FOR THE YEAR ENDED   FOR THE YEAR ENDED   FOR THE YEAR ENDED
                                     DECEMBER 31, 1997    DECEMBER 31, 1996    DECEMBER 31, 1995
                                    -------------------  -------------------  -------------------
Regular monthly distributions
  Income..........................       $   .4082            $   .5240            $   .5364
  Return of capital...............           .4018                .2860                .2736
                                            ------               ------               ------
                                         $   .8100            $   .8100            $   .8100
                                            ------               ------               ------
                                            ------               ------               ------

Distributions
  Paid out of cash flow...........       $   .5172            $   .6019            $   .6497
  Paid out of reserves............           .2928                .2081                .1603
                                            ------               ------               ------
                                         $   .8100            $   .8100            $   .8100
                                            ------               ------               ------
                                            ------               ------               ------


    Regular monthly distributions to BAC Holders consist primarily of interest received on the FHA Loan, GNMA Certificates and the Reserve Investments. Additional cash for distributions is received from other temporary investments. The Partnership may draw on reserves to pay operating expenses or to supplement cash distributions to BAC Holders. The Partnership is permitted to replenish reserves with cash flows in excess of distributions paid. During 1997, $1,186,163 was withdrawn from reserves to supplement regular monthly cash distributions. The total amount held in reserves at December 31, 1997, was $1,550,084 of which $1,050,718 was invested in mortgaged-backed securities.

    The Partnership has been supplementing cash flow from operations with withdrawals from reserves in order to maintain distributions at the current levels. Consequently, it is likely that the level of distributions will be reduced in the future. The General Partners will continue to review the level of distributions each quarter in light of the Partnership's operating results and financial position.


    The Partnership believes that cash provided by operating activities and, if necessary, withdrawals from the Partnership's reserves will be adequate to meet its short-term liquidity requirements, including the payments of distributions to BAC Holders. The Partnership has no other internal or external sources of liquidity. Under the terms of its Partnership Agreement, the Partnership has the authority to enter into short- and long-term debt financing arrangements; however, the Partnership currently does not anticipate entering into such arrangements. The Partnership is not authorized to issue additional BACs to meet short-term and long-term liquidity requirements.



YEAR 2000



    The Partnership does not own or operate its own computer system and owns no business or other equipment. However, the operation of the Partnership's business relies on the computer system and other equipment maintained by America First Companies L.L.C., the parent company of its general partners ("America First"). In addition, the Partnership has business relationships with a number of third parties whose ability to perform their obligations to the Partnership depend on such systems and equipment. Some or all of these systems and equipment may be affected by the inability of certain computer programs and embedded circuitry to correctly recognize dates occurring after December 31, 1999. America First has adopted a plan to deal with this so-called "Year 2000 problem" with respect to its information technology ("IT") systems, non-IT systems and third party business relationships.



STATE OF READINESS



    The IT system maintained by America First consists primarily of personal computers, most of which are connected by a local area network. All accounting and other record keeping functions relating to the Partnership that are conducted in house by America First are performed on this PC-LAN system. America First does not own or operate any "mainframe" computer systems. The PC-LAN system runs software programs that America First believes are compatible with dates after December 31, 1999. America First has engaged a third party computer consulting firm to review and test its PC-LAN system to ensure that it will function correctly after that date and expects that this process, along with any necessary remediation, will be completed by March 31, 1999. America First believes any Year 2000 problems relating to its IT systems will be resolved without significant operational difficulties. However, there can be no assurance that testing will discover all potential Year 2000 problems or that it will not reveal unanticipated material problems with the America First IT systems that will need to be resolved.



    Non-IT systems include embedded circuitry such as microcontrollers found in telephone equipment, security and alarm systems, copiers, fax machines, mail room equipment, heating and air conditioning systems and other infrastructure systems that are used by America First in connection with the operation of the Partnership's business. America First is reviewing its non-IT systems along with the providers that service and maintain these systems, with initial emphasis being placed on those, such as telephone systems, which have been identified as necessary to America First's ability to conduct the operation of the Partnership's business activities. America First expects that any necessary modification or replacement of such "mission critical" systems will be accomplished by mid-1999.



    The Partnership has no control over the remediation efforts of third parties with which it has material business relationships and the failure of certain of these third parties to successfully remediate their Year 2000 issues could have a material adverse effect on the Partnership. Accordingly, America First has undertaken the process of contacting each such third party to determine the state of their readiness for Year 2000. Such parties include, but are not limited to, the obligors on the Partnership's GNMA Certificates and FHA Loan, the Partnership's transfer and paying agent and the financial institutions with which the Partnership maintains accounts. America First has received initial assurances from certain of these third parties that their ability to perform their obligations to the Partnership are not expected to be materially adversely affected by the Year 2000 problem. America First will continue to request updated information from these material third parties in order to access their Year 2000 readiness. If a material third party vendor is unable to provide assurance to America First that it is, or will be, ready for Year 2000, America First intends to seek an alternative vendor to the extent practical.



COSTS



    All of the IT systems and non-IT systems used to conduct the Partnership's business operations are owned or leased by America First. Under the terms of its partnership agreement, neither America First nor the Partnership's general partners may be reimbursed by the Partnership for expenses associated with their computer systems or other business equipment. Therefore, the costs associated with the identification, remediation and testing of America First's IT and non-IT systems will be paid by America First rather than the Partnership. The Partnership will bear its proportionate share of the costs associated with surveying the Year 2000 readiness of third parties. However, the Partnership's share of the costs associated with these activities is expected to be insignificant. Accordingly, the costs associated with addressing the Partnership's Year 2000 issues are not expected to have a material effect on the Partnership's results of operations, financial position or cash flow.



YEAR 2000 RISKS



    The Partnership's general partners believe that the most reasonably likely worst-case scenario will be that one or more of the third parties with which it has a material business relationship will not have successfully dealt with its Year 2000 issues and, as a result, is unable to provide services or otherwise perform its obligations to the Partnership. For example, if an obligor on the Partnership's GNMA Certificates or FHA Loan encounters a serious and unexpected Year 2000 issue, it may be unable to make a timely payment of principal and interest to the Partnership. This, in turn, could cause a delay or temporary reduction in cash distributions to BAC holders. In addition, if the Partnership's transfer and paying agent experiences Year 2000-related difficulties, it may cause delays in making distributions to BAC holders or in the processing of transfers of BACs. It is also possible that one or more of the IT and non-IT systems of America First will not function correctly, and that such problems may make it difficult to conduct necessary accounting and other record keeping functions for the Partnership. However, based on currently available information, the general partners do not believe that there will be any protracted systemic failures of the IT or non-IT systems utilized by America First in connection with the operation of the Partnership's business.



CONTINGENCY PLANS



    Because of the progress which America First has made toward achieving Year 2000 readiness, the Partnership has not made any specific contingency plans with respect to the IT and non-IT systems of America First. In the event of a Year 2000 problem with its IT system, America First may be required to manually perform certain accounting and other record-keeping functions. America First plans to terminate the Partnership's relationships with material third party service providers that are not able to represent to America First that they will be able to successfully resolve their material Year 2000 issues in a timely manner. However, the Partnership will not be able to terminate its relationships with certain third parties, such as the obligors on its GNMA Certificates and FHA Loan, who may experience Year 2000 problems. The Partnership has no specific contingency plans for dealing with Year 2000 problems experienced with these third parties.



    All forecasts, estimates or other statements in this report relating to the Year 2000 readiness of the Partnership and its affiliates are based on information and assumptions about future events. Such "forward-looking statements" are subject to various known and unknown risks and uncertainties that may cause actual events to differ from such statements. Important factors upon which the Partnership's Year

2000 forward-looking statements are based include, but are not limited to, (a) the belief of America First that the software used in IT systems is already able to correctly read and interpret dates after December 31, 1999 and will require little or any remediation; (b) the ability to identify, repair or replace mission critical non-IT equipment in a timely manner, (c) third parties' remediation of their internal systems to be Year 2000 ready and their willingness to test their systems interfaces with those of America First, (d) no third party system failures causing material disruption of telecommunications, data transmission, payment networks, government services, utilities or other infrastructure, (e) no unexpected failures by third parties with which the Partnership has a material business relationship and (f) no material undiscovered flaws in America First's Year 2000 testing process.


ASSET QUALITY


    The FHA Loan and GNMA Certificates owned by the Partnership are guaranteed as to principal and interest by FHA and GNMA, respectively. The obligations of FHA and GNMA are backed by the full faith and credit of the United States government. The Partnership Equity Investments, however, are not insured or guaranteed. The value of these investments is a function of the value of the real estate owned by the Operating Partnerships.



    The fair value of the properties underlying the Operating Partnerships is based on management's best estimate of the fair value of such properties, however; the ultimate realized values may vary from these estimates. The fair value of the properties is determined based on the discounted estimated future cash flows from the properties, including estimated sales proceeds. The calculation of discounted estimated future cash flows includes certain variables such as the assumed inflation rates for rents and expenses, capitalization rates and discount rates. These variables are supplied to management by an independent real estate firm and are based on local market conditions for each property. In certain cases, additional factors such as the replacement value of the property or comparable sales of similar properties are also taken into consideration.


    The following table shows the occupancy levels of the properties financed by the Partnership as of December 31, 1997:


                                                                              NUMBER       PERCENTAGE
                                                                NUMBER       OF UNITS       OF UNITS
PROPERTY NAME                                  LOCATION        OF UNITS      OCCUPIED       OCCUPIED
----------------------------------------  ------------------  -----------  -------------  -------------
Crane's Landing.........................  Winter Park, FL            252           237            94%
Delta Crossing..........................  Charlotte, NC              178           168            94%
Monticello Apartments...................  Southfield, MI             106           104            98%
The Ponds at Georgetown.................  Ann Arbor, MI              134           128            96%
                                                                     ---           ---            ---
                                                                     670           637            95%
                                                                     ---           ---            ---
                                                                     ---           ---            ---


    CRANE'S LANDING. Crane's Landing, located in Winter Park, Florida, is a 252-unit complex with one-, two- and three-bedroom apartments on 14 acres of land. Average occupancy was 96% during 1997, compared to 94% during 1996. As a result of the increase in average occupancy and rental rate increases, rental income increased approximately 9% in 1997, compared to 1996. The increase in rental income was partially offset by an increase in real estate operating expenses, primarily an increase of approximately 23% in repairs and maintenance expenses and 15% in labor expenses. This resulted in an increase of approximately 4.4% in net cash flow generated by this property, before debt service, in 1997, compared to 1996. The property generated cash flow in excess of debt service and was current on its mortgage obligations during 1997.


    DELTA CROSSING. Delta Crossing is a 178-unit apartment complex located in Charlotte, North Carolina. Average occupancy was 93% in 1997, compared to 92% in 1996. As a result of the increase in occupancy and rental rate increases, rental income increased approximately 3% in 1997, compared to 1996. The increase in rental income was offset by increases of approximately 11% in repairs and maintenance expenses and property improvements, 9% in labor expenses and slight increases in other expenses. Thus, net cash flow generated by this property in 1997 was comparable to 1996. The property generated cash flow in excess of debt service and was current on its mortgage obligations during 1997.

    MONTICELLO APARTMENTS. Monticello Apartments, located in Southfield, Michigan, contains 106 rental units. Average occupancy was 97% in 1997, compared to 96% in 1996. As a result, rental income increased slightly in 1997, compared to 1996. The increase in rental income was more than offset by increases in real estate operating expenses, primarily an increase of approximately 42% in repairs and maintenance expenses and property improvements and 13% in labor expenses. Thus, net cash flow generated by this property, before debt service, decreased approximately 2.3% in 1997, compared to 1996. Despite the decrease in net cash flow, the property generated cash flow in excess of debt service and was current on its mortgage obligations during 1997.


    THE PONDS AT GEORGETOWN. The Ponds at Georgetown consists of 134 apartments located in Ann Arbor, Michigan. Average occupancy was 97% in 1997 compared to 95% in 1996. Operating revenue increased approximately 8% in 1997 compared to 1996, primarily due to the increase in average occupancy, rental rate increases and an increase in corporate unit rentals. Despite the increase in operating revenue, the Operating Partnership remains in default on its mortgage loan and is delinquent in paying property taxes and insurance. The Partnership continues to explore a number of alternatives with the mortgage holder to determine the best course of action to pursue, including a possible restructuring of the mortgage loan.


RESULTS OF OPERATIONS

    The tables below compare the results of operations for each year shown.


                                                                           FOR THE       FOR THE       FOR THE
                                                                          YEAR ENDED    YEAR ENDED    YEAR ENDED
                                                                           DEC. 31,      DEC. 31,      DEC. 31,
                                                                             1997          1996          1995
                                                                         ------------  ------------  ------------
Mortgage-backed securities income......................................   $2,499,844    $2,520,727    $2,561,901
Interest income on temporary cash investments and U.S. government
  securities...........................................................       91,327       147,530       200,678
Equity in losses of Operating Partnerships.............................     (121,450)       --          (109,900)
Other income...........................................................        3,800         6,950         4,650
Gain on sale of mortgage-backed securities.............................       --            --            15,670
                                                                         ------------  ------------  ------------
                                                                           2,473,521     2,675,207     2,672,999
Operating and administrative expenses..................................      819,516       552,170       499,903
                                                                         ------------  ------------  ------------
Net income.............................................................   $1,654,005    $2,123,037    $2,173,096
                                                                         ------------  ------------  ------------
                                                                         ------------  ------------  ------------



                                                                                           INCREASE     INCREASE
                                                                                          (DECREASE)   (DECREASE)
                                                                                           FROM 1996    FROM 1995
                                                                                          -----------  -----------
Mortgage-backed securities income.......................................................  $   (20,883) $   (41,174)
Interest income on temporary cash investments and U.S. government securities............      (56,203)     (53,148)
Equity in losses of Operating Partnerships..............................................     (121,450)     109,900
Other income............................................................................       (3,150)       2,300
Gain on sale of mortgage-backed securities..............................................      --           (15,670)
                                                                                          -----------  -----------
                                                                                             (201,686)       2,208
Operating and administrative expenses...................................................      267,346       52,267
                                                                                          -----------  -----------
Net income..............................................................................  $  (469,032) $   (50,059)
                                                                                          -----------  -----------
                                                                                          -----------  -----------

    Mortgage-backed securities income decreased $20,883 from 1996 to 1997 and $41,174 from 1995 to 1996. The decreases were due to the continued amortization of the principal balances of the Partnership's mortgage-backed securities.



    Interest on temporary cash investments and U.S. government securities decreased $56,203 from 1996 to 1997 and $53,148 from 1995 to 1996. The decreases were due to withdrawals made from the Partnership's reserves to supplement distributions to BAC Holders.



    The Partnership suspended recognizing losses in the Operating Partnerships when the entire initial investment had been consumed by such losses. Subsequently, losses have been recognized only to the extent of additional contributions, net of distributions received, to the Operating Partnerships by the Partnership.



    The Partnership made additional investments in certain Operating Partnerships during 1997 and 1995. As such, equity in losses of Operating Partnerships was recorded in 1997 and 1995 to the extent of the additional investments. No such investments were made and no equity in losses was recorded in 1996.



    During 1995, the Partnership sold a portion of its mortgage-backed securities and realized a gain of $15,670 on the sale. There were no such sales during either 1996 or 1997.



    Operating and administrative expenses increased $267,346 from 1996 to 1997. Approximately $126,000 of such increase was due to costs incurred in connection with a review of various options available to the Partnership to improve total investment returns and provide liquidity to the Partnership's investors. The remaining increase of $141,346 from 1996 to 1997 was due primarily to increases in salaries and related expenses. Operating and administrative expenses increased $52,267 from 1995 to 1996 primarily due to increases in salaries and related expenses.


    This Management's Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements that reflect management's current beliefs and estimates of future economic circumstances, industry conditions, the Partnership's performance and financial results. All statements, trend analysis and other information concerning possible or assumed future results of operations of the Partnership and the real estate investments it has made constitute forward-looking statements. BAC Holders and others should understand that these forward-looking statements are subject to numerous risks and uncertainties and a number of factors could affect the future results of the Partnership and could cause those results to differ materially from those expressed in the forward-looking statements contained herein.

                        INDEPENDENT ACCOUNTANTS' REPORT

To the Partners
Capital Source II L.P.-A:


    We have audited the accompanying balance sheets of Capital Source II L.P.-A as of December 31, 1997 and 1996, and the related statements of income, partners' capital (deficit) and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.



    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Capital Source II L.P.-A as of December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.



    As discussed in Note 2.H., the accompanying financial statements have been restated to reflect the investments made by Capital Source II L.P.-A. in Operating Partnerships on the equity method of accounting. Such investments had previously been consolidated by Capital Source II L.P.-A.



                                          /s/ KPMG Peat Marwick LLP



Omaha, Nebraska
October 23, 1998

                            CAPITAL SOURCE II L.P.-A


                                 BALANCE SHEETS



                                                                             DECEMBER 31, 1997  DECEMBER 31, 1996
                                                                             -----------------  -----------------
ASSETS
  Cash and temporary cash investments, at cost which approximates market
    value..................................................................    $   1,240,992      $   2,430,937
  Investment in FHA Loan (Note 5)..........................................        6,538,424          6,568,139
  Investment in GNMA Certificates (Note 5).................................       21,674,940         21,895,675
  Investment in Operating Partnerships (Note 6)............................         --                 --
  Interest receivable......................................................          213,024            219,661
  Other assets.............................................................          162,154            225,743
                                                                             -----------------  -----------------
                                                                               $  29,829,534      $  31,340,155
                                                                             -----------------  -----------------
                                                                             -----------------  -----------------

LIABILITIES AND PARTNERS' CAPITAL (DEFICIT)

Liabilities
  Accounts payable (Note 7)................................................    $     327,513      $     216,298
  Distribution payable (Note 4)............................................          546,968            546,968
                                                                             -----------------  -----------------
                                                                                     874,481            763,266
                                                                             -----------------  -----------------
Partners' Capital (Deficit)
  General Partner..........................................................         (276,907)          (260,689)
  Beneficial Assignment Certificate Holders ($7.29 per BAC in 1997 and
    $7.69 in 1996).........................................................       29,231,960         30,837,578
                                                                             -----------------  -----------------
                                                                                  28,955,053         30,576,889
                                                                             -----------------  -----------------
                                                                               $  29,829,534      $  31,340,155
                                                                             -----------------  -----------------
                                                                             -----------------  -----------------



    The accompanying notes are an integral part of the financial statements.

                            CAPITAL SOURCE II L.P.-A


                              STATEMENTS OF INCOME



                                                                              FOR THE YEAR ENDED DECEMBER 31,
                                                                          ----------------------------------------
                                                                              1997          1996          1995
                                                                          ------------  ------------  ------------
Income
  Mortgage-backed securities income (Note 5)............................  $  2,499,844  $  2,520,727  $  2,561,901
  Interest income on temporary cash investments and U.S. government
    securities..........................................................        91,327       147,530       200,678
  Equity in losses of Operating Partnerships (Note 6)...................      (121,450)      --           (109,900)
  Other income..........................................................         3,800         6,950         4,650
  Gain on sale of mortgage-backed securities............................       --            --             15,670
                                                                          ------------  ------------  ------------
                                                                             2,473,521     2,675,207     2,672,999
Expenses
  Operating and administrative expenses (Note 7)........................       819,516       552,170       499,903
                                                                          ------------  ------------  ------------
Net income..............................................................  $  1,654,005  $  2,123,037  $  2,173,096
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------
Net income allocated to:
  General Partner.......................................................  $     16,540  $     21,230  $     21,731
  BAC Holders...........................................................     1,637,465     2,101,807     2,151,365
                                                                          ------------  ------------  ------------
                                                                          $  1,654,005  $  2,123,037  $  2,173,096
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------
Net income, basic and diluted, per BAC..................................  $        .41  $        .52  $        .54
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------
Weighted average number of BACs outstanding.............................     4,011,101     4,011,101     4,011,101
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------



    The accompanying notes are an integral part of the financial statements.

                            CAPITAL SOURCE II L.P.-A


                   STATEMENTS OF PARTNERS' CAPITAL (DEFICIT)


                  FROM DECEMBER 31, 1994 TO DECEMBER 31, 1997


                                                                          GENERAL         BAC
                                                                         PARTNERS       HOLDERS         TOTAL
                                                                        -----------  -------------  -------------
Partners' Capital (Deficit) (excluding net unrealized holding gains)
  Balance at December 31, 1994, as previously reported................  $  (280,672) $  28,859,231  $  28,578,559
  Effect of restatement (Note 2.H.)...................................       42,296      4,187,279      4,229,575
                                                                        -----------  -------------  -------------
  Balance at December 31, 1994, as restated...........................     (238,376)    33,046,510     32,808,134
  Net income..........................................................       21,731      2,151,365      2,173,096
  Cash distributions paid or accrued (Note 4).........................      (32,818)    (3,248,992)    (3,281,810)
                                                                        -----------  -------------  -------------
  Balance at December 31, 1995........................................     (249,463)    31,948,883     31,699,420
  Net income..........................................................       21,230      2,101,807      2,123,037
  Cash distributions paid or accrued (Note 4).........................      (32,818)    (3,248,992)    (3,281,810)
                                                                        -----------  -------------  -------------
  Balance at December 31, 1996........................................     (261,051)    30,801,698     30,540,647
  Net income..........................................................       16,540      1,637,465      1,654,005
  Cash distributions paid or accrued (Note 4).........................      (32,818)    (3,248,992)    (3,281,810)
                                                                        -----------  -------------  -------------
                                                                           (277,329)    29,190,171     28,912,842
                                                                        -----------  -------------  -------------
Net unrealized holding gains
  Balance at December 31, 1994........................................      --            --             --
    Net change........................................................          787         77,955         78,742
                                                                        -----------  -------------  -------------
  Balance at December 31, 1995........................................          787         77,955         78,742
    Net change........................................................         (425)       (42,075)       (42,500)
                                                                        -----------  -------------  -------------
  Balance at December 31, 1996........................................          362         35,880         36,242
  Net change..........................................................           60          5,909          5,969
                                                                        -----------  -------------  -------------
                                                                                422         41,789         42,211
                                                                        -----------  -------------  -------------
Balance at December 31, 1997..........................................  $  (276,907) $  29,231,960  $  28,955,053
                                                                        -----------  -------------  -------------
                                                                        -----------  -------------  -------------



    The accompanying notes are an integral part of the financial statements.

                            CAPITAL SOURCE II L.P.-A


                            STATEMENTS OF CASH FLOWS



                                                               FOR THE            FOR THE            FOR THE
                                                             YEAR ENDED         YEAR ENDED         YEAR ENDED
                                                          DECEMBER 31, 1997  DECEMBER 31, 1996  DECEMBER 31, 1995
                                                          -----------------  -----------------  -----------------
Cash flows from operating activities
  Net income............................................    $   1,654,005      $   2,123,037      $   2,173,096
  Adjustments to reconcile net income to net cash
    provided by operating activities
    Equity in losses of Operating Partnerships..........          121,450           --                  109,900
    Amortization of discount............................           (1,397)            (9,400)           (25,076)
    Gain on sale of mortgage-backed securities..........         --                 --                  (15,670)
    Decrease (increase) interest receivable.............            6,637             26,654            (15,159)
    Decrease in other assets............................           63,589             62,156             62,871
    Increase (decrease) in accounts payable.............          111,215               (339)           (17,582)
                                                          -----------------  -----------------  -----------------
    Net cash provided by operating activities...........        1,955,499          2,202,108          2,272,380
                                                          -----------------  -----------------  -----------------
Cash flows from investing activities
  FHA Loan and GNMA principal payments received.........          257,816            253,258            286,952
  Maturity of U.S. government securities................         --                2,500,000           --
  Disposition of mortgage-backed securities.............         --                 --                  470,667
  Investment in Operating Partnerships..................         (121,450)          --                 (109,900)
  Acquisition of U.S. government securities.............         --                 --               (2,468,945)
                                                          -----------------  -----------------  -----------------
    Net cash provided by (used in) investing
      activities........................................          136,366          2,753,258         (1,821,226)
                                                          -----------------  -----------------  -----------------
Cash flows from financing activities
  Distributions paid....................................       (3,281,810)        (3,281,810)        (3,281,810)
                                                          -----------------  -----------------  -----------------
Net increase (decrease) in cash and temporary cash
  investments...........................................       (1,189,945)         1,673,556         (2,830,656)
Cash and temporary cash investments at beginning of
  year..................................................        2,430,937            757,381          3,588,037
                                                          -----------------  -----------------  -----------------
Cash and temporary cash investments at end of year......    $   1,240,992      $   2,430,937      $     757,381
                                                          -----------------  -----------------  -----------------
                                                          -----------------  -----------------  -----------------



    The accompanying notes are an integral part of the financial statements.

                            CAPITAL SOURCE II L.P.-A


                         NOTES TO FINANCIAL STATEMENTS


                               DECEMBER 31, 1997

1. ORGANIZATION.


    Capital Source II L.P.-A (the "Partnership") was formed on August 22, 1986, under the Delaware Revised Uniform Limited Partnership Act. The General Partners of the Partnership are Insured Mortgage Equities II L.P. and America First Capital Source II, L.L.C. (the "General Partners").



    The Partnership was formed to invest principally in federally-insured mortgages on multifamily housing properties and limited partnership interests in the Operating Partnerships which construct and operate these properties. Each federally insured loan is guaranteed in amounts equal to the face amount of the mortgage, by the Federal Housing Administration ("FHA") or the Government National Mortgage Association ("GNMA"). Hereinafter, the Partnership's investments in such mortgages are referred to as investments in mortgage-backed securities. The Operating Partnerships are geographically located as follows:
(i) two in Michigan and (ii) one each in Florida and North Carolina.



    CS Properties II, Inc., which is owned by the General Partners, serves as the Special Limited Partner for the Operating Partnerships. The Special Limited Partner has the power, among other things, to remove the general partners of the Operating Partnerships under certain circumstances and to consent to the sale of the Operating Partnerships' assets.


    The Partnership will terminate subsequent to the sale of all properties but in no event will the Partnership continue beyond December 31, 2035.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES.


        (a) METHOD OF ACCOUNTING. The financial statements of the Partnership are prepared on the accrual basis of accounting in accordance with generally accepted accounting principles.


        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


        (b) INVESTMENT IN MORTGAGE-BACKED SECURITIES. Investment securities are classified as held-to-maturity, available-for-sale or trading. Investments classified as held-to-maturity are carried at amortized cost. Investments classified as available-for-sale are reported at fair value, as determined by reference to published sources. Any unrealized gains or losses excluded from earnings and reflected as a separate component of partners' capital. Subsequent increases and decreases in the net unrealized gain/loss on the available-for-sale securities are reflected as adjustments to the carrying value of the portfolio and adjustments to the component of partners' capital. The Partnership does not have investment securities classified as trading.



        (c) INVESTMENT IN OPERATING PARTNERSHIPS. The investment in Operating Partnerships consists of interests in limited partnerships which own properties underlying the mortgage-backed securities and are accounted for using the equity method. The investments by the Partnership in the Operating Partnerships were recorded at the cost to acquire such interests. Subsequently, losses were recorded by the Partnership as they were realized by the Operating Partnerships. The Partnership suspended recognizing losses in the Operating Partnerships when its entire initial investment had been consumed

                            CAPITAL SOURCE II L.P.-A

                               DECEMBER 31, 1997

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES. (CONTINUED)

    by such losses. Subsequently, losses have been recognized only to the extent of additional contributions net of distribution received, to the Operating Partnerships by the Partnership. The Operating Partnerships are not insured or guaranteed. The value of these investments is a function of the value of the real estate owned by the Operating Partnerships. With regard to the Operating Partnerships, the Partnership has no legal obligation to provide additional cash support as they are not the general partner, nor have they indicated any commitment to provide this support; accordingly they have not reduced their investment in these operating partnerships below zero.



        (d) INCOME TAXES. No provision has been made for income taxes since BAC Holders are required to report their share of the Partnership's income for federal and state income tax purposes. The tax basis of the Partnerships' assets and liabilities exceeded the reported amounts by $1,817,163 and $2,147,478 at December 31, 1997, and December 31, 1996,
    respectively.



        (e) TEMPORARY CASH INVESTMENTS. Temporary cash investments are invested in short-term debt securities purchased with original maturities of three months or less.



        (f) NET INCOME PER BENEFICIAL ASSIGNMENT CERTIFICATE ("BAC"). Net income per BAC was calculated based on the number of BACs outstanding (4,011,101) during each year presented.



        (g) NEW ACCOUNTING PRONOUNCEMENT. The Financial Accounting Standards Board has issued Financial Accounting Standards No. 128 "Earnings Per Share" ("FAS 128"). FAS 128, which is effective for periods ending after December 15, 1997, did not have an impact on the Partnership's computation, presentation or disclosure of earnings per BAC as no dilutive common share equivalents existed at December 31, 1997.



        (h) RESTATEMENT. The Partnership holds a majority ownership interest and through Capital Source Properties II, Inc. can influence the decisions of the general partners of the Operating Partnerships in certain circumstances. Accordingly, the Partnership had consolidated the Operating Partnerships since inception. In 1998 it was determined that this influence did not constitute control of the Operating Partnerships. Therefore, the accompanying financial statements have been restated to deconsolidate the Operating Partnerships and to account for the investments in Operating Partnerships under the equity method of accounting rather than consolidation.



        Under the equity method of accounting, the Partnership's investments are adjusted to reflect its share of Operating Partnership profits or losses and distributions. As required by consolidation accounting, the Partnership had recorded losses from the Operating Partnerships substantially in excess of its investments. As previously disclosed, the Partnership is not the general partner, nor is it obliged to fund the negative balances. Under equity accounting, the Partnership does not reduce the carrying value of its investments below zero. As restated, investments in the Operating Partnerships are zero and profits and losses are recorded based on capital contributions made and distributions received from the Operating Partnerships. The restatement increased partners' capital at December 31, 1994 by $4,229,575 which was the negative balance of the investment in Operating Partnerships at that date. The restatement further increased net income for 1997, 1996 and 1995 by $256,455, $523,809 and $444,782,
    respectively. Net income per BAC (basic and diluted) increased by $.07, $.13 and $.11, respectively.

                            CAPITAL SOURCE II L.P.-A

                               DECEMBER 31, 1997


3. PARTNERSHIP RESERVE ACCOUNT.



    The Partnership maintains a reserve account which consisted of the following at December 31, 1997:



Cash and temporary cash investments.............................................  $    499,366
GNMA Certificates...............................................................     1,050,718
                                                                                  ------------
                                                                                  $  1,550,084
                                                                                  ------------
                                                                                  ------------



    The reserve account was established to maintain working capital for the Partnership and is available for distribution to BAC Holders and for any contingencies related to the Partnership's investment in mortgage-backed securities and the operation of the Partnership. See Note 5 regarding the investment in the mortgage-backed securities.



4. PARTNERSHIP INCOME, EXPENSES AND CASH DISTRIBUTIONS.



    Profits and losses from continuing operations and cash available for distribution will be allocated 99% to the Investors and 1% to the General Partners. Certain fees payable to the General Partners will not become due until investors have received certain priority returns. Cash distributions included in the financial statements represent the actual cash distributions made during each year and the change in cash distributions accrued at the end of each year.



    The General Partners will receive 1% of the net proceeds from any sale of Partnership assets. The General Partners will receive a termination fee equal to 3% of all sales proceeds less actual costs incurred in connection with all sales transactions, payable only after the investors have received a return of their capital contributions and an 11.5% annual return on a cumulative basis. The General Partners will also receive a fee equal to 9.1% of all cash available for distribution and sales proceeds (after deducting from cash available or sales proceeds any termination fee paid therefrom) after investors have received a return of their capital contributions and a 11.5% annual return on a cumulative basis.



5. INVESTMENT IN MORTGAGE-BACKED SECURITIES.



    The mortgage-backed securities held by the Partnership represent Government National Mortgage Association (GNMA) Certificates and Federal Housing Administration (FHA) Loans. The GNMA Certificates are backed by first mortgage loans on multifamily housing properties and pools of single-family properties. The GNMA Certificates are debt securities issued by a private mortgage lender and are guaranteed by GNMA as to the full and timely payment of principal and interest on the underlying loans. The FHA Loan is guaranteed as to the full and timely payment of principal and interest on the underlying loans.



    At December 31, 1997, the total amortized cost, gross unrealized holding gains and aggregate fair value of available-for-sale securities were $1,008,507, $42,211, and $1,050,718, respectively. At December 31, 1997, the total amortized cost, gross unrealized holding gains and aggregate fair value of held-to-maturity securities were $27,162,646, $331,442, and $27,494,088, respectively.



    At December 31, 1996, the total amortized cost, gross unrealized holding gains and aggregate fair value of available-for-sale securities were $1,134,837, $36,242 and $1,171,079, respectively. At December 31, 1996, the total amortized cost, gross unrealized holding gains and aggregate fair value of held-to-maturity securities were $27,292,735, $211,781, and $27,504,516, respectively.

                            CAPITAL SOURCE II L.P.-A

                               DECEMBER 31, 1997


5. INVESTMENT IN MORTGAGE-BACKED SECURITIES. (CONTINUED)


    During 1995, the Partnership sold a portion of the securities in the available-for-sale portfolio. The total amortized cost and realized gain for sales of securities classified as available-for-sale were $454,997 and $15,670, respectively.



    Prior to June 30, 1995, the Partnership classified all investment securities as held-to-maturity. However, during the quarter ending June 30, 1995, the Partnership reassessed the appropriateness of the classification of securities held in the reserve account. The Partnership concluded, given the nature of the reserve account, it would be more appropriate to classify securities held in the reserve account as available-for-sale rather than as held-to-maturity. Accordingly, on June 30, 1995, the Partnership transferred all securities held in the reserve account from the held-to-maturity classification to the available-for-sale classification. The total amortized cost, gross unrealized holding gains and aggregate fair value of the securities transferred were $4,283,759, $67,199, $4,350,958, respectively.



    Descriptions of the Partnership's mortgage-backed securities held during the year ended December 31, 1997, are as follows:



                                                                                                            INCOME
                                                       NUMBER OF     INTEREST      MATURITY     CARRYING   EARNED IN
    TYPE OF SECURITY AND NAME          LOCATION          UNITS         RATE          DATE        AMOUNT      1997
----------------------------------  ---------------  -------------  -----------  ------------  ----------  ---------
Held-to-Maturity
GNMA Certificates:
  Crane's Landing                   Winter Park, FL          252          8.76%    12-15-2030  $10,229,304 $ 897,020
  Monticello Apartments             Southfield, MI           106          8.75%    11-15-2029   5,328,430    467,367
  The Ponds at Georgetown           Ann Arbor, MI            134          9.00%    12-15-2029   5,066,488    457,018
                                                                                               ----------  ---------
                                                                                               20,624,222  1,821,405
                                                                                               ----------  ---------
FHA Loan:
  Delta Crossing                    Charlotte, NC            178          9.10%    10-01-2030   6,538,424    596,257
                                                                                               ----------  ---------
                                                                                               27,162,646  2,417,662
                                                                                               ----------  ---------
Available-for-sale
GNMA Certificates:
  Pools of single-family mortgages                                        7.58%(1) 2008 to 2009  1,050,718(2)    82,182
                                                                                               ----------  ---------
Balance at December 31, 1997                                                                   $28,213,364 $2,499,844
                                                                                               ----------  ---------
                                                                                               ----------  ---------


------------------------------


(1) Represents yield to the Partnership.



(2) Reserve account asset--See Note 3.

                            CAPITAL SOURCE II L.P.-A

                               DECEMBER 31, 1997


5. INVESTMENT IN MORTGAGE-BACKED SECURITIES. (CONTINUED)


    Reconciliation of the carrying amount of the mortgage-backed securities is as follows:



                                                     FOR THE        FOR THE        FOR THE
                                                   YEAR ENDED     YEAR ENDED     YEAR ENDED
                                                  DEC. 31, 1997  DEC. 31, 1996  DEC. 31, 1995
                                                  -------------  -------------  -------------
Balance at beginning of year....................  $  28,463,814  $  28,737,672  $  29,419,358
  Additions
    Amortization of discount on mortgage-backed
      securities................................          1,397          1,470          1,951
    Change in net unrealized holding gains on
      available-for-sale securities.............          5,969        (22,070)        58,312
  Deductions
    Mortgage principal payments received........       (257,816)      (253,258)      (286,952)
    Disposition of mortgage-backed securities...       --             --             (454,997)
                                                  -------------  -------------  -------------
Balance at end of year..........................  $  28,213,364  $  28,463,814  $  28,737,672
                                                  -------------  -------------  -------------
                                                  -------------  -------------  -------------



6. INVESTMENT IN OPERATING PARTNERSHIPS.



    The Partnership's Operating Partnerships consist of interests in limited partnerships which own multifamily properties financed by the GNMA Certificates and FHA Loan held by the Partnership. The limited partnership agreements originally provided for the payment of a base return on the equity provided to the limited partnerships and for the payment of additional amounts out of a portion of the net cash flow or net sale or refinancing proceeds of the properties subject to various priority payments.



    Descriptions of the Operating Partnerships held at December 31, 1997, are as follows:



                                                                                                   EQUITY IN
                                                                                                   LOSSES OF
                                                                                      CARRYING     OPERATING
           NAME                 LOCATION                PARTNERSHIP NAME               AMOUNT     PARTNERSHIPS
---------------------------  ---------------  -------------------------------------  -----------  ------------
Delta Crossing               Charlotte, NC    Delta Crossing Limited Partnership      $  --        $   --
Crane's Landing              Winter Park, FL  Crane's Landing Partner, Ltd.              --            --
Monticello Apartments        Southfield, MI   Centrum Monticello Limited
                                                Partnership                              --            --
The Ponds at Georgetown      Ann Arbor, MI    Ponds at Georgetown Limited
                                                Partnership                              --          (121,450)
                                                                                          -----   ------------
Balance at December 31,
  1997                                                                                $  --        $ (121,450)
                                                                                          -----   ------------
                                                                                          -----   ------------

                            CAPITAL SOURCE II L.P.-A

                               DECEMBER 31, 1997


6. INVESTMENT IN OPERATING PARTNERSHIPS. (CONTINUED)


    Reconciliation of the carrying amount of the Operating Partnerships is as follows:



                                                                 FOR THE                        FOR THE
                                                                YEAR ENDED       FOR THE       YEAR ENDED
                                                                 DEC. 31,      YEAR ENDED       DEC. 31,
                                                                   1997       DEC. 31, 1996       1995
                                                               ------------  ---------------  ------------
Balance at beginning of year.................................   $   --          $  --          $   --
  Addition
    Investment in Operating Partnerships.....................      121,450         --             109,900
  Deduction
    Equity in losses of Operating Partnerships...............     (121,450)        --            (109,900)
                                                               ------------         -----     ------------
Balance at end of year.......................................   $   --          $  --          $   --
                                                               ------------         -----     ------------
                                                               ------------         -----     ------------



    Combined Financial Statements of the Operating Partnerships are as follows:



CAPITAL SOURCE II L.P.
OPERATING PARTNERSHIPS BALANCE SHEET



                                                                           DEC. 31, 1997  DEC. 31, 1996
                                                                           -------------  -------------
Assets
  Investment in real estate:
    Land.................................................................  $   2,800,750  $   2,800,750
    Buildings............................................................     24,396,923     24,396,923
    Personal Property....................................................      1,666,485      1,597,666
                                                                           -------------  -------------
                                                                              28,864,158     28,795,339
Less accumulated depreciation............................................     (6,598,576)    (5,899,183)
                                                                           -------------  -------------
  Net investment in real estate..........................................     22,265,582     22,896,156
  Cash and temporary cash investments, at cost which approximates market
    value................................................................        491,562        283,185
  Escrow deposits and property reserves..................................        613,261        487,876
  Interest and other receivables.........................................          7,442          5,450
  Deferred mortgage issuance cost, net of accumulated amortization.......      1,428,684      1,477,452
  Other assets...........................................................        234,560        211,891
                                                                           -------------  -------------
                                                                           $  25,041,091  $  25,362,010
                                                                           -------------  -------------
                                                                           -------------  -------------
Liabilities and Partners' Capital (Deficit)
  Liabilities
    Accounts payable and accrued expenses................................  $     850,743  $     740,469
    Mortgage loan payable................................................     27,164,788     27,294,690
    Intercompany interest payable........................................        247,487        248,281
    Due to general partners and their affiliates.........................        961,563        971,209
                                                                           -------------  -------------
                                                                              29,224,581     29,254,649
                                                                           -------------  -------------
  Partners' Capital (Deficit)
    General Partners.....................................................     (4,183,490)    (3,892,639)
    Limited Partners.....................................................       --             --
                                                                           -------------  -------------
                                                                              (4,183,490)    (3,892,639)
                                                                           $  25,041,091  $  25,362,010
                                                                           -------------  -------------
                                                                           -------------  -------------

                            CAPITAL SOURCE II L.P.-A

                               DECEMBER 31, 1997


6. INVESTMENT IN OPERATING PARTNERSHIPS. (CONTINUED)


CAPITAL SOURCE II L.P.
OPERATING PARTNERSHIPS INCOME STATEMENT



                                                                 FOR THE       FOR THE       FOR THE
                                                                YEAR ENDED    YEAR ENDED    YEAR ENDED
                                                                 DEC. 31,      DEC. 31,      DEC. 31,
                                                                   1997          1996          1995
                                                               ------------  ------------  ------------
Income
  Rental income..............................................   $5,105,108    $4,854,898    $4,656,371
  Interest on temporary cash investments and U.S. government
    securities...............................................       13,084        20,781        17,399
  Other income...............................................      198,870       154,855       140,317
                                                               ------------  ------------  ------------
                                                                 5,317,062     5,030,534     4,814,087
                                                               ------------  ------------  ------------

Expenses
  Real estate operating expenses.............................    2,504,026     2,325,848     2,075,218
  Depreciation expense.......................................      700,297       725,922       737,694
  Property development and management fees...................       --               314        28,769
  Interest expense...........................................    2,476,272     2,487,587     2,497,927
  Amortization...............................................       48,768        48,819        64,920
                                                               ------------  ------------  ------------
                                                                 5,729,363     5,588,490     5,404,528
                                                               ------------  ------------  ------------
Net Loss.....................................................   $ (412,301)   $ (557,956)   $ (590,411)
                                                               ------------  ------------  ------------
                                                               ------------  ------------  ------------
Net Loss allocated to:
  General Partners...........................................     (290,851)     (557,956)     (480,541)
  Limited Partners...........................................     (121,450)       --          (109,900)
                                                               ------------  ------------  ------------
                                                                $ (412,301)   $ (557,956)   $ (590,441)
                                                               ------------  ------------  ------------
                                                               ------------  ------------  ------------

                            CAPITAL SOURCE II L.P.-A

                               DECEMBER 31, 1997


6. INVESTMENT IN OPERATING PARTNERSHIPS. (CONTINUED)


CAPITAL SOURCE II L.P.
OPERATING PARTNERSHIPS CASH FLOW



                                                                 FOR THE       FOR THE       FOR THE
                                                                YEAR ENDED    YEAR ENDED    YEAR ENDED
                                                                 DEC. 31,      DEC. 31,      DEC. 31,
                                                                   1997          1996          1995
                                                               ------------  ------------  ------------
Cash flows from operating activities
Net Loss.....................................................   $ (412,301)   $ (557,956)   $ (590,441)
  Adjustments to reconcile net loss to net cash provided by
    operating activities
    Depreciation and amortization............................      749,065       774,741       802,614
    Property development and management fees.................       --               314        28,769
    Decrease (increase) in interest and other receivables....       (1,992)       10,467       (11,443)
    Decrease (increase) in escrow deposits and property
      reserves...............................................     (125,385)       63,524        56,250
    Decrease in other assets.................................      (22,669)      (21,816)      (64,138)
    Increase in accounts payable and accrued expenses........      110,274        22,040       137,065
    Decrease in intercompany interest payable................         (794)         (728)         (665)
    Increase (decrease) in due to general partners and their
      affiliates.............................................       (9,646)       15,090      (110,296)
                                                               ------------  ------------  ------------
  Net cash provided by operating activities..................      286,552       305,676       247,715
                                                               ------------  ------------  ------------
Cash flows from investing activities
  Acquisition of real estate.................................       --           (60,663)      (34,527)
  Acquisition of personal property...........................      (68,819)     (102,292)     (100,757)
                                                               ------------  ------------  ------------
  Net cash used in investing activities......................      (68,819)     (162,955)     (135,284)
                                                               ------------  ------------  ------------
Cash flows from financing activities
  Principal payments on mortgage loan payable................     (129,902)     (118,650)     (108,374)
  Capital contributions......................................      121,450        --           109,900
  Other net..................................................         (904)      (17,956)       27,391
                                                               ------------  ------------  ------------
  Net cash provided by (used in) financing activities........       (9,356)     (136,606)       28,917
                                                               ------------  ------------  ------------
Net increase in cash and temporary cash investments..........      208,377         6,115       141,348
Cash and temporary cash investments at beginning of year.....      283,185       277,070       135,722
                                                               ------------  ------------  ------------
Cash and temporary cash investments at end of year...........   $  491,562    $  283,185    $  277,070
                                                               ------------  ------------  ------------
                                                               ------------  ------------  ------------



7. TRANSACTIONS WITH RELATED PARTIES.


    The General Partners, certain of their affiliates and the Operating Partnerships' general partners have received or may receive fees, compensation, income, distributions and payments from the Partnership in

                            CAPITAL SOURCE II L.P.-A

                               DECEMBER 31, 1997


7. TRANSACTIONS WITH RELATED PARTIES. (CONTINUED)

connection with the offering and the investment, management and sale of the Partnership's assets (other than disclosed elsewhere) as follows.


    The General Partners are entitled to receive an asset management and partnership administration fee equal to 0.5% of invested assets per annum, the first $50,000 of which will be paid each year with the balance payable only during such years that a 6.5% annual return has been paid to investors on a noncumulative basis. An additional fee equal to 0.5% of invested assets per annum will be payable only during those years that an 11.5% annual return has been paid to investors on a noncumulative basis. Any unpaid amounts will accrue and be payable only after an 11.5% annual return to investors has been paid on a cumulative basis and the investors have received the return of their capital contributions. Asset management and partnership administration fees for the years ended December 31, 1997, 1996 and 1995 amounted to $166,000 for each year.



    Substantially all of the Partnership's general and administrative expenses are paid by a General Partner or an affiliate and reimbursed by the Partnership. The amount of such expenses reimbursed to the General Partner for the years ended December 31, 1997, 1996 and 1995 amounted to $494,165, $313,049 and
$281,606, respectively. These reimbursed expenses are presented on a cash basis and do not reflect accruals made at each year end.



    An affiliate of the General Partners has been retained to provide property management services for The Ponds at Georgetown beginning in November 1996. The fees for services provided were $31,924 for 1997 and $4,933 for 1996, respectively, and represented the lower of costs incurred in providing management of the property or customary fees for such services determined on a competitive basis.



8. FAIR VALUE OF FINANCIAL INSTRUMENTS



    The following methods and assumptions were used by the Partnership in estimating the fair value of its financial instruments:



        CASH AND TEMPORARY CASH INVESTMENTS, INTEREST RECEIVABLE, OTHER ASSETS, ACCOUNTS PAYABLE, DISTRIBUTIONS PAYABLE: Fair value approximates the carrying value of such assets.



        INVESTMENT IN FHA LOAN AND GNMA CERTIFICATES: Fair values are based on prices obtained from an independent pricing source, adjusted for estimated prepayments.



                                                AT DECEMBER 31, 1997          AT DECEMBER 31, 1996
                                            ----------------------------  ----------------------------
                                              CARRYING       ESTIMATED      CARRYING       ESTIMATED
                                               AMOUNT       FAIR VALUE       AMOUNT       FAIR VALUE
                                            -------------  -------------  -------------  -------------
Cash and temporary cash
  investments.............................  $   1,240,992  $   1,240,992  $   2,430,937  $   2,430,937
Investment in FHA Loan....................  $   6,538,424  $   6,645,393  $   6,568,139  $   6,644,328
Investment in GNMA Certificates...........  $  21,674,940  $  21,899,413  $  21,895,675  $  22,031,267

                            CAPITAL SOURCE II L.P.-A

                               DECEMBER 31, 1997


10. SUMMARY OF UNAUDITED QUARTERLY RESULTS OF OPERATIONS (RESTATED)



                                                        FIRST       SECOND        THIRD       FOURTH
FROM JANUARY 1, 1997 TO DECEMBER 31, 1997              QUARTER      QUARTER      QUARTER      QUARTER
---------------------------------------------------  -----------  -----------  -----------  -----------
Total income.......................................  $   655,945  $   529,318  $   646,693  $   641,565
Total expenses.....................................     (151,630)    (148,583)    (164,872)    (354,431)
                                                     -----------  -----------  -----------  -----------
Net income.........................................  $   504,315  $   380,735  $   481,821  $   287,134
                                                     -----------  -----------  -----------  -----------
                                                     -----------  -----------  -----------  -----------
Net income, basic and diluted, per BAC.............  $       .12  $       .10  $       .12  $       .07
                                                     -----------  -----------  -----------  -----------
                                                     -----------  -----------  -----------  -----------



                                                        FIRST       SECOND        THIRD       FOURTH
FROM JANUARY 1, 1996 TO DECEMBER 31, 1996              QUARTER      QUARTER      QUARTER      QUARTER
---------------------------------------------------  -----------  -----------  -----------  -----------
Total income.......................................  $   679,515  $   674,522  $   659,196  $   661,974
Total expenses.....................................     (140,501)    (141,908)    (140,608)    (129,153)
                                                     -----------  -----------  -----------  -----------
Net income.........................................  $   539,014  $   532,614  $   518,588  $   532,821
                                                     -----------  -----------  -----------  -----------
                                                     -----------  -----------  -----------  -----------
Net income per BAC.................................  $       .13  $       .13  $       .13  $       .13
                                                     -----------  -----------  -----------  -----------
                                                     -----------  -----------  -----------  -----------

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                                 JUNE 30, 1998


LIQUIDITY AND CAPITAL RESOURCES

    The Partnership originally acquired: (i) four GNMA Certificates which are guaranteed as to principal and interest by the Government National Mortgage Association (GNMA) collateralized by first mortgage loans on multifamily housing properties located in three states; (ii) an FHA Loan which is insured as to principal and interest by the Federal Housing Administration (FHA) on a multifamily housing property; and (iii) Partnership Equity Investments in five Operating Partnerships which own the multifamily properties financed by the GNMA Certificates and the FHA Loan. The Partnership has been repaid by GNMA on one of the GNMA Certificates and the related property has been deeded to GNMA in lieu of foreclosure, thus eliminating the Partnership Equity Investment in such property. Collectively, the remaining GNMA Certificates, the FHA Loan, and the Partnership Equity Investments are referred to as the "Permanent Investments." The Partnership has also invested amounts held in its reserve account in certain GNMA securities backed by pools of single-family mortgages ("Reserve Investments"). The obligations of GNMA and FHA are backed by the full faith and credit of the United States government.


DISTRIBUTIONS


    Cash distributions paid or accrued per BAC were as follows:


                                                                 FOR THE SIX      FOR THE SIX
                                                                MONTHS ENDED     MONTHS ENDED
                                                                JUNE 30, 1998    JUNE 30, 1997
                                                               ---------------  ---------------
Regular monthly distributions
  Income.....................................................     $   .1439        $   .2184
  Return of capital..........................................         .2611            .1866
                                                                     ------           ------
                                                                  $   .4050        $   .4050
                                                                     ------           ------
                                                                     ------           ------
Distributions
  Paid out of cash flow......................................     $   .1922        $   .2879
  Paid out of reserves.......................................         .2128            .1171
                                                                     ------           ------
                                                                  $   .4050        $   .4050
                                                                     ------           ------
                                                                     ------           ------



    Regular monthly distributions to BAC Holders consist primarily of interest received on the FHA Loan, GNMA Certificates and the Reserve Investments. Additional cash for distributions is received from other investments. The Partnership may draw on reserves to pay operating expenses or to supplement cash distributions to Investors. The Partnership is permitted to replenish reserves with cash flows in excess of distributions paid. For the six months ended June 30, 1998, $862,441 was withdrawn from reserves to supplement regular monthly cash distributions ($364,664 for the quarter ended June 30, 1997). The total amount held in reserves at June 30, 1998 was $576,265.



    The Partnership has been supplementing cash flow from operations with withdrawals from reserves in order to maintain distributions at the current level. However, in light of available cash flow and reserves, the level of distributions will be reduced effective with the distribution payable in October. A reduction in the distribution is required so that cash provided by operating activities and, if necessary, withdrawals from the Partnership's reserves will be adequate to meet short-term liquidity requirements, including the payments of distributions to BAC Holders. The Partnership has no other internal or external sources of liquidity. Under the terms of its Partnership Agreement, the Partnership has the authority to enter into short- and long-term debt financing arrangements; however, the Partnership currently does not anticipate entering into such arrangements. The Partnership is not authorized to issue additional BACs to meet short-term and long-term liquidity requirements.

YEAR 2000



    The Partnership does not own or operate its own computer system and owns no business or other equipment. However, the operation of the Partnership's business relies on the computer system and other equipment maintained by America First Companies L.L.C., the parent company of its general partners ("America First"). In addition, the Partnership has business relationships with a number of third parties whose ability to perform their obligations to the Partnership depend on such systems and equipment. Some or all of these systems and equipment may be affected by the inability of certain computer programs and embedded circuitry to correctly recognize dates occurring after December 31, 1999. America First has adopted a plan to deal with this so-called "Year 2000 problem" with respect to its information technology ("IT") systems, non-IT systems and third party business relationships.



STATE OF READINESS



    The IT system maintained by America First consists primarily of personal computers, most of which are connected by a local area network. All accounting and other record keeping functions relating to the Partnership that are conducted in house by America First are performed on this PC-LAN system. America First does not own or operate any "mainframe" computer systems. The PC-LAN system runs software programs that America First believes are compatible with dates after December 31, 1999. America First has engaged a third party computer consulting firm to review and test its PC-LAN system to ensure that it will function correctly after that date and expects that this process, along with any necessary remediation, will be completed by March 31, 1999. America First believes any Year 2000 problems relating to its IT systems will be resolved without significant operational difficulties. However, there can be no assurance that testing will discover all potential Year 2000 problems or that it will not reveal unanticipated material problems with the America First IT systems that will need to be resolved.



    Non-IT systems include embedded circuitry such as microcontrollers found in telephone equipment, security and alarm systems, copiers, fax machines, mail room equipment, heating and air conditioning systems and other infrastructure systems that are used by America First in connection with the operation of the Partnership's business. America First is reviewing its non-IT systems along with the providers that service and maintain these systems, with initial emphasis being placed on those, such as telephone systems, which have been identified as necessary to America First's ability to conduct the operation of the Partnership's business activities. America First expects that any necessary modification or replacement of such "mission critical" systems will be accomplished by mid-1999.



    The Partnership has no control over the remediation efforts of third parties with which it has material business relationships and the failure of certain of these third parties to successfully remediate their Year 2000 issues could have a material adverse effect on the Partnership. Accordingly, America First has undertaken the process of contacting each such third party to determine the state of their readiness for Year 2000. Such parties include, but are not limited to, the obligors on the Partnership's GNMA Certificates and FHA Loans, the Partnership's transfer and paying agent and the financial institutions with which the Partnership maintains accounts. America First has received initial assurances from certain of these third parties that their ability to perform their obligations to the Partnership are not expected to be materially adversely affected by the Year 2000 problem. America First will continue to request updated information from these material third parties in order to access their Year 2000 readiness. If a material third party vendor is unable to provide assurance to America First that it is, or will be, ready for Year 2000, America First intends to seek an alternative vendor to the extent practical.



COSTS



    All of the IT systems and non-IT systems used to conduct the Partnership's business operations are owned or leased by America First. Under the terms of its partnership agreement, neither America First nor the Partnership's general partners may be reimbursed by the Partnership for expenses associated with their computer systems or other business equipment. Therefore, the costs associated with the identification, remediation and testing of America First's IT and non-IT systems will be paid by America First rather than the Partnership. The Partnership will bear its proportionate share of the costs associated with surveying the Year 2000 readiness of third parties. However, the Partnership's share of the costs associated with these activities is expected to be insignificant. Accordingly, the costs associated with addressing the Partnership's Year 2000 issues are not expected to have a material effect on the Partnership's results of operations, financial position or cash flow.



YEAR 2000 RISKS



    The Partnership's general partners believe that the most reasonably likely worst-case scenario will be that one or more of the third parties with which it has a material business relationship will not have successfully dealt with its Year 2000 issues and, as a result, is unable to provide services or otherwise perform its obligations to the Partnership. For example, if an obligor on the Partnership's GNMA Certificates or FHA Loan encounters a serious and unexpected Year 2000 issue, it may be unable to make a timely payment of principal and interest to the Partnership. This, in turn, could cause a delay or temporary reduction in cash distributions to BAC holders. In addition, if the Partnership's transfer and paying agent experiences Year 2000-related difficulties, it may cause delays in making distributions to BAC holders or in the processing of transfers of BACs. It is also possible that one or more of the IT and non-IT systems of America First will not function correctly, and that such problems may make it difficult to conduct necessary accounting and other record keeping functions for the Partnership. However, based on currently available information, the general partners do not believe that there will be any protracted systemic failures of the IT or non-IT systems utilized by America First in connection with the operation of the Partnership's business.



CONTINGENCY PLANS



    Because of the progress which America First has made toward achieving Year 2000 readiness, the Partnership has not made any specific contingency plans with respect to the IT and non-IT systems of America First. In the event of a Year 2000 problem with its IT system, America First may be required to manually perform certain accounting and other record-keeping functions. America First plans to terminate the Partnership's relationships with material third party service providers that are not able to represent to America First that they will be able to successfully resolve their material Year 2000 issues in a timely manner. However, the Partnership will not be able to terminate its relationships with certain third parties, such as the obligors on its GNMA Certificates and FHA Loan, who may experience Year 2000 problems. The Partnership has no specific contingency plans for dealing with Year 2000 problems experienced with these third parties.



    All forecasts, estimates or other statements in this report relating to the Year 2000 readiness of the Partnership and its affiliates are based on information and assumptions about future events. Such "forward-looking statements" are subject to various known and unknown risks and uncertainties that may cause actual events to differ from such statements. Important factors upon which the Partnership's Year 2000 forward-looking statements are based include, but are not limited to, (a) the belief of America First that the software used in IT systems is already able to correctly read and interpret dates after December 31, 1999 and will require little or any remediation; (b) the ability to identify, repair or replace mission critical non-IT equipment in a timely manner, (c) third parties' remediation of their internal systems to be Year 2000 ready and their willingness to test their systems interfaces with those of America First, (d) no third party system failures causing material disruption of telecommunications, data transmission, payment networks, government services, utilities or other infrastructure, (e) no unexpected failures by third parties with which the Partnership has a material business relationship and (f) no material undiscovered flaws in America First's Year 2000 testing process.

ASSET QUALITY


    The FHA Loan and GNMA Certificates owned by the Partnership are guaranteed as to principal and interest by FHA and GNMA, respectively. The obligations of FHA and GNMA are backed by the full faith and credit of the United States government. The Partnership Equity Investments, however, are not insured or guaranteed. The value of these investments is a function of the value of the real estate underlying by the Operating Partnerships. The fair value of the properties owned by the Operating Partnerships is based on management's best estimate of the fair value of such properties; however, the ultimate realized values may vary from these estimates.



    In order to cure the ongoing mortgage default and tax delinquency at The Ponds of Georgetown, a preliminary agreement has been reached between all parties to the transaction. The general partners of the Operating Partnership which owns The Ponds at Georgetown have agreed to withdraw from the partnership; CS Properties II, Inc., which is owned by affiliates of the General Partner of the Partnership and currently serves as a special limited partner for such Operating Partnership, would become a substitute general partner along with CS Properties I, Inc. which currently serves as the special limited partner representing the partnership interests of Capital Source I, the owner of a portion of the limited partnership interests in the Operating Partnership. It is anticipated that the mortgage loan will be rewritten at its original principal amount at a lower interest rate with anticipation that cash flow from the property will be sufficient to cover all of the property's cash needs, including the mortgage and taxes. Capital Source II, along with Capital Source I, have agreed to contribute additional capital for delinquent taxes and other outstanding amounts in conjunction with this agreement.



    The overall status of the Partnership's investments has remained relatively constant since March 31, 1998.



    The following table shows the occupancy levels of the properties financed by the Partnership as of June 30, 1998:



                                                                                                 NUMBER OF    PERCENTAGE OF
                                                                                   NUMBER OF       UNITS          UNITS
PROPERTY NAME                                                      LOCATION          UNITS       OCCUPIED       OCCUPIED
------------------------------------------------------------  ------------------  -----------  -------------  -------------
Crane's Landing.............................................  Winter Park, FL            252           245            97%
Delta Crossing..............................................  Charlotte, NC              178           164            92%
Monticello Apartments.......................................  Southfield, MI             106           105            99%
The Ponds at Georgetown.....................................  Ann Arbor, MI              134           131            98%
                                                                                         ---           ---            ---
                                                                                         670           645            96%
                                                                                         ---           ---            ---
                                                                                         ---           ---            ---


RESULTS OF OPERATIONS


    The table below compares the results of operations for each period shown.



                                                                         FOR THE         FOR THE       INCREASE
                                                                      QUARTER ENDED   QUARTER ENDED   (DECREASE)
                                                                      JUNE 30, 1998   JUNE 30, 1997    FROM 1997
                                                                      --------------  --------------  -----------
Mortgage-backed securities income...................................   $    616,279    $    625,571   $    (9,292)
Interest income on temporary cash investments.......................          7,561          24,447       (16,886)
Equity in losses of Operating Partnerships..........................        --             (121,450)      121,450
Other income........................................................          1,550             750           800
Gain on sale of mortgage-backed securities..........................         14,565         --             14,565
                                                                      --------------  --------------  -----------
                                                                            639,955         529,318       110,637
Operating and administrative expenses...............................        273,959         148,583       125,376
                                                                      --------------  --------------  -----------
Net income..........................................................   $    365,996    $    380,735   $   (14,739)
                                                                      --------------  --------------  -----------
                                                                      --------------  --------------  -----------

                                                                       FOR THE SIX     FOR THE SIX     INCREASE
                                                                       MONTHS ENDED    MONTHS ENDED   (DECREASE)
                                                                      JUNE 30, 1998   JUNE 30, 1997    FROM 1997
                                                                      --------------  --------------  -----------
Mortgage-backed securities income...................................   $  1,237,723    $  1,252,549   $   (14,826)
Interest income on temporary cash investments.......................         19,317          52,614       (33,297)
Equity in losses of Operating Partnerships..........................        --             (121,450)      121,450
Other income........................................................          2,700           1,550         1,150
Gain on sale of mortgage-backed securities..........................         14,565         --             14,565
                                                                      --------------  --------------  -----------
                                                                          1,274,305       1,185,263        89,042
Operating and administrative expenses...............................        691,447         300,213       391,234
                                                                      --------------  --------------  -----------
Net income..........................................................   $    582,858    $    885,050   $  (302,192)
                                                                      --------------  --------------  -----------
                                                                      --------------  --------------  -----------



    Mortgage-backed securities income decreased for the quarter and six months ended June 30, 1998, compared to the same periods in 1997, due to the continued amortization of the principal balances of the Partnership's mortgage-backed securities.



    Interest income on temporary cash investments decreased for the quarter and six months ended June 30, 1998, compared to the same periods in 1997, due to withdrawals made from the Partnership's reserves to supplement distributions to BAC Holders.



    The Partnership suspended recognizing losses in the Operating Partnerships when the entire initial investment had been consumed by such losses. Subsequently, losses have been recognized only to the extent of additional contributions, net of distribution received, to the Operating Partnerships by the Partnership. During the quarter and six months ended June 30, 1997, the Partnership made additional investments in Operating Partnerships of $121,450. The Partnership recorded equity in losses of Operating Partnerships, for the respective periods to the extent of the additional investments. No such additional investments were made and no equity in losses was recorded for the quarter and six months ended June 30, 1998.



    During the quarter and six months ended June 30, 1998, the Partnership recorded a gain of $14,565 on the sale of mortgage-backed securities held in its reserves. No such sale or gain occurred during the comparable periods in 1997.



    Operating and administrative expenses increased $125,376 for the quarter and $391,234 for the six months ended June 30, 1998, respectively, compared to the same periods in 1997. Approximately $66,300 and $252,800 of such increase for the quarter and six months ended June 30, 1998, respectively, was due to costs incurred in connection with the proposed merger described in Note 8 to the financial statements. The remaining increase for the quarter and six months was due primarily to increases in salaries and related expenses, consulting fees and travel expenses.



    This Management's Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements that reflect management's current beliefs and estimates of future economic circumstances, industry conditions, the Partnership's performance and financial results. All statements, trend analysis and other information concerning possible or assumed future results of operations of the Partnership and the real estate investments it has made, constitute forward-looking statements. BAC Holders and others should understand that these forward-looking statements are subject to numerous risks and uncertainties and a number of factors could affect the future results of the Partnership and could cause those results to differ materially from those expressed in the forward-looking statements contained herein.

                            CAPITAL SOURCE II L.P.-A


                                 BALANCE SHEETS
                                  (UNAUDITED)



                                                                                     JUNE 30, 1998  DEC. 31, 1997
                                                                                     -------------  -------------
ASSETS

Cash and temporary cash investments, at cost which approximates market value.......  $     654,703  $   1,240,992
Investment in FHA Loan (Note 5)....................................................      6,522,514      6,538,424
Investment in GNMA Certificates (Note 5)...........................................     21,149,726     21,674,940
Investment in Operating Partnerships (Note 6)......................................       --             --
Interest receivable................................................................        206,813        213,024
Other assets.......................................................................        129,638        162,154
                                                                                     -------------  -------------
                                                                                     $  28,663,394  $  29,829,534
                                                                                     -------------  -------------
                                                                                     -------------  -------------
LIABILITIES AND PARTNERS' CAPITAL (DEFICIT)
Liabilities
  Accounts payable (Note 7)........................................................  $     237,017  $     327,513
  Distribution payable (Note 4)....................................................        546,968        546,968
                                                                                     -------------  -------------
                                                                                           783,985        874,481
                                                                                     -------------  -------------
Partners' Capital (Deficit)
  General Partner..................................................................       (287,663)      (276,907)
  Beneficial Assignment Certificate Holders ($7.02 per BAC in 1998 and $7.29 in
    1997)..........................................................................     28,167,072     29,231,960
                                                                                     -------------  -------------
                                                                                        27,879,409     28,955,053
                                                                                     -------------  -------------
                                                                                     $  28,663,394  $  29,829,534
                                                                                     -------------  -------------
                                                                                     -------------  -------------



    The accompanying notes are an integral part of the financial statements.

                            CAPITAL SOURCE II L.P.-A


                              STATEMENTS OF INCOME
                                  (UNAUDITED)



                                                       FOR THE         FOR THE       FOR THE SIX    FOR THE SIX
                                                    QUARTER ENDED   QUARTER ENDED   MONTHS ENDED   MONTHS ENDED
                                                    JUNE 30, 1998   JUNE 30, 1997   JUNE 30, 1998  JUNE 30, 1997
                                                    --------------  --------------  -------------  -------------
Income:
  Mortgage-backed securities income...............   $    616,279    $    625,571    $ 1,237,723    $ 1,252,549
  Interest income on temporary cash investments...          7,561          24,447         19,317         52,614
  Equity in losses of Operating Partnerships......        --             (121,450)       --            (121,450)
  Other income....................................          1,550             750          2,700          1,550
  Gain on sale of mortgage-backed securities......         14,565         --              14,565        --
                                                    --------------  --------------  -------------  -------------
                                                          639,955         529,318      1,274,305      1,185,263
Expenses
  Operating and administrative expenses (Note
    7)............................................        273,959         148,583        691,447        300,213
                                                    --------------  --------------  -------------  -------------
Net income........................................   $    365,996    $    380,735    $   582,858    $   885,050
                                                    --------------  --------------  -------------  -------------
                                                    --------------  --------------  -------------  -------------
Net income allocated to:
  General Partners................................   $      3,660    $      3,807    $     5,829    $     8,851
  Limited Partners................................        362,336         376,928        577,029        876,199
                                                    --------------  --------------  -------------  -------------
                                                     $    365,996    $    380,735    $   582,858    $   885,050
                                                    --------------  --------------  -------------  -------------
                                                    --------------  --------------  -------------  -------------
Net income, basic and diluted, per BAC............   $        .09    $        .10    $       .14    $       .22
                                                    --------------  --------------  -------------  -------------
                                                    --------------  --------------  -------------  -------------



    The accompanying notes are an integral part of the financial statements.

                           CAPITAL SOURCE II L.P.-A.


                    STATEMENT OF PARTNERS' CAPITAL (DEFICIT)


                     FOR THE SIX MONTHS ENDED JUNE 30, 1998
                                  (UNAUDITED)



                                                                          GENERAL
                                                                         PARTNERS     BAC HOLDERS       TOTAL
                                                                        -----------  -------------  -------------
Partners' Capital (Deficit)
  (excluding net unrealized holding gains)
  Balance at December 31, 1997, as previously reported................  $  (331,875) $  23,790,096  $  23,458,221
  Effect of Restatement (Note 2.H.)...................................       54,546      5,400,075      5,454,621
                                                                        -----------  -------------  -------------
  Balance at December 31, 1997, as restated...........................     (277,329)    29,190,171     28,912,842
  Net income..........................................................        5,829        577,029        582,858
  Cash distributions paid or accrued (Note 4).........................      (16,409)    (1,624,496)    (1,640,905)
                                                                        -----------  -------------  -------------
                                                                           (287,909)    28,142,704     27,854,795
                                                                        -----------  -------------  -------------

Net unrealized holding gains
  Balance at December 31, 1997........................................          422         41,789         42,211
  Net change..........................................................         (176)       (17,421)       (17,597)
                                                                        -----------  -------------  -------------
                                                                                246         24,368         24,614
                                                                        -----------  -------------  -------------
Balance at June 30, 1998..............................................  $  (287,663) $  28,167,072  $  27,879,409
                                                                        -----------  -------------  -------------
                                                                        -----------  -------------  -------------



    The accompanying notes are an integral part of the financial statements.

                            CAPITAL SOURCE II L.P.-A


                            STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)



                                                                                      FOR THE SIX    FOR THE SIX
                                                                                     MONTHS ENDED   MONTHS ENDED
                                                                                     JUNE 30, 1998  JUNE 30, 1997
                                                                                     -------------  -------------
Cash flows from operating activities
  Net income.......................................................................   $   582,858    $   885,050
  Adjustments to reconcile net income to net cash from operating activities
    Equity in losses of Operating Partnerships.....................................       --             121,450
    Amortization of discount on mortgage-backed securities.........................        (1,037)          (711)
    Gain on the sale of mortgage-backed securities.................................       (14,565)       --
    Decrease in interest receivable................................................         6,211          3,743
    Decrease in other assets.......................................................        32,516         28,265
    Decrease in accounts payable...................................................       (90,496)      (104,648)
                                                                                     -------------  -------------
Net cash provided by operating activities..........................................       515,487        933,149
                                                                                     -------------  -------------
Cash flows from investing activities
  FHA Loan and GNMA Certificate principal payments received........................       164,418        128,508
  Disposition of mortgage-backed securities........................................       374,711        --
  Investment in Operating Partnerships.............................................       --            (121,450)
                                                                                     -------------  -------------
Net cash provided by investing activities..........................................       539,129          7,058
                                                                                     -------------  -------------
Cash flow used in financing activity
  Distributions paid...............................................................    (1,640,905)    (1,640,905)
                                                                                     -------------  -------------
Net decrease in cash and temporary cash investments................................      (586,289)      (700,698)
Cash and temporary cash investments at beginning of period.........................     1,240,992      2,430,937
                                                                                     -------------  -------------
Cash and temporary cash investments at end of period...............................   $   654,703    $ 1,730,239
                                                                                     -------------  -------------
                                                                                     -------------  -------------



    The accompanying notes are an integral part of the financial statements.

                            CAPITAL SOURCE II L.P.-A


                         NOTES TO FINANCIAL STATEMENTS



                                 JUNE 30, 1998


                                  (UNAUDITED)

1. ORGANIZATION

    Capital Source II L.P.-A (the "Partnership") was formed on August 22, 1986, under the Delaware Revised Uniform Limited Partnership Act. The General Partners of the Partnership are Insured Mortgage Equities II L.P. and America First Capital Source II L.L.C. (the "General Partners").


    The Partnership was formed to invest principally in federally-insured mortgages on multifamily housing properties and limited partnership interests in Operating Partnerships which construct and operate these properties. Each federally-insured loan is guaranteed in amounts equal to the face amount of the mortgage, by the Federal Housing Administration ("FHA") or the Government National Mortgage Association ("GNMA"). Hereinafter, the Partnership's investments in such mortgages are referred to as investments in mortgage-backed securities. The Operating Partnerships are geographically located as follows:
(i) two in Michigan; and, (ii) one each in Florida and North Carolina.



    CS Properties II, Inc., which is owned by the General Partners, serves as the Special Limited Partner for the Operating Partnerships. The Special Limited Partner has the power, among other things, to remove the general partners of the Operating Partnerships under certain circumstances and to consent to the sale of the Operating Partnerships' assets.


    The Partnership will terminate subsequent to the sale of all properties but in no event will the Partnership continue beyond December 31, 2035.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        (a)  FINANCIAL STATEMENT PRESENTATION


        The financial statements of the Partnership are prepared without audit on the accrual basis of accounting in accordance with generally accepted accounting principles. The financial statements should be read in conjunction with the financial statements and notes thereto included in the Partnership's Annual Report on Form 10-K/A for the year ended December 31, 1997. In the opinion of management, all normal and recurring adjustments necessary to present fairly the financial position at June 30, 1998, and results of operations for all periods presented have been made.


        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


        (b)  INVESTMENT IN MORTGAGE-BACKED SECURITIES



        Investment securities are classified as held-to-maturity, available-for-sale, or trading. Investments classified as held-to-maturity are carried at amortized cost. Investments classified as available-for-sale are reported at fair value, as determined by published sources. Any unrealized gains or losses excluded from earnings and reflected as a separate component of partners' capital. Subsequent increases and decreases in the net unrealized gain/loss on the available-for-sale securities are reflected as adjustments to the carrying value of the portfolio and adjustments to the component of partners' capital. The Partnership does not have investment securities classified as trading.

                            CAPITAL SOURCE II L.P.-A

                                 JUNE 30, 1998


                                  (UNAUDITED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

        (c)  INVESTMENT IN OPERATING PARTNERSHIPS



        The investment in Operating Partnerships consists of interests in limited partnerships which own properties underlying the mortgage-backed securities and are accounted for using the equity method. The investments by the Partnership in the Operating Partnerships were recorded at the cost to acquire such interests. Subsequently losses were recorded by the Partnership as they were realized by the Operating Partnerships. The Partnership suspended recognizing losses in the Operating Partnerships when its entire initial investment had been consumed by such losses. Subsequently, losses have been recognized only to the extent of additional contributions net of distributions received, to the Operating Partnerships by the Partnership. The Operating Partnerships are not insured or guaranteed. The value of these investments is a function of the value of the real estate owned by the Operating Partnerships. With regard to the Operating Partnerships, the Partnership is not the general partner and it has no legal obligation to provide additional cash support nor has it indicated any commitment to provide this support; accordingly it has not reduced its investment in these Operating Partnerships below zero.



        (d)  INCOME TAXES



        No provision has been made for income taxes since Beneficial Assignment Certificate ("BAC") Holders are required to report their share of the Partnership's income for federal and state income tax purposes.



        (e)  TEMPORARY CASH INVESTMENTS


        Temporary cash investments are invested in short-term debt securities purchased with original maturities of three months or less.


        (f)  NET INCOME PER BENEFICIAL ASSIGNMENT CERTIFICATE (BAC)



        Net income per BAC has been calculated based on the number of BACs outstanding (4,011,101) for all periods presented.



        (g)  COMPREHENSIVE INCOME



        In the first quarter of 1998, the Partnership adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"). SFAS 130 requires the display and reporting of comprehensive income, which includes all changes in Partners' capital with the exception of additional investments by partners or distributions to partners. Comprehensive income for the Partnership includes net income and the change in net unrealized holding losses on investments

                            CAPITAL SOURCE II L.P.-A

                                 JUNE 30, 1998


                                  (UNAUDITED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    charged or credited to Partners' Capital. Comprehensive income for the quarter and six months ended June 30, 1998, compared to the same periods in 1997 was as follows:



                                                                                       FOR THE        FOR THE
                                                       FOR THE         FOR THE       SIX MONTHS     SIX MONTHS
                                                    QUARTER ENDED   QUARTER ENDED    ENDED JUNE     ENDED JUNE
                                                    JUNE 30, 1998   JUNE 30, 1997     30, 1998       30, 1997
                                                    --------------  --------------  -------------  -------------
Net income........................................   $    365,996    $    380,735    $   582,858    $   885,050
Unrealized gains (losses) from investments
  Unrealized holding gains (losses) arising during
    the period....................................         (7,514)         10,947        (19,391)        (3,262)
  Reclassification adjustment for net (gains)
    losses included in net income.................        (13,498)        --               1,794        --
                                                    --------------  --------------  -------------  -------------
Change in net unrealized holding gains (losses)...        (21,012)         10,947        (17,597)        (3,262)
                                                    --------------  --------------  -------------  -------------
Comprehensive income..............................   $    344,984    $    391,682    $   565,261    $   881,788
                                                    --------------  --------------  -------------  -------------
                                                    --------------  --------------  -------------  -------------



        (h)  RESTATEMENT



        The Partnership holds a majority ownership interest and through CS Properties II, Inc. can influence the decisions of the general partners of the Operating Partnerships in certain circumstances. Accordingly, the Partnership had consolidated the Operating Partnerships since inception. In 1998, it was determined that this influence did not constitute control of the Operating Partnerships. Therefore, the accompanying financial statements have been restated to deconsolidate the Operating Partnerships and to account for the investments in Operating Partnerships under the equity method of accounting rather than consolidation.



        Under the equity method of accounting, the Partnership's investments are adjusted to reflect its share of Operating Partnership profits or losses and distributions. As required by consolidation accounting, the Partnership had recorded losses from the Operating Partnerships substantially in excess of its investments. As previously disclosed, the Partnership is not the general partner, nor is it obliged to fund the negative balances. Under equity accounting, the Partnership does not reduce the carrying value of its investments below zero. As restated, investments in the Operating Partnerships are zero and profits and losses are recorded based on capital contributions made and distributions received from the Operating Partnerships.



        The restatement increased partners' capital at December 31, 1997 by $5,454,621, which was the negative balance of the investment in Operating Partnerships at that date. The restatement further increased net income for the quarter and six months ended June 30, 1998 by $105,823 and $211,862, respectively. Net income per BAC increased by $.03 and $.05. The restatement further decreased net income for the quarter and six months ended June 30, 1997, by $12,819 and $3,291, respectively. The restatement had no significant impact on net income per BAC.

                            CAPITAL SOURCE II L.P.-A

                                 JUNE 30, 1998


                                  (UNAUDITED)


3. PARTNERSHIP RESERVE ACCOUNT



    The Partnership maintains a reserve account which consisted of the following at June 30, 1998.



Cash and temporary cash investments...............................  $  (2,929)
GNMA Certificates.................................................    579,194
                                                                    ---------
                                                                    $ 576,265
                                                                    ---------
                                                                    ---------



    The reserve account was established to maintain working capital for the Partnership and is available to supplement distributions to investors or for other contingencies related to the investment in mortgage-backed securities and the operation of the Partnership. See Note 5 regarding the investment in mortgage-backed securities.



4. PARTNERSHIP INCOME, EXPENSES AND CASH DISTRIBUTIONS



    Profits and losses from continuing operations and cash available for distribution will be allocated 99% to the Investors and 1% to the General Partners. Certain fees payable to the General Partners will not become due until Investors have received certain priority returns. Cash distributions included in the financial statements represent the actual cash distributions made during each period and the change in cash distributions accrued at the end of each period.


    The General Partners will receive 1% of the net proceeds from any sale of Partnership assets. The General Partners will receive a termination fee equal to 3% of all sales proceeds less actual costs incurred in connection with all sales transactions, payable only after the Investors have received a return of their capital contributions and an 11.5% annual return on a cumulative basis. The General Partners will also receive a fee equal to 9.1% of all cash available for distribution and sales proceeds (after deducting from cash available or sales proceeds any termination fee paid therefrom) after Investors have received a return of their capital contributions and an 11.5% annual return on a cumulative basis.


5. INVESTMENT IN MORTGAGE-BACKED SECURITIES



    The mortgage-backed securities held by the Partnership represent Government National Mortgage Association (GNMA) Certificates and Federal Housing Administration (FHA) Loans. The GNMA Certificates are backed by first mortgage loans on multifamily housing properties and pools of single-family properties. The GNMA Certificates are debt securities issued by a private mortgage lender and are guaranteed by GNMA as to the full and timely payment of principal and interest on the underlying loans. The FHA Loans are guaranteed as to the full and timely payment of principal and interest on the underlying loans.



    At June 30, 1998, the total amortized cost, gross unrealized holding gains and aggregate fair value of available-for-sale securities were $554,580, $24,614 and $579,194, respectively. At June 30, 1998, the total amortized cost, gross unrealized holding gains and aggregate fair value of mortgage-backed securities were $27,093,046, $431,561 and $27,524,607, respectively.



    In May of 1998, the Partnership sold mortgage-backed securities with a carrying value of $360,146 for $374,711, thereby recognizing a gain of $14,565 on the sale.

                            CAPITAL SOURCE II L.P.-A

                                 JUNE 30, 1998


                                  (UNAUDITED)


5. INVESTMENT IN MORTGAGE-BACKED SECURITIES (CONTINUED)


    Descriptions of the Partnership's mortgage-backed securities at June 30, 1998, are as follows:



                                                             NUMBER OF    INTEREST                      CARRYING
      TYPE OF SECURITY AND NAME              LOCATION          UNITS        RATE      MATURITY DATE      AMOUNT
--------------------------------------  ------------------  -----------  -----------  --------------  -------------
Held-to-Maturity
GNMA Certificates:
  Crane's Landing                       Winter Park, FL            252         8.75%      12-15-2030  $  10,203,641
  Monticello Apartments                 Southfield, MI             106         8.75%      11-15-2029      5,313,616
  The Ponds at Georgetown               Ann Arbor, MI              134         9.00%      12-15-2029      5,053,275
                                                                                                      -------------
                                                                                                         20,570,532
                                                                                                      -------------
FHA Loan:
  Delta Crossing                        Charlotte, NC              178         9.10%      10-01-2030      6,522,514
                                                                                                      -------------
                                                                                                         27,093,046
                                                                                                      -------------
Available-for-sale
GNMA Certificates:
  Pools of single-family mortgages                                             7.58%(1)   2008 to 2009       579,194(2)
                                                                                                      -------------
Balance at June 30, 1998                                                                              $  27,672,240
                                                                                                      -------------
                                                                                                      -------------


------------------------


(1) Represents yield to the Partnership.



(2) Reserve account asset--See Note 3.



    Reconciliation of the carrying amount of the mortgage-backed securities is as follows:



Balance at December 31, 1997...................................  $28,213,364
  Addition
    Amortization of discount on mortgage-backed securities.....       1,037
  Deductions
    FHA Loan and GNMA Certificate principal payments
      received.................................................    (164,418)
    Disposition of mortgage backed securities..................    (360,146)
    Change in net unrealized holding gains.....................     (17,597)
                                                                 ----------
Balance at June 30, 1998.......................................  $27,672,240
                                                                 ----------
                                                                 ----------



6. INVESTMENT IN OPERATING PARTNERSHIPS



    The Partnership's Operating Partnerships consist of interests in limited partnerships which own multifamily properties financed by the GNMA Certificates and FHA Loan held by the Partnership. The limited partnership agreements originally provided for the payment of a base return on the equity provided to the limited partnerships and for the payment of additional amounts out of a portion of the net cash flow or net sale or refinancing proceeds of the properties subject to various priority payments.

                            CAPITAL SOURCE II L.P.-A

                                 JUNE 30, 1998


                                  (UNAUDITED)


6. INVESTMENT IN OPERATING PARTNERSHIPS (CONTINUED)


    Descriptions of the Operating Partnerships held at June 30, 1998, are as follows:



                                                                                                         CARRYING
              NAME                     LOCATION                      PARTNERSHIP NAME                     AMOUNT
--------------------------------  ------------------  -----------------------------------------------  -------------
Delta Crossing                    Charlotte, NC       Delta Crossing Limited Partnership                 $  --
Crane's Landing                   Winter Park, FL     Crane's Landing Partnership, Ltd.                     --
Monticello Apartments             Southfield, MI      Centrum Monticello Limited Partnership                --
The Ponds at Georgetown           Ann Arbor, MI       Ponds at Georgetown Limited Partnership               --
                                                                                                             -----
Balance at June 30, 1998                                                                                 $  --
                                                                                                             -----
                                                                                                             -----



7. TRANSACTIONS WITH RELATED PARTIES


    The General Partners, certain of their affiliates and the Operating Partnerships' general partners have received or may receive fees, compensation, income, distributions and payments from the Partnership in connection with the offering and the investment, management and sale of the Partnership's assets (other than disclosed elsewhere) as follows.


    The General Partners are entitled to receive an asset management and partnership administrative fee equal to 0.5% of invested assets per annum, the first $50,000 of which will be paid each year with the balance payable only during such years that a 6.5% annual return has been paid to Investors on a noncumulative basis. An additional fee equal to 0.5% of invested assets per annum will be payable only during those years that an 11.5% annual return has been paid to Investors on a noncumulative basis. Any unpaid amounts will accrue and be payable only after an 11.5% annual return to Investors has been paid on a cumulative basis and the Investors have received the return of their capital contributions. Asset management and partnership administration fees of $83,000 were incurred during 1998 ($41,500 for the quarter ended June 30, 1998).



    Substantially all of the Partnership's general and administrative expenses are paid by a General Partner or an affiliate and reimbursed by the Partnership. The amount of such expenses reimbursed to the General Partner for 1998 was $515,967 ($161,147 for the quarter ended June 30, 1998). These reimbursed expenses are presented on a cash basis and do not reflect accruals made at quarter end.



    An affiliate of the General Partners has been retained to provide property management services for The Ponds at Georgetown. The fees for services provided were $20,137 for 1998 ($10,113 for the quarter ended June 30, 1998) and represented the lower of costs incurred in providing management of the property or customary fees for such services determined on a competitive basis.



8. PROPOSED MERGER



    On May 7, 1998, a Registration Statement on Form S-4 was filed by America First Real Estate Investment Company, Inc. (the Company) with the Securities and Exchange Commission which includes a prospectus/consent solicitation statement of the Partnership and Capital Source L.P., a sister partnership with assets and investment objectives similar to the Partnership. Upon approval of the proposed merger by investors in both partnerships, the partnerships and their respective general partners will be combined into

                            CAPITAL SOURCE II L.P.-A

                                 JUNE 30, 1998


                                  (UNAUDITED)


8. PROPOSED MERGER (CONTINUED)


the Company which will be engaged in the business of making real estate and related investments. At their election and subject to certain limitations, investors in each partnership will receive, in exchange for their partnership units, shares of common stock in the Company (the Common Stock) or variable rate junior notes (the Notes) of the Company. The Company intends to list shares of Common Stock issued pursuant to the proposed merger on a national securities exchange. The limited partners of the Partnership will receive a prospectus/consent solicitation statement in the future, at which time they will have the opportunity to vote on the proposed merger.

    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 3, 1998


                                                      REGISTRATION NO. 333-52117
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                            PARTNERSHIP SUPPLEMENTS

                                       TO

                                 PRE-EFFECTIVE


                                AMENDMENT NO. 2


                                       TO

                                    FORM S-4

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                               ------------------

               AMERICA FIRST REAL ESTATE INVESTMENT COMPANY, INC.

             (Exact name of registrant as specified in its charter)

                         SUITE 400, 1004 FARNAM STREET

                             OMAHA, NEBRASKA 68102

                                 (402) 444-1130

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

               AMERICA FIRST REAL ESTATE INVESTMENT COMPANY, INC.
                       SUPPLEMENT DATED            , 1998
                                       TO
                   PROSPECTUS/CONSENT SOLICITATION STATEMENT
                            DATED            , 1998
                                      FOR
                            CAPITAL SOURCE II L.P.-A


    On the terms described in the Prospectus/Consent Solicitation Statement
dated            , 1998, of which this Supplement (the "Supplement") is a part,
Insured Mortgage Equities, Inc. and America First Capital Source I, L.L.C. (together, the "Cap Source I General Partners") and Insured Mortgage Equities II L.P. and America First Capital Source II, L.L.C. (together, the "Cap Source II General Partners, " and together with the Cap Source I General Partners, the "General Partners") are proposing the consolidation by merger (the "Transaction") of Capital Source L.P., a Delaware limited partnership ("Cap Source I"), Capital Source II L.P.-A, a Delaware limited partnership ("Cap Source II," or the "Partnership" and together with Cap Source I, the "Partnerships") and the General Partners, with and into America First Real Estate Investment Company, Inc., a newly organized Delaware corporation (the "Company"). The Partnerships are Delaware limited partnerships formed from 1985 through 1986 to invest principally in federally-insured mortgages on multifamily housing properties and to acquire, hold, sell, dispose of and otherwise deal with limited partnership interests ("Partnership Equity Interests") in the limited partnerships (the "Operating Partnerships") which construct, own and operate these properties. Upon completion of the Transaction, the Company's primary business objective will be to provide Investors who receive Shares ("Shareholders") with long term after-tax returns that are greater than those available from real estate investment trusts ("REITs") and other similar publicly traded real estate companies. The Company expects to achieve this objective by investing in assets and using investment and management strategies not generally permitted to or used by REITs. Such strategies may include investing in real estate operating companies, in underperforming real estate assets such as office buildings and apartment complexes with the objective of renovating and repositioning them to increase values, and in underperforming markets and foreign markets that the Company expects will show significant improvement. See "THE COMPANY" in the Prospectus/Consent Solicitation Statement.



    Upon completion of the Transaction, the Partnerships and the General Partners will be merged with and into the Company. Cap Source I Investors, together with Cap Source II Investors (collectively, the "Investors"), will receive, at their election, either shares of the Common Stock of the Company (the "Common Stock" or the "Shares") or Variable Rate Junior Notes Callable on or After the Date of Issuance (the "Notes") of the Company, together with promissory notes (the "Promissory Notes") to each Investor entitled to a fractional interest in the Notes. See "DESCRIPTION OF CAPITAL STOCK" and "THE NOTES" in the Prospectus/Consent Solicitation Statement. The Common Stock will be listed on the New York Stock Exchange under the symbol "AFE," subject to official notice of issuance. The Transaction will not occur unless it is approved by both Partnerships and Investors who vote against the Transaction ("Dissenting Investors") do not elect to receive more than the maximum amount of Notes issuable in connection with the Transaction. The maximum amount of Notes that may be issued in the Transaction is $40.0 million.


    This Supplement has been prepared for the Cap Source II Investors to discuss the effects and fairness of the Transaction with respect to their beneficial assignment certificates of the Partnership (the "Units"), and to provide information on the Partnership. The effects of the Transaction may be different for Cap Source II Investors than for Cap Source I Investors. A supplement has also been prepared for Cap Source I Investors. The Supplements are a part of the Prospectus/Consent Solicitation Statement. Capitalized terms not defined herein shall have the meaning set forth in the accompanying Prospectus/ Consent Solicitation Statement.

    Copies of any Supplement may be obtained without charge by an Investor or representative so designated in writing, by giving written notice to the General Partners of the Investor's respective

Partnership. All requests should be directed to America First Investor Services Department, 1004 Farnam Street, Suite 400, Omaha, Nebraska 68102.



    THIS TRANSACTION INVOLVES MATERIAL RISKS THAT SHOULD BE CONSIDERED BY THE INVESTORS. SEE "RISK FACTORS" BEGINNING ON PAGE 22 OF THE PROSPECTUS/CONSENT SOLICITATION STATEMENT. IN PARTICULAR, INVESTORS SHOULD CONSIDER THE FOLLOWING:



  - The Common Stock may trade at prices substantially below the estimated liquidation value of the Company's assets and the $25 per Share price arbitrarily determined for the sole purpose of allocating the Shares in the Transaction. A public market for the Notes is not expected to develop. If the Notes are sold, they may sell at prices substantially below their issuance price.



  - The general partners of the Partnerships (the "General Partners") initiated and participated in the structuring of the Transaction and have certain conflicts of interest with respect to its completion. In particular, the owners of the General Partners will receive an aggregate of 33,549 Shares, which could have an approximate value of $838,725 based on an assumed value of $25 per Share. In addition, the Company's advisor (the "Advisor"), a subsidiary of the entity that controls the General Partners, will be entitled to receive management fees from the Company following the Transaction.



  - The Transaction involves a fundamental change in the nature of the Investors' investment. If the Transaction is completed, Investors will not receive a return on their investment in the form of liquidation proceeds through sales of Partnership assets. Instead, Investors who receive Shares ("Shareholders") will be able to liquidate their investments only by selling their Shares on the NYSE or in private transactions. An Investor's share of liquidation proceeds could be higher than the amount realized from the sale of the Company's Shares or payments on the Notes.



  - There can be no guarantee with respect to the level of the Company's future cash dividends, and regardless of the initial level of such dividends, they could decline so that some Shareholders would receive lower distributions than they received from the Partnership prior to the Transaction.



  - The Company is newly organized and has no operating history.



  - The investment strategy and operating policies of the Company will be materially different from those of the Partnerships and may be modified or altered by the Board of Directors of the Company without the consent of the Shareholders.



  - Dissenting Investors are not entitled to any appraisal or other dissenters' rights under Delaware law and none will be offered in the Transaction.



  - There are alternatives to the Transaction. By approving the Transaction, Investors will effectively preclude the pursuit of certain alternatives.



  - The external management structure of the Company creates certain conflicts of interest. In particular, the Advisor may also manage other entities with similar investment objectives to those of the Company.



  - To the extent Notes are issued, the Partnerships will be required to recognize taxable gain which would be allocated to all Investors in proportion to their ownership of Units.



  - The Company intends to use debt financing to increase its real estate asset portfolio. An increase in debt may increase the possibility of default on the Company's obligations, which could adversely affect the Company's earnings and its ability to pay expected dividends to Shareholders.



  - Approval of a majority in interest of the Investors in a Partnership with respect to the Transaction will bind all Investors in that Partnership, including Dissenting Investors and Investors who abstained from voting with respect to the Transaction.


                              Cap Source II Supp-2

  - Investors who receive Notes ("Noteholders") will not hold an equity interest in the Company and therefore will not be able to participate in the Company's growth or benefit from any increases in the value of the Shares. The Notes will be unsecured obligations of the Company and may be redeemed prior to maturity at the Company's option.


SIMILARITIES BETWEEN CAP SOURCE I AND CAP SOURCE II

    The investment objectives and the assets held by the Partnerships are substantially similar in nature and character. Based on the Exchange Values determined as of December 31, 1997, Cap Source I's assets consisted of 70.8% in GNMA Certificates and FHA Loans, 19.0% in cash, cash equivalents and net other assets and liabilities, and the remaining 10.2% in the Partnership Equity Interests in the Cap Source I Operating Partnerships. As of December 31, 1997, Cap Source II's assets consisted of 85.8% in GNMA Certificates and FHA Loans, 1.8% in cash, cash equivalents and net other assets and liabilities, and the remaining 12.4% in the Partnership Equity Interests in the Cap Source II Operating Partnerships.

    Although there are differences in the geographic area, style of construction and specific locations for each property owned by the Operating Partnerships, there are no significant differences in occupancy rates or property types. All of the properties owned by the Operating Partnerships are multifamily apartment complexes. In addition, the Operating Partnership interests in the Ponds at Georgetown Limited Partnership ("The Ponds") are owned by Cap Source I and Cap Source II.

DIFFERENCES BETWEEN CAP SOURCE I AND CAP SOURCE II

    Except for The Ponds, each Partnership Equity Interest is unique to the Partnership that holds the interest. The style of construction, specific location and geographic areas for each property owned by the Operating Partnerships are different. Cap Source I has Partnership Equity Interests in three Operating Partnerships that have a general partner that is an affiliate of Cap Source I, which include Waterman's Crossing, Fox Hollow and Misty Springs. The remaining Cap Source I Operating Partnerships have general partners that are not affiliated with Cap Source I. All of the Cap Source II Operating Partnerships have general partners that are not affiliated with Cap Source II. See "THE PARTNERSHIPS" in the Prospectus/Consent Solicitation Statement.

    Although both Partnerships hold a majority of their assets in liquid investments, the amount of cash and cash equivalents held by each Partnership is different. Cash, cash equivalents and net other assets and liabilities make up 19% of Cap Source I's assets, whereas only 1.8% of Cap Source II's assets are in cash, cash equivalents and net other assets and liabilities.

    Distributions for both Partnerships are based upon the adjusted Unit value, which is $20.00 per Unit of original investment, adjusted for returns of capital to Investors. The adjusted Unit value for Cap Source I is $18.35. The adjusted Unit value for Cap Source II is $12.39.


    In 1997, Cap Source I made distributions at the rate of 5.5% of its adjusted Unit value, which equaled $1.01 per Unit for the year. Cap Source I made distributions at an annual rate of 5.5% of its adjusted Unit value, which equaled $.5050 per Unit for the first two quarters of 1998. Cap Source II made distributions at the rate of 6.5% of its adjusted Unit value, which equaled $.81 per Unit for 1997, $.293 of which was made from reserves. Cap Source II made distributions at an annual rate of 6.5% of its adjusted Unit value, which equaled $.4050 per Unit for the first two quarters of 1998, $.2128 of which was made from reserves. Cap Source II's reserves have been substantially decreased since Cap Source II has been making part of its distributions from reserves. Therefore, the Cap Source II General Partners have reduced the Cap Source II monthly distribution rate to $.45 per Unit on an annual basis, beginning with the distribution for the month of August 1998, which distribution is payable in October 1998. See "SECONDARY MARKET AND OWNERSHIP OF PARTNERSHIP UNITS--Partnership Distributions" in the Prospectus/Consent Solicitation Statement.


                              Cap Source II Supp-3

    The Partnerships have different fee structures for compensating the General Partners. The Cap Source I General Partners are entitled to receive an asset management and partnership administrative fee equal to 0.5% of invested assets per annum, payable only during such years that an 8% return has been paid to Investors on a noncumulative basis. Any unpaid amounts will accrue and be payable only after a 13% annual return to Cap Source I Investors has been paid on a cumulative basis and such Investors have received the return of their capital contributions.

    The Cap Source II General Partners are entitled to receive an asset management and partnership administrative fee equal to 0.5% of invested assets per annum, the first $50,000 of which is paid each year with the balance payable only during such years that a 6.5% annual return has been paid to Cap Source II Investors on a noncumulative basis. An additional fee of 0.5% of invested assets will be paid in years that an 11.5% annual return has been paid to Cap Source II Investors on a cumulative basis. Any unpaid amounts will accrue and be payable only after an 11.5% annual return to investors has been paid on a cumulative basis and the investors have received the return of their capital contributions.

    The General Partners of both Partnerships also receive 1% of the net proceeds from any sale of Partnership assets. The General Partners of both Partnerships will receive a termination fee equal to 3% of all sales proceeds less actual costs incurred in connection with all sales transactions, payable only after the Investors have received a return of their capital contributions and a 13% annual return on a cumulative basis with respect to Cap Source I or an 11.5% annual return on a cumulative basis with respect to Cap Source II. The General Partners of both Partnerships will also receive a fee equal to 9.1% of all cash available for distribution and sales proceeds (after deducting from cash available or sales proceeds any termination fee paid therefrom) after Investors have received a return of their capital contributions and a 13% annual return on a cumulative basis with respect to Cap Source I or an 11.5% annual return on a cumulative basis with respect to Cap Source II. However, the difference in this latter fee is not a material difference since neither Partnership has achieved such a target level since their inception, and the General Partners do not anticipate that such a level will be reached in the foreseeable future.

RISK FACTORS

    The Transaction does not involve risks which are more significant to Cap Source II Investors than to Cap Source I Investors. However, the Transaction involves certain risks and other adverse factors which are applicable to both Partnerships, as discussed in detail in the accompanying Prospectus/Consent Solicitation Statement, of which this Supplement is a part. See "RISK FACTORS" in the Prospectus/ Consent Solicitation Statement. Because all of the risks and adverse factors described in the Prospectus/ Consent Solicitation Statement apply to the effect of the Transaction on both Partnerships, Cap Source II Investors should carefully review the section entitled "RISK FACTORS" therein. Except as otherwise stated herein, there are no material differences in the manner in which Cap Source I or Cap Source II will be affected by any of the risks or adverse factors discussed in such "RISK FACTORS" section.


    For most Investors, the Transaction will not result in a taxable transaction except to the extent Notes are received in the Transaction. For a more detailed discussion of the tax consequences of the transaction see "Certain Tax Differences Between the Ownership of Units and Shares" herein and "FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus/Consent Solicitation Statement.


    By participating in the Transaction, Investors in Cap Source II will assume risks associated with the assets of Cap Source I. Although the majority of the assets in Cap Source I are substantially similar to those of Cap Source II, the multifamily apartment complexes in which Cap Source I owns limited partnership interests are of different construction, geographic area and specific location than the complexes in which Cap Source II owns interests. Because the market for real estate may vary from one region of the country to another, the change in geographic diversity may expose Cap Source II Investors to different and greater risks than those to which they are presently exposed. For geographic information regarding the Partnerships' properties, see "THE PARTNERSHIPS" in the Prospectus/Consent Solicitation Statement. Moreover, because the properties owned by the Partnerships are not of uniform quality,

                              Cap Source II Supp-4
combining assets and liabilities of the Partnerships in the Transaction may diminish the overall asset quality underlying the investments of certain of the Investors by comparison with their existing Partnership investment.


    The following is a brief description of the potential disadvantages, adverse consequences and risks of the Transaction that is applicable to both Partnerships. This description is qualified in its entirety by the more detailed discussion in the section entitled "RISK FACTORS" contained in the Prospectus/Consent Solicitation Statement.



    - There is substantial uncertainty as to the prices at which the Common Stock will trade after the Transaction. The price of the Shares may decrease after the Transaction due to the potentially large number of Shares that may be sold immediately by Shareholders. Thus, the Common Stock may trade at prices substantially below the estimated liquidation value of the Company's assets and the $25 per Share price arbitrarily determined for the sole purpose of allocating the Shares in the Transaction.



    - A public market for the Notes is not expected to develop. If the Notes are sold, they may sell at prices substantially below their issuance price. Investors who receive Notes ("Noteholders") are likely to receive the full face amount of the Notes only if they hold the Notes to maturity, which is approximately eight years after the Transaction, or if the Company repays or refinances the Notes at or prior to maturity.



    - The General Partners initiated and participated in the structuring of the Transaction and have certain conflicts of interests with respect to its completion. The owners of the General Partners will receive certain economic benefits as a result of the Transaction, including an aggregate of 33,549 shares, which could have an approximate value of $838,725 based on an assumed value of $25 per Share. In addition, the Company's advisor (the "Advisor"), a subsidiary of American First Companies L.L.C. ("America First Companies"), which controls the General Partners, will be entitled to receive management fees from the Company following the Transaction. See "THE TRANSACTION--Conflicts of Interest and Benefits to Insiders" and "MANAGEMENT OF THE COMPANY--The Advisor."



    - The Transaction involves a fundamental change in the nature of the Investors' investment from an investment in a finite-life entity in which Investors will receive a distribution upon liquidation based on the net proceeds from the sale of the entity's assets, to an investment in an infinite-life entity in which Shareholders will be able to liquidate their investments only by selling their Shares on the NYSE or in private transactions. Retaining the finite life feature of the Partnerships would allow Investors eventually to receive liquidation proceeds from the disposition of the Partnership assets, and an Investor's share of these proceeds could be higher than the amount realized from the sale of the Company's Shares or payments on the Notes.



    - There can be no guarantee with respect to the level of the Company's future dividends, and regardless of the initial level of such dividends, they could decline in the future so that some Shareholders would receive dividends that are lower than the distributions they received as Investors prior to the Transaction. The Company may also reinvest cash generated by the sale of existing assets or from operations to acquire additional assets, potentially causing cash dividends to be lower than the distributions made by the Partnerships in certain cases.



    - The Company has only recently been organized and has no operating history. As a result, there can be no assurance that any of the Company's planned future activities will be successful.



    - There is a material difference between the investment strategies and operating policies of the Partnerships and those of the Company. The Company's investment objectives will be to identify and pursue growth-oriented real estate investments, which will create a greater degree of risk for Investors than the investments of the Partnerships. The Company's investment strategies and


                              Cap Source II Supp-5
      operating policies are determined by, and may be modified or altered by, the Board of Directors of the Company (the "Board of Directors") without the consent of the Shareholders.



    - Dissenting Investors are not entitled to receive cash based on an appraisal of their Units or other dissenters' rights under Delaware law, and no such rights will be afforded by the Partnerships. Dissenting Investors will only have the right to exchange their Units for Notes if they so elect, subject to certain limitations. See "THE NOTES."



    - There are alternatives to the Transaction. By approving the Transaction, Investors will effectively preclude the pursuit of certain alternatives. See "BENEFITS OF, AND BACKGROUND AND REASONS FOR, THE
      TRANSACTION--Alternatives Considered."



    - The external management structure of the Company creates certain conflicts of interest. In particular, the Company's advisor may also manage other entities with similar investments, objectives and goals, and may be required to resolve conflicts between the entities it manages from time to time.



    - To the extent Notes are issued, the Partnerships will be required to recognize gain and include such gain in income. Each Investor, regardless of whether such Investor chooses Shares or Notes, would be allocated a portion of such gain based on his ownership of Units. The amount of such gain could be material if the maximum amount of Notes is chosen.



    - The Company intends to use debt financing to increase its real estate asset portfolio. Although the Notes will be issued under an indenture (the "Indenture") which creates certain debt limitations, the Company's organizational documents do not limit the amount of debt the Company may incur. The Company may therefore be more leveraged than either of the Partnerships. The Company's use of debt financing may increase the possibility of default on the Company's obligations, which could adversely affect the Company's earnings and its ability to pay expected dividends to Shareholders.



    - Approval of the Transaction by Investors holding a majority of outstanding Units of a Partnership may cause the Partnership to be merged with and into the Company, and such approval will bind all Investors in such Partnership, including Dissenting Investors and Investors who abstained from voting with respect to the Transaction.



    - The Notes, which will be prepayable at any time, are unsecured obligations of the Company and, as a practical matter, will be junior to all other debt of the Company. The Notes will bear interest at a variable rate that may be lower than rates on other variable rate debt instruments that may be perceived as having comparable or lower risks than the Notes. Noteholders will not hold an equity interest in the Company and therefore will not be able to participate in the Company's growth or benefit from any increases in the value of the Shares.



    - The Company may be liable for unknown, undisclosed or contingent liabilities of the Partnerships, which could adversely affect the liquidity of the Company and its ability to pay expected dividends to Shareholders.



    - If Dissenting Investors elect to receive Notes in excess of the Maximum Note Limitation, the Transaction will not be consummated. If this does not occur, but the total amount of Notes allocable to all Investors who elect to receive Notes exceeds the Maximum Note Limitation, Notes will be allocated first to Dissenting Investors who elected to receive Notes and then, on a pro rata basis, to Investors who abstained from voting or who voted "YES" in favor of the Transaction ("Consenting Investors"). Thus, an Investor could choose Notes but receive Shares instead. To be assured of receiving Notes, an Investor must vote "NO" with respect to the Transaction and elect to receive Notes.


    For a more detailed discussion of the risks associated with the Transaction, see "RISK FACTORS" in the Prospectus/Consent Solicitation Statement.

                              Cap Source II Supp-6

EFFECT ON FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    Upon completion of the Transaction, the operations and existence of the Partnerships will cease. See "THE TRANSACTION" in the Prospectus/Consent Solicitation Statement. If the Transaction is not consummated, the General Partners do not contemplate liquidation of the Partnerships, which would result in an all-cash payment to Investors, in the near future. The Transaction, however, does not result in an all-cash payment to Investors in liquidation of their investment. For example, Investors who become Noteholders will have exchanged their Units for unsecured debt obligations of the Company which may
not be retired in full until            , 2006, a date approximately seven years
after the Effective Date. On the other hand, Investors who exchange their Units for Shares will receive an equity interest in the Company whose marketability will depend upon the aftermarket that may develop with respect to the Shares.

    If the Transaction is approved, all Transaction Costs will be paid by the Partnerships and the Company. If the Transaction is rejected, the General Partners of each Partnership will bear a percentage of all Transaction Costs, excluding solicitation/communication costs, equal to the total number of abstentions and "NO" votes cast by Investors in that Partnership with respect to the Transaction, divided by the total number of abstentions and votes cast by Investors in that Partnership. In such event, the Partnerships will bear the remaining Transaction Costs. For a more detailed discussion of the Transaction Costs see "THE TRANSACTION--Transaction Expenses" in the Prospectus/Consent Solicitation Statement.

EXCHANGE VALUE TABLES


    The first table set forth below indicates the Exchange Value as it relates to the allocation of Shares to Cap Source II in connection with the Transaction. The second indicates the Exchange Value as it relates to the allocation of Shares to the Cap Source II General Partners in connection with the Transaction. The third table sets forth the Exchange Value assigned to Cap Source II, which is composed of (a) the principal amount of GNMA Certificates and the FHA Loans as set forth in the Partnership's audited financial statements for the period ended December 31, 1997, (b) the value of the Partnership's limited partnership interests in the Cap Source II Operating Partnerships based in part on the Appraisals, and (c) the market value of the Partnership's remaining net assets as set forth in the Partnership's audited financial statements for the period ended December 31, 1997. The owners of the Cap Source II General Partners will receive Shares in an amount equal to 1% of the Exchange Value assigned to Cap Source II upon consummation of the Transaction in exchange for transferring the assets of the General Partners to the Company pursuant to the Merger Agreement. See "--Determination of Exchange Values" herein, and the tables entitled "Calculation Of Exchange Values" and "Net Other Assets and Liabilities Table for Partnerships" in the Prospectus/Consent Solicitation Statement. The fourth table sets forth the specific components of net other assets and liabilities of Cap Source II.


                               EXCHANGE VALUE(1)
                   FOR ALLOCATION OF SHARES TO CAP SOURCE II
                            AS OF DECEMBER 31, 1997

                                                                PER $1,000 ORIGINAL
                                                                     INVESTMENT
                                         PERCENT OF TOTAL     ------------------------
    TOTAL EXCHANGE      TOTAL NUMBER          SHARES           EXCHANGE     NUMBER OF
       VALUE(2)         OF SHARES(3)     (EXCHANGE RATIO)        VALUE      SHARES(4)
----------------------  -------------  ---------------------  -----------  -----------
     $32,880,190           1,315,208             39.2%         $     406        16.23

------------------------

(1) This Exchange Value Table assumes that no Notes will be issued.

(2) See the table entitled "Calculation Of Exchange Values" in the Prospectus/Consent Solicitation Statement for a determination of the Exchange Values for each of the Partnerships.

                              Cap Source II Supp-7

(3) The total number of Shares to be allocated to Cap Source II was calculated by dividing the Total Exchange Value assigned to the Partnership by $25.

(4) The number of Shares to be issued per $1,000 original investment was calculated by dividing the Exchange Value per $1,000 original investment by $25. No fractional Shares will be issued. Each Investor who would otherwise be entitled to a fractional Share will instead receive a cash payment equal to $25 multiplied by the fraction. See "THE TRANSACTION--No Fractional Shares" in the Prospectus/Consent Solicitation Statement.

                               EXCHANGE VALUE(1)
           FOR ALLOCATION OF SHARES TO CAP SOURCE II GENERAL PARTNERS
                            AS OF DECEMBER 31, 1997

    TOTAL EXCHANGE      TOTAL NUMBER    PERCENT OF TOTAL SHARES
       VALUE(2)         OF SHARES(3)       (EXCHANGE RATIO)
----------------------  -------------  -------------------------
       $328,802              13,152                  .4%

------------------------

(1) This Exchange Value Table assumes that no Notes will be issued.

(2) See the table entitled "Calculation Of Exchange Values" in the Prospectus/Consent Solicitation Statement for a determination of the Exchange Values for each of the Partnerships.

(3) The total number of Shares to be allocated to the Cap Source II General Partners was calculated by dividing the Total Exchange Value assigned to the General Partners by $25.

                         CALCULATION OF EXCHANGE VALUE
                                OF CAP SOURCE II
                            AS OF DECEMBER 31, 1997

                            LIMITED
GNMA CERTIFICATES AND     PARTNERSHIP      NET OTHER ASSETS    EXCHANGE
  MORTGAGE LOANS(1)       INTERESTS(2)     AND LIABILITIES       VALUE
---------------------  ------------------  ----------------  -------------
     $27,162,646          $  4,087,291      $    1,630,253   $  32,880,190

------------------------

(1) GNMA Certificates and FHA Loans are included at their outstanding principal balance as of December 31, 1997.

(2) Partnership Equity Interests are derived by using the arithmetic average of the value of the properties as determined by the Appraisals, subtracting the current principal balances of the mortgages then allocating the remaining proceeds, if any, according to the limited partnership agreements.

                     NET OTHER ASSETS AND LIABILITIES TABLE
                               FOR CAP SOURCE II
                            AS OF DECEMBER 31, 1997

              MISCELLANEOUS  NET OTHER ASSETS
                  GNMA             AND         DISTRIBUTIONS
  CASH(1)     CERTIFICATES(2)  LIABILITIES(3)    PAYABLE        TOTAL
------------  -------------  ----------------  ------------  ------------
 $1,240,992    $ 1,050,718    $     (114,489)   $ (546,968)  $  1,630,253

------------------------

(1) Cash and cash equivalents.

(2) These assets are classified for reporting purposes as "available for sale" and, as such, are reported at fair value.

(3) Generally, interest receivable less accounts payable.

                              Cap Source II Supp-8

DETERMINATION OF EXCHANGE VALUES

    GENERAL. Exchange Values, which were determined as of December 31, 1997, have been assigned to each of the Partnerships solely to establish a consistent method for allocating Shares and Notes to Investors. The Exchange Values were initially determined by the General Partners and subsequently reviewed and approved by the Special Committee. The Exchange Values are based on (i) the principal amount of GNMA Certificates and the FHA Loans as set forth in the Partnerships' audited financial statements for the period ended December 31, 1997, (ii) the value of the Partnerships' limited partnership interests in the Operating Partnerships, and (iii) the market value of the Partnerships' remaining net assets as set forth in the Partnerships' audited financial statements for the period ended December 31, 1997.


    To determine the value of each Partnership's limited partner interest in an Operating Partnership, the General Partners started with the mean of the range of values provided by Valuation Research in its Appraisal of the Operating Partnership's Property. See "FAIRNESS OPINION AND APPRAISALS-- Appraisals" in the Prospectus/Consent Solicitation Statement. The liabilities of the Operating Partnership, including amounts required to pay off the insured mortgage on the Property and amounts owed to the general partner of the Operating Partnership, were then subtracted from the mean value. The net amount of other assets of the Operating Partnership was added. The net value after these adjustments was then apportioned among the general partner and limited partners of the Operating Partnership according to the Operating Partnership limited partnership agreement. In valuing the Operating Partnerships, the General Partners did not take into account amounts that may be payable by certain Cap Source I Operating Partnerships to affiliates of the Cap Source I General Partners that will be waived if the Transaction is completed. See "BENEFITS OF, AND BACKGROUND AND REASONS FOR, THE TRANSACTION--Reasons for, and Benefits of, the Transaction--WAIVER BY AFFILIATES OF THE CAP SOURCE I GENERAL PARTNERS OF AMOUNTS PAYABLE BY CERTAIN CAP SOURCE I OPERATING PARTNERSHIPS" in the Prospectus/Consent Solicitation Statement.


    The Exchange Value assigned to Cap Source II for purposes of the Transaction is $32,880,190. The aggregate Exchange Value assigned to both Partnerships is $83,872,160. Based on the assigned Exchange Values, Cap Source II will receive 1,315,208 Shares of Common Stock, or approximately 39.2% of the total 3,354,887 Shares of Common Stock issued in the Transaction, assuming that no Notes are issued. See "EXCHANGE VALUES" in the Prospectus/Consent Solicitation Statement. The Exchange Value of Cap Source II does not necessarily reflect the price at which the assets of the Partnership may be sold, or the price at which Shares or Notes may be sold after the Transaction.

    VALUATION. The value of the Partnership Equity Interests is based in part upon the Appraisals by Valuation Research. In its appraisal of the Partnership Properties, Valuation Research considered the cost approach, the direct sales comparison approach and the income approach to market value, and relied upon the income approach as its primary appraisal technique, using the direct sales comparison approach as a basis for checking the reasonableness of the results obtained using the income approach. See "FAIRNESS OPINION AND APPRAISALS--Appraisals" in the Prospectus/Consent Solicitation Statement.

CERTAIN TAX DIFFERENCES BETWEEN THE OWNERSHIP OF UNITS AND SHARES


    Investors are treated as limited partners of the Partnerships for federal income tax purposes. The Partnerships are not subject to federal income taxation and, instead, each Investor is required to take into account his or her share of income, deductions or loss of the Partnership in which he or she invested, regardless of whether any cash is distributed. The character of income to each Investor is dependent upon its character to the Partnership. Upon consummation of the Transaction, the Investors will, in essence, receive Shares in exchange for their Units and thereby become shareholders of the Company which is characterized as a corporation for federal income tax purposes. See "FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus/Consent Solicitation Statement.


                              Cap Source II Supp-9

    In contrast to the tax treatment of the Partnerships, the Company is subject to corporate income taxation. In addition, Shareholders will be taxed based on the amount of distributions received from the Company. Each Shareholder will receive a Form 1099-DIV reporting the amount of taxable and nontaxable distributions paid to him or her during the preceding year. The extent to which such distributions are taxable depends upon the amount of the Company's earnings and profits. The character of distributions to the Shareholders is also not dependant on its character to the Company and is generally characterized as ordinary dividend income to the Shareholders. In addition, such income is classified as portfolio income under the passive loss rules. Furthermore, deductions and losses are not passed through to the Shareholders. See "FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus/Consent Solicitation Statement.



    To the extent the Company issues Notes in connection with the Transaction, the Partnerships will be required to recognize gain. In the event the maximum amount of Notes are chosen, the resulting gain would be approximately $26,000,000 for both Partnerships. The maximum potential gain for Cap Source I is approximately $5.12 per Unit and the maximum potential gain for Cap Source II is approximately $2.20 per Unit. To the extent such gain is allocable to property which produces passive income, it may be used to offset suspended passive activity losses. For a discussion of the material federal tax consequences of the Transaction see "FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus/Consent Solicitation Statement.


FAIRNESS

    GENERAL. There are no material differences with respect to the fairness of the Transaction to the Partnerships, individually, or in the aggregate. Therefore, the discussion of the fairness of the Transaction set forth below is intended to summarize briefly the General Partners' belief as to fairness and the material factors on which such belief is based. In their analysis, the General Partners did not assign relative weights to these factors. For a more detailed discussion of the fairness of the Transaction, see the sections entitled "FAIRNESS" and "FAIRNESS OPINION AND APPRAISALS--Fairness Opinion" in the Prospectus/ Consent Solicitation Statement.

    GENERAL PARTNERS' BELIEF AS TO FAIRNESS. The General Partners, together with the Special Committee, believe the terms of the Transaction are fair as a whole, to the Partnerships and to the Investors in each of the Partnerships, regardless of whether an Investor receives Shares or Notes.

    BASIS FOR GENERAL PARTNERS' BELIEF AS TO FAIRNESS. The General Partners and the Special Committee have based their determination as to the fairness of the Transaction on the following material factors: (i) the process of arm's-length negotiation of the terms and conditions of the Transaction and Advisory Agreement, with the Special Committee acting on behalf of the Partnerships and Investors; (ii) the opportunity for each Investor to object to the Transaction and the requirement that the Transaction be approved by Investors holding a majority in interest of each of the Partnerships' outstanding Units; (iii) the form and amount of consideration offered to the Investors; (iv) the method of allocating the Shares and Notes between the Partnerships in the Transaction; (v) the Fairness Opinion rendered by Sutro & Co.; (vi) the independent Appraisals prepared by Valuation Research, which were used in part in the determination of the Exchange Values; (vii) the lack of material differences with respect to the assets of the Partnerships and the consistent valuation methodology applied to the assets; and (viii) the fact that all Investors, including Dissenting Investors, will be given the opportunity to elect to receive Notes, subject to certain limitations. For a complete discussion of these factors, see "FAIRNESS--Material Factors Underlying Belief as to Fairness" in the Prospectus/Consent Solicitation Statement.

    The General Partners and the Special Committee also considered the potential benefits of the Transaction compared to the alternatives in reaching their conclusion as to the fairness of the Transaction. Such potential benefits include, but are not limited to: (i) enhanced liquidity resulting from the anticipated listing of the Shares on the NYSE and the Company's larger equity market capitalization and growth

                             Cap Source II Supp-10
strategy; (ii) the Company's potential for growth and enhanced access to capital; (iii) a capital and operating structure that will allow the Company to respond more efficiently to changing conditions in the U.S. equity markets, thereby potentially reducing the adverse effects of such changes; and (iv) simplified tax reporting requirements for Investors. See "BENEFITS OF, AND BACKGROUND AND REASONS FOR, THE TRANSACTION" in the Prospectus/Consent Solicitation Statement.

COMPENSATION, REIMBURSEMENTS AND DISTRIBUTIONS TO THE GENERAL PARTNERS

    The following information has been prepared to compare the amounts of compensation paid, and cash distributions made, by Cap Source II to its General Partners and their affiliates to the amounts that would have been paid if the compensation and distribution structure, which will be in effect after the Transaction, had been in effect during the years presented.

    Under Cap Source II's Partnership Agreement, the General Partners are entitled to receive fees in connection with managing the affairs of the Partnership. The Partnership Agreement also provides that the General Partners are to be reimbursed for expenses for services performed for the Partnership, such as legal, accounting, transfer agent, data processing and duplicating services. In addition, the General Partners of Cap Source II have a 1% interest in the Partnership.

    During the years ended December 31, 1995, 1996 and 1997, amounts actually paid by Cap Source II to its General Partners are shown below under "Historical" and Cap Source II's share of the estimated amounts of compensation that would have been paid to the Advisor had the Transaction been in effect for the years presented are shown under "Pro Forma":

                                                                                    YEAR ENDED DECEMBER 31,
                                                                               ----------------------------------
                                                                                  1995        1996        1997
                                                                               ----------  ----------  ----------
HISTORICAL:
1% share of Cash Distributions(1)............................................  $   32,818  $   32,818  $   32,818
Asset Management and Partnership Administrative Fee(2).......................     166,000     166,000     166,000
Reimbursements(3)............................................................     128,754     165,424     211,845
                                                                               ----------  ----------  ----------
    Total historical.........................................................  $  327,572  $  364,242  $  410,663
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------

PRO FORMA:
Acquisition Fee(4)...........................................................  $        0  $        0  $        0
Asset Management Fee(5)......................................................     176,763     174,276     171,882
Incentive Fee(6).............................................................           0           0           0
                                                                               ----------  ----------  ----------
    Total Pro Forma..........................................................  $  176,763  $  174,276  $  171,882
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------

------------------------

(1) The Partnership Agreement provides that 1% of cash available for distribution will be allocated to the General Partners.

(2) The General Partners are entitled to receive an asset management and partnership administrative fee equal to 0.5% of invested assets per annum, the first $50,000 of which shall be paid each year with the balance payable only during such years that a 6.5% annual return has been paid to investors on a noncumulative basis. An additional fee of 0.5% of invested assets will be paid in those years that an 11.5% annual return has been paid to investors on a cumulative basis. Any unpaid amounts will accrue and be payable only after an 11.5% annual return to investors has been paid on a cumulative basis and the investors have received the return of their capital contributions.

(3) The General Partners are paid or reimbursed for certain costs and expenses incurred in connection with the operation of the Partnership. The increase in historical reimbursements to the General Partners from 1995 to 1997 is primarily the result of an increase in salaries and related expenses.

                             Cap Source II Supp-11

    Starting in 1996, additional management time was incurred in exploring various options available to the Partnerships to improve total returns. The pro forma compensation to the Advisor does not reflect this increase because the Advisor's fees are based on asset values, not specific reimbursements. For a description of the fee structure of the Advisor, see "MANAGEMENT OF THE COMPANY--The Advisor--THE ADVISORY AGREEMENT" in the Prospectus/Consent Solicitation Statement.

(4) No acquisition fees would have been paid because no new assets were purchased or permitted to be purchased in the years 1995 to 1997.

(5) Calculated based on the Advisor fees described in more detail under "THE COMPANY--The Advisor" in the Prospectus/Consent Solicitation Statement.

(6) No incentive fee would have been paid because no new assets were owned which would have qualified for such a fee if sold.

    For purposes of comparing pro forma compensation levels to historical compensation levels of the General Partners, a pro forma model was developed of the compensation and distribution structure that the General Partners expect would have been in place had the Transaction been consummated.

    The pro forma model was applied to the years ended December 31, 1995, 1996 and 1997 as shown in the "Pro Forma" table above. Cap Source II's allocation of the total pro forma cash compensation to the General Partners is set forth below, using December 31, 1997 amounts for illustrative purposes. The allocation is based on the ratio that Cap Source II's assigned Exchange Value bears to the aggregate Exchange Value for both Partnerships:

                                                                                     1997
                                                                                 -------------
Cap Source II's assigned Exchange Value........................................  $  32,880,190
Aggregate Exchange Value of both Partnerships..................................  $  83,872,160
Allocation Ratio...............................................................           39.2%
Aggregate pro forma compensation...............................................  $     433,014
Cap Source II's allocation of pro forma compensation...........................  $     171,882

CASH DISTRIBUTIONS TO INVESTORS

    The information below should be read in conjunction with the information in the Prospectus/Consent Solicitation Statement under the captions "SECONDARY MARKET AND OWNERSHIP OF PARTNERSHIP UNITS" and "SELECTED FINANCIAL DATA OF THE PARTNERSHIPS."

    The following table sets forth the distributions paid to Investors in Cap Source II (per $1,000 original investment) for the periods indicated below:


                                                         YEAR ENDED DECEMBER 31,                  6 MONTHS ENDED
                                          ------------------------------------------------------     JUNE 30,
                                             1993       1994       1995       1996       1997         1998(1)
                                          ----------  ---------  ---------  ---------  ---------  ---------------
Distributions from Income...............  $   28.117  $  25.196  $  27.089  $  26.465  $  20.618     $   7.266
Distributions from Return of Capital....     175.393     15.304     13.411     14.035     19.882        12.984
                                          ----------  ---------  ---------  ---------  ---------       -------
    Total...............................  $  203.510  $  40.500  $  40.500  $  40.500  $  40.500     $   20.25
                                          ----------  ---------  ---------  ---------  ---------       -------
                                          ----------  ---------  ---------  ---------  ---------       -------


------------------------


(1) Cap Source II has been making a portion of its distributions to Investors from reserves. As a result, Cap Source II's reserves have been substantially decreased. Therefore, the General Partners have reduced the distribution rate to $22.50 per $1,000 original investment on an annual basis, beginning with the distribution for the month of August 1998, which distribution is payable in October 1998.


                             Cap Source II Supp-12

    Cash from operations, defined in the Partnership Agreement as disbursable cash, is distributed to the Investors. Any variation in the amount of distributions from operations is due to fluctuations in net cash from operating activities. Reference is made to "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" in the Financial Statement Supplement to the Prospectus/Consent Solicitation Statement for a discussion and analysis of such fluctuations. Cash proceeds from the sale of property may be distributed separately to the Investors as a return of capital. The Adjusted Capital Contribution of an Investor is generally the Investor's initial capital contribution reduced by the cash distributions to the Investor of proceeds from the sale of Partnership properties. The Adjusted Capital Contribution per Unit for Investors in Cap Source II, as defined in its Partnership Agreement, was $12.39 as of June 30, 1998, based on an initial capital contribution of $20 per unit.


    See the information in the Prospectus/Consent Solicitation Statement under "SELECTED FINANCIAL DATA OF THE PARTNERSHIPS" for more detailed financial information with respect to the Partnerships and the effects of the Transaction.

                             Cap Source II Supp-13

               AMERICA FIRST REAL ESTATE INVESTMENT COMPANY, INC.
                         SUPPLEMENT DATED        , 1998
                                       TO
                   PROSPECTUS/CONSENT SOLICITATION STATEMENT
                              DATED        , 1998
                                      FOR
                              CAPITAL SOURCE L.P.


    On the terms described in the Prospectus/Consent Solicitation Statement
dated        , 1998, of which this Supplement (the "Supplement") is a part,
Insured Mortgage Equities, Inc. and America First Capital Source I, L.L.C. (together, the "Cap Source I General Partners") and Insured Mortgage Equities II L.P. and America First Capital Source II, L.L.C. (together, the "Cap Source II General Partners," and together with the Cap Source I General Partners, the "General Partners") are proposing the consolidation by merger (the "Transaction") of Capital Source L.P., a Delaware limited partnership ("Cap Source I" or the "Partnership"), Capital Source II L.P.-A, a Delaware limited partnership ("Cap Source II," and together with Cap Source I, the "Partnerships") and the General Partners, with and into America First Real Estate Investment Company, Inc., a newly organized Delaware corporation (the "Company"). The Partnerships are Delaware limited partnerships formed from 1985 through 1986 to invest principally in federally-insured mortgages on multifamily housing properties and to acquire, hold, sell, dispose of and otherwise deal with limited partnership interests ("Partnership Equity Interests") in the limited partnerships (the "Operating Partnerships") which construct, own and operate these properties. Upon completion of the Transaction, the Company's primary business objective will be to provide Investors who receive Shares ("Shareholders") with long term after-tax returns that are greater than those available from real estate investment trusts ("REITs") and other similar publicly traded real estate companies. The Company expects to achieve this objective by investing in assets and using investment and management strategies not generally permitted to or used by REITs. Such strategies may include investing in real estate operating companies, in underperforming real estate assets such as office buildings and apartment complexes with the objective of renovating and repositioning them to increase values, and in underperforming markets and foreign markets that the Company expects will show significant improvement. See "THE COMPANY" in the Prospectus/Consent Solicitation Statement.



    Upon completion of the Transaction, the Partnerships and the General Partners will be merged with and into the Company. Cap Source I Investors, together with Cap Source II Investors (collectively, the "Investors"), will receive, at their election, either shares of the Common Stock of the Company (the "Common Stock" or the "Shares") or Variable Rate Junior Notes Callable on or After the Date of Issuance (the "Notes") of the Company, together with promissory notes (the "Promissory Notes") to each Investor entitled to a fractional interest in the Notes. See "DESCRIPTION OF CAPITAL STOCK" and "THE NOTES" in the Prospectus/Consent Solicitation Statement. The Common Stock will be listed on the New York Stock Exchange under the symbol "AFE," subject to official notice of issuance. The Transaction will not occur unless it is approved by both Partnerships and Investors who vote against the Transaction ("Dissenting Investors") do not elect to receive more than the maximum amount of Notes issuable in connection with the Transaction. The maximum amount of Notes that may be issued in the Transaction is $40.0 million.


    This Supplement has been prepared for the Cap Source I Investors to discuss the effects and fairness of the Transaction with respect to their beneficial assignment certificates of the Partnership (the "Units"), and to provide information on the Partnership. The effects of the Transaction may be different for Cap Source I Investors than for Cap Source II Investors. A supplement has also been prepared for Cap Source II Investors. The Supplements are a part of the Prospectus/Consent Solicitation Statement. Capitalized terms not defined herein shall have the meaning set forth in the accompanying Prospectus/Consent Solicitation Statement.

    Copies of any Supplement may be obtained without charge by an Investor or representative so designated in writing, by giving written notice to the General Partners of the Investor's respective

Partnership. All requests should be directed to America First Investor Services Department, 1004 Farnam Street, Suite 400, Omaha, Nebraska 68102.



    THIS TRANSACTION INVOLVES MATERIAL RISKS THAT SHOULD BE CONSIDERED BY THE INVESTORS. SEE "RISK FACTORS" BEGINNING ON PAGE 22 OF THE PROSPECTUS/CONSENT SOLICITATION STATEMENT. IN PARTICULAR, INVESTORS SHOULD CONSIDER THE FOLLOWING:



  - The Common Stock may trade at prices substantially below the estimated liquidation value of the Company's assets and the $25 per Share price arbitrarily determined for the sole purpose of allocating the Shares in the Transaction. A public market for the Notes is not expected to develop. If the Notes are sold, they may sell at prices substantially below their issuance price.



  - The general partners of the Partnerships (the "General Partners") initiated and participated in the structuring of the Transaction and have certain conflicts of interest with respect to its completion. In particular, the owners of the General Partners will receive an aggregate of 33,549 Shares, which could have an approximate value of $838,725 based on an assumed value of $25 per Share. In addition, the Company's advisor (the "Advisor"), a subsidiary of the entity that controls the General Partners, will be entitled to receive management fees from the Company following the Transaction.



  - The Transaction involves a fundamental change in the nature of the Investors' investment. If the Transaction is completed, Investors will not receive a return on their investment in the form of liquidation proceeds through sales of Partnership assets. Instead, Investors who receive Shares ("Shareholders") will be able to liquidate their investments only by selling their Shares on the NYSE or in private transactions. An Investor's share of liquidation proceeds could be higher than the amount realized from the sale of the Company's Shares or payments on the Notes.



  - There can be no guarantee with respect to the level of the Company's future cash dividends, and regardless of the initial level of such dividends, they could decline so that some Shareholders would receive lower distributions than they received from the Partnership prior to the Transaction.



  - The Company is newly organized and has no operating history.



  - The investment strategy and operating policies of the Company will be materially different from those of the Partnerships and may be modified or altered by the Board of Directors of the Company without the consent of the Shareholders.



  - Dissenting Investors are not entitled to any appraisal or other dissenters' rights under Delaware law and none will be offered in the Transaction.



  - There are alternatives to the Transaction. By approving the Transaction, Investors will effectively preclude the pursuit of certain alternatives.



  - The external management structure of the Company creates certain conflicts of interest. In particular, the Advisor may also manage other entities with similar investment objectives to those of the Company.



  - To the extent Notes are issued, the Partnerships will be required to recognize taxable gain which would be allocated to all Investors in proportion to their ownership of Units.



  - The Company intends to use debt financing to increase its real estate asset portfolio. An increase in debt may increase the possibility of default on the Company's obligations, which could adversely affect the Company's earnings and its ability to pay expected dividends to Shareholders.



  - Approval of a majority in interest of the Investors in a Partnership with respect to the Transaction will bind all Investors in that Partnership, including Dissenting Investors and Investors who abstained from voting with respect to the Transaction.



  - Investors who receive Notes ("Noteholders") will not hold an equity interest in the Company and therefore will not be able to participate in the Company's growth or benefit from any increases in the


                              Cap Source I Supp-2
    value of the Shares. The Notes will be unsecured obligations of the Company and may be redeemed prior to maturity at the Company's option.


SIMILARITIES BETWEEN CAP SOURCE I AND CAP SOURCE II

    The investment objectives and the assets held by the Partnerships are substantially similar in nature and character. Based on the Exchange Values determined as of December 31, 1997, Cap Source I's assets consisted of 70.8% in GNMA Certificates and FHA Loans, 19.0% in cash, cash equivalents and net other assets and liabilities, and the remaining 10.2% in the Partnership Equity Interests in the Cap Source I Operating Partnerships. As of December 31, 1997, Cap Source II's assets consisted of 85.8% in GNMA Certificates and FHA Loans, 1.8% in cash, cash equivalents and net other assets and liabilities, and the remaining 12.4% in the Partnership Equity Interests in the Cap Source II Operating Partnerships.

    Although there are differences in the geographic area, style of construction and specific locations for each property owned by the Operating Partnerships, there are no significant differences in occupancy rates or property types. All of the properties owned by the Operating Partnerships are multifamily apartment complexes. In addition, the Operating Partnership interests in the Ponds at Georgetown Limited Partnership ("The Ponds") are owned by Cap Source I and Cap Source II.

DIFFERENCES BETWEEN CAP SOURCE I AND CAP SOURCE II

    Except for The Ponds, each Partnership Equity Interest is unique to the Partnership that holds the interest. The style of construction, specific location and geographic areas for each property owned by the Operating Partnerships are different. Cap Source I has Partnership Equity Interests in three Operating Partnerships that have a general partner that is an affiliate of Cap Source I, which include Waterman's Crossing, Fox Hollow and Misty Springs. The remaining Cap Source I Operating Partnerships have general partners that are not affiliated with Cap Source I. All of the Cap Source II Operating Partnerships have general partners that are not affiliated with Cap Source II. See "THE PARTNERSHIPS" in the Prospectus/Consent Solicitation Statement.

    Although both Partnerships hold a majority of their assets in liquid investments, the amount of cash and cash equivalents held by each Partnership is different. Cash, cash equivalents and net other assets and liabilities make up 19% of Cap Source I's assets, whereas only 1.8% of Cap Source II's assets are in cash, cash equivalents and net other assets and liabilities.

    Distributions for both Partnerships are based upon the adjusted Unit value, which is $20.00 per Unit of original investment, adjusted for returns of capital to Investors. The adjusted Unit value for Cap Source I is $18.35. The adjusted Unit value for Cap Source II is $12.39.


    In 1997, Cap Source I made distributions at the rate of 5.5% of its adjusted Unit value, which equaled $1.01 per Unit for the year. Cap Source I made distributions at an annual rate of 5.5% of its adjusted Unit value, which equaled $.5050 per Unit for the first two quarters of 1998. Cap Source II made distributions at the rate of 6.5% of its adjusted Unit value, which equaled $.81 per Unit for 1997, $.293 of which was made from reserves. Cap Source II made distributions at an annual rate of 6.5% of its adjusted Unit value, which equaled $.4050 per Unit for the first two quarters of 1998, $.2128 of which was made from reserves. Cap Source II's reserves have been substantially decreased since Cap Source II has been making part of its distributions from reserves. Therefore, the Cap Source II General Partners have reduced the Cap Source II monthly distribution rate to $.45 per Unit on an annual basis, beginning with the distribution for the month of August 1998, which distribution is payable in October 1998. See "SECONDARY MARKET AND OWNERSHIP OF PARTNERSHIP UNITS--Partnership Distributions" in the Prospectus/Consent Solicitation Statement.


    The Partnerships have different fee structures for compensating the General Partners. The Cap Source I General Partners are entitled to receive an asset management and partnership administrative fee equal to 0.5% of invested assets per annum, payable only during such years that an 8% return has been

                              Cap Source I Supp-3
paid to Investors on a noncumulative basis. Any unpaid amounts will accrue and be payable only after a 13% annual return to Cap Source I Investors has been paid on a cumulative basis and such Investors have received the return of their capital contributions.

    The Cap Source II General Partners are entitled to receive an asset management and partnership administrative fee equal to 0.5% of invested assets per annum, the first $50,000 of which is paid each year with the balance payable only during such years that a 6.5% annual return has been paid to Cap Source II Investors on a noncumulative basis. An additional fee of 0.5% of invested assets will be paid in years that an 11.5% annual return has been paid to Cap Source II Investors on a cumulative basis. Any unpaid amounts will accrue and be payable only after an 11.5% annual return to investors has been paid on a cumulative basis and the investors have received the return of their capital contributions.

    The General Partners of both Partnerships also receive 1% of the net proceeds from any sale of Partnership assets. The General Partners of both Partnerships will receive a termination fee equal to 3% of all sales proceeds less actual costs incurred in connection with all sales transactions, payable only after the Investors have received a return of their capital contributions and a 13% annual return on a cumulative basis with respect to Cap Source I or an 11.5% annual return on a cumulative basis with respect to Cap Source II. The General Partners of both Partnerships will also receive a fee equal to 9.1% of all cash available for distribution and sales proceeds (after deducting from cash available or sales proceeds any termination fee paid therefrom) after Investors have received a return of their capital contributions and a 13% annual return on a cumulative basis with respect to Cap Source I or an 11.5% annual return on a cumulative basis with respect to Cap Source II. However, the difference in this latter fee is not a material difference since neither Partnership has achieved such a target level since their inception, and the General Partners do not anticipate that such a level will be reached in the foreseeable future.

RISK FACTORS

    The Transaction does not involve risks which are more significant to Cap Source I Investors than to Cap Source II Investors. However, the Transaction involves certain risks and other adverse factors which are applicable to both Partnerships, as discussed in detail in the accompanying Prospectus/Consent Solicitation Statement, of which this Supplement is a part. See "RISK FACTORS" in the Prospectus/ Consent Solicitation Statement. Because all of the risks and adverse factors described in the Prospectus/ Consent Solicitation Statement apply to the effect of the Transaction on both Partnerships, Cap Source I Investors should carefully review the section entitled "RISK FACTORS" therein. Except as otherwise stated herein, there are no material differences in the manner in which Cap Source I or Cap Source II will be effected by any of the risks or adverse factors discussed in such "RISK FACTORS" section.


    For most Investors, the Transaction will not result in a taxable transaction except to the extent Notes are received in the Transaction. For a more detailed discussion of the tax consequences of the transaction see "Certain Tax Differences Between the Ownership of Units and Shares" herein and "FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus/Consent Solicitation Statement.


    By participating in the Transaction, Investors in Cap Source I will assume risks associated with the assets of Cap Source II. Although the majority of the assets in Cap Source II are substantially similar to those of Cap Source I, the multifamily apartment complexes in which Cap Source II owns limited partnership interests are of different construction, geographic area and specific location than the complexes in which Cap Source I owns interests. Because the market for real estate may vary from one region of the country to another, the change in geographic diversity may expose Cap Source I Investors to different and greater risks than those to which they are presently exposed. For geographic information regarding the Partnerships' properties, see "THE PARTNERSHIPS" in the Prospectus/Consent Solicitation Statement. Moreover, because the properties owned by the Partnerships are not of uniform quality, combining assets and liabilities of the Partnerships in the Transaction may diminish the overall asset quality underlying the investments of certain of the Investors by comparison with their existing Partnership investment.

                              Cap Source I Supp-4

    The following is a brief description of the potential disadvantages, adverse consequences and risks of the Transaction that is applicable to both Partnerships. This description is qualified in its entirety by the more detailed discussion in the section entitled "RISK FACTORS" contained in the Prospectus/Consent Solicitation Statement.



    - There is substantial uncertainty as to the prices at which the Common Stock will trade after the Transaction. The price of the Shares may decrease after the Transaction due to the potentially large number of Shares that may be sold immediately by Shareholders. Thus, the Common Stock may trade at prices substantially below the estimated liquidation value of the Company's assets and the $25 per Share price arbitrarily determined for the sole purpose of allocating the Shares in the Transaction.



    - A public market for the Notes is not expected to develop. If the Notes are sold, they may sell at prices substantially below their issuance price. Investors who receive Notes ("Noteholders") are likely to receive the full face amount of the Notes only if they hold the Notes to maturity, which is approximately eight years after the Transaction, or if the Company repays or refinances the Notes at or prior to maturity.



    - The General Partners initiated and participated in the structuring of the Transaction and have certain conflicts of interests with respect to its completion. The owners of the General Partners will receive certain economic benefits as a result of the Transaction, including an aggregate of 33,549 shares, which could have an approximate value of $838,725 based on an assumed value of $25 per Share. In addition, the Company's advisor (the "Advisor"), a subsidiary of American First Companies L.L.C. ("America First Companies"), which controls the General Partners, will be entitled to receive management fees from the Company following the Transaction. See "THE TRANSACTION--Conflicts of Interest and Benefits to Insiders" and "MANAGEMENT OF THE COMPANY--The Advisor."



    - The Transaction involves a fundamental change in the nature of the Investors' investment from an investment in a finite-life entity in which Investors will receive a distribution upon liquidation based on the net proceeds from the sale of the entity's assets, to an investment in an infinite-life entity in which Shareholders will be able to liquidate their investments only by selling their Shares on the NYSE or in private transactions. Retaining the finite life feature of the Partnerships would allow Investors eventually to receive liquidation proceeds from the disposition of the Partnership assets, and an Investor's share of these proceeds could be higher than the amount realized from the sale of the Company's Shares or payments on the Notes.



    - There can be no guarantee with respect to the level of the Company's future dividends, and regardless of the initial level of such dividends, they could decline in the future so that some Shareholders would receive dividends that are lower than the distributions they received as Investors prior to the Transaction. The Company may also reinvest cash generated by the sale of existing assets or from operations to acquire additional assets, potentially causing cash dividends to be lower than the distributions made by the Partnerships in certain cases.



    - The Company has only recently been organized and has no operating history. As a result, there can be no assurance that any of the Company's planned future activities will be successful.



    - There is a material difference between the investment strategies and operating policies of the Partnerships and those of the Company. The Company's investment objectives will be to identify and pursue growth-oriented real estate investments, which will create a greater degree of risk for Investors than the investments of the Partnerships. The Company's investment strategies and operating policies are determined by, and may be modified or altered by, the Board of Directors of the Company (the "Board of Directors") without the consent of the Shareholders.



    - Dissenting Investors are not entitled to receive cash based on an appraisal of their Units or other dissenters' rights under Delaware law, and no such rights will be afforded by the Partnerships.


                              Cap Source I Supp-5

      Dissenting Investors will only have the right to exchange their Units for Notes if they so elect, subject to certain limitations. See "THE NOTES."



    - There are alternatives to the Transaction. By approving the Transaction, Investors will effectively preclude the pursuit of certain alternatives. See "BENEFITS OF, AND BACKGROUND AND REASONS FOR, THE
      TRANSACTION--Alternatives Considered."



    - The external management structure of the Company creates certain conflicts of interest. In particular, the Company's advisor may also manage other entities with similar investments, objectives and goals, and may be required to resolve conflicts between the entities it manages from time to time.



    - To the extent Notes are issued, the Partnerships will be required to recognize gain and include such gain in income. Each Investor, regardless of whether such Investor chooses Shares or Notes, would be allocated a portion of such gain based on his ownership of Units. The amount of such gain could be material if the maximum amount of Notes is chosen.



    - The Company intends to use debt financing to increase its real estate asset portfolio. Although the Notes will be issued under an indenture (the "Indenture") which creates certain debt limitations, the Company's organizational documents do not limit the amount of debt the Company may incur. The Company may therefore be more leveraged than either of the Partnerships. The Company's use of debt financing may increase the possibility of default on the Company's obligations, which could adversely affect the Company's earnings and its ability to pay expected dividends to Shareholders.



    - Approval of the Transaction by Investors holding a majority of outstanding Units of a Partnership may cause the Partnership to be merged with and into the Company, and such approval will bind all Investors in such Partnership, including Dissenting Investors and Investors who abstained from voting with respect to the Transaction.



    - The Notes, which will be prepayable at any time, are unsecured obligations of the Company and, as a practical matter, will be junior to all other debt of the Company. The Notes will bear interest at a variable rate that may be lower than rates on other variable rate debt instruments that may be perceived as having comparable or lower risks than the Notes. Noteholders will not hold an equity interest in the Company and therefore will not be able to participate in the Company's growth or benefit from any increases in the value of the Shares.



    - The Company may be liable for unknown, undisclosed or contingent liabilities of the Partnerships, which could adversely affect the liquidity of the Company and its ability to pay expected dividends to Shareholders.



    - If Dissenting Investors elect to receive Notes in excess of the Maximum Note Limitation, the Transaction will not be consummated. If this does not occur, but the total amount of Notes allocable to all Investors who elect to receive Notes exceeds the Maximum Note Limitation, Notes will be allocated first to Dissenting Investors who elected to receive Notes and then, on a pro rata basis, to Investors who abstained from voting or who voted "YES" in favor of the Transaction ("Consenting Investors"). Thus, an Investor could choose Notes but receive Shares instead. To be assured of receiving Notes, an Investor must vote "NO" with respect to the Transaction and elect to receive Notes.


    For a more detailed discussion of the risks associated with the Transaction, see "RISK FACTORS" in the Prospectus/Consent Solicitation Statement.

EFFECTIVE ON FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    Upon completion of the Transaction, the operations and existence of the Partnerships will cease. See "THE TRANSACTION" in the Prospectus/Consent Solicitation Statement. If the Transaction is not consummated, the General Partners do not contemplate liquidation of the Partnerships, which would

                              Cap Source I Supp-6
result in an all-cash payment to Investors, in the near future. The Transaction, however, does not result in an all-cash payment to Investors in liquidation of their investment. For example, Investors who become Noteholders will have exchanged their Units for unsecured debt obligations of the Company which may
not be retired in full until            , 2006, a date approximately seven years
after the Effective Date. On the other hand, Investors who exchange their Units for Shares will receive an equity interest in the Company whose marketability will depend upon the aftermarket that may develop with respect to the Shares.

    If the Transaction is approved, all Transaction Costs will be paid by the Partnerships and the Company. If the Transaction is rejected, the General Partners of each Partnership will bear a percentage of all Transaction Costs, excluding solicitation/communication costs, equal to the total number of abstentions and "NO" votes cast by Investors in that Partnership with respect to the Transaction, divided by the total number of abstentions and votes cast by Investors in that Partnership. In such event, the Partnerships will bear the remaining Transaction Costs. For a more detailed discussion of the Transaction Costs see "THE TRANSACTION--Transaction Expenses" in the Prospectus/Consent Solicitation Statement.

EXCHANGE VALUE TABLES


    The first table set forth below indicates the Exchange Value as it relates to the allocation of Shares to Cap Source I in connection with the Transaction. The second indicates the Exchange Value as it relates to the allocation of Shares to the Cap Source I General Partners in connection with the Transaction. The third table sets forth the Exchange Value assigned to Cap Source I, which is composed of (a) the principal amount of GNMA Certificates and the FHA Loans as set forth in the Partnership's audited financial statements for the period ended December 31, 1997, (b) the value of the Partnership's limited partnership interests in the Cap Source I Operating Partnerships based in part on the Appraisals, and (c) the market value of the Partnership's remaining net assets as set forth in the Partnership's audited financial statements for the period ended December 31, 1997. The owners of the Cap Source I General Partners will receive Shares in an amount equal to 1% of the Exchange Value assigned to Cap Source I upon consummation of the Transaction in exchange for transferring the assets of the General Partners to the Company pursuant to the Merger Agreement. See "--Determination of Exchange Values" herein, and the tables entitled "Calculation Of Exchange Values" and "Net Other Assets and Liabilities Table for Partnerships" in the Prospectus/Consent Solicitation Statement. The fourth table sets forth the specific components of net other assets and liabilities of Cap Source I.


                               EXCHANGE VALUE(1)
                    FOR ALLOCATION OF SHARES TO CAP SOURCE I
                            AS OF DECEMBER 31, 1997

                                                            PER $1,000 ORIGINAL
                                                                 INVESTMENT
                                                          ------------------------
TOTAL EXCHANGE  TOTAL NUMBER    PERCENT OF TOTAL SHARES    EXCHANGE     NUMBER OF
   VALUE(2)     OF SHARES(3)       (EXCHANGE RATIO)          VALUE      SHARES(4)
--------------  -------------  -------------------------  -----------  -----------
 $ 50,991,970      2,039,679                60.8%          $     748        29.92

------------------------

(1) This Exchange Value Table assumes that no Notes will be issued.

(2) See the table entitled "Calculation Of Exchange Values" in the Prospectus/Consent Solicitation Statement for a determination of the Exchange Values for each of the Partnerships.

(3) The total number of Shares to be allocated to Cap Source I was calculated by dividing the Total Exchange Value assigned to the Partnership by $25.

(4) The number of Shares to be issued per $1,000 original investment was calculated by dividing the Exchange Value per $1,000 original investment by $25. No fractional Shares will be issued. Each Investor who would otherwise be entitled to a fractional Share will instead receive a cash payment

                              Cap Source I Supp-7
    equal to $25 multiplied by the fraction. See "THE TRANSACTION--No Fractional Shares" in the Prospectus/Consent Solicitation Statement.

                               EXCHANGE VALUE(1)
           FOR ALLOCATION OF SHARES TO CAP SOURCE I GENERAL PARTNERS
                            AS OF DECEMBER 31, 1997

TOTAL EXCHANGE  TOTAL NUMBER     PERCENT OF TOTAL SHARES
   VALUE(2)     OF SHARES(3)        (EXCHANGE RATIO)
--------------  -------------  ---------------------------
 $    509,920        20,397                    .6%

------------------------

(1) This Exchange Value Table assumes that no Notes will be issued.

(2) See the table entitled "Calculation Of Exchange Values" in the Prospectus/Consent Solicitation Statement for a determination of the Exchange Values for each of the Partnerships.

(3) The total number of Shares to be allocated to the Cap Source I General Partners was calculated by dividing the Total Exchange Value assigned to the General Partners by $25.

                         CALCULATION OF EXCHANGE VALUE
                                OF CAP SOURCE I
                            AS OF DECEMBER 31, 1997

                            LIMITED
GNMA CERTIFICATES AND     PARTNERSHIP      NET OTHER ASSETS    EXCHANGE
  MORTGAGE LOANS(1)       INTERESTS(2)     AND LIABILITIES       VALUE
---------------------  ------------------  ----------------  -------------
    $  35,010,658         $  5,225,467      $   10,755,845   $  50,991,970

------------------------

(1) GNMA Certificates and FHA Loans are included at their outstanding principal balance as of December 31, 1997.

(2) Partnership Equity Interests are derived by using the arithmetic average of the value of the properties as determined by the Appraisals, subtracting the current principal balances of the mortgages then allocating the remaining proceeds, if any, according to the limited partnership agreements.

                     NET OTHER ASSETS AND LIABILITIES TABLE
                                FOR CAP SOURCE I
                            AS OF DECEMBER 31, 1997

               MISCELLANEOUS  NET OTHER ASSETS
                   GNMA             AND         DISTRIBUTIONS
   CASH(1)     CERTIFICATES(2)  LIABILITIES(3)    PAYABLE         TOTAL
-------------  -------------  ----------------  ------------  -------------
$  10,410,564   $ 1,088,526     $    117,342     $ (860,587)  $  10,755,845

------------------------

(1) Cash and cash equivalents.

(2) These assets are classified for reporting purposes as "available for sale" and, as such, are reported at fair value.

(3) Generally, interest receivable less accounts payable.

DETERMINATION OF EXCHANGE VALUES

    GENERAL. Exchange Values, which were determined as of December 31, 1997, have been assigned to each of the Partnerships solely to establish a consistent method for allocating Shares and Notes to Investors. The Exchange Values were initially determined by the General Partners and subsequently reviewed and approved by the Special Committee. The Exchange Values are based on (i) the principal amount of GNMA Certificates and the FHA Loans as set forth in the Partnerships' audited financial statements for the period ended December 31, 1997, (ii) the value of the Partnerships' limited partnership

                              Cap Source I Supp-8
interests in the Operating Partnerships, and (iii) the market value of the Partnerships' remaining net assets as set forth in the Partnerships' audited financial statements for the period ended December 31, 1997.

    The Exchange Value assigned to Cap Source I for purposes of the Transaction is $50,991,970. The aggregate Exchange Value assigned to both Partnerships is $83,872,160. Based on the assigned Exchange Values, Cap Source I will receive 2,039,679 Shares of Common Stock, or approximately 60.8% of the total 3,354,887 Shares of Common Stock issued in the Transaction, assuming that no Notes are issued. See "EXCHANGE VALUES" in the Prospectus/Consent Solicitation Statement. The Exchange Value of Cap Source I does not necessarily reflect the price at which the assets of the Partnership may be sold, or the price at which Shares or Notes may be sold after the Transaction.


    To determine the value of each Partnership's limited partner interest in an Operating Partnership, the General Partners started with the mean of the range of values provided by Valuation Research in its Appraisal of the Operating Partnership's Property. See "FAIRNESS OPINION AND APPRAISALS-- Appraisals" in the Prospectus/Consent Solicitation Statement. The liabilities of the Operating Partnership, including amounts required to pay off the insured mortgage on the Property and amounts owed to the general partner of the Operating Partnership, were then subtracted from the mean value. The net amount of other assets of the Operating Partnership was added. The net value after these adjustments was then apportioned among the general partner and limited partners of the Operating Partnership according to the Operating Partnership limited partnership agreement. In valuing the Operating Partnerships, the General Partners did not take into account amounts that may be payable by certain Cap Source I Operating Partnerships to affiliates of the Cap Source I General Partners that will be waived if the Transaction is completed. See "BENEFITS OF, AND BACKGROUND AND REASONS FOR, THE TRANSACTION--Reasons for, and Benefits of, the Transaction--WAIVER BY AFFILIATES OF THE CAP SOURCE I GENERAL PARTNERS OF AMOUNTS PAYABLE BY CERTAIN CAP SOURCE I OPERATING PARTNERSHIPS" in the Prospectus/Consent Solicitation Statement.


    VALUATION. The value of the Partnership Equity Interests is based in part upon the Appraisals by Valuation Research. In its appraisal of the Partnership Properties, Valuation Research considered the cost approach, the direct sales comparison approach and the income approach to market value, and relied upon the income approach as its primary appraisal technique, using the direct sales comparison approach as a basis for checking the reasonableness of the results obtained using the income approach. See "FAIRNESS OPINION AND APPRAISALS--Appraisals" in the Prospectus/Consent Solicitation Statement.

CERTAIN TAX DIFFERENCES BETWEEN THE OWNERSHIP OF UNITS AND SHARES


    Investors are treated as limited partners of the Partnerships for federal income tax purposes. The Partnerships are not subject to federal income taxation and, instead, each Investor is required to take into account his or her share of income, deductions or loss of the Partnership in which he or she invested, regardless of whether any cash is distributed. The character of income to each Investor is dependent upon its character to the Partnership. Upon consummation of the Transaction, the Investors will, in essence, receive Shares in exchange for their Units and thereby become shareholders of the Company which is characterized as a corporation for federal income tax purposes. See "FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus/Consent Solicitation Statement.


    In contrast to the tax treatment of the Partnerships, the Company is subject to corporate income taxation. In addition, Shareholders will be taxed based on the amount of distributions received from the Company. Each Shareholder will receive a Form 1099-DIV reporting the amount of taxable and nontaxable distributions paid to him or her during the preceding year. The extent to which such distributions are taxable depends upon the amount of the Company's earnings and profits. The character of distributions to the Shareholders is also not dependant on its character to the Company and is generally characterized as ordinary dividend income to the Shareholders. In addition, such income is classified as portfolio income

                              Cap Source I Supp-9
under the passive loss rules. Furthermore, deductions and losses are not passed through to the Shareholders. See "FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus/Consent Solicitation Statement.



    To the extent the Company issues Notes in connection with the Transaction, the Partnerships will be required to recognize gain. In the event the maximum amount of Notes are chosen, the resulting gain would be approximately $26,000,000 for both Partnerships. The maximum potential gain for Cap Source I is approximately $5.12 per Unit and the maximum potential gain for Cap Source II is approximately $2.20 per Unit. To the extent such gain is allocable to property which produces passive income, it may be used to offset suspended passive activity losses. For a discussion of the material federal tax consequences of the Transaction see "FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus/Consent Solicitation Statement.


FAIRNESS

    GENERAL. There are no material differences with respect to the fairness of the Transaction to the Partnerships, individually, or in the aggregate. Therefore, the discussion of the fairness of the Transaction set forth below is intended to summarize briefly the General Partners' belief as to fairness and the material factors on which such belief is based. In their analysis, the General Partners did not assign relative weights to these factors. For a more detailed discussion of the fairness of the Transaction, see the sections entitled "FAIRNESS" and "FAIRNESS OPINION AND APPRAISALS--Fairness Opinion" in the Prospectus/ Consent Solicitation Statement.

    GENERAL PARTNERS' BELIEF AS TO FAIRNESS. The General Partners, together with the Special Committee, believe the terms of the Transaction are fair as a whole, to the Partnerships and to the Investors in each of the Partnerships, regardless of whether an Investor receives Shares or Notes.

    BASIS FOR GENERAL PARTNERS' BELIEF AS TO FAIRNESS. The General Partners and the Special Committee have based their determination as to the fairness of the Transaction on the following material factors: (i) the process of arm's-length negotiation of the terms and conditions of the Transaction and Advisory Agreement, with the Special Committee acting on behalf of the Partnerships and Investors; (ii) the opportunity for each Investor to object to the Transaction and the requirement that the Transaction be approved by Investors holding a majority in interest of each of the Partnerships' outstanding Units; (iii) the form and amount of consideration offered to the Investors; (iv) the method of allocating the Shares and Notes between the Partnerships in the Transaction; (v) the Fairness Opinion rendered by Sutro & Co.; (vi) the independent Appraisals prepared by Valuation Research, which were used in part in the determination of the Exchange Values; (vii) the lack of material differences with respect to the assets of the Partnerships and the consistent valuation methodology applied to the assets; and (viii) the fact that all Investors, including Dissenting Investors, will be given the opportunity to elect to receive Notes, subject to certain limitations. For a complete discussion of these factors, see "FAIRNESS--Material Factors Underlying Belief as to Fairness" in the Prospectus/Consent Solicitation Statement.

    The General Partners and the Special Committee also considered the potential benefits of the Transaction compared to the alternatives in reaching their conclusion as to the fairness of the Transaction. Such potential benefits include, but are not limited to: (i) enhanced liquidity resulting from the anticipated listing of the Shares on the NYSE and the Company's larger equity market capitalization and growth strategy; (ii) the Company's potential for growth and enhanced access to capital; (iii) a capital and operating structure that will allow the Company to respond more efficiently to changing conditions in the U.S. equity markets, thereby potentially reducing the adverse effects of such changes; and (iv) simplified tax reporting requirements for Investors. See "BENEFITS OF, AND BACKGROUND AND REASONS FOR, THE TRANSACTION" in the Prospectus/Consent Solicitation Statement.

                              Cap Source I Supp-10

COMPENSATION, REIMBURSEMENTS AND DISTRIBUTIONS TO THE GENERAL PARTNERS

    The following information has been prepared to compare the amounts of compensation paid, and cash distributions made, by Cap Source I to its General Partners and their affiliates to the amounts that would have been paid if the compensation and distribution structure, which will be in effect after the Transaction, had been in effect during the years presented.

    Under Cap Source I's Partnership Agreement, the General Partners are entitled to receive fees in connection with managing the affairs of the Partnership. The Partnership Agreement also provides that the General Partners are to be reimbursed for expenses for services performed for the Partnership, such as legal, accounting, transfer agent, data processing and duplicating services. In addition, the General Partners of Cap Source I have a 1% interest in the Partnership.

    During the years ended December 31, 1995, 1996 and 1997, amounts actually paid by Cap Source I to its General Partners are shown below under "Historical" and Cap Source I's share of the estimated amounts of compensation that would have been paid to the Advisor had the Transaction been in effect for the years presented are shown under "Pro Forma":

                                                                                    YEAR ENDED DECEMBER 31,
                                                                               ----------------------------------
                                                                                  1995        1996        1997
                                                                               ----------  ----------  ----------
HISTORICAL:
1% share of Cash Distributions(1)............................................  $   34,424  $   34,424  $   34,424
Asset Management and Partnership.............................................           0           0           0
Administrative Fee(2)........................................................
Reimbursements(3)............................................................     138,857     193,822     240,759
                                                                               ----------  ----------  ----------
    Total historical.........................................................  $  173,281  $  228,246  $  275,183
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------

PRO FORMA:
Acquisition Fee(4)...........................................................  $        0  $        0  $        0
Asset Management Fee(5)......................................................     255,027     255,692     261,132
Incentive Fee(6).............................................................           0           0           0
                                                                               ----------  ----------  ----------
    Total Pro Forma..........................................................  $  255,027  $  255,692  $  261,132
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------

------------------------

(1) The Partnership Agreement provides that 1% of cash available for distribution will be allocated to the General Partners.

(2) The General Partners are entitled to receive an asset management and partnership administrative fee equal to 0.5% of invested assets per annum, payable only during such years that an 8% return has been paid to investors on a noncumulative basis. Any unpaid amounts will accrue and be payable only after a 13% annual return to investors has been paid on a cumulative basis and the investors have received the return of their capital contributions.

(3) The General Partners are paid or reimbursed for certain costs and expenses incurred in connection with the operation of the Partnership. The increase in historical reimbursements to the General Partners from 1995 to 1997 is primarily the result of an increase in salaries and related expenses. Starting in 1996, additional management time was incurred in exploring various options available to the Partnerships to improve total returns. The pro forma compensation to the Advisor does not reflect this increase because the Advisor's fees are based on asset values, not specific reimbursements. For a description of the fee structure of the Advisor, see "MANAGEMENT OF THE COMPANY--The Advisor--THE ADVISORY AGREEMENT" in the Prospectus/Consent Solicitation Statement.

(4) No acquisition fees would have been paid because no new assets were purchased or permitted to be purchased in the years 1995 to 1997.

                              Cap Source I Supp-11

(5) Calculated based on the Advisor fees described in more detail under "THE COMPANY--The Advisor" in the Prospectus/Consent Solicitation Statement.

(6) No incentive fee would have been paid because no new assets were owned which would have qualified for such a fee if sold.

    For purposes of comparing pro forma compensation levels to historical compensation levels of the General Partners, a pro forma model was developed of the compensation and distribution structure that the General Partners expect would have been in place had the Transaction been consummated.

    The pro forma model was applied to the years ended December 31, 1995, 1996 and 1997 as shown in the "Pro Forma" table above. Cap Source I's allocation of the total pro forma cash compensation to the General Partners is set forth below, using December 31, 1997 amounts for illustrative purposes. The allocation is based on the ratio that Cap Source I's assigned Exchange Value bears to the aggregate Exchange Value for both Partnerships:

                                                                           1997
                                                                       -------------
Cap Source I's assigned Exchange Value...............................  $  50,991,970
Aggregate Exchange Value of both Partnerships........................  $  83,872,160
Allocation Ratio.....................................................          60.8%
Aggregate pro forma compensation.....................................  $     433,014
Cap Source I's allocation of pro forma compensation..................  $     261,132

CASH DISTRIBUTIONS TO INVESTORS

    The information below should be read in conjunction with the information in the Prospectus/Consent Solicitation Statement under the captions "SECONDARY MARKET AND OWNERSHIP OF PARTNERSHIP UNITS" and "SELECTED FINANCIAL DATA OF THE PARTNERSHIPS."

    The following table sets forth the distributions paid to Investors in Cap Source I (per $1,000 original investment) for the periods indicated below:


                                                                                                  6 MONTHS ENDED
                                                         YEAR ENDED DECEMBER 31,                     JUNE 30,
                                          ------------------------------------------------------  ---------------
                                             1993       1994       1995       1996       1997          1998
                                          ----------  ---------  ---------  ---------  ---------  ---------------
Distributions from Income...............  $   47.935  $   50.50  $  50.500  $  47.230  $  45.214     $  22.032
Distributions from Return of Capital....      86.190     --         --          3.270      5.286         3.218
                                          ----------  ---------  ---------  ---------  ---------       -------
    Total...............................  $  134.125  $  50.500  $  50.500  $  50.500  $  50.500     $  25.250
                                          ----------  ---------  ---------  ---------  ---------       -------
                                          ----------  ---------  ---------  ---------  ---------       -------



    Cash from operations, defined in the Partnership Agreement as disbursable cash, is distributed to the Investors. Any variation in the amount of distributions from operations is due to fluctuations in net cash from operating activities. Reference is made to "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" in the Financial Statement Supplement to the Prospectus/Consent Solicitation Statement for a discussion and analysis of such fluctuations. Cash proceeds from the sale of property may be distributed separately to the Investors as a return of capital. The Adjusted Capital Contribution of an Investor is generally the Investor's initial capital contribution reduced by the cash distributions to the Investor of proceeds from the sale of Partnership properties. The Adjusted Capital Contribution per Unit for Investors in Cap Source I, as defined in its Partnership Agreement, was $18.35 as of June 30, 1998, based on an initial capital contribution of $20 per unit.


    See the information in the Prospectus/Consent Solicitation Statement under "SELECTED FINANCIAL DATA OF THE PARTNERSHIPS" for more detailed financial information with respect to the Partnerships and the effects of the Transaction.

                              Cap Source I Supp-12

                                    PART II

                 INFORMATION NOT REQUIRED IN PROSPECTUS/CONSENT
                             SOLICITATION STATEMENT

ITEM 20.  INDEMNIFICATION

    The General Corporation Law of the State of Delaware permits a Delaware corporation to indemnify its officers or directors under certain circumstances. Such statute provides that, in actions in which the corporation is not a party, a corporation may indemnify its officers or directors for losses incurred by them if the officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. In actions in which the corporation is a party, the statute provides the same standard but prohibits indemnification if the director or officer is adjudged liable to the corporation.

    The Company has implemented such indemnification provisions in its Certificate of Incorporation which provides that officers and directors shall be entitled to be indemnified by the corporation to the fullest extent permitted by law against expenses (including attorney's fees), judgments, fines and amounts paid in settlement incurred in connection with any action, suit or proceeding by reason of the fact that he is or was an officer or director of the Company.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) The following is a complete list of exhibits filed as part of the Registration Statement. For electronic filing purposes only, this registration statement contains Exhibit 27.1, the Financial Data Schedule. Exhibit numbers correspond to the numbers in the Exhibit Table of Item 601 of Regulation S-K.


EXHIBIT
 NO.                                  DESCRIPTION
------ --------------------------------------------------------------------------
  2.01 Form of Agreement and Plan of Merger to be entered into by and among the
         Partnerships, the General Partners and the Company, is incorporated herein by reference from Appendix A to the Prospectus/Consent
         Solicitation Statement.
  3.01 Amended and Restated Certificate of Incorporation of the Company.(1)
  3.02 Bylaws of the Company.(3)
  3.03 Form of Second Amended and Restated Certificate of Incorporation of the
         Company.(1)
  3.04 Limited Partnership Agreement and Amended Certificate of Limited
         Partnership of Capital Source L.P.(1)
  3.05 Limited Partnership Agreement and Amended Certificate of Limited
         Partnership of Capital Source II L.P.-A.(1)
  3.06 Amended Certificate of Limited Partnership of Capital Source L.P.(3)
  3.07 Amended Certificate of Limited Partnership of Capital Source II L.P.-A(3)
  3.08 Amendment to Limited Partnership Agreement of Capital Source L.P.(2)
  3.09 Amendment to Limited Partnership Agreement of Capital Source II L.P.-A(2)
  4.01 The Amended and Restated Certificate of Incorporation and Bylaws of the
         Company included as Exhibits 3.01 and 3.02 are incorporated herein by reference.
  4.02 Form of Indenture between the Company and the trustee relating to the
         Notes being registered pursuant to this Registration Statement, including the form of Variable Rate Junior Notes Callable On or After the Date of Issuance and the form of Promissory Notes.(1)
  4.03 Form of Common Stock Certificate of the Company.(1)


------------------------

(1)  Previously filed.

(2)  To be filed by amendment.


(3)  Filed herewith.

EXHIBIT
 NO.                                  DESCRIPTION
------ --------------------------------------------------------------------------
  4.04 Form of Variable Rate Junior Notes Callable On or After the Date of
         Issuance and Promissory Notes of the Company are included in Exhibit
         4.02.
  5.01 Opinion of Kutak Rock as to the legality of the Shares and the validity of the Notes.(3)
  8.01 Opinion of Kutak Rock as to certain tax matters.(3)
 10.01 Advisory Agreement between the Company and America First Real Estate
         Advisors LLC.(1)
 10.02 Agreement between Continental American Properties, the Partnerships and
         the Company.(3)
 12.01 Ratio of Earnings to Fixed Charges.(3)
 23.01 Consent of Independent Accountants.(3)
 23.02 Consent of Kutak Rock (included in Exhibits 5.01 and 8.01).
 23.03 Consent of Sutro & Co., Inc., to being named in the Registration Statement and to the inclusion in the Prospectus/Consent Solicitation Statement of
         its Fairness Opinion.(3)
 23.04 Consent of Valuation Research Corporation to being named in the
         Registration Statement.(1)
 23.05 Consent of Elizabeth L. Jarvis to being named in the Registration
         Statement as a director nominee of America First Real Estate Investment
         Company, Inc.(3)
 23.06 Consent of John P. Miller to being named in the Registration Statement as a director nominee of America First Real Estate Investment Company,
         Inc.(3)
 23.07 Consent of Steven W. Seline to being named in the Registration Statement as a director nominee of America First Real Estate Investment Company,
         Inc.(3)
 23.08 Consent of Robert E. Van Metre to being named in the Registration
         Statement as a director nominee of America First Real Estate Investment
         Company, Inc.(3)
 24.01 The Power of Attorney, included on Page II-5 of the Registration Statement filed on May 7, 1998, is incorporated herein by reference.
 25.01 Statement of Eligibility of Trustee.(3)
 27.01 Financial Data Schedule of the Company.(1)
 99.01 The Fairness Opinion and Bringdown Fairness Opinion of Sutro & Co., Inc.,
         are incorporated herein by reference from Appendix B and Appendix C to the Prospectus/ Consent Solicitation Statement.
 99.02 Market Value Report of Valuation Research Corporation.(1)
 99.03 Form of Consent Card for Capital Source I and Capital Source II.(3)
 99.04 Board Presentation Outline of Sutro & Co., Inc. dated March 5, 1998.(3)


------------------------

(1) Previously filed.

(2) To be filed by amendment.


(3) Filed herewith.



    (b) Not Applicable.



    (c) The Fairness Opinion and Bringdown Fairness Opinion of Sutro & Co., Incorporated is included as Appendix B and Appendix C to the Prospectus/Consent Solicitation Statement. The Market Value Report of Valuation Research Corporation is included as Exhibit 99.02 to this Registration Statement. The Board Presentation Outline of Sutro & Co., Inc. is included as Exhibit 99.04 to this Registration Statement.


ITEM 22.  UNDERTAKINGS

    A. The Company hereby undertakes the following:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

           (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    B. (1) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

    (2) The undersigned Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

    D. The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus/Consent Solicitation Statement pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

    E. The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Pre-Effective Amendment No. 2 to the Form S-4 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on November 2, 1998.


                                AMERICA FIRST REAL ESTATE INVESTMENT
                                COMPANY, INC.

                                By:              /s/ PAUL L. ABBOTT
                                     -----------------------------------------
                                                  Paul L. Abbott,
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


             NAME                         TITLE                    DATE
------------------------------  --------------------------  -------------------

      /s/ PAUL L. ABBOTT
------------------------------  Director, President and      November 2, 1998
        Paul L. Abbott            Chief Executive Officer

             ***
------------------------------  Director and Chairman of     November 2, 1998
      Michael B. Yanney           the Board

             ***
------------------------------  Director and Secretary       November 2, 1998
       George H. Krauss

             ***                Chief Financial Officer,
------------------------------    Treasurer and Principal    November 2, 1998
        Gary Thompson             Accounting Officer
------------------------

***By
      /s/ PAUL L. ABBOTT
------------------------------
       Paul L. Abbott,
     as attorney-in-fact

    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 3, 1998


                                                      REGISTRATION NO. 333-52117
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    EXHIBITS

                                       TO

                                 PRE-EFFECTIVE


                                AMENDMENT NO. 2


                                       TO

                                    FORM S-4

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                               ------------------

               AMERICA FIRST REAL ESTATE INVESTMENT COMPANY, INC.

             (Exact name of registrant as specified in its charter)

                         SUITE 400, 1004 FARNAM STREET

                             OMAHA, NEBRASKA 68102

                                 (402) 444-1130

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 EXHIBIT INDEX


                                                                                                        SEQUENTIALLY
EXHIBIT NO.                                         DESCRIPTION                                         NUMBERED PAGE
-------------  -------------------------------------------------------------------------------------  -----------------
       2.01    Form of Agreement and Plan of Merger to be entered into by and among the
                 Partnerships, the General Partners and the Company, is incorporated herein by reference from Appendix A to the Prospectus/Consent Solicitation Statement.

       3.01    Amended and Restated Certificate of Incorporation of the Company.(1)

       3.02    Bylaws of the Company.(3)

       3.03    Form of Second Amended and Restated Certificate of Incorporation of the Company.(1)

       3.04    Limited Partnership Agreement and Amended Certificate of Limited Partnership of
                 Capital Source L.P.(1)

       3.05    Limited Partnership Agreement and Amended Certificate of Limited Partnership of
                 Capital Source II L.P.-A.(1)

       3.06    Amended Certificate of Limited Partnership of Capital Source L.P.(3)

       3.07    Amended Certificate of Limited Partnership of Capital Source II L.P.-A(3)

       3.08    Amendment to Limited Partnership Agreement of Capital Source L.P.(2)

       3.09    Amendment to Limited Partnership Agreement of Capital
                 Source II L.P.-A(2)

       4.01    The Amended and Restated Certificate of Incorporation and Bylaws of the Company
                 included as Exhibits 3.01 and 3.02 are incorporated herein by reference.

       4.02    Form of Indenture between the Company and the trustee relating to the Notes being registered pursuant to this Registration Statement, including the form of Variable
                 Rate Junior Notes Callable On or After the Date of Issuance and the form of
                 Promissory Notes.(1)

       4.03    Form of Common Stock Certificate of the Company.(1)

       4.04    Form of Variable Rate Junior Notes Callable On or After the Date of Issuance and
                 Promissory Notes of the Company are included in Exhibit 4.02.

       5.01    Opinion of Kutak Rock as to the legality of the Shares and the validity of the
                 Notes.(3)

       8.01    Opinion of Kutak Rock as to certain tax matters.(3)

      10.01    Advisory Agreement between the Company and America First Real Estate Advisors LLC.(1)

      10.02    Agreement between Continental American Properties, Ltd. and the Company and the
                 Partnerships.(3)

      12.01    Ratio of Earnings to Fixed Charges.(3)

      23.01    Consents of Independent Accountants.(3)

      23.02    Consent of Kutak Rock (included in Exhibits 5.01 and 8.01).

      23.03    Consent of Sutro & Co., Inc., to being named in the Registration Statement and to the inclusion in the Prospectus/Consent Solicitation Statement of its Fairness
                 Opinion.(3)

      23.04    Consent of Valuation Research Corporation to being named in the Registration
                 Statement.(1)

                                                                                                        SEQUENTIALLY
EXHIBIT NO.                                         DESCRIPTION                                         NUMBERED PAGE
-------------  -------------------------------------------------------------------------------------  -----------------
      23.05    Consent of Elizabeth L. Jarvis to being named in the Registration Statement as a director nominee of America First Real Estate Investment Company, Inc.(3)

      23.06    Consent of John P. Miller to being named in the Registration Statement as a director nominee of America First Real Estate Investment Company, Inc.(3)

      23.07    Consent of Steven W. Seline to being named in the Registration Statement as a director nominee of America First Real Estate Investment Company, Inc.(3)

      23.08    Consent of Robert E. Van Metre to being named in the Registration Statement as a director nominee of America First Real Estate Investment Company, Inc.(3)

      24.01    Power of Attorney, included on Page II-5 of the Registration Statement filed on May
                 7, 1998, is incorporated herein by reference.

      25.01    Statement of Eligibility of Trustee.(3)

      27.01    Financial Data Schedule for the Company.(1)

      99.01    The Fairness Opinion and Bringdown Fairness Opinion of Sutro & Co., Inc., are
                 incorporated herein by reference from Appendix B and Appendix C to the
                 Prospectus/Consent Solicitation Statement.

      99.02    Market Value Report of Valuation Research Corporation.(1)

      99.03    Form of Consent Card for Capital Source I and Capital Source II.(3)

      99.04    Board Presentation Outline of Sutro & Co., Inc., dated March 5, 1998.(3)


------------------------

(1) Previously filed.

(2) To be filed by amendment.

(3) Filed herewith.